                                                                     EXHIBIT 4.1

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                                       and

                           MIDLAND LOAN SERVICES, INC.
                              Master Servicer No. 1

                                       and

                      WELLS FARGO BANK NATIONAL ASSOCIATION

                              Master Servicer No. 2

                                       and

                           MIDLAND LOAN SERVICES, INC.
                                Special Servicer

                                       and

                         U.S. BANK NATIONAL ASSOCIATION
                                    Trustee

                                       and

                        LASALLE BANK NATIONAL ASSOCIATION
                     Certificate Administrator and Custodian

                         POOLING AND SERVICING AGREEMENT

                             Dated as of May 1, 2006

                            -------------------------

                          $2,489,838,694 (approximate)

                      Merrill Lynch Mortgage Trust 2006-C1
                  Commercial Mortgage Pass-Through Certificates

                                 Series 2006-C1

                                TABLE OF CONTENTS

                                                                            Page

                                   ARTICLE I

DEFINITIONS....................................................................4

      SECTION 1.01.  Defined Terms.............................................4
      SECTION 1.02.  Certain Adjustments to the Principal Distributions
                      on the Certificates.....................................85

                                   ARTICLE II

CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
 ORIGINAL ISSUANCE OF CERTIFICATES............................................89

      SECTION 2.01.  Conveyance of Trust Mortgage Loans.......................89
      SECTION 2.02.  Acceptance of the Trust Fund by Trustee; Receipt of
                      the Mortgage Files by the Custodian.....................92
      SECTION 2.03.  Mortgage Loan Seller's Repurchase or Substitution of
                      Trust Mortgage Loans for Document Defects and Breaches

      SECTION 2.06.  Execution, Authentication and Delivery of Class R-I
                      Certificates; Issuance of REMIC I Regular Interests.....99
      SECTION 2.07.  Conveyance of REMIC I Regular Interests; Acceptance
                      of REMIC II by Trustee..................................99
      SECTION 2.08.  Execution, Authentication and Delivery of REMIC II
                      Certificates............................................99
      SECTION 2.09.  Execution, Authentication and Delivery of
                      Class Z Certificates...................................100

                                  ARTICLE III

      SECTION 3.03.  Collection of Taxes, Assessments and Similar Items;
                      Servicing Accounts; Reserve Accounts...................106
      SECTION 3.04.  Collection Account, Interest Reserve Account,
                      Additional Interest Account, Distribution Account,
                      Gain-on-Sale Reserve Account and Loan Combination
                      Custodial Accounts.....................................112
      SECTION 3.05.  Permitted Withdrawals From the Collection Accounts,
                      the Interest Reserve Account, the Additional
                      Interest Account, the Distribution Account and the
                      Loan Combination Custodial Accounts....................119
      SECTION 3.06.  Investment of Funds in the Servicing Accounts,
                      the Reserve Accounts, the Collection Accounts,
                      the Distribution Account, the Loan Combination
                      Custodial Accounts, the Additional Interest Account,
                      the Gain-on-Sale Reserve Account and the REO Accounts..129

      SECTION 3.07.  Maintenance of Insurance Policies; Errors and
                      Omissions and Fidelity Coverage........................131
      SECTION 3.08.  Enforcement of Alienation Clauses.......................136
      SECTION 3.09.  Realization Upon Defaulted Mortgage Loans;
                      Required Appraisals....................................139
      SECTION 3.10.  Trustee and Custodian to Cooperate; Release of
                      Mortgage Files.........................................143
      SECTION 3.11.  Servicing Compensation..................................145
      SECTION 3.12.  Property Inspections; Collection of Financial
                      Statements; Delivery of Certain Reports................150
      SECTION 3.13.  Annual Statement as to Compliance.......................155
      SECTION 3.14.  Reports on Assessment of Compliance with Servicing
                      Criteria; Registered Public Accounting Firm

      SECTION 3.18.  Resolution of Defaulted Mortgage Loans and

      SECTION 3.21.  Transfer of Servicing Between the Master Servicers
                      and the Special Servicer; Record Keeping...............181
      SECTION 3.22.  Sub-Servicing Agreements................................184
      SECTION 3.23.  Representations and Warranties of Master Servicers

      SECTION 3.27.  Controlling Class Representative Contact
                      with Servicer..........................................193
      SECTION 3.28.  Certain Matters Regarding the Loan Combinations.........193

                                   ARTICLE IV

      SECTION 4.03.  P&I Advances; Reimbursement of P&I Advances and
                      Servicing Advances.....................................213
      SECTION 4.04.  Allocation of Realized Losses and Additional
                      Trust Fund Expenses....................................217
      SECTION 4.05.  Calculations............................................218

                                   ARTICLE V

                                   ARTICLE VI

THE DEPOSITOR, THE MASTER SERVICER, THE SPECIAL SERVICER AND THE
 CONTROLLING CLASS REPRESENTATIVE............................................231

      SECTION 6.01.  Liability of Depositor, Master Servicers and
                      Special Servicer.......................................231
      SECTION 6.02.  Merger, Consolidation or Conversion of Depositor or
                      Master Servicers or Special Servicer...................231
      SECTION 6.03.  Limitation on Liability of the Depositor, the Master
                      Servicers, the Special Servicer and Others.............231
      SECTION 6.04.  Resignation of Master Servicers and the
                      Special Servicer.......................................235
      SECTION 6.05.  Rights of Depositor and Trustee in Respect of
                      Master Servicers and the Special Servicer..............236
      SECTION 6.06.  Depositor, Master Servicers and Special Servicer to
                      Cooperate with Trustee and Certificate Administrator...237
      SECTION 6.07.  Depositor, Special Servicer, Certificate Administrator
                      and Trustee to Cooperate with Master Servicer..........237
      SECTION 6.08.  Depositor, Master Servicers, Certificate Administrator
                      and Trustee to Cooperate with Special Servicer.........237
      SECTION 6.09.  Designation of Special Servicer by the
                      Controlling Class......................................237
      SECTION 6.10.  Either Master Servicer or Special Servicer as

                                  ARTICLE VII

                                  ARTICLE VIII

CONCERNING THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE CUSTODIAN
 AND THE FISCAL AGENT........................................................253

      SECTION 8.01.  Duties of Trustee, Certificate Administrator
                      and Custodian..........................................253
      SECTION 8.02.  Certain Matters Affecting Trustee, Certificate
                      Administrator and Custodian............................254
      SECTION 8.03.  Trustee, Certificate Administrator, Custodian and
                      Fiscal Agent Not Liable for Validity or Sufficiency of
                      Certificates or Mortgage Loans.........................256
      SECTION 8.04.  Trustee, Certificate Administrator, Custodian and
                      Fiscal Agent May Own Certificates......................257
      SECTION 8.05.  Fees and Expenses of Trustee, Certificate
                      Administrator and Custodian; Indemnification of and
                      by the Trustee, Certificate Administrator and
                      Custodian..............................................257

      SECTION 8.06.  Eligibility Requirements for Trustee, Certificate
                      Administrator and Custodian............................258
      SECTION 8.07.  Resignation and Removal of Trustee, Certificate
                      Administrator and Custodian............................259
      SECTION 8.08.  Successor Trustee, Certificate Administrator
                      and Custodian..........................................260
      SECTION 8.09.  Merger or Consolidation of Trustee, Certificate

      SECTION 8.15.  Representations, Warranties and Covenants of the
                      Trustee, the Certificate Administrator and

                                   ARTICLE IX

TERMINATION..................................................................275

      SECTION 9.01.  Termination Upon Repurchase or Liquidation of All

                                    ARTICLE X

                                   ARTICLE XI

                             SCHEDULES AND EXHIBITS

Schedule No.   Schedule Description
------------   --------------------

 Schedule I    Mortgage Loan Schedule
Schedule II    List of Mortgage Loans with Secured Creditor Environmental
                Insurance Policies
Schedule III   [RESERVED]
Schedule IV    Class A-SB Planned Principal Balances
 Schedule V    Sub-Servicers as to Which Sub-Servicing Agreements Are In
                Effect on the Closing Date
Schedule VI    List of Mortgage Loans Requiring Operations and Maintenance Plans
Schedule VII   List of Merrill Trust Mortgage Loans With Late Payment Charges
                Due Prior to Expiration of Their Payment Date Grace Periods

Exhibit No.    Exhibit Description
-----------    -------------------

    A-1        Form of Class A-1, A-2, A-3, A-3B, A-4, A-SB and A-1A
                Certificates
    A-2        [RESERVED]
    A-3        Form of Class X Certificate
    A-4        Form of Class AM, AJ, B, C and D Certificates
    A-5        Form of Class E, F, G and H Certificates
    A-6        Form of Class J, K, L, M, N, P and Q Certificates
    A-7        Form of Class R-I and R-II Certificates
    A-8        Form of Class Z Certificate
     B         Form of Distribution Date Statement
     C         Form of Custodial Certification
    D-1        Form of Master Servicer Request for Release
    D-2        Form of Special Servicer Request for Release
    E-1        Form of Transferor Certificate for Transfers of Definitive
                Non-Registered Certificates (Pursuant to Section 5.02(b))
    E-2A       Form I of Transferee Certificate for Transfers of Definitive
                Non-Registered Certificates (Pursuant to Section 5.02(b))
    E-2B       Form II of Transferee Certificate for Transfers of Definitive
                Non-Registered Certificates (Pursuant to Section 5.02(b))
    E-2C       Form of Transferee Certificate for Transfers of Interests in
                Rule 144A Global Certificates (Pursuant to Section 5.02(b))
    E-2D       Form of Transferee Certificate for Transfers of Interests in
                Regulation S Global Certificates (Pursuant to Section 5.02(b))
    F-1        Form I of Transferee Certificate Regarding ERISA Matters
                (Definitive Non-Registered Certificates) (Pursuant to
                Section 5.02(c))
    F-2        Form II of Transferee Certificate Regarding ERISA Matters
                (Book-Entry Non-Registered Certificates) (Pursuant to
                Section 5.02(c))
    G-1        Form of Transfer Affidavit and Agreement Regarding Residual
                Certificates (Pursuant to Section 5.02(d)(i)(4))
    G-2        Form of Transferor Certificate for Transfers of Residual
                Certificates (Pursuant to Section 5.02(d)(i)(4))

    H-1        Form of Notice and Acknowledgment (Regarding Proposed Special
                Servicer)
    H-2        Form of Acknowledgment of Proposed Special Servicer
    I-1        Form of Information Request from Certificateholder or
                Certificate Owner
    I-2        Form of Information Request from Prospective Investor
     J         Form of Exchange Act Reportable Event Notification
     K         Form of S&P Defeasance Certification
     L         Relevant Servicing Criteria
    M-1        Form of Purchase Option Notice
    M-2        Form of Purchase Option Assignment by the Special Servicer
    M-3        Form of Purchase Option Assignment by Plurality Subordinate
                Certificateholder or Controlling Class Representative
     N         [RESERVED]
     O         Form of Sarbanes-Oxley Certification by the Depositor
    P-1        Form of Certification to be Provided by the Master Servicers to
                the Depositor
    P-2        Form of Certification to be Provided by the Certificate
                Administrator to the Depositor
    P-3        Form of Certification to be Provided by the Special Servicer to
                the Depositor

                         POOLING AND SERVICING AGREEMENT

            This Pooling and Servicing Agreement is dated and effective as of
May 1, 2006, among MERRILL LYNCH MORTGAGE INVESTORS, INC., as Depositor, MIDLAND
LOAN SERVICES, INC., as Master Servicer No. 1, WELLS FARGO BANK NATIONAL
ASSOCIATION as Master Servicer No. 2, MIDLAND LOAN SERVICES, INC., as Special
Servicer, U.S. BANK NATIONAL ASSOCIATION, as Trustee and LASALLE BANK NATIONAL
ASSOCIATION, as Certificate Administrator and Custodian.

                             PRELIMINARY STATEMENT:

            The Depositor intends to sell mortgage pass-through certificates, to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in a trust fund to be created hereunder, the primary assets of which will be the Trust Mortgage Loans.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the Trust Mortgage Loans (exclusive of the
Excess Servicing Strip and that portion of the interest payments on the Trust
Mortgage Loans that constitutes Additional Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I". The Class R-I
Certificates will evidence the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each REMIC I Regular Interest will be designated as a separate "regular interest" in REMIC I for purposes of the REMIC Provisions under federal income tax law. None of the REMIC I Regular Interests will be certificated.

            As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of all of the REMIC I Regular Interests as a REMIC for
federal income tax purposes, and such segregated pool of assets will be designated as "REMIC II". The Class R-II Certificates will evidence the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. For federal income tax purposes, each Class of the
Regular Certificates (or, in the case of the Class X Certificates, each Class X
Component thereof) will be designated as a separate "regular interest" in REMIC
II for purposes of the REMIC Provisions under federal income tax law.

            The following table sets forth: (i) the class designation of each
Class of Sequential Pay Certificates; (ii) the Original Class Principal Balance
for each Class of Sequential Pay Certificates; (iii) the corresponding REMIC I
Regular Interest (the "Corresponding REMIC I Regular Interest") for each Class of Sequential Pay Certificates; and (iv) the initial REMIC I Principal Balance of each such Corresponding REMIC I Regular Interest.

--------------------------------------------------------------------------------
                                         Corresponding
     Class         Original Class           REMIC I           Initial REMIC I
  Designation     Principal Balance     Regular Interest     Principal Balance
--------------------------------------------------------------------------------
Class A-1         $91,545,000           LA-1                 $91,545,000
--------------------------------------------------------------------------------
Class A-2         $380,444,000          LA-2                 $380,444,000
--------------------------------------------------------------------------------
Class A-3         $134,000,000          LA-3                 $134,000,000
--------------------------------------------------------------------------------
Class A-3B        $25,000,000           LA-3B                $25,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                         Corresponding
     Class         Original Class           REMIC I           Initial REMIC I
  Designation     Principal Balance     Regular Interest     Principal Balance
--------------------------------------------------------------------------------
Class A-SB        $113,900,000          LA-SB                $113,900,000
--------------------------------------------------------------------------------
Class A-4         $753,353,000          LA-4                 $753,353,000
--------------------------------------------------------------------------------
Class A-1A        $244,645,000          LA-1A                $244,645,000
--------------------------------------------------------------------------------
Class AM          $248,983,000          LAM                  $248,983,000
--------------------------------------------------------------------------------
Class AJ          $217,861,000          LAJ                  $217,861,000
--------------------------------------------------------------------------------
Class B           $56,022,000           LB                   $56,022,000
--------------------------------------------------------------------------------
Class C           $28,010,000           LC                   $28,010,000
--------------------------------------------------------------------------------
Class D           $31,123,000           LD                   $31,123,000
--------------------------------------------------------------------------------
Class E           $18,674,000           LE                   $18,674,000
--------------------------------------------------------------------------------
Class F           $28,011,000           LF                   $28,011,000
--------------------------------------------------------------------------------
Class G           $21,786,000           LG                   $21,786,000
--------------------------------------------------------------------------------
Class H           $24,898,000           LH                   $24,898,000
--------------------------------------------------------------------------------
Class J           $6,225,000            LJ                   $6,225,000
--------------------------------------------------------------------------------
Class K           $9,337,000            LK                   $9,337,000
--------------------------------------------------------------------------------
Class L           $6,224,000            LL                   $6,224,000
--------------------------------------------------------------------------------
Class M           $6,225,000            LM                   $6,225,000
--------------------------------------------------------------------------------
Class N           $6,225,000            LN                   $6,225,000
--------------------------------------------------------------------------------
Class P           $6,224,000            LP                   $6,224,000
--------------------------------------------------------------------------------
Class Q           $31,123,694           LQ                   $31,123,694
--------------------------------------------------------------------------------

            There exist five (5) A-Note Trust Mortgage Loans, each of which is part of a group of loans comprised of that A-Note Trust Mortgage Loan and another mortgage loan, namely the related B-Note Non-Trust Loan, that are both secured by the same Mortgage encumbering the related Mortgaged Property. Each
A-Note Trust Mortgage Loan and the related B-Note Non-Trust Loan collectively constitute a Loan Combination. The relative rights of the holder of an A-Note
Trust Mortgage Loan and the holder of the related B-Note Non-Trust Loan are set forth in the related Loan Combination Intercreditor Agreement. As and to the
extent provided in the related Loan Combination Intercreditor Agreement, each
B-Note Non-Trust Loan is subordinate in right of payment and in other respects to the related A-Note Trust Mortgage Loan.

            As and to the extent provided herein, the Non-Trust Loans, although not part of the Trust Fund, will be serviced and administered in accordance with this Agreement by the applicable Master Servicer and by the Special Servicer.

                                       -2-

            The portion of the Trust Fund consisting of (i) the Additional
Interest and the Additional Interest Account and (ii) amounts held from time to time in the Collection Accounts and/or the Additional Interest Account that represent Additional Interest shall be treated as a grantor trust for federal income tax purposes, and such grantor trust will be designated as "Grantor Trust
Z". In addition, the portions of the Trust Fund consisting of (i) the Excess
Servicing Strip and (ii) amounts held from time to time in the Collection
Accounts that represent the Excess Servicing Strip shall be treated as a grantor trust for federal income tax purposes, and such grantor trust will be designated as "Grantor Trust E". As provided herein, the Trustee shall take all actions reasonably necessary to ensure that each of the respective portions of the Trust
Fund consisting of Grantor Trust Z and Grantor Trust E maintains its status as a
"grantor trust" under federal income tax law and is not treated as part of REMIC
I or REMIC II.

            In consideration of the mutual agreements herein contained, the
Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Certificate Administrator and the Custodian agree as follows:

                                       -3-

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01.     Defined Terms.

            Whenever used in this Agreement, including in the Preliminary
Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            "30/360 Basis": The accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

            "633 17th Street B-Note Non-Trust Loan": The Mortgage Loan, other than the 633 17th Street Trust Mortgage Loan, that is secured by the same
Mortgage encumbering the 633 17th Street Mortgaged Property as the 633 17th
Street Trust Mortgage Loan, and that is subordinate, to the extent set forth in the related Loan Combination Intercreditor Agreement, in right of payment and in other respects to the 633 17th Street Trust Mortgage Loan.

            "633 17th Street B-Note Non-Trust Loan Holder": The holder of the
633 17th Street B-Note Non-Trust Loan.

            "633 17th Street Trust Mortgage Loan": The LaSalle Trust Mortgage
Loan that is secured by the 633 17th Street Mortgaged Property and included in the Trust Fund.

            "633 17th Street Controlling Party": The "Controlling Holder" within the meaning of the 633 17th Street Intercreditor Agreement, which prior to the occurrence of a 633 17th Street Control Appraisal Event (and for so long as it is continuing) with respect to the 633 17th Street B-Note Non-Trust Loan, shall be, as of any date of determination, the holder of the 633 17th Street B-Note
Non-Trust Loan, and, following the occurrence of a 633 17th Street Control
Appraisal Event (and for so long as it is continuing) with respect to the 633
17th Street B-Note Non-Trust Loan, shall be the Controlling Class
Representative.

            "633 17th Street Control Appraisal Event": The existence of a
"Threshold Event" within the meaning of the 633 17th Street Intercreditor
Agreement.

            "633 17th Street Intercreditor Agreement": The Intercreditor and
Servicing Agreement, dated May 23, 2006, between the Trust as holder of the 633
17th Street Trust Mortgage Loan and the holders of the 633 17th Street Non-Trust
Loan.

            "633 17th Street Loan Combination": Collectively, the 633 17th
Street Trust Mortgage Loan and the 633 17th Street B-Note Non-Trust Loan. The
term "633 17th Street Loan Combination" shall include any successor REO Loans with respect to the 633 17th Street Trust Mortgage Loan and the 633 17th Street
B-Note Non-Trust Loan.

            "633 17th Street Mortgaged Property": The Mortgaged Property
identified on the Mortgage Loan Schedule as 633 17th Street.

                                       -4-

            "633 17th Street REO Property": With respect to the 633 17th Street
Loan Combination, the related Loan Combination REO Property.

            "633 17th Street Specially Designated Servicing Actions": Proposed
actions of the Special Servicer in respect of which the consent of the 633 17th
Street Controlling Party is required, as set forth in Section 4 of the 633 17th
Street Intercreditor Agreement.

            "A-Note Trust Mortgage Loan": Each of the Trust Mortgage Loans as to
which the related Mortgage, which encumbers the related Mortgaged Property, also secures a B-Note Non-Trust Loan, which B-Note Non-Trust Loan will not be included in the Trust Fund. The North Point Mall A-Note Trust Mortgage Loan, the
Mall of Louisiana A-Note Trust Mortgage Loan, the 633 17th Street A-Note Trust
Mortgage Loan, the Mainsail Village A-Note Trust Mortgage Loan and the Capitol
Hill Project A-Note Trust Mortgage Loan are the only A-Note Trust Mortgage
Loans.

            "Acceptable Insurance Default": With respect to any Mortgage Loan, any default under the related Mortgage Loan documents resulting from: (i) the exclusion of acts of terrorism from coverage under the related "all risk"
casualty insurance policy maintained on the related Mortgaged Property and (ii)
the related Mortgagor's failure to obtain insurance that specifically covers acts of terrorism, but, in each case, only if the Special Servicer has determined, in its reasonable judgment (exercised in accordance with the
Servicing Standard), that (a) such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. Subject to the
Servicing Standard, in making any of the determinations required in subclause
(a) or (b) of this definition, the Special Servicer shall be entitled to rely on the opinion of an insurance consultant.

            "Accountant's Consent" As defined in Section 3.14.

            "Accrued Certificate Interest": With respect to any Class of
Sequential Pay Certificates, for any Distribution Date, one month's interest at the Pass-Through Rate applicable to such Class of Certificates for such
Distribution Date, accrued on the related Class Principal Balance outstanding immediately prior to such Distribution Date; and with respect to the Class X
Certificates for any Distribution Date, the aggregate of all Accrued Component
Interest with respect to the Class X Components for such Distribution Date.
Accrued Certificate Interest shall be calculated on a 30/360 Basis and, with respect to any Class of Regular Certificates for any Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such
Distribution Date occurs.

            "Accrued Component Interest": With respect to any Class X Component, for any Distribution Date, one month's interest at the Class X Strip Rate with respect to such Class X Component for such Distribution Date, accrued on the
Component Notional Amount of such Class X Component outstanding immediately prior to such Distribution Date. Accrued Component Interest shall be calculated on a 30/360 Basis and, with respect to any Class X Component, for any
Distribution Date, shall be deemed to accrue during the calendar month preceding the month in which such Distribution Date occurs.

            "Actual/360 Basis": The accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

                                       -5-

            "Actual/360 Mortgage Loan": Each Mortgage Loan that accrues interest on an Actual/360 Basis.

            "Additional Exclusions": Exclusions in addition to those in the insurance policies for the Mortgaged Properties on September 11, 2001.

            "Additional Interest": With respect to any ARD Loan after its
Anticipated Repayment Date, all interest accrued on the principal balance of such ARD Loan at the Additional Interest Rate (the payment of which interest shall, under the terms of such Mortgage Loan, be deferred until the entire outstanding principal balance of such ARD Loan has been paid), together with all interest, if any, accrued at the related Mortgage Rate plus the related
Additional Interest Rate on such deferred interest. For purposes of this
Agreement, Additional Interest on an ARD Loan or any successor REO Loan with respect thereto shall be deemed not to constitute principal or any portion thereof and shall not be added to the unpaid principal balance or Stated
Principal Balance of such ARD Loan or successor REO Loan, notwithstanding that the terms of the related Mortgage Loan documents so permit. To the extent that any Additional Interest is not paid on a current basis, it shall be deemed to be deferred interest.

            "Additional Interest Account": The segregated account or accounts
(which may be a sub-account of the Distribution Account) created and maintained by the Certificate Administrator pursuant to Section 3.04(d), which shall be entitled "LaSalle Bank National Association as Certificate Administrator, for
U.S. Bank National Association, as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
Certificates, Series 2006-C1, Additional Interest Account". The Additional
Interest Account shall not be an asset of either REMIC I or REMIC II.

            "Additional Interest Rate": With respect to any ARD Loan after its
Anticipated Repayment Date, the incremental increase in the per annum rate at which such Mortgage Loan accrues interest after the Anticipated Repayment Date
(in the absence of defaults) as calculated and as set forth in the related
Mortgage Loan documents.

            "Additional Item 1123 Servicer": Any Additional Servicer that meets the criteria in Item 1108(a)(2)(i), (ii) or (iii) of Regulation AB with respect to the Subject Securitization Transaction.

            "Additional Servicer": Any Servicer, other than the Master
Servicers, the Special Servicer or the Certificate Administrator.

            "Additional Trust Fund Expense": Any Special Servicing Fees, Workout
Fees, Principal Recovery Fees and, in accordance with Sections 3.03(d) and
4.03(d), interest payable to the Master Servicers, the Special Servicer, the
Trustee and any Fiscal Agent on Advances (to the extent not offset by Default
Charges or amounts otherwise payable to any related Non-Trust Noteholder as provided herein) and amounts payable to the Special Servicer in connection with inspections of Mortgaged Properties required pursuant to the first sentence of
Section 3.12(a) (and not otherwise paid from Default Charges or amounts otherwise payable to any related Non-Trust Noteholder as provided herein), as well as (without duplication) any of the expenses of the Trust Fund that may be withdrawn (x) pursuant to any of clauses (vii)(B), (ix), (xi), (xii), (xiii),
(xv) and (xix) of Section 3.05(a) out of collections on the related Trust
Mortgage Loans or REO Properties or out of general collections on the Trust
Mortgage Loans and any REO Properties on deposit in the Collection Accounts as indicated in such clauses of Section 3.05(a), (y) pursuant to any of clauses
(ix), (xi), (xii), (xiii) and (xvi) of Section 3.05(e) out of

                                       -6-

collections on any Loan Combination or any related Loan Combination REO Property on deposit in the related Loan Combination Custodial Account as indicated in such clauses of Section 3.05(e) (but only to the extent that such collections would have otherwise been transferred to the applicable Collection Account with respect to the related Trust Mortgage Loan or any successor Trust REO Loan with respect thereto), or (z) pursuant to clause (ii) or any of clauses (iv) through
(vi) of Section 3.05(b) out of general collections on the Trust Mortgage Loans and any REO Properties on deposit in the Distribution Account; provided that for purposes of the allocations contemplated by Section 4.04 no such expense shall be deemed to have been incurred by the Trust Fund until such time as the payment thereof is actually made from the applicable Collection Account, the related
Loan Combination Custodial Account or the Distribution Account, as the case may
be.

            "Additional Yield and Prepayment Amount": With respect to any Class of Sequential Pay Certificates (other than any Excluded Class), for any
Distribution Date on which distributions of principal are being made with respect to that Class of Certificates pursuant to Section 4.01(a), provided that a Yield Maintenance Charge and/or Prepayment Premium was actually collected during the related Collection Period on a Trust Mortgage Loan or a Trust REO
Loan (for purposes of this definition, the "Prepaid Loan") in the Loan Group as to which the Holders of such Class of Certificates are/is receiving payments of principal on such Distribution Date, the product of (a) such Yield Maintenance
Charge and/or Prepayment Premium, net of Workout Fees and Principal Recovery
Fees payable therefrom and net of any portion of such Yield Maintenance Charges and/or Prepayment Premiums applied pursuant to Section 4.01(k) to reimburse one or more Classes of Sequential Pay Certificates in respect of Realized Losses and/or Additional Trust Fund Expenses previously allocated to such Class(es), multiplied by (b) a fraction, which in no event will be greater than one, the numerator of which is equal to the positive excess, if any, of (i) the
Pass-Through Rate for the subject Class of Sequential Pay Certificates over (ii)
the related Discount Rate, and the denominator of which is equal to the positive excess, if any, of (i) the Mortgage Rate for the Prepaid Loan over (ii) the related Discount Rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on the subject Class of
Sequential Pay Certificates on such Distribution Date (or, for so long as the
Class A-4 and Class A-1A Certificates are outstanding, principal distributable on the subject Class of Sequential Pay Certificates on that Distribution Date from collections on the applicable Loan Group that includes the Prepaid Loan), pursuant to Section 4.01(a), and the denominator of which is equal to the
Principal Distribution Amount (or, so long as the Class A-4 and Class A-1A
Certificates are outstanding, the Loan Group 1 Principal Distribution Amount or
the Loan Group 2 Principal Distribution Amount, as applicable, based on which
Loan Group includes the Prepaid Loan) for such Distribution Date.

            "Advance": Any P&I Advance or Servicing Advance.

            "Adverse Grantor Trust Event": As defined in Section 10.02(e).

            "Adverse Rating Event": With respect to each Rating Agency that has assigned a rating to any Class of rated Certificates, as of any date of determination, the qualification, downgrade or withdrawal of the rating then assigned to any such Class of rated Certificates by such Rating Agency (or the placing of any such Class of rated Certificates on "negative credit watch"
status or "ratings outlook negative" status in contemplation of any such action with respect thereto).

            "Adverse REMIC Event": As defined in Section 10.01(h).

                                       -7-

            "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

            "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

            "Annual Assessment Report": As defined in Section 3.14.

            "Annual Attestation Report": As defined in Section 3.14.

            "Annual Statement of Compliance": As defined in Section 3.13.

            "Anticipated Repayment Date": For each ARD Loan, the date specified in the related Mortgage Note after which the rate per annum at which interest accrues on such ARD Loan will increase as specified in the related Mortgage Note
(other than as a result of a default thereunder).

            "Appraisal": With respect to any Mortgage Loan, an appraisal of the related Mortgaged Property from an Independent Appraiser selected by the Special
Servicer or the applicable Master Servicer, as the case may be, prepared in accordance with 12 C.F.R. SS. 225.64 and conducted in accordance with the standards of the Appraisal Institute by an Independent Appraiser, which
Independent Appraiser shall be advised to take into account the factors specified in Section 3.09(a), any available environmental, engineering or other third-party reports, and other factors that a prudent real estate appraiser would consider. The applicable Master Servicer, the Special Servicer, the
Trustee and any Fiscal Agent may conclusively rely on any Appraisal obtained in accordance with this Agreement.

            "Appraisal Reduction Amount": With respect to any Required Appraisal
Mortgage Loan, the excess, if any, of: (a) an amount, as calculated by the applicable Master Servicer, based on information provided by the Special
Servicer and in consultation with the Controlling Class Representative, as of the first Determination Date immediately succeeding the date on which the such
Master Servicer obtains knowledge of the subject Mortgage Loan becoming a
Required Appraisal Mortgage Loan, if no new Required Appraisal (or letter update or internal valuation) is required, or otherwise the date on which a Required
Appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such Determination Date thereafter so long as the subject Mortgage Loan remains a Required Appraisal Mortgage Loan, equal to the sum (without duplication) of (i) the Stated Principal Balance of such Required
Appraisal Mortgage Loan, (ii) to the extent not previously advanced by or on behalf of such Master Servicer, the Special Servicer, the Trustee or any Fiscal
Agent, all unpaid interest accrued on such Required Appraisal Mortgage Loan through the most recent Due Date prior to such Determination Date at a per annum rate equal to the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest), (iii) all accrued but unpaid (from related collections) Master Servicing Fees and Special Servicing Fees with respect to such Required Appraisal Mortgage Loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections) Additional
Trust Fund Expenses with respect to such Required Appraisal Mortgage Loan, (iv)
all related unreimbursed Advances made by or on behalf of such Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent with respect to such
Required Appraisal Mortgage Loan,

                                       -8-

together with (A) interest on those Advances and (B) any related Unliquidated
Advances and (v) all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related Mortgaged Property; over (b) an amount equal to the sum of (i) the Required Appraisal Value and (ii) all escrows, reserves and letters of credit held as additional collateral held with respect to such Required Appraisal Mortgage Loan. If the Special Servicer fails to obtain a Required Appraisal (or letter update or internal valuation, if applicable) within the time limit described in Section 3.09(a), and such
Required Appraisal (or letter update or internal valuation, if applicable) is required thereunder, then the Appraisal Reduction Amount for the related
Required Appraisal Mortgage Loan will equal 25% of the Stated Principal Balance of such Required Appraisal Mortgage Loan, to be adjusted upon receipt of a
Required Appraisal or letter update or internal valuation, if applicable.

            Notwithstanding anything herein to the contrary, each Loan
Combination shall be treated as a single Required Appraisal Mortgage Loan for purposes of calculating an Appraisal Reduction Amount. Any Appraisal Reduction
Amount with respect to any Loan Combination shall be allocated first to the related B-note Non-Trust Loan, in each case up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan.

            "Appraised Value": With respect to each Mortgaged Property and REO
Property, the appraised value thereof based upon the most recent Appraisal (or letter update or internal valuation, if applicable) that is contained in the related Servicing File upon which the applicable Master Servicer, the Special
Servicer, the Trustee and any Fiscal Agent may conclusively rely.

            "ARD Loan": Any Mortgage Loan that provides that if the unamortized principal balance thereof is not repaid on its Anticipated Repayment Date, such
Mortgage Loan will accrue Additional Interest at the rate specified in the related Mortgage Note and the Mortgagor is required to apply excess monthly cash flow generated by the related Mortgaged Property to the repayment of the outstanding principal balance on such Mortgage Loan.

            "Artesia": Artesia Mortgage Capital Corporation, a Delaware
corporation, or its successor in interest.

            "Artesia Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of May 16, 2006, between the Depositor and
Artesia and relating to the transfer of the Artesia Trust Mortgage Loans to the
Depositor.

            "Artesia Trust Mortgage Loans": Each Trust Mortgage Loan transferred and assigned to the Depositor pursuant to the Artesia Mortgage Loan Purchase
Agreement.

            "Asset Status Report": As defined in Section 3.21(c).

            "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar document or instrument executed by the Mortgagor in connection with the origination of the related
Mortgage Loan.

            "Assumed Periodic Payment": With respect to any Balloon Loan for its
Stated Maturity Date (provided that such Mortgage Loan has not been paid in full and no other Liquidation Event has occurred in respect thereof on or before such
Stated Maturity Date) and for any related Due Date

                                       -9-

thereafter as of which such Mortgage Loan remains outstanding and part of the
Trust Fund (or, in the case of a Non-Trust Loan for any Due Date, as of which such Mortgage Loan remains outstanding and the related Trust Mortgage Loan remains part of the Trust Fund), the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the
Periodic Payment that would have been due in respect of such Mortgage Loan on such Due Date if the related Mortgagor had been required to continue to pay principal in accordance with the amortization schedule, if any, and to accrue interest at the Mortgage Rate, in effect immediately prior to, and without regard to the occurrence of, its Stated Maturity Date. With respect to any REO
Loan, for any related Due Date as of which the related REO Property or any interest therein remains part of the Trust Fund, the Periodic Payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Periodic Payment that would have been due in respect of the predecessor Mortgage Loan on such Due Date had it remained outstanding (or, if the predecessor Mortgage Loan was a Balloon Loan and such Due Date coincides with or follows what had been its Stated Maturity Date, equal to the Assumed
Periodic Payment that would have been deemed due in respect of the predecessor
Mortgage Loan on such Due Date had it remained outstanding).

            "Authenticating Agent": Any authenticating agent appointed pursuant to Section 8.12 (or, in the absence of any such appointment, the Trustee).

            "Available Distribution Amount": With respect to any Distribution
Date, an amount equal to (a) the sum, without duplication, of (i) the aggregate of the amounts on deposit in the Collection Accounts and the Distribution
Account as of the close of business on the related Determination Date and the amounts collected by or on behalf of the Master Servicers as of the close of business on such Determination Date and required to be deposited in the
Collection Accounts (ii) the aggregate amount of any P&I Advances made by the
Master Servicers, the Trustee or any Fiscal Agent for distribution on the
Certificates on such Distribution Date pursuant to Section 4.03, (iii) the aggregate amount transferred from the Pool REO Account (if established) and/or any Loan Combination Custodial Account to the applicable Collection Account after the Determination Date in the month of such Distribution Date, but on or prior to the P&I Advance Date in such month, pursuant to Section 3.16(c) and/or
Section 3.05(e), as applicable, (iv) the aggregate amounts deposited by the
Master Servicers in their respective Collection Accounts for such Distribution
Date pursuant to Section 3.19(a) in connection with Prepayment Interest
Shortfalls and Casualty/Condemnation Interest Shortfalls, and (v) for each
Distribution Date occurring in March, the aggregate of the Interest Reserve
Amounts in respect of each Interest Reserve Loan deposited into the Distribution
Account pursuant to Section 3.05(c), net of (b) the portion of the amount described in clause (a) of this definition that represents one or more of the following: (i) collected Periodic Payments that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from (A) a Collection Account pursuant to clauses
(ii)-(xvi), (xix) and (xxi) of Section 3.05(a) or (B) the Distribution Account
pursuant to clauses (ii)-(vi) and (ix) of Section 3.05(b), (iii) Prepayment
Premiums and Yield Maintenance Charges, (iv) Additional Interest, (v) with respect to the Distribution Date occurring in February of each year and in
January of each year that is not a leap year, the Interest Reserve Amounts with respect to the Interest Reserve Loans to be withdrawn from the Distribution
Account and deposited in the Interest Reserve Account in respect of such
Distribution Date and held for future distribution, pursuant to Section 3.04(c), and (vi) any amounts deposited in a Master Servicer's Collection Account or the
Distribution Account in error.

                                      -10-

            "B-Note Loan Holder": Each holder of (i) the Mortgage Note for a
B-Note Non-Trust Loan and (ii) the corresponding rights under the related Loan
Combination Intercreditor Agreement.

            "B-Note Non-Trust Loan": With respect to each A-Note Trust Mortgage
Loan, the other Mortgage Loan that (i) is not included in the Trust Fund, (ii)
is subordinate in right of payment and in other respects to such A-Note Trust
Mortgage Loan to the extent set forth in the related Loan Combination
Intercreditor Agreement and (iii) is secured by the same Mortgage on the same
Mortgaged Property as such A-Note Trust Mortgage Loan.

            "Balloon Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Stated Maturity Date.

            "Balloon Payment": With respect to any Balloon Loan as of any date of determination, the Scheduled Payment payable on the Stated Maturity Date of such Mortgage Loan.

            "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

            "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

            "Book-Entry Non-Registered Certificate": Any Book-Entry Certificate
that is a Non-Registered Certificate.

            "Breach": As defined in Section 2.03(a).

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or the city in which the
Corporate Trust Office of the Trustee (which as of the Closing Date is Boston,
Massachusetts), the offices of the Certificate Administrator (which as of the
Closing Date is Chicago, Illinois), or the offices of either Master Servicer or the Special Servicer (which as of the Closing Date is Overland Park, Kansas with respect to Master Servicer No. 1 and the Special Servicer, and San Francisco,
California with respect to Master Servicer No. 2), are located, are authorized or obligated by law or executive order to remain closed.

            "Capitol Hill Project B-Note Non-Trust Loan": The B-Note Non-Trust
Loan that is related to the Capitol Hill Project A-Note Trust Mortgage Loan.

            "Capitol Hill Project A-Note Trust Mortgage Loan": The Mortgage Loan
secured by the Capitol Hill Project Mortgaged Property and included in the Trust
Fund.

            "Capitol Hill Project Mortgaged Property": The Mortgaged Property
identified on the Mortgage Loan Schedule as Capitol Hill Project.

            "Casualty/Condemnation Interest Shortfall": With respect to any
Trust Mortgage Loan as to which a Casualty/Condemnation Principal Prepayment was received during any Collection Period and was applied to such Mortgage Loan as an unscheduled payment of principal prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the

                                      -11-

related Mortgagor, that would have accrued (at a rate per annum equal to the sum of (x) the related Net Mortgage Rate for such Mortgage Loan and (y) the Trust
Administration Fee Rate) on the amount of such Casualty/Condemnation Principal
Prepayment during the period commencing on the date as of which such
Casualty/Condemnation Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any portion of such interest that would have constituted Penalty Interest and/or
Additional Interest, if applicable).

            "Casualty/Condemnation Principal Prepayment": With respect to any
Trust Mortgage Loan, any amounts constituting Insurance Proceeds or amounts received in connection with the taking of all or a part of a Mortgaged Property by the exercise of the power of eminent domain or condemnation, that are applied as an unscheduled principal prepayment in accordance with the provisions of this
Pooling and Servicing Agreement, in reduction of the principal balance of such
Mortgage Loan.

            "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

            "Certificate": Any one of the Merrill Lynch Mortgage Trust 2006-C1,
Commercial Mortgage Pass-Through Certificates, Series 2006-C1, as executed by the Certificate Registrar and authenticated and delivered hereunder by the
Authenticating Agent.

            "Certificate Administrator": LaSalle Bank National Association, its
successor in interest, or any successor certificate administrator appointed as herein provided.

            "Certificate Administrator Indemnification Agreement": With respect to the initial Certificate Administrator, that certain Certificate Administrator
Indemnification Agreement, dated as of May 16, 2006, between the initial
Certificate Administrator, the Depositor, the Underwriters and the Initial
Purchasers.

            "Certificate Administrator Investment Period": With respect to any
Distribution Date, the period commencing on the day immediately following the preceding Distribution Date (or, in the case of the initial Distribution Date, commencing on the Closing Date) and ending on and including the subject
Distribution Date.

            "Certificate Administrator Reportable Event": Any of the following events, conditions, circumstances and/or matters:

            (i)     the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item
      1108(a)(3) of Regulation AB, but only if the Certificate Administrator or any Servicing Representative of the Certificate Administrator is a party to such agreement or has entered into such agreement on behalf of the
      Trust [ITEM 1.01 ON FORM 8-K];

            (ii)    the termination of a definitive agreement that is material to the Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the
      Certificate Administrator or any Servicing Representative of the
      Certificate Administrator is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.02 ON FORM 8-K];

            (iii)   the appointment of a receiver, fiscal agent or similar
      officer for any Material Debtor in a proceeding under the U.S. Bankruptcy
      Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject
      Material Debtor is (A) the Certificate Administrator, (B) any Servicing
      Representative of the

                                      -12-

      Certificate Administrator that constitutes a Servicer contemplated by Item
      1108(a)(3) of Regulation AB, (C) any Enhancement/Support Provider that is not an Affiliate of the Depositor or (D) the Trust [ITEM 1.03(a) ON FORM
      8-K];

            (iv)    the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
      Material Debtor is (A) the Certificate Administrator, (B) any Servicing
      Representative of the Certificate Administrator that constitutes a
      Servicer contemplated by Item 1108(a)(3) of Regulation AB, (C) any
      Enhancement/Support Provider that is not an Affiliate of the Depositor or
      (D) the Trust [ITEM 1.03(b) ON FORM 8-K];

            (v)     any event that has occurred hereunder that would materially alter the payment priority or distribution of cash flows regarding the
      Certificates [ITEM 2.04 ON FORM 8-K];

            (vi)    any material modification to the rights of the Holders of
      any Class of Certificates, including by reason of a modification to this
      Agreement, a Mortgage Loan Purchase Agreement or any other constituent instrument [ITEM 3.03(a) ON FORM 8-K];

            (vii)   any material limitation or qualification of the rights
      evidenced by any Class of Certificates by reason of the modification of any other Class of Certificates [ITEM 3.03(b) ON FORM 8-K];

            (viii)  any amendment to this Agreement pursuant to Section 11.01
      [ITEM 5.03 ON FORM 8-K];

            (ix)    any resignation, removal, replacement or substitution of the
      Certificate Administrator or any Servicing Representative of the
      Certificate Administrator that constitutes a Servicer contemplated by Item
      1108(a)(2) of Regulation AB [ITEM ON 6.02 ON FORM 8-K];

            (x)     any appointment of (A) a new Certificate Administrator or
      (B) any new Servicing Representative of the Certificate Administrator that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB
      [ITEM 6.02 ON FORM 8-K];

            (xi)    any termination of a material enhancement or support
      specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of
      Regulation AB that was previously applicable regarding one or more Classes of the Certificates, which termination has occurred other than by expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement [ITEM
      6.03(a) ON FORM 8-K];

            (xii)   any addition of a material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation
      AB with respect to one or more Classes of the Certificates [ITEM 6.03(b)
      ON FORM 8-K];

            (xiii)  any material amendment or modification of a material enhancement or support specified in Item 1114(a)(1) through (3) of
      Regulation AB or Item 1115 of Regulation AB with respect to one or more
      Classes of the Certificates [ITEM 6.03(c) ON FORM 8-K];

                                      -13-

            (xiv)   any material failure on the part of the Certificate
      Administrator to make on the applicable Distribution Date any required monthly distributions to the Holders of any Class of Certificates [ITEM
      6.04 ON FORM 8-K];

            (xv)    any nonpublic disclosure, by the Certificate Administrator or any Servicing Representative of the Certificate Administrator with respect to the Subject Securitization Transaction that is required to be disclosed by Regulation FD (17 C.F.R. 243.100 through 243.103) [ITEM 7.01
      ON FORM 8-K];

            (xvi)   any other information of importance to Certificateholders
      that is not otherwise required to be included in the Distribution Date
      Statement or any other report to be delivered or otherwise made available to Certificateholders hereunder and that is directly related to the obligations of the Certificate Administrator hereunder [ITEM 8.01 ON FORM
      8-K];

            (xvii)  the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material
      Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the
      Certificate Administrator is controlling the subject litigation or if the subject Material Litigant is (A) the Certificate Administrator, (B) any
      Servicing Representative of the Certificate Administrator that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB, (C) any
      Enhancement/Support Provider that is not an Affiliate of the Depositor or
      (D) the Trust [ITEM 2 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM
      10-K];

            (xviii) any material default in the payment of principal and interest on, or any other material default with respect to, any Class of
      Certificates [ITEM 4 ON FORM 10-D];

            (xix)   the submission of any matter to a vote by Certificateholders
      [ITEM 5 ON FORM 10-D];

            (xx)    the receipt by the Certificate Administrator or by any
      Servicing Representative or other agent of the Certificate Administrator of any updated information regarding an Enhancement/Support Provider with respect to any Class of Certificates that is required pursuant to Item
      1114(b)(2) or Item 1115(b) of Regulation AB [ITEM 7 ON FORM 10-D AND
      GENERAL INSTRUCTION J TO FORM 10-K];

            (xxi)   to the extent not otherwise disclosed in the Prospectus
      Supplement or previously included in an Exchange Act Report in accordance with this Agreement, whether the Certificate Administrator as described in
      Item 1119(a) of Regulation AB has become an affiliate (as defined in Rule
      405 of the Securities Act) of any of (A) the Trust, (B) the Depositor, (C)
      a Mortgage Loan Seller, (D) either Master Servicer, (E) the Special
      Servicer, (F) any Servicing Representative of the Certificate
      Administrator that constitutes a Servicer contemplated by Item 1108(a)(3)
      of Regulation AB, or (G) any Significant Obligor [GENERAL INSTRUCTION J TO
      FORM 10-K]; and

            (xxii)  to the extent not otherwise disclosed in the Prospectus
Supplement, any specific relationship involving or relating to the Subject
Securitization Transaction or the Mortgage Loans contemplated by Item 1119(c) of
Regulation AB between the Depositor, a Mortgage Loan Seller or the

                                      -14-

Trust, on the one hand, and the Certificate Administrator or any Servicing
Representative (but only if such Servicing Representative is a Servicer contemplated by Item 1108(a)(3) of Regulation AB or a material party related to the Subject Securitization Transaction contemplated by Item 1100(d)(1) of
Regulation AB) of the Certificate Administrator, on the other hand [GENERAL
INSTRUCTION J TO FORM 10-K].

            "Certificate Factor": With respect to any Class of Sequential Pay
Certificates or the Class X Certificates, as of any date of determination, a fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then current Class Principal Balance or Class X Notional Amount, as applicable, of such Class of Certificates and the denominator of which is the
Original Class Principal Balance or Original Notional Amount, as the case may be, of such Class of Certificates.

            "Certificate Notional Amount": With respect to any Class X
Certificate, as of any date of determination, the then notional amount of such
Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class X Notional Amount.

            "Certificate Owner": With respect to a Book-Entry Certificate, the
Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Certificate Principal Balance": With respect to any Sequential Pay
Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal
Balance of the Class of Certificates to which such Certificate belongs.

            "Certificate Register" and "Certificate Registrar": The register maintained and the registrar appointed pursuant to Section 5.02(a).

            "Certificateholder": The Person in whose name a Certificate is registered in the Certificate Register, except that (i) neither a Disqualified
Organization nor a Disqualified Non-United States Tax Person shall be Holder of a Residual Certificate for any purpose hereof and, (ii) solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement that relates to any of the Depositor, any Mortgage Loan Seller, either Master
Servicer, the Special Servicer, the Trustee, the Certificate Administrator or
any Fiscal Agent in its respective capacity as such (except with respect to amendments or waivers referred to in Sections 7.04 and 11.01 hereof and any consent, approval or waiver required or permitted to be made by the Plurality
Subordinate Certificateholder or the Controlling Class Representative and any
election, removal or replacement of the Special Servicer or the Controlling
Class Representative pursuant to Section 6.09), any Certificate registered in the name of the Depositor, any Mortgage Loan Seller, either Master Servicer, the
Special Servicer, the Trustee, the Certificate Administrator or any Fiscal
Agent, as the case may be, or any Certificate registered in the name of any of their respective Affiliates, shall be deemed not to be outstanding, and the
Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver that relates to it has been obtained. The Certificate Registrar shall be entitled to request and conclusively rely upon a certificate of the Depositor, the Trustee, either
Master Servicer or the Special Servicer in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to
"Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such

                                      -15-

rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

            "Certification Parties": As defined in Section 8.16(b).

            "Certifying Person": As defined in Section 8.16(b).

            "Class": Collectively, all of the Certificates bearing the same alphabetic or alphanumeric, as applicable, class designation.

            "Class A Senior Certificates": The Class A-1, Class A-2, Class A-3,
Class A-3B, Class A-SB, Class A-4 and Class A-1A Certificates.

            "Class A-1 Certificate": Any one of the Certificates with a "Class
A-1" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-1A Certificate": Any one of the Certificates with a "Class
A-1A" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-2 Certificate": Any one of the Certificates with a "Class
A-2" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-3 Certificate": Any one of the Certificates with a "Class
A-3" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-3B Certificate": Any one of the Certificates with a "Class
A-3B" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-4 Certificate": Any one of the Certificates with a "Class
A-4" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-SB Certificate": Any one of the Certificates with a "Class
A-SB" designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class A-SB Planned Principal Balance": With respect to any
Distribution Date, the targeted Class Principal Balance of the Class A-SB
Certificates for such date set forth on Schedule IV attached hereto.

                                      -16-

            "Class AJ Certificate": Any one of the Certificates with a "Class
AJ" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class AM Certificate": Any one of the Certificates with a "Class
AM" designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class H Certificate": Any one of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class K Certificate": Any one of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class L Certificate": Any one of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

                                      -17-

            "Class M Certificate": Any one of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class N Certificate": Any one of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class P Certificate": Any one of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class Principal Balance": The aggregate principal balance of any
Class of Sequential Pay Certificates outstanding from time to time. As of the
Closing Date, the Class Principal Balance of each Class of Sequential Pay
Certificates shall equal the Original Class Principal Balance thereof. On each
Distribution Date, the Class Principal Balance of each of the respective Classes of the Sequential Pay Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01 or 9.01, as applicable, and shall be further reduced by the amount of any Realized Losses and Additional Trust Fund Expenses allocated thereto on such Distribution Date pursuant to the first paragraph of Section 4.04(a). The respective Class Principal Balances of the various Classes of Sequential Pay
Certificates shall be increased, as and to the extent and in the order provided in the second paragraph of Section 4.04(a), in connection with any recoveries of
Nonrecoverable Advances and/or interest thereon which were reimbursed and/or paid in a prior Collection Period from the principal portion of general collections on the Mortgage Pool and which are included in the Principal
Distribution Amount for the current Distribution Date. Distributions in respect of a reimbursement of Realized Losses and Additional Trust Fund Expenses
previously allocated to a Class of Sequential Pay Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

            "Class Q Certificate": Any one of the Certificates with a "Class Q"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC II for purposes of the REMIC Provisions.

            "Class R-I Certificate": Any one of the Certificates with a "Class
R-I" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing the sole class of "residual interests" in REMIC
I for purposes of the REMIC Provisions.

            "Class R-II Certificate": Any one of the Certificates with a "Class
R-II" designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing the sole class of "residual interests" in REMIC
II for purposes of the REMIC Provisions.

            "Class X Certificate": Any one of the Certificates with a "Class X"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing multiple "regular interests" in REMIC II for purposes of the REMIC Provisions.

            "Class X Component": Any of the 23 components of the Class X
Certificates listed in the following table.

                                      -18-

                   ------------------------------------------
                                          Class Designation
                          Class X          of Corresponding
                         Component           Certificates
                   ------------------------------------------
                    X-A-1               A-1
                   ------------------------------------------
                    X-A-2               A-2
                   ------------------------------------------
                    X-A-3               A-3
                   ------------------------------------------
                    X-A-3B              A-3B
                   ------------------------------------------
                    X-A-SB              A-SB
                   ------------------------------------------
                    X-A-4               A-4
                   ------------------------------------------
                    X-A-1A              A-1A
                   ------------------------------------------
                    X-AM                AM
                   ------------------------------------------
                    X-AJ                AJ
                   ------------------------------------------
                    X-B                 B
                   ------------------------------------------
                    X-C                 C
                   ------------------------------------------
                    X-D                 D
                   ------------------------------------------
                    X-E                 E
                   ------------------------------------------
                    X-F                 F
                   ------------------------------------------
                    X-G                 G
                   ------------------------------------------
                    X-H                 H
                   ------------------------------------------
                    X-J                 J
                   ------------------------------------------
                    X-K                 K
                   ------------------------------------------
                    X-L                 L
                   ------------------------------------------
                    X-M                 M
                   ------------------------------------------
                    X-N                 N
                   ------------------------------------------
                    X-P                 P
                   ------------------------------------------
                    X-Q                 Q
                   ------------------------------------------

            "Class X Notional Amount": With respect to the Class X Certificates and any date of determination, the sum of the then Component Notional Amounts of all of the Class X Components.

            "Class X Strip Rate": With respect to any Class X Component, for any
Distribution Date, a rate per annum equal to (i) the Weighted Average Net
Mortgage Pass-Through Rate for such Distribution Date, minus (ii) the
Pass-Through Rate for the Corresponding Certificates for such Distribution Date.
In no event, however, shall any Class X Strip Rate be less than zero.

            "Class Z Certificate": Any one of the Certificates with a "Class Z"
designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a proportionate interest in Grantor Trust Z.

            "Clearstream": Clearstream Banking, Luxembourg or any successor.

            "Closing Date": May 25, 2006.

            "CMSA": The Commercial Mortgage Securities Association, or any
association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist

                                      -19-

whose principal membership consists of servicers, trustees, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and one of whose principal purposes is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage-backed pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist,
"CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicers (or, in the event of a failure of both
Master Servicers to agree on an association or organization, as shall be selected by the Certificate Administrator) and reasonably acceptable to the
Certificate Administrator (if the Master Servicers make the determination), the
Special Servicer and the Controlling Class Representative.

            "CMSA Advance Recovery Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Advance Recovery Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Bond Level File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the
"Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Collateral Summary File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Comparative Financial Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing
Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Delinquent Loan Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Financial File": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such

                                      -20-

additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Historical Liquidation Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Liquidation Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Historical Loan Modification and Corrected Mortgage Loan
Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and
Corrected Mortgage Loan Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Loan Level Reserve/LOC Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Level Reserve Report" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Loan Periodic Update File": The monthly report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan Periodic Update File" available as of the Closing Date on the
CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Loan Setup File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Loan
Setup File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA NOI Adjustment Worksheet": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"NOI Adjustment Worksheet" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and in any event, shall present the computations made in accordance with the methodology described in such form to "normalize" the full year net operating income, net cash flow and debt service coverage numbers used in the other reports required by this
Agreement.

            "CMSA Operating Statement Analysis Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Operating Statement Analysis Report" available as of the Closing
Date on the CMSA Website or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

                                      -21-

            "CMSA Property File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Property
File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Reconciliation of Funds Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Reconciliation of Funds Report" available as of the Closing Date on the
CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA REO Status Report": A report substantially in the form of, and containing the information called for in, the downloadable form of the "REO
Status Report" available on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Servicer Watch List": A report substantially in the form of, and containing the information called for in, the downloadable form of the
"Servicer Watch List" available as of the Closing Date on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally.

            "CMSA Special Servicer Loan File": A report substantially in the form of, and containing the information called for in, the downloadable form of the "Special Servicer Loan File" on the CMSA Website, or in such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

            "CMSA Website": The CMSA's website located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

            "Code": The Internal Revenue Code of 1986, as amended, and applicable temporary or final regulations of the U.S. Department of the Treasury promulgated thereunder.

            "Collection Account": One or more segregated accounts created and maintained by each Master Servicer pursuant to Section 3.04(a) on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled substantially as follows: in the case of Midland, "Midland Loan Services, Inc., as Master Servicer for U.S. Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust 2006-C1,
Commercial Mortgage Pass-Through Certificates, Series 2006-C1", and in the case of Wells Fargo, "Wells Fargo Bank, National Association, as Master Servicer for
U.S. Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage
Pass-Through Certificates, Series 2006-C1".

            "Collection Period": Individually and collectively, as the context may require: with respect to each Mortgage Loan and any successor REO Loan with respect thereto, for any Distribution

                                      -22-

Date, the period commencing on the day immediately following the related
Determination Date for such Mortgage Loan for the preceding Distribution Date
(or, in the case of the initial Distribution Date, commencing immediately following the Cut-off Date) and ending on and including the related
Determination Date for such Mortgage Loan for the subject Distribution Date. For the purposes of this Agreement, with respect to any Distribution Date, the
Collection Period that corresponds to that Distribution Date (including, for example, but without limitation, references to "the related Collection Period")
shall mean the Collection Periods (determined in accordance with the preceding sentence) ending in the month in which such Distribution Date occurs that are applicable to the Merrill Trust Mortgage Loans, the Artesia Trust Mortgage
Loans, the LaSalle Trust Mortgage Loans and/or the PNC Trust Mortgage Loans, as
applicable.

            "Commission": The United States Securities and Exchange Commission
or any successor agency.

            "Component Notional Amount": With respect to each Class X Component and any date of determination, an amount equal to the then REMIC I Principal
Balance of its Corresponding REMIC I Regular Interest.

            "Controlling Class": As of any date of determination, the most subordinate Class of Sequential Pay Certificates (based on the payment priorities set forth in Section 4.01(a)) that has a Class Principal Balance that is greater than 25% of the Original Class Principal Balance thereof (without considering any Appraisal Reduction Amounts); provided, however, that if no
Class of Sequential Pay Certificates has a Class Principal Balance that satisfies such requirement, then the Controlling Class shall be the most subordinate outstanding Class of Sequential Pay Certificates (based on the payment priorities set forth in Section 4.01(a)) with a Class Principal Balance greater than zero. With respect to determining and exercising the rights of the
Controlling Class, the Class A Senior Certificates shall collectively be deemed to be a single Class of Certificates.

            "Controlling Class Representative": As defined in Section 3.25.

            "Corporate Trust Office": The principal corporate trust office of the (i) Trustee at which at any particular time its asset-backed securities trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at One Federal
Street, 3rd Floor, Mailcode: EK-MA-7ED, Boston, Mass 02110-2004, Attention:
Structured Finance Administration--Merrill Lynch Mortgage Trust 2006-C1,
Commercial Mortgage Pass-Through Certificates, Series 2006-C1 and (ii)
Certificate Administrator, which office at the date of the execution of this
Agreement is located at 135 S. LaSalle St., Chicago, IL 60603, Attn: Global
Securities and Trust Services Group - MLMT 2006-C1.

            "Corrected Mortgage Loan": Any Mortgage Loan that had been a
Specially Serviced Mortgage Loan but has ceased to be a Specially Serviced
Mortgage Loan in accordance with the definition of "Specially Serviced Mortgage
Loan".

            "Corresponding Certificates": With respect to any REMIC I Regular
Interest, the Class of Sequential Pay Certificates for which such REMIC I
Regular Interest is the Corresponding REMIC I Regular Interest. With respect to any Class X Component, the Class of Sequential Pay Certificates designated as the "Corresponding Certificates" for such Class X Component in the definition of
"Class X Component".

                                      -23-

            "Corresponding REMIC I Regular Interest": As defined in the
Preliminary Statement with respect to any Class of Sequential Pay Certificates.
With respect to any Class X Component, the REMIC I Regular Interest that, with the replacement of "L" with "X-", at the beginning of its designation, has the same alphabetic or alphanumeric designation as such Class X Component.

            "Crossed Loan": As defined in Section 2.03(a). The Mortgage Loans comprising a Loan Combination shall not be deemed to be Crossed Loans for purposes of this Agreement.

            "Crossed Loan Group": As defined in Section 2.03(a).

            "Custodian": LaSalle Bank National Association or its successor in interest, or any successor custodian appointed as herein provided.

            "Cut-off Date": Individually and collectively, as the context may require: with respect to each Mortgage Loan, the related Due Date of such
Mortgage Loan in May 2006; or, with respect to any Mortgage Loan that has its first Due Date in June 2006, May 1, 2006.

            "Cut-off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all unscheduled payments of principal received on or before such date and the principal component of all Periodic Payments due on or before such date, whether or not received.

            "Debt Service Coverage Ratio": With respect to any Trust Mortgage
Loan, as of any date of determination, the ratio of (x) the annualized Net
Operating Income (before payment of any debt service on such Mortgage Loan)
generated by the related Mortgaged Property during the most recently ended period of not less than six months and not more than twelve months for which financial statements, if available (whether or not audited) have been received by or on behalf of the related Mortgage Loan Seller (prior to the Closing Date or, in the case of a Qualified Substitute Mortgage Loan, prior to the relevant date of determination) or the applicable Master Servicer or the Special Servicer
(following the Closing Date), to (y) twelve times the amount of the Periodic
Payment in effect for such Mortgage Loan as of such date of determination.

            "Default Charges": Penalty Interest and/or late payment charges that are paid or payable, as the context may require, in respect of any Mortgage Loan or REO Loan.

            "Defaulted Mortgage Loan": A Mortgage Loan: (i) that is (A)
delinquent 60 days or more in respect of a Periodic Payment (not including the
Balloon Payment) or (B) delinquent in respect of its Balloon Payment unless (x)
the related Mortgagor makes an Assumed Periodic Payment on each Due Date
(commencing with the Due Date of such Balloon Payment) during the period contemplated in clause (y), and (y) the applicable Master Servicer receives, within 60 days after the Due Date of such Balloon Payment, written evidence from an institutional lender of such lender's binding commitment to refinance such
Mortgage Loan within 120 days after the Due Date of such Balloon Payment and either such 120-day period has not expired or it has not been determined, in accordance with the definition of "Specially Serviced Mortgage Loan" that the refinancing could not reasonably be expected to occur, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note; or (ii) as to which the Special Servicer has, by written notice to

                                      -24-

the related Mortgagor, accelerated the maturity of the indebtedness evidenced by the related Mortgage Note.

            "Defaulting Party": As defined in Section 7.01(b).

            "Defeasance Collateral": With respect to any Defeasance Loan, the
United States government obligations required or permitted to be pledged in lieu of prepayment pursuant to the terms thereof.

            "Defeasance Loan": Any Mortgage Loan which permits or requires the related Mortgagor (or permits the holder of such Mortgage Loan to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than (i) in the case of a Trust Mortgage Loan, the then outstanding principal balance of such Mortgage Loan, and (ii) in the case of any Non-Trust
Loan, the then-aggregate outstanding principal balance of such Mortgage Loan and all other Mortgage Loans in the related Loan Combination that are senior to, or pari passu with, such Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

            "Definitive Certificates": As defined in Section 5.03(a).

            "Definitive Non-Registered Certificate": Any Definitive Certificate
that is a Non-Registered Certificate.

            "Delayed Principal Payment": With respect to any Artesia Trust
Mortgage Loan that has a Due Date on or after the third Business Day preceding the Distribution Date in any calendar month, any payment of principal, including a Balloon Payment or a Principal Prepayment, received on such Artesia Trust
Mortgage Loan at any time during the period after the fourth Business Day preceding such Distribution Date up to and including such Due Date (exclusive of any portion of such payment of principal that is covered by a P&I Advance on the
P&I Advance Date, is otherwise included in distributions to Certificateholders on such Distribution Date or represent a late payment for which there is an outstanding P&I Advance).

            "Delayed Principal Payment Interest Shortfall": With respect to any
Artesia Trust Mortgage Loan that was subject to a Delayed Principal Payment, the amount of interest, to the extent not collected from the related Mortgagor
(without regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued (at a rate per annum equal to the sum of (x)
the related Net Mortgage Rate for such Mortgage Loan and (y) the Trust
Administration Fee Rate) on the amount of such Delayed Principal Payment during the period from and including the date as of which such Delayed Principal
Payment was applied to such Mortgage Loan to and including the day immediately preceding the Due Date of such Artesia Trust Mortgage Loan in the calendar month in which such Delayed Principal Payment is included in the amounts distributed to Certificateholders.

            "Depositor": Merrill Lynch Mortgage Investors, Inc. or its successor in interest.

            "Depository": The Depository Trust Company, or any successor depository hereafter named as contemplated by Section 5.03(c). The nominee of the initial Depository for purposes of

                                      -25-

registering those Certificates that are to be Book-Entry Certificates, is Cede &
Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Securities Exchange Act of 1934, as amended.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Designated Sub-Servicer": As defined in Section 3.22(a).

            "Determination Date": For any Distribution Date, (i) with respect to each Mortgage Loan that has a Due Date on or prior to the fourth Business Day prior to such Distribution Date, the fourth Business Day prior to such
Distribution Date, and (ii) with respect to each other Mortgage Loan, the Due
Date for such Mortgage Loan in the month in which such Distribution Date occurs.
For the purposes of this Agreement, with respect to any Distribution Date, the
"Determination Date" that corresponds to that Distribution Date (including, for example, but without limitation, references to "the related Determination Date")
shall mean the Determination Dates (determined in accordance with the preceding sentence) occurring in the same month as such Distribution Date that are applicable to the Mortgage Pool.

            "Determination Information": As defined in Section 3.18(b).

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO
Property, the holding of such REO Property primarily for sale or lease or the performance of any construction work thereon, in each case other than through an
Independent Contractor; provided, however, that the Trustee (or the Special
Servicer or any Sub-Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special
Servicer or any Sub-Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such
REO Property.

            "Discount Rate": With respect to any prepaid Trust Mortgage Loan or
Trust REO Loan for purposes of allocating any Prepayment Premium or Yield
Maintenance Charge received thereon or with respect thereto among the respective
Classes of the Sequential Pay Certificates (other than any Excluded Class thereof), an amount equal to the discount rate stated in the Mortgage Loan documents related to such Trust Mortgage Loan or Trust REO Loan used in calculating the related Prepayment Premium or Yield Maintenance Charge; provided that, if a discount rate is not stated thereon, the "Discount Rate" will be an amount equal to the yield (when compounded monthly) on the U.S. Treasury issue
(primary issue) with a maturity date closest to the maturity date or Anticipated
Repayment Date, as applicable, for such prepaid Trust Mortgage Loan or Trust REO
Loan. In the event there are two or more such U.S. Treasury issues (a) with the same coupon, the issue with the lowest yield shall apply, and (b) with maturity dates equally close to the maturity date or Anticipated Repayment Date, as applicable, for the prepaid Trust Mortgage Loan or Trust REO Loan, the issue with the earliest maturity date shall apply.

            "Disqualified Non-United States Tax Person": With respect to any
Residual Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax Person that

                                      -26-

(a) holds such Residual Certificate and, for purposes of Treasury regulations
Section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code, (b)
certifies that it understands that, for purposes of Treasury regulations Section
1.860E-1(c)(4)(ii), as a holder of such Residual Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate and intends to pay taxes associated with holding such Residual Certificate, and (c) has furnished the Transferor and the Certificate Administrator with an effective IRS Form W-8ECI or successor form and has agreed to update such form as required under the applicable
Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Trustee and the Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such
Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and (y) such Transfer of such
Residual Certificate will not be disregarded for United States federal income tax purposes.

            "Disqualified Organization": (i) the United States, any State or
political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the Trustee or the REMIC Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause the
Trust or any Person having an Ownership Interest in any Class of Certificates
(other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an
Ownership Interest in a Residual Certificate to such Person. The terms "United
States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

            "Disqualified Partnership": Any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

            "Distributable Certificate Interest": With respect to any Class of
Regular Certificates, for any Distribution Date, the Accrued Certificate
Interest in respect of such Class of Certificates for such Distribution Date, reduced (other than with respect to the Class X Certificates) (to not less than zero) by the product of (a) any Net Aggregate Prepayment Interest Shortfall for
such Distribution Date, multiplied by (b) a fraction, expressed as a decimal, the numerator of which is the Accrued Certificate Interest in respect of the subject Class of Certificates for such Distribution Date, and the denominator of which is the aggregate Accrued Certificate Interest in respect of all the
Classes of Sequential Pay Certificates for such Distribution Date; provided that, if the aggregate Class Principal Balance of the Sequential Pay
Certificates is reduced as a result of a Realized Loss caused by a diversion of principal collections on the Mortgage Pool to reimburse Nonrecoverable Advances and/or pay interest thereon as contemplated by Section 1.02, and if there is a subsequent recovery of such amounts that results in the reinstatement of the
Class Principal Balance of any one or more Classes of Sequential Pay
Certificates as provided in the definition of "Class Principal Balance" and the second paragraph of Section 4.04(a), then the amount of Distributable
Certificate Interest with respect to each Class of Regular Certificates, for the next succeeding Distribution Date shall be increased by the amount of any and all additional Distributable Certificate Interest that would have been payable with respect to the subject Class of

                                      -27-

Regular Certificates if such diversion of principal and the corresponding allocation of a Realized Loss (up to the amount of the reinstated balances) had not occurred.

            "Distribution Account": The segregated account or accounts created and maintained by the Certificate Administrator pursuant to Section 3.04(b)
which shall be entitled "LaSalle Bank National Association as Certificate
Administrator for U.S. Bank National Association, as Trustee, in trust for the registered holders of Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage
Pass-Through Certificates, Series 2006-C1".

            "Distribution Date": During any given month, the 12th day of such month, or if the 12th day is not a Business Day, the next succeeding Business
Day, commencing in June 2006.

            "Distribution Date Statement": As defined in Section 4.02(a).

            "Document Defect": As defined in Section 2.03(a).

            "Due Date": With respect to (i) any Mortgage Loan on or prior to its
Stated Maturity Date, the day of the month set forth in the related Mortgage
Note on which each Periodic Payment on such Mortgage Loan is scheduled to be first due; (ii) any Mortgage Loan after its Stated Maturity Date, the day of the month set forth in the related Mortgage Note on which each Periodic Payment on such Mortgage Loan had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each
Periodic Payment on the related Mortgage Loan had been scheduled to be first due.

            "Eligible Account": Any of (i) an account maintained with a federal or state chartered depository institution or trust company, and (a) with respect to deposits held for 30 days or more in such account, the long-term deposit or unsecured debt obligations of which are rated at least "AA-" by Fitch (or "A-"
by Fitch provided the short-term unsecured debt obligations of such institution or trust company are rated at least "F-1" by Fitch) and "AA-" by S&P (or "A-" by
S&P provided the short-term unsecured debt obligations of such institution or trust company are rated at least "A-1" by S&P) (or, with respect to any such
Rating Agency, such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the applicable Rating Agency), at any time such funds are on deposit therein, or (b) with respect to deposits held for less than 30 days in such account, the short-term deposits of which are rated at least "F-1"
by Fitch and "A-1" by S&P (or, with respect to any such Rating Agency, such lower rating as will not result in an Adverse Rating Event) as evidenced in writing by the applicable Rating Agency at any time such funds are on deposit therein, (ii) an account or accounts maintained with PNC so long as PNC (1) has a long-term unsecured debt rating of at least "A" and a short-term rating of at least "F-1" from Fitch and (2) has a long-term unsecured debt rating of at least
"A" and a short-term rating of at least "A-1" from S&P, (iii) for so long as
Wells Fargo serves as a Master Servicer hereunder, an account maintained with
Wells Fargo, provided that Wells Fargo & Co. has ratings that would satisfy the conditions of clause (i) (as if it were a depository institution or trust company referred to therein), (iv) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity, which, in the case of a state chartered depository institution or trust company, is subject to regulations regarding fiduciary funds on deposit therein substantially similar to 12 C.F.R.
ss. 9.10(b), having in either case a combined capital and surplus of at least
$50,000,000 and subject to supervision or examination by federal or state authority, or (v) any other account the use of which would not, in and of itself, cause an Adverse Rating Event, as confirmed in writing by each Rating
Agency.

                                      -28-

            "Enhancement/Support Provider": Any enhancement or support provider contemplated by Item 1114(b) or Item 1115 of Regulation AB with respect to the
Trust Fund or any one or more Classes of Certificates.

            "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, the American Society of Testing Materials Standard
Sections 1527-05 or a review conducted in accordance with the All Appropriate
Inquiries final rule issued by the United States Environmental Protection Agency on November 1, 2005 (40 C.F.R. Part 312), or any successor to either.

            "Euroclear": The Euroclear System or any successor.

            "ERISA": The Employee Retirement Income Security Act of 1974, as
amended.

            "Escrow Payment": Any payment received by either Master Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and other similar items in respect of the related Mortgaged
Property.

            "Event of Default": One or more of the events described in Section
7.01(a).

            "Excess Servicing Strip": With respect to each Trust Mortgage Loan and Trust REO Loan, that portion of the Master Servicing Fee for such Mortgage
Loan or REO Loan that represents interest accrued at the related Excess
Servicing Strip Rate.

            "Excess Servicing Strip Rate": With respect to each Mortgage Loan and REO Loan, the excess of (x) the Master Servicing Fee Rate for such Mortgage
Loan or REO Loan over (y) the sum of (i) 0.01% (one basis point) per annum, and
(ii) with respect to any Mortgage Loan and REO Loan that is not primary serviced by the applicable Master Servicer, the primary servicing fee rate, if any, for such Mortgage Loan or REO Loan; provided that the Excess Servicing Strip Rate with respect to each Mortgage Loan and REO Loan shall be subject to reduction by the Trustee pursuant to Section 3.11(a).

            "Exchange Act": The Securities Exchange Act of 1934, as amended.

            "Exchange Act Reportable Event": With respect to (a) the Trustee or, if and to the extent specifically applicable thereto or to its duties on behalf of the Trustee, any Servicing Representative of the Trustee or any Trustee
Appointee, any Trustee Reportable Event, (b) the Certificate Administrator, or,
if and to the extent specifically applicable thereto or to its duties on behalf of the Certificate Administrator, any Servicing Representative of the
Certificate Administrator, any Certificate Administrator Reportable Event, (c)
either Master Servicer or, if and to the extent specifically applicable thereto or to its duties on behalf of a Master Servicer, any Servicing Representative of such Master Servicer, any Master Servicer Reportable Event, and (d) the Special
Servicer or, if and to the extent specifically applicable thereto or to its duties on behalf of the Special Servicer, any Servicing Representative of the
Special Servicer, any Special Servicer Reportable Event.

            "Exchange Act Reporting Year": Each of (a) the Trust's fiscal year
2006, and (b) any subsequent fiscal year of the Trust, but only if as of the beginning of such subsequent fiscal year of the Trust, the Registered
Certificates are held in the aggregate by at least 300 holders (which may consist of (i) in the case of Registered Certificates held in definitive form, direct Holders of such Definitive

                                      -29-

Certificates, and/or (ii) in the case of Registered Certificates held in book-entry form through the Depository, Depository Participants having accounts with the Depository).

            "Exchange Act Reports": As defined in Section 8.16(a).

            "Excluded Class": Any Class of Sequential Pay Certificates other than the Class A-1, Class A-2, Class A-3, Class A-3B, Class A-SB, Class A-4,
Class A-1A, Class AM, Class AJ, Class B, Class C, Class D, Class E, Class F,
Class G and Class H Certificates.

            "Exemption": Department of Labor Prohibited Transaction Exemption
("PTE") 90-29 (as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41), as it may
be amended from time to time, or any successor thereto, all as issued by the
U.S. Department of Labor.

            "Exemption-Favored Party": Any of (i) MLPF&S, (ii) any Person
directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with MLPF&S, and (iii) any member of any underwriting syndicate or selling group of which any Person described in clauses
(i) and (ii) is a manager or co-manager with respect to a Class of Investment
Grade Certificates.

            "FDIC": Federal Deposit Insurance Corporation or any successor.

            "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

            "Final Recovery Determination": A determination by the Special
Servicer with respect to any Specially Serviced Mortgage Loan, Corrected
Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased or replaced by any of the Mortgage Loan
Sellers pursuant to the applicable Mortgage Loan Purchase Agreement, or that was purchased by the Plurality Subordinate Certificateholder or the Special Servicer
or any assignee of the foregoing pursuant to Section 3.18, or by the related
B-Note Loan Holder (in the case of an A-Note Trust Mortgage Loan) pursuant to the related Loan Combination Intercreditor Agreement, or by the applicable
Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder pursuant to Section 9.01) that there has been a recovery of all Insurance Proceeds, Liquidation Proceeds, REO Revenues and other payments or recoveries that the Special Servicer has determined, in accordance with the
Servicing Standard, will be ultimately recoverable.

            "Fiscal Agent": A Person who is at any time appointed by the Trustee pursuant to Section 8.18 to act as fiscal agent.

            "Fitch": Fitch, Inc. or its successor in interest. If neither such
Rating Agency nor any successor remains in existence, "Fitch" shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master
Servicers, the Special Servicer and any Fiscal Agent, and specific ratings of
Fitch herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "FNMA": Federal National Mortgage Association or any successor.

            "Form 8-K": Exchange Act Form 8-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and

                                      -30-

regulations promulgated thereunder, including for purposes of filing current reports under Section 13 or 15(d) of the Exchange Act, filed pursuant to Rule
13a-11 or Rule 15d-11, and for reports of nonpublic information required to be disclosed by Regulation FD (17 C.F.R. 243.100 and 243.101). For purposes of this
Agreement, "Form 8-K" shall be deemed to include any successor or equivalent
Exchange Act form adopted by the Commission.

            "Form 8-K Current Report": A current report on Form 8-K.

            "Form 8-K Required Information": Any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 8-K.

            "Form 10-D": Exchange Act Form 10-D, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing distribution reports under Section
13 or 15(d) of the Exchange Act, filed pursuant to Rule 13a-17 or Rule 15d-17.
For purposes of this Agreement, "Form 10-D" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

            "Form 10-D Distribution Report": A distribution report on Form 10-D.

            "Form 10-D Required Information": Any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-D.

            "Form 10-K": Exchange Act Form 10-K, as and to the extent that such form is applicable for an asset-backed issuer to satisfy its reporting requirements under the Exchange Act, and the rules and regulations promulgated thereunder, including for purposes of filing annual reports pursuant to Section
13 or 15(d) of the Exchange Act for which no other form is prescribed, as well as for filing transition reports pursuant to Section 13 or 15(d) of the Exchange
Act. For purposes of this Agreement, "Form 10-K" shall be deemed to include any successor or equivalent Exchange Act form adopted by the Commission.

            "Form 10-K Annual Report": An annual report on Form 10-K.

            "Form 10-K Required Information": Any and all information, including with respect to any applicable Exchange Act Reportable Events, required pursuant to the Exchange Act and/or the rules and regulations promulgated thereunder to be reported by an asset-backed issuer under Form 10-K.

            "Gain-on-Sale Proceeds": With respect to any Trust Mortgage Loan or
Trust REO Loan, the excess, if any, of (i) any and all Liquidation Proceeds collected with respect to such Mortgage Loan or the related REO Property, as the case may be, net of any related liquidation expenses, P&I Advances, Servicing
Advances, Principal Recovery Fees, interest on Advances, Master Servicing Fees,
Special Servicing Fees and Additional Trust Fund Expenses, and if applicable, further net of any portion of such Liquidation Proceeds payable to the related
Non-Trust Noteholder(s) (if any), over (ii) the Purchase Price for such Trust
Mortgage Loan or Trust REO Loan, as the case may be, on the date on which such
Liquidation Proceeds were received.

                                      -31-

            "Gain-on-Sale Reserve Account": A segregated custodial account
(which may be a sub-account of the Distribution Account) created and maintained by the Certificate Administrator pursuant to Section 3.04(e) in trust for the
Certificateholders, which shall be entitled "LaSalle Bank National Association as Certificate Administrator for U.S. Bank National Association, as Trustee, in
trust for the registered holders of Merrill Lynch Mortgage Trust 2006-C1,
Commercial Mortgage Pass-Through Certificates, Series 2006-C1, Gain-on-Sale
Reserve Account".

            "Global Certificate": With respect to any Class of Book-Entry
Non-Registered Certificates, either the related Rule 144A Global Certificate or the related Regulation S Global Certificate.

            "Grantor Trust E": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of the Excess
Servicing Strip with respect to the Mortgage Loans and any successor REO Loans and amounts held from time to time in the Collection Accounts that represent the
Excess Servicing Strip.

            "Grantor Trust E Assets": The segregated pool of assets comprising
Grantor Trust E.

            "Grantor Trust Provisions": Subpart E of Subchapter J of the Code.

            "Grantor Trust Z": That certain "grantor trust" (within the meaning of the Grantor Trust Provisions), the assets of which consist of any Additional
Interest with respect to the Trust ARD Loans and any successor Trust REO Loans after their respective Anticipated Repayment Dates and amounts held from time to time in the Collection Accounts and/or the Additional Interest Account that represent Additional Interest.

            "Grantor Trust Z Assets": The segregated pool of assets comprising
Grantor Trust Z.

            "Ground Lease": With respect to any Mortgage Loan for which the
Mortgagor has a leasehold interest in the related Mortgaged Property or space lease within such Mortgaged Property, the lease agreement creating such leasehold interest.

            "Group 1 Mortgage Loan": Any Trust Mortgage Loan identified on the
Mortgage Loan Schedule as belonging to Loan Group 1.

            "Group 2 Mortgage Loan": Any Trust Mortgage Loan identified on the
Mortgage Loan Schedule as belonging to Loan Group 2.

            "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products and urea formaldehyde.

            "Holder": A Certificateholder.

            "Impound Reserve": As defined in Section 3.16(c).

                                      -32-

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, any Mortgage Loan
Seller, either Master Servicer, the Special Servicer, the Controlling Class
Representative, the Trustee, the Certificate Administrator, the Custodian, any
Fiscal Agent and any and all Affiliates thereof (and, with respect to any Loan
Combination, any of the related Non-Trust Noteholder(s) and any and all
Affiliates thereof), (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Depositor, any Mortgage Loan
Seller, either Master Servicer, the Special Servicer, the Controlling Class
Representative, the Trustee, the Certificate Administrator, the Custodian, any
Fiscal Agent or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof), and (iii)
is not connected with the Depositor, any Mortgage Loan Seller, either Master
Servicer, the Controlling Class Representative, the Special Servicer, the
Trustee, the Certificate Administrator, the Custodian, any Fiscal Agent or any
Affiliate thereof (or, with respect to any Loan Combination, any of the related
Non-Trust Noteholder(s) or any Affiliate thereof) as an officer, employee, promoter, underwriter, Trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, any Mortgage Loan Seller, either Master Servicer, the Controlling
Class Representative, the Special Servicer, the Trustee, the Certificate
Administrator, the Custodian, any Fiscal Agent or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s)
or any Affiliate thereof) merely because such Person is the beneficial owner of
1% or less of any class of securities issued by the Depositor, any Mortgage Loan
Seller, either Master Servicer, the Special Servicer, the Controlling Class
Representative, the Trustee, the Certificate Administrator, the Custodian, any
Fiscal Agent or any Affiliate thereof (or, with respect to any Loan Combination, any of the related Non-Trust Noteholder(s) or any Affiliate thereof), as the case may be.

            "Independent Appraiser": An Independent professional real estate appraiser who is a member in good standing of the Appraisal Institute, and, if the State in which the subject Mortgaged Property is located certifies or licenses appraisers, certified or licensed in such State, and in each such case, who has a minimum of five years experience in the subject property type and market.

            "Independent Contractor": (a) Any Person that would be an
"independent contractor" with respect to REMIC I within the meaning of Section
856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of
Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to either Master
Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any
Fiscal Agent or the Trust Fund, delivered to the Trustee (and, if a Loan
Combination is involved, to the related Non-Trust Noteholder(s)), provided that
(i) such REMIC does not receive or derive any income from such Person and (ii)
the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury regulations Section 1.856-4(b)(5), or (b) any other Person upon receipt by the Trustee (and, if a Loan Combination is involved, by the related Non-Trust Noteholder(s)) of an Opinion of Counsel, which shall be at no expense to either Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator, any Fiscal Agent or the Trust Fund,
to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such
REO Property to cease to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code, or cause any income realized in respect of such REO

                                      -33-

Property to fail to qualify as Rents from Real Property, due to such Person's failure to be treated as an Independent Contractor.

            "Initial Form 8-K Current Reports": As defined in Section 8.16.

            "Initial Purchaser": Each of MLPF&S and LaSalle Financial.

            "Institutional Accredited Investor" or "IAI": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a)
under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

            "Insurance Policy": With respect to any Mortgage Loan, any hazard insurance policy, flood insurance policy, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

            "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related
Mortgaged Property, released to the Mortgagor, or any tenants or ground lessors, as the case may be, pursuant to the terms of the related Mortgage or lease, in accordance with the Servicing Standard.

            "Insured Environmental Event": As defined in Section 3.07(d).

            "Interest Accrual Period": With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which such
Distribution Date occurs.

            "Interest Reserve Account": The segregated account (which may be a sub-account of the Distribution Account) created and maintained by the
Certificate Administrator pursuant to Section 3.04(c) in trust for
Certificateholders, which shall be entitled "LaSalle Bank National Association as Certificate Administrator for U.S. Bank National Association, as Trustee, on
behalf of and in trust for the registered holders of Merrill Lynch Mortgage
Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1".

            "Interest Reserve Amount": With respect to each Interest Reserve
Loan and each Distribution Date that occurs in February of each year subsequent to 2006 and in January of each year subsequent to 2006 that is not a leap year, an amount equal to one day's interest at the related Net Mortgage Rate on the related Stated Principal Balance as of the Due Date in the month in which such
Distribution Date occurs (but prior to the application of any amounts owed on such Due Date), to the extent a Periodic Payment or P&I Advance is made in respect thereof for such Due Date as of the related P&I Advance Date, in the case of a Periodic Payment, or as of the related Distribution Date, in the case of a P&I Advance.

            "Interest Reserve Loan": Each Trust Mortgage Loan that is an
Actual/360 Mortgage Loan and each Trust REO Loan that relates to an Actual/360
Mortgage Loan.

            "Interested Person": The Depositor, each Mortgage Loan Seller, each
Master Servicer, the Special Servicer, any Independent Contractor hired by the
Special Servicer, any related Non-Trust Noteholder, any Holder of a Certificate or any Affiliate of any such Person.

                                      -34-

            "Internet Website": Either the Internet website maintained by the
Certificate Administrator (located at "www.etrustee.net" or such other address as provided to the parties hereto from time to time) or the Internet website maintained by either Master Servicer, as the case may be.

            "Investment Account": As defined in Section 3.06(a).

            "Investment Grade Certificate": As of any date of determination, a
Certificate that is rated in one of the four highest generic rating categories by at least one Rating Agency.

            "Investment Period": With respect to any Distribution Date and (i)
each of the Collection Accounts, any Servicing Account, any Reserve Account, any
REO Account and any Loan Combination Custodial Account, the related Collection
Period and (ii) each of the Distribution Account, the Interest Reserve Account,
the Additional Interest Account and the Gain-on-Sale Reserve Account, the
related Certificate Administrator Investment Period.

            "LaSalle": LaSalle Bank National Association, or its successor in interest.

            "LaSalle Financial": LaSalle Financial Services, Inc., or its
successor in interest.

            "LaSalle Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of May 16, 2006, between the Depositor and
LaSalle and relating to the transfer of the LaSalle Trust Mortgage Loans to the
Depositor.

            "LaSalle Trust Mortgage Loan": Each Trust Mortgage Loan transferred and assigned to the Depositor pursuant to the LaSalle Mortgage Loan Purchase
Agreement.

            "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Collection Period, other than Penalty Interest, whether as payments, Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late collections of the principal and/or interest portions of a
Scheduled Payment (other than a Balloon Payment) or an Assumed Periodic Payment in respect of such Mortgage Loan due or deemed due on a Due Date in a previous
Collection Period, and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any
Collection Period, other than Penalty Interest, whether as Insurance Proceeds,
Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of the principal and/or interest portions of a Scheduled Payment
(other than a Balloon Payment) or an Assumed Periodic Payment in respect of the predecessor Mortgage Loan or of an Assumed Periodic Payment in respect of such
REO Loan due or deemed due on a Due Date in a previous Collection Period and not previously recovered.

            "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery
Determination is made with respect to such Mortgage Loan; (iii) such Mortgage
Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is purchased by the Plurality Subordinate Certificateholder, the Special Servicer
or any assignee thereof pursuant to Section 3.18 or by either Master Servicer, the Special Servicer or the Plurality Subordinate Certificateholder pursuant to
Section 9.01; (v) in the case of an A-Note Trust Mortgage Loan, such Mortgage
Loan is purchased by the related B-Note Loan Holder pursuant to the related Loan
Combination Intercreditor Agreement; (vi) such Mortgage Loan is purchased by a mezzanine lender

                                      -35-

pursuant to the related mezzanine intercreditor agreement; or (vii) such
Mortgage Loan is removed from the Trust by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the
Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01. With respect to any REO
Property (and the related REO Loan), any of the following events: (i) a Final
Recovery Determination is made with respect to such REO Property; (ii) such REO
Property is purchased or replaced by a Mortgage Loan Seller pursuant to the applicable Mortgage Loan Purchase Agreement; (iii) such REO Property is purchased by either Master Servicer, the Special Servicer or the Plurality
Subordinate Certificateholder pursuant to Section 9.01; or (iv) such REO
Property is removed from the Trust Fund by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the
Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund pursuant to Section 9.01.

            "Liquidation Proceeds": All cash amounts (other than Insurance
Proceeds and REO Revenues) received by either Master Servicer or the Special
Servicer in connection with: (i) the taking of all or a part of a Mortgaged
Property or REO Property by exercise of the power of eminent domain or condemnation, subject, however, to the rights of any tenants and ground lessors, as the case may be, and the rights of the Mortgagor under the terms of the related Mortgage; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and
Mortgage; (iii) the realization upon any deficiency judgment obtained against a
Mortgagor; (iv) the purchase of a Trust Defaulted Mortgage Loan by the Plurality
Subordinate Certificateholder, the Special Servicer or any assignee thereof pursuant to Section 3.18; (v) the repurchase or substitution of a Trust Mortgage
Loan or REO Property by a Mortgage Loan Seller, pursuant to the applicable
Mortgage Loan Purchase Agreement; (vi) the purchase of a Trust Mortgage Loan or
REO Property by either Master Servicer, the Special Servicer, or the Plurality
Subordinate Certificateholder pursuant to Section 9.01; (vii) the purchase of an
A-Note Trust Mortgage Loan by the related B-Note Loan Holder pursuant to the related Loan Combination Intercreditor Agreement; (viii) the purchase of a
Mortgage Loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement; or (ix) the removal of a Mortgage Loan or REO Property from the Trust Fund by the Sole Certificate Owner in connection with an exchange of all of the outstanding Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust
Fund pursuant to Section 9.01.

            "Loan Combination": Collectively, each A-Note Trust Mortgage Loan and the related B-Note Non-Trust Loan. The term "Loan Combination" shall include any successor REO Loan with respect to the applicable Mortgage Loans comprising such Loan Combination.

            "Loan Combination Controlling Party": With respect to related Loan
Combination, the 633 17th Street Loan Combination Controlling Party, the Mall of
Louisiana Loan Combination Controlling Party, the Mainsail Loan Combination
Controlling Party or the North Point Loan Combination Controlling Party, as the
case may be.

            "Loan Combination Control Appraisal Event": Any of a 633 Loan
Combination Control Appraisal Event, a Mall of Louisiana Loan Combination
Control Appraisal Event, a Mainsail Loan

                                      -36-

Combination Control Appraisal Event or a North Point Loan Combination Control
Appraisal Event, as the case may be.

            "Loan Combination Custodial Account": With respect to any Loan
Combination, the separate account (which may be a sub-account of the applicable
Collection Account) created and maintained by the applicable Master Servicer pursuant to Section 3.04(h) and held on behalf of the Certificateholders and the related Non-Trust Noteholder, which shall be entitled substantially as follows:
in the case of the Midland, "Midland Loan Services, Inc., as Master Servicer for
U.S. Bank National Association, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage
Pass-Through Certificates, Series 2006-C1, and [name of the related Non-Trust
Noteholder(s)], as their interests may appear, and in the case of Wells Fargo,
"Wells Fargo Bank National Association, as Master Servicer for U.S. Bank
National Association, as Trustee, on behalf of and in trust for the registered holders of Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage
Pass-Through Certificates, Series 2006-C1, and [name of the related Non-Trust
Noteholder(s)], as their interests may appear". Any such account shall be an
Eligible Account.

            "Loan Combination Intercreditor Agreement": With respect to each
Loan Combination, each intercreditor agreement in effect between (i) the Trust
Fund as holder of the related Trust Mortgage Loan and (ii) the Non-Trust
Noteholder(s).

            "Loan Combination Mortgaged Property": The Mortgaged Property
securing a Loan Combination.

            "Loan Combination REO Account": With respect to each Loan
Combination, a segregated account or accounts created and maintained by the
Special Servicer pursuant to Section 3.16 on behalf of the Trustee, in trust for the Certificateholders, and the related Non-Trust Noteholder, which shall be entitled "Midland Loan Services, Inc., as Special Servicer for U.S. Bank
National Association, as Trustee in trust for registered holders of Merrill
Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates,
Series 2006-C1, and [name of the related Non-Trust Noteholder(s)], as their interests may appear".

            "Loan Combination REO Property": With respect to each Loan
Combination, the related Mortgaged Property if such Mortgaged Property is acquired on behalf and in the name of the Trust Fund, for the benefit of the
Certificateholders, and the related Non-Trust Noteholder(s), as their interests may appear, through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of such Loan Combination.

            "Loan Combination Specially Designated Servicing Actions": Any of
the 633 Loan Combination Specially Designated Servicing Actions, the Mall of
Louisiana Loan Combination Specially Designated Servicing Actions, the Mainsail
Loan Combination Specially Designated Servicing Actions or the North Point Loan
Combination Specially Designated Servicing Actions, as the case may be.

            "Loan Combination Special Servicer": As defined in Section 6.09.

            "Loan Group": Either Loan Group 1 or Loan Group 2.

            "Loan Group 1": Collectively, all of the Trust Mortgage Loans that are Group 1 Mortgage Loans and any successor Trust REO Loans with respect thereto.

                                      -37-

            "Loan Group 1 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

            "Loan Group 1 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Trust Mortgage Loans and Trust REO Loans belonging to Loan
Group 1, taking into account adjustments in accordance with Section 1.02.

            "Loan Group 2": Collectively, all of the Trust Mortgage Loans that are Group 2 Mortgage Loans and any successor Trust REO Loans with respect thereto.

            "Loan Group 2 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

            "Loan Group 2 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to the Trust Mortgage Loans and Trust REO Loans belonging to Loan
Group 2, taking into account adjustments in accordance with Section 1.02.

            "Loan-to-Value Ratio": With respect to any Trust Mortgage Loan, as of any date of determination, a fraction, expressed as a percentage, the numerator of which is the then current principal amount of such Mortgage Loan, as adjusted in accordance with the considerations specified in Section
3.08(a)(i), and the denominator of which is the Appraised Value of the related
Mortgaged Property.

            "Mainsail B-Note Non-Trust Loan": The Mortgage Loan, other than the
Mainsail Trust Mortgage Loan, that is secured by the same Mortgage encumbering the Mainsail Mortgaged Property as the Mainsail Trust Mortgage Loan, and that is subordinate, to the extent set forth in the related Loan Combination
Intercreditor Agreement, in right of payment and in other respects to the
Mainsail Trust Mortgage Loan.

            "Mainsail B-Note Non-Trust Loan Holder": The holder of the Mainsail
B-Note Non-Trust Loan.

            "Mainsail Trust Mortgage Loan": The LaSalle Trust Mortgage Loan that is secured by the Mainsail Mortgaged Property and included in the Trust Fund.

            "Mainsail Controlling Party": The "Controlling Holder" within the meaning of the Mainsail Intercreditor Agreement, which prior to the occurrence of a Mainsail Control Appraisal Event (and for so long as it is continuing) with respect to the Mainsail B-Note Non-Trust Loan, shall be, as of any date of determination, the holder of the Mainsail B-Note Non-Trust Loan, and, following the occurrence of a Mainsail Control Appraisal Event (and for so long as it is continuing) with respect to the Mainsail B-Note Non-Trust Loan, shall be the
Controlling Class Representative.

            "Mainsail Control Appraisal Event": The existence of a "Threshold
Event" within the meaning of the Mainsail Intercreditor Agreement.

                                      -38-

            "Mainsail Intercreditor Agreement": The Intercreditor and Servicing
Agreement, dated April 27, 2006, between the Trust as holder of the Mainsail
Trust Mortgage Loan and the holders of the Mainsail Non-Trust Loan.

            "Mainsail Loan Combination": Collectively, the Mainsail Trust
Mortgage Loan and the Mainsail B-Note Non-Trust Loan. The term "Mainsail Loan
Combination" shall include any successor REO Loans with respect to the Mainsail
Trust Mortgage Loan and the Mainsail B-Note Non-Trust Loan.

            "Mainsail Mortgaged Property": The Mortgaged Property identified on the Mortgage Loan Schedule as The Suites at Mainsail Village.

            "Mainsail REO Property": With respect to the Mainsail Loan
Combination, the related Loan Combination REO Property.

            "Mainsail Specially Designated Servicing Actions": Proposed actions of the Special Servicer in respect of which the consent of the Mainsail
Controlling Party is required, as set forth in Section 4 of the Mainsail
Intercreditor Agreement.

            "Mall of Louisiana B-Note Non-Trust Loan": The Mortgage Loan, other than the Mall of Louisiana Trust Mortgage Loan, that is secured by the same
Mortgage encumbering the Mall of Louisiana Mortgaged Property as the Mall of
Louisiana Trust Mortgage Loan, and that is subordinate, to the extent set forth in the related Loan Combination Intercreditor Agreement, in right of payment and in other respects to the Mall of Louisiana Trust Mortgage Loan.

            "Mall of Louisiana B-Note Non-Trust Loan Holder": The holder of the
Mall of Louisiana B-Note Non-Trust Loan.

            "Mall of Louisiana Trust Mortgage Loan": The Merrill Trust Mortgage
Loan that is secured by the Mall of Louisiana Mortgaged Property and included in the Trust Fund.

            "Mall of Louisiana Controlling Party": The "Directing Co-Lender"
within the meaning of the Mall of Louisiana Intercreditor Agreement, which prior to the occurrence of a Mall of Louisiana Control Appraisal Event (and for so
long as it is continuing) with respect to the Mall of Louisiana B-Note Non-Trust
Loan, shall be, as of any date of determination, the holder of the Mall of
Louisiana B-Note Non-Trust Loan, and, following the occurrence of a Mall of
Louisiana Control Appraisal Event (and for so long as it is continuing) with respect to the Mall of Louisiana B-Note Non-Trust Loan, shall be the Controlling
Class Representative.

            "Mall of Louisiana Control Appraisal Event": The existence of a
"Note B Appraisal Reduction Period" within the meaning of the Mall of Louisiana
Intercreditor Agreement.

            "Mall of Louisiana Intercreditor Agreement": The Co-Lender
Agreement, dated April [ ], 2006, between the Trust as holder of the Mall of
Louisiana Trust Mortgage Loan and the holders of the Mall of Louisiana Non-Trust
Loan.

            "Mall of Louisiana Loan Combination": Collectively, the Mall of
Louisiana Trust Mortgage Loan and the Mall of Louisiana B-Note Non-Trust Loan.
The term "Mall of Louisiana Loan

                                      -39-

Combination" shall include any successor REO Loans with respect to the Mall of
Louisiana Trust Mortgage Loan and the Mall of Louisiana B-Note Non-Trust Loan.

            "Mall of Louisiana Mortgaged Property": The Mortgaged Property
identified on the Mortgage Loan Schedule as Mall of Louisiana.

            "Mall of Louisiana REO Property": With respect to the Mall of
Louisiana Loan Combination, the related Loan Combination REO Property.

            "Mall of Louisiana Specially Designated Servicing Actions": Proposed
actions of the Special Servicer in respect of which the consent of the Mall of
Louisiana Controlling Party is required, as set forth in Section 4 of the Mall of Louisiana Intercreditor Agreement.

            "Master Servicer": With respect to the LaSalle Trust Mortgage Loans, the PNC Trust Mortgage Loans and the Mall of Louisiana Trust Mortgage Loan,
Master Servicer No. 1 and with respect to the Merrill Trust Mortgage Loans
(other than the Mall of Louisiana Trust Mortgage Loan) and the Artesia Trust
Mortgage Loans, Master Servicer No. 2.

            "Master Servicer Indemnification Agreement": With respect to the initial Master Servicer No. 1, that certain Master Servicer and Special Servicer
Indemnification Agreement, dated as of May 16, 2006, between such Master
Servicer, the Depositor, the Underwriters and the Initial Purchasers; and with respect to the initial Master Servicer No. 2, that certain Master Servicer
Indemnification Agreement, dated as of May 16, 2006, between such Master
Servicer, the Depositor, the Underwriters and the Initial Purchasers.

            "Master Servicer No. 1": Midland or any successor Master Servicer thereto appointed as herein provided.

            "Master Servicer No. 2": Wells Fargo or any successor Master
Servicer thereto appointed as herein provided.

            "Master Servicer Reportable Event": With respect to either Master
Servicer, any of the following events, conditions, circumstances and/or matters:

            (i)     the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item
      1108(a)(3) of Regulation AB, but only if such Master Servicer or any
      Servicing Representative of such Master Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM
      1.01 ON FORM 8-K];

            (ii)    the termination of a definitive agreement that is material to the Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if such
      Master Servicer or any Servicing Representative of such Master Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.02 ON FORM 8-K];

            (iii)   the appointment of a receiver, fiscal agent or similar
      officer for any Material Debtor in a proceeding under the U.S. Bankruptcy
      Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject
      Material Debtor is (A) such Master Servicer, (B) any Servicing
      Representative of such Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C)

                                      -40-

      any Significant Obligor with respect to a Performing Mortgage Loan [ITEM
      1.03(a) ON FORM 8-K];

            (iv)    the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
      Material Debtor is (A) such Master Servicer, (B) any Servicing
      Representative of such Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
      Obligor with respect to a Performing Mortgage Loan [ITEM 1.03(b) ON FORM
      8-K];

            (v)     any resignation, removal, replacement or substitution of (A)
      such Master Servicer or (B) any Servicing Representative of such Master
      Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of
      Regulation AB [ITEM 6.02 ON FORM 8-K];

            (vi)    any appointment of (A) a new Master Servicer or (B) any new
      Servicing Representative of such Master Servicer that constitutes a
      Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM 6.02 ON
      FORM 8-K];

            (vii)   any nonpublic disclosure, by such Master Servicer or any
      Servicing Representative of such Master Servicer, with respect to the
      Subject Securitization Transaction (other than disclosure required pursuant to this Agreement) that is required to be disclosed by Regulation
      FD (17 C.F.R. 243.100 through 243.103) [ITEM 7.01 ON FORM 8-K];

            (viii)  any other information of importance to Certificateholders
      (determined by such Master Servicer in accordance with the Servicing
      Standard) that (A) is not otherwise required to be included in the
      Distribution Date Statement, the CMSA Special Servicer Loan File or any
      other report to be delivered or otherwise made available to
      Certificateholders hereunder, and (B) such Master Servicer has determined, in accordance with the Servicing Standard, could have a material adverse effect on the value of a Mortgaged Property as collateral for a Performing
      Mortgage Loan or the ability of a Mortgaged Property to generate sufficient cash flow for the related Mortgagor to meet its debt service obligations under the related Performing Mortgage Loan [ITEM 8.01 ON FORM
      8-K];

            (ix)    the commencement or termination of, or any material
      developments regarding, any legal proceedings pending against any Material
      Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if such
      Master Servicer is controlling the subject litigation or if the subject
      Material Litigant is (A) such Master Servicer, (B) any Servicing
      Representative of such Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
      Obligor with respect to a Performing Mortgage Loan [ITEM 2 ON FORM 10-D
      AND GENERAL INSTRUCTION J TO FORM 10-K];

            (x)     the receipt by or on behalf of such Master Servicer or any
      Servicing Representative of such Master Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding a Significant Obligor with respect to a Performing

                                      -41-

      Mortgage Loan that is required to be provided under Item 1112(b) of
      Regulation AB [ITEM 6 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM
      10-K];

            (xi)    to the extent not otherwise disclosed in the Prospectus
      Supplement, whether such Master Servicer has become an affiliate (as defined in Rule 405 of the Securities Act) of any of (A) the Trust, (B)
      the Depositor, (C) a Mortgage Loan Seller, (D) the Trustee, (E) the
      Certificate Administrator, (F) the Custodian, (G) the Special Servicer,
      (H) any Servicing Representative of such Master Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (I) any
      Significant Obligor [GENERAL INSTRUCTION J TO FORM 10-K]; and

            (xii)   to the extent not otherwise disclosed in the Prospectus
      Supplement, any specific relationship involving or relating to the Subject
      Securitization Transaction or the Mortgage Loans contemplated by Item
      1119(c) of Regulation AB between a Mortgage Loan Seller or the Trust, on the one hand, and such Master Servicer or any Servicing Representative of such Master Servicer, on the other hand [GENERAL INSTRUCTION J TO FORM
      10-K].

            "Master Servicing Fee": With respect to each Mortgage Loan and any successor REO Loan with respect thereto, the fee payable to the applicable
Master Servicer pursuant to Section 3.11(a).

            "Master Servicing Fee Rate": With respect to each Trust Mortgage
Loan, the per annum rate equal to the sum of the rates set forth under the columns "Master Servicing Fee Rate", "Primary Servicing Fee Rate" and
"Sub-Servicing Fee Rate" on the Mortgage Loan Schedule, and with respect to each
Non-Trust Loan, or any successor REO Loan with respect thereto, the per annum rate at which any related Master Servicing Fee is permitted to be calculated under the related Loan Combination Intercreditor Agreement.

            "Material Debtor": Any of the following:

            (i)     the Trust;

            (ii)    each of the Mortgage Loan Sellers;

            (iii)   each of the parties to this Agreement;

            (iv)    any Servicing Representative that constitutes a Servicer
      contemplated by Item 1108(a)(3) of Regulation AB;

            (v)     any Significant Obligor;

            (vi)    any Enhancement/Support Provider; and

            (vii)   any other material party contemplated by Item 1100(d)(1) of
      Regulation AB relating to the relating to the Subject Securitization
      Transaction.

            "Material Litigant":  Any of the following:

            (i)     the Trust;

            (ii)    each of the Mortgage Loan Sellers;

                                      -42-

            (iii)   the Depositor;

            (iv)    the Trustee;

            (v)     each Master Servicer;

            (vi)    the Special Servicer;

            (vii)   the Certificate Administrator;

            (viii)  the Custodian;

            (ix)    any Servicing Representative that constitutes a Servicer
      contemplated by Item 1108(a)(3) of Regulation AB;

            (x)     any originator of Trust Mortgage Loans contemplated by Item
      1110(b) of Regulation AB; and

            (xi)    any other party contemplated by Item 1100(d)(1) of
      Regulation AB relating to the Subject Securitization Transaction.

            "Merrill Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of May 16, 2006, between the Depositor and
MLMLI and relating to the transfer of the Merrill Trust Mortgage Loans to the
Depositor.

            "Merrill Trust Mortgage Loan": Each Trust Mortgage Loan transferred and assigned to the Depositor pursuant to the Merrill Mortgage Loan Purchase
Agreement.

            "Midland": Midland Loan Services, Inc. or its successor in interest.

            "MLMLI": Merrill Lynch Mortgage Lending, Inc. or its successor in interest.

            "MLPF&S": Merrill Lynch, Pierce, Fenner & Smith Incorporated, a
Delaware corporation, or its successor in interest.

            "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust, deed to secure debt or similar instrument that secures the Mortgage Note and creates a lien on the fee or leasehold interest in the related Mortgaged
Property.

            "Mortgage File": With respect to any Trust Mortgage Loan and, in the case of any Trust Mortgage Loan that is part of a Loan Combination, also with respect to the related Non-Trust Loan(s), collectively the following documents
(which, in the case of a Loan Combination, except for the Mortgage Notes referred to in clause (i) of this definition and any modifications thereof referred to in clause (vi) of this definition, relate to the entire Loan
Combination):

            (i)     (A) the original executed Mortgage Note for such Trust
      Mortgage Loan, including any power of attorney related to the execution thereof (or a lost note affidavit and indemnity with a copy of such
      Mortgage Note attached thereto), together with any and all intervening endorsements thereon, endorsed on its face or by allonge attached thereto
      (without

                                      -43-

      recourse, representation or warranty, express or implied) to the order of
      U.S. Bank National Association, as trustee for the registered holders of
      Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
      Certificates, Series 2006-C1, or in blank, and (B) in the case of a Loan
      Combination, a copy of the executed Mortgage Note for each related
      Non-Trust Loan;

            (ii)    an original or a copy of the Mortgage, together with
      originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office)
      with evidence of recording indicated thereon or certified by the applicable recording office;

            (iii)   an original or a copy of any related Assignment of Leases
      (if such item is a document separate from the Mortgage), together with originals or copies of any and all intervening assignments thereof, in each case (unless not yet returned by the applicable recording office)
      with evidence of recording indicated thereon or certified by the applicable recording office;

            (iv)    an original executed assignment, in recordable form (except for completion of the assignee's name, if the assignment is delivered in blank, and any missing recording information) or a certified copy of that assignment as sent for recording, of (A) the Mortgage, (B) any related
      Assignment of Leases (if such item is a document separate from the
      Mortgage) and (C) any other recorded document relating to such Trust
      Mortgage Loan otherwise included in the Mortgage File, in favor of U.S.
      Bank National Association , as trustee for the registered holders of
      Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
      Certificates, Series 2006-C1 (or, in the case of a Loan Combination, in favor of U.S. Bank National Association, as Trustee for the registered holders of Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage
      Pass-Through Certificates, Series 2006-C1, and in its capacity as lead lender on behalf of the holder of the related Non-Trust Loan(s)), or in blank;

            (v)     an original assignment of all unrecorded documents relating to the subject Trust Mortgage Loan (to the extent not already assigned pursuant to clause (iv) above), in favor of U.S. Bank National
      Association, as trustee for the registered holders of Merrill Lynch
      Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates,
      Series 2006-C1 (or, in the case of a Loan Combination, in favor of U.S.
      Bank National Association, as trustee for the registered holders of
      Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
      Certificates, Series 2006-C1, and in its capacity as lead lender on behalf of the holder of the related Non-Trust Loan(s)), or in blank;

            (vi)    originals or copies of any consolidation, assumption,
      substitution and modification agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been consolidated or modified or the subject Trust Mortgage Loan has been assumed;

            (vii)   the original or a copy of the policy or certificate of
      lender's title insurance or, if such policy has not been issued or located, an original or a copy of an irrevocable, binding commitment
      (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the

                                      -44-

      same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

            (viii)  any filed copies or other evidence of filing of any prior
      UCC Financing Statements in favor of the originator of such Trust Mortgage
      Loan or in favor of any assignee prior to the Trustee (but only to the extent the Mortgage Loan Seller had possession of such UCC Financing
      Statements prior to the Closing Date) and, if there is an effective UCC
      Financing Statement in favor of the Mortgage Loan Seller on record with the applicable public office for UCC Financing Statements, a UCC Financing
      Statement assignment, in form suitable for filing in favor of U.S. Bank
      National Association, as trustee for the registered holders of Merrill
      Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
      Certificates, Series 2006-C1, as assignee (or, in the case of a Loan
      Combination, in favor of U.S. Bank National Association, as trustee for the registered holders of Merrill Lynch Mortgage Trust 2006-C1, Commercial
      Mortgage Pass-Through Certificates, Series 2006-C1, and in its capacity as lead lender on behalf of the holder of the related Non-Trust Loan(s)), or in blank;

            (ix)    an original or a copy of any Ground Lease and any related
      ground lessor estoppel or any guaranty;

            (x)     an original or copy of any intercreditor agreement relating to permitted debt of the Mortgagor (including, in the case of a Trust
      Mortgage Loan that is part of a Loan Combination, any related Loan
      Combination Intercreditor Agreement) and any intercreditor agreement relating to mezzanine debt related to the Mortgagor;

            (xi)    an original or a copy of any loan agreement, any escrow or reserve agreement, any security agreement, any management agreement, any agreed upon procedures letter, any lockbox or cash management agreements, any environmental reports or any letter of credit (which letter of credit shall not be delivered in original form to the Custodian but rather to the applicable Master Servicer), in each case relating to such Trust Mortgage
      Loan; and

            (xii)   with respect to a Trust Mortgage Loan secured by a
      hospitality property, a signed copy of any franchise agreement and/or franchisor comfort letter;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Custodian, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Custodian for documents described in clause (vi) of this definition, shall be deemed to include only such documents to the extent the Custodian has actual knowledge of their existence.

            "Mortgage Loan": Any Trust Mortgage Loan or any Non-Trust Loan. As
used herein, the term "Mortgage Loan" includes the related Mortgage Note,
Mortgage and other security documents contained in the related Mortgage File or otherwise held on behalf of the Trust and/or any Non-Trust Noteholder, as applicable.

            "Mortgage Loan Purchase Agreement": Each of the Artesia Mortgage
Loan Purchase Agreement, the LaSalle Mortgage Loan Purchase Agreement, the
Merrill Mortgage Loan Purchase Agreement and the PNC Mortgage Loan Purchase
Agreement.

                                      -45-

            "Mortgage Loan Schedule": The list of Trust Mortgage Loans transferred on the Closing Date to the Trustee as part of REMIC I, respectively, attached hereto as Schedule I and in a computer readable format. Such list shall set forth the following information with respect to each Trust Mortgage Loan:

            (i)     the loan identification number (as specified in Annex A-1 to the Prospectus);

            (ii)    the street address (including city, county, state and zip
                    code) and name of the related Mortgaged Property;

            (iii)   the Cut-off Date Balance;

            (iv)    (A) the amount of the Periodic Payment due on the first Due
                    Date following the Closing Date and (B) the monthly Due
                    Date;

            (v)     the Net Mortgage Rate as of the Cut-off Date and the
                    original Mortgage Rate;

            (vi)    the (A) original term to stated maturity, (B) remaining term to stated maturity and (C) Stated Maturity Date;

            (vii)   the original and remaining amortization term;

            (viii)  whether the Trust Mortgage Loan is secured by a Ground
                    Lease;

            (ix)    the Master Servicing Fee Rate;

            (x)     whether such Trust Mortgage Loan is an ARD Loan and if so
                    the Anticipated Repayment Date and Additional Interest Rate
                    for such ARD Loan;

            (xi)    the related Mortgage Loan Seller and, if different, the
                    related originator;

            (xii)   whether such Trust Mortgage Loan is insured by an
                    environmental policy;

            (xiii)  whether such Trust Mortgage Loan is cross-defaulted or cross-collateralized with any other Trust Mortgage Loan;

            (xiv)   whether such Trust Mortgage Loan is a Defeasance Loan;

            (xv)    whether the Trust Mortgage Loan is secured by a letter of
                    credit;

            (xvi)   whether payments on such Trust Mortgage Loan are made to a lock-box;

            (xvii)  the amount of any Reserve Funds escrowed in respect of each
                    Trust Mortgage Loan;

            (xviii) the number of days of any grace period permitted in respect of any Periodic Payment due under such Trust Mortgage Loan;

            (xix)   the property type of the related Mortgaged Property as
                    reported in the rent roll;

                                      -46-

            (xx)    the original principal balance of such Trust Mortgage Loan;

            (xxi)   the interest accrual basis of such Trust Mortgage Loan;

            (xxii)  the primary servicing fee rate, if any, for such Trust
                    Mortgage Loan; and

            (xxiii) the applicable Loan Group to which the Trust Mortgage Loan belongs.

            "Mortgage Loan Seller": Each of Artesia, LaSalle, MLMLI and PNC.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgage Pool": Collectively, all of the Trust Mortgage Loans and
any Trust REO Loans. The Non-Trust Loans shall not constitute part of the
Mortgage Pool.

            "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Stated Maturity Date, the fixed annualized rate, not including any
Additional Interest Rate, at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law; (ii) any Mortgage Loan after its
Stated Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such Stated Maturity Date, but giving effect to any modification thereof as contemplated by Section 3.20; and
(iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

            "Mortgaged Property": The property subject to the lien of a
Mortgage.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has not signed the related Mortgage Note but owns an interest in the related Mortgaged Property, which interest has been encumbered to secure such Mortgage Loan, and any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note, but excluding guarantors that do not own the related
Mortgaged Property.

            "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls incurred in connection with the receipt of
Principal Prepayments on the Trust Mortgage Loans during the related Collection
Period, exceeds (b) the aggregate amount deposited by the applicable Master
Servicer in its Collection Account for such Distribution Date pursuant to
Section 3.19(a) in connection with such Prepayment Interest Shortfalls on the
Trust Mortgage Loans.

            "Net Investment Earnings": With respect to each of the Collection
Accounts, the Interest Reserve Account, any Servicing Account, any Reserve
Account, any REO Account, the Distribution Account, any Loan Combination
Custodial Account, the Additional Interest Account and the Gain-on-Sale Reserve
Account, for any Investment Period, the amount, if any, by which the aggregate of all interest and other income realized during such Investment Period on funds held in such account, exceeds the aggregate of all losses, if any, incurred during such Investment Period in connection with the

                                      -47-

investment of such funds in accordance with Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds).

            "Net Investment Loss": With respect to each of the Collection
Accounts, any Servicing Account, any Reserve Account, any REO Account, the
Distribution Account, any Loan Combination Custodial Account, the Interest
Reserve Account, the Additional Interest Account and the Gain-on-Sale Reserve
Account, for any Investment Period, the amount by which the aggregate of all losses, if any, incurred during such Investment Period in connection with the investment of funds held in such account in accordance with Section 3.06 (other than losses of what would have otherwise constituted interest or other income earned on such funds), exceeds the aggregate of all interest and other income realized during such Investment Period on such funds.

            "Net Mortgage Pass-Through Rate":

            (A)   With respect to any Trust Mortgage Loan (or any successor
      Trust REO Loan with respect thereto) that accrues (or is deemed to accrue)
      interest on a 30/360 Basis, for any Distribution Date, an annual rate equal to the Net Mortgage Rate for such Trust Mortgage Loan as of the
      Closing Date (without regard to any modification, waiver or amendment of the terms of such Trust Mortgage Loan subsequent to the Closing Date); and

            (B)   With respect to any Trust Mortgage Loan (or any successor
      Trust REO Loan with respect thereto) that accrues interest on an
      Actual/360 Basis, for any Distribution Date, an annual rate equal to twelve times a fraction, expressed as a percentage:

                  (1)   the numerator of which fraction is, subject to
                        adjustment as described below in this definition, an
                        amount of interest equal to the product of (a) the
                        number of days in the calendar month preceding the month
                        in which such Distribution Date occurs, multiplied by
                        (b) the Stated Principal Balance of such Trust Mortgage
                        Loan (or such Trust REO Loan) immediately preceding such
                        Distribution Date, multiplied by (c) 1/360, multiplied
                        by (d) the Net Mortgage Rate for such Trust Mortgage
                        Loan as of the Closing Date (without regard to any
                        modification, waiver or amendment of the terms of such
                        Trust Mortgage Loan subsequent to the Closing Date); and

                  (2)   the denominator of which fraction is the Stated
                        Principal Balance of such Trust Mortgage Loan (or such
                        Trust REO Loan) immediately preceding that Distribution
                        Date.

            Notwithstanding the foregoing, if the subject Distribution Date occurs during January, except during a leap year, or February of any year subsequent to 2006, then the amount of interest referred to in the fractional numerator described in clause (B)(1) above will be decreased to reflect any
Interest Reserve Amounts with respect to the subject Trust Mortgage Loan (or
Trust REO Loan) transferred from the Distribution Account to the Interest
Reserve Account in such calendar month. Furthermore, if the subject Distribution
Date occurs during March of any year subsequent to 2006, then the amount of interest referred to in the fractional numerator described in clause (B)(1)
above will be increased to reflect any Interest Reserve Amounts with respect to the subject Trust Mortgage Loan (or

                                      -48-

Trust REO Loan) transferred from the Interest Reserve Account to the
Distribution Account for distribution on such Distribution Date.

            "Net Mortgage Rate": With respect to any Trust Mortgage Loan or any
Trust REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the sum of the Trust Administration Fee Rate, and the applicable Master Servicing Fee Rate; and, with respect to any Non-Trust
Loan or any successor REO Loan with respect thereto, the related Mortgage Rate minus the applicable Master Servicing Fee Rate.

            "Net Operating Income" or "NOI": With respect to any Mortgaged
Property, for any twelve-month period, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than
(i) non-cash items such as depreciation, (ii) amortization, (iii) actual capital expenditures and (iv) debt service on the related Mortgage Loan.

            "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer, including any lease renewed, modified or extended on behalf of the Trustee for the benefit of the Certificateholders and, in the case of a Loan Combination, the related Non-Trust Noteholder(s).

            "Nonrecoverable Advance": Any Nonrecoverable P&I Advance (including any Workout-Delayed Reimbursement Amount that subsequently becomes a
Nonrecoverable P&I Advance) or Nonrecoverable Servicing Advance (including any
Workout-Delayed Reimbursement Amount that subsequently becomes a Nonrecoverable
Servicing Advance).

            "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made, including any previously made P&I Advance that constitutes a Workout-Delayed Reimbursement Amount, in respect of any Trust Mortgage Loan or
Trust REO Loan by the applicable Master Servicer, the Trustee or any Fiscal
Agent, as the case may be, that, as determined by the applicable Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as applicable, in accordance with the Servicing Standard (in the case of the applicable Master
Servicer or the Special Servicer) or its good faith judgment (in the case of the
Trustee or any Fiscal Agent) with respect to such P&I Advance (together with any accrued and unpaid interest thereon), will not be ultimately recoverable from
Late Collections, REO Revenues, Insurance Proceeds or Liquidation Proceeds, or
any other recovery on or with respect to such Trust Mortgage Loan or Trust REO
Loan (or, in the case of a Trust Mortgage Loan that is a part of a Loan
Combination, on or with respect to the related Loan Combination); provided, however, the Special Servicer may, at its option, make a determination (which shall be binding upon the applicable Master Servicer, the Trustee and any Fiscal
Agent) in accordance with the Servicing Standard, that any P&I Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement
Amount previously made, by the applicable Master Servicer, the Trustee or any
Fiscal Agent is a Nonrecoverable P&I Advance and shall deliver notice of such determination to the applicable Master Servicer, the Trustee and any Fiscal
Agent. In making a recoverability determination, the applicable Person will be entitled to consider (among other things) the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider
(among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such Person's assumptions
(consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses, to estimate and consider
(consistent with the

                                      -49-

Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding Nonrecoverable Advances the reimbursement of which is being deferred pursuant to Section 4.03(f), any outstanding Workout Delayed Reimbursement Amounts and any Unliquidated Advances.
In addition, any such Person may update or change its recoverability determinations at any time and, consistent with the Servicing Standard, may obtain from the Special Servicer any reasonably required analysis, Appraisals or market value estimates or other information in the Special Servicer's possession for such purposes. Absent bad faith, the applicable Master Servicer's, the
Special Servicer's, the Trustee's or any Fiscal Agent's determination as to the recoverability of any P&I Advance shall be conclusive and binding on the
Certificateholders. The Trustee and any Fiscal Agent shall be entitled to conclusively rely on any recoverability determination made by the applicable
Master Servicer and the applicable Master Servicer, the Trustee and any Fiscal
Agent shall be entitled to conclusively rely on any recoverability determination made by the Special Servicer and shall be required to act in accordance with such determination.

            "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made, including any previously made Servicing Advance that constitutes a Workout-Delayed Reimbursement Amount, in respect of a
Mortgage Loan or REO Loan by the applicable Master Servicer, the Special
Servicer, the Trustee or any Fiscal Agent, as the case may be, that, as determined by the applicable Master Servicer, the Special Servicer, the Trustee
or any Fiscal Agent, as the case may be, in accordance with the Servicing
Standard (in the case of the applicable Master Servicer or the Special Servicer)
or its good faith judgment (in the case of the Trustee or any Fiscal Agent) with respect to such Servicing Advance (together with any accrued and unpaid interest thereon), will not be ultimately recoverable from Late Collections, REO
Revenues, Insurance Proceeds, Liquidation Proceeds, or any other recovery on or in respect of such Mortgage Loan or the related REO Property; provided, however, the Special Servicer may, at its option, make a determination (which shall be binding upon the applicable Master Servicer, the Trustee and any Fiscal Agent)
in accordance with the Servicing Standard, that any Servicing Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, by the applicable Master Servicer, the Trustee or any Fiscal
Agent is a Nonrecoverable Servicing Advance and shall deliver notice of such determination to the applicable Master Servicer, the Trustee and any Fiscal
Agent. In making such recoverability determination, such Person will be entitled to consider (among other things) only the obligations of the Mortgagor under the terms of the related Mortgage Loan as it may have been modified, to consider
(among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions
(consistent with the Servicing Standard) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider
(consistent with the Servicing Standard) (among other things) the timing of recoveries, and to consider the existence and amount of any outstanding
Nonrecoverable Advances the reimbursement of which is being deferred pursuant to
Section 4.03(f), any outstanding Workout Delayed Reimbursement Amounts and any
Unliquidated Advances. In addition, any such Person may update or change its recoverability determinations at any time and, consistent with the Servicing
Standard, may obtain from the Special Servicer any reasonably required analysis,
Appraisals or market value estimates or other information in the Special
Servicer's possession for such purposes. Absent bad faith, the applicable Master
Servicer's, the Special Servicer's, the Trustee's or any Fiscal Agent's
determination as to the recoverability of any Servicing Advance shall be conclusive and binding on the Certificateholders. The Trustee and any Fiscal
Agent shall be entitled to conclusively rely on any recoverability determination made by the applicable Master Servicer and the applicable Master Servicer,

                                      -50-

the Trustee and any Fiscal Agent shall be entitled to conclusively rely on any recoverability determination made by the Special Servicer and shall be required to act in accordance with such determination.

            "Non-Registered Certificate": Unless and until registered under the
Securities Act, any Class X, Class E, Class F, Class G, Class H, Class J, Class
K, Class L, Class M, Class N, Class P, Class Q, Class Z, Class R-I or Class R-II
Certificate.

            "Non-Trust Loan" Any B-Note Non-Trust Loan.

            "Non-Trust Noteholder": The holder of a Non-Trust Loan.

            "Non-United States Securities Person": Any Person other than a
United States Securities Person.

            "Non-United States Tax Person": Any Person other than a United
States Tax Person.

            "North Point Mall B-Note Non-Trust Loan": The Mortgage Loan, other than the North Point Mall Trust Mortgage Loan, that is secured by the same
Mortgage encumbering the North Point Mall Mortgaged Property as the North Point
Mall Trust Mortgage Loan, and that is subordinate, to the extent set forth in the related Loan Combination Intercreditor Agreement, in right of payment and in other respects to the North Point Mall Trust Mortgage Loan.

            "North Point Mall B-Note Non-Trust Loan Holder": The holder of the
North Point Mall B-Note Non-Trust Loan.

            "North Point Mall Trust Mortgage Loan": The LaSalle Trust Mortgage
Loan that is secured by the North Point Mall Mortgaged Property and included in the Trust Fund.

            "North Point Mall Controlling Party": The "Directing Holder" within the meaning of the North Point Mall Intercreditor Agreement, which prior to the occurrence of a North Point Mall Control Appraisal Event (and for so long as it is continuing) with respect to the North Point Mall B-Note Non-Trust Loan, shall be, as of any date of determination, the holder of the North Point Mall B-Note
Non-Trust Loan, and, following the occurrence of a North Point Mall Control
Appraisal Event (and for so long as it is continuing) with respect to the North
Point Mall B-Note Non-Trust Loan, shall be the Controlling Class Representative.

            "North Point Mall Control Appraisal Event": The existence of a
"Control Appraisal Event" within the meaning of the North Point Mall
Intercreditor Agreement.

            "North Point Mall Intercreditor Agreement": The Co-Lender Agreement,
dated May 24, 2006, between the Trust as holder of the North Point Mall Trust
Mortgage Loan and the holders of the North Point Mall Non-Trust Loan.

            "North Point Mall Loan Combination": Collectively, the North Point
Mall Trust Mortgage Loan and the North Point Mall B-Note Non-Trust Loan. The
term "North Point Mall Loan Combination" shall include any successor REO Loans with respect to the North Point Mall Trust Mortgage Loan and the North Point
Mall B-Note Non-Trust Loan.

                                      -51-

            "North Point Mall Mortgaged Property": The Mortgaged Property
identified on the Mortgage Loan Schedule as North Point Mall.

            "North Point Mall REO Property": With respect to the North Point
Mall Loan Combination, the related Loan Combination REO Property.

            "North Point Mall Specially Designated Servicing Actions": Proposed
actions of the Special Servicer in respect of which the consent of the North
Point Mall Controlling Party is required, as set forth in Section 20 of the
North Point Mall Intercreditor Agreement.

            "Officer's Certificate": A certificate signed by a Servicing Officer of either Master Servicer or the Special Servicer, as the case may be, or by a
Responsible Officer of the Trustee or the Certificate Administrator.

            "Opinion of Counsel": A written opinion of counsel (which counsel may be a salaried counsel for the Depositor, the applicable Master Servicer or the Special Servicer) acceptable to and delivered to the Trustee, the
Certificate Administrator or the applicable Master Servicer, as the case may be, except that any opinion of counsel relating to (a) the qualification of REMIC I or REMIC II as a REMIC; (b) the qualification of any of Grantor Trust Z or
Grantor Trust E as a grantor trust; (c) compliance with REMIC Provisions; or (d)
the resignation of either Master Servicer or the Special Servicer pursuant to
Section 6.04 must be an opinion of counsel who is in fact Independent of the applicable Master Servicer, the Special Servicer or the Depositor, as
applicable.

            "Option Holder": As defined in Section 3.18(c).

            "Option Price": As defined in Section 3.18(c).

            "Original Class Principal Balance": With respect to any Class of
Sequential Pay Certificates, the initial Class Principal Balance thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

            "Original Notional Amount": $2,489,838,694, the total original notional amount of the Class X Certificates.

            "OTS": The Office of Thrift Supervision or any successor thereto.

            "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Pass-Through Rate": With respect to:

            (i)       the Class A-1 Certificates for any Distribution Date, a
                      per annum rate equal to the lesser of (a) 5.528% and (b)
                      the Weighted Average Net Mortgage Pass-Through Rate for
                      such Distribution Date;

                                      -52-

            (ii)      the Class A-2 Certificates for any Distribution Date, a
                      per annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date minus 0.045%;

            (iv)      the Class A-3 Certificates for any Distribution Date, a
                      per annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (iv)      the Class A-3B Certificates for any Distribution Date, a
                      per annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (vi)      the Class A-4 Certificates for any Distribution Date, a
                      per annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (vii)     the Class A-SB Certificates for any Distribution Date, a
                      per annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (viii)    the Class A-1A Certificates for any Distribution Date, a
                      per annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (ix)      the Class AM Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (x)       the Class AJ Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (xi)      the Class B Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (xii)     the Class C Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (xiii)    the Class D Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (xiv)     the Class E Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (xv)      the Class F Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (xvi)     the Class G Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

            (xvii)    the Class H Certificates for any Distribution Date, a per
                      annum rate equal to the Weighted Average Net Mortgage
                      Pass-Through Rate for such Distribution Date;

                                      -53-

            (xviii)   the Class J Certificates for any Distribution Date, a per
                      annum rate equal to the lesser of (a) 5.603% and (b) the
                      Weighted Average Net Mortgage Pass-Through Rate for such
                      Distribution Date;

            (xix)     the Class K Certificates for any Distribution Date, a per
                      annum rate equal to the lesser of (a) 5.603% and (b) the
                      Weighted Average Net Mortgage Pass-Through Rate for such
                      Distribution Date;

            (xx)      the Class L Certificates for any Distribution Date, a per
                      annum rate equal to the lesser of (a) 5.603% and (b) the
                      Weighted Average Net Mortgage Pass-Through Rate for such
                      Distribution Date;

            (xxi)     the Class M Certificates for any Distribution Date, a per
                      annum rate equal to the lesser of (a) 5.603% and (b) the
                      Weighted Average Net Mortgage Pass-Through Rate for such
                      Distribution Date;

            (xxii)    the Class N Certificates for any Distribution Date, a per
                      annum rate equal to the lesser of (a) 5.603% and (b) the
                      Weighted Average Net Mortgage Pass-Through Rate for such
                      Distribution Date;

            (xxiii)   the Class P Certificates for any Distribution Date, a per
                      annum rate equal to the lesser of (a) 5.603% and (b) the
                      Weighted Average Net Mortgage Pass-Through Rate for such
                      Distribution Date;

            (xxiv)    the Class Q Certificates for any Distribution Date, a per
                      annum rate equal to the lesser of (a) 5.603% and (b) the
                      Weighted Average Net Mortgage Pass-Through Rate for such
                      Distribution Date;

            (xxv)     the Class X Certificates, for any Distribution Date, a
                      rate equal to the weighted average of the Class X Strip
                      Rates for the Class X Components for such Distribution
                      Date (weighted on the basis of the respective Component
                      Notional Amounts of the Class X Components outstanding
                      immediately prior to such Distribution Date);

            "P&I Advance": As to any Trust Mortgage Loan or Trust REO Loan, any
advance made by the applicable Master Servicer, the Trustee or any Fiscal Agent pursuant to Section 4.03.

            "P&I Advance Date": The Business Day immediately preceding each
Distribution Date.

            "PCAOB": The Public Company Accounting Oversight Board.

            "Penalty Interest": With respect to any Mortgage Loan (or any successor REO Loan with respect thereto), any amounts collected thereon, other than late payment charges, Additional Interest, Prepayment Premiums or Yield
Maintenance Charges, that represent penalty interest (arising out of a default)
in excess of interest on such Mortgage Loan (or such successor REO Loan) accrued at the related Mortgage Rate.

                                      -54-

            "Percentage Interest": With respect to any Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or
Certificate Notional Amount, as the case may be, of such Certificate as of the
Closing Date, as specified on the face thereof, and the denominator of which is the Original Class Principal Balance or Original Notional Amount, as the case may be, of the relevant Class. With respect to a Residual Certificate or Class Z
Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

            "Performance Certification": As defined in Section 8.16(b).

            "Performing Mortgage Loan": Any Corrected Mortgage Loan and any
Mortgage Loan as to which a Servicing Transfer Event has never occurred.

            "Performing Party": As defined in Section 8.16(b).

            "Periodic Payment": With respect to any Mortgage Loan as of any Due
Date, the scheduled payment of principal and/or interest on such Mortgage Loan
(exclusive of Additional Interest), including any Balloon Payment, that is actually payable by the related Mortgagor from time to time under the terms of the related Mortgage Note (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20).

            "Permitted Investments": Any one or more of the following
obligations or securities (including obligations or securities of the
Certificate Administrator or one of its Affiliates if otherwise qualifying hereunder):

            (i)     direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided such obligations are backed by the full faith and credit of the United States; such obligations must be limited to those instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. Interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. In addition, such obligations may not have a rating from S&P with an "r" highlighter;

            (ii)    repurchase agreements or obligations with respect to any
      security described in clause (i) above (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations, of the party agreeing to repurchase such obligations are rated in the highest rating categories of each of Fitch and S&P or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating Agencies; in addition, it may not have a rating from S&P with an "r" highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (iii)   federal funds, unsecured uncertified certificates of
      deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the

                                      -55-

      United States or any state thereof (having original maturities of not more than 365 days), the short term obligations of which are rated in the highest rating categories of each of Fitch and S&P or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the
      Rating Agencies; in addition, it may not have a rating from S&P with an
      "r" highlighter and its terms should have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread
      (if any), and move proportionately with that index;

            (iv)    commercial paper (including both non-interest bearing
      discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which is rated in the highest rating category of each of Fitch and S&P or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating Agencies; the commercial paper by its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; in addition, it may not have a rating from S&P with an "r" highlighter; interest may either be fixed or variable; if such interest is variable, interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index;

            (v)     money market funds which are rated in the highest applicable rating category of each of Fitch and S&P or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating
      Agencies; in addition, it may not have a rating from S&P with an "r"
      highlighter and its terms must have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; and

            (vi)    any other obligation or security acceptable to each Rating
      Agency, evidence of which acceptability shall be provided in writing by each Rating Agency to the applicable Master Servicer, the Special Servicer or the Certificate Administrator;

provided that (1) no investment described hereunder shall evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described hereunder may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

            "Permitted Transferee": Any Transferee that is not (i) a
Disqualified Organization, (ii) any Person as to whom the transfer of any
Residual Certificate may cause either REMIC I or REMIC II to fail to qualify as a REMIC, (iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified
Partnership or (v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan": As defined in Section 5.02(c).

                                      -56-

            "Plurality Residual Certificateholder": As to any taxable year of
REMIC I or REMIC II, the Holder of Certificates holding the largest Percentage
Interest of the related Class of Residual Certificates.

            "Plurality Subordinate Certificateholder": As of any date of determination, any single Holder of Certificates of the Controlling Class (or, if the Controlling Class consists of Book-Entry Certificates, any single
Certificate Owner) (other than any Holder (or Certificate Owner, as the case may
be) which is an Affiliate of the Depositor or a Mortgage Loan Seller) with the largest percentage of Voting Rights allocated to such Class. With respect to determining the Plurality Subordinate Certificateholder, the Class A Senior
Certificates collectively shall be deemed to be a single Class of Certificates, with such Voting Rights allocated among the Holders of Certificates (or
Certificate Owners) of such Classes of Class A Senior Certificates in proportion to the respective Certificate Principal Balances of such Certificates as of such date of determination.

            "PNC": PNC Bank, National Association, or its successor in interest.

            "PNC Mortgage Loan Purchase Agreement": That certain mortgage loan purchase agreement, dated as of May 16, 2006, between the Depositor and PNC and relating to the transfer of the PNC Trust Mortgage Loans to the Depositor.

            "PNC Trust Mortgage Loan": Each Trust Mortgage Loan transferred and assigned to the Depositor pursuant to the PNC Mortgage Loan Purchase Agreement.

            "Pool REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16 on behalf of the
Trustee in trust for the Certificateholders, which shall be entitled "Midland
Loan Services, Inc., as Special Servicer, for U.S. Bank National Association, as
Trustee in trust for the registered holders of Merrill Lynch Mortgage Trust
2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1".

            "Prepayment Assumption": For purposes of determining the accrual of original issue discount, market discount and premium, if any, on the
Certificates for federal income tax purposes, (i) each Trust ARD Loan is repaid on its Anticipated Repayment Date, (ii) no Trust Mortgage Loan will otherwise be paid prior to maturity and (iii) there will be no extension of maturity for any
Trust Mortgage Loan.

            "Prepayment Interest Excess": With respect to any Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any
Collection Period, which Principal Prepayment was applied to such Mortgage Loan following such Mortgage Loan's Due Date in such Collection Period, the amount of interest (net of the related Master Servicing Fee and, if applicable, any
Additional Interest and Penalty Interest) accrued on the amount of such
Principal Prepayment during the period from and after such Due Date and to but not including the date such Principal Prepayment was applied to such Mortgage
Loan, to the extent collected (without regard to any related Prepayment Premium or Yield Maintenance Charge actually collected).

            "Prepayment Interest Shortfall": With respect to any Mortgage Loan that was subject to a voluntary Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was applied to such Mortgage
Loan prior to such Mortgage Loan's Due Date in such Collection Period, the amount of interest, to the extent not collected from the related Mortgagor
(without

                                      -57-

regard to any Prepayment Premium or Yield Maintenance Charge actually collected), that would have accrued (at a rate per annum equal to the sum of (x)
the related Net Mortgage Rate for such Mortgage Loan and (y) the Trust
Administration Fee Rate) on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive (net of any portion of that interest that would have constituted
Penalty Interest and/or Additional Interest, if applicable).

            "Prepayment Premium": Any premium, penalty or fee (other than a
Yield Maintenance Charge) paid or payable, as the context requires, by a
Mortgagor in connection with a Principal Prepayment.

            "Primary Collateral": The Mortgaged Property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization provisions.

            "Prime Rate": The "prime rate" published in the "Money Rates"
section of The Wall Street Journal, as such "prime rate" may change from time to time. If The Wall Street Journal ceases to publish the "prime rate", then the
Master Servicers (or, if the Master Servicers fail to agree, the Trustee) shall select an equivalent publication that publishes such "prime rate"; and if such
"prime rate" is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Master
Servicers (or, if the Master Servicers fail to agree, the Trustee) shall agree on and select a comparable interest rate index. Any such selection shall be made in the sole discretion of the party(ies) making the selection, which party(ies)
shall notify the Certificate Administrator and the Special Servicer in writing of its (their) selection.

            "Principal Distribution Amount": With respect to any Distribution
Date, the aggregate of the following (without duplication):

            (a)     the aggregate of the principal portions of all Periodic
      Payments (other than Balloon Payments) and any Assumed Periodic Payments due or deemed due in respect of the Trust Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent paid by the related Mortgagor during or prior to, or otherwise received during, the related Collection Period or advanced with respect to such Distribution Date;

            (b)     the aggregate of all Principal Prepayments received on the
      Trust Mortgage Loans during the related Collection Period;

            (c)     with respect to any Trust Mortgage Loan as to which the
      related Stated Maturity Date occurred during or prior to the related
      Collection Period, any payment of principal (other than a Principal
      Prepayment) made by or on behalf of the related Mortgagor during the related Collection Period (including any Balloon Payment), net of any portion of such payment that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Periodic Payment deemed due, in respect of such Trust Mortgage Loan on a Due Date during or prior to the related
      Collection Period and included as part of the Principal Distribution
      Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above;

                                      -58-

            (d)     the aggregate of all Liquidation Proceeds, Insurance
      Proceeds and, to the extent not otherwise included in clause (a), (b) or
      (c) above, payments and revenues that were received on the Trust Mortgage
      Loans during the related Collection Period and that were identified and applied by the Master Servicers and/or Special Servicer as recoveries of principal of the Trust Mortgage Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any
      Periodic Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Trust Mortgage Loan on a Due Date during or prior to the related
      Collection Period and included as part of the Principal Distribution
      Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) above;

            (e)     with respect to any REO Properties, the aggregate of the
      principal portions of all Assumed Periodic Payments deemed due in respect of the related Trust REO Loans for their respective Due Dates occurring during the related Collection Period to the extent received (in the form of REO Revenues or otherwise) during the related Collection Period or advanced with respect to such Distribution Date;

            (f)     with respect to any REO Properties, the aggregate of all
      Liquidation Proceeds, Insurance Proceeds and REO Revenues that were received during the related Collection Period on such REO Properties and that were identified and applied by the Master Servicers and/or Special
      Servicer as recoveries of principal of the related Trust REO Loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any Periodic Payment (other than a Balloon
      Payment) due, or of the principal portion of any Assumed Periodic Payment deemed due, in respect of the related Trust REO Loan or the predecessor
      Trust Mortgage Loan on a Due Date during or prior to the related
      Collection Period and included as part of the Principal Distribution
      Amount for such Distribution Date or any prior Distribution Date pursuant to clause (a) or (e) above; and

            (g)     if such Distribution Date is subsequent to the initial
      Distribution Date, the excess, if any, of the Principal Distribution
      Amount for the immediately preceding Distribution Date, over the aggregate distributions of principal made on the Sequential Pay Certificates on such immediately preceding Distribution Date pursuant to Section 4.01;

provided that if any Nonrecoverable Advance or Workout-Delayed Reimbursement
Amount is reimbursed, or interest on any Nonrecoverable Advance is paid, from collections on the Mortgage Pool received during the related Collection Period that are allocable as principal, as provided in Section 1.02(a), then the
Principal Distribution Amount for the subject Distribution Date shall be reduced
(to not less than zero) as and to the extent provided in Section 1.02(b); and
provided, further, that if any Recovered Amounts are received during the related
Collection Period, then the Principal Distribution Amount for the subject
Distribution Date shall be increased as and to the extent provided in Section
1.02(c).

            Any allocation of the Principal Distribution Amount between Loan
Group 1 and Loan Group 2 for purposes of calculating the Loan Group 1 Principal
Distribution Amount and the Loan Group 2 Distribution Amount shall take into account Section 1.02.

            "Principal Prepayment": Any payment of principal made by the
Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due
Date; and provided that it shall not

                                      -59-

include a payment of principal that is accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Principal Recovery Fee": With respect to each Specially Serviced
Mortgage Loan and REO Loan, the fee payable to the Special Servicer out of certain related recoveries pursuant to the third paragraph of Section 3.11(c).

            "Principal Recovery Fee Rate": With respect to all amounts set forth in the third paragraph of Section 3.11(c), 1.0%.

            "Privileged Person": Any Certificateholder, any Certificate Owner,
any prospective transferee of a Certificate or interest therein, any Rating
Agency, any Mortgage Loan Seller, any Non-Trust Noteholder, any Underwriter or
any party hereto; provided that no Certificate Owner or prospective transferee of a Certificate or an interest therein shall be considered a "Privileged
Person" or be entitled to a password or restricted access as contemplated by
Section 3.15 unless such Person has delivered to the Trustee, the Certificate
Administrator or the applicable Master Servicer, as the case may be, a certification in the form of Exhibit I-1 or Exhibit I-2 (or such other form as may be reasonably acceptable to the Trustee, the Certificate Administrator or the applicable Master Servicer, as the case may be), as applicable.

            "Proposed Plan": As defined in Section 3.17(a)(iii).

            "Prospectus": The prospectus dated May 5, 2006, as supplemented by the Prospectus Supplement, relating to the Registered Certificates.

            "Prospectus Supplement": The final prospectus supplement dated May
16, 2006 of the Depositor relating to the registration of the Registered
Certificates under the Securities Act.

            "Purchase Option": As defined in Section 3.18(c).

            "Purchase Option Notice": As defined in Section 3.18(e).

            "Purchase Price": With respect to any Trust Mortgage Loan (or Trust
REO Loan), a cash price equal to the outstanding principal balance of such Trust
Mortgage Loan (or Trust REO Loan) as of the date of purchase, together with (a)
all accrued and unpaid interest on such Trust Mortgage Loan (or Trust REO Loan)
at the related Mortgage Rate (other than Additional Interest) to but not including the Due Date in the Collection Period of purchase, (b) any accrued interest on P&I Advances (other than Unliquidated Advances in respect of prior
P&I Advances) made with respect to such Trust Mortgage Loan (or Trust REO Loan),
(c) all related and unreimbursed (from collections on such Trust Mortgage Loan and, if such Trust Mortgage Loan is part of a Loan Combination, any related
Non-Trust Loan (or Trust REO Loan and, if such Trust REO Loan is a successor to a Trust Mortgage Loan that is part of a Loan Combination, any related REO Loan that is a successor to a related Non-Trust Loan)) Servicing Advances (together with Unliquidated Advances) plus any accrued and unpaid interest thereon (other than on Unliquidated Advances), (d) any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action (including reasonable legal fees), incurred by the applicable Master Servicer, the Special
Servicer or the Trust Fund in connection with any such purchase by a Mortgage
Loan Seller (to the extent not included in clause (c) above) and Principal
Recovery Fees payable (to the extent payable pursuant to Section 3.11(c)) with respect to such Trust Mortgage Loan (or Trust REO

                                      -60-

Loan), and (e) any other Additional Trust Fund Expenses in respect of such Trust
Mortgage Loan (or Trust REO Loan) (including any Additional Trust Fund Expenses
(which includes Special Servicing Fees and Workout Fees) previously reimbursed or paid by the Trust Fund but not so reimbursed by the related Mortgagor or from related Insurance Proceeds or Liquidation Proceeds); provided that the Purchase
Price shall not be reduced by any outstanding P&I Advance.

            "Qualified Bidder": As defined in Section 7.01(c).

            "Qualified Institutional Buyer" or "QIB": A "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act.

            "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction (i) with a minimum claims paying ability rating of at least "A" by
S&P and "A" by Fitch (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has a claims paying ability rated no lower than two rating categories (without regard to pluses or minuses or numerical qualifications) below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "A-" by
S&P and "A" by Fitch (or the obligations of which are guaranteed or backed by a company having such a claims paying ability) or, in the case of clauses (i) and
(ii), such other rating as each Rating Agency shall have confirmed in writing will not result in an Adverse Rating Event.

            "Qualified Substitute Mortgage Loan": A mortgage loan which must, on the date of substitution: (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of the Stated Principal
Balance of the deleted Trust Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs; (ii) have a Mortgage Rate not less than the Mortgage Rate of the deleted Trust Mortgage Loan; (iii) have the same
Due Date as and a grace period no longer than the deleted Trust Mortgage Loan;
(iv) accrue interest on the same basis as the deleted Trust Mortgage Loan (for example, on the basis of a 360-day year consisting of twelve 30-day months); (v)
have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted Trust
Mortgage Loan; (vi) have a then current Loan-to-Value Ratio not higher than that of the deleted Trust Mortgage Loan and a current Loan-to-Value Ratio not higher than the then current Loan-to-Value Ratio of the deleted Trust Mortgage Loan;
(vii) comply as of the date of substitution with all of the representations and warranties set forth in the applicable Mortgage Loan Purchase Agreement; (viii)
have an Environmental Assessment that indicates no adverse environmental conditions and an engineering report that indicates no adverse physical condition with respect to the related Mortgaged Property and which will be delivered as a part of the related Mortgage File; (ix) have a current Debt
Service Coverage Ratio of not less than the greater of the original Debt Service
Coverage Ratio of the deleted Trust Mortgage Loan and the current Debt Service
Coverage Ratio of the deleted Trust Mortgage Loan; (x) be determined by an
Opinion of Counsel (at the applicable Mortgage Loan Seller's expense) to be a
"qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the
Code; (xi) not have a maturity date after the date two years prior to the Rated
Final Distribution Date; (xii) not be substituted for a deleted Trust Mortgage
Loan unless the Trustee has received prior confirmation in writing by each
Rating Agency that such substitution will not result in an Adverse Rating Event
(the cost, if any, of obtaining such confirmation to be paid by the applicable
Mortgage Loan Seller); (xiii) have a date of origination that is not more than
12 months prior to the date of substitution; (xiv) have been approved by the
Controlling Class Representative (or, if there is no

                                      -61-

Controlling Class Representative then serving, by the Holders of Certificates representing a majority of the Voting Rights allocated to the Controlling
Class), which approval may not be unreasonably withheld or delayed; (xv) not be substituted for a deleted Trust Mortgage Loan if it would result in the termination of the REMIC status of any of the REMICs established under this
Agreement or the imposition of tax on any of such REMICs other than a tax on income expressly permitted or contemplated to be received by the terms of this
Agreement, as determined by an Opinion of Counsel (at the applicable Mortgage
Loan Seller's expense); (xvi) have comparable prepayment restrictions; and
(xvii) become a part of the same Loan Group as the deleted Trust Mortgage Loan.
In the event that one or more mortgage loans are substituted for one or more deleted Trust Mortgage Loans, then the amounts described in clause (i) shall be determined on the basis of aggregate principal balances and the rates described in clause (ii) above (provided that the lowest Net Mortgage Rate shall not be lower than the highest fixed Pass-Through Rate of any Class of Sequential Pay
Certificates outstanding) and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. When a
Qualified Substitute Mortgage Loan is substituted for a deleted Trust Mortgage
Loan, the applicable Mortgage Loan Seller shall certify that the proposed
Qualified Substitute Mortgage Loan meets all of the requirements of the above definition and shall send such certification to the Trustee.

            "Rated Final Distribution Date": The Distribution Date in May, 2039.

            "Rating Agency": Either of Fitch or S&P.

            "Realized Loss": With respect to: (1) each Specially Serviced
Mortgage Loan or Corrected Mortgage Loan as to which a Final Recovery
Determination has been made, or with respect to any successor REO Loan as to which a Final Recovery Determination has been made as to the related REO
Property, an amount (not less than zero) equal to (a) the unpaid principal balance of such Mortgage Loan or REO Loan, as the case may be, as of the commencement of the Collection Period in which the Final Recovery Determination was made, plus (b) without taking into account the amount described in subclause
(1)(d) of this definition, all accrued but unpaid interest on such Mortgage Loan or such REO Loan, as the case may be, at the related Mortgage Rate to but not including the Due Date in the Collection Period in which the Final Recovery
Determination was made (exclusive of any portion thereof that constitutes
Penalty Interest, Additional Interest, Prepayment Premiums or Yield Maintenance
Charges), plus (c) any related unpaid servicing expenses, any related Servicing
Advances (together with Unliquidated Advances in respect of prior related
Servicing Advances) that, as of the commencement of the Collection Period in which the Final Recovery Determination was made, had not been reimbursed from the subject Mortgage Loan or REO Property, as the case may be, and any new related Servicing Advances made during such Collection Period, minus (d) all payments and proceeds, if any, received in respect of and allocable to such
Mortgage Loan or such REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made net of any portion of such payments and/or proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of a Mortgage
Loan or REO Loan that is part of a Loan Combination, net of any portion of such payments and/or proceeds that represent Liquidation Proceeds payable to the holder(s) of the other Mortgage Loan(s) in that Loan Combination; (2) each defaulted Mortgage Loan as to which any portion of the principal or previously accrued interest (other than Additional Interest and Penalty Interest) payable thereunder or any Unliquidated Advance was canceled in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of such principal and/or interest or Unliquidated Advance so

                                      -62-

canceled; (3) each Mortgage Loan as to which the Mortgage Rate thereon has been permanently reduced and not recaptured for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section 3.20, the amount of the consequent reduction in the interest portion of each successive Periodic Payment due thereon (each such Realized Loss shall be deemed to have been incurred on the
Due Date for each affected Periodic Payment); (4) each Trust Mortgage Loan or
Trust REO Loan as to which there were any Nonrecoverable Advances, the amount of any such Nonrecoverable Advance reimbursed (and/or interest thereon paid) from amounts that would have otherwise been distributable as principal on the
Certificates; and (5) each Trust Mortgage Loan purchased from the Trust Fund at a price less than the Purchase Price therefor, the amount of the deficiency.

            "Record Date": With respect to any Distribution Date, the last
Business Day of the month immediately preceding the month in which such
Distribution Date occurs.

            "Recording/Filing Agent": As defined in Section 2.01(d).

            "Recovered Amount": As defined in Section 1.02(c).

            "Registered Certificate": Any Class A-1, Class A-2, Class A-3, Class
A-3B, Class A-SB, Class A-4, Class A-1A, Class AM, Class AJ, Class B, Class C or
Class D Certificate.

            "Regular Certificate": Any REMIC II Certificate other than a Class
R-II Certificate.

            "Regulation AB": Subpart 229.1100 - Asset Backed Securities
(Regulation AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities,
Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or
by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

            "Regulation S": Regulation S under the Securities Act.

            "Regulation S Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates offered and sold outside of the United
States in reliance on Regulation S, one or collectively more global Certificates of such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, each of which
Certificates bears a Regulation S CUSIP number.

            "Reimbursement Rate": The rate per annum applicable to the accrual of interest on Servicing Advances in accordance with Section 3.03(d) and on P&I
Advances in accordance with Section 4.03(d), which rate per annum is equal to the Prime Rate.

            "Relevant Servicing Criteria" means the Servicing Criteria applicable to the various parties, as set forth on Exhibit L attached hereto.
For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Sub-Servicing Function
Participant engaged by the Trustee, the Certificate Administrator, either Master
Servicer or the Special Servicer, the term "Relevant Servicing Criteria" may refer to a portion of the Relevant Servicing Criteria applicable to such Master
Servicer, the Special Servicer, the Certificate Administrator or the Trustee.

                                      -63-

            "REMIC": A "real estate mortgage investment conduit" as defined in
Section 860D of the Code (or any successor thereto).

            "REMIC Administrator": The Certificate Administrator or any REMIC
administrator appointed pursuant to Section 8.14.

            "REMIC I": The segregated pool of assets subject hereto,
constituting the primary trust created hereby and to be administered hereunder with respect to which a separate REMIC election is to be made and, consisting of: (i) all of the Trust Mortgage Loans as from time to time are subject to this
Agreement and all payments under and proceeds of such Trust Mortgage Loans received after the Closing Date (excluding the Excess Servicing Strip and all
Additional Interest on such Trust Mortgage Loans), together with all documents included in the related Mortgage Files and any related Escrow Payments and
Reserve Funds; (ii) all amounts (exclusive of the Excess Servicing Strip and all
Additional Interest) held from time to time in the Collection Accounts, the
Interest Reserve Account, any Pool REO Account, the Gain-on-Sale Reserve
Account, any Loan Combination Custodial Account and the Distribution Account;
(iii) any REO Property acquired in respect of a Trust Mortgage Loan; (iv) the rights of the Depositor under Sections 2, 3, 8, 10, 11, 12, 13, 14, 16, 17, 19,
20 and 21 of each of the Mortgage Loan Purchase Agreements with respect to the
Trust Mortgage Loans; and (v) the rights of the mortgagee under all Insurance
Policies with respect to the Trust Mortgage Loans; provided that REMIC I shall not include any Non-Trust Loan or any successor REO Loan with respect thereto or any payments or other collections of principal, interest, Prepayment Premiums,
Yield Maintenance Charges or other amounts collected on a Non-Trust Loan or any successor REO Loan with respect thereto.

            "REMIC I Principal Balance": The principal amount of any REMIC I
Regular Interest outstanding as of any date of determination. As of the Closing
Date, the initial REMIC I Principal Balance of each REMIC I Regular Interest shall be the amount set forth as such in the Preliminary Statement hereto. On each Distribution Date, the REMIC I Principal Balance of each REMIC I Regular
Interest shall be permanently reduced by all distributions of principal deemed to have been made in respect of such REMIC I Regular Interest on such
Distribution Date pursuant to Section 4.01(i), and shall be further permanently reduced on such Distribution Date by all Realized Losses and Additional Trust
Fund Expenses deemed to have been allocated thereto on such Distribution Date pursuant to the first paragraph of Section 4.04(b). The REMIC I Principal
Balance of a REMIC I Regular Interest shall be increased, pursuant to the second paragraph of Section 4.04(b), in connection with increases in the Class
Principal Balance of the Corresponding Certificates as contemplated by the second paragraph of Section 4.04(a).

            "REMIC I Regular Interest": Any of the separate non-certificated beneficial ownership interests in REMIC I issued hereunder and designated as a
"regular interest" in REMIC I, as described in the Preliminary Statement hereto.

            "REMIC II": The segregated pool of assets consisting of all of the
REMIC I Regular Interests and all amounts held from time to time, to the extent related to REMIC II, in the Distribution Account conveyed in trust to the
Trustee for the benefit of REMIC II, as holder of the REMIC I Regular Interests, and the Holders of the Class R-II Certificates pursuant to Section 2.07, with respect to which a separate REMIC election is to be made.

                                      -64-

            "REMIC II Certificate": Any Class A-1, Class A-2, Class A-3, Class
A-3B, Class A-SB, Class A-4, Class A-1A, Class AM, Class AJ, Class B, Class C,
Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class P, Class Q, Class X or Class R-II Certificate.

            "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections
860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final Treasury regulations and any published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": The Pool REO Account or any Loan Combination REO
Account, as applicable.

            "REO Acquisition": The acquisition of any REO Property pursuant to
Section 3.09.

            "REO Disposition": The sale or other disposition of any REO Property pursuant to Section 3.18.

            "REO Extension": As defined in Section 3.16(a).

            "REO Loan": The Mortgage Loan (or, if a Loan Combination is
involved, any of the multiple Mortgage Loans comprising the subject Loan
Combination) deemed for purposes hereof to be outstanding with respect to each
REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property (or an interest therein) remains part of REMIC I and shall be deemed to provide for periodic payments of principal and/or interest equal to its Assumed Periodic Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan and the acquisition of the related REO Property as part of the Trust Fund or, if applicable in the case of any Loan Combination REO Property, on behalf of the
Trust and the related Non-Trust Noteholder(s)). Each REO Loan shall be deemed to have an initial unpaid principal balance and Stated Principal Balance equal to the unpaid principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All
Periodic Payments (other than a Balloon Payment), Assumed Periodic Payments (in the case of a Balloon Loan delinquent in respect of its Balloon Payment) and other amounts due and owing, or deemed to be due and owing, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, shall be deemed to continue to be due and owing in respect of an REO Loan. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to, the applicable Master Servicer, the Special
Servicer, the Trustee or any Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of or payment to the applicable Master Servicer, the
Special Servicer, the Trustee or any Fiscal Agent for other related Servicing
Advances as provided in this Agreement, interest on such Advances and other related Additional Trust Fund Expenses) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period of receipt (exclusive of any portion thereof that constitutes Additional Interest); second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal

                                      -65-

balance; and third, in accordance with the normal servicing practices of the applicable Master Servicer, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance
Charges, Prepayment Premiums and Penalty Interest and (ii) Additional Interest
and other amounts, in that order; provided, however, that if the Mortgage Loans comprising a Loan Combination become REO Loans, then amounts received with respect to such REO Loans shall be applied to amounts due and owing in respect of such REO Loans as provided in the related Loan Combination Intercreditor
Agreement. Notwithstanding the foregoing, all amounts payable or reimbursable to the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal
Agent, as the case may be, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid
Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the applicable Master Servicer, the Special Servicer, the Trustee
or any Fiscal Agent, as the case may be, in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d), shall continue to be payable or reimbursable to the applicable Master Servicer, the Special Servicer, the
Trustee or any Fiscal Agent, as the case may be, in respect of an REO Loan pursuant to Section 3.05(a). In addition, Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances with respect to such REO Loan, in each case, that were paid from collections on the Trust Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso in the definition of "Principal Distribution Amount", shall be deemed outstanding until recovered.

            "REO Property": With respect to any Mortgage Loan (other than a
Mortgage Loan constituting part of a Loan Combination), a Mortgaged Property acquired on behalf and in the name of the Trust Fund for the benefit of the
Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan; and with respect to a Loan
Combination, the related Loan Combination REO Property.

            "REO Revenues": All income, rents, profits and proceeds derived from the ownership, operation or leasing of any REO Property.

            "REO Tax": As defined in Section 3.17(a)(i).

            "Representing Party": As defined in Section 7.01(c).

            "Request for Release": A request signed by a Servicing Officer, as applicable, of either Master Servicer in the form of Exhibit D-1 attached hereto or of the Special Servicer in the form of Exhibit D-2 attached hereto.

            "Required Appraisal": With respect to each Required Appraisal
Mortgage Loan, an appraisal of the related Mortgaged Property from an
Independent Appraiser selected by the Special Servicer, prepared in accordance with 12 C.F.R. ss. 225.64 and conducted in accordance with the standards of the
Appraisal Institute.

            "Required Appraisal Mortgage Loan": Each Trust Mortgage Loan (or, in
the case of clause (ii) below, any successor Trust REO Loan with respect thereto) (i) that is 60 days or more delinquent in respect of any Periodic
Payments, (ii) that becomes an REO Loan, (iii) that has been modified by the
Special Servicer in a manner that affects the amount or timing of any Periodic
Payment (other than a Balloon Payment) (except, or in addition to, bringing monthly Periodic Payments current and extending the Maturity Date for less than six months), (iv) 60 days following the receipt by the Special Servicer of notice that a receiver has been appointed and continues in such capacity in respect of

                                      -66-

the related Mortgaged Property, (v) 60 days following the receipt by the Special
Servicer of notice that the related Mortgagor has become the subject of a bankruptcy proceeding, or (vi) delinquent in respect of any Balloon Payment unless (x) the related Mortgagor makes an Assumed Periodic Payment on each Due
Date (commencing with the Due Date of such Balloon Payment) during the period contemplated in clause (y), and (y) the applicable Master Servicer receives, within 60 days after the Due Date of such Balloon Payment, written evidence from an institutional lender of such lender's binding commitment to refinance such
Trust Mortgage Loan within 120 days after the Due Date of such Balloon Payment and either such 120-day period has not expired or it has not been determined, in accordance with the definition of "Specially Serviced Mortgage Loan" that the refinancing could not reasonably be expected to occur; provided, however, that a
Required Appraisal Mortgage Loan shall cease to be a Required Appraisal Mortgage
Loan:

            (a)     with respect to the circumstances described in clauses (i)
      and (iii) above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Trust Mortgage
      Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the
      Special Servicer pursuant to Section 3.20); and

            (b)     with respect to the circumstances described in clauses (iv),
      (v) and (vi) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (iv) and (v), no later than the entry of an order or decree dismissing such proceeding, and with respect to the circumstances described in clause (vi) above, no later than the date that the Special Servicer agrees to an extension pursuant to Section 3.20 hereof;

so long as at that time no circumstance identified in clauses (i) through (vi)
above exists that would cause the Trust Mortgage Loan to continue to be characterized as a Required Appraisal Mortgage Loan. For purposes of the foregoing, each Loan Combination shall be treated as a single Mortgage Loan.

            "Required Appraisal Value": With respect to any Mortgaged Property or REO Property related to a Required Appraisal Mortgage Loan, 90% of an amount equal to (A) subject to reduction by the Special Servicer in accordance with
Section 3.09(a), the Appraised Value of such Mortgaged Property or REO Property, as the case may be, as determined by a Required Appraisal or letter update or internal valuation, if applicable, reduced by (B) the amount of any obligations secured by liens on such Mortgaged Property that are prior to the lien of such
Required Appraisal Mortgage Loan and estimated liquidation expenses; provided, however, that for purposes of determining any Appraisal Reduction Amount in respect of such Required Appraisal Mortgage Loan, such Appraisal Reduction
Amount shall be amended no less often than annually to reflect the Required
Appraisal Value determined pursuant to any Required Appraisal or letter update of a Required Appraisal or internal valuation, if applicable conducted subsequent to the original Required Appraisal performed pursuant to Section
3.09(a).

            "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(f).

            "Reserve Funds": With respect to any Mortgage Loan, any amounts delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for

                                      -67-

environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property.

            "Residual Certificate": A Class R-I or Class R-II Certificate.

            "Responsible Officer": When used with respect to (i) the initial
Trustee, any officer in the corporate trust department of the initial Trustee,
(ii) any successor trustee, any officer or assistant officer in the corporate trust department of the Trustee, or any other officer or assistant officer of the Trustee, customarily performing functions similar to those performed by any of the above designated officers, to whom a particular matter is referred by the
Trustee because of such officer's knowledge of and familiarity with the particular subject, (iii) the initial Certificate Administrator, any officer in the Global Securities and Trust Services Group of the Certificate Administrator,
(iv) any successor Certificate Administrator, any officer or assistant officer in the Global Securities and Trust Services Group of the Certificate
Administrator, or any other officer or assistant officer of the Certificate
Administrator, customarily performing functions similar to those performed by any of the above designated officers, to whom a particular matter is referred by the Certificate Administrator because of such officer's knowledge of and familiarity with the particular subject, (v) the Custodian, any officer thereof, and (vi) any Fiscal Agent, any officer thereof.

            "Restricted Servicer Reports": Collectively, to the extent not filed with the Commission, the CMSA Servicer Watch List, the CMSA Operating Statement
Analysis Report, the CMSA NOI Adjustment Worksheet, the CMSA Financial File, the
CMSA Comparative Financial Status Report, the CMSA Loan Level Reserve/LOC Report
and the CMSA Reconciliation of Funds Report.

            "Rule 144A Global Certificate": With respect to any Class of
Book-Entry Non-Registered Certificates, one or collectively more global certificates representing such Class registered in the name of the Depository or its nominee, in definitive, fully registered form without interest coupons, and each of which certificates has a Rule 144A CUSIP number.

            "S&P": Standard & Poor's Ratings Services, a Division of The
McGraw-Hill Companies, Inc., or its successor in interest. If neither such
Rating Agency nor any successor remains in existence, "S&P" shall be deemed to refer to such other nationally recognized statistical rating organization or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Certificate Administrator, the Master
Servicers, the Special Servicer and any Fiscal Agent, and specific ratings of
S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

            "Sarbanes-Oxley Certification": As defined in Section 8.16(a)(iv).

            "Scheduled Payment": With respect to any Mortgage Loan, for any Due
Date following the Cut-off Date as of which it is outstanding, the scheduled
Periodic Payment of principal and interest (other than Additional Interest) on such Mortgage Loan that is or would be, as the case may be, payable by the related Mortgagor on such Due Date under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any subsequent change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 or acceleration of principal by reason of default, and assuming that each prior Scheduled Payment has been made in a timely manner; provided, however, that if the related loan documents for a

                                      -68-

Loan Combination provide for a single monthly debt service payment for such Loan
Combination, then the Scheduled Payment for each Mortgage Loan comprising such
Loan Combination for any Due Date shall be that portion of the monthly debt service payment for such Loan Combination and such Due Date that is, in accordance with the related loan documents and/or the related Loan Combination
Intercreditor Agreement, in the absence of default, allocable to interest at the related Mortgage Rate on and/or principal of each such Mortgage Loan comprising the subject Loan Combination.

            "Securities Act": The Securities Act of 1933, as amended.

            "Senior Certificate": Any Class A-1, Class A-2, Class A-3, Class
A-3B, Class A-SB, Class A-4, Class A-1A or Class X Certificate.

            "Sequential Pay Certificate": Any Class A-1, Class A-2, Class A-3,
Class A-3B, Class A-SB, Class A-4, Class A-1A, Class AM, Class AJ, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class P or Class Q Certificate.

            "Servicer": Any Person that constitutes a "servicer", as defined in
Item 1101(j) of Regulation AB, with respect to the Subject Securitization
Transaction.

            "Servicer Notice": As defined in Section 3.14.

            "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

            "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by or on behalf of the applicable Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent in connection with the servicing of a Mortgage Loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO Property, including, but not limited to, the cost of (a) compliance with the obligations of the applicable Master Servicer and the
Special Servicer, if any, set forth in Section 3.02 and 3.03, (b) (i) real estate taxes, assessments, penalties and other similar items, (ii) ground rents
(if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments (if any) collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, (c) the preservation, insurance, restoration, protection and management of a Mortgaged Property, including the cost of any "force placed" insurance policy purchased by the applicable Master
Servicer or the Special Servicer to the extent such cost is allocable to a particular Mortgaged Property that the applicable Master Servicer or the Special
Servicer is required to cause to be insured pursuant to Section 3.07(a), (d)
obtaining any Insurance Proceeds or any Liquidation Proceeds of the nature described in clauses (i)-(iii), (v), (vii) and (viii) of the definition of
"Liquidation Proceeds," (e) any enforcement or judicial proceedings with respect to a Mortgaged Property, including, without limitation, foreclosures, (f) any
Required Appraisal or other appraisal expressly required or permitted to be obtained hereunder, (g) the operation, management, maintenance and liquidation of any REO Property, including, without limitation, appraisals and compliance with Section 3.16(a) (to the extent not covered by available funds in the applicable REO Account), (h) obtaining related ratings confirmation (to the extent not paid by the related Mortgagor), (i) UCC filings (to the extent not reimbursed by the Mortgagor), (j) compliance with the obligations of the applicable Master Servicer or the Trustee set forth in Section 2.03(a) or (b)
and (k) any other expenditure expressly designated as a Servicing Advance

                                      -69-

under this Agreement. Notwithstanding anything to the contrary, "Servicing
Advances" shall not include allocable overhead of the applicable Master Servicer or the Special Servicer, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses and similar internal costs, and expenses or costs and expenses incurred by any such party in connection with its purchase of a Mortgage Loan or REO Property, or costs or expenses expressly required to be borne by the applicable Master
Servicer or the Special Servicer without reimbursement pursuant to the terms of this Agreement.

            "Servicing Criteria": The "servicing criteria" set forth in Item
1122(d) of Regulation AB, as such may be amended from time to time.

            "Servicing Fees": With respect to each Mortgage Loan and any successor REO Loan with respect thereto, the Master Servicing Fee and the
Special Servicing Fee.

            "Servicing File": Any documents, certificates, opinions and reports
(other than documents required to be part of the related Mortgage File)
delivered by the related Mortgagor in connection with, or relating to, the origination and servicing of any Mortgage Loan, and that are reasonably required for the ongoing administration of the Mortgage Loan, including appraisals, surveys, property inspection reports, engineering reports, environmental reports, financial statements, leases, rent rolls and tenant estoppels.

            "Servicing Function Participant": Any of: (i) Master Servicer No. 1
or Master Servicer No. 2; (ii) the Special Servicer; (iii) the Certificate
Administrator; (iv) the Custodian and (v) any other party hereto, in addition to the Master Servicers, the Special Servicer, the Certificate Administrator and
the Custodian, that is a "party participating in the servicing function" (within the meaning of the instructions to Item 1122 of Regulation AB) as regards the
Trust Fund.

            "Servicing Officer": Any officer or employee of either Master
Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by such party to the
Trustee and the Certificate Administrator and the Depositor on the Closing Date,
as such list may be amended from time to time.

            "Servicing-Released Bid": As defined in Section 7.01(c).

            "Servicing Representative": With respect to either Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, any other
Person (including any Sub-Servicer, subcontractor, vendor or agent) retained or engaged thereby to perform any duties in connection with this Agreement or all or any portion of the Trust Fund, the performance of which duties would cause such other Person to be, or result in such other Person being, a Servicer or a
Sub-Servicing Function Participant.

            "Servicing-Retained Bid": As defined in Section 7.01(c).

            "Servicing Standard": With respect to either Master Servicer or the
Special Servicer, as applicable, the servicing and administration of the
Mortgage Loans (including any Non-Trust Loans) for which it is responsible hereunder (a) in the same manner in which, and with the same care, skill, prudence and diligence with which, such Master Servicer or the Special Servicer, as the case may be, generally services and administers similar mortgage loans
(i) for other third parties, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties or (ii) held in its own portfolio, whichever standard is higher, (b) with a view to (i) the timely recovery of all Scheduled Payments of principal and

                                      -70-

interest under the Mortgage Loans, (ii) in the case of the Special Servicer, if a Mortgage Loan comes into and continues in default, the maximization of the recovery on that Mortgage Loan to the Certificateholders or, in the case of any
Loan Combination, to the Certificateholders and the related Non-Trust
Noteholder(s) (as a collective whole) on a net present value basis (the relevant discounting of anticipated collections to be performed at the related Mortgage
Rate) and (iii) the best interests of the Certificateholders and the Trust Fund
(or, in the case of any Loan Combination, the Certificateholders, the Trust Fund
and the related Non-Trust Noteholder(s), taking into account, if applicable and to the extent consistent with the related Loan Combination Intercreditor
Agreement and the related Mortgage Loan documents, the subordinate nature, if applicable, of the related Non-Trust Loan(s) and (c) without regard to (i) any relationship that such Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor (or any
Affiliate thereof), the Depositor, any Mortgage Loan Seller, or any other party to the transactions contemplated hereby; (ii) the ownership of any Certificate by such Master Servicer or the Special Servicer, as the case may be, or by any
Affiliate thereof; (iii) the right of such Master Servicer or the Special
Servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to this Agreement; (iv) the obligations of such
Master Servicer or the Special Servicer, as the case may be, to make Advances;
(v) the ownership, servicing or management by such Master Servicer or the
Special Servicer or any Affiliate thereof for others of any other mortgage loans or mortgaged property not included in or securing, as the case may be, the
Mortgage Pool; (vi) any obligation of such Master Servicer or any Affiliate of such Master Servicer to repurchase or substitute a Mortgage Loan as a Mortgage
Loan Seller; (vii) any obligation of such Master Servicer or any Affiliate of such Master Servicer to cure a breach of a representation and warranty with respect to a Mortgage Loan; and (viii) any debt such Master Servicer or Special
Servicer or any Affiliate of either has extended to any Mortgagor or any
Affiliate thereof.

            "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the events described in clauses (a) through (g) of the definition of "Specially Serviced Mortgage Loan".

            "Significant Mortgage Loan": At any time of determination, any
Mortgage Loan that (1) has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a Crossed
Loan Group or (c) as part of a group of Mortgage Loans made to affiliated
Mortgagors, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the Mortgage Pool at the time of determination or (2) is one of the 10 largest Mortgage Loans (which for the purposes of this definition shall include Crossed Loan Groups and groups of
Mortgage Loans made to affiliated Mortgagors) by outstanding principal balance at such time.

            "Significant Obligor": (a) Any obligor (as defined in Item 1101(i)
of Regulation AB) or group of affiliated obligors on any Trust Mortgage Loan or group of Trust Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off Date Balance); or (b) any single Mortgaged
Property or group of Mortgaged Properties securing any Trust Mortgage Loan or group of cross-collateralized and/or cross-defaulted Trust Mortgage Loans that represent, as of the Closing Date, 10% or more of the Mortgage Pool (by Cut-off
Date Balance). There are no Significant Obligors with respect to the Mortgage
Pool.

            "Similar Law": As defined in Section 5.02(c).

                                      -71-

            "Single Certificate": For purposes of Section 4.02, a hypothetical
Certificate of any Class of Regular Certificates evidencing a $1,000 denomination.

            "Sole Certificate Owner": As defined in Section 9.01.

            "Special Servicer": Midland Loan Services, Inc., or any successor in interest thereto, or any successor special servicer appointed as herein provided.

            "Special Servicer Indemnification Agreement": With respect to the initial Special Servicer, that certain Master Servicer and Special Servicer
Indemnification Agreement, dated as of May 16, 2006, between the initial Special
Servicer, the Depositor, the Underwriters and the Initial Purchasers.

            "Special Servicer Reportable Event": Any of the following events, conditions, circumstances and/or matters:

            (i)     the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item
      1108(a)(3) of Regulation AB, but only if the Special Servicer or any
      Servicing Representative of the Special Servicer is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM
      1.01 ON FORM 8-K];

            (ii)    the termination of a definitive agreement that is material to the Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the
      Special Servicer or any Servicing Representative of the Special Servicer
      is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.02 ON FORM 8-K];

            (iii)   the appointment of a receiver, fiscal agent or similar
      officer for any Material Debtor in a proceeding under the U.S. Bankruptcy
      Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject
      Material Debtor is (A) the Special Servicer, (B) any Servicing
      Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
      Obligor with respect to a Specially Serviced Mortgage Loan [ITEM 1.03(a)
      ON FORM 8-K];

            (iv)    the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
      Material Debtor is (A) the Special Servicer, (B) any Servicing
      Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
      Obligor with respect to a Specially Serviced Mortgage Loan [ITEM 1.03(b)
      ON FORM 8-K];

            (v)     any resignation, removal, replacement or substitution of (A)
      the Special Servicer or (B) any Servicing Representative of the Special
      Servicer that constitutes a Servicer contemplated by Item 1108(a)(2) of
      Regulation AB [ITEM 6.02 ON FORM 8-K];

                                      -72-

            (vi)    any appointment of (A) a new Special Servicer or (B) any new
      Servicing Representative of the Special Servicer that constitutes a
      Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM 6.02 ON
      FORM 8-K];

            (vii)   any nonpublic disclosure, by the Special Servicer or any
      Servicing Representative of the Special Servicer, with respect to the
      Subject Securitization Transaction (other than disclosure required by this
      Agreement) that is required to be disclosed by Regulation FD (17 C.F.R.
      243.100 through 243.103) [ITEM 7.01 ON FORM 8-K];

            (viii)  any other information of importance to Certificateholders
      (determined by the Special Servicer in accordance with the Servicing
      Standard) that (A) is not otherwise required to be included in the
      Distribution Date Statement or any other report to be delivered or otherwise made available to Certificateholders hereunder, and (B) the
      Special Servicer has determined, in accordance with the Servicing
      Standard, could have a material adverse effect on the value of a Mortgaged
      Property as collateral for a Specially Serviced Mortgage Loan or the ability of a Mortgaged Property to generate sufficient cash flow for the related Mortgagor to meet its debt service obligations under the related
      Specially Serviced Mortgage Loan [ITEM 8.01 ON FORM 8-K];

            (ix)    the commencement or termination of, or any material
      developments regarding, any legal proceedings pending against any Material
      Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the
      Special Servicer is controlling the subject litigation or if the subject
      Material Litigant is (A) the Special Servicer, (B) any Servicing
      Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (C) any Significant
      Obligor with respect to a Specially Serviced Mortgage Loan [ITEM 2 ON FORM
      10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

            (x)     the receipt by the Special Servicer or by any Servicing
      Representative of the Special Servicer of any updated financial statements, balance sheets, rent rolls or other financial information regarding any Significant Obligor (that has been identified to the Special
      Servicer in writing) with respect to a Specially Serviced Mortgage Loan that is required to be provided under Item 1112(b) of Regulation AB [ITEM
      6 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

            (xi)    to the extent not otherwise disclosed in the Prospectus
      Supplement or previously included in a report delivered by the Special
      Servicer to the Certificate Administrator and the Depositor in accordance with Section 8.16(c), whether the Special Servicer has become an affiliate
      (as defined in Rule 405 of the Securities Act) of any of (A) the Trust,
      (B) the Depositor, (C) a Mortgage Loan Seller, (D) the Trustee, (E) the
      Certificate Administrator, (F) either Master Servicer, (G) any Servicing
      Representative of the Special Servicer that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB or (H) any Significant
      Obligor [GENERAL INSTRUCTION J TO FORM 10-K];

            (xii)   to the extent not otherwise disclosed in the Prospectus
      Supplement, any business relationship, agreement, arrangement, transaction or understanding contemplated by Item 1119(b) of Regulation AB between a
      Mortgage Loan Seller or the Trust, on the one hand, and

                                      -73-

      the Special Servicer or any Servicing Representative of the Special
      Servicer, on the other hand [GENERAL INSTRUCTION J TO FORM 10-K]; and

            (xiii)  to the extent not otherwise disclosed in the Prospectus
      Supplement, any specific relationship involving or relating to the Subject
      Securitization Transaction or the Mortgage Loans contemplated by Item
      1119(c) of Regulation AB between a Mortgage Loan Seller or the Trust, on the one hand, and the Special Servicer or any Servicing Representative of
      the Special Servicer, on the other hand [GENERAL INSTRUCTION J TO FORM
      10-K].

            "Special Servicing Fee": With respect to each Specially Serviced
Mortgage Loan and each REO Loan, the fee designated as such and payable to the
Special Servicer pursuant to the first paragraph of Section 3.11(c).

            "Special Servicing Fee Rate": With respect to each Specially
Serviced Mortgage Loan and each REO Loan, 0.25% per annum.

            "Specially Designated Mortgage Loan Documents": With respect to any
Trust Mortgage Loan, the following documents collectively:

            (i)     the original executed Mortgage Note (or, alternatively, if the original executed Mortgage Note has been lost, a lost note affidavit and indemnity with a copy of such Mortgage Note attached thereto);

            (ii)    an original or a copy of the Mortgage (with or without
      recording information);

            (iii)   the original or a copy of the policy or certificate of
      lender's title insurance or, if such policy has not been issued or located, an original or a copy of an irrevocable, binding commitment
      (which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company) to issue such title insurance policy;

            (iv)    an original or a copy of any Ground Lease and any related
      ground lessor estoppel; and

            (v)     an original of any letter of credit relating to the Trust
      Mortgage Loan (which letter of credit shall not be delivered in original form to the Custodian but rather to the applicable Master Servicer);

provided that whenever the term "Specially Designated Mortgage Loan Documents"
is used to refer to documents actually received by the Custodian, such term, with respect to any receipt or certification by the Custodian for documents described in clauses (iv) and (v) of this definition, shall be deemed to include such documents only to the extent the Custodian has actual knowledge of their existence.

            "Specially Serviced Mortgage Loan": Any Mortgage Loan as to which any of the following events have occurred:

                                      -74-

            (a)     the related Mortgagor shall have failed to make when due any
      Periodic Payment, including a Balloon Payment, and the failure continues unremedied--

                    (i)   except in the case of a Balloon Payment, for 60 days;
                          or

                    (ii)  solely in the case of a delinquent Balloon Payment,
                          beyond the day such Balloon Payment was due or (if
                          longer) beyond the applicable grace period for a
                          Balloon Payment unless (x) the related Mortgagor (A)
                          makes in respect of each Due Date (commencing with the
                          Due Date of such Balloon Payment) during the period
                          contemplated in (B) below, without omission, Assumed
                          Periodic Payments and (B) delivers a refinancing
                          commitment within 60 days after such Mortgage Loan's
                          maturity date, then for such period (not to exceed 120
                          days) beyond such Mortgage Loan's maturity date ending
                          on the earlier of the date on which the related
                          Mortgagor fails to make an Assumed Periodic Payment or
                          the date on which it is determined that the
                          refinancing could not reasonably be expected to occur;
                          or

            (b)     the applicable Master Servicer or, with the consent of the
      Controlling Class Representative, the Special Servicer shall have determined, in its reasonable judgment (exercised in accordance with the
      Servicing Standard), based on, among other things, communications with the related Mortgagor, that a default in making a Periodic Payment (including a Balloon Payment) is likely to occur and is likely to remain unremedied for at least 60 days; or

            (c)     the applicable Master Servicer or, with the consent of the
      Controlling Class Representative, the Special Servicer shall have determined, in its reasonable judgment (exercised in accordance with the
      Servicing Standard), that a default (other than an Acceptable Insurance
      Default or a default described in clause (a) above) has occurred that may materially impair the value of the Mortgaged Property as security for the
      Mortgage Loan and the default continues unremedied beyond the applicable grace period under the terms of the Mortgage Loan (or, if no grace period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any grace period shall be deemed to have a grace period equal to zero); or

            (d)     a decree or order of a court or agency or supervisory
      authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor; provided that if such decree or order is discharged, dismissed or stayed within 60 days it shall not be a Specially Serviced Mortgage Loan (and no Special Servicing
      Fees shall be payable); or

            (e)     the related Mortgagor shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                                      -75-

            (f)     the related Mortgagor shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (g)     the applicable Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged Property;

provided, however, that a Mortgage Loan will cease to be a Specially Serviced
Mortgage Loan:

            (i)     with respect to the circumstances described in clause (a)
      above, when the related Mortgagor has made three consecutive full and timely Periodic Payments under the terms of such Mortgage Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special
      Servicer pursuant to Section 3.20);

            (ii)    with respect to the circumstances described in clauses (b),
      (d), (e) and (f) above, when such circumstances cease to exist in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings described in clauses (d), (e) and (f), no later than the entry of an order or decree dismissing such proceeding;

            (iii)   with respect to the circumstances described in clause (c)
      above, when such default is cured; and

            (iv)    with respect to the circumstances described in clause (g)
      above, when such proceedings are terminated;

so long as at that time no other circumstance identified in clauses (a) through
(g) above exists that would otherwise cause such Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

            During any time an entire Loan Combination is serviced and administered pursuant to this Agreement, if a Servicing Transfer Event exists with respect to one Mortgage Loan in such Loan Combination, it will also be considered to exist for the other Mortgage Loan(s) in such Loan Combination;
provided that, if a B-Note Loan Holder prevents the occurrence of a Servicing
Transfer Event with respect to the related A-Note Trust Mortgage Loan through the exercise of cure rights as set forth in the related Loan Combination
Intercreditor Agreement, then the existence of such Servicing Transfer Event with respect to the related B-Note Non-Trust Loan shall not, in and of itself, result in the existence of a Servicing Transfer Event with respect to such
A-Note Trust Mortgage Loan or cause the servicing of the subject Loan
Combination to be transferred to the Special Servicer, unless a separate
Servicing Transfer Event has occurred with respect thereto.

            "Startup Day": With respect to each of REMIC I and REMIC II, the day designated as such in Section 10.01(c).

            "State and Local Taxes": Taxes imposed by the states of New York,
Illinois, North Carolina, Kansas and by any other state or local taxing authorities as may, by notice to the Trustee

                                      -76-

and/or the Certificate Administrator, assert jurisdiction over the Trust Fund or any portion thereof, or which, according to an Opinion of Counsel addressed to the Trustee, have such jurisdiction.

            "Stated Maturity Date": With respect to any Mortgage Loan, the Due
Date specified in the Mortgage Note (as in effect on the Closing Date) on which the last payment of principal is due and payable under the terms of the Mortgage
Note (as in effect on the Closing Date), without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such
Mortgage Loan granted or agreed to by the Special Servicer pursuant to Section
3.20 and, in the case of an ARD Loan, without regard to its Anticipated
Repayment Date.

            "Stated Principal Balance": With respect to any Trust Mortgage Loan as of any date of determination, an amount (which amount shall not be less than zero) equal to (x) the Cut-off Date Balance of such Trust Mortgage Loan (or, in the case of a Qualified Substitute Mortgage Loan that is a Trust Mortgage Loan, the unpaid principal balance thereof after application of all principal payments due on or before the related date of substitution, whether or not received), permanently reduced on each Distribution Date, to not less than zero, by (y) the sum of:

            (i)     all payments and other collections of principal, if any,
      with respect to such Trust Mortgage Loan that are included as part of the
      Principal Distribution Amount for such Distribution Date pursuant to clause(s) (a), (b), (c) and/or (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount";

            (ii)    any other amount received with respect to such Trust
      Mortgage Loan during the related Collection Period that is not included among the payments and other collections of principal described in the immediately preceding clause (i), as to which there is not and never has been an outstanding P&I Advance and that is actually applied in reduction of the amount of principal owing from the related Mortgagor;

            (iii)   any amount of reduction in the outstanding principal balance of such Trust Mortgage Loan resulting from a Deficient Valuation that occurred during the related Collection Period; and

            (iv)    any related Realized Loss (other than any such loss
      resulting from a Deficient Valuation) incurred during the related
      Collection Period that represents a loss of principal with respect to that
      Trust Mortgage Loan.

            With respect to any Trust REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Trust
Mortgage Loan as of the date of the related REO Acquisition, permanently reduced on each subsequent Distribution Date, to not less than zero, by (y) the sum of:

            (a)     all amounts, if any, collected with respect to the related
      REO Property that are allocable as principal of the subject Trust REO Loan and that are included as part of the Principal Distribution Amount for such Distribution Date pursuant to clause (e) and/or clause (f) of, and without regard to the provisos to, the definition of "Principal
      Distribution Amount"; and

                                      -77-

            (b)     any related Realized Losses incurred during the related
      Collection Period that represents a loss of principal with respect to the subject Trust REO Loan.

            A Trust Mortgage Loan or a Trust REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance until the
Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation
Event, would have been) distributed to Certificateholders.

            The Stated Principal Balance with respect to each B-Note Non-Trust
Loan (other than the Capitol Hill Project B-Note Non-Trust Loan) shall be (1)
the Cut-off Date Balance of such Mortgage Loan, as permanently reduced on each monthly remittance date under the related Loan Combination Intercreditor
Agreement to not less than zero, by (2) the sum of (A) any amounts received during the related Collection Period that are allocable as principal of such
Non-Trust Loan or any successor REO Loan with respect thereto and (B) any
Realized Losses incurred with respect to such Non-Trust Loan or any successor
REO Loan during the related Collection Period that represent a loss of principal with respect thereto (including as a result of a Deficient Valuation).

            With respect to the Capitol Hill Project B-Note Non-Trust Loan or any successor REO Loan with respect thereto on any date of determination, the
Stated Principal Balance shall equal the unpaid principal balance of such
Non-Trust Loan or the deemed unpaid principal balance of such successor REO
Loan.

            "Subject Securitization Transaction": The commercial mortgage securitization transaction contemplated by this Agreement.

            "Subordinated Certificate": Any Class AM, Class AJ, Class B, Class
C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class
M, Class N, Class P, Class Q, Class R-I or Class R-II Certificate.

            "Sub-Servicer": Any Person that either Master Servicer or the
Special Servicer has retained or engaged for the performance (whether directly or through Sub-Servicers or subcontractors) of a substantial portion of the material servicing functions required to be performed by such Master Servicer or the Special Servicer under this Agreement, with respect to one or more of the
Mortgage Loans, which servicing functions either (a) are identified in Item
1122(d) of Regulation AB or (b) would cause such Person to be a Servicer.

            "Sub-Servicing Agreement": The written contract between either
Master Servicer or the Special Servicer, on the one hand, and any Sub-Servicer, on the other hand, relating to servicing and administration of Mortgage Loans as provided in Section 3.22.

            "Sub-Servicing Function Participant": Any Sub-Servicer,
sub-contractor, vendor, agent or other Person acting on behalf of a party hereto, which Sub-Servicer, sub-contractor, vendor, agent or other Person is a
"party participating in the servicing function" (within the meaning of the instructions to Item 1122 of Regulation AB) as regards the Trust Fund (i.e., any entity that is performing activities that address the criteria in Item 1122(d)
of Regulation AB, unless such entity's activities relate only to 5% or less of the Mortgage Loans, by balance).

                                      -78-

            "Subsequent Exchange Act Reports": As defined in Section 8.16(a).

            "Substitution Shortfall Amount": With respect to a substitution pursuant to or as contemplated by Section 2.03(a) hereof, an amount equal to the excess, if any, of the Purchase Price of the Trust Mortgage Loan being replaced, calculated as of the date of substitution over the Stated Principal Balance of the related Qualified Substitute Mortgage Loan as of the date of substitution.
In the event that one or more Qualified Substitute Mortgage Loans are substituted (at the same time) for one or more deleted Trust Mortgage Loans, the
Substitution Shortfall Amount shall be determined as provided in the preceding sentence on the basis of the aggregate Purchase Price of the Trust Mortgage Loan or Trust Mortgage Loans being replaced and the aggregate Stated Principal
Balance of the related Qualified Substitute Mortgage Loan or Qualified
Substitute Mortgage Loans.

            "Successful Bidder": As defined in Section 7.01.

            "Tax Matters Person": With respect to each of the REMICs created hereunder, the Person designated as the "tax matters person" of such REMIC in the manner provided under Treasury Regulations Section 1.860F-4(d), which Person shall be the applicable Plurality Residual Certificateholder.

            "Tax Returns": The federal income tax returns on Internal Revenue
Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax
Return, including Schedule Q thereto, Quarterly Notice to Residual Interest
Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I and REMIC II due to its classification as a REMIC under the REMIC Provisions, the federal income tax return to be filed on behalf of each of Grantor Trust Z and Grantor Trust E due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue
Service under any applicable provisions of federal tax law or any other governmental taxing authority under applicable State and Local Tax laws.

            "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a
Certificate.

            "Transfer Affidavit and Agreement": As defined in Section
5.02(d)(i)(B).

            "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

            "Transferor": Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

            "Trust": The common law trust created hereunder.

            "Trust Administration Fee": With respect to each Trust Mortgage Loan and each Trust REO Loan for any Distribution Date an amount equal to one month's interest for the most recently ended calendar month (calculated on the same interest accrual basis as such Trust Mortgage Loan or Trust REO Loan, as the case may be), accrued at the Trust Administration Fee Rate on the Stated
Principal Balance of such Trust Mortgage Loan or Trust REO Loan, as the case may be, outstanding immediately following the prior Distribution Date (or, in the case of the initial Distribution Date, as of the Closing Date).

                                      -79-

            "Trust Administration Fee Rate": 0.0009% per annum.

            "Trust ARD Loan": Any Trust Mortgage Loan that is an ARD Loan.

            "Trust Balloon Loan": Any Trust Mortgage Loan that is a Balloon
Loan.

            "Trust Corrected Mortgage Loan": Any Trust Mortgage Loan that is a
Corrected Mortgage Loan.

            "Trust Defaulted Mortgage Loan": Any Trust Mortgage Loan that is a
Defaulted Mortgage Loan.

            "Trust Defeasance Mortgage Loan": Any Trust Mortgage Loan that is a
Defeasance Loan.

            "Trust Fund": Collectively, (i) all of the assets of REMIC I and
REMIC II, (ii) the Grantor Trust Z Assets, and (iii) the Grantor Trust E Assets.

            "Trust Mortgage Loan": Each Mortgage Loan, including any A-Note
Trust Mortgage Loan, transferred and assigned to the Trust Fund pursuant to
Section 2.01 and listed on the Mortgage Loan Schedule and from time to time held in the Trust Fund.

            "Trust Required Appraisal Mortgage Loan": Any Trust Mortgage Loan or
Trust REO Loan that is a Required Appraisal Mortgage Loan.

            "Trust REO Loan": Any REO Loan that succeeded a Trust Mortgage Loan.

            "Trust Specially Serviced Mortgage Loan": Any Trust Mortgage Loan
that is a Specially Serviced Mortgage Loan.

            "Trustee": U.S. Bank National Association, its successor in interest, or any successor trustee appointed as herein provided.

            "Trustee Appointee": Any Fiscal Agent, co-trustee or separate trustee appointed or designated by the Trustee hereunder.

            "Trustee Indemnification Agreement": With respect to the initial
Trustee, that certain Trustee Indemnification Agreement, dated as of May 16,
2006, between the initial Trustee, the Depositor, the Underwriters and the
Initial Purchasers.

            "Trustee Reportable Event": Any of the following events, conditions, circumstances and/or matters:

            (i)     the entry into or amendment to a definitive agreement that is material to the Subject Securitization Transaction, including, for example, a servicing agreement with a Servicer contemplated by Item
      1108(a)(3) of Regulation AB, but only if the Trustee, any Servicing
      Representative of the Trustee or any Trustee Appointee is a party to such agreement or has entered into such agreement on behalf of the Trust [ITEM
      1.01 ON FORM 8-K];

            (ii)    the termination of a definitive agreement that is material to the Subject Securitization Transaction (otherwise than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), but only if the
      Trustee, any Servicing Representative of the Trustee or any Trustee
      Appointee is a

                                      -80-

      party to such agreement or has entered into such agreement on behalf of the Trust [ITEM 1.02 ON FORM 8-K];

            (iii)   the appointment of a receiver, fiscal agent or similar
      officer for any Material Debtor in a proceeding under the U.S. Bankruptcy
      Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of any Material Debtor, including where such jurisdiction has been assumed by leaving the existing directors and officers in possession but subject to the supervision and orders of a court or governmental authority, but only if the subject
      Material Debtor is (A) the Trustee, (B) any Servicing Representative of
      the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of
      Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support
      Provider that is not an Affiliate of the Depositor or (E) the Trust [ITEM
      1.03(a) ON FORM 8-K];

            (iv)    the entry of an order confirming a plan of reorganization, arrangement or liquidation of a Material Debtor by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of such Material Debtor, but only if the subject
      Material Debtor is (A) the Trustee, (B) any Servicing Representative of
      the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of
      Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support
      Provider that is not an Affiliate of the Depositor or (E) the Trust [ITEM
      1.03(b) ON FORM 8-K];

            (v)     any event that has occurred hereunder that would materially alter the payment priority or distribution of cash flows regarding the
      Certificates [ITEM 2.04 ON FORM 8-K];

            (vi)    any material modification to the rights of the Holders of
      any Class of Certificates, including by reason of a modification to this
      Agreement, a Mortgage Loan Purchase Agreement or any other constituent instrument [ITEM 3.03(a) ON FORM 8-K];

            (vii)   any material limitation or qualification of the rights
      evidenced by any Class of Certificates by reason of the modification of any other Class of Certificates [ITEM 3.03(b) ON FORM 8-K];

            (viii)  any amendment to this Agreement pursuant to Section 11.01
      [ITEM 5.03 ON FORM 8-K];

            (ix)    any resignation, removal, replacement or substitution of (A)
      the Trustee, either Master Servicer or the Special Servicer or (B) any
      Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB [ITEM ON 6.02 ON FORM
      8-K];

            (x)     any appointment of (A) a new Trustee, new Master Servicer or new Special Servicer or (B) any new Servicing Representative of the
      Trustee that constitutes a Servicer contemplated by Item 1108(a)(2) of
      Regulation AB [ITEM 6.02 ON FORM 8-K];

            (xi)    any termination of a material enhancement or support
      specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of
      Regulation AB that was previously applicable regarding one or more Classes of the Certificates, which termination has occurred other than by

                                      -81-

      expiration of the contract on its stated termination date or as a result of all parties completing their obligations under such agreement [ITEM
      6.03(a) ON FORM 8-K];

            (xii)   any addition of a material enhancement or support specified in Item 1114(a)(1) through (3) of Regulation AB or Item 1115 of Regulation
      AB with respect to one or more Classes of the Certificates [ITEM 6.03(b)
      ON FORM 8-K];

            (xiii)  any material amendment or modification of a material enhancement or support specified in Item 1114(a)(1) through (3) of
      Regulation AB or Item 1115 of Regulation AB with respect to one or more
      Classes of the Certificates [ITEM 6.03(c) ON FORM 8-K];

            (xiv)   any material failure on the part of the Trustee to make on the applicable Distribution Date any required monthly distributions to the
      Holders of any Class of Certificates [ITEM 6.04 ON FORM 8-K];

            (xv)    any nonpublic disclosure, by the Trustee, any Servicing
      Representative of the Trustee or any Trustee Appointee, with respect to the Subject Securitization Transaction that is required to be disclosed by
      Regulation FD (17 C.F.R. 243.100 through 243.103) [ITEM 7.01 ON FORM 8-K];

            (xvi)   any other information of importance to Certificateholders
      that is not otherwise required to be included in the Distribution Date
      Statement or any other report to be delivered or otherwise made available to Certificateholders hereunder and that is directly related to the obligations of the Trustee hereunder [ITEM 8.01 ON FORM 8-K];

            (xvii)  the commencement or termination of, or any material developments regarding, any legal proceedings pending against any Material
      Litigant, or of which any property of a Material Litigant is the subject, or any threat by a governmental authority to bring any such legal proceedings, that are material to Certificateholders, but only if the
      Trustee is controlling the subject litigation or if the subject Material
      Litigant is (A) the Trustee, (B) any Servicing Representative of the
      Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of
      Regulation AB, (C) any Trustee Appointee, (D) any Enhancement/Support
      Provider that is not an Affiliate of the Depositor or (E) the Trust [ITEM
      2 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM 10-K];

            (xviii) any material default in the payment of principal and interest on, or any other material default with respect to, any Class of
      Certificates [ITEM 4 ON FORM 10-D];

            (xix)   the submission of any matter to a vote by Certificateholders
      [ITEM 5 ON FORM 10-D];

            (xx)    the receipt by the Trustee or by any Servicing
      Representative or other agent of the Trustee of any updated information regarding an Enhancement/Support Provider with respect to any Class of
      Certificates that is required pursuant to Item 1114(b)(2) or Item 1115(b)
      of Regulation AB [ITEM 7 ON FORM 10-D AND GENERAL INSTRUCTION J TO FORM
      10-K];

                                      -82-

            (xxi)   to the extent not otherwise disclosed in the Prospectus
      Supplement or previously included in an Exchange Act Report in accordance with this Agreement, whether the Trustee as described in Item 1119(a) of
      Regulation AB has become an affiliate (as defined in Rule 405 of the
      Securities Act) of any of (A) the Trust, (B) the Depositor, (C) a Mortgage
      Loan Seller, (D) either Master Servicer, (E) the Special Servicer, (F) any
      Servicing Representative of the Trustee that constitutes a Servicer contemplated by Item 1108(a)(3) of Regulation AB, (G) any Trustee
      Appointee or (H) any Significant Obligor [GENERAL INSTRUCTION J TO FORM
      10-K]; and

            (xxii)  to the extent not otherwise disclosed in the Prospectus
Supplement, any specific relationship involving or relating to the Subject
Securitization Transaction or the Mortgage Loans contemplated by Item 1119(c) of
Regulation AB between the Depositor, a Mortgage Loan Seller or the Trust, on the
one hand, and the Trustee, any Trustee Appointee (but only if such Trustee
Appointee is a material party to the Subject Securitization Transaction contemplated by Item 1100(d)(1) of Regulation AB) or any Servicing
Representative (but only if such Servicing Representative is a Servicer contemplated by Item 1108(a)(3) of Regulation AB or a material party related to the Subject Securitization Transaction contemplated by Item 1100(d)(1) of
Regulation AB) of the Trustee, on the other hand [GENERAL INSTRUCTION J TO FORM
10-K].

            "UCC": The Uniform Commercial Code in effect in the applicable jurisdiction.

            "UCC Financing Statement": A financing statement filed pursuant to the UCC.

            "Underwriter": Each of MLPF&S, LaSalle Financial, PNC Capital
Markets LLC, Goldman, Sachs & Co., and Morgan Stanley & Co. Incorporated or in
each case, its respective successor in interest.

            "United States Securities Person": Any "U.S. person" as defined in
Rule 902(k) of Regulation S.

            "United States Tax Person": A citizen or resident of the United
States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August
20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

            "Unliquidated Advance": Any Advance previously made by a party hereto that (i) is not a Nonrecoverable Advance, (ii) has been previously reimbursed to the party that made the Advance as a Workout-Delayed Reimbursement
Amount pursuant to Section 3.05(a)(vii) out of principal collections on other
Trust Mortgage Loans and (iii) was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the related Trust Mortgage Loan or any related REO Property (and provided that no
Liquidation Event has occurred with respect to the related Trust Mortgage Loan or any related REO Property).

                                      -83-

            "Unrestricted Servicer Reports": Collectively, the CMSA Delinquent
Loan Status Report, the CMSA Historical Loan Modification and Corrected Mortgage
Loan Report, the CMSA Historical Liquidation Report, the CMSA REO Status Report,
the CMSA Advance Recovery Report and, if and to the extent filed with the
Commission, such reports and files as would, but for such filing, constitute
Restricted Servicer Reports.

            "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 100% of the Voting Rights shall be allocated among the
Holders of the Regular Certificates. Ninety-eight percent (98%) of the Voting
Rights shall be allocated among the Class A-1, Class A-2, Class A-3, Class A-3B,
Class A-SB, Class A-4, Class A-1A, Class AM, Class AJ, Class B, Class C, Class
D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class
N, Class P and Class Q Certificates in proportion to the respective Class
Principal Balances of their Certificates. Two percent (2%) in the aggregate of the Voting Rights shall be allocated to the Class X Certificates. The Class Z and the Residual Certificates shall have no voting rights. Voting Rights allocated to a Class of Certificateholders shall be allocated among such
Certificateholders in standard proportion to the Percentage Interests evidenced by their respective Certificates. In addition, if either Master Servicer is the holder of any Certificates, such Master Servicer, in its capacity as a
Certificateholder, shall have no Voting Rights with respect to matters concerning compensation affecting such Master Servicer.

            "Weighted Average Net Mortgage Pass-Through Rate": With respect to any Distribution Date, the rate per annum equal to the weighted average, expressed as a percentage and rounded to six decimal places, of the respective
Net Mortgage Pass-Through Rates applicable to the Trust Mortgage Loans and any
Trust REO Loans for such Distribution Date, weighted on the basis of their respective Stated Principal Balances immediately following the preceding
Distribution Date (or, in the case of the initial Distribution Date, as of the
Closing Date).

            "Wells Fargo": Wells Fargo Bank, National Association or its
successor in interest.

            "Workout-Delayed Reimbursement Amounts": With respect to any Trust
Mortgage Loan, the amount of any Advance made with respect to such Trust
Mortgage Loan on or before the date such Trust Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Trust Corrected Mortgage Loan, together with (to the extent accrued and unpaid) interest on such Advances accruing before, on and after such date, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Trust Mortgage
Loan becomes a Trust Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents. That any amount constitutes all or a portion of any
Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a
Nonrecoverable Advance.

            "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the second paragraph of Section 3.11(c).

            "Workout Fee Rate": With respect to each Corrected Mortgage Loan,
1.00%.

            "Yield Maintenance Charge": Payments paid or payable, as the context requires, on a Mortgage Loan as the result of a Principal Prepayment thereon, not otherwise due thereon in respect of

                                      -84-

principal or interest, which have been calculated (based on Scheduled Payments on such Mortgage Loan) to compensate the holder for reinvestment losses based on the value of an interest rate index at or near the time of prepayment. Any other prepayment premiums, penalties and fees not so calculated will not be considered
"Yield Maintenance Charges". In the event that a Yield Maintenance Charge shall become due for any particular Mortgage Loan, the applicable Master Servicer or the Special Servicer, as applicable, shall be required to follow the terms and provisions contained in the applicable Mortgage Note, provided, however, in the event the particular Mortgage Note shall not specify the U.S. Treasuries which shall be used in determining the discount rate or the reinvestment yield to be applied in such calculation, the applicable Master Servicer or the Special
Servicer, as applicable, shall be required to use those U.S. Treasuries having maturity dates most closely approximating the maturity of such Mortgage Loan.
Accordingly if either no U.S. Treasury issue, or more than one U.S. Treasury issue, shall coincide with the term over which the Yield Maintenance Charge shall be calculated (which depending on the applicable Mortgage Note is based on the remaining average life of the Mortgage Loan or the actual term remaining through the Maturity Date), the applicable Master Servicer or the Special
Servicer, as applicable, shall use the U.S. Treasury whose reinvestment yield is the lowest, with such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is 14 days prior to the date that the Yield Maintenance Charge shall become due and payable (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.
The monthly compounded nominal yield ("MEY") is derived from the reinvestment yield or discount rate and shall be defined as MEY = 12X ({(1+"BEY"/2)^1/6}-1)
where BEY is defined as the U.S. Treasury Reinvestment Yield which is in decimal form and not in percentage, and 1/6 is the exponential power to which a portion of the equation is raised. For example, using a BEY of 5.50%, the MEY = 12 X
({(1+ .055/2)^0.16667}-1) where .055 is the decimal version of the percentage
5.5% and 0.16667 is the decimal version of the exponential power. The MEY in the above calculation is 5.44%.

            SECTION 1.02.     Certain Adjustments to the Principal Distributions
                              on the Certificates.

            (a)     If any party hereto is reimbursed out of general collections on the Mortgage Pool on deposit in the Collection Account for (i) any unreimbursed Advance that has been or is determined to be a Nonrecoverable
Advance (together with interest accrued and payable thereon pursuant to Section
3.03(d) or Section 4.03(d), as applicable, to the extent such interest was paid hereunder from a source other than related Default Charges) or (ii) any
Workout-Delayed Reimbursement Amount, then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made:

                    first, out of any amounts then on deposit in the Collection
      Account that represent payments or other collections of principal received by the Trust with respect to the Trust Mortgage Loans and/or Trust REO
      Loans in the Loan Group that includes the Trust Mortgage Loan or Trust REO
      Loan in respect of which such Nonrecoverable Advance was made or in respect of which such Workout-Delayed Reimbursement Amount is outstanding, and which amounts, but for their application to reimburse such
      Nonrecoverable Advance (and/or to pay interest thereon) or to reimburse such Workout-Delayed Reimbursement Amount, as the case may be, would be included in the Available Distribution Amount for the related Distribution
      Date;

                                      -85-

                    second, out of any amounts then on deposit in the Collection
      Account that represent payments or other collections of principal received by the Trust with respect to the Trust Mortgage Loans or Trust REO Loans in the Loan Group that does not include the Trust Mortgage Loan or Trust
      REO Loan in respect of which such Nonrecoverable Advance was made or in respect of which such Workout-Delayed Reimbursement Amount is outstanding, and which amounts, but for their application to reimburse such
      Nonrecoverable Advance (and/or to pay interest thereon) or to reimburse such Workout-Delayed Reimbursement Amount, as the case may be, would be included in the Available Distribution Amount for the related Distribution
      Date;

                    third, solely in the case of the reimbursement of a
      Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the
      Trust Mortgage Loans or Trust REO Loans in the Loan Group that includes the Trust Mortgage Loan or Trust REO Loan in respect of which such
      Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date;

                    fourth, solely in the case of the reimbursement of a
      Nonrecoverable Advance and/or the payment of interest thereon, out of any amounts then on deposit in the Collection Account that represent any other payments or other collections received by the Trust with respect to the
      Trust Mortgage Loans or Trust REO Loans in the Loan Group that does not include the Trust Mortgage Loan or Trust REO Loan in respect of which such
      Nonrecoverable Advance was made, and which amounts, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for the related Distribution Date; and

                    fifth, solely in the case of the reimbursement of a
      Nonrecoverable Advance and/or the payment of interest thereon, out of any other amounts then on deposit in the Collection Account that may be available to reimburse the subject Nonrecoverable Advance and/or to pay interest thereon.

            (b)     If and to the extent that any payment or other collection of principal received on the Mortgage Pool during any Collection Period is deemed to be applied in accordance with clause first or second of Section 1.02(a) to reimburse a Nonrecoverable Advance (or to pay interest thereon) or to reimburse a Workout-Delayed Reimbursement Amount, then:

                    (i)      the Principal Distribution Amount for the related
      Distribution Date shall be reduced by the portion of such payment or other collection of principal that, but for the application of this Section
      1.02(b), would constitute part of such Principal Distribution Amount; and

                    (ii)     depending on whether such payment or other
      collection of principal relates to Loan Group 1 or Loan Group 2, there shall be a corresponding reduction in the Loan Group 1 Principal
      Distribution Amount or the Loan Group 2 Principal Distribution Amount, as
      applicable, for the related Distribution Date.

                                      -86-

            (c)     If and to the extent that any Nonrecoverable Advance or
Workout-Delayed Reimbursement Amount is reimbursed or interest on any
Nonrecoverable Advance is paid out of payments or other collections of principal received on the Mortgage Pool (with a corresponding reduction to the Principal
Distribution Amount, and to either or both of the Loan Group 1 Principal
Distribution Amount and the Loan Group 2 Principal Distribution Amount, for the
relevant Distribution Date), and further if and to the extent that the particular item for which such Advance was originally made or such
Workout-Delayed Reimbursement Amount is outstanding is subsequently collected out of payments or other collections in respect of the related Trust Mortgage
Loan or Trust REO Loan (such item, upon collection, a "Recovered Amount"), then
(without duplication of amounts already included therein):

                    (i)      the Principal Distribution Amount for the
      Distribution Date that corresponds to the Collection Period in which such
      Recovered Amount was received, shall be increased by an amount equal to the lesser of (A) such Recovered Amount and (B) any previous reduction in the Principal Distribution Amount for a prior Distribution Date pursuant to Section 1.02(b) above resulting from the reimbursement of the subject
      Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be; and

                    (ii)     the Loan Group 1 Principal Distribution Amount
      and/or the Loan Group 2 Principal Distribution Amount for the Distribution
      Date that corresponds to the Collection Period in which such Recovered
      Amount was received, shall be increased by an amount equal to the lesser of (A) such Recovered Amount and (B) any previous reduction in the Loan
      Group 1 Principal Distribution Amount and/or the Loan Group 2 Principal
      Distribution Amount, as applicable, for a prior Distribution Date pursuant to Section 1.02(b) above resulting from the reimbursement of the subject
      Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be;

provided that, if both the Loan Group 1 Principal Distribution Amount and the
Loan Group 2 Principal Distribution Amount for a prior Distribution Date were reduced pursuant to Section 1.02(b) above as a result of the reimbursement of the subject Nonrecoverable Advance (and/or the payment of interest thereon) or the reimbursement of the subject Workout-Delayed Reimbursement Amount, as the case may be, and if the subject Recovered Amount is not sufficient to cover the full amount of such reductions, then such Recovered Amount shall be applied to increase the Loan Group 1 Principal Distribution Amount and the Loan Group 2
Principal Distribution Amount in accordance with, and to the extent permitted by, clause (ii) of this Section 1.02(c) in reverse order of the application of payments and other collections of principal on the respective Loan Groups in accordance with Section 1.02(a) to reimburse the subject Nonrecoverable Advance
(and/or pay interest thereon) or to reimburse the subject Workout-Delayed
Reimbursement Amount, as the case may be.

            (d)     For purposes of making the adjustments to the Principal
Distribution Amount, the Loan Group 1 Principal Distribution Amount or the Loan
Group 2 Principal Distribution Amount, for any Distribution Date, as
contemplated by this Section 1.02, that amount shall be calculated in accordance with the definition thereof (without regard to this Section 1.02) and shall thereafter be adjusted as provided in this Section 1.02.

                                      -87-

            (e)     Nothing contained in this Section 1.02 is intended to limit the ability of any party hereto that is entitled to reimbursement hereunder for any unreimbursed Advances that have been or are determined to be Nonrecoverable
Advances (together with interest accrued and payable thereon pursuant to Section
3.03(d) or Section 4.03(d)) to collections of principal received by the Trust with respect to the Mortgage Pool; instead the order of priority set forth in
Section 1.02(a) is a deemed allocation only for purposes of calculating distributions on the Certificates.

                                      -88-

                                   ARTICLE II
       CONVEYANCE OF TRUST MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES;
                        ORIGINAL ISSUANCE OF CERTIFICATES

            SECTION 2.01.     Conveyance of Trust Mortgage Loans.

            (a)     The Depositor, concurrently with the execution and delivery hereof, does hereby establish a common law trust under the laws of the State of
New York, designated as "Merrill Lynch Mortgage Trust 2006-C1" and consisting of the Trust Fund, and does hereby assign, sell, transfer, set over and otherwise convey to the Trustee, in trust, without recourse, for the benefit of the
Certificateholders (and for the benefit of the other parties to this Agreement as their respective interests may appear) all the right, title and interest of the Depositor, in, to and under (i) the Trust Mortgage Loans and all documents included in the related Mortgage Files and Servicing Files, (ii) the rights of the Depositor under Sections 2, 3, 8, 10, 11, 12, 13, 14, 16, 17, 19, 20 and 21
of each Mortgage Loan Purchase Agreement, (iii) the rights of the Depositor under each Loan Combination Intercreditor Agreement and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Trust
Mortgage Loans and due after the Cut-off Date and, in the case of each Trust
Mortgage Loan that is part of a Loan Combination, is subject to the provisions of the corresponding Loan Combination Intercreditor Agreement. The Trustee, on
behalf of the Trust, assumes the obligations of the related "A Note Holder",
"Note A Holder" or "Lead Lender", as the case may be, under the related Loan
Combination Intercreditor Agreement; provided that the applicable Master
Servicer shall, as further set forth in Article III, perform the servicing obligations and exercise the related rights of the related "A Note Holder" or
"Lead Lender", as the case may be, under each Loan Combination Intercreditor
Agreement. The transfer of the Trust Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

            (b)     In connection with the Depositor's assignment pursuant to
Section 2.01(a) above the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Sellers pursuant to their respective Mortgage Loan Purchase Agreements to deliver to and deposit with, or cause to be delivered to and deposited with the Custodian (with a copy to the applicable Master Servicer and the Special Servicer), on or before the Closing
Date, the Mortgage File for each Trust Mortgage Loan so assigned. The Special
Servicer may request the applicable Master Servicer to deliver a copy of the
Servicing File for any Trust Mortgage Loan (other than a Specially Serviced
Mortgage Loan) if such Master Servicer shall not have granted the Special
Servicer electronic access to such Servicing Files. None of the Custodian, the
Trustee, any Fiscal Agent, the Master Servicers or the Special Servicer shall be liable for any failure by any Mortgage Loan Seller or the Depositor to comply with the document delivery requirements of the related Mortgage Loan Purchase
Agreement and this Section 2.01(b).

            (c)     If any Mortgage Loan Seller cannot deliver, or cause to be delivered, on the Closing Date, as to any Trust Mortgage Loan, any of the
documents and/or instruments referred to in clauses (ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File", with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the related Mortgage Loan Purchase Agreement and
Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been

                                      -89-

included in the Mortgage File, if a photocopy of such non-delivered document or instrument (certified by the applicable Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Custodian on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof, with evidence of recording or filing as applicable, thereon, is delivered to the Custodian within
120 days of the Closing Date (or within such longer period after the Closing
Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the applicable Mortgage Loan Seller is, in good faith, attempting to obtain from the appropriate county recorder's office such original or photocopy, as evidenced by an officer's certificate). If the applicable
Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Trust
Mortgage Loan, any of the documents and/or instruments referred to in clauses
(ii), (iii), (vi) (if recorded) and (viii) of the definition of "Mortgage File,"
with evidence of recording or filing as applicable, thereon, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the related Mortgage Loan
Purchase Agreement and Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording in the proper office thereon and with respect to the item referred to in clause (ii) of the definition of "Mortgage File", certified by the appropriate county recorder's office to be a true and complete copy of the original submitted for recording) is delivered to the Custodian on or before the
Closing Date.

            If, on the Closing Date as to any Trust Mortgage Loan, the
applicable Mortgage Loan Seller does not deliver in complete and recordable form any one of the assignments in favor of the Trustee referred to in clause (iv) or
(v) of the definition of "Mortgage File" (in the case of clause (iv) solely because of a delay caused by the recording office where such document or instrument has been delivered for recordation), the applicable Mortgage Loan
Seller may provisionally satisfy the delivery requirements of the related
Mortgage Loan Purchase Agreement and Section 2.01(b) by delivering with respect to such Trust Mortgage Loan on the Closing Date an omnibus assignment of such
Trust Mortgage Loan; provided that all required original assignments with respect to such Trust Mortgage Loan in fully complete and recordable form shall be delivered to the Custodian within 120 days of the Closing Date (or within such longer period, not to exceed 18 months, as the Trustee in its reasonable discretion may permit so long as the applicable Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, attempting in good faith to obtain from the appropriate county recorder's office such original or photocopy).

            (d)     The Custodian shall, for a fee paid to the Custodian by
Artesia on the Closing Date as to each Trust Mortgage Loan that is an Artesia
Trust Mortgage Loan, promptly (and in any event within 180 days following the later of the Closing Date or the delivery of each assignment and UCC Financing
Statement to the Custodian) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or
UCC Financing Statements, as appropriate and to the extent timely delivered to the Custodian in final, recordable form, each such assignment of Mortgage, each such assignment of Assignment of Leases and, to the extent the Custodian has actual knowledge that such documents are to be recorded, any other recordable documents relating to each such Trust Mortgage Loan, in favor of the Trustee referred to in clause (iv) of the definition of "Mortgage File" and each such
UCC Financing Statement assignment in favor of the Trustee and so delivered to the Custodian and referred to in clause (viii) of the definition of "Mortgage
File." Each such assignment and UCC Financing Statement assignment shall reflect that the recorded original should be

                                      -90-

returned by the public recording office to the Custodian or its designee following recording, and each such assignment and UCC Financing Statement assignment shall reflect that the file copy thereof should be returned to the
Custodian or its designee following filing; provided, that in those instances where the public recording office retains the original assignment of Mortgage or assignment of Assignment of Leases, the Custodian shall obtain therefrom a certified copy of the recorded original, at the expense of Artesia. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Custodian shall direct Artesia, pursuant to the applicable Mortgage Loan Purchase Agreement, to promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Custodian shall, upon receipt thereof, cause the same to be duly recorded or filed, as appropriate. Upon request, the Custodian shall forward to the applicable Master Servicer a copy of each of the aforementioned recorded assignments following the Custodian's receipt thereof, to the extent not previously provided.

            The Depositor hereby represents and warrants that with respect to the LaSalle Trust Mortgage Loans, the Merrill Trust Mortgage Loans and the PNC
Trust Mortgage Loans, the related Mortgage Loan Seller has covenanted in the related Mortgage Loan Purchase Agreement that it shall retain or cause to be retained, an Independent Person (such Person, the "Recording/Filing Agent") that shall, as to each such Trust Mortgage Loan, promptly (and in any event within 90 days following the later of the Closing Date or the delivery of each assignment and UCC Financing Statement to the Recording/Filing Agent) cause to be submitted, for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, each such assignment of Mortgage, each such assignment of Assignment of Leases and any other recordable documents relating to each such Trust Mortgage Loan in favor of the Trustee that is referred to in clause (iv) of the definition of "Mortgage
File" and each such UCC Financing Statement assignment in favor of the Trustee that is referred to in clause (viii) of the definition of "Mortgage File," in each case pursuant to Section 2(d) of the related Mortgage Loan Purchase
Agreement.

            (e)     All documents and records in the Servicing File (except
draft documents, privileged communications, credit underwriting or due diligence analyses, credit committee briefs or memoranda or other internal approval documents or data or internal worksheets, memoranda, communications or evaluations of the Mortgage Loan Seller) in possession of the Depositor or the
Mortgage Loan Sellers that relate to the Trust Mortgage Loans and that are not required to be a part of a Mortgage File in accordance with the definition thereof (including any original letter of credit that is not part of the
Mortgage File because the applicable Master Servicer or any Sub-Servicer therefor has possession thereof), together with all Escrow Payments and Reserve
Accounts in the possession thereof, shall be delivered to the applicable Master
Servicer or such other Person as may be directed by the applicable Master
Servicer (at the expense of the applicable Mortgage Loan Seller) on or before the Closing Date and shall be held by the applicable Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders; provided, however, the applicable Master Servicer shall have no responsibility for holding documents created or maintained by the Special Servicer hereunder and not delivered to such Master Servicer. The applicable Mortgage Loan Seller shall pay any costs of assignment or amendment of any letter of credit related to the
Trust Mortgage Loans such Mortgage Loan Seller sold to the Depositor required in order for the applicable Master Servicer to draw on such letter of credit.

            (f)     In connection with the Depositor's assignment pursuant to
Section 2.01(a) above, the Depositor shall deliver to the Custodian, the applicable Master Servicer and the Special Servicer on

                                      -91-

or before the Closing Date and hereby represents and warrants that it has delivered a copy of a fully executed counterpart of each of the Mortgage Loan
Purchase Agreements, as in full force and effect on the Closing Date.

            (g)     The Depositor hereby consents to the filing of any UCC
Financing Statements contemplated by this Agreement without its consent.

            (h)     The Trust Fund shall constitute the sole assets of the
Trust. Except as expressly provided herein, the Trust may not issue or invest in additional securities, borrow money or make loans to other Persons. The fiscal year end of the Trust shall be December 31.

            SECTION 2.02.     Acceptance of the Trust Fund by Trustee; Receipt
                              of the Mortgage Files by the Custodian.

            (a)     The Trustee, by its execution and delivery of this
Agreement, acknowledges receipt of the Depositor's assignment to it of the
Depositor's right, title and interest in the assets that constitute the Trust
Fund, and further acknowledges receipt by the Custodian, subject to the provisos in the definition of "Mortgage File" and the provisions of Section 2.01 and subject to the further limitations on review provided for in Section 2.02(b) and the exceptions noted on the schedule of exceptions of (i) the Mortgage File delivered to it for each Trust Mortgage Loan and (ii) a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, all in good faith and without notice of any adverse claim, and declares that the Custodian holds and will hold such documents and the other documents received by it that constitute portions of the Mortgage Files, and that it holds and will hold the Trust
Mortgage Loans and other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. To the extent that the Mortgage File for a Trust Mortgage Loan that is part of a Loan
Combination relates to the corresponding Non-Trust Loan, the Custodian shall also hold such Mortgage File in trust for the use and benefit of the related
Non-Trust Noteholder(s). The Custodian hereby certifies to each of the
Depositor, the Trustee, the Master Servicers, the Special Servicer and each
Mortgage Loan Seller that, without regard to the proviso in the definition of
"Mortgage File", each of the Specially Designated Mortgage Loan Documents are in
its possession. In addition, within 90 days after the Closing Date, the
Custodian will review the Mortgage Files and certify (in a certificate substantially in the form of Exhibit C) to each of the Depositor, the Trustee, the Master Servicers, the Special Servicer, each Mortgage Loan Seller (with copies to the Controlling Class Representative), that, with respect to each
Trust Mortgage Loan listed in the Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed thereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(A), (v) and (vii), and to the extent provided in the related Mortgage File and actually known by a Responsible Officer of the
Custodian to be required or to the extent listed on the Mortgage Loan checklist, if any, provided by the related Mortgage Loan Seller pursuant to the related
Mortgage Loan Purchase Agreement, clauses (iii), (iv)(B), (iv)(C), (vi), (viii)
through (xii) of the definition of "Mortgage File" are in its possession, (ii)
all documents delivered or caused to be delivered with respect to a Trust
Mortgage Loan by the applicable Mortgage Loan Seller constituting the related
Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such Trust Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Trust Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of "Mortgage
Loan Schedule" is correct. Further, with respect to the documents described in clause (viii) of the definition of Mortgage File,

                                      -92-

absent actual knowledge of a Responsible Officer to the contrary or copies of
UCC Financing Statements delivered to the Custodian as part of the Mortgage File indicating otherwise, the Custodian may assume, for purposes of the certification delivered in this Section 2.02(a), that the related Mortgage File should include one state level UCC Financing Statement filing and one local UCC
Financing Statement fixture filing for each Mortgaged Property (or with respect to any Mortgage Loan that has two or more Mortgagors, for each Mortgagor).
Amendments with respect to the UCC Financing Statements to be assigned to the
Trust, assigning such UCC Financing Statements to the Trust, will be delivered on the new national forms and in recordable form and will be filed in the state of incorporation or organization of the related Mortgagor as so indicated on the documents provided. If any exceptions are noted to the certification delivered to the above-mentioned recipients substantially in the form of Exhibit C, the
Custodian shall, every 90 days after the delivery of such certification until the second anniversary of the Closing Date, and every 180 days thereafter until the fifth anniversary of the Closing Date, and thereafter upon request by any party hereto, any Mortgage Loan Seller or the Plurality Subordinate
Certificateholder, distribute an updated exception report to such recipients;
provided that, by delivery of each such updated exception report, the Custodian shall be deemed to have made the certifications provided for in Exhibit C as to each Mortgage Loan or each applicable document (that is to be covered by a certification in the form of Exhibit C) in respect of a Mortgage Loan that, in each case, is not identified in such updated exception report.

            (b)     None of the Trustee, any Fiscal Agent, either Master
Servicer, the Special Servicer or the Custodian is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Trust Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face.

            (c)     The Custodian shall: (i) provide for the safekeeping and
preservation of the Mortgage Files with respect to the Trust Mortgage Loans;
(ii) segregate such Mortgage Files from its own assets and the assets retained by it for others; (iii) maintain such Mortgage Files in secure and fire resistant facilities in compliance with customary industry standard; (iv)
maintain disaster recovery protocols to ensure the preservation of such Mortgage
Files in the event of force majeure; and (v) track and monitor the receipt and movement internally and externally of such Mortgage Files and any release and reinstatement thereof.

            SECTION 2.03.     Mortgage Loan Seller's Repurchase or Substitution
                              of Trust Mortgage Loans for Document Defects and
                              Breaches of Representations and Warranties.

            (a)     If any party hereto discovers (without implying any duty of such Person to make any inquiry) or receives notice that any document or documents constituting a part of a Mortgage File with respect to a Trust
Mortgage Loan has not been properly executed, is missing (beyond the time period required for its delivery hereunder), contains information that does not conform in any material respect with the corresponding information set forth in the
Mortgage Loan Schedule, or does not appear to be regular on its face (each, a
"Document Defect"), or discovers (without implying any duty of such Person to make any inquiry) or receives notice of a breach of any representation or warranty relating to any Trust Mortgage Loan set forth in Schedule I of any
Mortgage Loan Purchase Agreement (a "Breach"), the party discovering such
Document Defect or Breach shall give written notice (which

                                      -93-

notice, in respect of any obligation of the Custodian to provide notice of a
Document Defect, shall be deemed given by the delivery of the certificate as required by Section 2.02(a)) to the applicable Mortgage Loan Seller and the other parties hereto. The Trustee shall then promptly deliver such notice to the
Controlling Class Representative and to the Rating Agencies of such Document
Defect or Breach. Promptly upon becoming aware of any Document Defect or Breach
(including through such written notice provided by any party hereto or the
Controlling Class Representative as provided above), if any party hereto determines that such Document Defect or Breach materially and adversely affects the value of the affected Trust Mortgage Loan or the interests of the
Certificateholders therein, such party shall notify the applicable Master
Servicer and, if the subject Trust Mortgage Loan is a Specially Serviced
Mortgage Loan, the Special Servicer, of such determination and promptly after receipt of such notice, the applicable Master Servicer or the Special Servicer, as applicable, shall request in writing that the applicable Mortgage Loan
Seller, not later than 90 days from receipt of such written request (or, in the case of a Document Defect or Breach relating to a Trust Mortgage Loan not being a "qualified mortgage" within the meaning of the REMIC Provisions, not later than 90 days after any party to this Agreement discovers such Document Defect or
Breach) (i) cure such Document Defect or Breach, as the case may be, in accordance with Section 3(c) of the related Mortgage Loan Purchase Agreement,
(ii) repurchase the affected Trust Mortgage Loan (which for purposes of this clause (ii) shall include a Trust REO Loan) in accordance with Section 3(c) of the related Mortgage Loan Purchase Agreement, or (iii) within two years of the
Closing Date, substitute a Qualified Substitute Mortgage Loan for such affected
Trust Mortgage Loan (which for purposes of this clause (iii) shall include a
Trust REO Loan) and pay the applicable Master Servicer for deposit into the applicable Collection Account any Substitution Shortfall Amount in connection therewith in accordance with Sections 3(c) and 3(d) of the related Mortgage Loan
Purchase Agreement; provided, however, that if such Document Defect or Breach is capable of being cured but not within such 90 day period, such Document Defect or Breach does not relate to the Trust Mortgage Loan not being treated as a
"qualified mortgage" within the meaning of the REMIC Provisions, and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Document Defect or Breach within such 90 day period, the applicable Mortgage Loan Seller shall have an additional 90 days to complete such cure (or, failing such cure, to repurchase or (subject to clause (iii)
above) replace the related Trust Mortgage Loan (which for purposes of such repurchase or substitution shall include a Trust REO Loan)); and provided, further, with respect to such additional 90 day period the applicable Mortgage
Loan Seller shall have delivered an Officer's Certificate to the Trustee setting forth the reasons such Document Defect or Breach is not capable of being cured within the initial 90 day period and what actions the applicable Mortgage Loan
Seller is pursuing in connection with the cure thereof and stating that the applicable Mortgage Loan Seller anticipates such Document Defect or Breach will be cured within the additional 90 day period; and provided, further, that no
Document Defect (other than with respect to a Specially Designated Mortgage Loan
Document) shall be considered to materially and adversely affect the interests of the Certificateholders or the value of the related Trust Mortgage Loan unless the document with respect to which the Document Defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the related Trust Mortgage Loan, defending any claim asserted by any
Mortgagor or third party with respect to the Trust Mortgage Loan, establishing the validity or priority of any lien on any collateral securing the Trust
Mortgage Loan or for any immediate servicing obligations. In the event of a
Document Defect or Breach as to a Trust Mortgage Loan that is cross-collateralized and cross-defaulted with one or more other Trust Mortgage
Loans (each a "Crossed Loan" and, collectively, a "Crossed Loan Group"), and such Document Defect or Breach does not constitute a Document Defect or Breach, as the case may be, as to any other Crossed Loan in such Crossed Loan Group
(without regard to this paragraph) and is not cured as provided for above, then the applicable

                                      -94-

Document Defect or Breach, as the case may be, shall be deemed to constitute a
Document Defect or Breach, as the case may be, as to any other Crossed Loan in the Crossed Loan Group for purposes of this paragraph and the related Mortgage
Loan Seller shall be required to repurchase or substitute for all such Crossed
Loans unless (1) the weighted average Debt Service Coverage Ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding such repurchase or substitution is not less than the weighted average
Debt Service Coverage Ratio for all such Crossed Loans, including the affected
Crossed Loan, for the four calendar quarters immediately preceding such repurchase or substitution, and (2) the weighted average Loan to-Value Ratio for the remaining related Crossed Loans, determined at the time of repurchase or substitution, based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller shall not be greater than the weighted average Loan-to-Value Ratio for all such Crossed Loans, including the affected Crossed Loan determined at the time of repurchase or substitution, based upon an Appraisal obtained by the Special Servicer at the expense of the related Mortgage Loan Seller; provided that if such criteria is satisfied and any Crossed Loan is not so repurchased or substituted, then such Crossed Loan shall be released from its cross-collateralization and cross default provision so long as such Crossed Loan (that is not the Crossed Loan directly affected by the subject Document Defect or Breach) is held in the Trust Fund; provided, further, that the repurchase or replacement of less than all such Crossed Loans and the release from the cross-collateralization and cross-default provision shall be subject to the delivery by the Mortgage Loan Seller to the Trustee, at the expense of the Mortgage Loan Seller, of an Opinion of Counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on
"prohibited transactions" or "contributions" after the Startup Day under the
REMIC Provisions. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the related Mortgage Loan Seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related Document Defect or Breach exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed Loan Group. All documentation relating to the termination of the cross-collateralization provisions of each Crossed Loan being repurchased or replaced is to be prepared at the expense of the applicable Mortgage Loan Seller and, where required, with the consent of the applicable Mortgagor. For a period of two years from the
Closing Date, so long as there remains any Mortgage File as to which there is any uncured Document Defect and so long as the applicable Mortgage Loan Seller shall provide the Officer's Certificate pursuant to Section 3(c) of the related
Mortgage Loan Purchase Agreement, the Trustee shall on a quarterly basis prepare and deliver electronically to the other parties an updated exception report as to the status of such uncured Document Defects as provided in Section 2.02(a).
If the affected Trust Mortgage Loan is to be repurchased or substituted, the applicable Master Servicer shall designate its Collection Account as the account to which funds in the amount of the Purchase Price or the Substitution Shortfall
Amount, as applicable, are to be wired. Any such repurchase or substitution of a
Trust Mortgage Loan shall be on a whole loan, servicing released basis.

            Pursuant to each Mortgage Loan Purchase Agreement, to the extent that the related Mortgage Loan Seller is required to repurchase or substitute for a Crossed Loan thereunder while the Trustee continues to hold any other
Crossed Loan(s) in the related Crossed Loan Group, the related Mortgage Loan
Seller and the Depositor have agreed that neither such party shall enforce any remedies against the other party's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing the Crossed Loan(s)
held thereby, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against the Primary Collateral securing the Crossed Loan(s) held thereby. Notwithstanding the foregoing, each Mortgage
Loan Seller and the Depositor have agreed that if the exercise by one party would materially impair the ability of the

                                      -95-

other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loan(s) held by such party, then each such party shall forbear from exercising such remedies until the Mortgage Loan documents evidencing and securing the relevant Crossed Loans can be modified in a manner consistent with the related Mortgage Loan Purchase Agreement to remove the threat of material impairment as a result of the exercise of remedies.

            (b)     In connection with any repurchase or substitution of one or more Trust Mortgage Loans contemplated by this Section 2.03, upon receipt of a
Request for Release (in the form of Exhibit D-1 attached hereto) of a Servicing
Officer of the applicable Master Servicer certifying as to the receipt of the applicable Purchase Price(s) in its Collection Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in its Collection Account and upon the delivery of the Mortgage File(s) and the
Servicing File(s) for the related Qualified Substitute Mortgage Loan(s) to the
Custodian and the applicable Master Servicer, respectively (in the case of any such substitution), (i) the Trustee shall execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable
Mortgage Loan Seller the legal and beneficial ownership of each repurchased
Trust Mortgage Loan or deleted Trust Mortgage Loan, as applicable, being released pursuant to this Section 2.03, (ii) the Trustee, the Custodian, the applicable Master Servicer, and the Special Servicer shall each tender to the applicable Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage
File and other documents pertaining to each such Mortgage Loan possessed by it and (iii) the applicable Master Servicer and the Special Servicer shall release to the applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds
held by it in respect of such repurchased or deleted Trust Mortgage Loan;
provided that such tender by the Trustee or the Custodian shall be conditioned upon its receipt from the applicable Master Servicer or the Special Servicer of a Request for Release. Thereafter, the Trustee, any Fiscal Agent, the Custodian,
the applicable Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Trust Mortgage Loan(s) or deleted Trust Mortgage Loan(s), as applicable, and the related Mortgage File(s)
and Servicing File(s). The applicable Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the
Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the applicable Master Servicer to permit the applicable Master
Servicer to do so. The applicable Master Servicer shall indemnify the Trustee for any reasonable costs, fees, liabilities and expenses incurred by the Trustee in connection with the negligent or willful misuse by the applicable Master
Servicer of such powers of attorney. At the time a substitution is made, the applicable Mortgage Loan Purchase Agreement will provide that the applicable
Mortgage Loan Seller shall be required to deliver the related Mortgage File to the Custodian and certify that the substitute Trust Mortgage Loan is a Qualified
Substitute Mortgage Loan.

            (c)     No substitution of a Qualified Substitute Mortgage Loan or
Loans may be made in any calendar month after the Determination Date for such month. Periodic Payments due with respect to any Qualified Substitute Mortgage
Loan after the related date of substitution shall be part of REMIC I, as applicable. No substitution of a Qualified Substitute Mortgage Loan for a deleted Trust Mortgage Loan shall be permitted under this Agreement if after such substitution, the aggregate of the Stated Principal Balances of all
Qualified Substitute Mortgage Loans which have been substituted for deleted
Trust Mortgage Loans exceeds 10% of the aggregate Cut-off Date Balance of all the Trust Mortgage Loans. Periodic Payments due with respect to any Qualified
Substitute Mortgage Loan on or prior to the

                                      -96-

related date of substitution shall not be part of the Trust Fund or REMIC I and will (to the extent received by the applicable Master Servicer) be remitted by the applicable Master Servicer to the applicable Mortgage Loan Seller promptly following receipt.

            (d)     The Mortgage Loan Purchase Agreements and Section 2.03(a) of
this Agreement provide the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Document Defect or Breach with respect to the Trust Mortgage Loans purchased by the Depositor thereunder.

            (e)     The Trustee with the cooperation of the Special Servicer
(in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the
Certificateholders, enforce the obligations of each Mortgage Loan Seller under
Section 3 of the related Mortgage Loan Purchase Agreement.

            Notwithstanding anything contained herein or the related Mortgage
Loan Purchase Agreement, no delay in the discovery of a Defect or Breach or delay on the part of any party to this Agreement in providing notice of such
Defect or Breach shall relieve the related Mortgage Loan Seller of its obligations to repurchase or substitute if it is otherwise required to do so under the related Mortgage Loan Purchase Agreement.

            If the applicable Mortgage Loan Seller incurs any expense in connection with the curing of a Document Defect or a Breach which also constitutes a default under the related Trust Mortgage Loan and is reimbursable thereunder, such Mortgage Loan Seller shall have a right, and shall be subrogated to the rights of the Trustee and the Trust Fund, as successor to the mortgagee, to recover the amount of such expenses from the related Mortgagor;
provided, however, that such Mortgage Loan Seller's rights pursuant to this paragraph shall be junior, subject and subordinate to the rights of the applicable Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent
and the Trust Fund to recover amounts owed by the related Mortgagor under the terms of such Trust Mortgage Loan, including the rights to recover unreimbursed
Advances, accrued and unpaid interest on Advances at the Reimbursement Rate and unpaid or unreimbursed expenses of the Trustee, any Fiscal Agent, the Trust
Fund, the applicable Master Servicer or the Special Servicer allocable to such
Trust Mortgage Loan. The applicable Master Servicer or, with respect to a
Specially Serviced Mortgage Loan, the Special Servicer, at such Mortgage Loan
Seller's expense, shall use commercially reasonable efforts to recover such expenses for such Mortgage Loan Seller to the extent consistent with the
Servicing Standard, but taking into account the subordinate nature of the reimbursement to the Mortgage Loan Seller; provided, however, that such Master
Servicer or, with respect to a Specially Serviced Mortgage Loan, the Special
Servicer determines in the exercise of its sole discretion consistent with the
Servicing Standard that such actions by it will not impair such Master
Servicer's and/or the Special Servicer's collection or recovery of principal, interest and other sums due with respect to the related Trust Mortgage Loan which would otherwise be payable to such Master Servicer, the Special Servicer, the Trustee, any Fiscal Agent, and the Certificateholders pursuant to the terms of this Agreement.

            SECTION 2.04.     Representations and Warranties of Depositor.

            (a)     The Depositor hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to each
Master Servicer, the Special Servicer, the Certificate Administrator and any
Fiscal Agent, as of the Closing Date, that:

                                      -97-

            (i)     The Depositor is a corporation duly organized, validly
      existing and in good standing under the laws of the State of Delaware.

            (ii)    The execution and delivery of this Agreement by the
      Depositor, and the performance and compliance with the terms of this
      Agreement by the Depositor, will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

            (iii)   The Depositor has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (iv)    This Agreement, assuming due authorization, execution and
      delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against the Depositor in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (v)     The Depositor is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Depositor's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (vi)    The transfer of the Trust Mortgage Loans to the Trustee as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction.

            (vii)   No litigation is pending or, to the best of the Depositor's knowledge, threatened against the Depositor that, if determined adversely to the Depositor, would prohibit the Depositor from entering into this
      Agreement or that, in the Depositor's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the
      Depositor to perform its obligations under this Agreement or the financial condition of the Depositor.

            (viii)  Immediately prior to the transfer of the Trust Mortgage
      Loans to the Trust Fund pursuant to Section 2.01(a) of this Agreement (and assuming that the Mortgage Loan Sellers transferred to the Depositor good and marketable title to their respective Mortgage Loans free and clear of all liens, claims, encumbrances and other interests), (A) the Depositor had good and marketable title to, and was the sole owner and holder of, each Trust Mortgage Loan; and (B) the Depositor has full right and authority to sell, assign and transfer the Trust Mortgage Loans and all servicing rights pertaining thereto.

                                      -98-

            (ix)    The Depositor is transferring the Trust Mortgage Loans to
      the Trust Fund free and clear of any liens, pledges, charges and security interests created by or through the Depositor.

            (b)     The representations and warranties of the Depositor set
forth in Section 2.04(a) shall survive the execution and delivery of this
Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties.

            SECTION 2.05.     Acceptance of REMIC I and Grantor Trusts by
                              Trustee.

            The Trustee acknowledges the assignment to it of the Trust Mortgage
Loans and the other property comprising REMIC I, the Additional Interest and the other property comprising Grantor Trust Z, the Excess Servicing Strip and the
other property comprising Grantor Trust E, and declares that it holds and will hold the same in trust for the exclusive use and benefit of: in the case of
REMIC I, all present and future Holders of the Class R-I Certificates and REMIC
II as the holder of the REMIC I Regular Interests; in the case of Grantor Trust
Z, all present and future holders of the Class Z Certificates; in the case of
Grantor Trust E, all present and future holders of the Excess Servicing Strip.

            SECTION 2.06.     Execution, Authentication and Delivery of Class
                              R-I Certificates; Issuance of REMIC I Regular
                              Interests.

            In exchange for the assets included in REMIC I, REMIC I Regular
Interests have been issued, and pursuant to the written request of the Depositor executed by an officer of the Depositor, the Certificate Registrar has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations.

            SECTION 2.07.     Conveyance of REMIC I Regular Interests;
                              Acceptance of REMIC II by Trustee.

            The Depositor, as of the Closing Date, and concurrently with the execution and delivery of this Agreement, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular
Interests to the Trustee for the benefit of the respective Holders of the REMIC
II Certificates. The Trustee acknowledges the assignment to it of the REMIC I
Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Holders of the REMIC II
Certificates.

            SECTION 2.08.     Execution, Authentication and Delivery of REMIC II
                              Certificates.

            Concurrently with the assignment to the Trustee of the REMIC I
Regular Interests and in exchange therefor, and pursuant to the written request of the Depositor, executed by an officer of the Depositor, the Certificate
Registrar has executed, and the Authenticating Agent has authenticated and delivered to or upon the order of the Depositor, the REMIC II Certificates in authorized denominations, evidencing the entire beneficial ownership of REMIC
II. The rights of the holders of the respective Classes of REMIC II Certificates to receive distributions from the proceeds of REMIC II in respect of their REMIC
II Certificates and all ownership interests evidenced or constituted by the respective Classes of REMIC II Certificates in such distributions, shall be as set forth in this Agreement.

                                      -99-

            SECTION 2.09.     Execution, Authentication and Delivery of Class Z
                              Certificates.

            Concurrently with the assignment to it of the Additional Interest and the other assets of Grantor Trust Z and in exchange therefor, the
Certificate Registrar, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, and the Authenticating Agent has authenticated, and delivered to or upon the order of the Depositor, the Class Z
Certificates.

                                      -100-

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

            SECTION 3.01.     Administration of the Mortgage Loans.

            (a)     Each of the Master Servicers and the Special Servicer shall service and administer the Mortgage Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee, for the benefit of the Certificateholders (or, in the case of any Loan Combination, for the benefit of the Certificateholders and the related Non-Trust Noteholder(s)) in accordance with any and all applicable laws, the terms of this Agreement, the terms of the respective Mortgage Loans and, in the case of a Loan Combination, the terms of the related Loan Combination Intercreditor Agreement (which, in the event of any conflict with this Agreement, shall control), to the extent consistent with the foregoing, in accordance with the Servicing Standard.

            Without limiting the foregoing, and subject to Section 3.21, (i) the
Master Servicers shall service and administer all Mortgage Loans that are not
Specially Serviced Mortgage Loans, and (ii) the Special Servicer shall service and administer each Specially Serviced Mortgage Loan and REO Property and shall render such services with respect to all Mortgage Loans and REO Properties as are specifically provided for herein; provided that the Master Servicers shall continue to receive payments, and prepare, or cause to be prepared, all reports required hereunder, except for the reports specified herein, as prepared by the
Special Servicer with respect to the Specially Serviced Mortgage Loans, as if no
Servicing Transfer Event had occurred and with respect to the REO Properties
(and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to the Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, that neither Master Servicer shall be liable for its failure to comply with such duties insofar as such failure results from a failure by the Special Servicer to provide sufficient information to such Master Servicer to comply with such duties or failure by the Special Servicer to otherwise comply with its obligations hereunder. All references herein to the respective duties of the
Master Servicers and the Special Servicer, and to the areas in which they may exercise discretion, shall be subject to Section 3.21.

            (b)     Subject to Section 3.01(a), Section 6.11 and Section 6.12,
the Master Servicers and the Special Servicer each shall have full power and authority, acting alone (or, pursuant to Section 3.22, through one or more
Sub-Servicers), to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.
Without limiting the generality of the foregoing, each of the Master Servicers and the Special Servicer, in its own name, with respect to each of the Mortgage
Loans it is obligated to service hereunder, is hereby authorized and empowered by the Trustee and, pursuant to each Loan Combination Intercreditor Agreement, by the related Non-Trust Noteholder(s), to execute and deliver, on behalf of the
Certificateholders, the Trustee and each such Non-Trust Noteholder, (i) any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; (ii) in accordance with the Servicing Standard and subject to Section 3.20, Section 6.11 and Section 6.12, any and all
modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; (iii) any and all instruments of satisfaction or cancellation, or of partial or full release, discharge, or assignment, and all other comparable instruments; and (iv) pledge agreements

                                      -101-

and other defeasance documents in connection with a defeasance contemplated pursuant to Section 3.20(i). Subject to Section 3.10, the Trustee shall, at the written request of the applicable Master Servicer or the Special Servicer, promptly execute any limited powers of attorney and other documents furnished by such Master Servicer or the Special Servicer that are necessary or appropriate to enable them to carry out their servicing and administrative duties hereunder;
provided, however, that the Trustee shall not be held liable for any misuse of any such power of attorney by either Master Servicer or the Special Servicer.
Notwithstanding anything contained herein to the contrary, neither the Master
Servicers nor the Special Servicer shall without the Trustee's written consent:
(i) initiate any action, suit or proceeding solely under the Trustee's name (or, in the case of a Non-Trust Loan, solely under the related Non-Trust Noteholder's name) without indicating the applicable Master Servicer's or the Special
Servicer's as applicable, representative capacity; or (ii) take any action with the intent to cause, and that actually does cause, the Trustee to be registered to do business in any state.

            (c)     The relationship of each of the Master Servicers, the
Special Servicer, the Certificate Administrator and the Custodian to the Trustee
under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venture or partner or agent. No Person acting in any one or more of such capacities shall be responsible for the actions of or failure to act by another Person acting in any one or more of such capacities.

            (d)     Notwithstanding anything herein to the contrary, in no event shall either Master Servicer, the Trustee or any Fiscal Agent make a Servicing
Advance with respect to any Non-Trust Loan to the extent the related Trust
Mortgage Loan has been paid in full or is no longer included in the Trust Fund.

            (e)     Neither the Master Servicers nor the Special Servicer shall have any liability for the failure of any Mortgage Loan Seller to perform its obligations under the related Mortgage Loan Purchase Agreement.

            (f)     The parties hereto acknowledge that each Loan Combination is subject to the terms and conditions of the related Loan Combination
Intercreditor Agreement. The parties hereto further recognize the respective rights and obligations of the related Non-Trust Noteholder(s) under the related
Loan Combination Intercreditor Agreement, including with respect to (i) the allocation of collections on or in respect of the applicable Loan Combination, and the making of payments, to such Non-Trust Noteholder(s) in accordance with the related Loan Combination Intercreditor Agreement, (ii) the allocation of expenses and/or losses relating to the subject Loan Combination to such
Non-Trust Noteholder(s) in accordance with the related Loan Combination
Intercreditor Agreement, and (iii) the right of a B-Note Loan Holder or its designee to purchase the related Trust Mortgage Loan in accordance with the related Loan Combination Intercreditor Agreement.

            (g)     With respect to any Loan Combination that includes a Trust
Mortgage Loan, in the event that either the related Trust Mortgage Loan or the related Loan Combination REO Property (or any interest therein) is no longer an asset of the Trust Fund and, except as contemplated in the second paragraph of this Section 3.01(g), in accordance with the related Loan Combination
Intercreditor Agreement, the servicing and administration of such Loan
Combination and any related Loan Combination REO Property are to be governed by a separate servicing agreement and not by this Agreement, then (either (i) with the consent or at the request of the holders of each Mortgage Loan comprising such Loan Combination or (ii) if expressly provided for in or pursuant to the related Loan

                                      -102-

Combination Intercreditor Agreement) the applicable Master Servicer and, if such
Loan Combination is then being specially serviced hereunder or the related Loan
Combination Mortgaged Property has become a Loan Combination REO Property, the
Special Servicer, shall continue to act in such capacities under such separate servicing agreement; provided that such separate servicing agreement shall be reasonably acceptable to the applicable Master Servicer and/or the Special
Servicer, as the case may be, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such Loan Combination and the related Loan Combination
Mortgaged Property shall be the sole assets serviced and administered thereunder and the sole source of funds thereunder.

            Further, with respect to any Loan Combination that includes a Trust
Mortgage Loan, if at any time neither the related Trust Mortgage Loan nor any related Loan Combination REO Property (or any interest therein) is an asset of the Trust Fund, and if a separate servicing agreement with respect to such Loan
Combination or any related Loan Combination REO Property, as applicable, has not been entered into as contemplated by the related Loan Combination Intercreditor
Agreement and the prior paragraph (for whatever reason, including the failure to obtain any rating agency confirmation required in connection therewith pursuant to the related Loan Combination Intercreditor Agreement), and notwithstanding that neither the related Trust Mortgage Loan nor any related Loan Combination
REO Property (or any interest therein) is an asset of the Trust Fund, then, unless directed otherwise by the then current holders of the Mortgage Notes comprising such Loan Combination, the applicable Master Servicer and, if applicable, the Special Servicer shall continue to service and administer such
Loan Combination and/or any related Loan Combination REO Property, for the benefit of the respective holders of such Loan Combination, under this Agreement as if such Loan Combination or any related Loan Combination REO Property were the sole assets subject hereto.

            (h)     Nothing contained in this Agreement shall limit the ability of either Master Servicer to lend money to or accept deposits from or otherwise generally engage in any kind of business or dealings with any Mortgagor as though such Master Servicer was not a party to this Agreement or to the transactions contemplated hereby; provided, however, that no such loan made by such Master Servicer may be secured, in whole or in part by any Mortgaged
Property securing a Mortgage Loan or by ownership interests in a Mortgagor, and provided, further, that the foregoing provision shall not act to modify, qualify or limit a Master Servicer's obligation to act in accordance with the Servicing
Standard.

            (i)     In clarification of, and neither in addition to nor in
deletion of the duties and obligations of the Master Servicers or the Special
Servicer pursuant to this Agreement, no provision herein contained shall be construed as an express or implied guarantee by either Master Servicer or the
Special Servicer of the collectibility or recoverability of payments on the
Mortgage Loans or shall be construed to impair or adversely affect any rights or benefits provided by this Agreement to such Master Servicer or the Special
Servicer (including with respect to Master Servicing Fees or the right to be reimbursed for Advances). Any provision in this Agreement for any Advance by a
Master Servicer, the Special Servicer or the Trustee is intended solely to provide liquidity for the benefit of the Certificateholders and, if applicable, the Non-Trust Noteholders, and not as credit support or otherwise to impose on any such Person the risk of loss with respect to one or more of the Mortgage
Loans. No provision hereof shall be construed to impose liability on either
Master Servicer or the Special Servicer for the reason that any recovery to the
Certificateholders (or, in the case of any Loan Combination, to the
Certificateholders and the related Non-Trust Noteholder(s)) in respect of a
Mortgage Loan at any time after a determination of present value recovery made in its reasonable and good faith judgment in

                                      -103-

accordance with the Servicing Standard by such Master Servicer or the Special
Servicer hereunder at any time is less than the amount reflected in such determination.

            SECTION 3.02.     Collection of Mortgage Loan Payments.

            (a)     Each of the Master Servicers or the Special Servicer shall undertake reasonable efforts consistent with the Servicing Standard to collect all payments required under the terms and provisions of the Mortgage Loans it is obligated to service hereunder and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection procedures in accordance with the Servicing Standard; provided that with respect to the Mortgage Loans that have Anticipated Repayment Dates, so long as the related Mortgagor is otherwise in compliance with each provision of the related Mortgage Loan documents, the Master Servicers and Special Servicer (including the Special
Servicer in its capacity as a Certificateholder), shall not take any enforcement action with respect to the failure of the related Mortgagor to make any payment of Additional Interest or principal in excess of the principal component of the constant Periodic Payment, other than requests for collection, until the maturity date of the related Mortgage Loan; provided, further, that either
Master Servicer or the Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Mortgage Loan documents. Either Master Servicer may, in its discretion, with respect to Mortgage Loans that have Anticipated
Repayment Dates, waive any or all of the Additional Interest accrued on any such
Mortgage Loan if the Mortgagor is ready and willing to pay all other amounts due under such Mortgage Loan in full, including the Stated Principal Balance, provided that it acts in accordance with the Servicing Standard and it has received the consent of the Special Servicer and the Controlling Class
Representative (which consent will be deemed granted if not denied in writing within 10 Business Days after the Special Servicer's receipt of the applicable
Master Servicer's request for such consent), and neither Master Servicer nor the
Special Servicer will have any liability to the Trust Fund, the
Certificateholders or any other person for any determination that is made in accordance with the Servicing Standard. The applicable Master Servicer, with regard to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, may waive any Default Charges in connection with any payment on such Mortgage Loan two (2) times during any period of 12 consecutive months and no more than four
(4) times following the Closing Date, except that such limitations shall not apply with respect to the portion of any Default Charges that would otherwise be payable to such Master Servicer pursuant to Section 3.26. A waiver of Default
Charges that is prohibited under the prior sentence shall nonetheless be permitted with the consent of the Controlling Class Representative, which consent shall be deemed granted if not denied in writing (which may be sent via facsimile transmission or electronic mail) within five Business Days of such request. Notwithstanding any of the foregoing, in the case of the Merrill Trust
Mortgage Loans identified on Schedule VII, the neither Master Servicer nor the
Special Servicer shall take any enforcement action with respect to the failure of a Mortgagor to make any payment of a late payment charge or demand payment of a late payment charge from a Mortgagor, in each case prior the expiration of the grace period for Periodic Payments, if any, set forth in the related Mortgage
Loan documents.

            (b)     All amounts collected in respect of any Mortgage Loan in the form of payments from Mortgagors, Liquidation Proceeds (insofar as such
Liquidation Proceeds are of the nature described in clauses (i) through (iii) of the definition thereof) or Insurance Proceeds shall be applied to either amounts due and owing under the related Mortgage Note, loan agreement (if any) and
Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage
Note, loan agreement (if any) and Mortgage (and, with

                                      -104-

respect to any Loan Combination, the related Loan Combination Intercreditor
Agreement and the documents evidencing and securing the related Non-Trust
Loan(s)) except as otherwise provided herein or, if required pursuant to the express provisions of the related Mortgage or as determined by the applicable
Master Servicer or the Special Servicer in accordance with the Servicing
Standard, to the repair or restoration of the related Mortgaged Property, and, in the absence of such express provisions, shall be applied (after reimbursement or payment, first, to the Trustee and any Fiscal Agent, and second, to the applicable Master Servicer or the Special Servicer, as applicable, for any unpaid Master Servicing Fee, Special Servicing Fee, Principal Recovery Fee,
liquidation expenses and related Additional Trust Fund Expenses) for purposes of this Agreement: first, in connection with Liquidation Proceeds or Insurance
Proceeds as a recovery of Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts with respect to such Mortgage Loan that were paid from principal collections on the Mortgage Pool (including Unliquidated Advances) and resulted in principal distributed to the Certificateholders being reduced;
second, as a recovery of any other related and unreimbursed Advances plus unpaid interest accrued thereon; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate (net of the Master Servicing Fee Rate) on such
Mortgage Loan, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; fourth, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of such Mortgage Loan following a default thereunder, to the extent such amounts have not been previously advanced; fifth, as a recovery of Default Charges due and owing on such Mortgage
Loan; sixth, in accordance with the normal servicing practices of the applicable
Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan (other than Additional Interest), including, without limitation, Prepayment Premiums and Yield Maintenance Charges; seventh, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance; and eighth, with respect to any ARD
Loan after its Anticipated Repayment Date, as a recovery of any unpaid
Additional Interest. All amounts collected on any Trust Mortgage Loan in the form of Liquidation Proceeds of the nature described in clauses (iv) through
(ix) of the definition thereof shall be deemed to be applied (after reimbursement or payment first to any Fiscal Agent, second to the Trustee and third to the applicable Master Servicer or the Special Servicer, as applicable, for any unpaid Master Servicing Fee, Special Servicing Fee, Principal Recovery
Fee, liquidation expenses and related Additional Trust Fund Expenses): first, as a recovery of any related and unreimbursed Advances plus unpaid interest accrued thereon; second, as a recovery of accrued and unpaid interest at the related
Mortgage Rate (net of the Master Servicing Fee Rate) on such Mortgage Loan to but not including the Due Date in the Collection Period of receipt, to the extent such amounts have not been previously advanced, and exclusive of any portion thereof that constitutes Additional Interest; third, as a recovery of principal of such Mortgage Loan up to its entire unpaid principal balance, to the extent such amounts have not been previously advanced; and fourth, with respect to any ARD Loan after its Anticipated Repayment Date, as a recovery of any unpaid Additional Interest. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof. The provisions of this paragraph with respect to the application of amounts collected on any
Mortgage Loan shall not alter in any way the right of either Master Servicer, the Special Servicer or any other Person to receive payments from the Collection
Accounts as set forth in Section 3.05(a) from amounts so applied.

            (c)     To the extent consistent with the terms of the related
Mortgage Loan and applicable law, the applicable Master Servicer shall apply all
Insurance Proceeds and condemnation proceeds it receives on a day other than the
Due Date to amounts due and owing under the related Mortgage Loan as if such
Insurance Proceeds and condemnation proceeds were received on the Due

                                      -105-

Date immediately succeeding the month in which such Insurance Proceeds and condemnation proceeds were received.

            (d)     In the event that a Master Servicer or the Special Servicer receives Additional Interest in any Collection Period, or receives notice from the related Mortgagor that it will be receiving Additional Interest in any
Collection Period, such Master Servicer or the Special Servicer, as applicable, shall, to the extent not included in the related CMSA Loan Periodic Update File, promptly notify the Certificate Administrator. Subject to the provisions of
Section 3.02(a) hereof, none of the Master Servicers, the Trustee, the
Certificate Administrator, any Fiscal Agent or the Special Servicer shall be responsible for any such Additional Interest not collected after notice from the related Mortgagor.

            (e)     With respect to any Mortgage Loan in connection with which the Mortgagor was required to escrow funds or to post a letter of credit related to obtaining certain performance objectives described in the applicable Mortgage
Loan documents, the applicable Master Servicer (with the consent of the Special
Servicer, which consent shall be deemed given if not denied within 10 Business
Days of the Special Servicer's receipt of the applicable Master Servicer's request for such consent), to the extent the Mortgage Loan documents provide for any discretion, with respect to non-Specially Serviced Mortgage Loans, or the
Special Servicer, with respect to Specially Serviced Mortgage Loans shall, to the extent consistent with the Servicing Standard, hold such escrows, letters of credit and proceeds thereof as additional collateral and not apply such items to reduce the principal balance of such Mortgage Loan unless otherwise required to do so pursuant to the applicable Mortgage Loan documents, applicable law or the
Servicing Standard.

            SECTION 3.03.     Collection of Taxes, Assessments and Similar
                              Items; Servicing Accounts; Reserve Accounts.

            (a)     Each Master Servicer shall, as to all Mortgage Loans
establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained, and shall administer such accounts in accordance with the terms of the Mortgage Loan documents;
provided that, in the case of a Loan Combination, if the related Servicing
Account includes funds with respect to any other Mortgage Loan, then the applicable Master Servicer shall maintain a separate sub-account of such
Servicing Account that relates solely to such Loan Combination. Each Servicing
Account with respect to a Mortgage Loan shall be an Eligible Account unless not permitted by the terms of the applicable Mortgage Loan documents. Withdrawals of amounts so collected from a Servicing Account may be made (to the extent of amounts on deposit therein in respect of the related Mortgage Loan or, in the case of clauses (iv) and (v) below, to the extent of interest or other income earned on such amounts) only for the following purposes: (i) consistent with the related Mortgage Loan documents, to effect the payment of real estate taxes, assessments, insurance premiums (including premiums on any environmental insurance policy), ground rents (if applicable) and comparable items in respect of the respective Mortgaged Properties; (ii) insofar as the particular Escrow
Payment represents a late payment that was intended to cover an item described in the immediately preceding clause (i) for which a Servicing Advance was made, to reimburse the applicable Master Servicer, the Special Servicer, the Trustee
or any Fiscal Agent, as applicable, for any such Servicing Advance (provided that any interest thereon may only be withdrawn from the applicable Collection
Account), (iii) to refund to Mortgagors any sums as may be determined to be overages; (iv) to pay interest, if required by law or the related Mortgage Loan documents and as described below, to Mortgagors on balances in the respective
Servicing Accounts; (v) to pay the applicable Master Servicer interest and investment income on

                                      -106-

balances in the Servicing Accounts as described in Section 3.06(b), if and to the extent not required by law or the terms of the related Mortgage Loan documents to be paid to the Mortgagor; (vi) during an event of default under the related Mortgage Loan, for any other purpose permitted by the related Mortgage
Loan documents, applicable law and the Servicing Standard; (vii) to withdraw amounts deposited in error; (viii) to clear and terminate the Servicing Accounts at the termination of this Agreement in accordance with Section 9.01; or (ix)
only as, when and to the extent permitted under the Mortgage Loan documents, to effect payment of accrued and unpaid late charges, default interest and other reasonable fees. To the extent permitted by law or the applicable Mortgage Loan documents, funds in the Servicing Accounts may be invested only in Permitted
Investments in accordance with the provisions of Section 3.06 and in accordance with the terms of the related Mortgage Loan documents. Each Master Servicer shall pay or cause to be paid to the applicable Mortgagors interest, if any, earned on the investment of funds in the related Servicing Accounts maintained thereby, if required by law or the terms of the related Mortgage Loan. If either
Master Servicer shall deposit in a Servicing Account any amount not required to be deposited therein, it may at any time withdraw such amount from such
Servicing Account, any provision herein to the contrary notwithstanding. The
Servicing Accounts shall not be considered part of the segregated pool of assets constituting, REMIC I, REMIC II, Grantor Trust Z or Grantor Trust E. If for any
reason any Escrow Payments or Reserve Funds are received by the Special
Servicer, then promptly after such receipt, and in any event within one Business
Day of such receipt, the Special Servicer shall remit such Escrow Payments to the applicable Master Servicer for deposit in the applicable Servicing
Account(s).

            (b)     Each Master Servicer, with respect to Mortgage Loans
serviced thereby that are not Specially Serviced Mortgage Loans, or the Special
Servicer with respect to Specially Serviced Mortgage Loans and REO Loans, shall
(i) maintain accurate records with respect to the related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof and (ii) use reasonable efforts to obtain, from time to time, all bills for (or otherwise confirm) the payment of such items (including renewal premiums) and, if the subject Mortgage Loan required the related Mortgagor to escrow for such items, shall effect payment thereof prior to the applicable penalty or termination date and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items. For purposes of effecting any such payment for which it is responsible, the applicable Master
Servicer shall apply Escrow Payments (at the direction of the Special Servicer for Specially Serviced Mortgage Loans and REO Loans) as allowed under the terms of the related Mortgage Loan or, if such Mortgage Loan does not require the related Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the applicable Master Servicer shall, as to all Mortgage Loans, use reasonable efforts consistent with the Servicing Standard to cause the Mortgagor to comply with the requirement of the related Mortgage that the Mortgagor make payments in respect of such items at the time they first become due, and, in any event, prior to the institution of foreclosure or similar proceedings with respect to the related Mortgaged Property for nonpayment of such items.

            (c)     Each Master Servicer shall, as to all Mortgage Loans, make a
Servicing Advance with respect to the related Mortgaged Property in an amount equal to all such funds as are necessary for the purpose of effecting the payment of the costs and expenses described in the definition of "Servicing
Advances", provided that neither Master Servicer shall make any Servicing
Advance prior to the penalty date or cancellation date, as applicable, if the applicable Master Servicer reasonably anticipates in accordance with the
Servicing Standard that the Mortgagor will pay such amount on or before the

                                      -107-

penalty date or cancellation date, and provided, further, that neither Master
Servicer shall be obligated to make any Servicing Advance that would, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the
Mortgagors, and in the case of REO Properties, from the operating revenues related thereto, and further as provided in Section 3.05(a) and/or Section
3.05(e). No costs incurred by either Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of such Mortgaged Properties shall, for purposes of this Agreement, including, without limitation, the Certificate Administrator's calculation of monthly distributions to Certificateholders, be added to the unpaid Stated Principal
Balances of the related Mortgage Loans, notwithstanding that the terms of such
Mortgage Loans so permit. The foregoing shall in no way limit the applicable
Master Servicers' ability to charge and collect from the Mortgagor such costs together with interest thereon.

            The Special Servicer shall give the applicable Master Servicer, the
Trustee and any Fiscal Agent, to the extent reasonably practicable, not less than 10 Business Days' and in any event not less than five Business Days' notice with respect to Servicing Advances to be made on any Specially Serviced Mortgage
Loan or REO Property, before the date on which the applicable Master Servicer is required to make any Servicing Advance with respect to a given Mortgage Loan or
REO Property; provided, however, that the Special Servicer may (without implying any duty to do so) make any Servicing Advance on a Specially Serviced Mortgage
Loan or REO Property only as may be required on an urgent or emergency basis. In addition, the Special Servicer shall provide the applicable Master Servicer, the
Trustee and any Fiscal Agent with such information in its possession as the applicable Master Servicer, the Trustee or any Fiscal Agent, as applicable, may reasonably request to enable the applicable Master Servicer, the Trustee or any
Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Servicing Advance. The Special Servicer shall not be entitled to deliver such a notice (other than for emergency Servicing
Advances) more frequently than once per calendar month (although such notice may relate to more than one Servicing Advance). The Master Servicer to whom the
Special Servicer has given notice (as contemplated above) regarding a Servicing
Advance that is to be made, will have the obligation to make any such Servicing
Advance (other than a Nonrecoverable Servicing Advance) that it is so requested by a Special Servicer to make, within five Business Days after such Master
Servicer's receipt of such request. If the request is timely and properly made, the Special Servicer shall be relieved of any obligations with respect to a
Servicing Advance that it so requests the applicable Master Servicer to make with respect to any Specially Serviced Mortgage Loan or REO Property (regardless of whether or not the applicable Master Servicer shall make such Servicing
Advance). The applicable Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of a Special Servicer, together with interest accrued thereon, at the same time, in the same manner and to the same extent as such Master Servicer is entitled with respect to any other
Servicing Advances made thereby. Any request by the Special Servicer that a
Master Servicer make a Servicing Advance shall be deemed to be a determination by the Special Servicer that such requested Servicing Advance is not a
Nonrecoverable Servicing Advance, and the applicable Master Servicer shall be entitled to conclusively rely on such determination. On the fourth Business Day before each Distribution Date, the Special Servicer shall report to the applicable Master Servicer the Special Servicer's determination that any
Servicing Advance previously made with respect to a Specially Serviced Mortgage
Loan or REO Loan is a Nonrecoverable Servicing Advance. The applicable Master
Servicer shall act in accordance with such determination and shall be entitled to rely conclusively on such determination. Notwithstanding the foregoing, if the Special Servicer makes a determination that only a portion, and not all, of any previously made Servicing Advance is a Nonrecoverable Servicing Advance, the
applicable Master

                                      -108-

Servicer shall have the right to make its own subsequent determination that any remaining portion of any such Servicing Advance is a Nonrecoverable Servicing
Advance.

            No later than 1:00 p.m., New York City time, on the first
Determination Date that follows the date on which it makes any Servicing
Advance, the Special Servicer shall provide the applicable Master Servicer an
Officer's Certificate (via facsimile) setting forth the details of the Servicing
Advance, upon which such Master Servicer may conclusively rely in reimbursing the Special Servicer. The applicable Master Servicer shall be obligated, out of its own funds, to reimburse the Special Servicer for any unreimbursed Servicing
Advances (other than Nonrecoverable Servicing Advances) made by the Special
Servicer together with interest thereon at the Reimbursement Rate from the date made to, but not including, the date of reimbursement. Any such reimbursement, together with any accompanying payment of interest, shall be made by the applicable Master Servicer, by wire transfer of immediately available funds to an account designated by the Special Servicer, no later than the first P&I
Advance Date that is at least three (3) Business Days after the date on which such Master Servicer receives the corresponding Officer's Certificate contemplated by the prior sentence; provided that any such Officer's Certificate received after 1:00 p.m., New York City time, on any particular date shall, for purposes of any such reimbursement, be deemed received on the next succeeding
Business Day. Upon its reimbursement to the Special Servicer of any Servicing
Advance and payment to the Special Servicer of interest thereon, the applicable
Master Servicer shall for all purposes of this Agreement be deemed to have made such Servicing Advance at the same time as the Special Servicer actually made such Servicing Advance, and accordingly, such Master Servicer shall be entitled to reimbursement for such Servicing Advance, together with interest accrued thereon, at the same time, in the same manner and to the same extent as such
Master Servicer would otherwise have been entitled if it had actually made such
Servicing Advance at the time the Special Servicer did.

            Notwithstanding the foregoing provisions of this Section 3.03(c), a
Master Servicer shall not be required to reimburse the Special Servicer for, or to make at the direction of the Special Servicer, any Servicing Advance if such
Master Servicer determines in accordance with the Servicing Standard that such
Servicing Advance, although not characterized by the Special Servicer as a
Nonrecoverable Servicing Advance, is in fact a Nonrecoverable Servicing Advance.
The subject Master Servicer shall notify the Special Servicer in writing of such determination and, if applicable, such Nonrecoverable Servicing Advance shall be reimbursed to the Special Servicer pursuant to Section 3.05(a) or 3.05(e).

            If a Master Servicer is required under any provision of this
Agreement (including, but not limited to, this Section 3.03(c)) to make a
Servicing Advance, but does not do so within 15 days after such Advance is required to be made, the Trustee shall, if a Responsible Officer of the Trustee has actual knowledge of such failure on the part of such Master Servicer, give written notice of such failure to such Master Servicer. If such Servicing
Advance is not made by the subject Master Servicer within five Business Days after such notice then (subject to a determination that such Servicing Advance would not be a Nonrecoverable Servicing Advance) the Trustee shall make such
Servicing Advance. If the Trustee does not make such Servicing Advance within such period, any Fiscal Agent shall make such Servicing Advance within such period. Any failure by the a Master Servicer to make a Servicing Advance hereunder shall constitute an Event of Default by such Master Servicer subject to and as provided in Section 7.01.

            (d)     In connection with its recovery of any Servicing Advance
from a Collection Account pursuant to Section 3.05(a) or from a Loan Combination
Custodial Account pursuant to Section

                                      -109-

3.05(e) or from a Servicing Account or Reserve Fund pursuant to Section 3.03(a), as applicable, each of the Master Servicers, the Special Servicer, the Trustee
and any Fiscal Agent shall be entitled to receive, out of amounts then on deposit in the applicable Collection Account as provided in Section 3.05(a) or in such Loan Combination Custodial Account as provided in Section 3.05(e), as applicable, any unpaid interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable: first, out of Default Charges received on the related Mortgage Loans and REO Properties during the Collection
Period in which such reimbursement is made, and then, to the extent that such
Default Charges are insufficient, but only after or at the same time the related
Advance has been or is reimbursed pursuant to this Agreement, from general collections on the Trust Mortgage Loans then on deposit in the applicable
Collection Account or in such Loan Combination Custodial Account, as applicable;
provided that interest on Servicing Advances with respect to a Loan Combination or any related Loan Combination Mortgaged Property shall, to the maximum extent permitted under the related Loan Combination Intercreditor Agreement, be payable out of amounts then on deposit in the related Loan Combination Custodial Account and otherwise payable to the related B-Note Loan Holder and/or payments having then been received from the related B-Note Loan Holder under the related Loan
Combination Intercreditor Agreement for such purpose. Subject to any exercise of the option to defer reimbursement for Advances pursuant to Section 4.03(f), the applicable Master Servicer shall reimburse itself, the Special Servicer, the
Trustee or any Fiscal Agent, as applicable, for any outstanding Servicing
Advance made thereby as soon as practicable after funds available for such purpose have been received by such Master Servicer, and in no event shall interest accrue in accordance with this Section 3.03(d) on any Servicing Advance as to which the corresponding Escrow Payment or other similar payment by the
Mortgagor was received by the applicable Master Servicer on or prior to the date the related Servicing Advance was made.

            (e)     The determination by a Master Servicer or the Special
Servicer that either has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing
Advance, shall be made in accordance with the Servicing Standard and shall be evidenced by an Officer's Certificate delivered promptly to the Trustee, any
Fiscal Agent, the Depositor and, in the case of a Loan Combination, the related
Non-Trust Noteholder(s), setting forth the basis for such determination, together with a copy of any Appraisal (the cost of which may be paid out of the applicable Collection Account pursuant to Section 3.05(a) or, in the case of a
Loan Combination, out of the related Loan Combination Custodial Account pursuant to Section 3.05(e)) of the related Mortgaged Property or REO Property, as the case may be, which Appraisal shall be obtained pursuant to Section 3.09(a) by the applicable Master Servicer, or by or on behalf of the Special Servicer if the Mortgage Loan is a Defaulted Mortgage Loan (or, if no such Appraisal has been performed, a copy of an Appraisal of the related Mortgaged Property or REO
Property, performed within the twelve months preceding such determination and the party delivering such appraisal has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property that would draw into question the applicability of such Appraisal) and further accompanied by related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Property and any engineers' reports, environmental surveys or similar reports that the applicable Master Servicer or the Special Servicer may have obtained and that support such determination. The
Trustee and any Fiscal Agent shall act in accordance with any determination made by the applicable Master Servicer or the Special Servicer that a Servicing
Advance, if made, would be a Nonrecoverable Advance and shall be entitled to rely, conclusively, on such determination by such Master Servicer or the Special
Servicer; provided, however, that if such Master Servicer has failed to make a
Servicing Advance for

                                      -110-

reasons other than a determination by such Master Servicer or the Special
Servicer that such Servicing Advance would be a Nonrecoverable Advance, the
Trustee or any Fiscal Agent shall make such Servicing Advance within the time periods required by Section 3.03(c) unless the Trustee or any Fiscal Agent in good faith makes a determination that such Servicing Advance would be a
Nonrecoverable Advance. The applicable Person shall consider Unliquidated
Advances in respect of prior Servicing Advances as outstanding Advances for purposes of recoverability determinations as if such Unliquidated Advance were a
Servicing Advance.

            (f)   Each Master Servicer shall, as to all Mortgage Loans,
establish and maintain, as applicable, one or more accounts (the "Reserve
Accounts"), into which all Reserve Funds, if any, shall be deposited and retained; provided that, in the case of a Loan Combination, if the related
Reserve Account includes funds with respect to any other Mortgage Loan, then the applicable Master Servicer shall maintain a separate sub-account of such Reserve
Account that relates solely to such Loan Combination. Withdrawals of amounts so deposited may be made (i) to pay for, or to reimburse the related Mortgagor in connection with, the related environmental remediation, repairs, capital improvements, tenant improvements and/or leasing commissions with respect to the related Mortgaged Property if the repairs and/or capital improvements have been completed, and such withdrawals are made in accordance with the Servicing
Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds and any other items for which such Reserve Funds were intended pursuant to the loan documents, (ii) to pay the applicable Master Servicer interest and investment income earned on amounts in the Reserve Accounts if permitted under the related Mortgage Loan documents, (iii) during an event of default under the related Mortgage Loan, for any other purpose permitted by the related Mortgage Loan documents, applicable law and the Servicing Standard and (iv) to withdraw funds deposited in error. To the extent permitted in the applicable Mortgage Loan documents, funds in the
Reserve Accounts to the extent invested may be only invested in Permitted
Investments in accordance with the provisions of Section 3.06. All Reserve
Accounts shall be Eligible Accounts. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II,
Grantor Trust Z or Grantor Trust E. Consistent with the Servicing Standard, either Master Servicer may waive or extend the date set forth in any agreement governing such Reserve Funds by which the required repairs and/or capital improvements at the related Mortgaged Property must be completed.

            (g)   Notwithstanding anything to the contrary in this Agreement, but subject to the limitations on reimbursements in Section 4.03, a Master
Servicer may (and, at the direction of the Special Servicer if a Specially
Serviced Mortgage Loan or an REO Property is involved, shall) pay directly out of its Collection Account or, with respect to a servicing expense relating to a
Non-Trust Loan or related to a Loan Combination Mortgaged Property, out of the related Loan Combination Custodial Account any servicing expense that, if paid by a Master Servicer or the Special Servicer, would constitute a Nonrecoverable
Servicing Advance for the subject Mortgage Loan or REO Property; provided that the applicable Master Servicer (or the Special Servicer, if a Specially Serviced
Mortgage Loan or an REO Property is involved) has determined in accordance with the Servicing Standard that making such payment is in the best interests of the
Certificateholders (as a collective whole) (or, with respect to a Loan
Combination, if paid out of the related Loan Combination Custodial Account, in the best interests of the Certificateholders and the related Non-Trust
Noteholder(s), as a collective whole), as evidenced by an Officer's Certificate delivered promptly to the Depositor, the Trustee and the Controlling Class
Representative, setting forth the basis for such determination and accompanied by any information that such Person may have obtained that supports such determination. The applicable

                                      -111-

Master Servicer and the Special Servicer shall deliver a copy of any such
Officer's Certificate (and accompanying information) promptly to the other such
Person.

            (h)   To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan (each of which Mortgage Loans is listed on Schedule VI hereto), the applicable Master
Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan, the applicable Master
Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such action or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(h), the applicable Master
Servicer shall determine whether the Mortgagor has failed to perform its obligations under the respective Mortgage Loan and report any such failure to the Special Servicer within a reasonable time after the date as of which such operations and maintenance plan is required to be established or executed or the date as of which such actions or remediations are required to be or to have been taken or completed.

            SECTION 3.04.     Collection Accounts, Interest Reserve Account,
                              Additional Interest Account, Distribution Account,
                              Gain-on-Sale Reserve Account and Loan Combination
                              Custodial Accounts.

            (a)   Each Master Servicer shall establish and maintain one or more accounts (collectively, as to each Master Servicer, a "Collection Account"), held on behalf of the Trustee in trust for the benefit of the
Certificateholders. Each Collection Account shall be an Eligible Account. Each
Master Servicer shall deposit or cause to be deposited in its Collection
Account, within one Business Day of receipt of available funds (in the case of payments by Mortgagors or other collections on the Trust Mortgage Loans) or as otherwise required hereunder, the following payments and collections received or made by such Master Servicer or on its behalf subsequent to the Cut-off Date
(other than in respect of principal and interest on the Trust Mortgage Loans due and payable on or before the Cut-off Date, which payments shall be delivered promptly to the applicable Mortgage Loan Seller or its designee, with negotiable instruments endorsed as necessary and appropriate without recourse), other than amounts received from Mortgagors which are to be used to purchase defeasance collateral, or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                  (i)     all payments on account of principal of the Trust
      Mortgage Loans including Principal Prepayments;

                  (ii)    all payments on account of interest on the Trust
      Mortgage Loans including Additional Interest and Penalty Interest;

                  (iii)   all Prepayment Premiums, Yield Maintenance Charges and
      late payment charges received in respect of the Trust Mortgage Loans;

                  (iv)    all Insurance Proceeds and Liquidation Proceeds (other
      than Gain-on-Sale Proceeds) received in respect of any Trust Mortgage
      Loan, and together with any amounts representing recoveries of
      Workout-Delayed Reimbursement Amounts and/or Nonrecoverable

                                      -112-

      Advances in respect of the related Trust Mortgage Loans, in each case to the extent not otherwise required to be applied to the restoration of the
      Mortgaged Property or released to the related Mortgagor;

                  (v)     any amounts required to be deposited by such Master
      Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in its Collection Account;

                  (vi)    any amounts required to be deposited by such Master
      Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

                  (vii)   any amounts required to be transferred from an REO
      Account pursuant to Section 3.16(c);

                  (viii)  any amount in respect of Purchase Prices and
      Substitution Shortfall Amounts pursuant to Section 2.03(b);

                  (ix)    any amount required to be deposited by such Master
      Servicer pursuant to Section 3.19(a) in connection with Prepayment
      Interest Shortfalls and Casualty/Condemnation Interest Shortfalls;

                  (x)     any amount paid by or on behalf of a Mortgagor to
      cover items for which a Servicing Advance has been previously made, and payments collected in respect of Unliquidated Advances;

                  (xi)    any amounts representing a reimbursement, payment
      and/or contribution due and owing to the Trust from a Non-Trust Noteholder in accordance with the related Loan Combination Intercreditor Agreement;
      and

                  (xii)   any amounts required to be transferred from any Loan
      Combination Custodial Account pursuant to Section 3.05(e);

provided that, in the case of a Trust Mortgage Loan that is part of a Loan
Combination, any amounts required to be deposited in the related Loan
Combination Custodial Account, pursuant to Section 3.04(h), shall first be so deposited therein and shall thereafter be transferred to the applicable
Collection Account only to the extent provided in Section 3.05(e).

            Notwithstanding the foregoing requirements, neither Master Servicer shall be obligated to deposit into the related Collection Account any amount that such Master Servicer would be authorized to withdraw immediately from such
Collection Account in accordance with the terms of Section 3.05 and shall be entitled to instead pay such amount directly to the Person(s) entitled thereto.

            The foregoing requirements for deposit in the Collection Accounts shall be exclusive. Notwithstanding the foregoing, actual payments from
Mortgagors in the nature of Escrow Payments, amounts to be deposited in Reserve
Accounts, and amounts that the applicable Master Servicer and the Special
Servicer are entitled to retain as additional servicing compensation pursuant to
Sections 3.11(b) and (d), need not be deposited by such Master Servicer in its
Collection Account. If either Master

                                      -113-

Servicer shall deposit in its Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from its Collection
Account, any provision herein to the contrary notwithstanding. Each Master
Servicer shall promptly deliver to the Special Servicer as additional special servicing compensation in accordance with Section 3.11(d), assumption fees, late payment charges (to the extent not applied to pay interest on Advances or
Additional Trust Fund Expenses as provided in Sections 3.03(d), 3.12 and 4.03(d)
or otherwise applied pursuant to Section 3.26) and other transaction fees or other expenses received by such Master Servicer to which the Special Servicer is entitled pursuant to Section 3.11 upon receipt of a certificate of a Servicing
Officer of the Special Servicer describing the item and amount. The Collection
Accounts shall be maintained as segregated accounts, separate and apart from trust funds created for mortgage pass-through certificates of other series and the other accounts of the Master Servicers.

            Upon receipt of any of the amounts described in clauses (i) through
(iv), (x) and (xi) of the second preceding paragraph with respect to any Trust
Mortgage Loan, the Special Servicer shall promptly, but in no event later than one Business Day after receipt of available funds, remit such amounts (net of any reimbursable expenses incurred by the Special Servicer) to or at the direction of the applicable Master Servicer for deposit into its Collection
Account in accordance with the second preceding paragraph or any related Loan
Combination Custodial Account pursuant to Section 3.04(h), unless the Special
Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the related REO Account and remitted to the applicable Master Servicer for deposit into its Collection Account or any applicable Loan Combination Custodial Account, as the case may be, pursuant to
Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the applicable Master Servicer and shall deliver promptly, but in no event later than two Business Days after receipt, any such check to the applicable
Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

            (b)   The Certificate Administrator shall establish and maintain one or more trust accounts (collectively, the "Distribution Account") at its
Corporate Trust Office to be held in trust for the benefit of the
Certificateholders. The Distribution Account shall be an Eligible Account. Each
Master Servicer shall deliver to the Certificate Administrator each month on or before 2:00 p.m. (New York City time) on the P&I Advance Date therein, for deposit in the Distribution Account, an aggregate amount of immediately available funds equal to that portion of the Available Distribution Amount
(calculated without regard to clauses (a)(ii), (a)(v), (b)(ii)(B) and (b)(v) of the definition thereof) for the related Distribution Date then on deposit in such Master Servicer's Collection Account, together with (i) any Prepayment
Premiums and/or Yield Maintenance Charges received on the related Trust Mortgage
Loans during the related Collection Period, and (ii) in the case of the final
Distribution Date, any additional amounts contemplated by the second or third, as applicable, paragraph of Section 9.01.

            In addition, each Master Servicer shall, as and when required hereunder, deliver to the Certificate Administrator for deposit in the
Distribution Account:

                  (i)     any P&I Advances required to be made by such Master
      Servicer in accordance with Section 4.03(a); and

                                      -114-

                  (ii)    the aggregate purchase price paid in connection with
      the purchase by such Master Servicer of all of the Trust Mortgage Loans and any REO Properties (net of any portion of such aggregate purchase price to be paid to any Non-Trust Noteholder(s)) pursuant to Section 9.01, exclusive of the portion of such amounts required to be deposited in such
      Master Servicer's Collection Account pursuant to Section 9.01.

            If, in connection with any Distribution Date, the Certificate
Administrator has reported the amount of an anticipated distribution to the
Depository based on information reported to it by each Master Servicer pursuant to Section 3.12, and the funds (including, but not limited to, unscheduled payments, late payments, Principal Prepayments or Balloon Payments) remitted to it by a Master Servicer differ in amount from what was reported to the
Certificate Administrator by such Master Servicer, the Certificate Administrator shall use commercially reasonable efforts to cause the Depository to revise the related distribution and make such revised distribution on a timely basis on such Distribution Date, but there can be no assurance that the Depository can do
so. The Certificate Administrator, the Master Servicers, the Special Servicer
and any Fiscal Agent shall not be liable or held responsible for any resulting delay (or claims by the Depository resulting therefrom) in the making of such revised distribution to the Certificateholders. In addition, if the Certificate
Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid and mitigate such expenses, as a consequence of attempting to revise such distribution to the Depository, the Certificate Administrator shall be entitled to reimbursement from the Trust Fund, payable from amounts on deposit in the
Distribution Account.

            The Certificate Administrator shall, upon receipt, deposit in the
Distribution Account any and all amounts received by the Certificate
Administrator that are required by the terms of this Agreement to be deposited therein. The Certificate Administrator shall also deposit into the Distribution
Account any amounts required to be deposited by the Certificate Administrator pursuant to Section 3.06 in connection with losses incurred with respect to
Permitted Investments of funds held in the Distribution Account.

            (c)   The Certificate Administrator shall establish and maintain one or more accounts (which may be sub-accounts of the Distribution Account)
(collectively, the "Interest Reserve Account"), in trust for the benefit of the
Certificateholders. The Interest Reserve Account shall be an Eligible Account.
On or before each Distribution Date in February and, during each year that is not a leap year, January, the Certificate Administrator shall withdraw from the
Distribution Account and deposit in the Interest Reserve Account, with respect to each Interest Reserve Loan, an amount equal to the Interest Reserve Amount in respect of such Interest Reserve Loan for such Distribution Date (such withdrawal from the Distribution Account to be made out of general collections on the Mortgage Pool including any related P&I Advance that was deposited in the
Distribution Account). The Certificate Administrator shall also deposit into the
Interest Reserve Account any amounts required to be deposited by the Certificate
Administrator pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Interest Reserve Account.

            (d)   Prior to any Collection Period during which Additional
Interest is received on the Trust Mortgage Loans, and upon notification from either Master Servicer or the Special Servicer pursuant to Section 3.02(d), the
Certificate Administrator shall establish and maintain the Additional Interest
Account in the name of the Certificate Administrator in trust for the benefit of the Class Z Certificateholders. The Additional Interest Account shall be established and maintained as an Eligible

                                      -115-

Account. Prior to each Distribution Date, each Master Servicer shall remit to the Certificate Administrator for deposit in the Additional Interest Account an amount equal to the Additional Interest received on the Trust ARD Loans serviced thereby and any successor Trust REO Loans with respect thereto during the applicable Collection Period. The Certificate Administrator shall also deposit into the Additional Interest Account any amounts required to be deposited by the
Certificate Administrator pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Additional
Interest Account.

            Following the distribution of Additional Interest to Class Z
Certificateholders on the first Distribution Date after which there are no longer any Trust Mortgage Loans outstanding which pursuant to their terms could pay Additional Interest or any successor Trust REO Loans with respect thereto, the Certificate Administrator shall terminate the Additional Interest Account.

            (e)   The Certificate Administrator shall establish (upon notice from the Special Servicer of an event occurring that generates Gain-on-Sale
Proceeds) and maintain the Gain-on-Sale Reserve Account in trust for the benefit of the Certificateholders. The Gain-on-Sale Reserve Account shall be an Eligible
Account. The Gain-on-Sale Reserve Account shall be maintained as a segregated account or a sub-account of the Distribution Account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Certificate Administrator and other accounts of the Certificate
Administrator.

            Upon the liquidation of a Trust Specially Serviced Mortgage Loan or the disposition of any REO Property in accordance with Section 3.09 or Section
3.18, the Special Servicer shall calculate the Gain-on-Sale Proceeds, if any, realized in connection with such event and remit such funds to the Certificate
Administrator for deposit into the Gain-on-Sale Reserve Account. The Certificate
Administrator shall deposit into the Gain-on-Sale Reserve Account any amounts required to be deposited by the Certificate Administrator pursuant to Section
3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Gain-on-Sale Reserve Account.

            (f)   [RESERVED]

            (g)   Notwithstanding that any of the Interest Reserve Account, the
Additional Interest Account or the Gain-on-Sale Reserve Account may be a
sub-account of the Distribution Account for reasons of administrative convenience, each of the Interest Reserve Account, the Additional Interest
Account, the Gain-on-Sale Reserve Account, and the Distribution Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the Certificate Administrator hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The
Certificate Administrator shall indemnify and hold harmless the Trust Fund against any losses arising out of the failure by the Certificate Administrator to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the Certificate Administrator and appointment of a successor certificate administrator.

            (h)   The applicable Master Servicer shall establish and maintain, or cause to be established and maintained, one or more separate accounts for each Loan Combination (collectively, as to each Loan Combination, the related
"Loan Combination Custodial Account") (which may be a sub-account of such Master
Servicer's Collection Account), into which, subject to the related Loan
Combination Intercreditor Agreement, such Master Servicer shall deposit or cause to be deposited on a

                                      -116-

daily basis (and in no event later than the Business Day following its receipt of available funds) the following payments and collections received after the
Closing Date:

                  (i)     all payments on account of principal, including
      Principal Prepayments, on such Loan Combination;

                  (ii)    all payments on account of interest, including Penalty
      Interest, on such Loan Combination;

                  (iii)   all Prepayment Premiums, Yield Maintenance Charges and
      late payment charges on such Loan Combination;

                  (iv)    all Insurance Proceeds and Liquidation Proceeds (other
      than Gain-on-Sale Proceeds, and, insofar as they relate to the purchase or other acquisition of the related Trust Mortgage Loan that is part of such
      Loan Combination, other than Liquidation Proceeds described in clauses
      (iv) - (ix) of the definition of "Liquidation Proceeds", which amounts shall be required to be deposited in such Master Servicer's Collection
      Account) received in respect of such Loan Combination and together with any amounts representing recoveries of Workout-Delayed Reimbursement
      Amounts or Nonrecoverable Advances in respect of such Loan Combination, in each case to the extent not otherwise required to be applied to the restoration of the Mortgaged Property or released to the related
      Mortgagor;

                  (v)     any amounts required to be deposited by such Master
      Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in such Loan Combination
      Custodial Account;

                  (vi)    any amounts required to be deposited by such Master
      Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy;

                  (vii)   any amounts required to be transferred to such Loan
      Combination Custodial Account from the related REO Account pursuant to
      Section 3.16(c);

                  (viii)  insofar as they do not constitute Escrow Payments, any amounts paid by or on behalf of the related Mortgagor with respect to such
      Loan Combination specifically to cover items for which a Servicing Advance has been made; and

                  (ix)    any amounts representing a reimbursement, payment
      and/or contribution due and owing to a party other than the Trust from a related Non-Trust Noteholder in accordance with the related Loan
      Combination Intercreditor Agreement and any amounts representing a cure payment made by a related Non-Trust Noteholder in accordance with the related Loan Combination Intercreditor Agreement.

            Notwithstanding the foregoing requirements, the applicable Master
Servicer need not deposit into the applicable Loan Combination Custodial Account any amount that such Master Servicer would be authorized to withdraw immediately from such Loan Combination Custodial Account in accordance with the terms of
Section 3.05 and shall be entitled to instead pay such amount directly to the
Person(s) entitled thereto).

                                      -117-

            The foregoing requirements for deposit by the applicable Master
Servicer in a Loan Combination Custodial Account shall be exclusive, it being understood and agreed that actual payments from the Mortgagor(s) in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, assumption application fees, modification fees, extension fees, defeasance fees, earn-out fees, amounts collected for Mortgagor checks returned for insufficient funds or other amounts that such Master Servicer or the Special
Servicer is entitled to retain as additional servicing compensation pursuant to
Section 3.11 need not be deposited by such Master Servicer in a Loan Combination
Custodial Account. If the applicable Master Servicer shall deposit in a Loan
Combination Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Loan Combination Custodial
Account. The applicable Master Servicer shall promptly deliver to the Special
Servicer, as additional special servicing compensation in accordance with
Section 3.11(d), all assumption fees and assumption application fees (or the applicable portions thereof) and other transaction fees received by such Master
Servicer with respect to any Loan Combination, to which the Special Servicer is entitled pursuant to such section, upon receipt of a written statement of a
Servicing Officer of the Special Servicer describing the item and amount. Each
Loan Combination Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage-backed securities of other series and the other accounts of the applicable Master Servicer.

            Upon receipt of any of the amounts described in clauses (i) through
(iv), (viii) and (ix) of the second preceding paragraph with respect to a Loan
Combination, the Special Servicer shall promptly, but in no event later than one
Business Day after receipt, remit such amounts to the applicable Master Servicer for deposit into the related Loan Combination Custodial Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the applicable
Master Servicer, unless the Special Servicer determines, consistent with the
Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to a Loan Combination REO
Property shall initially be deposited by the Special Servicer into the related
REO Account and thereafter remitted to the applicable Master Servicer for deposit into the related Loan Combination Custodial Account, all in accordance with Section 3.16(c).

            (i)   Notwithstanding that any Loan Combination Custodial Account may be a sub-account of the applicable Master Servicer's Collection Account for reasons of administrative convenience, each Loan Combination Custodial Account and such Collection Account shall, for all purposes of this Agreement (including the obligations and responsibilities of the applicable Master Servicer hereunder), be considered to be and shall be required to be treated as, separate and distinct accounts. The applicable Master Servicer shall indemnify and hold harmless the Trust Fund and each Non-Trust Noteholder against any losses arising out of the failure by such Master Servicer to perform its duties and obligations hereunder as if such accounts were separate accounts. The provisions of this paragraph shall survive any resignation or removal of the applicable Master
Servicer and appointment of a successor Master Servicer.

            (j)   Funds in the Collection Accounts, the Distribution Account,
any Loan Combination Custodial Account, the Gain-on-Sale Reserve Account, the
Interest Reserve Accounts and

                                      -118-

the Additional Interest Account may be invested only in Permitted Investments in accordance with the provisions of Section 3.06. Each Master Servicer shall give written notice to the Trustee, the Certificate Administrator, the Special
Servicer and the Rating Agencies of the location of the Collection Accounts and any Loan Combination Custodial Account as of the Closing Date and of the new
location of each such account prior to any change thereof. The Certificate
Administrator shall give written notice to the Trustee, the Master Servicers, the Special Servicer and the Rating Agencies of any new location of the
Distribution Account prior to any change thereof.

            SECTION 3.05.     Permitted Withdrawals From the Collection
                              Accounts, the Interest Reserve Account, the
                              Additional Interest Account, the Distribution
                              Account and the Loan Combination Custodial
                              Accounts.

            (a)   Each Master Servicer may, from time to time, make withdrawals from their respective Collection Accounts for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i)     to remit to the Certificate Administrator for deposit
      in the Distribution Account the amounts required to be so deposited pursuant to the first paragraph of Section 3.04(b) and any amount that may be applied to make P&I Advances pursuant to Section 4.03(a);

                  (ii)    to reimburse any Fiscal Agent, the Trustee and itself,
      in that order, for unreimbursed P&I Advances in respect of any Trust
      Mortgage Loan or Trust REO Loan (exclusive of any Trust Mortgage Loan that is part of a Loan Combination and any successor Trust REO Loan with respect thereto), any Fiscal Agent's, the Trustee's and such Master
      Servicer's right to reimbursement pursuant to this clause (ii) with respect to any P&I Advance (other than Nonrecoverable Advances, which are reimbursable pursuant to clause (vii) below) being limited to amounts that represent Late Collections of interest (net of related Master Servicing
      Fees) and principal (net of any related Workout Fee or Principal Recovery
      Fee) received in respect of the particular Trust Mortgage Loan or Trust
      REO Loan (exclusive of any Trust Mortgage Loan that is part of a Loan
      Combination or any successor Trust REO Loan with respect thereto) as to which such P&I Advance was made; provided, however, that if such P&I
      Advance becomes a Workout-Delayed Reimbursement Amount, then such P&I
      Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Trust Mortgage Loans and related REO Properties on deposit in such Master Servicer's Collection
      Account from time to time that represent principal to the extent provided in clause (vii) below (to be allocated between the Loan Groups as set forth in Section 1.02);

                  (iii)   to pay to itself and/or the holder of the Excess
      Servicing Strip earned and unpaid Master Servicing Fees, as allocable between such Master Servicer and such holder (if different from such
      Master Servicer), in respect of each Trust Mortgage Loan and Trust REO
      Loan (other than a Trust Mortgage Loan that is part of a Loan Combination and any successor Trust REO Loan with respect thereto), such Master
      Servicer's right to payment pursuant to this clause (iii) with respect to any such Trust Mortgage Loan or Trust REO Loan being limited to amounts received on or in respect of such Trust Mortgage Loan (whether in the form of payments, Liquidation Proceeds or Insurance Proceeds) or such Trust REO
      Loan (whether in the form of REO Revenues, Liquidation Proceeds or
      Insurance Proceeds) that are allocable as a recovery of interest thereon;

                                      -119-

                  (iv)    to pay to the Special Servicer earned and unpaid
      Special Servicing Fees in respect of each Trust Specially Serviced
      Mortgage Loan and Trust REO Loan;

                  (v)     to pay the Special Servicer (or, if applicable, a
      predecessor Special Servicer) earned and unpaid Workout Fees or Principal
      Recovery Fees in respect of each Trust Specially Serviced Mortgage Loan,
      Trust Corrected Mortgage Loan and/or Trust REO Loan (in each case other than a Trust Mortgage Loan that is part of a Loan Combination or any successor Trust REO Loan with respect thereto), in the amounts and from the sources contemplated by Section 3.11(c);

                  (vi)    to reimburse any Fiscal Agent, the Trustee, the
      Special Servicer, or itself, in that order (with reimbursements to the
      Special Servicer and such Master Servicer to be made concurrently on a pro rata basis), for any unreimbursed Servicing Advances in respect of any
      Trust Mortgage Loan, Trust REO Loan or related REO Property (other than a
      Trust Mortgage Loan that is part of a Loan Combination or any successor
      Trust REO Loan with respect thereto or any related REO Property), any
      Fiscal Agent's, the Trustee's, the Special Servicer's and such Master
      Servicer's respective rights to reimbursement pursuant to this clause (vi)
      with respect to any Servicing Advance (other than a Nonrecoverable
      Servicing Advance, which is reimbursable pursuant to clause (vii) below)
      being limited first to payments made by or on behalf of the related
      Mortgagor that are allocable to such Servicing Advance, and then to
      Liquidation Proceeds, Insurance Proceeds and, if applicable, REO Revenues received in respect of the particular Mortgage Loan or REO Property as to which such Servicing Advance was made; provided, however, that if such
      Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of the Trust Mortgage
      Loans and related REO Properties on deposit in such Master Servicer's
      Collection Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below (to be allocated between the Loan Groups as set forth in Section 1.02);

                  (vii)   (A) to reimburse any Fiscal Agent, the Trustee, the
      Special Servicer or itself, in that order (except that reimbursements to the Special Servicer and such Master Servicer shall be made concurrently on a pro rata basis), for any unreimbursed Advances that have been or are determined to be (1) Nonrecoverable Advances with respect to any Trust
      Mortgage Loan or any related REO Property and the portion of any P&I
      Advance that would have been reimbursable from a Late Collection of principal under clause (ii) above but for the application of a Workout Fee or Principal Recovery Fee to such Late Collection, first, out of REO
      Revenues, Liquidation Proceeds and Insurance Proceeds received on the related Trust Mortgage Loan, then (including with respect to any
      Nonrecoverable Advance with respect to a Loan Combination as contemplated in Section 3.05(e)(C)(viii)), out of the principal portion of general collections on the Mortgage Pool (to be allocated between the Loan Groups as set forth in Section 1.02), then, to the extent the principal portion of general collections is insufficient and with respect to such excess only, subject to any exercise of the sole option to defer reimbursement thereof pursuant to Section 4.03(f), out of other collections on the Trust
      Mortgage Loans and related REO Properties, and/or (2) Workout-Delayed
      Reimbursement Amounts, out of the principal portion of the general collections on the Mortgage Pool (to be allocated between the Loan Groups as set forth in Section 1.02), net of such amounts being reimbursed pursuant to (1) above, together with, in the case of a Nonrecoverable
      Advance (including with respect to any Nonrecoverable

                                      -120-

      Advance with respect to a Loan Combination as contemplated in Section
      3.05(e)(C)(viii)), interest thereon being paid pursuant to clause (viii)
      below, or (B) to pay itself, with respect to any Trust Mortgage Loan or related REO Property (other than a Trust Mortgage Loan that is part of a
      Loan Combination or any successor Trust REO Loan or REO Property), any related earned Master Servicing Fee that remained unpaid in accordance with clause (iii) above following a Final Recovery Determination made with respect to such Trust Mortgage Loan or related REO Property and the deposit into such Master Servicer's Collection Account of all amounts received in connection therewith;

                  (viii)  at such time as it reimburses any Fiscal Agent, the
      Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance (excluding any such Advance that constitutes a
      Workout-Delayed Reimbursement Amount for which interest was paid under clause (vii) above) pursuant to clause (ii), (vi) or (vii) above, to pay any Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in that order (except that payments to the Special Servicer and such Master Servicer shall be made concurrently on a pro rata basis), any unpaid interest accrued and payable thereon in accordance with Section
      3.03(c), 3.03(d) or 4.03(d), as applicable; such Master Servicer's, the
      Special Servicer's, the Trustee's and/or any Fiscal Agent's right to payment pursuant to this clause (viii) with respect to interest on any
      Advance being permitted to be satisfied (A) in the case of interest on an
      Advance that has been or is determined to be a Nonrecoverable Advance, out of the sources out of which the related Advance may be satisfied as provided in clause (vii) above, as the case may be, and (B) in the case of interest on an Advance that has not been determined to be a Nonrecoverable
      Advance, (1) out of Default Charges collected on or in respect of the related Trust Mortgage Loan or Trust REO Loan during the Collection Period in which such Advance is reimbursed (the use of such Default Charges to be allocated pursuant to Section 3.26), and (2) to the extent that the
      Default Charges described in the immediately preceding clause (1) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Trust Mortgage Loans and any related REO Properties on deposit in such Master Servicer's Collection
      Account;

                  (ix)    to pay for property inspection costs and expenses
      incurred by the Trust Fund as an Additional Trust Fund Expense pursuant to
      Section 3.12(a);

                  (x)     (A) to pay itself, as additional servicing
      compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts held in such Master
      Servicer's Collection Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to such Collection
      Account for any Investment Period; and (2) any Prepayment Interest
      Excesses (after deduction of the amounts required to be deposited by such
      Master Servicer in such Collection Account for the related Distribution
      Date pursuant to Section 3.19(a) in connection with Prepayment Interest
      Shortfalls and Casualty/Condemnation Interest Shortfalls); and (B) to pay
      itself and the Special Servicer, as additional servicing compensation in accordance with Sections 3.11(b) and 3.11(d), respectively, Default
      Charges to the extent provided in clause seventh of Section 3.26(a);

                  (xi)    to pay for the cost of an independent appraiser or
      other expert in real estate matters retained pursuant to Section 3.03(e),
      3.09(a), 3.18 or 4.03(c), to the extent such cost is not required to be advanced hereunder;

                                      -121-

                  (xii)   to pay itself, the Special Servicer, the Depositor, or
      any of their respective Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03;

                  (xiii)  to pay for (A) the advice of counsel and other experts contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of
      Counsel contemplated by Sections 3.09(b)(ii), 3.20(b) and 11.02(a), (C)
      the cost of an Opinion of Counsel contemplated by Section 11.01(a),
      11.01(b) or 11.01(c) in connection with any amendment to this Agreement requested by such Master Servicer or the Special Servicer that protects or is in furtherance of the rights and interests of Certificateholders, and
      (D) the cost of recording this Agreement in accordance with Section
      11.02(a);

                  (xiv)   to pay itself, the Special Servicer, any of the
      Mortgage Loan Sellers, the Plurality Subordinate Certificateholder or any
      other Person, as the case may be, with respect to each Trust Mortgage
      Loan, if any, previously purchased by such Person pursuant to this
      Agreement and/or a related Loan Combination Intercreditor Agreement or mezzanine intercreditor agreement, all amounts received thereon subsequent to the date of purchase;

                  (xv)    to pay, out of general collections on the Mortgage
      Pool on deposit in such Master Servicer's Collection Account, to a
      Non-Trust Noteholder, any amount (other than normal monthly payments)
      specifically payable or reimbursable to such party by the Trust, in its capacity as holder of the related Trust Mortgage Loan that is a part of the related Loan Combination or any successor REO Loan with respect thereto, pursuant to the terms of the related Loan Combination
      Intercreditor Agreement;

                  (xvi)   to reimburse any Fiscal Agent, the Trustee, such
      Master Servicer and/or the Special Servicer, as applicable, for unreimbursed Advances, unpaid Master Servicing Fees and/or any unpaid interest on any Advances, but only to the extent that such items relate to a Trust Mortgage Loan that is part of a Loan Combination or any successor
      Trust REO Loan, each such party's respective rights to reimbursement pursuant to this clause (xvi) being limited to amounts on deposit in such
      Master Servicer's Collection Account that represent Liquidation Proceeds described in clauses (iv) through (ix) of the definition thereof; provided that, such items may only be reimbursed to any party pursuant to this clause (xvi) if and to the extent that such items have not been or are not simultaneously being reimbursed to such party pursuant to Section 3.05(e);
      and provided, further, that the amount of any unpaid Master Servicing
      Fees, unreimbursed Advances and/or unpaid interest on Advances reimbursable to any party pursuant to this clause (xvi) shall be reduced by any related unpaid Master Servicing Fees, unreimbursed Advances and unpaid interest on Advances in respect of the subject Trust Mortgage Loan or Trust REO Loan which, following the purchase or sale from which the subject Liquidation Proceeds have been derived, will continue to be payable or reimbursable under the related Loan Combination Intercreditor
      Agreement and/or any successor servicing agreement with respect to the related Loan Combination to such Master Servicer and/or the Special
      Servicer (and which amounts shall no longer be payable hereunder) if such
      Master Servicer and/or the Special Servicer has agreed to continue acting as a Master Servicer or special servicer, as the case may be, of the related Loan Combination following the removal of the related Trust
      Mortgage Loan from the Trust Fund;

                                      -122-

                  (xvii)  to remit to the Certificate Administrator for deposit into the Additional Interest Account the amounts required to be deposited pursuant to Section 3.04(d);

                  (xviii) [RESERVED];

                  (xix)   to pay the cost of any Environmental Assessment (to
      the extent not otherwise advanced pursuant to Section 3.09(c)) or any remedial, corrective or other action pursuant to Section 3.09(c);

                  (xx)    to withdraw any amounts deposited in error;

                  (xxi)   to withdraw any other amounts that this Agreement
      expressly provides may be withdrawn from such Master Servicer's Collection
      Account; and

                  (xxii)  to clear and terminate such Master Servicer's
      Collection Account at the termination of this Agreement pursuant to
      Section 9.01.

            Each Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from its Collection Account pursuant to clauses (ii)-(xix) above and such records shall be sufficient to determine the amounts attributable to REMIC
I.

            Each Master Servicer shall pay to the Special Servicer, the Trustee or any Fiscal Agent, on each P&I Advance Date from its Collection Account amounts permitted to be paid to the Special Servicer, the Trustee or any Fiscal
Agent therefrom based on a certificate of a Servicing Officer of the Special
Servicer or of a Responsible Officer of the Trustee or any Fiscal Agent,
received not later than 1:00 p.m. (New York City time) on the immediately preceding Determination Date and describing the item and amount to which the
Special Servicer, the Trustee or any Fiscal Agent, as the case may be, is entitled. The Master Servicers may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special
Servicer shall keep and maintain separate accounting for each Specially Serviced
Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the
Collection Accounts. With respect to each Mortgage Loan for which it makes an
Advance, the Trustee and any Fiscal Agent shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from the Collection Accounts for reimbursements of Advances or interest thereon.

            In addition, but subject to the preceding provisions of this Section
3.05(a), if at any time a Master Servicer is entitled to make a payment, reimbursement or remittance from its Collection Account, and the payment, reimbursement or remittance can be made from funds on deposit in such Collection
Account without any requirement that they be paid, reimbursed or remitted from funds that relate to a particular Mortgage Loan and the amounts on deposit in such Collection Account that are available to make such payment, reimbursement or remittance are insufficient and the amounts on deposit in the other Master
Servicer's Collection Account are sufficient to make up any shortfall in the requesting Master Servicer's Collection Account, then such other Master Servicer shall withdraw such funds from its Collection Account and make such payment, reimbursement or remittance within three (3) Business Days following a written request therefore from the requesting Master Servicer, which request shall be accompanied by an Officer's Certificate (1) either (x) stating that the requesting Master

                                      -123-

Servicer, the Special Servicer, the Trustee, any Fiscal Agent or another particular Person, as applicable, is entitled to such payment, reimbursement or remittance (and setting forth the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) or (y) forwarding a copy of any Officer's Certificate or other information provided by the Special
Servicer, the Certificate Administrator, the Trustee or any Fiscal Agent or any
comparable certification from another particular Person, as the case may be, that states that such Person is entitled to such payment, reimbursement or remittance (and the nature and amount of such payment, reimbursement or remittance and the party entitled thereto) and (2) stating that the requesting
Master Servicer does not then have on deposit in its Collection Account funds sufficient for such payment, reimbursement or remittance.

            In connection with any payments required to be made to a Non-Trust
Noteholder in accordance with Section 3.05(a)(xv), the applicable Master
Servicer may request a written statement from such Non-Trust Noteholder, describing the nature and amount of the item for which such party is seeking payment or reimbursement and setting forth the provision(s) of the related Loan
Combination Intercreditor Agreement pursuant to which such party believes it is entitled to reimbursement; provided that such Master Servicer may not condition payments required to be made to a Non-Trust Noteholder in accordance with
Section 3.05(a)(xv) upon receipt of such a written statement (other than as permitted under the related Loan Combination Intercreditor Agreement); and
provided, further, that to the extent such a written statement from a Non-Trust
Noteholder is received by such Master Servicer, such Master Servicer may conclusively rely, absent manifest error and consistent with the Servicing
Standard, upon such statement as to the nature and amount of the item for which reimbursement is sought.

            (b)   The Certificate Administrator may, from time to time, make withdrawals from the Distribution Account for any of the following purposes (in no particular order of priority):

                  (i)     to make deemed distributions to the Trustee as holder
      of the REMIC I Regular Interests, and to make distributions to
      Certificateholders on each Distribution Date, pursuant to Section 4.01 or
      9.01, as applicable;

                  (ii)    to pay itself or the Trustee or any of its directors,
      officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05;

                  (iii)   to pay itself, the Trustee and the Custodian
      respective portions of the Trust Administration Fee as contemplated by
      Section 8.05(a) hereof with respect to the Mortgage Loans;

                  (iv)    to pay for the cost of the Opinions of Counsel sought
      by it or the Trustee (A) as provided in clause (iv) of the definition of
      "Disqualified Organization", (B) as contemplated by Section 3.20(b),
      9.02(a) and 10.01(h), or (C) as contemplated by Section 11.01(a), 11.01(b)
      or 11.01(c) in connection with any amendment to this Agreement requested by the Trustee which amendment is in furtherance of the rights and interests of Certificateholders;

                  (v)     to pay any and all federal, state and local taxes
      imposed on any of the REMICs created hereunder or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, to the extent none of the Trustee, the REMIC Administrator, either Master Servicer or the Special Servicer is liable therefor pursuant to Section 10.01(i);

                                      -124-

                  (vi)    to pay the REMIC Administrator any amounts
      reimbursable to it pursuant to Section 10.01(e);

                  (vii)   to pay to the applicable Master Servicer any amounts
      deposited by such Master Servicer in the Distribution Account not required to be deposited therein;

                  (viii)  to withdraw any Interest Reserve Amount and deposit such Interest Reserve Amount into the Interest Reserve Account pursuant to
      Section 3.04(c);

                  (ix)    to pay itself interest and investment income earned in
      respect of amounts held in the Distribution Account as provided in Section
      3.06(b), but only to the extent of the Net Investment Earnings with respect to the Distribution Account for any Investment Period; and

                  (x)     to clear and terminate the Distribution Account at the
      termination of this Agreement pursuant to Section 9.01.

            (c)   The Certificate Administrator shall on each Distribution Date to occur in March of each year, prior to any distributions required to be made to Certificateholders on such date, withdraw from the Interest Reserve Account and deposit into the Distribution Account in respect of each Interest Reserve
Loan, an amount equal to the aggregate of the Interest Reserve Amounts deposited into the Interest Reserve Account pursuant to Section 3.04(c) during February and, if applicable, January of that year.

            (d)   The Certificate Administrator shall, on any Distribution Date, make withdrawals from the Additional Interest Account to the extent required to make the distributions of Additional Interest required by Section 4.01(b).

            (e)   The applicable Master Servicer may, from time to time, make withdrawals from each Loan Combination Custodial Account for any of the following purposes (the order set forth below not constituting an order of priority for such withdrawals):

                  (i)     to make remittances on each P&I Advance Date (or, with
      respect to a Non-Trust Noteholder, on such earlier or later date as provided for in the related Loan Combination Intercreditor Agreement) to the related Non-Trust Noteholder(s) and to the Trust in accordance with the related Loan Combination Intercreditor Agreements, such remittances to the Trust to be made to such Master Servicer's Collection Account;

                  (ii)    to reimburse any Fiscal Agent, the Trustee and itself,
      in that order, for unreimbursed P&I Advances made with respect to the related Trust Mortgage Loan that is part of the related Loan Combination or any successor Trust REO Loan, any Fiscal Agent's, the Trustee's and
      such Master Servicer's right to reimbursement pursuant to this clause (ii)
      with respect to any P&I Advance (other than any P&I Advance that has been or is determined to be a Nonrecoverable Advance, which shall be reimbursed in the manner contemplated in Section 3.05(a)(vii)) being limited to amounts that represent Late Collections of interest (net of related Master
      Servicing Fees) and principal (net of any related Workout Fee or Principal
      Recovery Fee) received in respect of the related Trust Mortgage Loan that is part of the related Loan Combination or any successor Trust REO Loan;
      provided, however, that if such P&I Advance

                                      -125-

      becomes a Workout-Delayed Reimbursement Amount, then such P&I Advance shall thereafter be reimbursed in the manner contemplated in Section
      3.05(a)(vii);

                  (iii)   to pay to itself and/or the holder of the Excess
      Servicing Strip earned and unpaid Master Servicing Fees (as allocable between such Master Servicer and such holder (if different from such
      Master Servicer)) in respect of the related Loan Combination (including, without limitation, any successor REO Loans comprising such), such Master
      Servicer's right to payment pursuant to this clause (iii) with respect to the related Loan Combination (including, without limitation, any successor
      REO Loans comprising such) being limited to amounts received on or in respect of such Mortgage Loans (whether in the form of payments,
      Liquidation Proceeds or Insurance Proceeds) or such REO Loans (whether in the form of REO Revenues, Liquidation Proceeds or Insurance Proceeds) that are allocable as a recovery of interest thereon;

                  (iv)    [RESERVED];

                  (v)     to pay the Special Servicer (or, if applicable, a
      predecessor Special Servicer) earned and unpaid Special Servicing Fees,
      Workout Fees and/or Principal Recovery Fees in respect of the related Loan
      Combination in the amounts provided in Section 3.11(c) and out of the collections contemplated by the applicable Loan Combination Intercreditor
      Agreement;

                  (vi)    to reimburse any Fiscal Agent, the Trustee, the
      Special Servicer or itself, in that order (with reimbursements to the
      Special Servicer and such Master Servicer to be made concurrently on a pro rata basis), for any unreimbursed Servicing Advances in respect of the related Loan Combination or any related Loan Combination REO Property, any
      Fiscal Agent's, the Trustee's, the Special Servicer's and such Master
      Servicer's respective rights to reimbursement pursuant to this clause (vi)
      with respect to any Servicing Advance being limited to payments made by or on behalf of the related Mortgagor and cure payments that are allocable to such Servicing Advance, or to Liquidation Proceeds, Insurance Proceeds
      and, if applicable, REO Revenues received in respect of the related Loan
      Combination or any related Loan Combination REO Property; provided, however, that if such Servicing Advance becomes a Workout-Delayed
      Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed in the manner contemplated in Section 3.05(a)(vii);

                  (vii)   to reimburse any Fiscal Agent, the Trustee, the
      Special Servicer or itself, in that order (except that reimbursements to the Special Servicer and such Master Servicer shall be made concurrently on a pro rata basis), for any unreimbursed Servicing Advances in respect of the related Loan Combination or any related Loan Combination REO
      Property that have been or are determined to be Nonrecoverable Advances out of REO Revenues, Liquidation Proceeds and Insurance Proceeds received on such Loan Combination or any related Loan Combination REO Property;
      provided that if REO Revenues, Liquidation Proceeds and Insurance Proceeds
      received on the related Loan Combination or any related Loan Combination
      REO Property are insufficient, then such Servicing Advance shall be reimbursed in the manner contemplated in Section 3.05(a)(vii);

                  (viii)  at such time as it reimburses any Fiscal Agent, the
      Trustee, the Special Servicer or itself, in that order, for any unreimbursed Advance pursuant to clause (ii), (vi) or (vii) above, to pay any Fiscal Agent, the Trustee, the Special Servicer or itself, as the case may be, in

                                      -126-

      that order (except that payments to the Special Servicer and such Master
      Servicer shall be made concurrently on a pro rata basis), any unpaid interest accrued and payable thereon in accordance with Section 3.03(d) or
      4.03(d), as applicable; such Master Servicer's, Special Servicer's,
      Trustee's and/or Fiscal Agent's right to payment pursuant to this clause
      (viii) with respect to interest on any Advance being permitted to be satisfied (A) out of Default Charges collected on or in respect of the related Loan Combination, during the Collection Period in which such
      Advance is reimbursed (the use of such Default Charges to be allocated pursuant to Section 3.26), (B) to the extent that the Default Charges described in the immediately preceding clause (A) are insufficient, but only at the same time or after such Advance has been reimbursed, out of general collections on the Loan Combination and any related Loan
      Combination REO Property on deposit in such Loan Combination Custodial
      Account, and (C) if general collections on the related Loan Combination and any related Loan Combination REO Property on deposit in such Loan
      Combination Custodial Account are insufficient and such Advance has been or is determined to be a Nonrecoverable Advance, out of the sources out of which the related Advance may be reimbursed as provided in Section
      3.05(a)(vii);

                  (ix)    to pay for property inspection costs and expenses
      incurred by the Trust Fund as an Additional Trust Fund Expense pursuant to
      Section 3.12(a), to the extent such costs and expenses relate to the related Loan Combination Mortgaged Property;

                  (x)     (A) to pay itself, as additional servicing
      compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts held in such Loan
      Combination Custodial Account as provided in Section 3.06(b), but only to the extent of the Net Investment Earnings with respect to such Loan
      Combination Custodial Account for any Investment Period; and (2) any
      Prepayment Interest Excess with respect to the Trust Mortgage Loan that is part of the related Loan Combination (after deduction of the amounts required to be deposited by such Master Servicer in its Collection Account for the related Distribution Date pursuant to Section 3.19(a) in connection with Prepayment Interest Shortfalls and Casualty/Condemnation
      Interest Shortfalls); and (B) to pay itself and the Special Servicer, as additional servicing compensation in accordance with Sections 3.11(b) and
      3.11(d), respectively, Default Charges with respect to such Loan
      Combination to the extent provided in clause seventh of Section 3.26(a);

                  (xi)    to pay for the cost of an independent appraiser or
      other expert in real estate matters retained pursuant to Section 3.03(e),
      3.09(a), 3.18 or 4.03(c), to the extent those costs relate to such Loan
      Combination and/or the related Loan Combination Mortgaged Property;

                  (xii)   to pay itself, the Special Servicer, the Depositor, or
      any of their respective Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03, to the extent such amounts relate to such Loan Combination and/or the related
      Loan Combination Mortgaged Property;

                  (xiii)  to pay for (A) the advice of counsel and other experts contemplated by Section 3.17(a)(iii), (B) the cost of the Opinions of
      Counsel contemplated by Sections 3.09(b)(ii), 3.20(b) and 11.02(a), and
      (C) the cost of recording the related Loan Combination Intercreditor
      Agreement and any required opinion of counsel related thereto and, to the extent

                                      -127-

      applicable pursuant to Section 11.02(a), the allocable portion of the cost of the Opinion of Counsel contemplated by Section 11.02(a) and, in the case of each of (A) and (B) preceding, to the extent such amounts relate to such Loan Combination and/or the related Loan Combination Mortgaged
      Property;

                  (xiv)   to pay itself, the Special Servicer, the related
      Mortgage Loan Seller, the Plurality Subordinate Certificateholder or any
      other Person, as the case may be, with respect to the related Trust
      Mortgage Loan in such Loan Combination, if previously purchased by such
      Person pursuant to this Agreement and/or a related Loan Combination
      Intercreditor Agreement or mezzanine intercreditor agreement, all amounts received thereon subsequent to the date of purchase;

                  (xv)    [RESERVED];

                  (xvi)   to pay the cost of any Environmental Assessment (to
      the extent not otherwise advanced pursuant to Section 3.09(c)) or any remedial, corrective or other action pursuant to Section 3.09(c), to the extent such costs relate to such Loan Combination and/or the related Loan
      Combination Mortgaged Property;

                  (xvii)  to withdraw any amounts deposited in error;

                  (xviii) to withdraw any other amounts that this Agreement
      expressly provides may be withdrawn from such Loan Combination Custodial
      Account; and

                  (xix)   to clear and terminate such Loan Combination Custodial
      Account at the termination of this Agreement pursuant to Section 9.01.

            The applicable Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis when appropriate, in connection with any withdrawal from a Loan Combination Custodial Account pursuant to clauses
(ii)-(xviii) above and such records shall be sufficient to determine the amounts attributable to REMIC I.

            The applicable Master Servicer shall, on or before 12:00 p.m. (New
York City time) on each P&I Advance Date (or, if a different date and/or time is provided under or pursuant to the related Loan Combination Intercreditor
Agreement with respect to remittances to be made to a Non-Trust Noteholder, such other date and/or time), remit to the Trust and the related Non-Trust
Noteholder(s), such amounts as are distributable in respect of each Mortgage
Loan that is part of a Loan Combination (or any successor REO Loan with respect thereto) pursuant to the corresponding Loan Combination Intercreditor Agreement, such remittances to the Trust to be made to its Collection Account and such remittances to the related Non-Trust Noteholder(s) to be made by wire transfer to the respective accounts designated by such Non-Trust Noteholder(s) pursuant to the related Loan Combination Intercreditor Agreements.

            The applicable Master Servicer shall pay to the Special Servicer, the Trustee or any Fiscal Agent on each P&I Advance Date from any Loan
Combination Custodial Accounts amounts permitted to be paid to the Special
Servicer, the Trustee or any Fiscal Agent therefrom based on a certificate of a
Servicing Officer of the Special Servicer or of a Responsible Officer of the
Trustee or any Fiscal Agent received not later than 1:00 p.m. (New York City time) on the immediately preceding

                                      -128-

Determination Date and describing the item and amount to which the Special
Servicer, the Trustee or any Fiscal Agent, as the case may be, is entitled. The applicable Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special
Servicer shall keep and maintain separate accounting for each Specially Serviced
Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from a Loan
Combination Custodial Account. With respect to each Mortgage Loan for which it makes an Advance, each of the Trustee and any Fiscal Agent shall similarly keep and maintain separate accounting for each Mortgage Loan, on a loan-by-loan and property-by-property basis, for the purpose of substantiating any request for withdrawal from a Loan Combination Custodial Account for reimbursements of
Advances or interest thereon.

            If and to the fullest extent that it is permitted to do so pursuant to the related Loan Combination Intercreditor Agreement, the applicable Master
Servicer shall, consistent with the Servicing Standard, use commercially reasonable efforts to seek payment from the related B-Note Loan Holder to cover
(or to reimburse the Trust for the payment of) any cost or expense, including the reimbursement of Advances and the payment of interest thereon, with respect to such Loan Combination or any related REO Property that is not (but, subject to available funds, would have been permitted to be) paid out of amounts otherwise payable to such B-Note Loan Holder.

            (f)   In addition, the Certificate Administrator may from time to time, make withdrawals from the Gain-on-Sale Reserve Account, the Additional
Interest Account and the Interest Reserve Account to pay itself interest and investment income earned in respect of amounts held in the Gain-on-Sale Reserve
Account, the Additional Interest Account and the Interest Reserve Account,
respectively, as provided in Section 3.06(b), but in each case only to the extent of the Net Investment Earnings with respect to the Gain-on-Sale Reserve
Account, the Additional Interest Account and the Interest Reserve Account,
respectively, for any Investment Period.

            SECTION 3.06.     Investment of Funds in the Servicing Accounts, the
                              Reserve Accounts, the Collection Accounts, the
                              Distribution Account, the Loan Combination
                              Custodial Accounts, the Additional Interest
                              Account, the Gain-on-Sale Reserve Account and the
                              REO Accounts.

            (a)   Each Master Servicer may direct in writing (pursuant to a
standing instruction or otherwise) any depository institution maintaining a
Servicing Account, a Reserve Account, its Collection Account or a Loan
Combination Custodial Account (each, for purposes of this Section 3.06, an
"Investment Account"), the Special Servicer may direct in writing (pursuant to a standing instruction or otherwise) any depository institution maintaining an REO
Account (also, for purposes of this Section 3.06, an "Investment Account"), and the Certificate Administrator may direct in writing (pursuant to a standing instruction or otherwise) any depository institution maintaining the
Distribution Account, the Gain-on-Sale Reserve Account, the Additional Interest
Account and the Interest Reserve Account (each also, for purposes of this
Section 3.06, an "Investment Account"), to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more
Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an
Investment Account shall be made in the

                                      -129-

name of the Trustee (in its capacity as such). The Master Servicers (with respect to Permitted Investments of amounts in the Servicing Accounts, the
Reserve Accounts, the Collection Accounts or the Loan Combination Custodial
Accounts) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Accounts), on behalf of the Trustee, and the Certificate
Administrator (with respect to Permitted Investments of amounts in the
Distribution Account, the Gain-on-Sale Reserve Account, the Additional Interest
Account and the Interest Reserve Account) on behalf of the Trustee shall (and in the case of the Master Servicers, the Special Servicer and the Certificate
Administrator, the Trustee hereby designates each Master Servicer, the Special
Servicer and the Certificate Administrator, as applicable, as the Person that shall) maintain continuous possession of any Permitted Investment that is either
(i) a "certificated security", as such term is defined in the UCC, or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. Possession of any such
Permitted Investment by either Master Servicer, the Special Servicer or the
Certificate Administrator shall constitute possession by the Trustee, as secured party, for purposes of Section 9-313 of the UCC and any other applicable law. If amounts on deposit in an Investment Account are at any time invested in a
Permitted Investment payable on demand, the Master Servicers (in the case of the
Collection Accounts, the Loan Combination Custodial Accounts, the Servicing
Accounts and the Reserve Accounts), the Special Servicer (in the case of the REO
Accounts) or the Certificate Administrator (in the case of the Distribution
Account, the Gain-on-Sale Reserve Account, the Additional Interest Account and
the Interest Reserve Account) shall:

                  (i)     consistent with any notice required to be given
      thereunder, demand that payment thereon be made on the last day such
      Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

                  (ii)    demand payment of all amounts due thereunder promptly
      upon determination by the applicable Master Servicer, the Special Servicer or the Certificate Administrator, as the case may be, that such Permitted
      Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b)   Whether or not the applicable Master Servicer directs the
investment of funds in any of the Servicing Accounts, the Reserve Accounts, its
Collection Account or the Loan Combination Custodial Accounts, interest and investment income realized on funds deposited therein, to the extent of the related Net Investment Earnings, if any, for each Investment Period and, in the case of a Reserve Account or a Servicing Account, to the extent not otherwise payable to the related Mortgagor in accordance with applicable law or the related Mortgage Loan documents, shall be for the sole and exclusive benefit of such Master Servicer and shall be subject to its withdrawal in accordance with
Section 3.03(a), 3.03(f) or 3.05(a), as applicable. Whether or not the Special
Servicer directs the investment of funds in any REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net
Investment Earnings, if any, for each Investment Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). Whether or not the Certificate
Administrator directs the investment of funds in the Distribution Account, the
Gain-on-Sale Reserve Account, the Additional Interest Account and the Interest
Reserve Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for each
Investment Period, shall be for the sole and exclusive benefit of the
Certificate Administrator and shall be subject to its withdrawal in accordance with Section 3.05(b) or 3.05(f), as applicable. If any loss shall be incurred in respect of any Permitted

                                      -130-

Investment on deposit in any Investment Account, the applicable Master Servicer
(in the case of the Servicing Accounts, the Reserve Accounts, its Collection
Account and the Loan Combination Custodial Accounts, excluding any accounts containing amounts invested solely for the benefit of, and at the direction of, the Mortgagor under the terms of the Mortgage Loan or applicable law), the
Special Servicer (in the case of the REO Accounts) and the Certificate
Administrator (in the case of the Distribution Account, the Gain-on-Sale Reserve
Account, the Additional Interest Account and the Interest Reserve Account) shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Investment Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such Investment Period
(except, in the case of any such loss with respect to a Servicing Account or
Reserve Account, to the extent the loss amounts represent amounts that were invested for the benefit of, and payable, to a Mortgagor under the terms of a
Mortgage Loan or applicable law).

            (c)   Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted
Investment, or if a default occurs in any other performance required under any
Permitted Investment and the Special Servicer or the applicable Master Servicer fails to deposit any losses with respect to such Permitted Investment pursuant to Section 3.06(b), the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to not less than 25% of the Voting
Rights allocated to any Class, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (d)   Notwithstanding the investment of funds held in any Investment
Account, for purposes of the calculations hereunder, including, without limitation, the calculation of the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such Investment Account.

            SECTION 3.07.     Maintenance of Insurance Policies; Errors and
                              Omissions and Fidelity Coverage.

            (a)   The Master Servicers, with respect to each of the Mortgage
Loans, including Specially Serviced Mortgage Loans, and the Special Servicer,
with respect to REO Properties, shall use reasonable efforts, consistent with the Servicing Standard, to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Loan documents, or if the
Mortgagor does not maintain, shall itself maintain for each Mortgaged Property all insurance coverage as is required under the related Mortgage; provided that if and to the extent that any such Mortgage permits the holder thereof any discretion (by way of consent, approval or otherwise) as to the insurance coverage that the related Mortgagor is required to maintain, the Master
Servicers shall exercise such discretion in a manner consistent with the
Servicing Standard and subject to the terms of this Section 3.07; and provided, further that, if and to the extent that a Mortgage so permits, the applicable
Master Servicer shall use reasonable efforts to cause the related Mortgagor to obtain the required insurance coverage from Qualified Insurers and required insurance coverage obtained by the Master Servicers shall be from Qualified
Insurers. The cost of any such insurance coverage obtained by either Master
Servicer or the Special Servicer shall be a Servicing Advance to be paid by the applicable Master Servicer pursuant to Section 3.03. If not required under the terms of the Mortgage or the Mortgage Loan documents, the Special Servicer may require that earthquake insurance be secured for one or more Mortgaged
Properties

                                      -131-

at the expense of the Trust Fund (including the Special Servicer's costs and expenses incurred in obtaining such insurance). Subject to Section 3.17(a), the
Special Servicer shall also cause to be maintained for each REO Property no less insurance coverage than was required of the Mortgagor under the related Mortgage as of the Closing Date; provided that all such insurance shall be obtained from
Qualified Insurers. All such insurance policies maintained by either Master
Servicer or the Special Servicer (i) shall contain (if they insure against loss to property and do not relate to an REO Property) a "standard" mortgagee clause, with loss payable to (or naming as an additional insured) the Trustee or the applicable Master Servicer on behalf of the Trustee (and, in the case of a Loan
Combination, the related Non-Trust Noteholder(s)) (in the case of insurance maintained in respect of Mortgage Loans); (ii) shall be in the name of the
Special Servicer (in the case of insurance maintained in respect of REO
Properties), on behalf of the Trustee; (iii) shall be non-cancelable without 30 days' prior written notice to the insured party or with respect to non-payment shall be non-cancelable without the insurer providing 10 days' prior notice;
(iv) in the case of a hazard insurance policy, shall include coverage in an amount not less than the lesser of (x) the full replacement cost of the improvements securing a Mortgaged Property or REO Property, as applicable, or
(y) the outstanding principal balance owing on the related Mortgage Loan or REO
Loan, as applicable, and in any event, the amount necessary to avoid the operation of any co-insurance provisions; (v) shall include a replacement cost endorsement providing no deduction for depreciation (unless such endorsement is not permitted under the related Mortgage Loan documents); (vi) shall include such other insurance, including, to the extent available at commercially reasonable rates, earthquake insurance, where applicable, as required under the applicable Mortgage or other Mortgage Loan documents; (vii) to the extent that the Mortgage or other Mortgage Loan documents specifically require terrorism coverage or the Mortgage requires the related Mortgagor to carry "all risk"
coverage, shall include terrorism coverage, unless the failure to obtain such terrorism coverage constitutes an Acceptable Insurance Default; and (viii) in each case such insurance shall be issued by an insurer authorized under applicable law to issue such insurance. Notwithstanding the foregoing, the
Master Servicers and the Special Servicer shall not be required to obtain, and shall not be in default hereunder for failing to obtain, (A) any insurance coverage that was previously required of the Mortgagor under the related
Mortgage if (a) such insurance is not available at any rate; (b) such insurance is not available from a Qualified Insurer (provided that either Master Servicer or the Special Servicer, as applicable, shall obtain such insurance from the next highest rated insurer offering such insurance at commercially reasonable rates); (c) subject to the prior approval of the Controlling Class
Representative (which approval is in any such case deemed granted if not denied within 10 Business Days after its receipt of the applicable Master Servicer's or the Special Servicer's request for such approval), such insurance is not available at commercially reasonable rates and, as determined by the applicable
Master Servicer or the Special Servicer following due inquiry conducted in a manner consistent with the Servicing Standard, the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at the then current market rates); or (d) the Trustee does not have an insurable interest in the related Mortgaged Property or REO Property or (B) any earthquake or environmental insurance policy on any Mortgaged Property unless such insurance policy was in effect at the time of the origination of the related Mortgage Loan or on the Closing Date pursuant to the terms of the related Mortgage Loan documents and is available at commercially reasonable rates, which determination shall be subject to the approval of the Controlling
Class Representative. In determining whether any insurance coverage is available or is available at reasonable rates, the applicable Master Servicer shall be entitled to rely, at is own expense, on insurance consultants in making such determination and any such determinations by the applicable Master Servicer must be made not less frequently (but need not be made more frequently) than annually
(or such other lesser period as may be required by the Servicing

                                      -132-

Standard) but in any event shall be made at the approximate date on which the applicable Master Servicer receives notice of the renewal, replacement or cancellation of coverage. Any amounts collected by either Master Servicer or the
Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case subject to the rights of any tenants and ground lessors, as the case may be, and in each case in accordance with the terms of the related Mortgage and the Servicing Standard)
shall be deposited in the applicable Master Servicer's Collection Account, subject to withdrawal pursuant to Section 3.05(a), in the case of amounts received in respect of a Mortgage Loan (other than a Loan Combination), or in the related Loan Combination Custodial Account, subject to withdrawal pursuant to Section 3.05(e), in the case of amounts received in respect of a Loan
Combination, or in the applicable REO Account, subject to withdrawal pursuant to
Section 3.16(c), in the case of amounts received in respect of an REO Property.
Any cost incurred by either Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            Notwithstanding the foregoing, with respect to the Mortgage Loans which either (x) require the Mortgagor to maintain "all risk" property insurance
(and do not expressly permit an exclusion for terrorism) or (y) contain provisions generally requiring the applicable Mortgagor to maintain insurance in types and against such risks as the holder of such Mortgage Loan reasonably requires from time to time in order to protect its interests, the applicable
Master Servicer will be required to (A) use reasonable efforts to monitor whether the insurance policies for the related Mortgaged Property contain
Additional Exclusions, (B) request the Mortgagor to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance and (C)
notify the Special Servicer if any insurance policy contains Additional
Exclusions or if any Mortgagor fails to purchase the insurance requested to be purchased by such Master Servicer pursuant to clause (B) above. If the Special
Servicer determines in accordance with the Servicing Standard that such failure is not an Acceptable Insurance Default, the Special Servicer shall notify the applicable Master Servicer and such Master Servicer shall cause such insurance to be maintained. Furthermore, the Special Servicer shall inform the Rating
Agencies as to such conclusions for those Mortgage Loans that (i) have one of the 10 highest outstanding Stated Principal Balances of all of the Mortgage
Loans then included in the Trust Fund or (ii) comprise more than 5% of the outstanding Stated Principal Balance of the Mortgage Loans then included in the
Trust Fund (and, if a Loan Combination satisfies clause (i) and/or clause (ii), the Special Servicer shall also inform the related Non-Trust Noteholder(s) as to such conclusion). During the period that the Special Servicer is evaluating the availability of such insurance, the applicable Master Servicer will not be liable for any loss related to its failure to require the Mortgagor to maintain such insurance and will not be in default of its obligations as a result of such failure and such Master Servicer will not itself maintain such insurance or cause such insurance to be maintained.

            (b)   If either Master Servicer or the Special Servicer shall obtain and maintain, or cause to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans and/or REO Properties that it is required to service and administer, then, to the extent such policy (i) is obtained from a Qualified Insurer and (ii)
provides protection equivalent to the individual policies otherwise required, such Master Servicer or the Special Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause

                                      -133-

hazard insurance to be maintained on the related Mortgaged Properties and/or REO
Properties. In the event that the Special Servicer causes any REO Property to be covered by such blanket policy, the incremental cost of such insurance applicable to such REO Property (other than any minimum or standby premium payable for such policy whether or not any REO Property is covered thereby)
shall be paid by the applicable Master Servicer as a Servicing Advance pursuant to Section 3.03. Such blanket policy or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the applicable Master Servicer or the Special Servicer, as appropriate, shall, if there shall not have been maintained on the related Mortgaged Property or REO
Property a hazard insurance policy complying with the requirements of Section
3.07(a), and there shall have been one or more losses that would have been covered by such policy, promptly deposit into its Collection Account (or, in the case of a Loan Combination Mortgaged Property or any Loan Combination REO
Property, into the related Loan Combination Custodial Account) from its own funds the amount not otherwise payable under the blanket policy or master force-placed policy because of such deductible clause to the extent the amount of such deductible exceeds the deductible permitted under the related Mortgage
Loan documents (or if the related Mortgage Loan documents are silent regarding a permitted deductible, a deductible for an individual policy that is consistent with the Servicing Standard). The applicable Master Servicer or the Special
Servicer, as appropriate, shall prepare and present, on behalf of itself, the
Trustee and the Certificateholders (and, in the case of a Loan Combination, the related Non-Trust Noteholder(s)), claims under any such blanket policy or master force-placed policy in a timely fashion in accordance with the terms of such policy.

            (c)   Each of the Master Servicers and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans or REO Properties are part of the Trust Fund) keep in force a fidelity bond with Qualified Insurers, such fidelity bond to be in such form and amount (determined by reference to the size of its servicing portfolio of commercial and multifamily mortgage loans) as would either permit it to be a qualified FNMA or FHLMC (whichever is greater) seller-servicer of multifamily mortgage loans, or in such other form and amount as would not cause an Adverse
Rating Event (as evidenced in writing from each Rating Agency). Each of the
Master Servicers and the Special Servicer shall be deemed to have complied with the foregoing provision if an Affiliate thereof has such fidelity bond coverage and, by the terms of such fidelity bond, the coverage afforded thereunder extends to the subject Master Servicer or the Special Servicer, as the case may
be.

            Each of the Master Servicers and the Special Servicer shall at all times during the term of this Agreement (or, in the case of the Special
Servicer, at all times during the term of this Agreement in which Specially
Serviced Mortgage Loans and/or REO Properties exist as part of the Trust Fund)
also keep in force with Qualified Insurers, a policy or policies of insurance covering loss occasioned by the errors and omissions of its officers and employees in connection with its servicing obligations hereunder, which policy or policies shall be in such form and amount (determined by reference to the size of its servicing portfolio of commercial and multifamily mortgage loans) as would either permit it to be a qualified FNMA or FHLMC (whichever is greater)
seller-servicer of multifamily mortgage loans, or in such other form and amount as would not result in an Adverse Rating Event (as evidenced in writing from each Rating Agency). Each of the Master Servicers and the Special Servicer shall be deemed to have complied with the foregoing provisions if an Affiliate thereof has such insurance and, by the terms of such policy or policies, the coverage afforded thereunder extends to the subject Master Servicer or the Special
Servicer, as the case may be. Any such errors and omissions policy shall provide for 10 days' written notice to the Trustee prior to cancellation.

                                      -134-

Each Master Servicer and the Special Servicer shall each cause the Trustee to be an additional loss payee on any policy currently in place or procured pursuant to the requirements of this Section 3.07(c).

            For so long as the long-term debt obligations of either Master
Servicer or the Special Servicer (or in the case of each initial Master Servicer and Special Servicer, their respective direct parent) are rated at least "A" or the equivalent by all of the Rating Agencies (or such lower rating as will not result in an Adverse Rating Event, as evidenced in writing by the Rating
Agencies), such Person may self-insure with respect to the risks described in this Section 3.07.

            (d)   Within 90 days of the Closing Date, with respect to each of the Mortgage Loans identified on Schedule II as being covered by an environmental insurance policy, the applicable Master Servicer (or the Special
Servicer in the case of a Specially Serviced Mortgage Loan) shall notify the insurer under such environmental insurance policy and take all other action necessary for the Trustee, on behalf of the Certificateholders (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)), to be an insured
(and for such Master Servicer (or the Special Servicer in the case of a
Specially Serviced Mortgage Loan), on behalf of the Trust Fund (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)), to make claims)
under such environmental insurance policy. In the event that the applicable
Master Servicer, in the case of a non-Specially Serviced Mortgage Loan, or the
Special Servicer, in the case of a Specially Serviced Mortgage Loan, has actual knowledge of any event (an "Insured Environmental Event") giving rise to a claim under any environmental insurance policy in respect of any Mortgage Loan covered thereby, such Master Servicer (or the Special Servicer in the case of a
Specially Serviced Mortgage Loan) shall, in accordance with the terms of such environmental insurance policy and the Servicing Standard, timely make a claim thereunder with the appropriate insurer and shall take such other actions in accordance with the Servicing Standard which are necessary under such environmental insurance policy in order to realize the full value thereof for the benefit of the Certificateholders (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)). Any legal fees, premiums or other out-of-pocket costs incurred in connection with any such claim under an environmental insurance policy shall be paid by the applicable Master Servicer and shall be reimbursable to it as a Servicing Advance. With respect to each environmental insurance policy that relates to one or more Mortgage Loans, the applicable Master Servicer shall review and familiarize itself with the terms and conditions relating to enforcement of claims and shall monitor the dates by which any claim must be made or any action must be taken under such policy to realize the full value thereof for the benefit of the Certificateholders (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)) in the event such Master Servicer has actual knowledge of an Insured Environmental
Event giving rise to a claim under such policy.

            In the event that the applicable Master Servicer (or the Special
Servicer in the case of a Specially Serviced Mortgage Loan) receives notice of any termination of any environmental insurance policy that relates to one or more Mortgage Loans, such Master Servicer (or the Special Servicer in the case of a Specially Serviced Mortgage Loan) shall, within five Business Days after receipt of such notice, notify the Special Servicer, the Controlling Class
Representative, the Rating Agencies, the Trustee and, in the case of a Loan
Combination, the related Non-Trust Noteholder(s) of such termination in writing.
Upon receipt of such notice, the applicable Master Servicer with respect to non-Specially Serviced Mortgage Loans, and the Special Servicer with respect to
Specially Serviced Mortgage Loans, shall address such termination in accordance with Section 3.07(a) in the same manner as it would the termination of any other
Insurance Policy required under the related Mortgage Loan documents. Any legal fees, premiums or other out-of-pocket costs incurred in connection with a resolution of such

                                      -135-

termination of an environmental insurance policy shall be paid by the applicable
Master Servicer and shall be reimbursable to it as a Servicing Advance.

            SECTION 3.08.     Enforcement of Alienation Clauses.

            (a)   The Master Servicers (with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans) and the Special Servicer (with respect to
Specially Serviced Mortgage Loans), on behalf of the Trustee as the mortgagee of record, shall enforce any "due-on-sale" or "due-on-encumbrance" clauses and any other restrictions contained in the related Mortgage or other related loan document on transfers or further encumbrances of the related Mortgaged Property and on transfers of interests in the related Mortgagor, unless either Master
Servicer or the Special Servicer, as the case may be, has (i) determined, in its reasonable judgment (exercised in accordance with the Servicing Standard and which, for the avoidance of doubt, would include a determination that any required conditions to a transfer have been met), that waiver of the lender's rights under such clauses or the waiver of such other restrictions, as applicable, would be in accordance with the Servicing Standard and (ii) complied with the applicable requirements, if any, of Section 6.11 and Section 6.12;
provided that:

                  (i)     subject to the related Mortgage Loan documents and
      applicable law, neither of the Master Servicers nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance"
      clause under any Trust Mortgage Loan that is a Significant Mortgage Loan, or if, taking into account existing debt on the subject Mortgaged Property
      (including any related Non-Trust Loan(s)) and the proposed additional debt as if such total debt were a single mortgage loan, the Loan-to-Value Ratio is equal to or greater than 85% or the Debt Service Coverage Ratio is equal to or less than 1.2x, unless it receives prior written confirmation from each Rating Agency that such action would not result in an Adverse
      Rating Event (except that prior written confirmation from Fitch shall not be required unless the Trust Mortgage Loan is a Significant Mortgage
      Loan);

                  (ii)    if the affected Trust Mortgage Loan is a Significant
      Mortgage Loan, then, subject to the related Mortgage Loan documents and applicable law, neither of the Master Servicers nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Trust Mortgage Loan until it has received written confirmation from each Rating Agency that such action would not result in an Adverse
      Rating Event; provided that, with respect to a waiver of a due-on-sale provision, in the event that such Mortgage Loan is not a Significant
      Mortgage Loan, and the Mortgage Loan documents contain a requirement for
      Rating Agency approval, either Master Servicer or the Special Servicer, subject to Section 6.11 and Section 6.12 may waive such requirement without Rating Agency approval in accordance with the Servicing Standard;

                  (iii)   subject to the related Mortgage Loan documents and
      applicable law, neither Master Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-encumbrance" clause under any Trust Mortgage Loan that is not a Specially Serviced Mortgage Loan until it has delivered to the
      Special Servicer its recommendation and analysis of the request, together with a copy of the materials and information upon which such recommendation is based, and has received the

                                      -136-

      consent of the Special Servicer (the giving of which consent shall be subject to the Servicing Standard and Section 6.11 and Section 6.12, which consent shall be deemed given if not denied in writing within 10 Business
      Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11 (or, in the case of a Loan Combination, the Loan
      Combination Controlling Party is entitled to object pursuant to Section
      6.12), 15 Business Days, (which 15 Business Days shall include the five
      Business Days specified in the proviso at the end of the first paragraph of Section 6.11) after receipt by the Special Servicer of the applicable
      Master Servicer's written recommendation and analysis and any additional information reasonably requested by the Special Servicer or the
      Controlling Class Representative);

                  (iv)    subject to the related Mortgage Loan documents and
      applicable law, neither Master Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" clause under any Trust Mortgage Loan that is not a Specially Serviced Mortgage Loan until it has received the consent of the Special Servicer (the giving of which consent shall be subject to the
      Servicing Standard and Section 6.11 and Section 6.12 (as applicable), which consent shall be deemed given if not denied in writing within 10
      Business Days (or, if the Controlling Class Representative is entitled to object pursuant to Section 6.11 (or, in the case of a Loan Combination, the Loan Combination Controlling Party is entitled to object pursuant to
      Section 6.12), 15 Business Days, (which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) of receipt by the Special Servicer of the applicable Master Servicer's written recommendation and analysis and any additional information reasonably requested by the Special Servicer or the
      Controlling Class Representative);

                  (v)     subject to the related Mortgage Loan documents and
      applicable law, neither of the Master Servicers nor the Special Servicer shall waive any right it has, or grant any consent it is otherwise entitled to withhold, in accordance with any related "due-on-sale" or
      "due-on-encumbrance" clause under any Mortgage Loan, or approve the assumption of any Mortgage Loan, unless in any such case, all associated costs and expenses are covered without any expense to the Trust (it being understood and agreed that, except as expressly provided herein, neither of the Master Servicers nor the Special Servicer shall be obligated to cover or assume any such costs or expenses); and

                  (vi)    neither of the Master Servicers nor the Special
      Servicer shall (to the extent that it is within the control thereof to prohibit such event) consent to the transfer of any Mortgaged Property that secures a Crossed Loan Group unless (i) all of the Mortgaged
      Properties securing such Crossed Loan Group are transferred simultaneously by the respective Mortgagor or (ii) it obtains the consent of the
      Controlling Class Representative, which consent shall be deemed given if not denied in writing within 10 Business Days (or, if the Controlling
      Class Representative is entitled to object pursuant to Section 6.11 (or, in the case of a Loan Combination, the Loan Combination Controlling Party
      is entitled to object pursuant to Section 6.12), 15 Business Days, which
      15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) of receipt by the Controlling Class Representative of written notice of such action and all reasonably requested information related thereto (or, if no information is requested, within 10 Business Days (or, if applicable, 15
      Business Days) of receipt of written notice).

                                      -137-

            If, in connection with an assumption of any Mortgage Loan, the applicable Mortgage Loan Seller bears the costs and expenses associated with such assumption in accordance with the terms of the applicable Mortgage Loan
Purchase Agreement, any costs and expenses subsequently recovered by the applicable Master Servicer from the related Mortgagor in respect of such assumption shall be promptly remitted by such Master Servicer to the applicable
Mortgage Loan Seller.

            In the case of any Mortgage Loan, the applicable Master Servicer and the Special Servicer shall each provide the other with all such information as each may reasonably request in order to perform its duties under this Section.

            In connection with any permitted assumption of any Mortgage Loan or waiver of a "due-on-sale" or "due-on-encumbrance" clause thereunder, the applicable Master Servicer, with respect to Mortgage Loans that are not
Specially Serviced Mortgage Loans, or the Special Servicer, with respect to the
Specially Serviced Mortgage Loans, shall prepare all documents necessary and appropriate for such purposes and shall coordinate with the related Mortgagor for the due execution and delivery of such documents.

            If either Master Servicer or the Special Servicer, as applicable, consents subsequent to the Closing Date to the incurrence by the principal(s) of a Mortgagor under a Trust Mortgage Loan of mezzanine financing or the incurrence by a Mortgagor of subordinate debt and enters into an intercreditor agreement, such servicer (to the extent it is permitted to do so under the related loan documents and applicable law and in accordance with the Servicing Standard)
shall require the related mezzanine or subordinate lender to agree to pay a
Principal Recovery Fee in connection with any purchase right that arises upon a loan default in the event such purchase occurs after the expiration of 60 days from the date the right to purchase arises under such intercreditor agreement.
The foregoing sentence shall not operate to modify the provisions of the preceding paragraph of this Section 3.08(a) regarding due-on-sale and due-on-encumbrance provisions.

            Notwithstanding anything to the contrary herein, with respect to the
Mortgage Loan (Sterling University Parks) identified on the Mortgage Loan
Schedule by identification number 50, the applicable Master Servicer shall determine, consistent with the Servicing Standard, whether the related Mortgagor has complied with the terms and conditions of that certain Consent to Transfer
Agreement, dated March 31, 2006, between Artesia Mortgage Capital Corporation, as lender, and University Parks - WACO TIC 24, LP, as borrower, and related to the transfer of the tenant in common interest in such Mortgagor held by EPC
Exchange Corporation, Inc. to Henderson Family Limited Partnership. No consent of the Special Servicer, the Controlling Class Representative or any Rating
Agency shall be required.

            (b)   Notwithstanding any other provisions of this Section 3.08, either Master Servicer with respect to Mortgage Loans that are not Specially
Serviced Mortgage Loans (without the Special Servicer's consent, but subject to delivering prior notice to the Special Servicer and the Controlling Class
Representative (and with respect to a Loan Combination, the related Non-Trust
Noteholder(s)) or the Special Servicer with respect to the Specially Serviced
Mortgage Loans, as applicable, may grant, without any Rating Agency confirmation as otherwise provided in paragraph (a) above, a Mortgagor's request for consent to subject the related Mortgaged Property to an easement, right-of-way or other similar agreement for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement, right-of-way or other similar

                                      -138-

agreement provided the applicable Master Servicer or the Special Servicer, as applicable, shall have determined in accordance with the Servicing Standard that such easement, right-of-way or other similar agreement shall not materially interfere with the then-current use of the related Mortgaged Property, the security intended to be provided by such Mortgage or the related Mortgagor's ability to repay the Mortgage Loan, or materially and adversely affect the value of such Mortgaged Property, or cause the Mortgage Loan to cease to be a qualified mortgage loan for REMIC purposes.

            SECTION 3.09.     Realization Upon Defaulted Mortgage Loans;
                              Required Appraisals.

            (a)   The Special Servicer shall, subject to Sections 3.09(b)
through 3.09(d), Section 6.11 and Section 6.12, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the corresponding Mortgaged Property by operation of law or otherwise in relation to such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, including, without limitation, pursuant to
Section 3.20. Subject to the second paragraph of Section 3.03(c), the applicable
Master Servicer shall advance all costs and expenses (other than costs or expenses that would, if incurred, constitute a Nonrecoverable Servicing Advance)
incurred by the Special Servicer in any such proceedings, and shall be entitled to reimbursement therefor as provided in Section 3.05(a) or Section 3.05(e), as applicable. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund (and, in the case of a
Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)), to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special Servicer in its reasonable judgment (exercised in accordance with the Servicing Standard) taking into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO
Property, the state of the local economy, the obligation to dispose of any REO
Property within the time period specified in Section 3.16(a) and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the applicable Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged
Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, it may, at the expense of the Trust Fund (and, in the case of a Loan Combination, at the expense of the related Non-Trust
Noteholder(s)), have an appraisal performed with respect to such property by an
Independent Appraiser or other expert in real estate matters; which appraisal shall take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a), including without limitation, any environmental, engineering or other third party reports available, and other factors that a prudent real estate appraiser would consider.

            With respect to each Required Appraisal Mortgage Loan, the Special
Servicer will be required to use commercially reasonable efforts to obtain a
Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance, net of related unreimbursed advances of principal, of less than $2,000,000, at the Special Servicer's option, an internal valuation performed by the Special Servicer) within 60 days of a Mortgage Loan becoming a
Required Appraisal Mortgage

                                      -139-

Loan (unless an appraisal meeting the requirements of a Required Appraisal was obtained for such Required Appraisal Mortgage Loan within the prior 12 months and the Special Servicer has no actual knowledge of a material adverse change in the condition of the related Mortgaged Property in which case such appraisal may be a letter update of the Required Appraisal) and thereafter shall obtain a
Required Appraisal (or with respect to any Mortgage Loan with an outstanding principal balance, net of related unreimbursed Advances of principal, of less than $2,000,000, an internal valuation performed by the Special Servicer) once every 12 months (or sooner if the Special Servicer has actual knowledge of a material adverse change in the condition of the related Mortgaged Property) if such Mortgage Loan remains a Required Appraisal Mortgage Loan. Following its receipt of such Required Appraisal or letter update or the completion of its internal valuation, the Special Servicer may, but shall not be required to, reduce the Appraised Value of the related Mortgaged Property based on its review of the Required Appraisal (or letter update or internal valuation) and any other information that the Special Servicer, consistent with the Servicing Standard, deems appropriate. The Special Servicer shall deliver a copy of each Required
Appraisal (or letter update or internal valuation) to the applicable Master
Servicer, the Controlling Class Representative and the Trustee within 10
Business Days of obtaining or performing such Required Appraisal (or letter update or internal valuation). Subject to the second paragraph of Section
3.03(c), the applicable Master Servicer shall advance the cost of such Required
Appraisal; provided, however, that such expense will be subject to reimbursement to such Master Servicer as a Servicing Advance out of its Collection Account
pursuant to Section 3.05(a)(vi) and 3.05(a)(vii) or, in the case of a Loan
Combination, out of the related Loan Combination Custodial Account pursuant to
Section 3.05(e)(vi) and 3.05(e)(vii).

            (b)   Notwithstanding any other provision of this Agreement, no
Mortgaged Property shall be acquired by the Special Servicer on behalf of the
Certificateholders (and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder) under such circumstances, in such manner or pursuant to such terms as would, in the reasonable judgment of the Special
Servicer (exercised in accordance with the Servicing Standard), (i) cause such
Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (unless the portion of such Mortgaged
Property that is not treated as "foreclosure property" and that is held by REMIC
I at any given time constitutes not more than a de minimis amount of the assets of REMIC I, within the meaning of Treasury regulations Section 1.860D-1(b)(3)(i)
and (ii)), or (ii) except as permitted by Section 3.17(a), subject the Trust
Fund to the imposition of any federal income taxes under the Code. Subject to the foregoing, however, a Mortgaged Property may be acquired through a single member limited liability company if the Special Servicer determines that such an action is appropriate to protect the Trust (and, in the case of a Loan
Combination Mortgaged Property, the related Non-Trust Noteholder(s)) from potential liability. The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

                  (i)     such personal property is incident to real property
      (within the meaning of Section 856(e)(1) of the Code) so acquired by the
      Special Servicer; or

                  (ii)    the Special Servicer shall have obtained an Opinion of
      Counsel (the cost of which may be withdrawn from the applicable Master
      Servicer's Collection Account pursuant to Section 3.05(a)) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on either, REMIC I or REMIC II under the
      REMIC Provisions or cause either of, REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding.

                                      -140-

            (c)   Neither Master Servicer (in such capacity) shall obtain title to a Mortgaged Property. Notwithstanding the foregoing provisions of this
Section 3.09, the Special Servicer shall not, on behalf of the Trust Fund (and, in the case of a Loan Combination, on behalf of the related Non-Trust
Noteholder(s)), obtain title to a Mortgaged Property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any
Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders (and, in the case of a Loan Combination Mortgaged
Property, on behalf of the related Non-Trust Noteholder(s)), could, in the reasonable judgment of the Special Servicer exercised in accordance with the
Servicing Standard, be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or "operator" of such
Mortgaged Property within the meaning of CERCLA or any comparable law (a
"potentially responsible party"), unless the Special Servicer has determined (as evidenced by an Officer's Certificate to such effect delivered to the Trustee
(and, in the case of a Loan Combination Mortgaged Property, the related
Non-Trust Noteholder(s)) that shall specify all of the bases for such determination), in accordance with the Servicing Standard, and based on an
Environmental Assessment of such Mortgaged Property performed by an Independent
Person who regularly conducts Environmental Assessments and performed within six months prior to any such acquisition of title or other action (a copy of which
Environmental Assessment shall be delivered to the Trustee, the Controlling
Class Representative, the applicable Master Servicer and, in the case of a Loan
Combination Mortgaged Property, to the related Non-Trust Noteholder(s)), that:

                  (i)     the Mortgaged Property is in compliance with
      applicable environmental laws and regulations or, if not, that it would
      (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the Certificateholders (and, in the case of a Loan Combination Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)) on a present value basis (the relevant discounting of anticipated collections that will be distributable to
      Certificateholders (and, in the case of a Loan Combination Mortgaged
      Property, on behalf of the related Non-Trust Noteholder(s)) to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions as are necessary to bring the Mortgaged Property into compliance therewith in all material respects; and

                  (ii)    there are no circumstances or conditions present at
      the Mortgaged Property relating to the use, management or disposal of
      Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would (taking into account the coverage provided under any related environmental insurance policy) maximize the recovery to the Certificateholders (and, in the case of a Loan Combination
      Mortgaged Property, on behalf of the related Non-Trust Noteholder(s)) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders (and, in the case of a
      Loan Combination Mortgaged Property, on behalf of the related Non-Trust
      Noteholder(s)) to be performed at the related Net Mortgage Rate) to acquire title to or possession of the Mortgaged Property and to take such actions with respect to the affected Mortgaged Property.

            The Special Servicer shall, in good faith, undertake reasonable efforts to make the determination referred to in the preceding paragraph and may conclusively rely on the Environmental

                                      -141-

Assessment referred to above in making such determination. The cost of any such
Environmental Assessment shall be covered by, and reimbursable as, a Servicing
Advance; and if any such Environmental Assessment so warrants, the Special
Servicer shall perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses
(i) and (ii) of the preceding paragraph have been satisfied (the cost of any such additional testing also to be covered by, and reimbursable as, a Servicing
Advance). The cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding paragraph shall be payable out of the applicable Collection Account or the applicable Loan
Combination Custodial Account pursuant to Section 3.05(a) or 3.05(e) (or, in the case of a Loan Combination Mortgaged Property, to the extent the funds in the related Loan Combination Custodial Account are insufficient, shall be advanced by the applicable Master Servicer, subject to Section 3.03(c)).

            (d)   If the environmental testing contemplated by Section 3.09(c)
above establishes that any of the conditions set forth in clauses (i) and (ii)
thereof has not been satisfied with respect to any Mortgaged Property securing a
Defaulted Mortgage Loan and there is no breach of a representation or warranty requiring repurchase under the applicable Mortgage Loan Purchase Agreement, the
Special Servicer shall take such action as is in accordance with the Servicing
Standard (other than proceeding against the Mortgaged Property). At such time as it deems appropriate, the Special Servicer may, on behalf of the Trust (and, if a Loan Combination is involved, the related Non-Trust Noteholder(s)), if and as applicable, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that, if such Mortgage Loan (or such Loan
Combination, if applicable) has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related
Mortgaged Property from the lien of the related Mortgage, (i) the Special
Servicer shall have notified the Rating Agencies, the Trustee, the Controlling
Class Representative, the applicable Master Servicer and, in the case of a Loan
Combination Mortgaged Property, the related Non-Trust Noteholder(s) in writing of its intention to so release all or a portion of such Mortgaged Property and the bases for such intention and (ii) the Trustee shall have notified the
Certificateholders in writing of the Special Servicer's intention to so release all or a portion of such Mortgaged Property.

            (e)   The Special Servicer shall report to the applicable Master
Servicer, the Controlling Class Representative, the Trustee and, in the case of a Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)
monthly in writing as to any actions taken by the Special Servicer with respect to any Mortgaged Property that represents security for a Defaulted Mortgage Loan as to which the environmental testing contemplated in Section 3.09(c) above has revealed that any of the conditions set forth in clauses (i) and (ii) thereof has not been satisfied, in each case until the earlier to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such
Mortgaged Property.

            (f)   The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, with respect to any Specially Serviced
Mortgage Loan, the advisability of seeking to obtain a deficiency judgment if the state in which the related Mortgaged Property is located and the terms of the Mortgage Loan permit such an action and shall, in accordance with the
Servicing Standard, seek such deficiency judgment if it deems advisable.

            (g)   Annually in each January, the Special Servicer shall on a
timely basis forward to the Master Servicers, all information required to be reported and the Master Servicers shall promptly prepare and file with the
Internal Revenue Service on a timely basis, the information returns with respect

                                      -142-

to the reports of foreclosures and abandonments and reports relating to any cancellation of indebtedness income with respect to any Mortgage Loan or
Mortgaged Property required by Sections 6050H (as applicable), 6050J and 6050P of the Code. Each Master Servicer shall prepare and file the information returns with respect to the receipt of any mortgage interest received in a trade or business from individuals with respect to any Mortgage Loan as required by
Section 6050H of the Code. All information returns shall be in form and substance sufficient to meet the reporting requirements imposed by the relevant sections of the Code.

            (h)   The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination in respect of any
Mortgage Loan or REO Property and the basis thereof. Each Final Recovery
Determination shall be evidenced by an Officer's Certificate (together with the basis and back-up documentation for the determination) delivered to the Trustee, the Controlling Class Representative, the applicable Master Servicer and, in the case of any Loan Combination or any Loan Combination REO Property, the related
Non-Trust Noteholder(s) no later than the third Business Day following such
Final Recovery Determination.

            (i)   Upon reasonable request of either Master Servicer, the Special
Servicer shall deliver to it and the related Sub-Servicer any other information and copies of any other documents in its possession with respect to a Specially
Serviced Mortgage Loan or the related Mortgaged Property.

            SECTION 3.10.     Trustee and Custodian to Cooperate; Release of
                              Mortgage Files.

            (a)   Upon the payment in full of any Trust Mortgage Loan, or the receipt by the applicable Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Master Servicer shall promptly notify the Trustee in writing, who shall cause the Custodian to release, by a certification (which certification shall be in the form of a
Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in such Master Servicer's
Collection Account pursuant to Section 3.04(a) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the related Mortgage File. Upon receipt of such certification and request, the
Trustee shall cause the Custodian to release, the related Mortgage File to the applicable Master Servicer and shall deliver to such Master Servicer such release or discharge, duly executed. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the applicable Master Servicer's Collection Account or the Distribution Account.

            Upon the payment in full of any Non-Trust Loan, or the receipt by the applicable Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, such Master Servicer shall promptly notify the related Non-Trust Noteholder in writing by a certification
(which certification shall be in the form of a Request for Release in the form of Exhibit D-1 attached hereto and shall be accompanied by the form of a release or discharge and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the related Loan Combination Custodial Account pursuant to
Section 3.04(h) have been or will be so deposited) of a Servicing Officer (a copy of which certification shall be delivered to the Special Servicer) and shall request delivery to it of the original Mortgage Note. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be

                                      -143-

chargeable to the related Loan Combination Custodial Account, the applicable
Master Servicer's Collection Account or the Distribution Account.

            (b)   If from time to time, and as appropriate for servicing or
foreclosure of any Mortgage Loan, either Master Servicer or the Special Servicer shall otherwise require any Mortgage File (or any portion thereof) (or the original of the Mortgage Note for a Non-Trust Loan), the Custodian, upon request of the applicable Master Servicer and receipt from such Master Servicer of a
Request for Release in the form of Exhibit D-1 attached hereto signed by a
Servicing Officer thereof, or upon request of the Special Servicer and receipt from the Special Servicer of a Request for Release in the form of Exhibit D-2 attached hereto, shall release, or cause the Custodian to release, such Mortgage
File (or portion thereof) (and, in the case of a Non-Trust Loan, the applicable
Master Servicer shall request (and shall use commercially reasonably efforts to cause) the related Non-Trust Noteholder to release the Mortgage Note for such
Mortgage Loan) to such Master Servicer or the Special Servicer, as the case may
be. Upon return of such Mortgage File (or portion thereof) to the Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the
Special Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the applicable Collection Account or the applicable Loan Combination Custodial Account pursuant to Section 3.04(a) or
Section 3.04(h), as the case may be, have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Custodian to the applicable Master Servicer or the
Special Servicer, as the case may be.

            (c)   Within seven Business Days (or within such shorter period (but no less than three Business Days) as execution and delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of the
Special Servicer's request therefor, the Trustee shall execute and deliver to the Special Servicer (or the Special Servicer may execute and deliver in the name of the Trustee (on behalf of the Certificateholders and, in the case of a
Loan Combination Mortgaged Property, the related Non-Trust Noteholder(s)) based on a limited power of attorney issued in favor of the Special Servicer pursuant to Section 3.01(b)), in the form supplied to the Trustee, any court pleadings, requests for trustee's sale or other documents stated by the Special Servicer to be reasonably necessary to the foreclosure or trustee's sale in respect of a
Mortgaged Property or REO Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or any other document or agreement that in the Special
Servicer's reasonable judgment is required to be executed in connection with the servicing of any Mortgage Loan or REO Property, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity or to defend any legal action or counterclaim filed against the
Trust Fund, either Master Servicer, the Special Servicer or, if applicable, the related Non-Trust Noteholder. Together with such documents or pleadings, the
Special Servicer shall deliver to the Trustee (and, if applicable, the related
Non-Trust Noteholder(s)) a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee (on behalf of the Certificateholders and, in the case of a Loan Combination, also on behalf of the related Non-Trust
Noteholder(s)) will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                                      -144-

            SECTION 3.11.     Servicing Compensation.

            (a)   As compensation for its activities hereunder, each Master
Servicer shall be entitled to receive the Master Servicing Fee with respect to each Mortgage Loan (including each Specially Serviced Mortgage Loan) and each
REO Loan in respect of which it is the applicable Master Servicer. As to each such Mortgage Loan and REO Loan, the Master Servicing Fee shall accrue at the related Master Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan, which will be either a 30/360 Basis or an Actual/360
Basis (or, in the event of a Principal Prepayment in full or other Liquidation
Event with respect to a Mortgage Loan or an REO Loan, on the basis of the actual number of days to elapse from and including the related Due Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Master Servicing Fee with respect to any Mortgage
Loan or any REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. Earned but unpaid Master Servicing Fees shall be payable monthly on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. Each Master Servicer shall be entitled to recover unpaid Master Servicing Fees in respect of any
Mortgage Loan or any REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a)(iii) or Section 3.05(e), as applicable, and in the case of a Trust Mortgage Loan or a Trust REO Loan, out of such other amounts as may be permitted by Section 3.05(a). The right to receive the Master Servicing
Fee may not be transferred in whole or in part except in connection with the transfer of all of either Master Servicer's responsibilities and obligations under this Agreement or the transfer of all or a portion of either Master
Servicer's right to receive the Excess Servicing Strip.

            Notwithstanding anything herein to the contrary, either Master
Servicer (and its successors and assigns) may at its option assign or pledge to any third party or retain for itself the Excess Servicing Strip (in any event, in whole as to the entire portion of the Mortgage Pool serviced by it but not in part); provided that any assignee or pledgee of the Excess Servicing Strip must be a Qualified Institutional Buyer or Institutional Accredited Investor (other than a Plan); and provided, further, that no transfer, sale, pledge or other assignment of the Excess Servicing Strip shall be made unless that transfer, sale, pledge or other assignment is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws and is otherwise made in accordance with the Securities Act and such state securities laws; and provided, further, that in the event of any resignation or termination of Midland or Wells Fargo in its capacity as a Master
Servicer, all or any portion of the Excess Servicing Strip may be reduced by the
Trustee through a reduction in the Excess Servicing Strip Rate with respect to one or more Mortgage Loans and REO Loans that were serviced by the resigned or terminated Master Servicer to the extent reasonably necessary (in the sole discretion of the Trustee) for the Trustee to obtain a qualified successor
Master Servicer (which successor may include the Trustee) that meets the requirements of Section 6.04 and that requires market rate servicing compensation (including compensation necessary to pay primary servicing fees)
that accrues at a per annum rate in excess of the sum of (i) 0.01% (one basis point) per annum, and (ii) with respect to any Mortgage Loan or REO Loan that is not primary serviced by Midland or Wells Fargo, as the case may be, the primary servicing fee rate, if any, for such Mortgage Loan or REO Loan. Midland or Wells
Fargo, as the case may be, and each holder of the Excess Servicing Strip desiring to effect a transfer, sale, pledge or other assignment of the Excess
Servicing Strip shall, and Midland and Wells Fargo hereby agrees, and each such holder of the Excess Servicing Strip by its acceptance of the Excess Servicing
Strip shall be deemed to have agreed, in connection with any transfer of the
Excess Servicing Strip effected by such

                                      -145-

Person, to indemnify the Certificateholders, the Trust, the Depositor, the
Underwriters, the Trustee, the Certificate Administrator, the Custodian, any
Fiscal Agent, the other Master Servicer, the Certificate Registrar and the
Special Servicer against any liability that may result if such transfer is not exempt from registration and/or qualification under the Securities Act or other applicable federal and state securities laws or is not made in accordance with such federal and state laws or in accordance with the foregoing provisions of this paragraph. By its acceptance of the Excess Servicing Strip, the holder thereof shall be deemed to have agreed (i) to keep all information relating to the Trust and the Trust Fund and made available to it by the applicable Master
Servicer confidential (except as permitted pursuant to clause (iii) below or, in the case of such Master Servicer, as contemplated hereby in the performance of its duties and obligations hereunder), (ii) not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificate
pursuant to the Securities Act, and (iii) not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such holder's auditors, legal counsel and regulators, except to the extent such disclosure is required by law, court order or other legal requirement or to the extent such information is of public knowledge at the time of disclosure by such holder or has become generally available to the public other than as a result of disclosure by such holder;
provided, however, that such holder may provide all or any part of such information to any other Person who is contemplating an acquisition of the
Excess Servicing Strip if, and only if, such Person (x) confirms in writing such prospective acquisition and (y) agrees in writing to keep such information confidential, not to use or disclose such information in any manner that could result in a violation of any provision of the Securities Act or other applicable securities laws or that would require registration of the Excess Servicing Strip or any Non-Registered Certificates pursuant to the Securities Act and not to disclose such information, and to cause its officers, directors, partners, employees, agents or representatives not to disclose such information, in any manner whatsoever, in whole or in part, to any other Person other than such
Persons' auditors, legal counsel and regulators. From time to time following any transfer, sale, pledge or assignment of the Excess Servicing Strip, the Person then acting as the applicable Master Servicer shall pay, out of each amount paid to such Master Servicer as Master Servicing Fees with respect to any Mortgage
Loan or REO Loan, as the case may be, the portion of the Excess Servicing Strip attributable to such Mortgage Loan or REO Loan to the holder of the Excess
Servicing Strip within one Business Day following the payment of such Master
Servicing Fees to such Master Servicer, in each case in accordance with payment instructions provided by such holder in writing to such Master Servicer. The holder of the Excess Servicing Strip shall not have any rights under this
Agreement except as set forth in the preceding sentences of this paragraph. Each
Master Servicer shall pay the Excess Servicing Strip to the holder of the Excess
Servicing Strip (i.e., Midland or Wells Fargo, as the case may be, or any such third party) at such time and to the extent such Master Servicer is entitled to receive payment of its Master Servicing Fees hereunder, notwithstanding any resignation or termination of Midland or Wells Fargo, as the case may be, hereunder (subject to reduction as provided above and in the next paragraph).

            In the event that Midland or Wells Fargo, as the case may be, is terminated or resigns as Master Servicer, it (and its successors and assigns)
will be entitled to retain the Excess Servicing Strip, except to the extent that any portion of such Excess Servicing Strip is needed (as determined by the
Trustee in its sole discretion) to compensate any replacement Master Servicer for assuming the duties of Midland or Wells Fargo, as the case may be, under this Agreement.

                                      -146-

            (b)   Additional master servicing compensation in the form of:

                  (i)     any and all Default Charges (or portion thereof that
      is comprised of late payment charges) collected with respect to a Mortgage
      Loan that is not a Specially Serviced Mortgage Loan, to the extent provided in clause seventh of Section 3.26(a);

                  (ii)    50% of any and all assumption application fees,
      assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees actually paid by a Mortgagor with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan (provided, however, that if the consent of the Special Servicer is not required pursuant to the terms of this Agreement in connection with the underlying servicing action, then the applicable Master Servicer shall be entitled to receive 100% of such fees);

                  (iii)   any and all charges for beneficiary statements or
      demands, amounts collected for checks returned for insufficient funds and other loan processing fees actually paid by a Mortgagor with respect to a
      Mortgage Loan that is not a Specially Serviced Mortgaged Loan and, in the case of checks returned for insufficient funds, with respect to a
      Specially Serviced Mortgage Loan;

                  (iv)    any and all Prepayment Interest Excesses collected
      with respect to a Trust Mortgage Loan, including a Specially Serviced
      Mortgage Loan (after deduction of the amounts required to be deposited by the applicable Master Servicer in its Collection Account for the related
      Distribution Date pursuant to Section 3.19(a) in connection with
      Prepayment Interest Shortfalls and Casualty/Condemnation Interest
      Shortfalls);

                  (v)     interest or other income earned on deposits in the
      Investment Accounts maintained by either Master Servicer (but only to the extent of the Net Investment Earnings, if any, with respect to any such
      Investment Account for each Collection Period and, further, in the case of a Servicing Account or Reserve Account, only to the extent such interest or other income is not required to be paid to any Mortgagor under applicable law or under the related Mortgage Loan documents); and

                  (vi)    other customary charges;

may be retained by the Master Servicers (subject to Section 3.11(e) and are not required to be deposited in the Collection Accounts; provided that either Master
Servicer's right to receive Default Charges pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay, or reimburse the Trust for, interest on Advances, Additional Trust Fund Expenses and property inspection costs in respect of the related Mortgage Loan or REO
Loan as provided in Sections 3.03(d), 3.12(a) and 4.03(d) or as otherwise provided in Section 3.26. Any of the amounts described in clauses (i) through
(v) that are collected by the Special Servicer shall be promptly paid to the applicable Master Servicer.

            Each Master Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any of its Sub-Servicers and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable

                                      -147-

directly out of its Collection Account or, with respect to a Loan Combination, out of the related Loan Combination Custodial Account, and the Master Servicers
shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

            (c)   As compensation for its activities hereunder, the Special
Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and each REO Loan. As to each Specially
Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue at the Special Servicing Fee Rate and on the same principal amount respecting which the related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed and calculated on the same interest accrual basis as that Mortgage Loan, which will be either a 30/360
Basis or an Actual/360 Basis (or, in the event of a Principal Prepayment in full or other Liquidation Event with respect to a Mortgage Loan or REO Loan, on the basis of the actual number of days to elapse from and including the related Due
Date to but excluding the date of such Principal Prepayment or Liquidation Event in a month consisting of 30 days). The Special Servicing Fee with respect to any
Specially Serviced Mortgage Loan or REO Loan shall cease to accrue as of the date a Liquidation Event occurs in respect thereof or it becomes a Corrected
Mortgage Loan. Subject to the penultimate paragraph of Section 3.11(c), earned but unpaid Special Servicing Fees shall be payable monthly out of related
Liquidation Proceeds and then general collections on the Mortgage Loans and any
REO Properties on deposit in the Collection Accounts pursuant to Section
3.05(a).

            As further compensation for its activities hereunder, the Special
Servicer shall be entitled to receive the Workout Fee with respect to each
Corrected Mortgage Loan, so long as such loan remains a Corrected Mortgage Loan.
As to each Corrected Mortgage Loan, the Workout Fee shall be payable out of, and shall be calculated by application of the Workout Fee Rate to, each collection of interest (other than Additional Interest and Penalty Interest) and principal received on such Mortgage Loan for so long as it remains a Corrected Mortgage
Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if a Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided that a new Workout
Fee would become payable if and when such Mortgage Loan again became a Corrected
Mortgage Loan. If the Special Servicer is terminated or resigns, it will retain the right to receive any and all Workout Fees payable with respect to any
Specially Serviced Mortgage Loan that became a Corrected Mortgage Loan during the period that it acted as Special Servicer and remained a Corrected Mortgage
Loan at the time of its termination or resignation or if the Special Servicer resolved the circumstances and/or conditions (including by way of a modification of the related Mortgage Loan documents) causing the Mortgage Loan to be a
Specially Serviced Mortgage Loan, but the Mortgage Loan had not as of the time the Special Servicer is terminated or resigns become a Corrected Mortgage Loan because the related Mortgagor had not made three consecutive monthly debt service payments and subsequently becomes a Corrected Mortgage Loan as a result of making such three consecutive payments. The successor Special Servicer will not be entitled to any portion of those Workout Fees.

            In addition, subject to the following sentence, the Special Servicer shall be entitled to a Principal Recovery Fee with respect to each Specially
Serviced Mortgage Loan (or Qualified Substitute Mortgage Loan substituted in lieu thereof) for which it obtains a full or discounted payoff from the related
Mortgagor, and the Special Servicer shall also be entitled to the Principal
Recovery Fee with respect to any Specially Serviced Mortgage Loan or REO
Property as to which it receives any Liquidation Proceeds or Insurance Proceeds and allocable as a recovery of principal, interest (other than Additional
Interest and Penalty Interest) and expenses in accordance with Section 3.02(b)
or the

                                      -148-

definition of "REO Loan", as applicable; and as to each such Specially Serviced
Mortgage Loan and REO Loan, the Principal Recovery Fee shall be payable from, and will be calculated by application of the Principal Recovery Fee Rate to the related payment or proceeds. Notwithstanding the foregoing, no Principal
Recovery Fee shall be payable in connection with, or out of proceeds received in connection with: the repurchase or substitution of any Mortgage Loan or REO
Property by a Mortgage Loan Seller pursuant to the related Mortgage Loan
Purchase Agreement due to a Breach or a Document Defect within (i) the time period (or extension thereof) provided for such repurchase or substitution or
(ii) if such repurchase or substitution occurs after such time period (or extension thereof) and the Mortgage Loan Seller was acting in good faith to resolve such Breach or Document Defect; or the purchase of any Trust Mortgage
Loan or related REO Property by the Plurality Subordinate Certificateholder, the
Special Servicer or any Person (except an assignee meeting the requirements of
Section 3.18(c)) pursuant to Section 3.18, by the related B-Note Loan Holder pursuant to the related Loan Combination Intercreditor Agreement unless the purchase price with respect thereto includes the Principal Recovery Fee, or by a
Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder pursuant to Section 9.01; or the purchase of any Mortgage Loan by a mezzanine lender pursuant to the related mezzanine intercreditor agreement unless the purchase price with respect thereto includes the Principal Recovery
Fee; or the removal of any Mortgage Loan or REO Property from the Trust by the
Sole Certificate Owner in connection with an exchange of all of the outstanding
Certificates owned by the Sole Certificate Owner for all of the Trust Mortgage
Loans and each REO Property remaining in the Trust Fund pursuant to Section
9.01; and further no Principal Recovery Fee shall, with respect to any Mortgage
Loan, be payable (i) in connection with a Periodic Payment received in connection with such Mortgage Loan or (ii) to the extent a Workout Fee is payable concerning the related payment, Liquidation Proceeds or Insurance
Proceeds.

            Notwithstanding the foregoing, any Special Servicing Fee, Workout
Fee and/or Principal Recovery Fee payable in accordance with the three preceding paragraphs with respect to a Loan Combination (including, without limitation, any successor REO Loans comprising same) shall be paid from the collections received on such Loan Combination on deposit in the related Loan Combination
Custodial Account that may be applied to pay such fees in accordance with the related Loan Combination Intercreditor Agreement, pursuant to Section 3.05(e).
Insofar as any Special Servicing Fee, Workout Fee and/or Principal Recovery Fee
is payable in respect of a Non-Trust Loan, such fee shall be payable solely from collections in respect of such Non-Trust Loan.

            The Special Servicer's right to receive the Special Servicing Fee, the Workout Fee and the Principal Recovery Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special
Servicer's responsibilities and obligations under Sections 6.02, 6.04 and 6.09.

            (d)   Additional servicing compensation in the form of: (i) all
Default Charges (or portion thereof that is comprised of late payment charges)
collected with respect to Specially Serviced Mortgage Loans, to the extent provided in clause seventh of Section 3.26(a), and (subject to Section
3.11(b)(ii)) assumption application fees collected with respect to Specially
Serviced Mortgage Loans and (ii) one-hundred percent (100%) of any assumption fee or modification fee to the extent actually paid by a Mortgagor with respect to any Specially Serviced Mortgage Loan and (subject to Section 3.11(b)(ii)) 50%
of all assumption application fees, assumption fees, modification fees, extension fees, consent fees, release fees, waiver fees, fees paid in connection with defeasance and earn-out fees actually paid by a Mortgagor with respect to any non-Specially Serviced Mortgage Loan that is a

                                      -149-

Mortgage Loan for which Special Servicer consent is required shall be retained by the Special Servicer or promptly paid to the Special Servicer by the applicable Master Servicer (subject to Section 3.11(e)) and shall not be required to be deposited in the applicable Collection Account or any Loan
Combination Custodial Account, as the case may be; provided that the Special
Servicer's right to receive Default Charges pursuant to clause (i) above shall be limited to the portion of such items that have not been applied to pay or reimburse the Trust for interest on Advances, Additional Trust Fund Expenses and property inspection costs in respect of the related Mortgage Loan as provided in
Sections 3.03(d), 3.12(a) and 4.03(d) or as otherwise provided in Section 3.26.
The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) interest or other income earned on deposits in the REO
Accounts, if established, in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to the REO Accounts for each Collection Period); and (ii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Servicing Accounts maintained by the Special Servicer. The
Special Servicer shall be required to pay out of its own funds all general and administrative expenses incurred by it in connection with its servicing activities hereunder, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in Section 3.05(a) and/or
Section 3.05(e) if and to the extent such expenses are not payable directly out of either Collection Account, the Loan Combination Custodial Accounts or the REO
Accounts, as the case may be.

            (e)   If either Master Servicer or the Special Servicer collects an assumption fee or an assumption application fee in connection with any transfer or proposed transfer of any interest in a Mortgagor or a Mortgaged Property in respect of a Mortgage Loan, then (notwithstanding anything herein to the contrary) such Master Servicer or the Special Servicer, as applicable, will apply that fee to cover the costs and expenses associated with that transfer or proposed transfer that are not otherwise paid by the related Mortgagor and that would otherwise be payable or reimbursable out of the Trust Fund, including any
Rating Agency fees and expenses to the extent such fees and expenses are collectible under applicable law and such Master Servicer or the Special
Servicer, as appropriate, fails to enforce such requirement in accordance with the related Mortgage Loan documents. Any remaining portion of such assumption fee or of such assumption application fee will be applied as additional compensation to such Master Servicer or the Special Servicer in accordance with this Section 3.11. Neither of the Master Servicers nor the Special Servicer
shall waive any assumption fee or assumption application fee, to the extent it would constitute additional compensation for the other such party, without the consent of such other party.

            SECTION 3.12.     Property Inspections; Collection of Financial
                              Statements; Delivery of Certain Reports.

            (a)   The Special Servicer shall perform or cause to be performed a physical inspection of a Mortgaged Property as soon as practicable after a related Mortgage Loan becomes a Specially Serviced Mortgage Loan, provided that such expense shall be reimbursable first out of Default Charges otherwise payable to the Special Servicer and the Master Servicers, then as an Additional
Trust Fund Expense (other than an expense allocable to a Non-Trust Loan, which shall be reimbursable from the related Loan Combination Custodial Account). In addition, after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, the
Special Servicer shall perform or cause to be performed a physical inspection of the related Mortgaged Property at least once per calendar year, so long as such
Mortgage Loan remains a Specially Serviced Mortgage Loan. Beginning in 2007, the
applicable Master Servicer for each Mortgage Loan other than a Specially
Serviced Mortgage Loan or REO Loan, shall at its

                                      -150-

expense perform or cause to be performed an inspection of all the Mortgaged
Properties at least once per calendar year unless such Mortgaged Property has been inspected in such calendar year by the Special Servicer. The Special
Servicer and each Master Servicer shall each prepare (and, in the case of the
Special Servicer, shall deliver to the applicable Master Servicer) a written report of each such inspection performed by it that sets forth in detail the condition of the Mortgaged Property and that specifies the existence of: (i) any sale, transfer or abandonment of the Mortgaged Property of which it is aware,
(ii) any change in the condition, occupancy or value of the Mortgaged Property of which such Master Servicer or the Special Servicer, as applicable, is aware and considers material, or (iii) any visible waste committed on the Mortgaged
Property of which such Master Servicer or the Special Servicer, as applicable, is aware and considers material. Each Master Servicer shall, within 45 days of the related inspection, deliver such reports complete with any photographs taken thereof in an electronic format to the Trustee (upon request) and to the
Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)), and the Trustee shall obtain from the applicable Master Servicer and, subject to Section 3.15, make copies of all such inspection reports available for review by any requesting Certificateholder and
Certificate Owner during normal business hours at the offices of the Trustee at all times after Trustee's receipt thereof. Upon written request and at the expense of the requesting party, the Trustee shall obtain from the applicable
Master Servicer and deliver copies of any such inspection reports to
Certificateholders and Certificate Owners. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced
Mortgage Loan, provided that the Special Servicer obtains the approval of the applicable Master Servicer prior to such inspection, and provides a copy of such inspection to such Master Servicer; and provided, further, that such Master
Servicer and the Special Servicer shall not both inspect a Mortgaged Property that is not securing a Specially Serviced Mortgage Loan in the same calendar year. If the Special Servicer performs such inspection, such inspection shall satisfy the applicable Master Servicer's inspection obligations pursuant to this paragraph (a).

            (b)   The Special Servicer shall from time to time (and, in any
event, upon request) provide the applicable Master Servicer with such information in its possession regarding the Specially Serviced Mortgage Loans and REO Properties as may be necessary for such Master Servicer to prepare each report and any supplemental information to be provided by such Master Servicer to the Certificate Administrator. Without limiting the generality of the foregoing, not later than 12:00 p.m. (New York City time) on the Business Day following each Determination Date, beginning in June 2006, the Special Servicer shall prepare and deliver or cause to be delivered to the applicable Master
Servicer the CMSA Special Servicer Loan File that contains the information called for in, or that will enable such Master Servicer to produce, the CMSA files and reports required to be delivered by such Master Servicer to the
Certificate Administrator as described below, in each case with respect to all
Specially Serviced Mortgage Loans and the REO Properties.

            (c)   Each Master Servicer shall deliver to the Certificate
Administrator, no later than 1:00 p.m. New York City time on the second Business
Day prior to each Distribution Date beginning in June 2006, the CMSA Loan
Periodic Update File with respect to the subject Distribution Date and notice of the Discount Rate applicable to each Principal Prepayment received in the related Collection Period. Each CMSA Loan Periodic Update File prepared by a
Master Servicers shall be accompanied by a CMSA Advance Recovery Report. The preparation of each CMSA Advance Recovery Report shall constitute a responsibility of the Master Servicers and shall not constitute a responsibility of any other party. Notwithstanding anything in this Agreement that suggests otherwise, the Master Servicers shall

                                      -151-

not be required to deliver a CMSA Advance Recovery Report (and no CMSA Loan
Periodic Update File need be accompanied by any such report) with respect to any
Collection Period for which all of the entries in the report would be "zero" or
"not applicable". The Master Servicers' responsibilities under this Section 3.12 with respect to information to be provided by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties shall be subject to the satisfaction of the Special Servicer's obligations under Section 3.12(b), but the failure of the Special Servicer to provide information required by it shall not relieve either Master Servicer of its duties to provide the related reports, absent such information. Notwithstanding the foregoing, because the Master
Servicers will not receive the Servicing Files until the Closing Date and will not have sufficient time to review and analyze such Servicing Files before the initial Distribution Date, the parties agree that the CMSA Loan Periodic Update
File required to be delivered by the Master Servicers in June 2006 will be based solely upon information generated from actual collections received by the Master
Servicers and from information the Mortgage Loan Sellers deliver or cause to be delivered to the Master Servicers (including but not limited to information prepared by third-party servicers of the subject Mortgage Loans with respect to the period prior to the Closing Date). If any Mortgage Loan Seller fails to deliver to the applicable Master Servicer the information required by such
Master Servicer to prepare its initial CMSA Loan Periodic Update File, such
Master Servicer shall notify the Depositor and the Certificate Administrator of such failure. On or before 4:00 p.m., New York City time, on each P&I Advance
Date beginning in September 2006, each Master Servicer shall deliver or cause to be delivered to the Certificate Administrator the following reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties, providing the required information as of the related Determination Date): (i) a CMSA
Comparative Financial Status Report; (ii) a CMSA Delinquent Loan Status Report;
(iii) a CMSA Historical Loan Modification and Corrected Mortgage Loan Report;
(iv) a CMSA Historical Liquidation Report; (v) a CMSA REO Status Report; (vi) a
CMSA Servicer Watch List; (vii) a CMSA Property File; (viii) a CMSA Loan Setup
File; (ix) a CMSA Financial File; and (x) a CMSA Loan Level Reserve/LOC Report.
Such reports shall be in CMSA format (as in effect from time to time) and shall be in an electronic format reasonably acceptable to both the Certificate
Administrator and the Master Servicers.

            (d)   The Special Servicer will deliver to the Master Servicers the reports set forth in Section 3.12(b) and this Section 3.12(d), and the Master
Servicers shall deliver to the Certificate Administrator the reports set forth in Section 3.12(c) in an electronic format reasonably acceptable to the Special
Servicer, each Master Servicer and the Certificate Administrator. Each Master
Servicer may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer pursuant to Section 3.12(b) and this Section
3.12(d). The Certificate Administrator may, absent manifest error, conclusively rely on the CMSA Loan Periodic Update Files to be provided by the Master
Servicers pursuant to Section 3.12(c). In the case of information or reports to be furnished by the Master Servicers to the Certificate Administrator pursuant to this Section 3.12, to the extent that such information or reports are based on information or reports to be provided by the Special Servicer pursuant to
Section 3.12(b) and this Section 3.12(d) and, to the extent that such reports are to be prepared and delivered by the Special Servicer pursuant to Section
3.12(b) and this Section 3.12(d), neither Master Servicer shall have an obligation to provide such information to the Certificate Administrator until it has received such information from the Special Servicer, and neither Master
Servicer shall be in default hereunder due to a delay in providing information required by this Section 3.12 to the extent caused by the Special Servicer's failure to timely provide any information or report required under Section
3.12(b) and this Section 3.12(d) of this Agreement, but neither Master Servicer shall be relieved of its obligation to timely provide such reports absent the information not provided by the Special Servicer as required by this Section
3.12.

                                      -152-

            Commencing with respect to the calendar quarter ended June 30, 2006, the Special Servicer, in the case of any Specially Serviced Mortgage Loan, and the applicable Master Servicer, in the case of each non-Specially Serviced
Mortgage Loan, shall make reasonable efforts to collect promptly from each related Mortgagor quarterly and annual operating statements, budgets and rent rolls of the related Mortgaged Property, and quarterly and annual financial statements of such Mortgagor, whether or not delivery of such items is required pursuant to the terms of the related Mortgage Loan documents. In addition, the
Special Servicer shall cause quarterly and annual operating statements, budgets and rent rolls to be regularly prepared in respect of each REO Property and shall collect all such items promptly following their preparation. The Special
Servicer shall deliver images in suitable electronic media of all of the foregoing items so collected or obtained by it to the applicable Master Servicer within 30 days of its receipt thereof. Each Master Servicer shall deliver all items obtained by it, and all items required to be delivered to it by the
Special Servicer pursuant to the immediately preceding sentence to the
Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s), and the Certificate Administrator in an imaged format.

            Each Master Servicer shall maintain a CMSA Operating Statement
Analysis Report with respect to each Mortgaged Property and REO Property related to each Mortgage Loan that it is servicing. Within 60 days after receipt by the applicable Master Servicer from the related Mortgagor or otherwise, as to each non-Specially Serviced Mortgage Loan and within 30 days after receipt by the applicable Master Servicer from the Special Servicer or otherwise, as to a
Specially Serviced Mortgage Loan or an REO Property, of any annual operating statements and rent rolls with respect to any Mortgaged Property or REO
Property, such Master Servicer shall, based upon such operating statements or rent rolls, prepare (or, if previously prepared, update) the CMSA Operating
Statement Analysis Report for the subject Mortgaged Property or REO Property.
Each Master Servicer shall remit a copy of each CMSA Operating Statement
Analysis Report prepared or updated by it (promptly following initial preparation and each update thereof), together with, if not already provided pursuant to this Section 3.12, the underlying operating statements and rent rolls, to the Controlling Class Representative (and in the case of a Loan
Combination, the related Non-Trust Noteholder(s)), the Certificate Administrator
and the Special Servicer. Within 60 days (or, in the case of items received from the Special Servicer or otherwise with respect to Specially Serviced Mortgage
Loans and REO Properties, 30 days) after receipt by the applicable Master
Servicer of any quarterly or annual operating statements with respect to any
Mortgaged Property or REO Property, such Master Servicer shall prepare or update and forward to the Certificate Administrator, the Special Servicer and the
Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)) a CMSA NOI Adjustment Worksheet using the same format as the CMSA Operating Statement Analysis Report for such Mortgaged
Property or REO Property, together with, if so requested and not previously provided pursuant to this Section 3.12, the related quarterly or annual operating statements.

            (e)   Except with respect to delivery to the Special Servicer or the
Controlling Class Representative, which deliveries shall be made in electronic format, if either Master Servicer or the Special Servicer is required to deliver any statement, report or information under any provision of this Agreement, such
Master Servicer or the Special Servicer, as the case may be, may satisfy such obligation by (x) physically delivering a paper copy of such statement, report or information, (y) delivering such statement, report or information in a commonly used electronic format or (z) making such statement, report or information available on such Master Servicer's Internet Website or the
Certificate Administrator's Internet Website, unless this Agreement expressly specifies a particular method of delivery. Notwithstanding the foregoing, the
Certificate Administrator may request delivery

                                      -153-

in paper format of any statement, report or information required to be delivered to the Certificate Administrator.

            (f)   Notwithstanding any other provision in this Agreement, the failure of either Master Servicer or the Special Servicer to disclose any information otherwise required to be disclosed by this Section 3.12, or that may otherwise be disclosed pursuant to Section 3.15 or Section 4.02, shall not constitute a breach of this Agreement to the extent such Master Servicer or
Special Servicer so fails because such disclosure, in the reasonable belief of such Master Servicer or Special Servicer, as the case may be, would violate any applicable law or any provision of a Mortgage Loan document prohibiting disclosure of information with respect to the Mortgage Loans or Mortgaged
Properties or would constitute a waiver of the attorney-client privilege on behalf of the Trust. Either Master Servicer and the Special Servicer may
disclose any such information or any additional information to any Person so long as such disclosure is consistent with applicable law, the related Mortgage
Loan documents and the Servicing Standard. Either Master Servicer or the Special
Servicer may affix to any information provided by it under this Agreement any disclaimer it deems appropriate in its discretion (without suggesting liability on the part of any other party hereto).

            (g)   Each Master Servicer shall, contemporaneously with any related delivery to the Certificate Administrator or the Special Servicer, as
applicable, provide any reports that contain information regarding a Loan
Combination Mortgaged Property or financial information regarding the related
Mortgagor to the related Non-Trust Noteholder(s).

            (h)   For the purposes of the production by either Master Servicer or the Special Servicer of any such report that is required to state information with respect to any Mortgage Loan for any period prior to the related Due Date in June 2006, such Master Servicer or the Special Servicer, as the case may be, may conclusively rely (without independent verification), absent manifest error, on information provided to it by the related Mortgage Loan Seller, by the related Mortgagor or (x) in the case of such a report produced by such Master
Servicer, by the Special Servicer (if other than such Master Servicer or an
Affiliate thereof) and (y) in the case of such a report produced by the Special
Servicer, by either Master Servicer (if other than such Special Servicer or an
Affiliate thereof). Absent manifest error of which it has actual knowledge, neither of the Master Servicers nor the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgage
Loan Seller, any other party to this Agreement, a Mortgagor or another third party that is included in any reports, statements, materials or information prepared or provided by either such Master Servicer or the Special Servicer, as the case may be. The Certificate Administrator shall not be responsible for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. Neither the Certificate Administrator, the Master Servicers nor
the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party. All reports provided pursuant this Section 3.12 shall be in an electronic format reasonably acceptable to both the Certificate Administrator and each Master
Servicer.

            (i)   The preparation and maintenance by each Master Servicer and the Special Servicer of all the reports specified in this Section 3.12 with respect to a Loan Combination, the corresponding Mortgaged Property and/or any related REO Property, including the calculations made therein, shall be done in accordance with CMSA standards, to the extent applicable thereto.

                                      -154-

            SECTION 3.13.     Annual Statement as to Compliance.

            Each of the Certificate Administrator, the Master Servicers and the
Special Servicer shall itself deliver (or, in the case of the Certificate
Administrator, make available) and shall cause each Additional Item 1123
Servicer retained or engaged by it to deliver (but if the related Additional
Item 1123 Servicer is a Designated Sub-Servicer, then the applicable Master
Servicer's sole duty shall be to use reasonable efforts to cause such Designated
Sub-Servicer to deliver), on or before May 1 of each year, beginning in 2007
(provided that if the Certificate Administrator requires the following statement in connection with any filing with the Commission, each of the Certificate
Administrator, the Master Servicers and the Special Servicer shall deliver, and shall cause each Additional Item 1123 Servicer retained or engaged by it to deliver (but if the related Additional Item 1123 Servicer is a Designated
Sub-Servicer, then the applicable Master Servicer's sole duty shall be to use reasonable efforts to cause such Designated Sub-Servicer to deliver), on or before March 15 of the subject year), to the Certificate Administrator, the
Depositor, the Controlling Class Representative, each Non-Trust Noteholder, and each Rating Agency and, in the case of the Special Servicer or an Additional
Item 1123 Servicer, to each Master Servicer, a statement of compliance (the
"Annual Statement of Compliance") from the Certificate Administrator, each
Master Servicer, the Special Servicer or such Additional Item 1123 Servicer, as the case may be, signed by an authorized officer thereof, to the effect that:
(i) a review of the activities of the Certificate Administrator, each Master
Servicer, the Special Servicer or such Additional Item 1123 Servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the Certificates were outstanding) and of its performance under this Agreement (or, in the case of an Additional Item 1123
Servicer, under the applicable Sub-Servicing Agreement or primary servicing agreement) has been made under such officer's supervision, and (ii) to the best of such officer's knowledge, based on such review, the Certificate
Administrator, each Master Servicer, the Special Servicer or such Additional
Item 1123 Servicer, as the case may be, has fulfilled all of its obligations under this Agreement (or, in the case of an Additional Item 1123 Servicer, under the applicable Sub-Servicing Agreement or primary servicing agreement) in all material respects throughout such year (or, if applicable, the portion of such year during which the Certificates were outstanding) or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

            In the event that either Master Servicer, the Special Servicer, or the Certificate Administrator is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party shall use its reasonable efforts to cause any Additional Item 1123 Servicer that resigns or is terminated under any applicable servicing agreement to provide, an annual statement of compliance pursuant to this Section 3.13 with respect to the period of time that such Master Servicer, the Special Servicer, or the Certificate
Administrator was subject to this Agreement or the period of time that the
Additional Item 1123 Servicer was subject to such other servicing agreement.

            In the event the Certificate Administrator or the Depositor does not receive the Annual Statement of Compliance with respect to any party hereto or, if the Certificate Administrator has been notified of the existence thereof, any
Additional Item 1123 Servicer contemplated to deliver such report pursuant to the preceding paragraph, by March 15th of any year during which a Form 10-K
Annual Report is required to be filed with the Commission with respect to the
Trust, then the Certificate Administrator shall, and the Depositor may, forward a Servicer Notice to such Person (or, in the case of an Additional Item 1123
Servicer known to the Certificate Administrator or the Depositor, as the case may be, to the party hereto that retained or engaged such Additional Item 1123
Servicer), with a copy of

                                      -155-

such Servicer Notice to the Depositor (if the Certificate Administrator is
sending the Servicer Notice) or the Certificate Administrator (if the Depositor
is sending the Servicer Notice), as applicable, within two (2) Business Days of such failure. Any party hereto that retains or engages a Servicing
Representative (other than a Designated Sub-Servicer) that is, at the time of appointment, or subsequently becomes an Additional Item 1123 Servicer shall so notify the Certificate Administrator (unless such party is the Certificate
Administrator) and the Depositor in writing promptly following such party's becoming aware that such Servicing Representative is or has become an Additional
Item 1123 Servicer; and, further, if such Servicing Representative does not deliver an Annual Statement of Compliance with respect to itself by March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, the party hereto that retained or engaged such Servicing Representative shall so notify the Certificate
Administrator (unless such party is the Certificate Administrator) and the
Depositor in writing no later than the second Business Day following such March
15th, together with an explanation regarding such failure.

            SECTION 3.14.     Reports on Assessment of Compliance with
                              Servicing Criteria; Registered Public Accounting
                              Firm Attestation Reports.

            Each Servicing Function Participant shall itself deliver (or, in the case of the Certificate Administrator, make available), and each party hereto shall cause any Sub-Servicing Function Participant retained or engaged by it to deliver (but if the related Additional Item 1123 Servicer is a Designated
Sub-Servicer, then the applicable Master Servicer's sole duty shall be to use reasonable efforts to cause such Designated Sub-Servicer to deliver), on or before May 1 of each year, beginning in 2007 (provided that if the Certificate
Administrator requires the following reports in connection with any filing with the Commission, each Servicing Function Participant shall deliver (or, in the case of the Certificate Administrator, make available), and each party hereto shall cause any Sub-Servicing Function Participant retained or engaged by it to deliver (but if the related Additional Item 1123 Servicer is a Designated
Sub-Servicer, then the applicable Master Servicer's sole duty shall be to use reasonable efforts to cause such Designated Sub-Servicer to deliver), on or before March 15 of the subject year), at its own expense, to the Certificate
Administrator, the Depositor, the Controlling Class Representative, each
Non-Trust Noteholder, and each Rating Agency the following reports: (i) as required under Rule 13a-18 or Rule 15d-18 of the Exchange Act and Item 1122 of
Regulation AB, a report on an assessment of compliance by it with the Servicing
Criteria (an "Annual Assessment Report"), signed by an authorized officer of such Servicing Function Participant or such Sub-Servicing Function Participant, as the case may be, which report shall contain (A) a statement by such Servicing
Function Participant or such Sub-Servicing Function Participant, as the case may be, of its responsibility for assessing compliance with the Relevant Servicing
Criteria, (B) a statement that such Servicing Function Participant or such
Sub-Servicing Function Participant, as the case may be, used the Servicing
Criteria to assess compliance with the Relevant Servicing Criteria, (C) such
Servicing Function Participant's or such Sub-Servicing Function Participant's, as the case may be, assessment of compliance with the Relevant Servicing
Criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the Relevant Servicing Criteria identified by such Servicing Function
Participant or such Sub-Servicing Function Participant, as the case may be, and
(D) a statement that a registered public accounting firm has issued an attestation report on such Servicing Function Participant's or such
Sub-Servicing Function Participant's, as the case may be, assessment of compliance with the Relevant Servicing Criteria as of and for such period ending
December 31st of the preceding calendar year; and (ii) as to each report delivered by a Servicing Function Participant or a Sub-Servicing Function
Participant pursuant to the

                                      -156-

immediately preceding clause (i), a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the PCAOB) (an "Annual Attestation Report") that attests to, and reports on, the assessment made by the asserting party in such report delivered pursuant to the immediately preceding clause (i), together with (if required to be filed with the Commission) a consent from such registered public accounting firm authorizing the filing of the subject Annual Attestation Report with the
Commission (an "Accountant's Consent"). Each Annual Attestation Report must be available for general use and may not contain restricted use language. Promptly after receipt of each such report delivered pursuant to the second preceding sentence, the Depositor shall review such report and, if applicable, shall be entitled to consult with the appropriate party hereto as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by such party or any Sub-Servicing Function Participant retained or engaged by it.

            In the event that any Servicing Function Participant is terminated or resigns pursuant to the terms of this Agreement, such party shall provide, and each such party hereto shall cause any Sub-Servicing Function Participant engaged by it to provide (but if the related Additional Item 1123 Servicer is a
Designated Sub-Servicer, then the applicable Master Servicer's sole duty shall be to use reasonable efforts to cause such Designated Sub-Servicer to deliver), an Annual Assessment Report pursuant to this Section 3.14, coupled with an
Annual Attestation Report pursuant to this Section with respect to the period of time that the Servicing Function Participant was subject to this Agreement or the period of time that the Sub-Servicing Function Participant was subject to such other servicing agreement.

            In the event the Certificate Administrator or the Depositor does not receive the Annual Assessment Report and/or the Annual Attestation Report with respect to any Servicing Function Participant, or with respect to any
Sub-Servicing Function Participant retained or engaged by a party hereto that is known to the Certificate Administrator or the Depositor, as the case may be, by
March 15th of any year during which a Form 10-K Annual Report is required to be filed with the Commission with respect to the Trust, then the Certificate
Administrator shall, and the Depositor may, forward a Servicer Notice to such
Servicing Function Participant or the party hereto that retained or engaged such
Sub-Servicing Function Participant, as the case may be, with a copy of such
Servicer Notice to the Depositor (if the Certificate Administrator is sending the Servicer Notice) or the Certificate Administrator (if the Depositor is
sending the Servicer Notice), as applicable, within two (2) Business Days of such failure. For the purposes of this Section 3.14, as well as Section 3.13 and clause (B) of Section 7.01(a)(V) of this Agreement, a "Servicer Notice" shall constitute either any writing forwarded to such party or, in the case of the
Master Servicers and the Special Servicer, notwithstanding the provisions of
Section 11.05, e-mail or fax notice which, in the case of email transmission, shall be forwarded to all of the following e-mail addresses: (1) in the case of
Master Servicer No. 1, askmidland@midlandls.com and midlandlegal@midlandls.com;
and (2) in the case of Master Servicer No. 2, ______________ and
_______________, or such other e-mail addresses as are provided in writing by either Master Servicer or the Special Servicer to the Certificate Administrator
and the Depositor; provided that any party to this Agreement (or someone acting on their behalf) shall only be required to forward any such notice to be delivered to each Master Servicer to no more than three e-mail addresses in the aggregate in order to fulfill its notification requirement as set forth in the preceding sentence and/or under the provisions of clause (B) of Section
7.01(a)(V); and provided, further, that a copy of any Servicer Notice to the
Special Servicer shall be forwarded by the means provided in Section 11.05. Any party hereto that retains or engages a Servicing Representative (other than a
Designated Sub-Servicer) that is, at the time of appointment, or subsequently becomes a Sub-Servicing Function Participant shall so notify the Certificate
Administrator (unless such party is the Certificate

                                      -157-

Administrator) and the Depositor in writing promptly following such party's becoming aware that such Servicing Representative is or has become a
Sub-Servicing Function Participant; and, further, if such Servicing
Representative does not deliver or cause the delivery of an Annual Assessment
Report, an Annual Attestation Report and/or, if required to be filed with the
Commission, an Accountant's Consent with respect to itself by March 15th of any year during which a Form 10-K Annual Report is required to be filed with the
Commission with respect to the Trust, the party hereto that retained or engaged such Servicing Representative shall promptly so notify the Certificate
Administrator (unless such party is the Certificate Administrator) and the
Depositor in writing no later than the second Business Day following such March
15th, together with an explanation of such failure.

            The Master Servicers, the Special Servicer and the Certificate
Administrator, in each case, to the extent applicable, will reasonably cooperate with the Depositor in conforming any reports delivered pursuant to this Section
3.14 to requirements imposed by the Commission on the Depositor in connection with the Depositor's reporting requirements in respect of the Trust pursuant to the Exchange Act, provided that the Master Servicers, the Special Servicer and the Certificate Administrator shall each be entitled to charge the Depositor for any reasonable additional costs and expenses incurred by it in affording the
Depositor such cooperation.

            SECTION 3.15.     Access to Certain Information.

            (a)   Upon 10 days' prior written notice, each Master Servicer (with respect to the items in clauses (a), (b), (c), (d), (e), (f), (h) and (i) below, to the extent such items are in its possession), the Special Servicer (with respect to the items in clauses (d), (e), (f), (g), (h) and (i) below, to the extent those items are in its possession) and the Certificate Administrator or the Trustee, as applicable (with respect to the items in clauses (a) through (j)
below in the case of the Certificate Administrator and clause (c) in the case of the Trustee, to the extent those items are in their possession) shall make available at their respective offices primarily responsible for administration of the Mortgage Loans (or in the case of the Trustee, at its Corporate Trust
Office), during normal business hours, or send to the requesting party, such party having been certified to the Certificate Administrator, the applicable
Master Servicer, the Special Servicer or the Trustee, as applicable, in accordance with (a) and (b) in the following paragraph, as appropriate, at the expense of such requesting party (unless otherwise provided in this Agreement), for review by any Certificate Owner or Certificateholder or any prospective transferee of any Certificate or interest therein, the Trustee, the Rating
Agencies, the Underwriters and the Depositor originals or copies of the following items: (a) this Agreement and any amendments thereto, (b) all
Distribution Date Statements delivered to holders of the relevant Class of
Certificates since the Closing Date and all reports, statements and analyses delivered by the Master Servicers since the Closing Date pursuant to Section
3.12(c), (c) all Officer's Certificates delivered by the Master Servicers or the
Special Servicer since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Master Servicers in respect of itself or the Special Servicer since the Closing Date as described in Section 3.14, (e)
the most recent property inspection report prepared by or on behalf of the applicable Master Servicer in respect of each Mortgaged Property and any
Environmental Assessments prepared pursuant to Section 3.09, (f) the most recent
Mortgaged Property annual operating statements and rent roll, if any, collected by or on behalf of the applicable Master Servicer, (g) any and all modifications, waivers and amendments of the terms of a Mortgage Loan and the
Asset Status Report prepared by the Special Servicer pursuant to Section
3.21(c), (h) the Servicing File relating to each Mortgage Loan, (i) any and all
Officer's Certificates and other evidence delivered by either Master Servicer or the Special Servicer, as the case may be, to support its determination that any
Advance was,

                                      -158-

or if made, would be, a Nonrecoverable Advance including appraisals affixed thereto and any Required Appraisal prepared pursuant to Section 3.09(a), and (j)
all reports filed with the Commission with respect to the Trust pursuant to
Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Copies of any and all of
the foregoing items will be available from the Certificate Administrator, either
Master Servicer, the Special Servicer or the Trustee, as the case may be, upon request and payment of reasonable copying costs but shall be provided to any of the Rating Agencies and the Controlling Class Representative (and with respect to a Loan Combination, the related Non-Trust Noteholder(s)) at no cost pursuant to their reasonable requests. The Certificate Administrator, the Master
Servicers, the Special Servicer and the Trustee may each satisfy its obligations under this Section 3.15(a) by making such items available for review on its
Internet Website with the use of a password.

            In connection with providing access to or copies of the items described in the preceding paragraph pursuant to this Section 3.15, or with respect to the Controlling Class Representative (and in the case of a Loan
Combination, the related Non-Trust Noteholder(s)), in connection with providing access to or copies of any items in accordance with this Agreement, the
Certificate Administrator, either Master Servicer, the Special Servicer or the
Trustee, as applicable, shall require: (a) in the case of Certificate Owners,
Certificateholders and the Controlling Class Representative (and in the case of a Loan Combination, the related Non-Trust Noteholder(s)), a confirmation executed by the requesting Person substantially in the form of Exhibit I-1 hereto (or such other form as may be reasonably acceptable to the Certificate
Administrator, the applicable Master Servicer, the Special Servicer or the
Trustee, as applicable, and which may provide indemnification for the
Certificate Administrator, such Master Servicers, the Special Servicer and the
Trustee) generally to the effect that such Person is a beneficial holder of
Book-Entry Certificates, or a representative of a beneficial holder of
Book-Entry Certificates, and, subject to the last sentence of this paragraph, will keep such information confidential (except that any such Certificate Owner, any such Certificateholder and the Controlling Class Representative (and in the
case of a Loan Combination, the related Non-Trust Noteholder(s)) may provide such information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential); and (b) in the case of a prospective purchaser of a Certificate or an interest therein, confirmation executed by the requesting Person substantially in the form of Exhibit I-2 hereto (or such other form as may be reasonably acceptable to the Certificate Administrator, either
Master Servicer, the Special Servicer or the Trustee, as applicable, and which may provide indemnification for the Certificate Administrator, the subject
Master Servicer, the Special Servicer or the Trustee, as applicable) generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information for use in evaluating a possible investment in Certificates and, subject to the last sentence of this paragraph, will otherwise keep such information confidential. The Certificate Owners and
Holders of the Certificates, by their acceptance thereof, and the Controlling
Class Representative (and in the case of a Loan Combination, the related
Non-Trust Noteholder(s)), by its acceptance of its appointment, will be deemed to have agreed, subject to the last sentence of this paragraph, to keep such information confidential (except that any Holder may provide such information obtained by it to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential) and agrees not to use such information in any manner that would violate federal, state or local securities laws.
Notwithstanding the foregoing, no Certificateholder, Certificate Owner or prospective Certificateholder or Certificate Owner shall be obligated to keep confidential any information received from the Certificate Administrator or the
Master Servicer, as applicable, pursuant

                                      -159-

to this Section 3.15 that has previously been made available on an unrestricted basis and without a password via the Certificate Administrator's or either
Master Servicer's, as applicable, Internet Website or has previously been filed with the Commission, and the Certificate Administrator or either Master
Servicer, as applicable, shall not require either of the certifications contemplated by the second preceding sentence in connection with providing any information pursuant to this Section 3.15 that has previously been made available without a password via the Certificate Administrator's or either
Master Servicer's, as applicable, Internet Website or has previously been filed with the Commission.

            Each of the Master Servicers and the Special Servicer shall afford to the Certificate Administrator, the Trustee, the Rating Agencies and the
Depositor, and to the OTS, the FDIC, the Federal Reserve Board and any other banking or insurance regulatory authority that may exercise authority over any
Certificateholder, access to any records regarding the Mortgage Loans and the servicing thereof within its control, except to the extent it is prohibited from doing so by applicable law or contract or to the extent such information is subject to a privilege under applicable law to be asserted on behalf of the
Certificateholders. Such access shall be afforded only upon reasonable prior written request and during normal business hours at the offices of either Master
Servicer or the Special Servicer, as the case may be, designated by it.

            The Certificate Administrator, the Trustee, the Master Servicers,
the Special Servicer and the Underwriters may require payment from the
Certificateholder or Certificate Owner of a sum sufficient to cover the reasonable costs and expenses of providing any such information or access pursuant to this Section 3.15 to, or at the request of, the Certificateholders or Certificate Owners or prospective transferees, including, without limitation, copy charges and, in the case of Certificateholders or Certificate Owners requiring on site review in excess of three Business Days, reasonable fees for employee time and for space.

            (b)   The Certificate Administrator shall, and the Master Servicers may but are not required to, make available each month to any interested party on their respective Internet Websites (i) the Distribution Date Statement and
(ii) this Agreement, the Prospectus and the Prospectus Supplement. In addition, on each Distribution Date, the Certificate Administrator shall make available to any interested party via the Certificate Administrator's Internet Website the
Unrestricted Servicer Reports, the CMSA Loan Periodic Update File, the CMSA Loan
Setup File, the CMSA Bond Level File and the CMSA Collateral Summary File, in
each case for such Distribution Date, and any other information at the request of the Depositor. The Certificate Administrator shall make available on each
Distribution Date (i) the Restricted Servicer Reports and (ii) the CMSA Property
File to any Privileged Person via the Certificate Administrator's Internet
Website with the use of a password (or other comparable restricted access mechanism) provided by the Certificate Administrator.

            Either Master Servicer may, but is not required to, make available each month via its Internet Website to any Privileged Person, with the use of a password provided by such Master Servicer, the reports and files comprising the
CMSA Investor Reporting Package.

            (c)   In connection with providing access to the Certificate
Administrator's Internet Website or either Master Servicer's Internet Website, the Certificate Administrator or either Master Servicer, as applicable, may require registration and the acceptance of a disclaimer and may otherwise adopt reasonable rules and procedures that may include, to the extent either Master
Servicer or Certificate Administrator, as applicable, deems necessary or appropriate, conditioning access on the

                                      -160-

execution and delivery of an agreement (which may be in the form of Exhibit I-1 or I-2 (or such other form as may be reasonably acceptable to the Certificate
Administrator or either Master Servicer, as applicable)) governing the availability, use and disclosure of such information and providing indemnification to either Master Servicer or Certificate Administrator, as applicable, for any liability or damage that may arise therefrom.

            Each Master Servicer and the Certificate Administrator may, in
accordance with such reasonable rules and procedures as each may adopt
(including conditioning access on the execution and delivery of an agreement
(which may be in the form of Exhibit I-1 or I-2 (or such other form as may be reasonably acceptable to the Certificate Administrator or either Master
Servicer, as applicable)) governing the availability, use and disclosure of information and providing indemnification to either Master Servicer or the
Certificate Administrator, as applicable, for any liability or damage that may arise therefrom), also make available, through its Internet Website or otherwise, any additional information relating to the Mortgage Loans, the
Mortgaged Properties or the Mortgagors for review by any Persons to whom either
Master Servicer or the Certificate Administrator, as applicable, believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by the related Mortgage Loan (in the case of the
Certificate Administrator, if it has actual knowledge of such prohibition by the related Mortgage Loan).

            Notwithstanding anything in this Agreement to the contrary, the
Master Servicers and the Certificate Administrator may withhold (other than with respect to items required to be delivered under this Agreement to the
Controlling Class Representative (and, in the case of a Loan Combination, the related Non-Trust Noteholder(s)) any information not yet included in a Form 8-K
Current Report filed with the Commission or otherwise made publicly available with respect to which the Certificate Administrator or either Master Servicer has determined that such withholding is appropriate.

            Any transmittal of information by either Master Servicer or the
Certificate Administrator to any Person other than the Rating Agencies or the
Depositor may be accompanied by a letter containing the following provision:

            "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities
            laws restrict any person who possesses material,
            non-public information regarding the Trust that issued
            Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage
            Pass-Through Certificates, Series 2006-C1, from purchasing or selling such Certificates in circumstances where the
            other party to the transaction is not also in possession
            of such information. You also acknowledge and agree that
            such information is being provided to you for the purposes of, and such information may be used only in connection
            with, evaluation by you or another Certificateholder or
            prospective purchaser of such Certificates or beneficial
            interest therein".

            (d)   If three or more Holders or the Controlling Class
Representative (hereinafter referred to as "Applicants" with a single Person which (together with its Affiliates) is the Holder of more than one Class of
Certificates being viewed as a single Applicant for these purposes) apply in writing to the Certificate Administrator, and such application states that the
Applicants' desire to communicate with other Holders with respect to their rights under this Agreement or under the

                                      -161-

Certificates and is accompanied by a copy of the communication which such
Applicants propose to transmit, then the Certificate Administrator shall, within five Business Days after the receipt of such application, send, at the
Applicants' expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate
Register.

            (e)   The Master Servicers and the Special Servicer shall not be required to confirm, represent or warrant the accuracy or completeness of any other Person's information or report included in any communication from either
Master Servicer or the Special Servicer under this Agreement. None of the Master
Servicers, the Special Servicer or the Certificate Administrator shall be liable for the dissemination of information in accordance with the terms of this
Agreement. The Certificate Administrator makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Certificate Administrator's Internet Website and assumes no responsibility therefor. In addition, the Certificate Administrator, the
Master Servicers and the Special Servicer may disclaim responsibility for any information distributed by the Certificate Administrator, either Master Servicer or the Special Servicer, respectively, for which it is not the original source.

            SECTION 3.16.     Title to REO Property; REO Accounts.

            (a)   If title to any Mortgaged Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the Certificateholders and, in the case of a Loan Combination Mortgaged
Property, on behalf of the related Non-Trust Noteholder(s). If, pursuant to
Section 3.09(b), the Special Servicer formed or caused to be formed, at the expense of the Trust, a single member limited liability company (of which the
Trust is the sole member) for the purpose of taking title to one or more REO
Properties pursuant to this Agreement, then (subject to the interests of, if affected, the related Non-Trust Noteholder(s)), the deed or certificate of sale with respect to any such REO Property shall be issued to such single member limited liability company. The limited liability company shall be a manager-managed limited liability company, with the Special Servicer to serve as the initial manager to manage the property of the limited liability company, including any applicable REO Property, in accordance with the terms of this
Agreement as if such property was held directly in the name of the Trust or
Trustee under this Agreement.

            The Special Servicer, on behalf of the Trust Fund and, in the case of any Loan Combination REO Property, the related Non-Trust Noteholder(s), shall sell any REO Property as soon as practicable in accordance with the Servicing
Standard, but prior to the end of the third year following the calendar year in which REMIC I acquires ownership of such REO Property for purposes of Section
860G(a)(8) of the Code, unless the Special Servicer either (i) applies for, more than 60 days prior to the end of such third succeeding year, and is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee an Opinion of Counsel, addressed to the Trustee, the Special Servicer and the applicable Master
Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to the end of such third succeeding year will not result in the imposition of taxes on "prohibited transactions" (as defined in Section 860F of the Code) on either of REMIC I or REMIC II or cause either of REMIC I or REMIC
II to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of
Counsel contemplated by clause (ii) of the immediately preceding sentence, the
Special Servicer shall sell the subject REO Property within such extended period as is permitted by such REO Extension or

                                      -162-

such Opinion of Counsel, as the case may be. Any expense incurred by the Special
Servicer in connection with its obtaining the REO Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of
Counsel contemplated by clause (ii) of the second preceding sentence, or for the creation of and the operating of a single member limited liability company, shall be covered as, and reimbursable as, a Servicing Advance.

            (b)   The Special Servicer shall segregate and hold all funds
collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur in respect of any Mortgaged Property (other than a Loan Combination Mortgaged
Property), the Special Servicer shall establish and maintain one or more accounts (collectively, the "Pool REO Account"), to be held on behalf of the
Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property (other than any Loan
Combination REO Property). If such REO Acquisition occurs with respect to a Loan
Combination Mortgaged Property, then the Special Servicer shall establish an REO
Account solely with respect to such property (an "Loan Combination REO
Account"), to be held for the benefit of the Certificateholders and the related
Non-Trust Noteholder. The Pool REO Account and each Loan Combination REO Account shall each be an Eligible Account. The Special Servicer shall deposit, or cause to be deposited, in the applicable REO Account all REO Revenues, Insurance
Proceeds and Liquidation Proceeds received in respect of any REO Property within
2 Business Days of receipt. Funds in the REO Accounts may be invested in
Permitted Investments in accordance with Section 3.06. The Special Servicer shall be entitled to make withdrawals from each REO Account to pay itself, as additional special servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in such REO
Account as provided in Section 3.06(b) (but only to the extent of the Net
Investment Earnings with respect to such REO Account for any Collection Period).
The Special Servicer shall give written notice to the Trustee and the Master
Servicers of the location of each REO Account, and shall give notice to the related Non-Trust Noteholder(s) of the location of any Loan Combination REO
Account, in each case when first established and of the new location of any such
REO Account prior to any change thereof.

            (c)   The Special Servicer shall withdraw from the related REO
Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in such REO Account relating to such REO Property (including any monthly reserve or escrow amounts necessary to accumulate sufficient funds for taxes, insurance and anticipated capital expenditures (the "Impound
Reserve")). On each Determination Date, the Special Servicer shall withdraw from the Pool REO Account and deposit into the applicable Collection Account, or deliver to the applicable Master Servicer or such other Person as may be designated by such Master Servicer (which shall deposit such amounts into the applicable Collection Account) the aggregate of all amounts received in respect of the related REO Property during the Collection Period ending on such
Determination Date, net of any withdrawals made out of such amounts pursuant to the preceding sentence. On each Determination Date, the Special Servicer shall withdraw from each Loan Combination REO Account and deposit into the related
Loan Combination Custodial Account, or deliver to the applicable Master Servicer or such other Person as may be designated by such Master Servicer (which shall deposit such amounts into the related Loan Combination Custodial Account) the aggregate of all amounts then on deposit therein that were received in respect of the related Loan Combination REO Property during the Collection Period ending on such Determination Date, net of any withdrawals made out of such amounts pursuant to the second preceding sentence. Notwithstanding the foregoing, in addition to the Impound Reserve, the Special Servicer may retain in

                                      -163-

the applicable REO Account such portion of proceeds and collections in respect of any REO Property as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of such REO Property (including, without limitation, the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses), such reserve not to exceed an amount reasonably estimated to be sufficient to cover such items estimated to be incurred during the following twelve-month period.

            (d)   The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, each REO Account pursuant to Section 3.16(b) or (c).
The Special Servicer shall provide the applicable Master Servicer any information with respect to each REO Account as is reasonably requested by such
Master Servicer.

            SECTION 3.17.     Management of REO Property.

            (a)   Prior to the acquisition by it of title to a Mortgaged
Property, the Special Servicer shall review the operation of such Mortgaged
Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review that:

                  (i)     None of the income from Directly Operating such
      Mortgaged Property would be subject to tax as "net income from foreclosure property" within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the
      Code (either such tax referred to herein as an "REO Tax"), then such
      Mortgaged Property may be Directly Operated by the Special Servicer as REO
      Property;

                  (ii)    Directly Operating such Mortgaged Property as an REO
      Property could result in income from such property that would be subject to an REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an
      Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer may (provided that in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing
      Standard), such alternative is commercially reasonable) acquire such
      Mortgaged Property as REO Property and so lease or operate such REO
      Property; or

                  (iii)   It is reasonable to believe that Directly Operating
      such property as REO Property could result in income subject to an REO Tax and that no commercially reasonable means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an
      REO Tax on income from such property, the Special Servicer shall deliver to the REMIC Administrator, in writing, a proposed plan (the "Proposed
      Plan") to manage such property as REO Property. Such plan shall include potential sources of income, and, to the extent reasonably possible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the REMIC
      Administrator shall consult with the Special Servicer and shall advise the
      Special Servicer of the REMIC Administrator's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In addition, the REMIC Administrator shall (to the extent reasonably possible) advise the Special Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving

                                      -164-

      the information described in the two preceding sentences from the REMIC
      Administrator, the Special Servicer shall either (A) implement the
      Proposed Plan (after acquiring the respective Mortgaged Property as REO
      Property) or (B) manage such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property. All of the REMIC Administrator's expenses (including any fees and expenses of counsel or other experts reasonably retained by it) incurred pursuant to this Section shall be reimbursed to it from the Trust Fund in accordance with Section 10.01(e).

            The Special Servicer's decision as to how each REO Property shall be managed and operated shall be based on the Servicing Standard and, further, based on the reasonable judgment of the Special Servicer as to which means would be in the best interest of the Certificateholders (and, in the case of any Loan
Combination REO Property, the related Non-Trust Noteholder(s)) by maximizing (to the extent commercially reasonable and consistent with Section 3.17(b)) the net after-tax REO Revenues received by the Trust Fund with respect to such property and, to the extent consistent with the foregoing, in the same manner as would prudent mortgage loan servicers operating acquired mortgaged property comparable to the respective Mortgaged Property. Both the Special Servicer and the REMIC
Administrator may, at the expense of the Trust Fund payable pursuant to Section
3.05(a)(xiii) consult with counsel.

            (b)   If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders (and, in the case of any Loan Combination REO Property, the related Non-Trust Noteholder(s)) solely for the purpose of its prompt disposition and sale in a manner that does not and will not: (i) cause such REO
Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code for purposes of Section 860D(a) of the Code; or
(ii) except as contemplated by Section 3.17(a), either result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of
Section 860F(a)(2)(B) of the Code or result in an Adverse REMIC Event or an
Adverse Grantor Trust Event. Subject to the foregoing, however, the Special
Servicer shall have full power and authority to do any and all things in connection therewith as are consistent with the Servicing Standard and, consistent therewith, shall withdraw from the related REO Account, to the extent of amounts on deposit therein with respect to any REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO
Property, including without limitation:

                  (i)     all insurance premiums due and payable in respect of
      such REO Property;

                  (ii)    all real estate taxes and assessments in respect of
      such REO Property that may result in the imposition of a lien thereon;

                  (iii)   any ground rents in respect of such REO Property; and

                  (iv)    all costs and expenses necessary to maintain, lease,
      sell, protect, manage and restore such REO Property.

            To the extent that amounts on deposit in the applicable REO Account in respect of any REO Property are insufficient for the purposes set forth in the preceding sentence with respect to such REO Property, the applicable Master
Servicer, subject to Section 3.03(c), shall make Servicing Advances in such amounts as are necessary for such purposes unless (as evidenced by an Officer's

                                      -165-

Certificate delivered to the Trustee) such Master Servicer determines, in accordance with the Servicing Standard, that such payment would be a
Nonrecoverable Advance; provided, however, that such Master Servicer may make any such Servicing Advance without regard to recoverability if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings.

            (c)   Without limiting the generality of the foregoing, the Special
Servicer shall not, with respect to any REO Property:

                  (i)     enter into, renew or extend any New Lease with respect
      to such REO Property, if the New Lease, by its terms would give rise to any income that does not constitute Rents from Real Property;

                  (ii)    permit any amount to be received or accrued under any
      New Lease other than amounts that will constitute Rents from Real
      Property;

                  (iii)   authorize or permit any construction on such REO
      Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related
      Mortgage Loan became imminent, all within the meaning of Section
      856(e)(4)(B) of the Code; or

                  (iv)    Directly Operate, or allow any other Person, other
      than an Independent Contractor, to Directly Operate such REO Property on any date more than 90 days after the related REO Acquisition;

unless, in any such case, the Special Servicer has obtained an Opinion of
Counsel (the cost of which shall be paid by the applicable Master Servicer, at the direction of the Special Servicer, and shall be reimbursable as a Servicing
Advance) to the effect that such action would not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section
860G(a)(8) of the Code for purposes of Section 860D(a) of the Code at any time that it is held by REMIC I, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

            (d)   Unless Section 3.17(a)(i) applies, the Special Servicer shall contract with any Independent Contractor for the operation and management of any
REO Property, provided that:

                  (i)     the terms and conditions of any such contract may not
      be inconsistent herewith and shall reflect an agreement reached at arm's length;

                  (ii)    the fees of such Independent Contractor (which shall
      be expenses of the Trust Fund) shall be reasonable and customary in consideration of the nature and locality of such REO Property;

                  (iii)   except as permitted under Section 3.17(a), any such
      contract shall require, or shall be administered to require, that the
      Independent Contractor, in a timely manner, (A) pay out of related REO
      Revenues all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in Section 3.17(b) above, and (B) except to the extent that such revenues are derived from any services rendered by the Independent
      Contractor to tenants of such REO Property that are not

                                      -166-

      customarily furnished or rendered in connection with the rental of real property (within the meaning of Section 1.856-4(b)(5) of the Treasury regulations or any successor provision), remit all related revenues collected (net of its fees and such costs and expenses) to the Special
      Servicer upon receipt;

                  (iv)    none of the provisions of this Section 3.17(d)
      relating to any such contract or to actions taken through any such
      Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of such REO Property; and

                  (v)     the Special Servicer shall be obligated with respect
      thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO
      Property.

The Special Servicer shall be entitled to enter into any agreement with any
Independent Contractor performing services for it related to its duties and obligations under Section 3.16 and this Section 3.17 for indemnification of the
Special Servicer by any such Independent Contractor, and nothing in this
Agreement shall be deemed to limit or modify such indemnification. No agreement entered into pursuant to this Section 3.17(d) shall be deemed a Sub-Servicing
Agreement for purposes of Section 3.22.

            SECTION 3.18.     Resolution of Defaulted Mortgage Loans and REO
                              Properties.

            (a)   Either Master Servicer, the Special Servicer or the Trustee
may sell or purchase, or permit the sale or purchase of, a Trust Mortgage Loan or an REO Property related thereto only on the terms and subject to the conditions set forth in this Section 3.18 or as otherwise expressly provided in or contemplated by Section 2.03(a), Section 9.01 and/or any related co-lender, intercreditor or similar agreement to which the Trust is a party.

            (b)   After a Trust Mortgage Loan becomes a Trust Defaulted Mortgage
Loan, the Special Servicer shall determine the fair value of the Trust Mortgage
Loan in accordance with the Servicing Standard; provided, however, that such determination shall be made without taking into account any effect the restrictions on the sale of such Trust Mortgage Loan contained herein may have on the value of such Trust Defaulted Mortgage Loan; provided, further, that the
Special Servicer shall use reasonable efforts promptly to obtain an Appraisal with respect to the related Mortgaged Property unless it has an Appraisal that is less than 12 months old and has no actual knowledge of, or notice of, any event which in the Special Servicer's judgment would materially affect the validity of such Appraisal. The Special Servicer shall make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such new Appraisal, if applicable. The Special
Servicer will be permitted, from time to time, to adjust its fair value determination based upon changed circumstances, new information and other relevant factors, in each instance in accordance with the Servicing Standard;
provided, however, that the Special Servicer shall update its fair value determination at least once every 90 days; and provided, further, that absent the Special Servicer having actual knowledge of a material change in circumstances affecting the value of the related Mortgaged Property, the Special
Servicer shall not be obligated to update such determination. The Special
Servicer shall notify the Trustee, the applicable Master Servicer, each Rating
Agency, the Plurality Subordinate Certificateholder and the Controlling Class
Representative promptly upon its fair value determination and any adjustment thereto. The Special Servicer shall also deliver to the applicable Master
Servicer,

                                      -167-

the Plurality Subordinate Certificateholder and the Controlling Class
Representative, the most recent Appraisal of the related Mortgaged Property then in the Special Servicer's possession, together with such other third-party reports and other information then in the Special Servicer's possession that the
Special Servicer reasonably believes to be relevant to the fair value determination with respect to such Trust Mortgage Loan (such materials are, collectively, the "Determination Information"). Notwithstanding the foregoing, the Special Servicer shall not be required to deliver the Determination
Information to the applicable Master Servicer, and shall instead deliver the
Determination Information to the Trustee, if such Master Servicer will not be determining whether the Option Price represents fair value for the Trust
Defaulted Mortgage Loan, pursuant to this Section 3.18.

            In determining the fair value of any Trust Defaulted Mortgage Loan, the Special Servicer shall take into account, among other factors, the period and amount of the delinquency on such Trust Mortgage Loan, the occupancy level and physical condition of the related Mortgaged Property, the state of the local economy in the area where the Mortgaged Property is located, and the time and expense associated with a purchaser's foreclosing on the related Mortgaged
Property and the expected recoveries from pursuing a work-out or foreclosure strategy instead of selling the Trust Defaulted Mortgage Loan to the Purchase
Option holder. In addition, the Special Servicer shall refer to all other relevant information obtained by it or otherwise contained in the related
Mortgage File; provided that the Special Servicer shall take account of any change in circumstances regarding the related Mortgaged Property known to the
Special Servicer that has occurred subsequent to, and that would, in the Special
Servicer's reasonable judgment, materially affect the value of the related
Mortgaged Property reflected in the most recent related Appraisal. Furthermore, the Special Servicer shall consider all available objective third-party information obtained from generally available sources, as well as information obtained from vendors providing real estate services to the Special Servicer, concerning the market for distressed real estate loans and the real estate market for the subject property type in the area where the related Mortgaged
Property is located.

            (c)   Subject to the terms set forth in Section 2.03, in the event a
Trust Mortgage Loan becomes a Trust Defaulted Mortgage Loan, each of the
Plurality Subordinate Certificateholder and the Special Servicer (each, together with their respective assignees, an "Option Holder") shall have an assignable option (a "Purchase Option") (with respect to any Trust Mortgage Loan that is part of a Loan Combination, subject to the related Loan Combination
Intercreditor Agreement and Section 3.18(o)) to purchase such Trust Defaulted
Mortgage Loan from the Trust Fund at a price (the "Option Price") equal to (i)
the Purchase Price, if the Special Servicer has not yet determined the fair value of the Trust Defaulted Mortgage Loan, or (ii) the fair value of the Trust
Defaulted Mortgage Loan as determined by the Special Servicer in the manner described in Section 3.18(b) and in accordance with the Servicing Standard, if the Special Servicer has made such fair value determination; provided that, if
(A) the Purchase Option is being exercised by an Option Holder that is an assignee of the Special Servicer or the Plurality Subordinate Certificateholder
that is not an Affiliate of the Special Servicer or the Plurality Subordinate
Certificateholder, (B) the assignment of the Purchase Option was to such Option
Holder for no material consideration, and (C) the Purchase Option is exercised by such Option Holder more than 90 days following a determination of the fair value of the subject Trust Defaulted Mortgage Loan, the Special Servicer shall be entitled to receive a Principal Recovery Fee, which Principal Recovery Fee shall be deducted from the Option Price received. The Special Servicer shall, promptly after a Trust Mortgage Loan becomes a Trust Defaulted Mortgage Loan, deliver to the Plurality Subordinate Certificateholder and the Controlling Class
Representative a notice substantially in the form of Exhibit M-1. Any holder of a Purchase Option may sell, transfer, assign or otherwise convey its Purchase

                                      -168-

Option with respect to any Trust Defaulted Mortgage Loan to any party at any time after the related Trust Mortgage Loan becomes a Trust Defaulted Mortgage
Loan. The transferor of any Purchase Option shall notify the Trustee and the applicable Master Servicer of such transfer and such notice shall include (i) in the case of the Plurality Subordinate Certificateholder, an assignment substantially in the form of Exhibit M-3, or (ii) in the case of the Special
Servicer, an assignment substantially in the form of Exhibit M-2.
Notwithstanding the foregoing, the Plurality Subordinate Certificateholder (or its assignee) shall have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer; provided, however, if the Purchase Option is not exercised by the Plurality Subordinate
Certificateholder or any assignee thereof within 60 days of the fair value determination being made with respect to the subject Trust Defaulted Mortgage
Loan, then the Special Servicer (or its assignee) shall have the right to exercise its Purchase Option prior to any exercise by the Plurality Subordinate
Certificateholder and the Special Servicer or its assignee may exercise such
Purchase Option at any time during the 15 day period immediately following the expiration of such 60-day period. Following the expiration of such 15 day period, the Plurality Subordinate Certificateholder (or its assignee) shall again have the right to exercise its Purchase Option prior to any exercise of the Purchase Option by the Special Servicer. If not exercised earlier, the
Purchase Option with respect to any Trust Defaulted Mortgage Loan will automatically terminate (i) once the related Trust Defaulted Mortgage Loan is no longer a Trust Defaulted Mortgage Loan; provided, however, that if such Trust
Mortgage Loan subsequently becomes a Trust Defaulted Mortgage Loan, the related
Purchase Option shall again be exercisable, (ii) upon the acquisition, by or on behalf of the Trust Fund, of title to the related Mortgaged Property through foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off, in full or at a discount, of such Trust Defaulted Mortgage Loan in connection with a workout. In addition, the Purchase Option with respect to a Trust
Defaulted Mortgage Loan held by any Person will terminate upon the exercise of the Purchase Option and consummation of the purchase by any other holder of a
Purchase Option.

            (d)   [RESERVED]

            (e)   Upon receipt of notice from the Special Servicer indicating that a Trust Mortgage Loan has become a Trust Defaulted Mortgage Loan, the holder (whether the original grantee of such option or any subsequent transferee) of the Purchase Option may exercise the Purchase Option by providing the applicable Master Servicer, the Trustee and the Controlling Class
Representative, written notice thereof (the "Purchase Option Notice"), which notice shall identify the Person that, on its own or through an Affiliate, will acquire the related Trust Mortgage Loan upon closing and shall specify a cash exercise price at least equal to the Option Price. The Purchase Option Notice shall be delivered in the manner specified in Section 11.05. The exercise of any
Purchase Option pursuant to this clause (e) shall be irrevocable; provided that the assignor of the Purchase Option shall have no liability to the Trust Fund or any other party hereto for the failure of its third party assignee to close the sale of the Trust Defaulted Mortgage Loan after its exercise of the Purchase
Option and upon such failure, the Purchase Option shall revert to the Option
Holder as provided herein as if the Purchase Option had not been exercised, and the Special Servicer shall pursue against such assignee whatever remedies it may have against the assignee.

            (f)   If the Special Servicer or the Plurality Subordinate
Certificateholder, or any of their respective Affiliates, is identified in the
Purchase Option Notice as the Person expected to acquire the related Trust
Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, then the applicable Master Servicer (or, if such Master
Servicer and the Special Servicer

                                      -169-

are the same Person, the Trustee) shall determine whether the Special Servicer's determination of the Option Price represents fair value for the Trust Defaulted
Mortgage Loan, in the manner set forth in Section 3.18(b). In such event, the
Special Servicer shall promptly deliver to the applicable Master Servicer (or the Trustee, if the Trustee is making the determination as contemplated in the preceding sentence) the Determination Information, including information regarding any change in circumstance regarding the Trust Defaulted Mortgage Loan known to the Special Servicer that has occurred subsequent to, and that would materially affect the value of the related Mortgaged Property reflected in, the most recent related Appraisal. Notwithstanding the foregoing, and if the Special
Servicer has not already done so, the applicable Master Servicer (or the
Trustee, if the Trustee is making the determination as contemplated in the preceding sentences) may (at its option) designate an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans, selected with reasonable care by such
Master Servicer or the Trustee, as the case may be, to confirm that the Special
Servicer's determination of the Option Price represents fair value for the Trust
Defaulted Mortgage Loan (which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an
Independent Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate). In that event, the applicable Master Servicer or the Trustee, as the case may be, absent manifest error, may conclusively rely on the opinion of any such Person. The costs of all appraisals, inspection reports and opinions of value incurred by the Special Servicer, the applicable Master Servicer, the Trustee or any such third party pursuant to this paragraph shall be advanced by such Master Servicer
(or the Trustee, if applicable) and shall constitute, and be reimbursable as,
Servicing Advances. In addition, the applicable Master Servicer (or, if applicable, the Trustee) shall be entitled to receive out of its Collection
Account a fee in the amount of $2,500, for the initial confirmation of the
Special Servicer's Option Price determination (but no fee for any subsequent confirmation) that is made by it with respect to any Trust Defaulted Mortgage
Loan, in accordance with this Section 3.18(f).

            Notwithstanding anything contained in this Section 3.18(f) to the contrary, if the Special Servicer, the Plurality Subordinate Certificateholder
or any of their respective Affiliates, is identified in the Purchase Option
Notice as the Person expected to acquire the related Trust Mortgage Loan, and the Option Price is based upon the Special Servicer's fair value determination, and the applicable Master Servicer and the Special Servicer are Affiliates, the
Trustee shall determine whether the Option Price represents fair value for the
Trust Defaulted Mortgage Loan, in the manner set forth in Section 3.18(b) and as soon as reasonably practicable but in any event within 30 days (except as such period may be extended as set forth in this paragraph) of its receipt of the
Purchase Option Notice and Determination Information from the Special Servicer.
In determining whether the Option Price represents the fair value of such Trust
Defaulted Mortgage Loan, the Trustee may obtain an opinion as to the fair value of such Trust Defaulted Mortgage Loan, taking into account the factors set forth in Section 3.18(b), from an Independent Appraiser or other Independent expert of recognized standing having experience in evaluating the value of defaulted mortgage loans which opinion shall be based on a review, analysis and evaluation of the Determination Information, and to the extent such an Independent
Appraiser or third party deems any such Determination Information to be defective, incorrect, insufficient or unreliable, such Person may base its opinion on such other information it deems reasonable or appropriate, and absent manifest error, the Trustee may conclusively rely on the opinion of any such
Person which was chosen by the Trustee with reasonable care. Notwithstanding the
30 day time period referenced above in this paragraph, the Trustee will have an additional 15 days to make a fair value determination if the Person referenced in the immediately preceding sentence has determined that the Determination

                                      -170-

Information is defective, incorrect, insufficient or unreliable. The reasonable costs of all appraisals, inspection reports and opinions of value, reasonably incurred by the Trustee or any such third party pursuant to this paragraph shall be advanced by the applicable Master Servicer and shall constitute, and be reimbursable as, Servicing Advances. In connection with the Trustee's determination of fair value the Special Servicer shall deliver to the Trustee the Determination Information for the use of the Trustee or any such third party.

            In the event a designated third party determines that the Option
Price is less than the fair value of the Trust Defaulted Mortgage Loan, such party shall provide its determination, together will all information and reports it relied upon in making such determination, to the Special Servicer, the applicable Master Servicer or the Trustee, as the case may be, and the Special
Servicer shall then adjust its fair value determination and, consequently, the
Option Price, pursuant to Section 3.18(b). The Special Servicer shall promptly provide written notice of any adjustment of the Option Price to the Option
Holder whose Purchase Option has been declared effective pursuant to Section
3.18(e) above. Upon receipt of such notice, such Option Holder shall have three
(3) Business Days to (i) accept the Option Price as adjusted and proceed in accordance with Section 3.18(g) below, or (ii) reject the Option Price as adjusted, in which case such Option Holder shall not be obligated to close the purchase of the Trust Defaulted Mortgage Loan. Upon notice from such Option
Holder, that it rejects the Option Price as adjusted, the Special Servicer and the Trustee shall provide the notices described in Section 3.18(h) below and thereafter any Option Holder may exercise its purchase option in accordance with this Section 3.18, at the Option Price as adjusted.

            (g)   The Option Holder whose Purchase Option is declared effective pursuant to Section 3.18(e) above shall be required to pay the purchase price specified in its Purchase Option Notice to the applicable Master Servicer within
10 Business Days of its receipt of such Master Servicer's notice confirming that the exercise of its Purchase Option is effective. Upon receipt of a Request for
Release from the applicable Master Servicer specifying the date for closing the purchase of the related Trust Defaulted Mortgage Loan, and the purchase price to be paid therefor, the Trustee shall deliver at such closing for release to or at the direction of such Option Holder, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it by such Option Holder and are reasonably necessary to vest in the purchaser or any designee thereof the ownership of such Trust Mortgage Loan. In connection with any such purchase by any Person other than it, the Special Servicer shall deliver the related
Mortgage File to or at the direction of the purchaser. In any case, the applicable Master Servicer shall deposit the purchase price (except that portion of any purchase price constituting Gain-on-Sale Proceeds which shall be deposited in the Gain-on-Sale Reserve Account) into its Collection Account within one (1) Business Day following receipt.

            (h)   The Special Servicer shall immediately notify the Trustee and the applicable Master Servicer upon the holder of the effective Purchase
Option's failure to remit the purchase price specified in its Purchase Option
Notice pursuant to this Section 3.18(h). Thereafter, the Trustee shall notify each Option Holder of such failure and any Option Holder may then exercise its purchase option in accordance with this Section 3.18.

            (i)   Unless and until the Purchase Option with respect to a Trust
Defaulted Mortgage Loan is exercised, the Special Servicer shall pursue such other resolution strategies available hereunder with respect to such Trust
Defaulted Mortgage Loan, including, without limitation, workout and

                                      -171-

foreclosure, as the Special Servicer may deem appropriate consistent with the
Servicing Standard; provided, however, the Special Servicer will not be permitted to sell the Trust Defaulted Mortgage Loan other than in connection with the exercise of the related Purchase Option.

            (j)   In the event that title to any REO Property is acquired by the
Trust in respect of any Trust Defaulted Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The
Special Servicer, after notice to the Controlling Class Representative, shall use its reasonable best efforts to sell any REO Property as soon as practicable in accordance with Section 3.16(a). If the Special Servicer on behalf of the
Trustee has not received an REO Extension or an Opinion of Counsel described in
Section 3.16(a) and the Special Servicer is not able to sell such REO Property within the period specified above, or if an REO Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Controlling
Class Representative, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the
Special Servicer) in accordance with the Servicing Standard. The Special
Servicer shall give the Controlling Class Representative, the applicable Master
Servicer and the Trustee (and, in the case of a Loan Combination Mortgaged
Property, the related Non-Trust Noteholder(s)) not less than five days' prior written notice of its intention to sell any REO Property, and in respect of such sale, the Special Servicer shall offer such REO Property in a commercially reasonable manner. Where any Interested Person is among those bidding with respect to an REO Property, the Special Servicer shall require that all bids be submitted in writing and be accompanied by a refundable deposit of cash in an amount equal to 5% of the bid amount. No Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price; and provided, further, that if the Special Servicer intends to bid on any REO Property, (i)
the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust Fund, an Appraisal of such
REO Property and (iii) the Special Servicer shall not bid less than the greater of (A) the fair market value set forth in such Appraisal or (B) the Purchase
Price.

            (k)   Subject to the REMIC Provisions, the Special Servicer shall act on behalf of the Trust in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property or the exercise of a Purchase Option, including the collection of all amounts payable in connection therewith. Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any REO Property or purchase any Trust Defaulted Mortgage Loan. Any sale of a Trust Defaulted Mortgage Loan (pursuant to a Purchase Option) or an
REO Property shall be without recourse to, or representation or warranty by, the
Trustee, any Fiscal Agent, the Depositor, the Special Servicer, the applicable
Master Servicer, any Mortgage Loan Seller or the Trust. None of the Special
Servicer, the applicable Master Servicer, the Depositor, the Trustee or any
Fiscal Agent shall have any liability to the Trust or any Certificateholder with respect to the price at which a Trust Defaulted Mortgage Loan is sold if the sale is consummated in accordance with the terms of this Agreement.

            (l)   Upon exercise of a Purchase Option, the holder of such
Purchase Option shall be required to pay the purchase price specified in its
Purchase Option Notice to the Special Servicer within 10 Business Days of exercising its Purchase Option. The proceeds of any sale of a Trust Defaulted
Mortgage Loan, after deduction of the expenses of such sale incurred in connection therewith, shall be deposited by the Special Servicer in the applicable Master Servicer's Collection Account.

                                      -172-

            (m)   Notwithstanding anything herein to the contrary, the Special
Servicer shall not take or refrain from taking any action pursuant to instructions from the Controlling Class Representative that would cause it to violate applicable law or any term or provision of this Agreement, including the
REMIC Provisions and the Servicing Standard.

            (n)   The amount paid for a Trust Defaulted Mortgage Loan or related
REO Property purchased under this Agreement shall be deposited into the applicable Master Servicer's Collection Account. Upon receipt of an Officer's
Certificate from the applicable Master Servicer to the effect that such deposit has been made, the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be provided to it and are reasonably necessary to vest in the purchaser of such Trust Defaulted
Mortgage Loan or related REO Property ownership of the Trust Defaulted Mortgage
Loan or REO Property. The Custodian, upon receipt of a Request for Release, shall release or cause to be released to the applicable Master Servicer or the
Special Servicer the related Mortgage File. In connection with any such purchase, the Special Servicer shall deliver the related Servicing File to the purchaser of a Trust Defaulted Mortgage Loan or related REO Property.

            (o)   Pursuant to the terms of each Loan Combination Intercreditor
Agreement, upon the occurrence of one or more specified events set forth in each such agreement with respect to the related Trust Mortgage Loan, each related
Non-Trust Noteholder may, at its option and subject to the terms of such agreement, purchase the subject Trust Mortgage Loan at the purchase price set forth in such agreement. Any exercise of a Purchase Option under this Section
3.18 with respect to a Trust Mortgage Loan that is part of a Loan Combination shall be subject to the rights of the related Non-Trust Noteholder(s) to purchase such Trust Mortgage Loan pursuant to the related Loan Combination
Intercreditor Agreement.

            SECTION 3.19.     Additional Obligations of the Master Servicers.

            (a)   Each Master Servicer shall deposit in its Collection Account on each P&I Advance Date (prior to any transfer of funds from such Collection
Account to the Distribution Account on such date), without any right of reimbursement therefor with respect to those Trust Mortgage Loans that were, in each such case, subject to a Principal Prepayment during the most recently ended
Collection Period (other than Principal Prepayments made out of Insurance
Proceeds or Liquidation Proceeds and other than Casualty/Condemnation Principal
Prepayments) creating a Prepayment Interest Shortfall, an aggregate amount equal to the lesser of (i) the amount of the related Prepayment Interest Shortfalls in respect of the Trust Mortgage Loans and (ii) the sum of (A) that portion of such
Master Servicer's Master Servicing Fees on the portion of the Mortgage Pool for which it is the applicable Master Servicer that represents an accrual at a rate of 0.01% per annum and (B) the total amount of Prepayment Interest Excesses that were collected during the related Collection Period; provided, however, that if a Prepayment Interest Shortfall occurs as a result of the applicable Master
Servicer's allowing the related Mortgagor to deviate from the terms of the related Mortgage Loan documents regarding principal prepayments (other than (x)
subsequent to a material default under the related Mortgage Loan documents, (y)
pursuant to applicable law or a court order or (z) at the request or with the consent of the Special Servicer or the Controlling Class Representative), then, for purposes of determining the payment that such Master Servicer is required to make to cover that Prepayment Interest Shortfall, the reference to "Master
Servicing Fee" in clause (A) above shall be construed to include (1) the entire
Master Servicing Fees payable to such Master Servicer with respect to the related Collection Period, inclusive of any portion payable to a third-party primary servicer and inclusive of any portion

                                      -173-

thereof that constitutes the related Excess Servicing Strip and (2) the amount of any investment income earned by such Master Servicer on the related Principal
Prepayment while on deposit in its Collection Account.

            Following the payments made by the applicable Master Servicer pursuant to the preceding paragraph (excluding the payments contemplated by the proviso to the sole sentence of the preceding paragraph), such Master Servicer shall apply any remaining Prepayment Interest Excesses to offset any
Casualty/Condemnation Interest Shortfall incurred with respect to any Trust
Mortgage Loan during the subject Collection Period.

            Except as provided in the preceding paragraphs, no other
compensation to the Master Servicers shall be available to cover Prepayment
Interest Shortfalls. Each Master Servicer's obligation to make any particular deposit in respect of any Collection Period as set forth in this Section 3.19(a)
shall not, in the absence of default under this Section 3.19(a), carry over to any subsequent Collection Period.

            With respect to each Artesia Trust Mortgage Loan, Wells Fargo shall, out of its own funds, deposit into its Collection Account on each P&I Advance
Date (prior to any transfer of funds from such Collection Account to the
Distribution Account on such date), without any right of reimbursement therefor, with respect to those Artesia Trust Mortgage Loans that were, in each such case, subject to a Delayed Principal Payment during the Collection Period prior to the
Collection Period to which such P&I Advance Date relates, an amount equal to the amount of the related Delayed Principal Payment Interest Shortfall.

            (b)   The applicable Master Servicer shall, as to each Mortgage Loan that is secured by the interest of the related Mortgagor under a Ground Lease, promptly (and in any event within 60 days of the Closing Date) notify the related ground lessor in writing of the transfer of such Mortgage Loan to the
Trust Fund pursuant to this Agreement and inform such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to such Master Servicer. The costs and expenses of any modifications to Ground
Leases shall be paid by the related Mortgagor.

            (c)   Each Master Servicer shall deliver to each Mortgage Loan
Seller upon request, without charge, no more than twice per calendar year a current list of the Mortgagors relating to the Mortgage Loans (as identified on the Mortgage Loan Schedule) sold by such Mortgage Loan Seller to the Depositor and their respective billing addresses and telephone numbers; provided, however, that neither Master Servicer shall be under an obligation to provide any such information not in its possession.

            (d)   The Master Servicers and the Special Servicer shall each be responsible for providing (i) to each Non-Trust Noteholder such notices regarding defaults and events of default with respect to the related Loan
Combination as are required from the holder of the related Trust Mortgage Loan that is part the related Loan Combination under the related Loan Combination
Intercreditor Agreement, and (ii) to any lender of related mezzanine debt as may be required from the Trust, as holder of a Trust Mortgage Loan, under any related co-lender, intercreditor or similar agreement.

                                      -174-

            SECTION 3.20.     Modifications, Waivers, Amendments and Consents.

            (a)   The Master Servicers (with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan) and the Special Servicer (with respect to any Specially Serviced Mortgage Loan) each may (consistent with the
Servicing Standard) agree to any modification, waiver or amendment of any term of, extend the maturity of (in the case of either Master Servicer, subject to a maximum of two separate one-year extensions without the consent of the Special
Servicer), defer or forgive interest (including Penalty Interest and Additional
Interest) on and principal of, defer or forgive late payment charges, Prepayment
Premiums and Yield Maintenance Charges on, permit the release, addition or substitution of collateral securing, and/or permit the release, addition or substitution of the Mortgagor on or any guarantor of, any Mortgage Loan, and/or provide consents with respect to any leasing activity at a Mortgaged Property securing any Mortgage Loan without the consent of the Trustee or any
Certificateholder; provided, that the Master Servicers' and the Special
Servicer's rights to do so shall be subject to Section 3.08, Section 6.11 and
Section 6.12 (and, in the case of a Loan Combination, subject to the terms of the related Loan Combination Intercreditor Agreement) and, further, to the following subsections of this Section 3.20; and provided, further, that other than as provided in Sections 3.02(a) (relating to waivers of Default Charges),
3.08, 3.20(d) and 3.20(e), neither Master Servicer shall agree to any modification, waiver, forbearance or amendment of any term of, or take any of the other acts referenced in this Section 3.20(a) with respect to, any Mortgage
Loan, unless such Master Servicer has obtained the consent of the Special
Servicer (it being understood and agreed that (A) such Master Servicer will promptly provide the Special Servicer with notice of any Mortgagor request for such modification, waiver, forbearance or amendment, such Master Servicer's written recommendations and analysis, and all information reasonably available to such Master Servicer that the Special Servicer may reasonably request in order to withhold or grant any such consent, (B) the Special Servicer shall decide whether to withhold or grant such consent in accordance with the
Servicing Standard and Section 6.11 and Section 6.12 and (C) if any such consent has not been expressly denied within 10 Business Days (or, if the Controlling
Class Representative is entitled to object pursuant to Section 6.11 (or, in the case of a Loan Combination, the Loan Combination Controlling Party is entitled to object pursuant to Section 6.12), 15 Business Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11) after the Special Servicer's receipt from such
Master Servicer of such Master Servicer's recommendations and analysis and all information reasonably requested thereby and reasonably available to such Master
Servicer in order to make an informed decision (or, if the Special Servicer did not request any information, within 10 Business Days (or 15 Business Days, if applicable) after such notice), such consent shall be deemed to have been granted).

            (b)   All modifications, waivers or amendments of any Mortgage Loan shall be in writing and shall be considered and effected in accordance with the
Servicing Standard. Neither of the Master Servicers nor the Special Servicer, as
applicable, shall make or permit or consent to, as applicable, any modification, waiver or amendment of any term of any Mortgage Loan that would result in an
Adverse REMIC Event. Either Master Servicer or the Special Servicer shall determine and may conclusively rely on an Opinion of Counsel (which Opinion of
Counsel shall be an expense of the Trust Fund to the extent not paid by the related Mortgagor) to the effect that such modification, waiver or amendment would not (1) effect an exchange or reissuance of the Mortgage Loan under
Treasury Regulations Section 1.860G-2(b) of the Code, (2) cause either of REMIC
I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the
Startup Day under the REMIC Provisions, or (3) adversely affect the status of any of Grantor Trust Z or Grantor Trust E under the Code.

                                      -175-

            (c)   The Special Servicer, on behalf of the Trust Fund, may agree or consent to (or permit either Master Servicer to agree or consent to) any modification, waiver or amendment of any term of any Mortgage Loan that would:

                  (i)       affect the amount or timing of any related payment
      of principal, interest or other amount (including Prepayment Premiums or
      Yield Maintenance Charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable thereunder-
      (including, subject to the discussion in the following paragraph, any related Balloon Payment); or

                  (ii)      affect the obligation of the related Mortgagor to
      pay a Prepayment Premium or Yield Maintenance Charge or permit a Principal
      Prepayment during any period in which the related Mortgage Note prohibits
      Principal Prepayments; or

                  (iii)     in the judgment of the Special Servicer, materially
      impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon;

only if (A) a material default on the Mortgage Loan has occurred or, in the
Special Servicer's judgment, a material default on the Mortgage Loan is reasonably foreseeable, and (B) the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the
Certificateholders (and, in the case of a Loan Combination, the related
Non-Trust Noteholder(s)), as a collective whole, on a present value basis, than would liquidation.

            In addition, subject to the third paragraph of this Section 3.20(c), the Special Servicer may (or permit either Master Servicer to) extend the date on which any Balloon Payment is scheduled to be due in respect of a Specially
Serviced Mortgage Loan if the conditions set forth in the proviso to the prior paragraph are satisfied and the Special Servicer has obtained an Appraisal of the related Mortgaged Property in connection with such extension, which
Appraisal supports the determination of the Special Servicer contemplated by clause (B) of the proviso to the immediately preceding paragraph.

            In no event will either Master Servicer or the Special Servicer (i)
extend the maturity date of a Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date and (ii) if the Mortgage Loan is
secured by a Ground Lease (and not by the corresponding fee simple interest), extend the maturity date of such Mortgage Loan beyond a date which is less than
20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the Ground Lease, and with the consent of the Controlling Class Representative, 10 years) prior to the expiration of the term of such Ground Lease including any unilateral options to extend such term.

            The determination of the Special Servicer contemplated by clause (B)
of the proviso to the first paragraph of this Section 3.20(c) shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the applicable Master Servicer and, in the case of a Loan Combination, the related
Non-Trust Noteholder(s) and describing in reasonable detail the basis for the
Special Servicer's determination. The Special Servicer shall append to such
Officer's Certificate any information including but not limited to income and expense statements, rent rolls, property inspection reports and appraisals that support such determination.

            (d)   Except as expressly contemplated by the related Mortgage Loan documents, the Special Servicer shall not consent to either Master Servicer releasing, which consent shall be deemed

                                      -176-

given if not denied in writing within 10 Business Days (or, if the Controlling
Class Representative is entitled to object pursuant to Section 6.11 (or, in the case of a Loan Combination, the Loan Combination Controlling Party is entitled to object pursuant to Section 6.12), 15 Business Days, which 15 Business Days shall include the five Business Days specified in the proviso at the end of the first paragraph of Section 6.11), any real property collateral securing an outstanding Mortgage Loan, except as provided in Section 3.09 or 3.20(e), or except in connection with a permitted defeasance, or except where a Mortgage
Loan (or, in the case of a Crossed Loan Group, where such entire Crossed Loan
Group) is satisfied, or except in the case of a release of real property collateral provided the Rating Agencies have been notified in writing and, with respect to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, (A)
either (1) such release will not, in the reasonable judgment of the Special
Servicer (exercised in accordance with the Servicing Standard), materially and adversely affect the net operating income being generated by or the then-current use of the related Mortgaged Property, or (2) there is a corresponding principal pay down of such Mortgage Loan in an amount at least equal to the appraised value of the collateral to be released (or substitute real property collateral with an appraised value at least equal to that of the collateral to be released, is delivered), (B) the release does not materially adversely affect the adequacy of the remaining Mortgaged Property (together with any substitute real property collateral), in the reasonable judgment of the Special Servicer (exercised in accordance with the Servicing Standard), as security for the Mortgage Loan and
(C) if the real property collateral to be released has an appraised value in excess of $1,500,000, such release would not, in and of itself, result in an
Adverse Rating Event (as confirmed in writing to the Trustee by each Rating
Agency).

            (e)   Notwithstanding anything in this Section 3.20, Section 3.08,
Section 6.11 or Section 6.12 to the contrary, neither Master Servicer shall be required to seek the consent of, or provide prior notice to, the Special
Servicer, any Certificateholder or the Controlling Class Representative or
obtain any confirmation of the Certificate ratings from the Rating Agencies in order to approve the following modifications, waivers or amendments of the
Mortgage Loans (but, in the case of the actions described in clauses (iii) and
(iv) of this sentence, shall notify the Controlling Class Representative thereof): (i) waivers of non-material covenant defaults (other than financial covenants), including late financial statements; (ii) waivers of Default
Charges, to the extent allowed under Section 3.02; (iii) releases of unimproved parcels of a Mortgaged Property; (iv) grants of easements, rights-of-way or other similar agreements in accordance with Section 3.08(b); (v) approval of routine leasing activities that affect less than the lesser of 30,000 square feet or 30% of the net rentable area of the related Mortgaged Property; (vi)
approval of annual budgets to operate the Mortgaged Property; (vii) temporary waivers of any requirements in the related Mortgage Loan documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; and (viii) consenting to changing the property manager with respect to any Mortgage Loan with an unpaid principal balance of less than $2,000,000;
provided that any such modification, waiver or amendment, or agreeing to any such modification, waiver or amendment, (w) would not in any way affect a payment term of the Certificates, (x) would not constitute a "significant modification" of such Mortgage Loan pursuant to Treasury Regulations Section
1.860G-2(b) and would not otherwise constitute an Adverse REMIC Event with respect to any REMIC or an Adverse Grantor Trust Event with respect to any of
Grantor Trust Z or Grantor Trust E, (y) would be consistent with the Servicing
Standard.

            (f)   Any payment of interest that is deferred pursuant to any
modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to
Certificateholders, be added to the unpaid principal balance or Stated Principal
Balance of the related Mortgage Loan, notwithstanding that the terms of such

                                      -177-

modification, waiver or amendment so permit. The foregoing shall in no way limit the Special Servicer's ability to charge and collect from the Mortgagor costs otherwise collectible under the terms of the related Mortgage Note and this
Agreement together with interest thereon.

            (g)   The Special Servicer or, either Master Servicer may, as a
condition to granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within its discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this
Agreement, require that such Mortgagor pay to it (i) as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, provided such fee would not itself be a "significant modification" pursuant to Treasury Regulations Section
1.1001-3(e)(2) and (ii) any related costs and expenses incurred by it. In no event shall the Special Servicer be entitled to payment for such fees or expenses unless such payment is collected from the related Mortgagor.

            (h)   The Master Servicers and Special Servicer shall notify each other, the Trustee, the Controlling Class Representative and, in the case of a
Loan Combination, the related Non-Trust Noteholder(s), in writing, of any modification, waiver or amendment of any term of any Mortgage Loan (including fees charged the Mortgagor) and the date thereof, and shall deliver to the
Custodian for deposit in the related Mortgage File, (in the case of the Special
Servicer, with a copy to the applicable Master Servicer), an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within 10 Business Days) following the execution thereof. Copies of each agreement whereby any such modification, waiver or amendment of any term of any Mortgage Loan is effected shall be made available for review upon prior request during normal business hours at the offices of the applicable Master Servicer pursuant to Section 3.15(a) hereof.

            (i)   With respect to each Mortgage Loan that provides for
defeasance, each Master Servicer shall, to the extent permitted by the terms of such Mortgage Loan, require the related Mortgagor (i) to provide replacement collateral consisting of U.S. government securities within the meaning of
Treasury Regulations Section 1.860G-2(a)(8)(i) in an amount sufficient to make all scheduled payments under the Mortgage Loan (or defeased portion thereof)
when due (and assuming, in the case of an ARD Loan, to the extent consistent with the related Mortgage Loan documents, that such Mortgage Loan matures on its
Anticipated Repayment Date), (ii) to deliver a certificate from an independent certified public accounting firm certifying that the replacement collateral is sufficient to make such payments, (iii) at the option of such Master Servicer, to designate a single purpose entity (which may be a subsidiary of such Master
Servicer established for the purpose of assuming all defeased Mortgage Loans) to assume the Mortgage Loan (or defeased portion thereof) and own the defeasance collateral, (iv) to implement such defeasance only after the second anniversary of the Closing Date, (v) to provide an Opinion of Counsel that the Trustee has a perfected, first priority security interest in the new collateral (subject to bankruptcy, insolvency and similar standard exceptions), and (vi) in the case of a partial defeasance of the Mortgage Loan, to defease a principal amount equal to at least 125% (or such lower percentage as the related Mortgagor is entitled to partially defease a principal amount pursuant to the related Mortgage Loan documents, it being understood that the Master Servicers are not authorized to modify such terms) of the allocated loan amount for the Mortgaged Property or
Properties to be released. If the subject Mortgage Loan is not a Significant
Mortgage Loan and if either the terms of the subject Mortgage Loan permit the applicable Master Servicer to impose the foregoing requirements or such Master
Servicer satisfies such requirements on its own, then confirmation that such defeasance will not result in an Adverse Rating Event is not required from Fitch and is not required from

                                      -178-

S&P so long as such Master Servicer delivers to S&P a certification substantially in the form attached hereto as Exhibit K. In such case, the applicable Master Servicer shall provide the Rating Agencies and the Controlling
Class Representative with notice that the foregoing requirements have been met with respect to the subject Mortgage Loan. However, if the subject Mortgage Loan is a Significant Mortgage Loan or if the terms of the subject Mortgage Loan do not permit the applicable Master Servicer to impose such requirements and such
Master Servicer does not satisfy such requirements on its own, then such Master
Servicer shall so notify the Rating Agencies and the Controlling Class
Representative (and, in the case of a Loan Combination, the related Non-Trust
Noteholder(s), as applicable and, so long as such a requirement would not violate applicable law or the Servicing Standard, obtain a confirmation from each Rating Agency that such defeasance will not result in an Adverse Rating
Event. Subject to the related Mortgage Loan documents and applicable law, the applicable Master Servicer shall not execute a defeasance unless (a) the subject
Mortgage Loan requires the Mortgagor to pay all Rating Agency fees associated with defeasance (if Rating Agency confirmation of the absence of an Adverse
Rating Event is a specific condition thereto) and all expenses associated with defeasance or other arrangements for payment of such costs are made at no expense to the Trust Fund or such Master Servicer (provided, however, that in no event shall such proposed "other arrangements" result in any liability to the
Trust Fund including any indemnification of such Master Servicer or the Special
Servicer which may result in legal expenses to the Trust Fund), and (b) the
Mortgagor is required to provide or such Master Servicer receives from
Independent counsel at the Mortgagor's expense all Opinions of Counsel, including Opinions of Counsel that the defeasance will not cause an Adverse
REMIC Event or an Adverse Grantor Trust Event and that the Mortgage Loan documents are fully enforceable in accordance with their terms (subject to bankruptcy, insolvency and similar standard exceptions), and any applicable rating confirmations. In addition, if in connection with a defeasance of any
Mortgage Loan the applicable Mortgage Loan Seller bears the costs and expenses associated with such defeasance in accordance with the terms of the applicable
Mortgage Loan Purchase Agreement, any costs and expenses subsequently recovered by the applicable Master Servicer from the related Mortgagor in respect of such defeasance shall be promptly remitted by such Master Servicer to the applicable
Mortgage Loan Seller.

            Subsequent to the second anniversary of the Closing Date, to the extent that the applicable Master Servicer can, in accordance with the related
Mortgage Loan documents, require defeasance of any Mortgage Loan in lieu of accepting a prepayment of principal thereunder, including a prepayment of principal accompanied by a Prepayment Premium or Yield Maintenance Charge, such
Master Servicer shall, to the extent it is consistent with the Servicing
Standard, require such defeasance, provided that the conditions set forth in clauses (i) through (vi) of the first sentence of the immediately preceding paragraph have been satisfied. Notwithstanding the foregoing, if at any time, a court with jurisdiction in the matter shall hold that the related Mortgagor may obtain a release of the subject Mortgaged Property but is not obligated to deliver the full amount of the defeasance collateral contemplated by the related
Mortgage Loan documents (or cash sufficient to purchase such defeasance collateral), then the applicable Master Servicer shall (i) if consistent with the related Mortgage Loan documents, refuse to allow the defeasance of the
Mortgage Loan or (ii) if such Master Servicer cannot so refuse and if the related Mortgagor has delivered cash to purchase defeasance collateral, such
Master Servicer shall either (A) to the extent of the cash delivered by the
Mortgagor, purchase defeasance collateral or (B) apply the cash to a prepayment of the Mortgage Loan, in either case, in accordance with the Servicing Standard.

                                      -179-

            For purposes of this paragraph, a "single purpose entity" shall mean a Person, other than an individual, whose organization documents provide as follows: it is formed solely for the purpose of owning and operating a single property, assuming one or more Mortgage Loans (or, in the case of a Loan
Combination, the Loan Combination) and owning and pledging the related
Defeasance Collateral; it may not engage in any business unrelated to such property and the financing thereof; it does not have and may not own any assets other than those related to its interest in the property or the financing thereof and may not incur any indebtedness other than as permitted by the related Mortgage; it shall maintain its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other person; it shall hold regular meetings, as appropriate, to conduct its business, and shall observe all entity-level formalities and record keeping; it shall conduct business in its own name and use separate stationery, invoices and checks; it may not guarantee or assume the debts or obligations of any other person; it shall not commingle its assets or funds with those of any other person; it shall pay its obligations and expenses from its own funds and allocate and charge reasonably and fairly any common employees or overhead shared with affiliates; it shall prepare separate tax returns and financial statements or, if part of a consolidated group, shall be shown as a separate member of such group; it shall transact business with affiliates on an arm's length basis pursuant to written agreements; and it shall hold itself out as being a legal entity, separate and apart from any other person. The single purpose entity organizational documents shall provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the single purpose entity requirements during the term of the Mortgage Loan (or the Loan Combination, if applicable).

            (j)   To the extent that either Master Servicer or the Special
Servicer waives any Default Charges in respect of any Mortgage Loan, whether pursuant to Section 3.02(a) or this Section 3.20, the respective amounts of additional servicing compensation payable to such Master Servicer and the
Special Servicer under Section 3.11 out of such Default Charges shall be reduced proportionately, based upon the respective amounts that had been payable thereto out of such Default Charges immediately prior to such waiver.

            (k)   Notwithstanding anything to the contrary in this Agreement, neither of the Master Servicers nor the Special Servicer, as applicable, shall give any consent, approval or direction regarding the termination of the related property manager or the designation of any replacement property manager with respect to any Mortgaged Property that secures a Significant Mortgage Loan unless it has received prior written confirmation (the cost of which shall be paid by the related Mortgagor, if so allowed by the terms of the related loan documents, and if not so allowed, paid as an Additional Trust Fund Expense) from the Rating Agencies that such action will not result in an Adverse Rating Event.

            (l)   Notwithstanding anything in this Section 3.20 to the contrary:

                  (i)       the limitations, conditions and restrictions set
      forth in this Section 3.20 shall not apply to any act or event (including, without limitation, a release of collateral) in respect of any Mortgage
      Loan that is required under the Mortgage Loan documents or that either occurs automatically or results from the exercise of a unilateral option by the related Mortgagor within the meaning of Treasury Regulations
      Section 1.1001-3(c)(2)(iii), in any event under the terms of such Mortgage
      Loan in effect on the Closing Date (or, in the case of a Qualified
      Substitute Mortgage Loan, on the related date of substitution); and

                                      -180-

                  (ii)      neither of the Master Servicers nor the Special
      Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if, in its reasonable judgment, such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

            (m)   Neither the Special Servicer nor the Master Servicers shall have any liability to the Trust, the Certificateholders, any Non-Trust
Noteholder or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by this Section
3.20 is reasonably likely to produce a greater recovery to Certificateholders on a present value basis than would liquidation should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis by the Special Servicer and/or the subject Master Servicer, and consistent with the Servicing Standard.

            SECTION 3.21.     Transfer of Servicing Between the Master Servicers
                              and the Special Servicer; Record Keeping.

            (a)   Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the applicable Master Servicer shall promptly notify the Trustee, the Special Servicer and the Controlling Class
Representative (and with respect to a Loan Combination, the related Non-Trust
Noteholder(s)), and if such Master Servicer is not also the Special Servicer, such Master Servicer shall promptly deliver or cause to be delivered a copy of the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan, either in such Master Servicer's or any of its directors', officers', employees', affiliates' or agents' possession or control or otherwise available to such
Master Servicer without undue burden or expense, and reasonably requested by the
Special Servicer to enable it to assume its functions hereunder with respect thereto. The applicable Master Servicer shall use reasonable efforts to comply with the preceding sentence within five Business Days of the occurrence of each related Servicing Transfer Event; provided, however, if the information, documents and records requested by the Special Servicer are not contained in the
Servicing File, such Master Servicer shall have such period of time as reasonably necessary to make such delivery. After the occurrence of a Servicing
Transfer Event, the Special Servicer shall collect payments on such Mortgage
Loan and make remittances to the applicable Master Servicer in accordance with
Section 3.04.

            Upon determining that a Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan and if the applicable Master Servicer is not also the
Special Servicer, the Special Servicer shall immediately give notice thereof to such Master Servicer and the Controlling Class Representative (and with respect to a Loan Combination, the related Non-Trust Noteholder(s)), and shall return the related Servicing File and all other information, documents and records that were not part of the Servicing File when it was delivered to the Special
Servicer within five Business Days of the occurrence, to such Master Servicer
(or such other Person as may be directed by such Master Servicer) and upon giving such notice, and returning such Servicing File, to such Master Servicer
(or such other Person as may be directed by such Master Servicer), the Special
Servicer's obligation to service such Mortgage Loan, and the Special Servicer's right to receive the Special Servicing Fee with respect to such Mortgage Loan, shall terminate, and the obligations of such Master Servicer to service and administer such Mortgage Loan shall resume.

                                      -181-

            (b)   In servicing any Specially Serviced Mortgage Loans, the
Special Servicer shall provide to the Custodian originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage
File (with a copy of each such original to the applicable Master Servicer), and copies of any additional related Mortgage Loan information, including correspondence with the related Mortgagor.

            (c)   No later than 60 days after a Mortgage Loan becomes a
Specially Serviced Mortgage Loan (or, in the case of any Loan Combination, such other number of days provided in the related Loan Combination Intercreditor
Agreement), the Special Servicer shall deliver to each Rating Agency, the
Trustee, the applicable Master Servicer, the Controlling Class Representative
and, if applicable, the related Loan Combination Controlling Party, a report
(the "Asset Status Report") with respect to such Mortgage Loan and the related
Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

                  (i)       summary of the status of such Specially Serviced
      Mortgage Loan and negotiations with the related Mortgagor;

                  (ii)      a discussion of the legal and environmental
      considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Specially Serviced Mortgage Loan and whether outside legal counsel has been retained;

                  (iii)     the most current rent roll and income or operating
      statement available for the related Mortgaged Property;

                  (iv)      the Appraised Value of the Mortgaged Property
      together with the assumptions used in the calculation thereof;

                  (v)       summary of the Special Servicer's recommended action
      with respect to such Specially Serviced Mortgage Loan; and

                  (vi)      such other information as the Special Servicer deems
      relevant in light of the Servicing Standard;

provided, however, that if a Loan Combination is involved, the Asset Status
Report shall be in respect of the entire Loan Combination and shall also contain any additional information required to be contained in such Asset Status Report pursuant to the related Loan Combination Agreement.

            With respect to any Mortgage Loan (including the Capitol Hill
Project A-Note Trust Mortgage Loan but excluding any other Mortgage Loan that is part of a Loan Combination (as to which the related Loan Combination
Intercreditor Agreement provides a different process for the review and approval of Asset Status Reports)), within 10 Business Days of receiving an Asset Status
Report which relates to a recommended action as to which the Controlling Class
Representative is entitled to object under Section 6.11, the Controlling Class
Representative does not disapprove such Asset Status Report in writing, the
Special Servicer shall implement the recommended action as outlined in such
Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law, the Servicing Standard, or the terms of the applicable Mortgage Loan documents. If,

                                      -182-

subject to Section 6.11 or Section 6.12, as the case may be, the Controlling
Class Representative disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Controlling Class
Representative, the Rating Agencies, the Trustee and the applicable Master
Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval.

            With respect to any Mortgage Loan ((including the Capitol Hill
Project A-Note Trust Mortgage Loan but excluding any other Mortgage Loan that is part of a Loan Combination (as to which the related Loan Combination
Intercreditor Agreement provides a different process for the review and approval of Asset Status Reports)), the Special Servicer shall revise such Asset Status
Report as described above in this Section 3.21(c) until the Controlling Class
Representative shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. With respect to any Mortgage Loan (including the Capitol Hill Project A-Note Trust
Mortgage Loan but excluding any other Mortgage Loan that is part of a Loan
Combination (as to which the related Loan Combination Intercreditor Agreement provides a different process for the review and approval of Asset Status
Reports)), the Special Servicer may, from time to time, modify any Asset Status
Report it has previously delivered and implement such modified report, provided such modified report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section. Notwithstanding the foregoing, the
Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report (and consistent with the terms hereof) before the expiration of a 10 Business Day period if the Special Servicer has reasonably determined that failure to take such action would materially and adversely affect the interests of the Certificateholders (and, in the case of the Capitol
Hill Project Loan Combination, the related Non-Trust Noteholder) and it has made a reasonable effort to contact the Controlling Class Representative and (ii) in any case, shall determine whether such affirmative disapproval is not in the best interest of all the Certificateholders (and, in the case of the Capitol
Hill Project Loan Combination, the related Non-Trust Noteholder) pursuant to the
Servicing Standard.

            In the event the Controlling Class Representative and the Special
Servicer have been unable to agree upon an Asset Status Report with respect to a
Specially Serviced Mortgage Loan ((including the Capitol Hill Project A-Note
Trust Mortgage Loan but excluding any other Mortgage Loan that is part of a Loan
Combination (as to which the related Loan Combination Intercreditor Agreement provides a different process for the review and approval of Asset Status
Reports)) within 90 days of the Controlling Class Representative's receipt of the initial Asset Status Report, the Special Servicer shall implement the actions directed by the Controlling Class Representative unless doing so would result in any of the consequences set forth in the last paragraph of this
Section 3.21, in which case the Special Servicer shall implement the actions described in the most recent Asset Status Report submitted to the Controlling
Class Representative by the Special Servicer.

            In the case of each of the 633 17th Street Loan Combination, the
Mainsail Loan Combination, the Mall of Louisiana Loan Combination and the North
Point Loan Combination, the review and approval of Asset Status Reports shall be conducted in accordance with the provisions of the related Loan Combination
Intercreditor Agreement.

            In the event that a B-Note Loan Holder is no longer the Loan
Combination Controlling Party because a Loan Combination Control Appraisal Event is in effect with respect to such Mortgage

                                      -183-

Loan, such B-Note Loan Holder shall have non-binding consultation rights to consult with the Special Servicer.

            The Special Servicer shall have the authority to meet with the
Mortgagor for any Specially Serviced Mortgage Loan and take such actions consistent with the Servicing Standard, the terms hereof and the related Asset
Status Report. The Special Servicer shall not take any action inconsistent with the related Asset Status Report, unless such action would be required in order to act in accordance with the Servicing Standard.

            Notwithstanding the fact that an Asset Status Report has been prepared and/or approved, the Controlling Class Representative will remain entitled to advise and object regarding the actions set forth in Section 6.11(a)
and any related Asset Status Report shall not be a substitute for the exercise of those rights.

            No direction of objection by or failure to approve by the
Controlling Class Representative or the majority of the Certificateholders (or, in the case of a Loan Combination, the related Loan Combination Controlling
Party, if any) in connection with any Asset Status Report shall (w) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage
Loan, applicable law or any provision of this Agreement, including the Special
Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each REMIC, (x) result in the imposition of a
"prohibited transaction" or "prohibited contribution" tax under the REMIC
Provisions or (y) expose the applicable Master Servicer, the Special Servicer, the Depositor, any of the Mortgage Loan Sellers, the Trust Fund, the Trustee,
the Certificate Administrator, the Custodian or any Fiscal Agent or the officers and the directors of each party to any claim, suit or liability to which they would not otherwise be subject absent such direction or (z) expand the scope of the applicable Master Servicer's, the Trustee's, any Fiscal Agent's or the
Special Servicer's responsibilities under this Agreement.

            SECTION 3.22.     Sub-Servicing Agreements.

                  (a)   Subject to Section 3.22(b) and Section 3.22(f), each
Master Servicer and the Special Servicer may enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations hereunder, provided that, in each case, the Sub-Servicing
Agreement: (i) is consistent with this Agreement in all material respects, requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement and includes events of default with respect to the Sub-Servicer substantially similar to the Events of Default set forth in Section 7.01(a)
hereof (other than Section 7.01(a) (x), (xi) and (xii)) to the extent applicable
(modified to apply to the Sub-Servicer instead of the applicable Master
Servicer); (ii) provides that, if the Sub-Servicer constitutes an Additional
Item 1123 Servicer, then it will deliver to the applicable parties an Annual
Statement of Compliance in respect of the Sub-Servicer as and when contemplated by Section 3.13 and, if the Sub-Servicer constitutes a Sub-Servicing Function
Participant, then it will deliver, or cause to be delivered, to the applicable parties, an Annual Assessment Report in respect of the Sub-Servicer and a corresponding Annual Attestation Report (and the consent of the applicable registered public accounting firm to file it with the Commission) as and when contemplated by Section 3.14; (iii) provides that if the applicable Master
Servicer or the Special Servicer, as the case may be, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee may thereupon (1) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the applicable Master Servicer or the Special

                                      -184-

Servicer, as the case may be, under such agreement or (2) (except with respect only to the Sub-Servicing Agreements in effect as of the date of this Agreement
(the Sub-Servicers that are party to such agreements are indicated on Schedule V hereto) (such Sub-Servicers, "Designated Sub-Servicers")) may terminate such sub-servicing agreement without cause and without payment of any penalty or termination fee (other than the right of reimbursement and indemnification);
(iv) provides that the Trustee, for the benefit of the Certificateholders and, in the case of a Sub-Servicing Agreement relating to a Loan Combination, the related Non-Trust Noteholder(s), shall each be a third party beneficiary under such agreement, but that (except to the extent the Trustee or its designee assumes the obligations of applicable Master Servicer or the Special Servicer, as the case may be, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trustee, any Fiscal Agent, the Trust Fund, any successor Master Servicer or Special Servicer, as the case may be, any Non-Trust
Noteholder or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom; (v) permits any purchaser of a Trust
Mortgage Loan pursuant to this Agreement to terminate such agreement with respect to such purchased Trust Mortgage Loan at its option and without penalty;
(vi) does not permit the Sub-Servicer to enter into or consent to any modification, extension, waiver or amendment or otherwise take any action on behalf of the applicable Master Servicer or the Special Servicer contemplated by
Section 3.08, Section 3.09 and Section 3.20 hereof without the consent of such
Special Servicer or conduct any sale of a Mortgage Loan or REO Property contemplated by Section 3.18; and (vii) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the
Trust Fund. In addition, each Sub-Servicing Agreement entered into by either
Master Servicer (including any with an effective date on or before the Closing
Date) shall provide that such agreement shall, with respect to any Mortgage Loan serviced thereunder, terminate at the time such Mortgage Loan becomes a
Specially Serviced Mortgage Loan (or, alternatively, be subject to the Special
Servicer's rights to service such Mortgage Loan for so long as such Mortgage
Loan continues to be a Specially Serviced Mortgage Loan), and each Sub-Servicing
Agreement entered into by the Special Servicer shall relate only to Specially
Serviced Mortgage Loans and shall terminate with respect to any such Mortgage
Loan that ceases to be a Specially Serviced Mortgage Loan. The Master Servicers
and the Special Servicer shall each be solely liable for all fees owed by it to any Sub-Servicer with which it has entered into a Sub-Servicing Agreement, irrespective of whether its compensation under this Agreement is sufficient to pay those fees. The Master Servicers and the Special Servicer each shall deliver to the Trustee and each other copies of all Sub-Servicing Agreements, as well as any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by a Master Servicer or the Special Servicer include actions taken or to be taken by a Sub-Servicer on behalf of such Master
Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of such Master Servicer hereunder to make P&I Advances or Servicing Advances shall be deemed to have been advanced by such Master Servicer out of its own funds and, accordingly, such P&I Advances or Servicing Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were such Master Servicer. For so long as they are outstanding, Advances shall accrue interest in accordance with Sections 3.03(d)
and 4.03(d), as applicable, such interest to be allocable between the applicable
Master Servicer or the Special Servicer, as the case may be, and such
Sub-Servicer as they may agree. For purposes of this Agreement, the applicable
Master Servicer and the Special Servicer each shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The applicable Master Servicer and the Special Servicer each shall notify the other, the Trustee, the Depositor and, if a Loan Combination is involved, the related
Non-Trust Noteholder(s), in writing promptly of the appointment by it of any
Sub-Servicer after the date of this Agreement. The applicable

                                      -185-

Master Servicer and the Special Servicer shall each notify the Trustee and the
Depositor in writing, promptly upon becoming aware thereof, whether any
Sub-Servicer constitutes an Additional Item 1123 Servicer or a Sub-Servicing
Function Participant. Each of the initial Master Servicers and the initial
Special Servicer hereby represents and warrants that, as of the Closing Date, it has not retained and does not expect to retain any particular Person or group of affiliated Persons to act as a Servicer with respect to 10% or more of the
Mortgage Pool (by balance); provided that neither Master Servicer nor the
Special Servicer makes the preceding representation with respect to any
Designated Sub-Servicers.

            (b)   Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

            (c)   The Master Servicers and the Special Servicer, for the benefit of the Trustee and the Certificateholders and, in the case of a Loan
Combination, also for the benefit of the related Non-Trust Noteholder(s), shall
(at no expense to the Trustee, the Certificateholders, the subject Loan
Combination, any related Non-Trust Noteholder or the Trust Fund) monitor the performance and enforce the obligations of their respective Sub-Servicers under the related Sub-Servicing Agreements. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing
Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as either Master Servicer or the Special Servicer, as applicable, in its good faith business judgment, would require were it the owner of the subject Mortgage Loans. Subject to the terms of the related Sub-Servicing
Agreement, the Master Servicers and the Special Servicer may each have the right to remove a Sub-Servicer at any time it considers such removal to be in the best interests of Certificateholders.

            (d)   In the event of the resignation, removal or other termination of Wells Fargo or Midland or any successor Master Servicer to such Person hereunder for any reason, the Trustee or other Person succeeding such resigning, removed or terminated party as Master Servicer, shall elect, with respect to any
Sub-Servicing Agreement in effect as of the date of this Agreement: (i) to assume the rights and obligations of the departing Master Servicer under such
Sub-Servicing Agreement and continue the sub-servicing arrangements thereunder on the same terms (including without limitation the obligation to pay the same sub-servicing fee); (ii) to enter into a new Sub-Servicing Agreement with such
Sub-Servicer on such terms as the Trustee or other successor Master Servicer and such Sub-Servicer shall mutually agree (it being understood that such
Sub-Servicer is under no obligation to accept any such new Sub-Servicing
Agreement or to enter into or continue negotiations with the Trustee or other successor Master Servicer in which case the existing Sub-Servicing Agreement shall remain in effect); or (iii) to terminate the Sub-Servicing Agreement if
(but only if) an event of default (within the meaning of such Sub-Servicing
Agreement) has occurred and is continuing (that is not subject to any applicable grace or cure period under the Sub-Servicing Agreement), in each case without paying any sub-servicer termination fee.

            (e)   Notwithstanding any Sub-Servicing Agreement, the Master
Servicers and the Special Servicer shall remain obligated and liable to the
Trustee, the Certificateholders and any Non-Trust Noteholder for the performance of their respective obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if each alone were servicing and administering the Mortgage Loans and/or REO Properties for which it is responsible. The foregoing sentence shall not operate to impose on either Master Servicer or the Special

                                      -186-

Servicer a greater obligation than, as set forth herein, to use reasonable efforts to cause a Designated Sub-Servicer to deliver any Annual Statement of
Compliance, any Annual Assessment Report or any Annual Attestation Report.

            In addition, the Special Servicer may not enter into any
Sub-Servicing Agreement without the approval of the Controlling Class
Representative, and the rights and obligations of each Master Servicer and the
Special Servicer to appoint a Sub-Servicer with respect to a Loan Combination shall be subject to the related Loan Combination Intercreditor Agreement.
Furthermore, notwithstanding anything herein to the contrary, until the
Certificate Administrator files a Form 15 with respect to the Trust in accordance with Section 8.16, neither of the Master Servicers nor the Special
Servicer shall retain or engage any Sub-Servicer or other Servicing
Representative that, in any case, would constitute an Additional Item 1123
Servicer or a Sub-Servicing Function Participant, without the express written consent of the Depositor.

            SECTION 3.23.     Representations and Warranties of the Master
                              Servicers and the Special Servicer.

            (a)   Each Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the
Certificateholders, the Depositor, the Special Servicer, the Certificate
Administrator, the Custodian, any Fiscal Agent and each Non-Trust Noteholder, as of the Closing Date, that:

                  (i)       In the case of Master Servicer No. 1, it is a
      corporation duly organized and validly existing under the laws of
      Delaware, and, in the case of Master Servicer No. 2, it is a national banking association duly organized and validly existing under the laws of the United States, and in each case, it is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not have a material adverse effect on its ability to perform its obligations hereunder.

                  (ii)      The execution and delivery of this Agreement by such
      Master Servicer, and the performance and compliance with the terms of this
      Agreement by such Master Servicer, will not violate such Master Servicer's articles of incorporation or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
      under, or result in the breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

                  (iii)     Such Master Servicer has the full power and
      authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this
      Agreement.

                  (iv)      This Agreement, assuming due authorization,
      execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against such Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, liquidation, receivership, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors

                                      -187-

      of banks, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v)       Such Master Servicer is not in violation of, and its
      execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in such Master Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of such Master Servicer to perform its obligations under this Agreement or the financial condition of such Master Servicer.

                  (vi)      No litigation is pending or, to the best of such
      Master Servicer's knowledge, threatened, against such Master Servicer that would prohibit such Master Servicer from entering into this Agreement or, in such Master Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of such Master Servicer to perform its obligations under this Agreement or the financial condition of such Master Servicer, calculated on a consolidated basis.

                  (vii)     Each officer, director, or employee of such Master
      Servicer with responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance and a fidelity bond in the amounts and with the coverage as, and to the extent, required by Section 3.07(c).

                  (viii)    Any consent, approval, authorization or order of any
      court or governmental agency or body required for the execution, delivery and performance by such Master Servicer of or compliance by such Master
      Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective, or if any such consent, approval, authorization or order has not been or cannot be obtained prior to the actual performance by such Master Servicer of its obligations under this Agreement, the lack of such item would not have a materially adverse effect on the ability of such Master Servicer to perform its obligations under this Agreement.

            (b)   The Special Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the
Certificateholders, the Depositor, the Master Servicers, the Certificate
Administrator, the Custodian, any Fiscal Agent and each Non-Trust Noteholder, as of the Closing Date, that:

                  (i)       The Special Servicer is a corporation duly
      organized, validly existing and in good standing under the laws of the
      State of Delaware and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

                  (ii)      The execution and delivery of this Agreement by the
      Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special
      Servicer's operating agreement or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument by which it is bound.

                                      -188-

                  (iii)     The Special Servicer has the full power and
      authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this
      Agreement.

                  (iv)      This Agreement, assuming due authorization,
      execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and
      (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

                  (v)       The Special Servicer is not in violation of, and its
      execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vi)      No litigation is pending or, to the best of the
      Special Servicer's knowledge, threatened, against the Special Servicer that would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith reasonable judgment, is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer.

                  (vii)     Each officer, director and employee of the Special
      Servicer and each consultant or advisor of the Special Servicer with responsibilities concerning the servicing and administration of Mortgage
      Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c).

                  (viii)    Any consent, approval, authorization or order of any
      court or governmental agency or body required for the execution, delivery and performance by the Special Servicer of or compliance by the Special
      Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

                  (ix)      The Special Servicer possesses all insurance
      required pursuant to Section 3.07(c) of this Agreement.

            (c)   The representations and warranties of the Master Servicers and the Special Servicer, set forth in Section 3.23(a) (with respect to the Master
Servicers) and Section 3.23(b) (with respect to the Special Servicer), respectively, shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto.

                                      -189-

            SECTION 3.24.     Sub-Servicing Agreement Representation and
                              Warranty.

            Each Master Servicer, in such capacity, hereby represents and warrants to the Trustee, for its own benefit and the benefit of the
Certificateholders, and to the Depositor, any Fiscal Agent and the Special
Servicer, as of the Closing Date, that each Sub-Servicing Agreement satisfies the requirements for such Sub-Servicing Agreements set forth in Section 3.22(a)
and the second paragraph of Section 3.22(d) in all material respects.

            SECTION 3.25.     Designation of Controlling Class Representative

            (a)   The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Class
Principal Balance of the Controlling Class shall be entitled in accordance with this Section 3.25 to select a representative (the "Controlling Class
Representative") having the rights and powers specified in this Agreement
(including those specified in Section 6.11) or to replace an existing
Controlling Class Representative. Upon (i) the receipt by the Certificate
Administrator of written requests for the selection of a Controlling Class
Representative from the Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Class
Principal Balance of the Controlling Class, (ii) the resignation or removal of the Person acting as Controlling Class Representative or (iii) a determination by the Certificate Administrator that the Controlling Class has changed, the
Certificate Administrator shall promptly notify the Depositor and the Holders
(and, in the case of Book-Entry Certificates, to the extent actually known to a
Responsible Officer of the Certificate Administrator or identified thereto by the Depository or the Depository Participants, the Certificate Owners) of the
Controlling Class that they may select a Controlling Class Representative. Such notice shall set forth the process for selecting a Controlling Class
Representative, which shall be the designation of the Controlling Class
Representative by the Holders (or Certificate Owners) of Certificates
representing more than 50% of the Class Principal Balance of the Controlling
Class by a writing delivered to the Certificate Administrator. No appointment of any Person as a Controlling Class Representative shall be effective until such
Person provides the Certificate Administrator, the Master Servicers and the
Special Servicer with written confirmation of its acceptance of such appointment, an address and facsimile number for the delivery of notices and other correspondence and a list of officers or employees of such Person with whom the parties to this Agreement may deal (including their names, titles, work addresses and facsimile numbers); provided that the initial Controlling Class
Representative shall be American Capital Strategies, Ltd. and no further notice shall be required for such appointment to be effective.

            (b)   Within 10 Business Days (or as soon thereafter as practicable if the Controlling Class consists of Book-Entry Certificates) of receiving a request therefor from either Master Servicer or the Special Servicer, the
Certificate Administrator shall deliver to the requesting party the identity of the Controlling Class Representative and a list of each Holder (or, in the case of Book-Entry Certificates, to the extent actually known to a Responsible
Officer of the Certificate Administrator or identified thereto by the Depository or the Depository Participants, each Certificate Owner) of the Controlling
Class, including, in each case, names and addresses. With respect to such information, the Certificate Administrator shall be entitled to conclusively rely on information provided to it by the Depository, and the Master Servicers and the Special Servicer shall be entitled to conclusively rely on such information provided by the Certificate Administrator with respect to any obligation or right hereunder that the Master Servicers and the Special Servicer may have to deliver information or otherwise communicate with the Controlling
Class Representative or any of the Holders (or, if applicable, Certificate
Owners) of

                                      -190-

the Controlling Class. In addition to the foregoing, within two (2) Business
Days of the selection, resignation or removal of a Controlling Class
Representative, the Certificate Administrator shall notify the other parties to this Agreement of such event. The expenses incurred by the Certificate
Administrator in connection with obtaining information from the Depository or
Depository Participants with respect to any Book-Entry Certificate shall be expenses of the Trust Fund payable out of the Collection Accounts pursuant to
Section 3.05(a).

            (c)   The Controlling Class Representative may at any time resign as such by giving written notice to the Certificate Administrator and to each
Holder (or, in the case of Book-Entry Certificates, Certificate Owner) of the
Controlling Class. The Holders (or, in the case of Book-Entry Certificates, the
Certificate Owners) of Certificates representing more than 50% of the Class
Principal Balance of the Controlling Class shall be entitled to remove any existing Controlling Class Representative by giving written notice to the
Certificate Administrator and to such existing Controlling Class Representative.

            (d)   Once a Controlling Class Representative has been selected
pursuant to this Section 3.25 each of the parties to this Agreement and each
Certificateholder (or Certificate Owner, if applicable) shall be entitled to rely on such selection unless a majority of the Holders (or, in the case of
Book-Entry Certificates, the Certificate Owners) of the Controlling Class, by
aggregate Certificate Principal Balance, or such Controlling Class
Representative, as applicable, shall have notified the Certificate Administrator and each other Holder (or, in the case of Book-Entry Certificates, Certificate
Owner) of the Controlling Class, in writing, of the resignation or removal of such Controlling Class Representative.

            (e)   Any and all expenses of the Controlling Class Representative shall be borne by the Holders (or, if applicable, the Certificate Owners) of
Certificates of the Controlling Class, pro rata among such Holders (or
Certificate Owners) according to their respective Percentage Interests in such
Class, and not by the Trust. Notwithstanding the foregoing, if a claim is made against the Controlling Class Representative or a Loan Combination Controlling
Party by a Mortgagor with respect to this Agreement or any particular Mortgage
Loan, the Controlling Class Representative or the applicable Loan Combination
Controlling Party shall immediately notify the Certificate Administrator, the
Master Servicers and the Special Servicer, whereupon (if the Special Servicer or the Trust Fund are also named parties to the same action and, in the sole judgment of the Special Servicer, (i) the Controlling Class Representative or
the applicable Loan Combination Controlling Party, as the case may be, had acted in good faith, without negligence or willful misfeasance with regard to the particular matter, and (ii) there is no potential for the Special Servicer or the Trust Fund to be an adverse party in such action as regards the Controlling
Class Representative or the applicable Loan Combination Controlling Party, as the case may be) the Special Servicer on behalf of the Trust Fund shall, subject to Section 6.03, assume the defense of any such claim against the Controlling
Class Representative or the applicable Loan Combination Controlling Party. This provision shall survive the termination of this Agreement and the termination or resignation of the Controlling Class Representative.

            SECTION 3.26.     Application of Default Charges.

            (a)   Any and all Default Charges that are actually received with respect to any Mortgage Loan or REO Loan shall be applied for the following purposes and in the following order, in each case to the extent of the remaining portion of such Default Charges:

                  first, to pay to any Fiscal Agent, the Trustee, the applicable
      Master Servicer or the Special Servicer, in that order (except that payments to the Special Servicer and the applicable Master Servicer shall be made concurrently on a pro rata and pari passu basis), any interest due

                                      -191-

      and owing to such party on outstanding Advances made thereby with respect to such Mortgage Loan or REO Loan, as the case may be;

                  second, to reimburse the Trust for any interest on Advances paid to any Fiscal Agent, the Trustee, the applicable Master Servicer or the Special Servicer since the Closing Date with respect to such Mortgage
      Loan or REO Loan, as the case may be, which interest was paid from a source other than Default Charges collected on such Mortgage Loan or REO
      Loan, as the case may be;

                  third, to pay any outstanding expense incurred by the Special
      Servicer in connection with inspecting the related Mortgaged Property or
      REO Property, as applicable, pursuant to Section 3.12;

                  fourth, to reimburse the Trust for any expenses reimbursed to the Special Servicer since the Closing Date in connection with inspecting the related Mortgaged Property or REO Property, as applicable, pursuant to
      Section 3.12, which expenses were previously paid from a source other than
      Default Charges collected on such Mortgage Loan or REO Loan, as the case may be;

                  fifth, to pay the appropriate party for any other outstanding expense incurred thereby with respect to such Mortgage Loan or REO Loan, as the case may be, which expense, if not paid out of Default Charges collected on such Mortgage Loan or REO Loan, as the case may be, will likely become an Additional Trust Fund Expense;

                  sixth, to reimburse the Trust for any other Additional Trust
      Fund Expense paid to the appropriate party since the Closing Date with respect to such Mortgage Loan or REO Loan, as the case may be, which
      Additional Trust Fund Expense was paid from a source other than Default
      Charges collected on such Mortgage Loan or REO Loan, as the case may be;
      and

                  seventh, to pay (A) if such Mortgage Loan is a Non-Trust Loan, any remaining portion of such Default Charges that is comprised of late payment charges and (B) if such Mortgage Loan is a Trust Mortgage Loan or such REO Loan is a Trust REO Loan, as the case may be, any remaining portion of such Default Charges, in each case as additional master servicing compensation to the applicable Master Servicer, if such Default
      Charges (or portion thereof comprised of late payment charges) were collected when the loan was a non-Specially Serviced Mortgage Loan, and otherwise to pay (X) if such Mortgage Loan is a Non-Trust Loan, any remaining portion of such Default Charges that is comprised of late payment charges and (Y) if such Mortgage Loan is a Trust Mortgage Loan or such REO Loan is a Trust REO Loan, as the case may be, any remaining portion of such Default Charges, in each case as additional special servicing compensation to the Special Servicer.

            (b)   Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section 3.26(a) are intended to be available for distribution on the Certificates pursuant to Section 4.01(a)
and Section 4.01(b), subject to application pursuant to Section 3.05(a) or
3.05(b) for any items payable out of general collections on the Mortgage Pool, and if such Default Charges so applied relate to a Loan Combination, they shall be transferred from the related Loan Combination Custodial Account to the applicable Collection Account. Default Charges applied to reimburse the Trust pursuant to any of clause second, clause fourth or clause sixth of Section
3.26(a)

                                      -192-

shall be deemed to offset payments of interest on Advances, costs of property inspections or other Additional Trust Fund Expenses (depending on which clause is applicable) in the chronological order in which they were made or incurred with respect to the subject Mortgage Loan or REO Loan (whereupon such interest on Advances, costs of property inspections or other Additional Trust Fund
Expenses (depending on which clause is applicable) shall thereafter be deemed to have been paid out of Default Charges).

            (c)   The portion of any Default Charges with respect to a Non-Trust
Loan that is not applied as provided for above in this Section 3.26, shall be applied pursuant to the related Loan Combination Intercreditor Agreement.

            SECTION 3.27.     Controlling Class Representative Contact with
                              Servicer.

                  No less often than on a monthly basis, each of the Master
Servicers and the Special Servicer shall, without charge, make a knowledgeable
Servicing Officer via telephone available to verbally answer questions from the
Controlling Class Representative regarding the performance and servicing of the
Mortgage Loans and/or REO Properties for which such Master Servicer or the
Special Servicer, as the case may be, is responsible. Any such telephone contact shall be conditioned on the Controlling Class Representative's delivery to the applicable Master Servicer of an agreement substantially in the form of Exhibit
I-1 (or such other form as may be reasonably acceptable to such Master Servicer or the Special Servicer, as applicable).

            SECTION 3.28.     Certain Matters Regarding the Loan Combinations.

            (a)   In the event the Special Servicer, in connection with a
modification, waiver or amendment in respect of a Trust Mortgage Loan that is part of a Loan Combination, modifies, waives or amends the terms thereof such that (i) the Stated Principal Balance is decreased, (ii) the Mortgage Rate is reduced, (iii) payments of interest or principal are waived, reduced or deferred or (iv) any other adjustment is made to any of the terms of such Mortgage Loan, all payments made in respect of such Mortgage Loan shall be made as though such modification, waiver or amendment did not occur, with the payment terms of such
Mortgage Loan remaining the same as they are on the related Cut-Off Date, and the related Non-Trust Loans that are junior thereto shall bear (to the extent possible) the full economic effect of all waivers, reductions or deferrals of amounts due on such Trust Mortgage Loan attributable to such modification, waiver or amendment, in each case only to the extent permitted by the related
Loan Combination Intercreditor Agreement.

            (b)   The parties hereto, the Controlling Class Representative by its acceptance of its rights and obligations set forth herein, and each
Certificateholder by its acceptance of a Certificate, hereby acknowledge the right of the Non-Trust Noteholders, upon the occurrence of certain specified events under the related Loan Combination Intercreditor Agreement, to purchase the related Trust Mortgage Loan that is a part of the related Loan Combination from the Trust, subject to the terms, conditions and limitations set forth in, and at the price specified in, the related Loan Combination Intercreditor
Agreement, and the parties hereto agree to take such actions contemplated by the related Loan Combination Intercreditor Agreement as may be expressly contemplated thereby, or otherwise reasonably necessary, to allow a Non-Trust
Noteholder to purchase the related Trust Mortgage Loan from the Trust.

                                      -193-

            (c)   In connection with any purchase of a Trust Mortgage Loan that is part of a Loan Combination by a related Non-Trust Noteholder pursuant to the related Loan Combination Intercreditor Agreement, the applicable Master Servicer or the Special Servicer shall (i) if it receives the applicable purchase price provided for in the related Loan Combination Intercreditor Agreement and/or any other amounts payable in connection with the purchase, deposit same, or remit same to such Master Servicer for deposit, as applicable, into the applicable
Collection Account or the related Loan Combination Custodial Account, as applicable, and so notify the Trustee; and (ii) deliver the related Servicing
File to the Person effecting the purchase or its designee. In addition, upon its receipt of a Request for Release from the applicable Master Servicer, the
Custodian shall: (i) deliver the related Mortgage File to the Person effecting the purchase or its designee; and (ii) execute and deliver such endorsements, assignments and instruments of transfer as shall be provided to it and are reasonably necessary to vest ownership of the subject Trust Mortgage Loan in the appropriate purchaser, without recourse, representations or warranties.

            (d)   The parties hereto acknowledge that each Non-Trust Noteholder shall not (1) owe any fiduciary duty to the Trustee, the applicable Master
Servicer, the Special Servicer or any Certificateholder or (2) have any liability to the Trustee or the Certificateholders for any action taken, or for refraining from the taking of any action pursuant to the related Loan
Combination Intercreditor Agreement or the giving of any consent or for errors in judgment. Each Certificateholder, by its acceptance of a Certificate, shall be deemed to have confirmed its understanding that each Non-Trust Noteholder (i)
may take or refrain from taking actions that favor its interests or the interests of its affiliates over the Certificateholders, (ii) may have special relationships and interests that conflict with the interest of the
Certificateholders and shall be deemed to have agreed to take no action against a Non-Trust Noteholder or any of its officers, directors, employees, principals or agents as a result of such special relationships or conflicts, and (iii)
shall not be liable by reason of its having acted or refrained from acting solely in its interest or in the interest of its affiliates.

            (e)   The parties hereto, the Controlling Class Representative by its acceptance of its rights and obligations set forth herein, and each
Certificateholder by its acceptance of a Certificate, also hereby acknowledge the right of the B-Note Loan Holder with respect to each of the Loan
Combinations other than the Capitol Hill Project Loan Combination to cure certain events of default by the Mortgagor with respect to the related Loan
Combination and to be reimbursed for any amounts advanced in connection with any such cure, in each case pursuant to and subject to the terms, conditions and limitations set forth in the related Loan Combination Intercreditor Agreement.
The Trustee, the applicable Master Servicer and the Special Servicer hereby agree, as provided in and subject to the terms, conditions and limitations set forth in the related Loan Combination Intercreditor Agreement, not to treat any such default by the subject Mortgagor that is so cured by a B-Note Loan Holder as a default for the purposes specified in the related Loan Combination
Intercreditor Agreement.

            (f)   To the extent not otherwise expressly provided for herein, the
Special Servicer shall provide to each B-Note Loan Holder or its designee, with respect to the related B-Note Non-Trust Loan or any related Loan Combination REO
Property, subject to the same conditions and restrictions on the distribution of information as apply with respect to reports, documents and other information with respect to the Trust Mortgage Loans, the same reports, documents and other information that the Special Servicer provides to the Trustee with respect to the related A-Note Trust Mortgage Loan or the related Loan Combination REO
Property, and on a concurrent basis. The Trustee and the Special Servicer shall each provide or make available to each B-Note Loan Holder or its designee, with respect to the related

                                      -194-

B-Note Non-Trust Loan or any related Loan Combination REO Property, the same reports, documents and other information that the Trustee, the applicable Master
Servicer or the Special Servicer, as the case may be, provides to the
Controlling Class Representative, in so far as they relate to the related A-Note
Trust Mortgage Loan or the related Loan Combination REO Property, and on a concurrent basis. In addition, the Trustee, the applicable Master Servicer or the Special Servicer, as applicable, shall, upon receipt of a written request, provide to a B-Note Loan Holder or its designee (at such holder's cost) all other documents and information that such holder or its designee may reasonably request with respect to the related B-Note Non-Trust Loan or any Loan
Combination REO Property, to the extent such documents and information are in its possession. Notwithstanding the foregoing, none of the Trustee or the
Special Servicer shall be required to deliver to any B-Note Loan Holder or its designee any particular report, document or other information pursuant to this
Section 3.28(e) if and to the extent that (but only if and to the extent that)
such particular report, document or other information is otherwise delivered to such B-Note Loan Holder within the same time period contemplated by this Section
3.28(e) pursuant to any other section of this Agreement.

                                      -195-

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

            SECTION 4.01.     Distributions.

            (a)   On each Distribution Date, the Certificate Administrator shall
(except as otherwise provided in Section 9.01), based on, among other things, information provided by the Master Servicers and the Special Servicer, apply amounts on deposit in the Distribution Account, after payment of amounts payable from the Distribution Account in accordance with Section 3.05(b)(ii) through
(ix) and deemed distributions from REMIC I pursuant to Section 4.01(i), for the following purposes and in the following order of priority, in each case to the extent of the remaining portion of the Loan Group 1 Available Distribution
Amount and/or the Loan Group 2 Available Distribution Amount, as applicable:

                  (i)       to make distributions of interest to the Holders of
      the Class A-1, Class A-2, Class A-3, Class A-3B, Class A-SB and Class A-4
      Certificates, from the Loan Group 1 Available Distribution Amount, in an amount equal to, and pro rata as among those Classes of Senior
      Certificates in accordance with, all Distributable Certificate Interest in respect of each such Class of Senior Certificates for such Distribution
      Date and, to the extent not previously paid, for all prior Distribution
      Dates; and concurrently, to make distributions of interest to the Holders of the Class A-1A Certificates, from the Loan Group 2 Available
      Distribution Amount in an amount equal to all Distributable Certificate
      Interest in respect of the Class A-1A Certificates for such Distribution
      Date and, to the extent not previously paid, for all prior Distribution
      Dates; and also concurrently, to make distributions of interest to the
      Holders of the Class X Certificates, from the Loan Group 1 Available
      Distribution Amount and/or the Loan Group 2 Available Distribution Amount,
      in an amount equal to all Distributable Certificate Interest in respect of the Class X Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates; provided, however, that if the Loan Group 1 Available Distribution Amount and/or the Loan Group 2
      Available Distribution Amount is insufficient to pay in full the
      Distributable Certificate Interest payable as described above in respect of any Class of Senior Certificates on such Distribution Date, then the entire Available Distribution Amount shall be applied to make distributions of interest to the Holders of the respective Classes of the
      Senior Certificates up to an amount equal to, and pro rata as among such
      Classes of Senior Certificates in accordance with, the Distributable
      Certificate Interest in respect of each such Class of Senior Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates, if any;

                  (ii)      to make distributions of principal, first, to the
      Holders of the Class A-SB Certificates, until the related Class Principal
      Balance is reduced to the Class A-SB Planned Principal Balance for such
      Distribution Date, second, to the Holders of the Class A-1 Certificates, until the related Class Principal Balance is reduced to zero, third, to the Holders of the Class A-2 Certificates until the related Class
      Principal Balance is reduced to zero, fourth, to the Holders of the Class
      A-3 Certificates until such related Class Principal Balance is reduced to zero, fourth, to the Holders of the Class A-3B Certificates until such related Class Principal Balance is reduced to zero, fifth, to the Holders of the Class A-SB Certificates until the related Class Principal Balance
      (after taking into account any distributions of principal made with respect to the Class A-SB Certificates on such Distribution Date pursuant to subclause first of

                                      -196-

      this clause (ii)) is reduced to zero, and sixth, to the Holders of the
      Class A-4 Certificates until the related Class Principal Balance is reduced to zero, in that order, in an aggregate amount for sub-clauses first through sixth above (not to exceed the aggregate of the Class
      Principal Balances of those Classes of Senior Certificates outstanding immediately prior to such Distribution Date) equal to the Loan Group 1
      Principal Distribution Amount for such Distribution Date; and
      concurrently, to make distributions of principal to the Holders of the
      Class A-1A Certificates, in an amount (not to exceed the Class Principal
      Balance of the Class A-1A Certificates outstanding immediately prior to such Distribution Date) equal to the Loan Group 2 Principal Distribution
      Amount for such Distribution Date; provided that, if the portion of the
      Available Distribution Amount for such Distribution Date remaining after the distributions of interest made pursuant to the immediately preceding clause (i) is less than the Principal Distribution Amount for such
      Distribution Date, then the Holders of the Class A-1, Class A-2, Class
      A-3, Class A-3B, Class A-SB and Class A-4 Certificates shall have a prior right, relative to the Holders of the Class A-1A Certificates, to receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group 1 Available Distribution Amount for
      such Distribution Date and the Holders of the Class A-1A Certificates
      shall have a prior right, relative to the Holders of the Class A-1, Class
      A-2, Class A-3, Class A-3B, Class A-SB and Class A-4 Certificates to
      receive their distributions of principal pursuant to this clause (ii) out of the remaining portion of the Loan Group 2 Available Distribution Amount for such Distribution Date; and provided, further, that, notwithstanding the foregoing, if the aggregate of the Class Principal Balances of the
      Class AM, Class AJ, Class B, Class C, Class D, Class E, Class F, Class G,
      Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class Q
      Certificates has previously been reduced to zero, then distributions of principal will be made to the Holders of the Class A-1, Class A-2, Class
      A-3, Class A-3B, Class A-SB, Class A-4 and Class A-1A Certificates
      pursuant to this clause (ii) up to an amount equal to, and pro rata as among such Classes of Senior Certificates in accordance with, the respective Class Principal Balances thereof outstanding immediately prior to such Distribution Date (and without regard to Loan Groups or the
      Principal Distribution Amount for such Distribution Date);

                  (iii)     after the Class Principal Balance of the Class A-1A
Certificates has been reduced to zero, to make distributions of principal, first, to the Holders of the Class A-SB Certificates, until the related Class
Principal Balance (after taking into account any distributions of principal made with respect to the Class A-SB Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to the Class A-SB Planned
Principal Balance for such Distribution Date, second, to the Holders of the
Class A-1 Certificates until the related Class Principal Balance (after taking into account any distributions of principal with respect to the Class A-1
Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, third, to the Holders of the Class A-2
Certificates until the related Class Principal Balance (after taking into account any distributions of principal with respect to the Class A-2
Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, fourth, to the Holders of the Class A-3
Certificates until the related Class Principal Balance (after taking into account any distributions of principal with respect to the Class A-3
Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, fifth, to the Holders of the Class A-3B
Certificates until the related Class Principal Balance (after taking into account any distributions of principal with respect to the Class A-3B
Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, sixth, to the Holders of the Class A-SB
Certificates, until the

                                      -197-

      related Class Principal Balance (after taking into account any distributions of principal made with respect to the Class A-SB
      Certificates on such Distribution Date pursuant to the immediately preceding clause (ii) and/or subclause first of this clause (iii)) is reduced to zero, and seventh, to the Holders of the Class A-4
      Certificates, until the related Class Principal Balance (after taking into account any distributions of principal with respect to the Class A-4
      Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) is reduced to zero, in that order, in an aggregate amount for subclauses first through seventh above (not to exceed the aggregate of the Class Principal Balances of those Classes of Senior
      Certificates outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to those
      Classes of Senior Certificates on such Distribution Date pursuant to the immediately preceding clause (ii)) equal to the excess, if any, of (A) the
      Loan Group 2 Principal Distribution Amount for such Distribution Date, over (B) the distributions of principal made with respect to the Class
      A-1A Certificates on such Distribution Date pursuant to the immediately preceding clause (ii);

                  (iv)      after the aggregate of the Class Principal Balances
      of the Class A-1, Class A-2, Class A-3, Class A-3B, Class A-SB and Class
      A-4 Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class A-1A Certificates, in an amount (not to exceed the Class Principal Balance of the Class A-1A Certificates
      outstanding immediately prior to such Distribution Date, reduced by any distributions of principal made with respect to the Class A-1A
      Certificates on such Distribution Date pursuant to clause (ii) above)
      equal to the excess, if any, of (A) the Loan Group 1 Principal
      Distribution Amount for such Distribution Date, over (B) the aggregate distributions of principal made with respect to the Class A-1, Class A-2,
      Class A-3, Class A-SB and/or Class A-4 Certificates on such Distribution
      Date pursuant to clause (ii) above;

                  (v)       to make distributions to the Holders of the Class
      A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-1A
      Certificates in an amount equal to, pro rata in accordance with, and in reimbursement of, all Realized Losses and Additional Trust Fund Expenses,
      if any, previously allocated to each such Class of Senior Certificates and not previously reimbursed;

                  (vi)      to make distributions of interest to the Holders of
      the Class AM Certificates in an amount equal to all Distributable
      Certificate Interest in respect of such Class of Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (vii)     after the Class Principal Balances of the Class A-1,
      Class A-2, Class A-3, Class A-3B, Class A-SB, Class A-4 and Class A-1A
      Certificates have been reduced to zero, to make distributions of principal to the Holders of the Class AM Certificates, in an amount (not to exceed the Class Principal Balance of the Class AM Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates pursuant to any prior clause of this Section
      4.01(a));

                  (viii)    to make distributions to the Holders of the Class AM
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund

                                      -198-

      Expenses, if any, previously allocated to the Class AM Certificates and not previously reimbursed;

                  (ix)      to make distributions of interest to the Holders of
      the Class AJ Certificates in an amount equal to all Distributable
      Certificate Interest in respect of such Class of Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (x)       after the Class Principal Balance of the Class AM
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class AJ Certificates, in an amount (not to exceed the Class Principal Balance of the Class AJ Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates pursuant to any prior clause of this Section
      4.01(a));

                  (xi)      to make distributions to the Holders of the Class AJ
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class AJ Certificates and not previously reimbursed;

                  (xii)     to make distributions of interest to the Holders of
      the Class B Certificates in an amount equal to all Distributable
      Certificate Interest in respect of such Class of Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xiii)    after the Class Principal Balance of the Class AJ
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class B Certificates, in an amount (not to exceed the Class Principal Balance of the Class B Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates pursuant to any prior clause of this Section
      4.01(a));

                  (xiv)     to make distributions to the Holders of the Class B
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class B Certificates and not previously reimbursed;

                  (xv)      to make distributions of interest to the Holders of
      the Class C Certificates in an amount equal to all Distributable
      Certificate Interest in respect of such Class of Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xvi)     after the Class Principal Balance of the Class B
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class C Certificates, in an amount (not to exceed the Class Principal Balance of the Class C Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the

                                      -199-

      Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xvii)    to make distributions to the Holders of the Class C
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class C Certificates and not previously reimbursed;

                  (xviii)   to make distributions of interest to the Holders of
      the Class D Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class D Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xix)     after the Class Principal Balance of the Class C
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class D Certificates, in an amount (not to exceed the Class Principal Balance of the Class D Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates pursuant to any prior clause of this Section
      4.01(a));

                  (xx)      to make distributions to the Holders of the Class D
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class D Certificates and not previously reimbursed;

                  (xxi)     to make distributions of interest to the Holders of
      the Class E Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class E Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xxii)    after the Class Principal Balance of the Class D
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class E Certificates, in an amount (not to exceed the Class Principal Balance of the Class E Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates pursuant to any prior clause of this Section
      4.01(a));

                  (xxiii)   to make distributions to the Holders of the Class E
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class E Certificates and not previously reimbursed;

                  (xxiv)    to make distributions of interest to the Holders of
      the Class F Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class F Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xxv)     after the Class Principal Balance of the Class E
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class F Certificates, in

                                      -200-

      an amount (not to exceed the Class Principal Balance of the Class F
      Certificates outstanding immediately prior to such Distribution Date)
      equal to the entire Principal Distribution Amount for such Distribution
      Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of Sequential Pay Certificates pursuant to any prior clause of this Section 4.01(a));

                  (xxvi)    to make distributions to the Holders of the Class F
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class F Certificates and not previously reimbursed;

                  (xxvii)   to make distributions of interest to the Holders of
      the Class G Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class G Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xxviii)  after the Class Principal Balance of the Class F
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class G Certificates, in an amount (not to exceed the Class Principal Balance of the Class G Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates pursuant to any prior clause of this Section
      4.01(a));

                  (xxix)    to make distributions to the Holders of the Class G
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class G Certificates and not previously reimbursed;

                  (xxx)     to make distributions of interest to the Holders of
      Class H Certificates, in an amount equal to all Distributable Certificate
      Interest in respect of the Class H Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xxxi)    after the Class Principal Balance of the Class G
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class H Certificates, in an amount (not to exceed the Class Principal Balance of the Class H Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates pursuant to any prior clause of this Section
      4.01(a));

                  (xxxii)   to make distributions to the Holders of the Class H
      Certificates in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class H Certificates and not previously reimbursed;

                  (xxxiii)  to make distributions of interest to the Holders of the Class J Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class J Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                                      -201-

                  (xxxiv)   after the Class Principal Balance of the Class H
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class J Certificates, in an amount (not to exceed the Class Principal Balance of the Class J Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates pursuant to any prior clause of this Section
      4.01(a));

                  (xxxv)    to make distributions to the Holders of the Class J
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class J Certificates and not previously reimbursed;

                  (xxxvi)   to make distributions of interest to the Holders of
      the Class K Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class K Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xxxvii)  after the Class Principal Balance of the Class J
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class K Certificates, in an amount (not to exceed the Class Principal Balance of the Class K Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates pursuant to any prior clause of this Section
      4.01(a));

                  (xxxviii) to make distributions to the Holders of the Class K
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class K Certificates and not previously reimbursed;

                  (xxxix)   to make distributions of interest to the Holders of
      the Class L Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class L Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xl)      after the Class Principal Balance of the Class K
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class L Certificates, in an amount (not to exceed the Class Principal Balance of the Class L Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates pursuant to any prior clause of this Section
      4.01(a));

                  (xli)     to make distributions to the Holders of the Class L
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class L Certificates and not previously reimbursed;

                  (xlii)    to make distributions of interest to the Holders of
      the Class M Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class M

                                      -202-

      Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                  (xliii)   after the Class Principal Balance of the Class L
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class M Certificates, in an amount (not to exceed the Class Principal Balance of the Class M Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates pursuant to any prior clause of this Section
      4.01(a));

                  (xliv)    to make distributions to the Holders of the Class M
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class M Certificates and not previously reimbursed;

                  (xlv)     to make distributions of interest to the Holders of
      the Class N Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class N Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xlvi)    after the Class Principal Balance of the Class M
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class N Certificates, in an amount (not to exceed the Class Principal Balance of the Class N Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates pursuant to any prior clause of this Section
      4.01(a));

                  (xlvii)   to make distributions to the Holders of the Class N
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class N Certificates and not previously reimbursed;

                  (xlviii)  to make distributions of interest to the Holders of the Class P Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class P Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (xlix)    after the Class Principal Balance of the Class N
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class P Certificates, in an amount (not to exceed the Class Principal Balance of the Class P Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates pursuant to any prior clause of this Section
      4.01(a));

                  (l)       to make distributions to the Holders of the Class P
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class P Certificates and not previously reimbursed;

                                      -203-

                  (li)      to make distributions of interest to the Holders of
      the Class Q Certificates, in an amount equal to all Distributable
      Certificate Interest in respect of the Class Q Certificates for such
      Distribution Date and, to the extent not previously paid, for all prior
      Distribution Dates;

                  (lii)     after the Class Principal Balance of the Class P
      Certificates has been reduced to zero, to make distributions of principal to the Holders of the Class Q Certificates, in an amount (not to exceed the Class Principal Balance of the Class Q Certificates outstanding immediately prior to such Distribution Date) equal to the entire Principal
      Distribution Amount for such Distribution Date (net of any portion thereof distributed on such Distribution Date to the Holders of any other Class of
      Sequential Pay Certificates pursuant to any prior clause of this Section
      4.01(a));

                  (liii)    to make distributions to the Holders of the Class Q
      Certificates, in an amount equal to, and in reimbursement of, all Realized
      Losses and Additional Trust Fund Expenses, if any, previously allocated to the Class Q Certificates and not previously reimbursed;

                  (liv)     to make distributions to the Holders of the Class
      R-II Certificates, in an amount equal to the excess, if any, of (A) the aggregate distributions deemed made in respect of the REMIC I Regular
      Interests on such Distribution Date pursuant to Section 4.01(i), over (B)
      the aggregate distributions made in respect of the Regular Certificates on such Distribution Date pursuant to clauses (i) through (liii) above; and

                  (lv)      to make distributions to the Holders of the Class
      R-I Certificates of the excess, if any, of (A) the Available Distribution
      Amount for such Distribution Date, over (B) the aggregate distributions made in respect of the REMIC II Certificates on such Distribution Date pursuant to clauses (i) through (liv) above.

            Distributions in reimbursement of Realized Losses and Additional
Trust Fund Expenses previously allocated to a Class of Sequential Pay
Certificates shall not constitute distributions of principal and shall not result in reduction of the related Class Principal Balance.

            All distributions of interest made in respect of the Class X
Certificates on any Distribution Date pursuant to clause (i) above, shall be deemed to have been made in respect of all the Class X Components, pro rata in accordance with the respective amounts of Accrued Component Interest with respect to the Class X Components for such Distribution Date, together with any amounts thereof remaining unpaid from previous Distribution Dates.

            (b)   On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account any amounts on deposit therein that represent Prepayment Premiums and/or Yield Maintenance Charges actually collected on the Trust Mortgage Loans and any Trust REO Loans during the related
Collection Period (excluding any portion of such Prepayment Premiums and/or
Yield Maintenance Charges applied pursuant to Section 4.01(k) to reimburse the
Holders of one or more Classes of Sequential Pay Certificates in respect of
Realized Losses and/or Additional Trust Fund Expenses previously allocated thereto) and shall be deemed to distribute such Prepayment Premiums and/or Yield
Maintenance Charges (or remaining portion thereof) from REMIC I to REMIC II in respect of REMIC I Regular Interest LA-1 (whether or not such REMIC I Regular
Interest has received all distributions of interest and principal to which it is entitled), and then shall distribute each such

                                      -204-

Prepayment Premium and/or Yield Maintenance Charge (or remaining portion thereof), as additional yield, as follows:

                  (i)       first, to the Holders of the respective Classes of
      Sequential Pay Certificates (other than any Excluded Class thereof)
      entitled to distributions of principal pursuant to Section 4.01(a) on such
      Distribution Date with respect to the Loan Group that includes the prepaid
      Trust Mortgage Loan or Trust REO Loan, as the case may be, up to an amount equal to, and pro rata based on, the Additional Yield and Prepayment
      Amount for each such Class of Certificates for such Distribution Date with respect to the subject Prepayment Premium or Yield Maintenance Charge, as the case may be; and

                  (ii)      second, to the Holders of the Class X Certificates,
      to the extent of any remaining portion of the subject Yield Maintenance
      Charge or Prepayment Premium, as the case may be (excluding any portion of such Prepayment Premium and/or Yield Maintenance Charge applied pursuant to Section 4.01(k) to reimburse the Holders of one or more Classes of
      Sequential Pay Certificates in respect of Realized Losses and/or
      Additional Trust Fund Expenses previously allocated thereto).

            On each Distribution Date, the Certificate Administrator shall withdraw from the Additional Interest Account any amounts that represent
Additional Interest actually collected during the related Collection Period on the Trust ARD Loans and any successor Trust REO Loans with respect thereto and shall distribute such amounts among the Holders of the Class Z Certificates pro rata in accordance with their respective Percentage Interests of such Class.

            (c)   [RESERVED]

            (d)   All distributions made with respect to each Class on each
Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided below, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective
Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such
Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate
Administrator with wiring instructions no less than five Business Days prior to
(or, in the case of the initial Distribution Date, no later than) the related
Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate
Register. The final distribution on each Certificate (determined, in the case of a Sequential Pay Certificate, without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to such Certificate) will be made in a like manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate
Registrar or such other location specified in the notice to Certificateholders of such final distribution. Prior to any termination of the Trust Fund pursuant to Section 9.01, any distribution that is to be made with respect to a
Certificate in reimbursement of a Realized Loss or Additional Trust Fund Expense
previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate
Register or to any other address of which the

                                      -205-

Certificate Administrator was subsequently notified in writing. If such check is returned to the Certificate Administrator, the Certificate Administrator,
directly or through an agent, shall take such reasonable steps to contact the related Holder and deliver such check as it shall deem appropriate. Any funds in respect of a check returned to the Certificate Administrator shall be set aside by the Certificate Administrator and held uninvested in trust and credited to the account of the appropriate Holder. The costs and expenses of locating the appropriate Holder and holding such funds shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder. If the Certificate Administrator has not, after having taken such reasonable steps, located the related Holder by the second anniversary of the initial sending of a check, the Certificate Administrator shall, subject to applicable law, distribute the unclaimed funds to the Holders of the Class R-II
Certificates.

            (e)   Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the related Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the related Certificate Owners that it represents. None of the Certificate Administrator, the Certificate Registrar, the Depositor, the
Master Servicers, the Special Servicer or any Fiscal Agent shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law. The Certificate Administrator and the Depositor shall perform their respective obligations under a Letter of Representations among the
Depositor, the Certificate Administrator and the Initial Depository dated as of the Closing Date.

            (f)   The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of the Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of
Certificates nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates.

            (g)   Except as otherwise provided in Section 9.01, whenever the
Certificate Administrator receives written notification of or expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any Realized Loss or Additional
Trust Fund Expense previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Certificate Administrator shall, no later than five days after the related Determination Date, mail to each Holder of record on such date of such Class of Certificates a notice to the effect that:

                  (i)       the Certificate Administrator expects that the final
      distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such
      Certificates at the office of the Certificate Registrar or at such other location therein specified, and

                  (ii)      no interest shall accrue on such Certificates from
      and after such Distribution Date.

                                      -206-

Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Certificate Administrator shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Certificate Administrator, directly or through an agent, shall take such steps to contact the remaining non-tendering
Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former
Holder on any amount held in trust pursuant to this paragraph. If all of the
Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Certificate Administrator shall, subject to applicable law, distribute to the Holders of the Class R-II
Certificates all unclaimed funds and other assets which remain subject thereto.

            (h)   Notwithstanding any other provision of this Agreement, the
Certificate Administrator shall comply with all federal income tax withholding requirements respecting payments to Certificateholders of interest or original issue discount that the Certificate Administrator reasonably believes are applicable under the Code. The Certificate Registrar shall promptly provide the
Certificate Administrator with any IRS Form W-9 or W-8 (including Form W-8ECI,
W-8BEN or W-IMY) upon its receipt thereof. The consent of Certificateholders shall not be required for such withholding. If the Certificate Administrator does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal income tax withholding requirements, the Certificate Administrator shall indicate the amount withheld to such Certificateholders.

            (i)   All distributions of interest, principal and reimbursements of previously allocated Realized Losses and Additional Trust Fund Expenses made in respect of any Class of Sequential Pay Certificates on each Distribution Date pursuant to Section 4.01(a), 4.01(j) or 4.01(k) shall be deemed to have first been distributed from REMIC I to REMIC II in respect of its Corresponding REMIC
I Regular Interest. All distributions made in respect of the Class X
Certificates on each Distribution Date pursuant to Section 4.01(a), and allocable to any particular Class X Component in accordance with the last paragraph of Section 4.01(a), shall be deemed to have first been distributed from REMIC I to REMIC II in respect of such Class X Component's Corresponding
REMIC I Regular Interest. In each case, if such distribution on any such Class of Regular Certificates was a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund
Expenses in respect of such Class of Regular Certificates, then the corresponding distribution deemed to be made on a REMIC I Regular Interest pursuant to either of the preceding two sentences shall be deemed to also be a distribution of interest or principal or in reimbursement of previously allocated Realized Losses and Additional Trust Fund Expenses, as the case may be, in respect of such REMIC I Regular Interest.

            (j)   On each Distribution Date, the Certificate Administrator shall withdraw amounts from the Gain-on-Sale Reserve Account and shall distribute such amounts to reimburse the Holders of the Sequential Pay Certificates (in the same order as such reimbursements would be made pursuant to Section 4.01(a)) up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if

                                      -207-

any, previously deemed allocated to them and unreimbursed after application of the Available Distribution Amount for such Distribution Date. Amounts paid from the Gain-on-Sale Reserve Account will not reduce the Class Principal Balance of any Class of Sequential Pay Certificates. Any amounts remaining in the
Gain-on-Sale Reserve Account after such distributions shall be applied to offset future Realized Losses and Additional Trust Fund Expenses and, upon termination of the Trust Fund, any amounts remaining in the Gain-on-Sale Reserve Account shall be distributed to the Class R-I Certificateholders.

            (k)   On each Distribution Date, the Certificate Administrator shall withdraw from the Distribution Account an amount equal to any Prepayment Premium and/or Yield Maintenance Charge that was received in respect of a Trust
Specially Serviced Mortgage Loan during the related Collection Period to the extent that Realized Losses and/or Additional Trust Fund Expenses had been allocated to one or more Classes of Sequential Pay Certificates pursuant to
Section 4.04 and had not been previously reimbursed, and the Certificate
Administrator shall distribute such amounts to reimburse the Holders of the
Sequential Pay Certificates (in the same order as such reimbursements would be made pursuant to Section 4.01(a))] up to an amount equal to all such Realized
Losses and Additional Trust Fund Expenses, if any, previously deemed allocated to them and remaining unreimbursed after application of the Available
Distribution Amount for such Distribution Date and the amounts on deposit in the
Gain-on-Sale Reserve Account. Any such amounts paid from the Distribution
Account will not reduce the Class Principal Balance of any Class of Sequential
Pay Certificates.

            SECTION 4.02.     Statements to Certificateholders.

            (a)   On each Distribution Date, the Certificate Administrator shall make available electronically via its Internet Website or, upon written request, by first class mail, to each Certificateholder, each initial Certificate Owner and (upon written request made to the Certificate Administrator) each subsequent
Certificate Owner (as identified to the reasonable satisfaction of the
Certificate Administrator), the Depositor, the Trustee, the Master Servicers,
the Special Servicer, the Underwriters, each Rating Agency and any other Person designated in writing by the Depositor, a statement (a "Distribution Date
Statement"), as to the distributions made on such Distribution Date, based solely on information provided to it by the Master Servicers and the Special
Servicer. Each Distribution Date Statement shall be in the form set forth on
Exhibit B hereto and, in any event, shall set forth:

                  (i)       the amount of the distribution on such Distribution
      Date to the Holders of each Class of Sequential Pay Certificates in reduction of the Class Principal Balance thereof;

                  (ii)      the amount of the distribution on such Distribution
      Date to the Holders of each Class of Regular Certificates;

                  (iii)     the amount of the distribution on such Distribution
      Date to the Holders of each Class of Regular Certificates allocable to
      Prepayment Premiums and/or Yield Maintenance Charges;

                  (iv)      the amount of the distribution on such Distribution
      Date to the Holders of each Class of Sequential Pay Certificates in reimbursement of previously allocated Realized Losses and Additional Trust
      Fund Expenses;

                                      -208-

                  (v)       the total payments and other collections received by
      the Trust during the related Collection Period, the fees and expenses paid therefrom (with an identification of the general purpose of such fees and expenses and the party receiving such fees and expenses), the Available
      Distribution Amount for such Distribution Date and the respective portions of such Available Distribution Amount attributable to each Loan Group;

                  (vi)      (a) the aggregate amount of P&I Advances made with
      respect to the entire Mortgage Pool, and made with respect to each Loan
      Group, for such Distribution Date pursuant to Section 4.03(a), including, without limitation, any amounts applied pursuant to Section 4.03(a)(ii), and the aggregate amount of unreimbursed P&I Advances with respect to the entire Mortgage Pool, and with respect to each Loan Group, that had been outstanding at the close of business on the related Determination Date and the aggregate amount of interest accrued and payable to the Master
      Servicers, the Trustee or any Fiscal Agent in respect of such unreimbursed
      P&I Advances in accordance with Section 4.03(d) as of the close of business on the related Determination Date, (b) the aggregate amount of
      Servicing Advances with respect to the entire Mortgage Pool, and with respect to each Loan Group, as of the close of business on the related
      Determination Date and (c) the aggregate amount of all Nonrecoverable
      Advances with respect to the entire Mortgage Pool, and with respect to each Loan Group, as of the close of business on the related Determination
      Date;

                  (vii)     the aggregate unpaid principal balance of the
      Mortgage Pool and of each Loan Group outstanding as of the close of business on the related Determination Date;

                  (viii)    the aggregate Stated Principal Balance of the
      Mortgage Pool and of each Loan Group outstanding immediately before and immediately after such Distribution Date;

                  (ix)      the number, aggregate principal balance, weighted
      average remaining term to maturity and weighted average Mortgage Rate of the Trust Mortgage Loans as of the close of business on the related
      Determination Date;

                  (x)       the number, aggregate unpaid principal balance (as
      of the close of business on the related Determination Date) and aggregate
      Stated Principal Balance (immediately after such Distribution Date) of the
      Trust Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days,
      (C) delinquent more than 89 days, (D) as to which foreclosure proceedings have been commenced, and (E) to the actual knowledge of either Master
      Servicer or the Special Servicer, in bankruptcy proceedings;

                  (xi)      as to each Trust Mortgage Loan referred to in the
      preceding clause (x) above, (A) the loan number thereof, (B) the Stated
      Principal Balance thereof immediately following such Distribution Date, and (C) a brief description of any executed loan modification;

                  (xii)     with respect to any Trust Mortgage Loan as to which
      a Liquidation Event occurred during the related Collection Period (other than a payment in full), (A) the loan number thereof, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Liquidation Event (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any
      Realized Loss in connection with such Liquidation Event;

                                      -209-

                  (xiii)    with respect to any Trust Mortgage Loan that was the
      subject of any material modification, extension or waiver during the related Collection Period, (A) the loan number thereof, (B) the unpaid principal balance thereof and (C) a brief description of such modification, extension or waiver, as the case may be;

                  (xiv)     with respect to any Trust Mortgage Loan as to which
      an uncured and unresolved Breach or Document Defect that materially and adversely affects the value of such Trust Mortgage Loan or the interests of the Certificateholders, is alleged to exist, (A) the loan number thereof, (B) the unpaid principal balance thereof, (C) a brief description of such Breach or Document Defect, as the case may be, and (D) the status of such Breach or Document Defect, as the case may be, including any actions known to the Certificate Administrator that are being taken by or on behalf of the applicable Mortgage Loan Seller with respect thereto;

                  (xv)      with respect to any Trust Mortgage Loan as to which
      the related Mortgaged Property became an REO Property during the related
      Collection Period, the loan number of such Trust Mortgage Loan and the
      Stated Principal Balance of such Trust Mortgage Loan as of the related date of acquisition;

                  (xvi)     with respect to any REO Property that was included
      (or an interest in which was included) in the Trust Fund as of the close of business on the related Determination Date, the loan number of the related Trust Mortgage Loan, the book value of such REO Property and the amount of REO Revenues and other amounts, if any, received by the trust with respect to such REO Property during the related Collection Period
      (separately identifying the portion thereof allocable to distributions on the Certificates) and, if available, the Appraised Value of such REO
      Property as expressed in the most recent appraisal thereof and the date of such appraisal;

                  (xvii)    with respect to any REO Property included in the
      Trust Fund as to which a Final Recovery Determination was made during the related Collection Period, (A) the loan number of the related Trust
      Mortgage Loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with such Final Recovery Determination
      (separately identifying the portion thereof allocable to distributions on the Certificates), and (C) the amount of any Realized Loss in respect of the related Trust REO Loan in connection with such Final Recovery
      Determination;

                  (xviii)   the Accrued Certificate Interest and Distributable
      Certificate Interest in respect of each Class of Regular Certificates for such Distribution Date;

                  (xix)     any unpaid Distributable Certificate Interest in
      respect of each Class of Regular Certificates after giving effect to the distributions made on such Distribution Date;

                  (xx)      the Pass-Through Rate for each Class of Regular
      Certificates for such Distribution Date;

                  (xxi)     the Principal Distribution Amount, the Loan Group 1
      Principal Distribution Amount and the Loan Group 2 Principal Distribution
      Amount for such Distribution Date, in each case, separately identifying the respective components thereof (and, in the case of any Principal
      Prepayment or other unscheduled collection of principal received during the related

                                      -210-

      Collection Period, the loan number for the related Trust Mortgage Loan and the amount of such prepayment or other collection of principal);

                  (xxii)      the aggregate of all Realized Losses incurred
      during the related Collection Period and all Additional Trust Fund
      Expenses incurred during the related Collection Period;

                  (xxiii)     the aggregate of all Realized Losses and
      Additional Trust Fund Expenses that were allocated on such Distribution
      Date;

                  (xxiv)      the Class Principal Balance and Class X Notional
      Amount, as applicable, of each Class of Regular Certificates, outstanding immediately before and immediately after such Distribution Date, separately identifying any reduction therein due to the allocation of
      Realized Losses and Additional Trust Fund Expenses on such Distribution
      Date;

                  (xxv)       the Certificate Factor for each Class of Regular
      Certificates immediately following such Distribution Date;

                  (xxvi)      the aggregate amount of interest on P&I Advances
      in respect of the Mortgage Pool and in respect of each Loan Group paid to the Master Servicers, the Trustee and any Fiscal Agent during the related
      Collection Period in accordance with Section 4.03(d);

                  (xxvii)     the aggregate amount of interest on Servicing
      Advances in respect of the Mortgage Pool and in respect of each Loan Group paid to the Master Servicers, the Special Servicer, the Trustee and any
      Fiscal Agent during the related Collection Period in accordance with
      Section 3.03(d);

                  (xxviii)    the aggregate amount of servicing compensation
      (separately identifying the amount of each category of compensation) paid to the Master Servicers and the Special Servicer during the related
      Collection Period;

                  (xxix)      the loan number for each Trust Required Appraisal
      Mortgage Loan and any related Appraisal Reduction Amount as of the related
      Determination Date;

                  (xxx)       the original and then current credit support
      levels for each Class of Regular Certificates;

                  (xxxi)      the original and then current ratings known to the
      Certificate Administrator for each Class of Regular Certificates;

                  (xxxii)     the aggregate amount of Prepayment Premiums and
      Yield Maintenance Charges collected during the related Collection Period;

                  (xxxiii)    the value of any REO Property included in the
      Trust Fund as of the end of the related Determination Date for such
      Distribution Date, based on the most recent Appraisal or valuation;

                                      -211-

                  (xxxiv)     the amounts, if any, actually distributed with
      respect to the Class Z Certificates, the Class R-I Certificates and the
      Class R-II Certificates, respectively, on such Distribution Date;

                  (xxxv)      a brief description of any uncured Event of
      Default known to the Certificate Administrator (to the extent not previously reported) and, as determined and/or approved by the Depositor, any other information necessary to satisfy the requirements of Item
      1121(a) of Regulation AB that can, in the Certificate Administrator's reasonable judgment, be included on the Distribution Date Statement without undue difficulty; and

            In the case of information to be furnished pursuant to clauses (i)
through (iv) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Single
Certificate. In the case of information provided to the Certificate
Administrator as a basis for information to be furnished pursuant to clauses (x)
through (xvii), (xxviii), (xxxiii) and (xxxv) above, insofar as the underlying information is solely within the control of the Special Servicer, the
Certificate Administrator and the Master Servicers may, absent manifest error, conclusively rely on the reports to be provided by the Special Servicer.

            Each Distribution Date Statement shall identify the Distribution
Date to which it relates and the Record Date, the Interest Accrual Period, the
Determination Date and the Collection Period that correspond to such
Distribution Date.

            The Certificate Administrator may conclusively rely on and shall not be responsible absent manifest error for the content or accuracy of any information provided by third parties for purposes of preparing the Distribution
Date Statement and may affix thereto any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party hereto).

            On each Distribution Date, the Certificate Administrator shall make available via its Internet Website the information specified in Section 3.15(b)
to the Persons specified therein. Absent manifest error, none of the Master
Servicers or the Special Servicer shall be responsible for the accuracy or completeness of any information supplied to it by a Mortgagor or third party that is included in any reports, statements, materials or information prepared or provided by either Master Servicer or the Special Servicer, as applicable.
The Certificate Administrator shall not be responsible absent manifest error for the accuracy or completeness of any information supplied to it for delivery pursuant to this Section. None of the Certificate Administrator, the Master
Servicers or the Special Servicer shall have any obligation to verify the accuracy or completeness of any information provided by a Mortgagor or third party.

            Within a reasonable period of time after the end of each calendar year, the Certificate Administrator shall send to each Person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders pursuant to clauses (i), (ii), (iii) and (iv) of the description of
"Distribution Date Statement" above and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. Such requirement shall be deemed to be satisfied to the extent such information is provided pursuant to applicable requirements of the Code from time to time in force.

                                      -212-

            If any Certificate Owner does not receive through the Depository or any of its Depository Participants any of the statements, reports and/or other written information described above in this Section 4.02(a) that it would otherwise be entitled to receive if it were the Holder of a Definitive
Certificate evidencing its ownership interest in the related Class of Book Entry
Certificates, then the Certificate Administrator shall mail or cause the mailing of, or provide electronically or cause the provision electronically of, such statements, reports and/or other written information to such Certificate Owner upon the request of such Certificate Owner made in writing to the Corporate
Trust Office (accompanied by current verification of such Certificate Owner's ownership interest). Such portion of such information as may be agreed upon by the Depositor and the Certificate Administrator shall be furnished to any such
Person via overnight courier delivery or facsimile from the Trustee; provided that the cost of such overnight courier delivery or facsimile shall be an expense of the party requesting such information.

            The Certificate Administrator shall only be obligated to deliver the statements, reports and information contemplated by this Section 4.02(a) to the extent it receives the necessary underlying information from the Special
Servicer or either Master Servicer, as applicable, and shall not be liable for any failure to deliver any statement, report or information on the prescribed due dates, to the extent caused by failure to receive timely such underlying information. Nothing herein shall obligate the Certificate Administrator or either Master Servicer to violate any applicable law prohibiting disclosure of information with respect to any Mortgagor and the failure of the Certificate
Administrator, either Master Servicer or the Special Servicer to disseminate information for such reason shall not be a breach hereof.

            (b)   In the performance of its obligations set forth in Section
4.05 and its other duties hereunder, the Certificate Administrator may, absent bad faith, conclusively rely on reports provided to it by the Master Servicers, and the Certificate Administrator shall not be responsible to recompute, recalculate or verify the information provided to it by the Master Servicers.

            SECTION 4.03.     P&I Advances; Reimbursement of P&I Advances and
                              Servicing Advances.

            (a)   On or before 2:00 p.m. (New York City time) on each P&I
Advance Date, each Master Servicer shall (i) apply amounts in its Collection
Account received after the end of the related Collection Period or otherwise held for future distribution to Certificateholders in subsequent months in discharge of its obligation to make P&I Advances or (ii) subject to Section
4.03(c) below, remit from its own funds to the Certificate Administrator for deposit into the Distribution Account an amount equal to the aggregate amount of
P&I Advances, if any, to be made in respect of the related Distribution Date.
The Master Servicers may also make P&I Advances in the form of any combination of clauses (i) and (ii) above aggregating the total amount of P&I Advances to be made. Any amounts held in a Collection Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the applicable
Master Servicer's records and replaced by such Master Servicer by deposit in such Collection Account on or before the next succeeding Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and interest in respect of which such P&I Advances were made). If, as of 3:00 p.m. (New York City time) on any P&I Advance Date, the applicable Master Servicer shall not have made any P&I Advance required to be made on such date pursuant to this Section 4.03(a) (and shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a P&I Advance), then

                                      -213-

the Trustee shall provide notice of such failure to a Servicing Officer of such
Master Servicer by facsimile transmission sent to the facsimile number set forth in Section 11.05 (or such alternative number provided by such Master Servicer to the Trustee in writing) as soon as possible, but in any event before 4:00 p.m.
(New York City time) on such P&I Advance Date. If the Trustee does not receive the full amount of such P&I Advances by 11:00 a.m. (New York City time) on the related Distribution Date, then, subject to Section 4.03(c), (i) the Trustee shall, no later than 12:00 p.m., or if the Trustee fails, any Fiscal Agent shall, no later than 1:00 p.m. (New York City time), on such related
Distribution Date make the portion of such P&I Advances that was required to be, but was not, made by the applicable Master Servicer on such P&I Advance Date, and (ii) with respect to such Master Servicer, the provisions of Sections 7.01 and 7.02 shall apply.

            (b)   The aggregate amount of P&I Advances to be made by either
Master Servicer, the Trustee or any Fiscal Agent in respect of the Mortgage Pool for any Distribution Date shall, subject to Section 4.03(c) below, equal the aggregate of all Periodic Payments (other than Balloon Payments) and any Assumed
Periodic Payments, net of related Master Servicing Fees, in respect of the Trust
Mortgage Loans (including, without limitation, Trust Balloon Loans delinquent as to their respective Balloon Payments) and any Trust REO Loans on their respective Due Dates during the related Collection Period, in each case to the extent such amount was not paid by or on behalf of the related Mortgagor or otherwise collected (including as net income from REO Properties) as of the close of business on the related Determination Date; provided that: (x) if the
Periodic Payment on any Trust Mortgage Loan has been reduced in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, or if the final maturity on any Trust Mortgage Loan shall be extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.20, and the Periodic
Payment due and owing during the extension period is less than the related
Assumed Periodic Payment, then the applicable Master Servicer, the Trustee or any Fiscal Agent shall, as to such Trust Mortgage Loan only, advance only the amount of the Periodic Payment due and owing after taking into account such reduction (net of related Master Servicing Fees) in the event of subsequent delinquencies thereon; and (y) if any Trust Mortgage Loan or Trust REO Loan is a
Required Appraisal Mortgage Loan as to which it is determined that an Appraisal
Reduction Amount exists, then, with respect to the Distribution Date immediately following the date of such determination and with respect to each subsequent
Distribution Date for so long as such Appraisal Reduction Amount exists, the applicable Master Servicer, the Trustee or any Fiscal Agent will be required in the event of subsequent delinquencies to advance in respect of such Trust
Mortgage Loan or Trust REO Loan, as the case may be, only an amount equal to the sum of (A) the interest portion of the P&I Advance required to be made equal to the product of (1) the amount of the interest portion of the P&I Advance for that Trust Mortgage Loan or Trust REO Loan, as the case may be, for the related
Distribution Date without regard to this sentence, and (2) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that Trust Mortgage Loan or Trust REO Loan, as the case may be, immediately prior to the related Distribution Date, net of the related Appraisal Reduction
Amount, if any, and the denominator of which is equal to the Stated Principal
Balance of that Trust Mortgage Loan or Trust REO Loan, as the case may be, immediately prior to the related Distribution Date, and (B) the amount of the principal portion of the P&I Advance that would otherwise be required without regard to this clause (y). In the case of each A-Note Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, the reference to "Appraisal
Reduction Amount" in clause (y) of the proviso to the preceding sentence means the portion of any Appraisal Reduction Amount with respect to the related Loan
Combination that is

                                      -214-

allocable, in accordance with the definition of "Appraisal Reduction Amount", to such A-Note Trust Mortgage Loan or any successor Trust REO Loan with respect thereto, as the case may be.

            (c)   Notwithstanding anything herein to the contrary, no P&I
Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance. The determination by the applicable Master Servicer or the Special Servicer that a prior P&I Advance (or, assuming that it was still outstanding, any Unliquidated Advance in respect thereof) that has been made constitutes a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall (except as set forth in the following paragraph) be evidenced by an
Officer's Certificate delivered to the Trustee, any Fiscal Agent and the
Depositor on or before the related P&I Advance Date, setting forth the basis for such determination, together with any other information, including Appraisals
(the cost of which may be paid out of the applicable Master Servicer's
Collection Account pursuant to Section 3.05(a)) (or, if no such Appraisal has been performed pursuant to this Section 4.03(c), a copy of an Appraisal of the related Mortgaged Property performed within the twelve months preceding such determination), related Mortgagor operating statements and financial statements, budgets and rent rolls of the related Mortgaged Properties, engineers' reports, environmental surveys and any similar reports that the applicable Master
Servicer may have obtained consistent with the Servicing Standard and at the expense of the Trust Fund, that support such determination by such Master
Servicer. As soon as practical after making such determination, the Special
Servicer shall report to the applicable Master Servicer, the Trustee and any
Fiscal Agent, the Special Servicer's determination that any P&I Advance made with respect to any previous Distribution Date or required to be made with respect to the next following Distribution Date with respect to any Trust
Specially Serviced Mortgage Loan or Trust REO Loan is a Nonrecoverable P&I
Advance. The applicable Master Servicer, the Trustee and any Fiscal Agent shall act in accordance with such determination and shall be entitled to conclusively rely on such determination. Notwithstanding the foregoing, if the Special
Servicer makes a determination that only a portion, and not all, of any previously made or proposed P&I Advance is a Nonrecoverable P&I Advance, the applicable Master Servicer shall have the right to make its own subsequent determination that any remaining portion of any such previously made or proposed
P&I Advance is a Nonrecoverable P&I Advance. The Trustee and any Fiscal Agent
shall be entitled to rely, conclusively, on any determination by the applicable
Master Servicer that a P&I Advance, if made, would be a Nonrecoverable Advance
(and the Trustee and any Fiscal Agent) shall rely on such Master Servicer's determination that the P&I Advance would be a Nonrecoverable Advance if the
Trustee or any Fiscal Agent determines that it does not have sufficient time to make such determination); provided, however, that if such Master Servicer has failed to make a P&I Advance for reasons other than a determination by such
Master Servicer or the Special Servicer that such P&I Advance would be a
Nonrecoverable Advance, the Trustee or any Fiscal Agent shall make such Advance within the time periods required by Section 4.03(a) unless the Trustee or any
Fiscal Agent, as the case may be, in good faith makes a determination prior to the times specified in Section 4.03(a) that such P&I Advance would be a
Nonrecoverable Advance. The Special Servicer, in determining whether or not a
P&I Advance previously made is, or a proposed P&I Advance, if made, would be, a
Nonrecoverable Advance, shall be subject to the standards applicable to each
Master Servicer hereunder.

            (d)   In connection with the recovery by either Master Servicer, the
Trustee or any Fiscal Agent of any P&I Advance out of the applicable Master
Servicer's Collection Account pursuant to Section 3.05(a), subject to the following sentence, such Master Servicer shall be entitled to pay itself, the
Trustee or any Fiscal Agent, as the case may be, out of any amounts then on deposit in its Collection

                                      -215-

Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance (to the extent made with its own funds) from the date made to but not including the date of reimbursement, such interest to be payable first out of Default Charges received on the related Trust Mortgage
Loan or Trust REO Loan during the Collection Period in which such reimbursement is made, then from general collections on the Trust Mortgage Loans then on deposit in such Master Servicer's Collection Account; provided, however, that no interest shall accrue on any P&I Advance made with respect to a Trust Mortgage
Loan if the related Periodic Payment is received on or prior to the Due Date of such Trust Mortgage Loan, prior to the expiration of any applicable grace period or prior to the related P&I Advance Date; and provided, further, that, if such
P&I Advance was made with respect to a Trust Mortgage Loan that is part of a
Loan Combination or any successor Trust REO Loan with respect thereto, then such interest on such P&I Advance shall first be payable out of amounts on deposit in the related Loan Combination Custodial Account in accordance with Section
3.05(e). Subject to Section 4.03(f), the applicable Master Servicer shall reimburse itself, the Trustee or any Fiscal Agent, for any outstanding P&I
Advance made thereby as soon as practicable after funds available for such purpose have been received by such Master Servicer, and in no event shall interest accrue in accordance with this Section 4.03(d) on any P&I Advance as to which the corresponding Late Collection was received by such Master Servicer on or prior to the related P&I Advance Date.

            (e)   In no event shall either Master Servicer, the Trustee or any
Fiscal Agent make a P&I Advance with respect to any Non-Trust Loan.

            (f)   Upon the determination that a previously made Advance is a
Nonrecoverable Advance, to the extent that the reimbursement thereof would exceed the full amount of the principal portion of general collections deposited in the Collection Accounts, the applicable Master Servicer, the Special
Servicer, the Trustee or any Fiscal Agent, at its own option, instead of obtaining reimbursement for the remaining amount of such Nonrecoverable Advance immediately, may elect to refrain from obtaining such reimbursement for such portion of the Nonrecoverable Advance during the one-month Collection Period ending on the then-current Determination Date. If any of the applicable Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (together with interest thereon), then such
Nonrecoverable Advance (together with interest thereon) or portion thereof shall continue to be fully reimbursable in the subsequent Collection Period (subject, again, to the same sole option to defer; it is acknowledged that, in such a subsequent period, such Nonrecoverable Advance shall again be payable first from principal collections as described above prior to payment from other collections). In connection with a potential election by any of the applicable
Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent to
refrain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the one-month Collection Period ending on the related
Determination Date for any Distribution Date, such Master Servicer, the Special
Servicer, the Trustee or any Fiscal Agent, as the case may be, shall further be authorized to wait for principal collections to be received before making its determination of whether to refrain from the reimbursement of a particular
Nonrecoverable Advance or portion thereof until the end of such Collection
Period. The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection or to comply with the terms of this subsection and the other provisions of this
Agreement that apply once such an election, if any, has been made. Any election by any of the applicable Master Servicer, the Special Servicer, the Trustee or
any Fiscal Agent to refrain from reimbursing itself for any Nonrecoverable
Advance (together with interest thereon) or portion thereof with respect to any

                                      -216-

Collection Period shall not be construed to impose on any of such Master
Servicer, the Special Servicer, the Trustee or any Fiscal Agent, as the case may be, any obligation to make such an election (or any entitlement in favor of any
Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of such Master Servicer, the Special Servicer, the Trustee or any Fiscal
Agent, as the case may be, to otherwise be reimbursed for such Nonrecoverable
Advance (together with interest thereon). Any such election by any of the applicable Master Servicer, the Special Servicer, the Trustee or any Fiscal
Agent shall not be construed to impose any duty on the other such party to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election). Any such election by any such party to refrain from reimbursing itself or obtaining reimbursement for any
Nonrecoverable Advance or portion thereof with respect to any one or more
Collection Periods shall not limit the accrual of interest on such
Nonrecoverable Advance for the period prior to the actual reimbursement of such
Nonrecoverable Advance. None of the applicable Master Servicer, the Special
Servicer, the Trustee, any Fiscal Agent or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election, and any such election shall not, with respect to the applicable Master Servicer or the Special Servicer, constitute a violation of the Servicing Standard nor, with respect to the Trustee or any Fiscal Agent, constitute a violation of any fiduciary duty to the Certificateholders or any contractual duty under this Agreement. Nothing herein shall give the applicable
Master Servicer, the Special Servicer, the Trustee or any Fiscal Agent the right to defer reimbursement of a Nonrecoverable Advance to the extent that principal collections then available in the Collection Accounts are sufficient to reimburse such Nonrecoverable Advances pursuant to Section 3.05(a)(vii).

            SECTION 4.04.     Allocation of Realized Losses and Additional
                              Trust Fund Expenses.

            (a)   On each Distribution Date, following all distributions to be made on such date pursuant to Section 4.01, the Certificate Administrator shall allocate to the respective Classes of Sequential Pay Certificates as follows the aggregate of all Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the Cut-off Date through the end of the related
Collection Period and in any event that were not previously allocated pursuant to this Section 4.04(a) on any prior Distribution Date, but only to the extent that (i) the aggregate of the Class Principal Balances of the Sequential Pay
Certificates as of such Distribution Date (after taking into account all of the distributions made on such Distribution Date pursuant to Section 4.01), exceeds
(ii) the aggregate Stated Principal Balance of, and any Unliquidated Advances
with respect to, the Mortgage Pool that will be outstanding immediately following such Distribution Date: first, sequentially, to the Class Q, Class P,
Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E,
Class D, Class C, Class B, Class AJ and Class AM Certificates, in that order, in each case until the remaining Class Principal Balance thereof is reduced to zero; and then, pro rata (based on remaining Class Principal Balances) to the
Class A-1, Class A-2, Class A-3, Class A-3B, Class A-SB, Class A-4 and Class
A-1A Certificates, until the respective Class Principal Balances thereof are reduced to zero. Any allocation of Realized Losses and Additional Trust Fund
Expenses to a Class of Sequential Pay Certificates shall be made by reducing the
Class Principal Balance thereof by the amount so allocated. All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a Class of Sequential
Pay Certificates shall be allocated among the respective Certificates of such
Class in proportion to the Percentage Interests evidenced thereby. All Realized
Losses and Additional Trust Fund Expenses, if any, that have not been

                                      -217-

allocated to the Sequential Pay Certificates as of the Distribution Date on
which the aggregate of the Class Principal Balances of the Sequential Pay
Certificates has been reduced to zero, shall be deemed allocated to the Residual
Certificates.

            If and to the extent any Nonrecoverable Advances (and/or interest thereon) that were reimbursed from principal collections on the Mortgage Pool and previously resulted in a reduction of the Principal Distribution Amount are subsequently recovered on the related Trust Mortgage Loan or Trust REO Loan, then, on the Distribution Date immediately following the Collection Period in which such recovery occurs, the Class Principal Balances of the respective
Classes of Sequential Pay Certificates shall be increased, in the reverse order from which Realized Losses and Additional Trust Fund Expenses are allocated pursuant to Section 4.04(a), by the amount of any such recoveries that are included in the Principal Distribution Amount for the current Distribution Date;
provided, however, that, in any case, the Class Principal Balance of any Class of Sequential Pay Certificates shall in no event be increased by more than the amount of unreimbursed Realized Losses and Additional Trust Fund Expenses
previously allocated thereto (which unreimbursed Realized Losses and Additional
Trust Fund Expenses shall be reduced by the amount of the increase in such Class
Principal Balance); and provided, further, that the aggregate increase in the
Class Principal Balances of the respective Classes of the Sequential Pay
Certificates on any Distribution Date shall not exceed the excess, if any, of
(1) the aggregate Stated Principal Balance of, and all Unliquidated Advances
with respect to, the Mortgage Pool that will be outstanding immediately following such Distribution Date, over (2) the aggregate of the Class Principal
Balances of the respective Classes of the Sequential Pay Certificates outstanding immediately following the distributions to be made on such
Distribution Date, but prior to any such increase in any of those Class
Principal Balances. If the Class Principal Balance of any Class of Sequential
Pay Certificates is so increased, the amount of unreimbursed Realized Losses and/or Additional Trust Fund Expenses considered to be allocated to such Class shall be decreased by such amount.

            If the Class Principal Balance of any Class of Sequential Pay
Certificates is reduced on any Distribution Date pursuant to the first paragraph of Section 4.04(a), then the REMIC I Principal Balance of its Corresponding
REMIC I Regular Interest shall be deemed to have first been reduced by the exact same amount.

            To the extent the Class Principal Balance of a Class of Sequential
Pay Certificates is increased pursuant to the second paragraph of Section
4.04(a), the REMIC I Principal Balance of its Corresponding REMIC I Regular
Interest shall be increased by the exact same amount.

            SECTION 4.05.     Calculations.

            The Certificate Administrator shall, provided it receives the necessary information from the Master Servicers and the Special Servicer, be responsible for performing all calculations necessary in connection with the actual and deemed distributions and allocations to be made pursuant to Section
4.01, Section 5.02(d) and Article IX and the actual and deemed allocations of
Realized Losses, Additional Trust Fund Expenses and other items to be made pursuant to Section 4.04. The Certificate Administrator shall calculate the
Available Distribution Amount for each Distribution Date and shall allocate such amount among Certificateholders in accordance with this Agreement, and the
Certificate Administrator shall have no obligation to recompute, recalculate or verify any information provided to it by the Special Servicer or either Master
Servicer. The calculations by the Certificate Administrator of

                                      -218-

such amounts shall, in the absence of manifest error, be presumptively deemed to be correct for all purposes hereunder.

                                      -219-

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01.     The Certificates.

            (a)   The Certificates will be substantially in the respective forms attached hereto as Exhibits A-1, A-3, A-4, A-5, A-6, A-7 and A-8, as applicable;
provided that any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.
The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the
Sequential Pay Certificates and the Class X Certificates shall initially be held and transferred through the book-entry facilities of the Depository. The
Sequential Pay Certificates and the Class X Certificates will be issuable only in denominations corresponding to initial Certificate Principal Balances or initial Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $25,000 in the case of the Registered Certificates and not less than $100,000 in the case of Non-Registered Certificates (other than the
Residual Certificates and the Class Z Certificates), and in each such case in integral multiples of $1 in excess thereof. The Class R-I and Class R-II
Certificates will be issuable in minimum Percentage Interests of 10%. The Class
Z Certificates shall have no minimum denomination and shall be represented by a single Definitive Certificate.

            (b)   The Certificates shall be executed by manual or facsimile
signature on behalf of the Certificate Administrator by the Certificate
Registrar hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers or signatories of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the
Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All
Certificates shall be dated the date of their authentication.

            SECTION 5.02.     Registration of Transfer and Exchange of
                              Certificates.

            (a)   At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar (located as of the Closing Date at the
Corporate Trust Office of the Certificate Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Certificate Administrator is hereby initially appointed
(and hereby agrees to act in accordance with the terms hereof) as Certificate
Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the

                                      -220-

Master Servicers, the Special Servicer and the Trustee, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor
Certificate Registrar may prescribe, provided that the predecessor Certificate
Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Certificate Administrator resigns or is removed in accordance with the terms hereof, the successor certificate administrator shall immediately succeed to its duties as Certificate
Registrar. The Depositor, the Trustee, the Certificate Registrar (if it is no
longer the Certificate Registrar) the Master Servicers and the Special Servicer
shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate
Register.

            Upon written request of any Certificateholder made for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Certificate Registrar shall promptly furnish such
Certificateholder with a list of the other Certificateholders of record identified in the Certificate Register at the time of the request.

            (b)   No Transfer of any Non-Registered Certificate or interest
therein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

            If a Transfer of any Definitive Non-Registered Certificate is to be
made without registration under the Securities Act (other than in connection with the initial issuance of the Non-Registered Certificates or a Transfer of such Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, in the case of a Global
Certificate for any Class of Book-Entry Non-Registered Certificates, a Transfer
thereof to a successor Depository or to the applicable Certificate Owner(s) in accordance with Section 5.03), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such Transfer substantially in the form attached hereto as Exhibit E-1 and a certificate from such Certificateholder's prospective Transferee substantially in the form attached hereto either as Exhibit E-2A or, except in the case of the Class R-I, Class R-II or Class Z Certificates, as Exhibit E-2B;
or (ii) an Opinion of Counsel satisfactory to the Certificate Administrator to the effect that the prospective Transferee is a Qualified Institutional Buyer or, except in the case of the Class R-I, Class R-II or Class Z Certificates, an
Institutional Accredited Investor, and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicers, the Special
Servicer, the REMIC Administrator, the Certificate Administrator or the
Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based.

            No beneficial interest in the Rule 144A Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is not a Qualified Institutional Buyer. If a Transfer of any interest in the
Rule 144A Global Certificate for any Class of Book-Entry Non-Registered
Certificates is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Book-Entry Non-Registered
Certificates or a Transfer of any interest therein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their

                                      -221-

respective Affiliates), then the Certificate Owner desiring to effect such
Transfer shall be required to obtain either (i) a certificate from such
Certificate Owner's prospective Transferee substantially in the form attached hereto as Exhibit E-2C, or (ii) an Opinion of Counsel to the effect that the prospective Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If any Transferee of an interest in the Rule 144A Global Certificate for any Class of Book-Entry
Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C hereto are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the Rule
144A Global Certificate for a Class of Book-Entry Non-Registered Certificates
may be transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and (ii) delivers or causes to be delivered to the Certificate
Registrar and the Certificate Administrator (A) a certificate from such
Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the following paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the
Certificate Administrator, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred.
Upon delivery to the Certificate Registrar and the Certificate Administrator of
such certifications and such orders and instructions, the Certificate
Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global
Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Regulation S Global
Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            No beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global
Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D hereto to the effect that such Transferee is not a United States Securities Person. If any
Transferee of an interest in the Regulation S Global Certificate for any Class
of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D hereto are, with respect to the subject Transfer, true and correct.

            Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified

                                      -222-

Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for Transfers of interests in such Rule 144A Global Certificate set forth in the third paragraph of this Section 5.02(b) and (ii) delivers or causes to be delivered to the Certificate Registrar and the Certificate Administrator
(A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered
Certificates to be transferred, (B) a copy of the certificate or Opinion of
Counsel to be obtained by such Certificate Owner from its prospective Transferee in accordance with the second sentence of the third paragraph of this Section
5.02(b) and (C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the
Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such Regulation S Global Certificate, and credit the account of a Depository Participant by a denomination of interests in such
Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be
transferred. Upon delivery to the Certificate Registrar and the Certificate
Administrator of such certification(s) and/or Opinion of Counsel and such orders and instructions, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S Global Certificate in respect of the subject Class of
Book-Entry Non-Registered Certificates, and increase the denomination of the
Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

            Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Certificate Administrator of (i) such certifications and/or opinions as are contemplated by the second paragraph of this Section 5.02(b) and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Certificate Administrator to debit the account of a Depository Participant by the denomination of the transferred interests in such Global Certificate. Upon delivery to the Certificate Registrar and the
Certificate Administrator of the certifications and/or opinions contemplated by the second paragraph of this Section 5.02(b), the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global
Certificate, to be executed, authenticated and delivered in accordance with this
Agreement to the applicable Transferee.

            None of the Depositor, the Trustee, the Certificate Administrator or
the Certificate Registrar is obligated to register or qualify any Class of
Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the
Transfer of any Non-Registered Certificate or interest therein without registration or qualification. Any Certificateholder or Certificate Owner desiring to effect a Transfer of any Non-Registered Certificate or interest therein shall, and does hereby agree to, indemnify the Depositor, the Initial
Purchasers, the Certificate Administrator, any Fiscal Agent, the Master
Servicers, the Special Servicer, the REMIC Administrator and the Certificate
Registrar against any liability that may result if

                                      -223-

such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

            (c)   No Transfer of a Certificate or any interest therein shall be made (i) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law
("Similar Law") that is substantially similar to Section 405 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (ii) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of such Certificate or interest therein by the prospective Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section
4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. The foregoing sentence notwithstanding, no
Transfer of the Class Z, Class R-I and R-II Certificates shall be made to a Plan or to a Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. Except in connection with the initial issuance of the
Non-Registered Certificates or any Transfer of a Non-Registered Certificate or
any interest therein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, in the case of a Global
Certificate for any Class of Book-Entry Non-Registered Certificates, any
Transfer thereof to a successor Depository or to the applicable Certificate
Owner(s) in accordance with Section 5.03, the Certificate Registrar shall refuse to register the Transfer of a Definitive Non-Registered Certificate unless it has received from the prospective Transferee, and any Certificate Owner transferring an interest in a Global Certificate for any Class of Book-Entry
Non-Registered Certificates shall be required to obtain from its prospective
Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) alternatively, except in the case of the Class Z, Class R-I and Class R-II Certificates, a certification to the effect that the purchase and holding of such Certificate or interest therein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and
III of Prohibited Transaction Class Exemption 95-60; or (iii) alternatively, but only in the case of a Non-Registered Certificate that is an Investment Grade
Certificate that is being acquired by or on behalf of a Plan in reliance on the
Exemption, a certification to the effect that such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y)
is not sponsored (within the meaning of Section 3(16)(B) of ERISA) by the
Trustee, the Certificate Administrator, the Depositor, any Mortgage Loan Seller,
either Master Servicer, the Special Servicer, any Sub-Servicer, any Fiscal
Agent, any Exemption-Favored Party, or any Mortgagor with respect to Trust
Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Trust Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that is a Plan a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (iii)(X) and
(iii)(Y), together with a written agreement that such Transferee will obtain from each of its Transferees that is a Plan a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses
(iii)(X) and (iii)(Y); or (iv) alternatively, except in the case of the Class
R-I and Class R-II Certificates, a certification of facts and an Opinion of
Counsel which otherwise establish to the reasonable satisfaction of the
Certificate Administrator or such Certificate Owner, as the case may be, that such Transfer will

                                      -224-

not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the
Code or result in the imposition of an excise tax under Section 4975 of the
Code. It is hereby acknowledged that the forms of certification attached hereto as Exhibit F-1 (in the case of Definitive Non-Registered Certificates) and
Exhibit F-2 (in the case of ownership interests in Book-Entry Non-Registered
Certificates) are acceptable for purposes of the preceding sentence. If any
Transferee of a Certificate (including a Registered Certificate) or any interest therein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar (in the case of a Definitive Certificate) or the
Transferor (in the case of ownership interests in a Book-Entry Certificate) any certification and/or Opinion of Counsel contemplated by the second preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of such Certificate or interest therein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code.

            (d)   (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Certificate
      Administrator under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate
      Administrator under clause (ii)(B) below to negotiate the terms of any mandatory disposition and to execute all instruments of Transfer and to do all other things necessary in connection with any such disposition. The rights of each Person acquiring any Ownership Interest in a Residual
      Certificate are expressly subject to the following provisions:

                  (A)   Each Person holding or acquiring any Ownership Interest
                        in a Residual Certificate shall be a Permitted
                        Transferee and shall promptly notify the REMIC
                        Administrator and the Certificate Administrator of any
                        change or impending change in its status as a Permitted
                        Transferee.

                  (B)   In connection with any proposed Transfer of any
                        Ownership Interest in a Residual Certificate, the
                        Certificate Registrar shall require delivery to it, and
                        shall not register the Transfer of any Residual
                        Certificate until its receipt, of an affidavit and
                        agreement substantially in the form attached hereto as
                        Exhibit G-1 (a "Transfer Affidavit and Agreement"), from
                        the proposed Transferee, representing and warranting,
                        among other things, that such Transferee is a Permitted
                        Transferee, that it is not acquiring its Ownership
                        Interest in the Residual Certificate that is the subject
                        of the proposed Transfer as a nominee, Trustee or agent
                        for any Person that is not a Permitted Transferee, that
                        for so long as it retains its Ownership Interest in a
                        Residual Certificate, it will endeavor to remain a
                        Permitted Transferee and that it has reviewed the
                        provisions of this Section 5.02(d) and agrees to be
                        bound by them.

                  (C)   Notwithstanding the delivery of a Transfer Affidavit and
                        Agreement by a proposed Transferee under clause (B)
                        above, if a Responsible Officer of either the
                        Certificate Administrator or the Certificate Registrar
                        has actual

                                      -225-

                        knowledge that the proposed Transferee is not a
                        Permitted Transferee, no Transfer of an Ownership
                        Interest in a Residual Certificate to such proposed
                        Transferee shall be effected.

                  (D)   Each Person holding or acquiring any Ownership Interest
                        in a Residual Certificate shall agree (1) to require a
                        Transfer Affidavit and Agreement from any prospective
                        Transferee to whom such Person attempts to Transfer its
                        Ownership Interest in such Residual Certificate and (2)
                        not to Transfer its Ownership Interest in such Residual
                        Certificate unless it provides to the Certificate
                        Registrar a certificate substantially in the form
                        attached hereto as Exhibit G-2 stating that, among other
                        things, it has no actual knowledge that such prospective
                        Transferee is not a Permitted Transferee.

                  (E)   Each Person holding or acquiring an Ownership Interest
                        in a Residual Certificate, by purchasing such Ownership
                        Interest, agrees to give the REMIC Administrator and the
                        Certificate Administrator written notice that it is a
                        "pass-through interest holder" within the meaning of
                        temporary Treasury regulations Section
                        1.67-3T(a)(2)(i)(A) immediately upon acquiring an
                        Ownership Interest in a Residual Certificate, if it is,
                        or is holding an Ownership Interest in a Residual
                        Certificate on behalf of, a "pass-through interest
                        holder".

                  (ii)    (A) If any purported Transferee shall become a Holder
      of a Residual Certificate in violation of the provisions of this Section
      5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual
      Certificate. None of the Depositor, the Certificate Administrator or the
      Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such
      Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                  (B) If any purported Transferee shall become a Holder of a
      Residual Certificate in violation of the restrictions in this Section
      5.02(d), then, to the extent that the retroactive restoration of the rights of the preceding Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, the
      Certificate Administrator shall have the right but not the obligation, to cause the Transfer of such Residual Certificate to a Permitted Transferee selected by the Certificate Administrator on such terms as the Certificate
      Administrator may choose, and the Certificate Administrator shall not be liable to any Person having an Ownership Interest in such Residual
      Certificate as a result of the Certificate Administrator's exercise of such discretion. Such purported Transferee shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Administrator. Such Permitted Transferee may be the
      Certificate Administrator itself or any Affiliate of the Certificate
      Administrator.

                                      -226-

                  (iii)   The REMIC Administrator shall make available to the
      Internal Revenue Service and to those Persons specified by the REMIC
      Provisions all information furnished to it by the other parties hereto that is necessary to compute any tax imposed (A) as a result of the
      Transfer of an Ownership Interest in a Residual Certificate to any Person
      who is a Disqualified Organization, including the information described in
      Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any
      Person which is a Disqualified Organization, and each of the other parties hereto shall furnish to the REMIC Administrator all information in its possession necessary for the REMIC Administrator to discharge such obligation. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the REMIC Administrator for providing such information thereto pursuant to this subsection (d)(iii)
      and Section 10.01(g)(i).

                  (iv)    The provisions of this Section 5.02(d) set forth prior
      to this clause (iv) may be modified, added to or eliminated, provided that there shall have been delivered to the Certificate Administrator and the
      REMIC Administrator the following:

                  (A)   written confirmation from each Rating Agency to the
                        effect that the modification of, addition to or
                        elimination of such provisions will not cause an Adverse
                        Rating Event; and

                  (B)   an Opinion of Counsel, in form and substance
                        satisfactory to the Certificate Administrator and the
                        REMIC Administrator, obtained at the expense of the
                        party seeking such modification of, addition to or
                        elimination of such provisions (but in no event at the
                        expense of the Certificate Administrator, the REMIC
                        Administrator or the Trust Fund), to the effect that
                        doing so will not (1) cause REMIC I or REMIC II to cease
                        to qualify as a REMIC or be subject to an entity-level
                        tax caused by the Transfer of any Residual Certificate
                        to a Person which is not a Permitted Transferee, or (2)
                        cause a Person other than the prospective Transferee to
                        be subject to a REMIC-related tax caused by the Transfer
                        of a Residual Certificate to a Person that is not a
                        Permitted Transferee.

            (e)   If a Person is acquiring any Non-Registered Certificate or interest therein as a fiduciary or agent for one or more accounts, such Person shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Book-Entry Non-Registered Certificate, to the Certificate Owner
that is transferring such interest) a certification to the effect that, and such other evidence as may be reasonably required by the Certificate Administrator
(or such Certificate Owner) to confirm that, it has (i) sole investment discretion with respect to each such account and (ii) full power to make the applicable foregoing acknowledgments, representations, warranties, certifications and agreements with respect to each such account as set forth in subsections (b), (c) and/or (d), as appropriate, of this Section 5.02.

            (f)   Subject to the preceding provisions of this Section 5.02, upon surrender for registration of transfer of any Certificate at the offices of the
Certificate Registrar maintained for such

                                      -227-

purpose, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class evidencing a like aggregate Percentage Interest in such Class.

            (g)   At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class evidencing a like aggregate Percentage Interest in such Class upon surrender of the
Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

            (h)   Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            (i)   No service charge shall be imposed for any transfer or
exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            (j)   All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate
Registrar shall dispose of such canceled Certificates in accordance with its standard procedures.

            (k)   Upon request, the Certificate Registrar shall provide to the
Master Servicers, the Special Servicer and the Depositor notice of each transfer of a Certificate and shall provide to each such Person with an updated copy of the Certificate Register.

            SECTION 5.03.     Book-Entry Certificates.

            (a)   Each Class of Regular Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in Section 5.03(c) and Section 5.02(b), a
Transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such
Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and Transfer their respective
Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.03(c) and
Section 5.02(b), shall not be entitled to definitive, fully registered
Certificates ("Definitive Certificates") in respect of such Ownership Interests.
The Class X, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N, Class P and Class Q Certificates initially sold to Qualified
Institutional Buyers in reliance on Rule 144A or in reliance on another exemption from the registration requirements of the Securities Act shall, in the case of each such Class, be represented by the Rule 144A Global Certificate for such Class, which shall be deposited with the Certificate Administrator as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class X, Class E, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O, Class P and Class Q Certificates
initially sold in offshore transactions in reliance on Regulation S shall, in the case of each such Class, be represented by the Regulation S Global
Certificate for such Class, which shall be deposited with the Certificate
Administrator as custodian for the Depository and registered in the name of Cede
& Co. as nominee of

                                      -228-

the Depository. All Transfers by Certificate Owners of their respective
Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing each such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate
Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. Each Certificate Owner is deemed, by virtue of its acquisition of an Ownership Interest in the applicable
Class of Book-Entry Certificates, to agree to comply with the transfer requirements provided for in Section 5.02.

            (b)   The Certificate Administrator, the Master Servicers, the
Special Servicer, the Depositor and the Certificate Registrar may for all
purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate
Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository
Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the
Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate
Owners. The Certificate Administrator may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

            (c)   If (i)(A) the Depositor advises the Certificate Administrator and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to a
Class of the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the
Certificate Administrator and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to a Class of Book-Entry Certificates, the Certificate Registrar shall notify all affected Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to such
Certificate Owners requesting the same. Upon surrender to the Certificate
Registrar of the Book-Entry Certificates of any Class thereof by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates in respect of such
Class to the Certificate Owners identified in such instructions. None of the
Depositor, the Master Servicers, the Special Servicer, the Certificate
Administrator or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each of them may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of
Definitive Certificates for purposes of evidencing ownership of any Class of
Registered Certificates, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

            (d)   Notwithstanding any other provisions contained herein, neither the Certificate Administrator nor the Certificate Registrar shall have any responsibility whatsoever to monitor or restrict the Transfer of ownership interests in any Certificate (including but not limited to any Non-Registered
Certificate or any Subordinated Certificate) which interests are transferable through the book-entry facilities of the Depository.

                                      -229-

            SECTION 5.04.     Mutilated, Destroyed, Lost or Stolen Certificates.

            If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Certificate Administrator and the Certificate Registrar such security or indemnity as may be reasonably required by them to save each of them harmless, then, in the absence of actual notice to the Certificate Administrator or the
Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same
Class and like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Certificate Administrator and the Certificate Registrar
may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Administrator and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the applicable REMIC created hereunder, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            SECTION 5.05.     Persons Deemed Owners.

            Prior to due presentment for registration of transfer, the
Depositor, the Master Servicers, the Special Servicer, the Certificate
Administrator, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered as of the related Record
Date as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and may treat the person in whose name each Certificate is registered as of the relevant date of determination as owner of such
Certificate for all other purposes whatsoever and none of the Depositor, the
Master Servicers, the Special Servicer, the Certificate Administrator, the
Certificate Registrar or any agent of any of them shall be affected by notice to the contrary.

                                      -230-

                                   ARTICLE VI

        THE DEPOSITOR, THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE
                        CONTROLLING CLASS REPRESENTATIVE

            SECTION 6.01.     Liability of Depositor, Master Servicers and
                              Special Servicer.

            The Depositor, the Master Servicers and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the
Master Servicers and the Special Servicer herein.

            SECTION 6.02.     Merger,  Consolidation  or Conversion of
                              Depositor or Master  Servicers or Special
                              Servicer.

            Subject to the following paragraph, the Depositor, the Master
Servicers and the Special Servicer shall each keep in full effect its existence, rights and franchises as an entity under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Trust Mortgage
Loans and to perform its respective duties under this Agreement.

            The Depositor, either Master Servicer or the Special Servicer may be merged or consolidated with or into any Person (other than the Trustee), or transfer all or substantially all of its assets (which, in the case of either
Master Servicer or the Special Servicer, may be limited to all or substantially all of its assets related to commercial mortgage loan servicing) to any Person, in which case any Person resulting from any merger or consolidation to which the
Depositor, either Master Servicer or the Special Servicer shall be a party, or any Person succeeding to the business (which, in the case of either Master
Servicer or the Special Servicer, may be limited to the commercial mortgage loan servicing business) of the Depositor, the subject Master Servicer or the Special
Servicer, shall be the successor of the Depositor, the subject Master Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that no successor or surviving Person shall succeed to the rights of either Master
Servicer or the Special Servicer unless (i) as evidenced in writing by the
Rating Agencies, such succession will not result in an Adverse Rating Event and
(ii) such successor or surviving Person makes the applicable representations and warranties set forth in Section 3.23.

            SECTION 6.03.     Limitation on Liability of the Depositor, the
                              Master Servicers, the Special Servicer and Others.

            (a)   None of the Depositor, the Master Servicers, the Special
Servicer nor any of the Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them shall be under any liability to the Trust Fund, the Underwriters, the parties hereto, the
Certificateholders or any other Person for any action taken, or for refraining from the taking of any action, in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the
Depositor, either Master Servicer, the Special Servicer nor any of the
Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents of any of them against any liability to the Trust Fund, the
Trustee, the Certificateholders or any other Person for

                                      -231-

the breach of warranties or representations made herein by such party, or against any expense or liability specifically required to be borne by such party without right of reimbursement pursuant to the terms hereof, or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties. The Depositor, the Master
Servicers, the Special Servicer and any director, officer, employee or agent of the Depositor, either Master Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

            The Depositor, the Master Servicers, the Special Servicer, and any
Affiliate, director, shareholder, member, partner, manager, officer, employee or agent of any of the foregoing shall be indemnified and held harmless by the
Trust Fund out the Collection Accounts or the Distribution Account, as
applicable in accordance with Section 3.05, against any loss, liability or expense (including reasonable legal fees and expenses) incurred in connection with any legal action or claim relating to this Agreement, the Mortgage Loans or the Certificates (including, without limitation, the distribution or posting of reports or other information as contemplated by this Agreement), other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms hereof or that would otherwise constitute a Servicing
Advance; (ii) incurred in connection with any breach of a representation or warranty made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder or negligent disregard of such obligations or duties; or (iv) incurred in connection with any violation by any of them of any state or federal securities law; provided, however, that if and to the extent that a Loan
Combination and/or a related Non-Trust Noteholder is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination
Custodial Account pursuant to Section 3.05(e) and, if and to the extent not solely attributable to a related Non-Trust Loan (or any successor REO Loan with respect thereto), shall also be payable out of the Collection Accounts if amounts on deposit in the related Loan Combination Custodial Account are insufficient therefor; and provided, further, that in making a determination as to whether any such indemnity is solely attributable to a Non-Trust Loan (or any successor REO Loan with respect thereto), the fact that any related legal action was instituted by such Non-Trust Noteholder shall not create a presumption that such indemnity is solely attributable thereto.

            (b)   None of the Depositor, the Master Servicers or the Special
Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and, unless it is specifically required to bear the costs thereof, that in its opinion may involve it in any expense or liability for which it is not reasonably assured of reimbursement by the Trust; provided, however, that the Depositor, either Master
Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the reasonable legal fees, expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the applicable Master Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Pool on deposit in the Collection Accounts as provided by Section 3.05(a); provided, however, that if a Loan Combination is involved, such expenses, costs and liabilities shall be payable out of the related Loan Combination Custodial Account pursuant to Section 3.05(e) and, if and to the extent not solely attributable to a related Non-Trust Loan (or any successor REO Loan with respect thereto), shall also be payable out of the

                                      -232-

Collection Accounts if amounts on deposit in the related Loan Combination
Custodial Account are insufficient therefor, and provided, further, that in making a determination as to whether any such expenses, costs and liabilities are solely attributable to a Non-Trust Loan (or any successor REO Loan with respect thereto), the fact that any related legal action was instituted by such
Non-Trust Noteholder shall not create a presumption that such expenses, costs and liabilities are solely attributable thereto.

            In no event shall either Master Servicer or the Special Servicer be liable or responsible for any action taken or omitted to be taken by the other of them or by the Depositor, the Trustee or any Certificateholder, subject to the provisions of Section 8.05(b).

            (c)   Each Master Servicer and the Special Servicer agrees to
indemnify the Depositor, the Trust Fund, the Trustee, the Certificate
Administrator and the Custodian and any Affiliate, director, officer, employee or agent thereof, and hold it harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad faith or negligence of such Master Servicer or the
Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement or by reason of negligent disregard by such Master
Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made by it herein. The Master Servicers and the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder reasonably and in good faith and in accordance with such advice or Opinion of Counsel relating to (i) tax matters,
(ii) any amendment of this Agreement under Article XI, (iii) the defeasance of any Trust Defeasance Mortgage Loan or (iv) any matter involving legal proceedings with a Mortgagor.

            The Trustee shall immediately notify the applicable Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Trust Fund or the
Trustee to indemnification hereunder, whereupon either Master Servicer or the
Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify either Master
Servicer or the Special Servicer, as the case may be, shall not affect any rights that the Trust Fund or the Trustee, as the case may be, may have to indemnification under this Agreement or otherwise, unless either Master
Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor shall immediately notify either Master Servicer or the
Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor to indemnification hereunder, whereupon either Master Servicer or the Special
Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify either Master Servicer or the Special Servicer, as the case may be, shall not affect any rights that the Depositor may have to indemnification under this Agreement or otherwise, unless either Master Servicer's or Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The

                                      -233-

indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Certificate Administrator or the Custodian shall immediately notify either Master Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Certificate Administrator or the Custodian to indemnification hereunder, whereupon either Master Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify either Master Servicer or the
Special Servicer, as the case may be, shall not affect any rights that the
Certificate Administrator or the Custodian may have to indemnification under this Agreement or otherwise, unless either Master Servicer's or Special
Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Depositor agrees to indemnify the Master Servicers, the Special
Servicer, the Trustee, the Certificate Administrator, the Custodian and any
Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or the willful misfeasance, bad faith or negligence of the Depositor in the performance of the Depositor's obligations and duties under this Agreement. Each
Master Servicer, the Special Servicer, the Certificate Administrator, the
Custodian or the Trustee, as applicable, shall immediately notify the Depositor if a claim is made by a third party with respect to this Agreement or the
Mortgage Loans entitling it to indemnification under this paragraph, whereupon the Depositor shall assume the defense of such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

            The Trustee agrees to indemnify the Master Servicers, the Special
Servicer, the Certificate Administrator, the Custodian and the Depositor and any
Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties made by it herein or as a result of any willful misfeasance, bad faith or negligence of the Trustee in the performance of its obligations and duties under this
Agreement or the negligent disregard by the Trustee of its duties and obligations hereunder. The Depositor, Certificate Administrator, Custodian,
either Master Servicer, or the Special Servicer, as applicable, shall immediately notify the Trustee if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification under this paragraph, whereupon the Trustee shall assume the defense of such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the
Trustee shall not affect any rights

                                      -234-

that any of the foregoing Persons may have to indemnification under this
Agreement or otherwise, unless the Trustee's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the indemnifying party.

            The Certificate Administrator agrees to indemnify the Master
Servicers, the Special Servicer, the Trustee, the Custodian, the Depositor and
any Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or the willful misfeasance, bad faith or negligence of the
Certificate Administrator in the performance of the Certificate Administrator's obligations and duties under this Agreement. Either Master Servicer, the Special
Servicer, the Depositor, the Custodian or the Trustee, as applicable, shall immediately notify the Certificate Administrator if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification under this paragraph, whereupon the Certificate Administrator shall assume the defense of such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Certificate Administrator shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Certificate
Administrator's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

            The Custodian agrees to indemnify the Master Servicers, the Special
Servicer, the Trustee, the Certificate Administrator, the Depositor and any
Affiliate, director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related out-of-pocket costs, judgments, and any other out-of-pocket costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any breach of representations and warranties or the willful misfeasance, bad faith or negligence of the Custodian in the performance of the Custodian's obligations and duties under this Agreement.
Either Master Servicer, the Special Servicer, the Depositor, the Certificate
Administrator or the Trustee, as applicable, shall immediately notify the
Custodian if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification under this paragraph, whereupon the Custodian shall assume the defense of such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the
Custodian shall not affect any rights that any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Custodian's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement.

            SECTION 6.04.     Resignation of Master Servicers and the Special
                              Servicer.

            The Master Servicers and, subject to Section 6.09, the Special
Servicer may each resign from the obligations and duties hereby imposed on it, upon a determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it (the other activities of either Master
Servicer or the Special Servicer, as the case may be, so causing such a conflict being of a type and nature carried on by either Master

                                      -235-

Servicer or the Special Servicer, as the case may be, at the date of this
Agreement). Any such determination requiring the resignation of either Master
Servicer or the Special Servicer, as applicable, shall be evidenced by an
Opinion of Counsel to such effect which shall be delivered to the Trustee.
Unless applicable law requires either Master Servicer's or Special Servicer's resignation to be effective immediately, and the Opinion of Counsel delivered pursuant to the prior sentence so states, no such resignation shall become effective until the Trustee or other successor shall have assumed the responsibilities and obligations of the resigning party in accordance with
Section 6.09 or Section 7.02 hereof. The Master Servicers and, subject to the rights of the Controlling Class under Section 6.09 to appoint a successor special servicer, the Special Servicer shall each have the right to resign at any other time provided that (i) a willing successor thereto has been found by either Master Servicer or the Special Servicer, as applicable, (ii) each of the
Rating Agencies confirms in writing that the resignation and the successor's appointment will not result in an Adverse Rating Event, (iii) the resigning party pays all costs and expenses in connection with such resignation and the resulting transfer of servicing, and (iv) the successor accepts appointment prior to the effectiveness of such resignation and agrees in writing to be bound by the terms and conditions of this Agreement. Neither Master Servicer nor the
Special Servicer shall be permitted to resign except as contemplated above in this Section 6.04.

            Consistent with the foregoing, neither Master Servicer nor the
Special Servicer shall, except as expressly provided herein, assign or transfer any of its rights, benefits or privileges hereunder (except for the assignment or other transfer of the right to receive the Excess Servicing Strip) to any other Person, or, except as provided in Section 3.22, delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by it hereunder. If, pursuant to any provision hereof, the duties of either Master Servicer or the Special Servicer are transferred to a successor thereto, the applicable Master Servicing Fee
(except as expressly contemplated by Section 3.11(a)), the Special Servicing
Fee, any Workout Fee (except as expressly contemplated by Section 3.11(c))
and/or any Principal Recovery Fee, as applicable, that accrues pursuant hereto from and after the date of such transfer shall be payable to such successor.

            SECTION 6.05.     Rights of Depositor and Trustee in Respect of
                              Master Servicers and the Special Servicer.

            The Master Servicers and the Special Servicer shall each afford the
Depositor, the Underwriters, the Certificate Administrator and the Trustee, upon reasonable notice, during normal business hours access to all records maintained thereby in respect of its rights and obligations hereunder and access to officers thereof responsible for such obligations. Upon reasonable request, the
Master Servicers and the Special Servicer shall each furnish the Depositor, the
Underwriters, the Certificate Administrator and the Trustee with its most recent publicly available audited financial statements and such other information as it possesses, and which it is not prohibited by applicable law or contract from disclosing, regarding its business, affairs, property and condition, financial or otherwise, except to the extent such information constitutes proprietary information or is subject to a privilege under applicable law. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicers and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of either Master Servicer or the Special Servicer hereunder or exercise the rights of the Master Servicers and the Special Servicer hereunder; provided, however, that neither Master
Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee and, provided, further, that the Depositor may not exercise any right pursuant to
Section 7.01 to terminate either Master Servicer or the Special Servicer as

                                      -236-

a party to this Agreement. The Depositor shall not have any responsibility or liability for any action or failure to act by either Master Servicer or the
Special Servicer and is not obligated to supervise the performance of either
Master Servicer or the Special Servicer under this Agreement or otherwise.

            SECTION 6.06.     Depositor, Master Servicers and Special Servicer
                              to Cooperate with Trustee and Certificate
                              Administrator.

            The Depositor, the Master Servicers and the Special Servicer shall each (to the extent not already furnished under this Agreement) furnish such reports, certifications and information (including, with regard to either Master
Servicer, the identity of any Non-Trust Noteholder that holds a Non-Trust Loan that is part of a Loan Combination as to which such Master Servicer is the applicable Master Servicer) as are reasonably requested by the Trustee and the
Certificate Administrator in order to enable them to perform their duties hereunder.

            SECTION 6.07.     Depositor, Special Servicer, Certificate
                              Administrator and Trustee to Cooperate with Master
                              Servicer.

            The Depositor, the Special Servicer, the Certificate Administrator
and the Trustee shall each (to the extent not already furnished under this
Agreement) furnish such reports, certifications and information as are reasonably requested by the Master Servicers in order to enable it to perform its duties hereunder.

            SECTION 6.08.     Depositor, Master Servicers, Certificate
                              Administrator and Trustee to Cooperate with
                              Special Servicer.

            The Depositor, the Master Servicers, the Certificate Administrator
and the Trustee shall each (to the extent not already furnished under this
Agreement) furnish such reports, certifications and information as are reasonably requested by the Special Servicer in order to enable it to perform its duties hereunder.

            SECTION 6.09.     Designation of Special Servicer by the Controlling
                              Class.

            The Holder or Holders (or, in the case of Book-Entry Certificates, the Certificate Owner or Certificate Owners) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class may at any time and from time to time designate a Person meeting the requirements set forth in
Section 6.04 (including, without limitation, Rating Agency confirmation) to serve as Special Servicer hereunder and to replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as
Special Servicer; provided that such Holder or Holders (or such Certificate
Owner or Certificate Owners, as the case may be) shall pay all costs related to the transfer of servicing if the Special Servicer is replaced other than due to an Event of Default. Such Holder or Holders (or such Certificate Owner or
Certificate Owners, as the case may be) of the Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class shall so designate a Person to serve as replacement Special Servicer by the delivery to the Trustee, the Master Servicers and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and
Acknowledgment in the form attached hereto as Exhibit H-1. If such Holder or
Holders (or such Certificate Owner or Certificate Owners, as the case may be) of the Certificates evidencing a majority of the Voting Rights allocated to the
Controlling Class have not replaced the Special Servicer within 30 days of such
Special

                                      -237-

Servicer's resignation or the date such Special Servicer has ceased to serve in such capacity, the Trustee shall designate a successor Special Servicer meeting the requirements set forth in Section 6.04. Any designated Person shall become the Special Servicer, subject to satisfaction of the other conditions set forth below, on the date that the Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event. The appointment of such designated Person as
Special Servicer shall also be subject to receipt by the Trustee of (1) an
Acknowledgment of Proposed Special Servicer in the form attached hereto as
Exhibit H-2, executed by the designated Person, and (2) an Opinion of Counsel
(at the expense of the Person designated to become the Special Servicer) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this
Agreement, that upon the execution and delivery of the Acknowledgment of
Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement, and subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with such designated Person's becoming the Special Servicer hereunder; provided, however, that the resigning Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation, and it shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement
Special Servicer in effecting the termination of the resigning Special
Servicer's responsibilities and rights hereunder, including, without limitation, the transfer (within two Business Days of the terminated Special Servicer receiving notice from the Trustee that all conditions to the appointment of the replacement Special Servicer hereunder have been satisfied) to the replacement
Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Collection
Accounts or the applicable REO Account or should have been delivered to the
Master Servicers or that are thereafter received with respect to Specially
Serviced Mortgage Loans and REO Properties.

            Notwithstanding the foregoing, if the Mortgage Loans comprising any of the 633 17th Street Loan Combination, North Point Mall Loan Combination or
the Mainsail Loan Combination, as the case may be, become Specially Serviced
Mortgage Loans, in each case pursuant to the related Loan Combination
Intercreditor Agreement, the related Loan Combination Controlling Party may terminate the Special Servicer without cause with respect to the 633 17th Street
Loan Combination, North Point Mall Loan Combination or the Mainsail Loan
Combination, as the case may be. In the event of such a termination, such Loan
Combination Controlling Party, who shall pay all costs related to the transfer of servicing, shall designate a Person, meeting the requirements set forth in
Section 6.04 (including, without limitation, Rating Agency confirmation) to replace such terminated Special Servicer and serve as replacement Special
Servicer with respect to the 633 17th Street Loan Combination, North Point Mall
Loan Combination or the Mainsail Loan Combination, as the case may be, by the delivery to the Trustee, the Certificate Administrator, the applicable Master
Servicer and the existing Special Servicer of a written notice stating such designation. The Trustee shall, promptly after receiving any such notice, deliver to the Rating Agencies an executed Notice and Acknowledgment in the form attached hereto as Exhibit H-1. Any designated Person shall become the Special
Servicer with respect to the 633 17th Street Loan Combination, North Point Mall
Loan Combination or the Mainsail Loan Combination, as the case may be, subject to satisfaction of the other conditions set forth below, on the date that the
Trustee shall have received written confirmation from all of the Rating Agencies that the appointment of such Person will not result in an Adverse Rating Event.
The appointment of such designated Person as Special Servicer shall also be subject to receipt by the Trustee of (1) an Acknowledgment of Proposed

                                      -238-

Special Servicer in the form attached hereto as Exhibit H-2, executed by the designated Person, and (2) an Opinion of Counsel (at the expense of the Person designated to become the Special Servicer or of the related Loan Combination
Controlling Party) to the effect that the designation of such Person to serve as
Special Servicer is in compliance with this Section 6.09 and all other applicable provisions of this Agreement, that upon the execution and delivery of the Acknowledgment of Proposed Special Servicer the designated Person shall be bound by the terms of this Agreement, and subject to customary limitations, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any existing Special Servicer shall be deemed to have resigned simultaneously with respect to the 633 17th Street Loan Combination, North Point
Mall Loan Combination or the Mainsail Loan Combination, as the case may be, upon such designated Person's becoming the Special Servicer with respect to the 633
17th Street Loan Combination, North Point Mall Loan Combination or the Mainsail
Loan Combination, as the case may be, hereunder; provided, however, that the terminated Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation in respect of the 633 17th Street Loan Combination, North Point
Mall Loan Combination or the Mainsail Loan Combination, as the case may be, and it shall continue to be entitled to the benefits of Section 6.03 with respect to the 633 17th Street Loan Combination, North Point Mall Loan Combination or the
Mainsail Loan Combination, as the case may be, notwithstanding any such resignation. Such resigning Special Servicer shall cooperate with the Trustee and the replacement Special Servicer in effecting the termination of the resigning Special Servicer's responsibilities and rights hereunder with respect to the 633 17th Street Loan Combination, North Point Mall Loan Combination or
the Mainsail Loan Combination, as the case may be, including, without limitation, the transfer (within two Business Days of the terminated Special
Servicer receiving notice from the Trustee that all conditions to the appointment of the replacement Special Servicer hereunder have been satisfied)
to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to the Collection Accounts or the applicable REO Account or should have been delivered to the Master Servicer or that are thereafter received with respect to the 633 17th Street Loan Combination, North Point Mall Loan Combination or the
Mainsail Loan Combination, as the case may be, and any related REO Property.

            If a replacement special servicer is appointed with respect to the
633 17th Street Loan Combination, North Point Mall Loan Combination or the
Mainsail Loan Combination, as the case may be, at the request of the related
Loan Combination Controlling Party in accordance with this Section 6.09 (any such replacement special servicer, a "Loan Combination Special Servicer"), with the result that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term "Special Servicer"
shall mean the Loan Combination Special Servicer, insofar as such duties and obligations relate to the 633 17th Street Loan Combination, North Point Mall
Loan Combination or the Mainsail Loan Combination, as the case may be, and shall mean the General Special Servicer (as defined below), in all other cases
(provided that in Section 3.13, Section 3.14, Section 3.15 and Section 8.16, the
term "Special Servicer" shall mean the Loan Combination Special Servicer and the
General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the related Loan Combination Special
Servicer, insofar as such information, funds, documents, instruments and/or other items relate to the 633 17th Street Loan Combination, North Point Mall
Loan Combination or the Mainsail Loan Combination, as the case may be, and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Trust Defaulted
Mortgage Loans pursuant to Section

                                      -239-

3.18, the term "Special Servicer" shall mean the Loan Combination Special
Servicer, if such Trust Defaulted Mortgage Loan is part of the 633 17th Street
Loan Combination, North Point Mall Loan Combination or the Mainsail Loan
Combination, as the case may be, and shall mean the General Special Servicer, in all other cases; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Trust Mortgage Loans and any REO Properties
remaining in the Trust Fund pursuant to Section 9.01, the term "Special
Servicer" shall mean the General Special Servicer only; (v) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer"
shall mean both any Loan Combination Special Servicer and the General Special
Servicer; and (vi) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation, warranty or covenant hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the related Loan Combination Special
Servicer or the General Special Servicer, as applicable. References in this
Section 6.09 to "General Special Servicer" means the Person performing the duties and obligations of special servicer with respect to the Mortgage Pool
(exclusive of the 633 17th Street Loan Combination, North Point Mall Loan
Combination or the Mainsail Loan Combination, as the case may be, if a Loan
Combination Special Servicer has been appointed in respect thereof).

            SECTION 6.10.     Either Master Servicer or Special Servicer as
                              Owner of a Certificate.

            Either Master Servicer or an Affiliate of either Master Servicer or the Special Servicer or an Affiliate of the Special Servicer may become the
Holder of (or, in the case of a Book-Entry Certificate, Certificate Owner with respect to) any Certificate with (except as set forth in the definition of
"Certificateholder") the same rights it would have if it were not a Master
Servicer or the Special Servicer or an Affiliate thereof. If, at any time during which either Master Servicer or the Special Servicer or an Affiliate of either
Master Servicer or the Special Servicer is the Holder of (or, in the case of a
Book-Entry Certificate, Certificate Owner with respect to) any Certificate, the subject Master Servicer or the Special Servicer proposes to take action
(including for this purpose, omitting to take action) that (i) is not expressly prohibited by the terms hereof and would not, in such Master Servicer's or the
Special Servicer's good faith judgment, violate the Servicing Standard, and (ii)
if taken, might nonetheless, in such Master Servicer's or the Special Servicer's reasonable, good faith judgment, be considered by other Persons to violate the
Servicing Standard, then such Master Servicer or the Special Servicer may (but need not) seek the approval of the Certificateholders to such action by delivering to the Trustee a written notice that (a) states that it is delivered pursuant to this Section 6.10, (b) identifies the Percentage Interest in each
Class of Certificates beneficially owned by such Master Servicer or the Special
Servicer or an Affiliate of such Master Servicer or the Special Servicer, as appropriate, and (c) describes in reasonable detail the action that such Master
Servicer or the Special Servicer proposes to take. The Trustee, upon receipt of such notice, shall forward it to the Certificateholders (other than the subject
Master Servicer and its Affiliates or the Special Servicer and its Affiliates,
as appropriate), together with such instructions for response as the Trustee shall reasonably determine. If at any time Certificateholders holding greater than 50% of the Voting Rights of all Certificateholders (calculated without regard to the Certificates beneficially owned by the subject Master Servicer or its Affiliates or the Special Servicer or its Affiliates, as appropriate) shall have failed to object in writing to the proposal described in the written notice, and if such Master Servicer or the Special Servicer shall act as proposed

                                      -240-

in the written notice within 30 days, such action shall be deemed to comply with, but not modify, the Servicing Standard. The Trustee shall be entitled to reimbursement from the applicable Master Servicer or the Special Servicer, as applicable, for the reasonable expenses of the Trustee incurred pursuant to this paragraph. It is not the intent of the foregoing provision that a Master
Servicer or the Special Servicer be permitted to invoke the procedure set forth herein with respect to routine servicing matters arising hereunder, but rather in the case of unusual circumstances.

            SECTION 6.11.     The Controlling Class Representative.

            (a)   Subject to Section 6.11(b), the Controlling Class
Representative will be entitled to advise the Special Servicer with respect to the following actions of the Special Servicer with respect to the Trust Mortgage
Loans and any REO Properties (other than the 633 17th Street Loan Combination, the Mainsail Loan Combination, the Mall of Louisiana Loan Combination and the
North Point Loan Combination and, in each case, any related Loan Combination REO
Property, as to which the provisions of Section 6.12 shall apply), and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event and except as set forth in, and in any event subject to, Section 6.11(b), the Special Servicer will not be permitted to take
(or permit the applicable Master Servicer to take) any of the following actions with respect to the Trust Mortgage Loans and any REO Properties (other than the
633 17th Street Loan Combination, the Mainsail Loan Combination, the Mall of
Louisiana Loan Combination and the North Point Loan Combination and, in each case, any related Loan Combination REO Property, as to which the provisions of
Section 6.12 shall apply) as to which the Controlling Class Representative has objected in writing within 10 Business Days of being notified in writing thereof, which notification with respect to the action described in clauses (vi)
and (viii) below shall be copied by the Special Servicer to the applicable
Master Servicer (provided that if such written objection has not been received by the Special Servicer within such 10 Business Day period, then the Controlling
Class Representative's approval will be deemed to have been given):

                  (i)     any foreclosure upon or comparable conversion (which
      may include acquisitions of an REO Property) of the ownership of properties securing such of the Trust Specially Serviced Mortgage Loans as come or have come into and continue in default;

                  (ii)    any modification or consent to a modification of a
      material term of a Trust Mortgage Loan (excluding the waiver of any due-on-sale or due-on-encumbrance clause, as set forth in clause (vii)
      below), including the timing of payments or a modification consisting of the extension of the maturity date of a Trust Mortgage Loan;

                  (iii)   any proposed sale of any Trust Defaulted Mortgage Loan
      or any REO Property (other than in connection with the termination of the
      Trust Fund or, in the case of a Trust Defaulted Mortgage Loan, pursuant to
      Section 3.18) for less than the Purchase Price of the subject Trust
      Defaulted Mortgage Loan or related Trust REO Loan, as applicable;

                  (iv)    any determination to bring an REO Property into
      compliance with applicable environmental laws or to otherwise address
      Hazardous Materials located at an REO Property;

                  (v)     any release of material real property collateral for
      any Trust Mortgage Loan, other than (A) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being satisfied, (B) upon satisfaction of that Trust

                                      -241-

      Mortgage Loan, (C) in connection with a pending or threatened condemnation action or (D) in connection with a full or partial defeasance of that
      Trust Mortgage Loan;

                  (vi)    any acceptance of substitute or additional real
      property collateral for any Trust Mortgage Loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the
      Controlling Class Representative will be required);

                  (vii)   any waiver of a due-on-sale or due-on-encumbrance
      clause in any Trust Mortgage Loan;

                  (viii)  any releases of earn-out reserves or related letters of credit with respect to a Mortgaged Property securing a Trust Mortgage
      Loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the Controlling Class
      Representative will be required;

                  (ix)    any termination or replacement, or consent to the
      termination or replacement, of a property manager with respect to any
      Mortgaged Property or any termination or change, or consent to the termination or change, of the franchise for any Mortgaged Property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice to the Controlling Class Representative will be required);

                  (x)     any determination that an insurance-related default in
      respect of a Trust Mortgage Loan is an Acceptable Insurance Default or
      that earthquake or terrorism insurance is not available at commercially reasonable rates; and

                  (xi)    any waiver of insurance required under the related
      Mortgage Loan documents for a Trust Mortgage Loan (except as contemplated in clause (x) above);

provided that, with respect to any Trust Mortgage Loan (other than a Trust
Specially Serviced Mortgage Loan), the 10 Business Days within which the
Controlling Class Representative must object to any such action shall not exceed by more than five Business Days the 10 Business Day period the Special Servicer has to object to the applicable Master Servicer taking such action as set forth in Sections 3.02, 3.08 and 3.20.

            In addition, subject to Section 6.11(b), the Controlling Class
Representative may direct the Special Servicer to take, or to refrain from taking, any such actions as the Controlling Class Representative may deem advisable or as to which provision is otherwise made herein.

            (b)   Notwithstanding anything herein to the contrary, no advice, direction or objection given or made, or consent withheld, by the Controlling
Class Representative, contemplated by Section 6.11(a) or any other section of this Agreement, may (i) require or cause the applicable Master Servicer or the
Special Servicer to violate any applicable law, the terms of any Trust Mortgage
Loan, any provision of this Agreement, including without limitation such Master
Servicer's or the Special Servicer's obligation to act in accordance with the
Servicing Standard or the Mortgage Loan documents for any Trust Mortgage Loan,
(ii) result in an Adverse REMIC Event with respect to REMIC I or REMIC II or otherwise violate the REMIC Provisions or result in an Adverse Grantor Trust
Event or

                                      -242-

have adverse tax consequences for the Trust Fund, (iii) expose the Depositor, the applicable Master Servicer, the Special Servicer, the Trust Fund, the
Trustee, any Fiscal Agent or any of their respective Affiliates, directors, officers, employees or agents, to any claim, suit or liability to which they would not otherwise be subject absent such advice, direction or objection or consent withheld, (iv) materially expand the scope of the applicable Master
Servicer's or the Special Servicer's responsibilities hereunder or (v) cause the applicable Master Servicer or the Special Servicer to act, or fail to act, in a manner which violates the Servicing Standard. The applicable Master Servicer and the Special Servicer shall disregard any action, direction or objection on the part of the Controlling Class Representative that would have any of the effects described in clauses (i) through (v) of the prior sentence.

            The Special Servicer shall not be obligated to seek approval from the Controlling Class Representative under Section 6.11(a) for any actions to be taken by the Special Servicer with respect to any particular Trust Specially
Serviced Mortgage Loan if (i) the Special Servicer has, as set forth in the first paragraph of Section 6.11(a), notified the Controlling Class
Representative in writing of various actions that the Special Servicer proposes to take with respect to the work-out or liquidation of that Trust Specially
Serviced Mortgage Loan and (ii) for 60 days following the first such notice, the
Controlling Class Representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the Special Servicer considers to be consistent with the Servicing Standard.

            (c)   The Controlling Class Representative will have no duty or
liability to the Certificateholders (other than the Controlling Class) for any action taken, or for refraining from the taking of any action pursuant to this
Agreement, or for errors in judgment. By its acceptance of a Certificate, each
Certificateholder confirms its understanding that the Controlling Class
Representative may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the
Controlling Class Representative may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates, that the Controlling Class Representative may act solely in the interests of the
Holders of the Controlling Class, that the Controlling Class Representative does not have any duties to the Holders of any Class of Certificates other than the
Controlling Class, that the Controlling Class Representative shall have no liability by reason of its having acted solely in the interests of the Holders of the Controlling Class, and no Certificateholder may take any action whatsoever against the Controlling Class Representative or any director, officer, employee, agent or principal thereof for having so acted.

            SECTION 6.12.     Certain Matters with Respect to the Loan
                              Combinations.

            (a)   Each Master Servicer and the Special Servicer each hereby
agree that, prior to taking any of the Loan Combination Specially Designated
Servicing Actions with respect to any of the 633 17th Street Loan Combination, the Mainsail Loan Combination, the Mall of Louisiana Loan Combination and the
North Point Loan Combination, it shall consult with, provide required notices and information to, obtain the consent of, receive objection(s) from and/or take advice and/or direction from, the related Loan Combination Controlling Party, in each case subject to, and to the extent required by, Section 4 of the related
Loan Combination Intercreditor Agreement. Notwithstanding the foregoing, the
Controlling Class Representative, at any time when it is not the Loan
Combination Controlling Party with respect to any of the 633 17th Street Loan
Combination, the Mainsail Loan Combination, the Mall of Louisiana Loan
Combination and the North Point Loan Combination, shall have the right to consult with the Special Servicer (who shall not be obligated, as a result of such consultation, to take any action that would conflict with any actions that it is taking at the direction of the related Loan Combination

                                      -243-

Controlling Party pursuant to this Section 6.12 and the related Loan Combination
Intercreditor Agreement) with respect to the 633 17th Street Loan Combination, the Mainsail Loan Combination, the Mall of Louisiana Loan Combination or the
North Point Loan Combination, as the case may be, with respect to any proposed
Loan Combination Specially Designated Servicing Action.

            (b)   If, and for so long as, a Loan Combination Control Appraisal
Event has occurred and is continuing with respect to the 633 17th Street Loan
Combination, the Mainsail Loan Combination, the Mall of Louisiana Loan
Combination or the North Point Loan Combination, as the case may be, and the
Trust, as holder of the related A-Note Trust Mortgage Loan (or any successor
Trust REO Loan with respect thereto), is the related Loan Combination
Controlling Party, the Controlling Class Representative (i) is hereby designated as the representative of the Trust for purposes of exercising the rights and powers of the Loan Combination Controlling Party under the related Loan
Combination Intercreditor Agreement and (ii) shall be the related Loan
Combination Controlling Party hereunder. The applicable Master Servicer (with the cooperation of the Trustee) shall take such actions as are necessary or appropriate to make such designation effective in accordance with the related
Loan Combination Intercreditor Agreement. The applicable Master Servicer shall provide the parties to this Agreement with notice of the occurrence of a Loan
Combination Control Appraisal Event promptly upon becoming aware of the occurrence thereof. Until such time as the Controlling Class Representative shall be the applicable Loan Combination Controlling Party pursuant to the second preceding sentence, any and all expenses of the Loan Combination
Controlling Party shall be borne by the related B-Note Loan Holder and not by the Trust, and for so long as the Controlling Class Representative shall be the applicable Loan Combination Controlling Party pursuant to the second preceding sentence, any and all expenses of the Controlling Class Representative as such
Loan Combination Controlling Party shall be borne by the Holders (or, if applicable, the Certificate Owners) of Certificates of the Controlling Class,
pro rata according to their respective Percentage Interests in such Class, and not by the Trust.

            Each of the rights of a B-Note Loan Holder under or contemplated by this Section 6.12 shall be exercisable, to the extent not prevented by the related Loan Combination Intercreditor Agreement, by a designee thereof on its behalf; provided that the applicable Master Servicer, the Special Servicer and the Trustee are provided with written notice by such B-Note Loan Holder of such designation (upon which such party may conclusively rely) and the contact details of the designee.

                                      -244-

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01.     Events of Default.

            (a)   "Event of Default", wherever used herein, means any one of the following events:

                  (i)     any failure by either Master Servicer to deposit into
      its Collection Account or a Loan Combination Custodial Account any amount required to be so deposited by it under this Agreement, which failure continues unremedied for two Business Days following the date on which the deposit was required to be made; or

                  (ii)    any failure by either Master Servicer to deposit into,
      or to remit to the Certificate Administrator for deposit into, the
      Distribution Account or any other account maintained by the Certificate
      Administrator hereunder, any amount required to be so deposited or remitted by it under this Agreement, which failure continues unremedied until 11:00 a.m. New York City time on the Business Day following the date on which the remittance was required to be made, provided that to the extent such Master Servicer does not timely make such remittances, such
      Master Servicer shall pay the Certificate Administrator (for the account of the Certificate Administrator) interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

                  (iii)   any failure by the Special Servicer to deposit into
      the applicable REO Account or to deposit into, or to remit to the applicable Master Servicer for deposit the applicable Collection Account, any amount required to be so deposited or remitted by it under this
      Agreement provided; however that the failure to deposit or remit such amount shall not be an Event of Default if such failure is remedied within one Business Day and in any event on or prior to the related P&I Advance
      Date; or

                  (iv)    any failure by either Master Servicer to timely make
      any Servicing Advance required to be made by it hereunder, which Servicing
      Advance remains unmade for a period of five Business Days following the date on which notice shall have been given to such Master Servicer by the
      Trustee as provided in Section 3.03(c); or

                  (v)     any failure on the part of either Master Servicer or
      the Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Master
      Servicer or the Special Servicer, as the case may be, contained in this
      Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to such Master Servicer or the
      Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto) or by the Holders of Certificates entitled to at least 25% of the Voting Rights, provided, however, that (A)
      with respect to any such failure (other than a failure referred to in clause (v)(B) below) which is not curable within such 30-day period, such
      Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days to effect such cure so long as such
      Master Servicer or the Special Servicer, as the case may be, has commenced to cure the subject failure within the initial 30-day period and has provided

                                      -245-

      the Trustee and any affected Non-Trust Noteholder(s) with an Officer's
      Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure, or (B) in the case of a failure to deliver to the Certificate Administrator and the Depositor the Annual
      Statement of Compliance, the Annual Assessment Report, the Annual
      Attestation Report and/or, if required to be filed with the Commission, the Accountant's Consent with respect to such Master Servicer (or any
      Additional Item 1123 Servicer or Sub-Servicing Function Participant, as
      applicable, engaged thereby that is not a Designated Sub-Servicer) or the
      Special Servicer (or any Additional Item 1123 Servicer or Sub-Servicing
      Function Participant, as applicable, engaged thereby), as applicable, pursuant to Section 3.13 or Section 3.14, as applicable, which is required to be part of or incorporated in a Subsequent Exchange Act Report required to be filed with respect to the Trust pursuant to the Exchange Act and this Agreement, continues unremedied beyond 5:00 p.m. (New York City time)
      on the second Business Day after the date on which Servicer Notice of the subject failure has been given to such Master Servicer or the Special
      Servicer, as the case may be, by or on behalf of any other party hereto;
      in accordance with Section 3.13 or Section 3.14, as applicable, or (C) in the case of a failure to notify the Certificate Administrator and the
      Depositor that an Additional Item 1123 Servicer or a Sub-Servicing
      Function Participant has been retained or engaged by it, which Additional
      Item 1123 Servicer or Sub-Servicing Function Participant was performing duties with respect to all or any part of the Trust Fund on behalf of such
      Master Servicer or Special Servicer, as applicable, during an Exchange Act
      Reporting Year, continues unremedied for 30 days; or

                  (vi)    any breach on the part of either Master Servicer or
      the Special Servicer of any representation or warranty contained in this
      Agreement that materially and adversely affects the interests of any Class of Certificateholders and which breach continues unremedied for a period of 30 days after the date on which written notice of such breach, requiring the same to be remedied, shall have been given to the subject
      Master Servicer or the Special Servicer, as the case may be, by any other party hereto (with a copy to each other party hereto) or by the Holders of
      Certificates entitled to at least 25% of the Voting Rights, provided, however, that with respect to any such breach which is not curable within such 30-day period, such Master Servicer or the Special Servicer, as the case may be, shall have an additional cure period of 30 days so long as such Master Servicer or the Special Servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and provided the Trustee with an Officer's Certificate certifying that it has diligently pursued, and is diligently continuing to pursue, a full cure;
      or

                  (vii)   a decree or order of a court or agency or supervisory
      authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, Trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against either Master Servicer or the Special Servicer and such decree or order shall have remained in force undischarged, undismissed or unstayed for a period of 60 days, provided, however, that such Master Servicer or the
      Special Servicer, as appropriate, will have an additional period of 30 days to effect such discharge, dismissal or stay so long as such Master
      Servicer or the Special Servicer, as appropriate, has commenced the appropriate proceedings to have such decree or order dismissed, discharged or stayed within the initial 60 day period; or

                                      -246-

                  (viii)  either Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, Trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

                  (ix)    either Master Servicer or the Special Servicer shall
      admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

                  (x)     Either of Fitch or S&P has (1) qualified, downgraded
      or withdrawn its rating or ratings of one or more Classes of Certificates or (2) placed one or more Classes of the Certificates on "watch status"
      (and such "watch status" placement shall not have been withdrawn by Fitch or S&P, as the case may be, within 60 days thereof) and, in the case of either clauses (1) or (2), cited servicing concerns with either Master
      Servicer or the Special Servicer, as the case may be, as the sole or a material factor in such rating action;

                  (xi)    the Master Servicer or the Special Servicer is removed
      from S&P's Select Servicer List as a U.S. Commercial Mortgage Master
      Servicer or a U.S. Commercial Mortgage Special Servicer, as the case may be, and is not reinstated within 60 days after its removal therefrom; or

                  (xii)   either Master Servicer ceases to be rated at least
      CMS3 by Fitch or the Special Servicer ceases to be rated at least CSS3 by
      Fitch and such rating is not restored within 30 days after the subject downgrade or withdrawal.

            (b)   If any Event of Default shall occur with respect to either
Master Servicer or the Special Servicer (in either case, for purposes of this
Section 7.01(b), the "Defaulting Party") and shall be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Controlling Class
Representative or the Holders of Certificates entitled to at least 25% of the
Voting Rights, the Trustee shall, by notice in writing to the Defaulting Party
(with a copy of such notice to each other party hereto and the Rating Agencies), terminate all of the rights and obligations (but not the liabilities for actions and omissions occurring prior thereto) of the Defaulting Party under this
Agreement and in and to the Trust Fund and each Non-Trust Loan, other than its rights, if any, as a Certificateholder hereunder or as holder of a Non-Trust
Loan; provided that each Master Servicers and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b), continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and it (and each of its Affiliates, directors, partners, members, managers, shareholders, officers, employees or agents) shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination; provided, further, that nothing contained in this Section 7.01(b) shall terminate any rights purchased or otherwise owned or held by either Master Servicer to primary service any of the Mortgage Loans as a Sub-Servicer to the Trustee or any other replacement Master Servicer; provided, further, that neither Master Servicer may be terminated solely for an Event of Default that affects only a Non-Trust
Noteholder; and provided, further, that the Special Servicer may not be terminated solely for an Event of Default that affects only a Non-Trust
Noteholder. From and

                                      -247-

after the receipt by the Defaulting Party of such written notice of termination, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Each Master Servicer and the Special Servicer agree that, if it is terminated pursuant to this Section
7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records, including those in electronic form, requested thereby to enable the Trustee or a successor Master Servicer or Special Servicer to assume the terminated Master Servicer's or Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of such Master Servicer's or Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, (i) the transfer within 5 Business Days to the Trustee or a successor Master Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by such Master Servicer to its Collection Account, any Loan
Combination Custodial Account, the Distribution Account, a Servicing Account or
a Reserve Account (if a Master Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or
(ii) the transfer within two Business Days to the Trustee or a successor Special
Servicer for administration by it of all cash amounts that shall at the time be or should have been credited by the Special Servicer to an REO Account, the applicable Collection Account, any Loan Combination Custodial Account, a
Servicing Account or a Reserve Account or delivered to the applicable Master
Servicer (if the Special Servicer is the Defaulting Party) or that are thereafter received by or on behalf of it with respect to any Mortgage Loan or
REO Property. Any costs or expenses in connection with any actions to be taken by either Master Servicer, the Special Servicer or the Trustee pursuant to this paragraph shall be borne by the Defaulting Party and if not paid by the
Defaulting Party within 90 days after the presentation of reasonable documentation of such costs and expenses, such costs and expenses shall be reimbursed by the Trust Fund; provided, however, that the Defaulting Party shall not thereby be relieved of its liability for such costs and expenses. If and to the extent that the Defaulting Party has not reimbursed such costs and expenses, the Trustee shall have an affirmative obligation to take all reasonable actions to collect such expenses on behalf of and at the expense of the Trust Fund. For purposes of this Section 7.01 and of Section 7.03(b), the Trustee shall not be deemed to have knowledge of an event which constitutes, or which with the passage of time or notice, or both, would constitute an Event of Default described in clauses (i)-(viii) of subsection (a) above unless a Responsible
Officer of the Trustee has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

            (c)   Notwithstanding Section 7.01(b) of this Agreement, if a Master
Servicer receives a notice of termination solely due to an Event of Default under Section 7.01(a)(x), (xi) or (xii) and the terminated Master Servicer provides the Trustee with the appropriate "request for proposal" materials within the five (5) Business Days after receipt of such notice of termination, then such Master Servicer shall continue to serve as a Master Servicer, if requested to do so by the Trustee, and the Trustee shall promptly thereafter
(using such "request for proposal" materials provided by the terminated Master
Servicer) solicit good faith bids for the rights to master service under this
Agreement the Mortgage Loans in respect of which the terminated Master Servicer is the applicable Master Servicer from at least

                                      -248-

three (3) Persons qualified to act as successor Master Servicer hereunder in accordance with Section 6.02 and Section 7.02 for which the Trustee has received written confirmation from each Rating Agency for the Rated Certificates that the appointment of such Person would not result in an Adverse Rating Event (any such
Person so qualified, a "Qualified Bidder") or, if three (3) Qualified Bidders cannot be located, then from as many Persons as the Trustee can determine are
Qualified Bidders; provided, however, that (i) at the Trustee's request, the terminated Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids; (ii) prior to making such solicitation, the
Trustee or, upon request of the Trustee, the terminated Master Servicer, shall have consulted with (although it shall not be required to have obtained the approval of) the Controlling Class Representative with respect to the identity and quality of each of the Persons from whom the Trustee is to solicit bids; and
(iii) the Trustee shall not be responsible if less than three (3) or no
Qualified Bidders submit bids for the right to master service the subject
Mortgage Loans under this Agreement. The bid proposal shall require any
Successful Bidder (as defined below), as a condition of such bid, to enter into this Agreement as successor Master Servicer with respect to the applicable
Mortgage Loans, and to agree to be bound by the terms hereof, within forty-five
(45) days after the receipt by the terminated Master Servicer of a notice of termination referred to above in this Section 7.01(c). The Trustee shall solicit bids (i) on the basis of such successor Master Servicer (x) retaining any applicable Sub-Servicers to continue the primary servicing of the applicable
Mortgage Loans pursuant to the terms of their respective Sub-Servicing
Agreements and (y) entering into a Sub-Servicing Agreement with the terminated
Master Servicer under which the terminated Master Servicer would sub-service each of the Mortgage Loans for which it was the applicable Master Servicer and which were not then subject to a Sub-Servicing Agreement at a sub-servicing fee rate per annum equal to, for each applicable Mortgage Loan, the excess of the related Master Servicing Fee Rate minus the sum of two basis points and the related Excess Servicing Strip Rate (each, a "Servicing-Retained Bid") and (ii)
on the basis of terminating each applicable Sub-Servicing Agreement and each applicable Sub-Servicer (other than a Designated Sub-Servicer and its
Sub-Servicing Agreement) that it is permitted to terminate in accordance with
Section 3.22 and having no obligation to enter into a Sub-Servicing Agreement with the terminated Master Servicer (each, a "Servicing-Released Bid"). The
Trustee shall select the Qualified Bidder with the highest cash
Servicing-Retained Bid (or, if none, the highest cash Servicing Released Bid)
(the "Successful Bidder") to act as successor Master Servicer hereunder. The
Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof (and, if the successful bid was a Servicing-Retained Bid, to enter into a Sub-Servicing Agreement with the terminated Master Servicer as contemplated above), no later than forty-five
(45) days after the termination of the terminated Master Servicer. In no event shall the bid procedures under this subsection (c) purport to offer the servicing right of any Designated Sub-Servicer that is not then in default under its Sub-Servicing Agreement.

            Upon the assignment and acceptance of the applicable master servicing rights hereunder to and by the Successful Bidder, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of "out-of-pocket"
expenses incurred by the Trustee in connection with obtaining such bid and transferring servicing).

            If the Successful Bidder has not entered into this Agreement as successor Master Servicer within forty-five (45) days after the applicable
Master Servicer received a notice of termination or no Successful Bidder was identified within such forty-five (45) day period, the terminated Master
Servicer shall reimburse the Trustee for all reasonable "out-of-pocket" expenses incurred by the Trustee in connection with such bid process and the Trustee shall have no further obligations under this Section

                                      -249-

7.01(c). The Trustee thereafter may act or may select a successor to act as a
Master Servicer hereunder in accordance with the provisions Section 7.02.

            SECTION 7.02.     Trustee to Act; Appointment of Successor.

            On and after the time a Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to
Section 7.01, the Trustee shall, unless a successor is appointed pursuant to
Section 6.04 or 6.09, be the successor in all respects to such Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this
Agreement and the transactions set forth or provided for herein and shall have all (and the former Master Servicer or the Special Servicer, as the case may be, shall cease to have any) of the responsibilities, duties and liabilities (except as provided in the next sentence) of a Master Servicer or the Special Servicer, as the case may be, arising thereafter, including, without limitation, if a
Master Servicer is the resigning or terminated party, such Master Servicer's obligation to make P&I Advances, the unmade P&I Advances that gave rise to such
Event of Default; provided that any failure to perform such duties or responsibilities caused by either Master Servicer's or the Special Servicer's, as the case may be, failure to provide information or monies required by Section
7.01 shall not be considered a default by the Trustee hereunder. Notwithstanding anything contrary in this Agreement, the Trustee shall in no event be held responsible or liable with respect to any of the representations and warranties of the resigning or terminated party (other than the Trustee) or for any losses incurred by such resigning or terminated party pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee shall be entitled to all fees and other compensation which the resigning or terminated party would have been entitled to if the resigning or terminated party had continued to act hereunder
(subject to Section 3.11(a) with respect to the Excess Servicing Strip).
Notwithstanding the above and subject to its obligations under Section 3.22(d)
and 7.01(b), the Trustee may, if it shall be unwilling in its sole discretion to so act as either a Master Servicer or the Special Servicer, as the case may be, or shall, if it is unable to so act as either a Master Servicer or the Special
Servicer, as the case may be, or shall, if the Trustee is not approved as a
Master Servicer or the Special Servicer, as the case may be, by any of the
Rating Agencies, or if either the Controlling Class Representative or the
Holders of Certificates entitled to a majority of the Voting Rights so request in writing to the Trustee, promptly appoint, subject to the approval of each of the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse
Rating Event, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution that meets the requirements of
Section 6.02 (including, without limitation, rating agency confirmation), which institution shall, in the case of an appointment by the Trustee, be reasonably acceptable to the Controlling Class Representative; provided, however, that in the case of a resigning or terminated Special Servicer, such appointment shall be subject to the rights of the Holders or Certificate Owners of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class to designate a successor pursuant to Section 6.09. Except with respect to an appointment provided below, no appointment of a successor to a Master Servicer or the Special Servicer hereunder shall be effective until the assumption of the successor to such party of all its responsibilities, duties and liabilities under this Agreement. Pending appointment of a successor to a Master Servicer or the Special Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. Notwithstanding the above, the Trustee shall, if a Master
Servicer is the resigning or terminated party and the Trustee is prohibited by law or regulation from making P&I Advances, promptly appoint any established mortgage loan servicing institution that has a net worth of not less than
$15,000,000 and is otherwise acceptable to each Rating Agency (as evidenced by written confirmation therefrom to the

                                      -250-

effect that the appointment of such institution would not cause an Adverse
Rating Event), as the successor to the departing Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Master Servicer hereunder (including, without limitation, the obligation to make P&I Advances), which appointment will become effective immediately. In connection with any such appointment and assumption described herein, the
Trustee may (subject to Section 3.11(a) with respect to the Excess Servicing
Strip) make such arrangements for the compensation of such successor out of payments on the Mortgage Loans and REO Properties as it and such successor shall agree, subject to the terms of this Agreement and/or any Loan Combination
Intercreditor Agreement limiting the use of funds received in respect of a Loan
Combination to matters related to the related Loan Combination; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. Such successor and the other parties hereto shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

            SECTION 7.03.     Notification to Certificateholders.

            (a)   Upon any resignation of either Master Servicer or the Special
Servicer pursuant to Section 6.04, any termination of either Master Servicer or the Special Servicer pursuant to Section 7.01, any appointment of a successor to either Master Servicer or the Special Servicer pursuant to Section 7.02 or the effectiveness of any designation of a new Special Servicer pursuant to Section
6.09, the Certificate Administrator shall give prompt written notice thereof to
Certificateholders at their respective addresses appearing in the Certificate
Register and each Non-Trust Noteholder.

            (b)   Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after a Responsible Officer of the Trustee has notice of the occurrence of such an event, the Trustee shall notify the Depositor, the Certificate Administrator (who shall then notify the
Certificateholders), each Non-Trust Noteholder (if affected thereby) and the
Rating Agencies of such occurrence, unless such default shall have been cured.

            SECTION 7.04.     Waiver of Events of Default.

            The Holders representing at least 66-2/3% of the Voting Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default; provided, however, that an Event of
Default under clauses (i), (ii), (iii), (x), (xi) or (xii) of Section 7.01(a)
may be waived only by all of the Certificateholders of the affected Classes; and
provided, further, that an Event of Default contemplated by clause (B) or clause
(C) of Section 7.01(a)(v) may only be waived with the consent of the Depositor.
Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder.
No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived.
Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to
Voting Rights with respect to the matters described above.

                                      -251-

            SECTION 7.05.     Additional Remedies of Trustee Upon Event of
                              Default.

            During the continuance of any Event of Default, so long as such
Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name and as
Trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders
(including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). No remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default. Under no circumstances shall the rights provided to the Trustee under this Section 7.05 be construed as a duty or obligation of the Trustee.

                                      -252-

                                  ARTICLE VIII

  CONCERNING THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE CUSTODIAN AND THE
                                  FISCAL AGENT

            SECTION 8.01.     Duties of Trustee, Certificate Administrator and
                              Custodian

            (a)   The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the
Trustee shall exercise such of the rights and powers vested in it by this
Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty. The Trustee, the Custodian and the Certificate
Administrator shall be liable only to the extent of the respective obligations specifically imposed upon and undertaken by the Trustee, the Custodian and the
Certificate Administrator.

            (b)   The Trustee, the Certificate Administrator and the Custodian,
upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee, the Certificate
Administrator or the Custodian, as the case may be, that are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of
Article II), shall examine them to determine whether they conform to the requirements of this Agreement to the extent specifically set forth herein or therein. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee, the Certificate Administrator or the Custodian, as the case may be, shall take such action as it deems appropriate to have the instrument corrected. None of the Trustee, the
Certificate Administrator or the Custodian shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, either Master Servicer or the Special Servicer, and accepted by the Trustee, the Certificate Administrator or the Custodian, as the case may be, in good faith, pursuant to this Agreement.

            (c)   No provision of this Agreement shall be construed to relieve the Trustee, the Certificate Administrator or the Custodian from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i)     Prior to the occurrence of an Event of Default, and
      after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Certificate
      Administrator or the Custodian, as the case may be, such party may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to such parties and conforming to the requirements of this
      Agreement;

                  (ii)    None of the Trustee, the Certificate Administrator or
      the Custodian shall be personally liable for an error of judgment made in good faith by a Responsible Officer or

                                      -253-

      Responsible Officers thereof, unless it shall be proved that such party was negligent in ascertaining the pertinent facts if it was required to do so;

                  (iii)   The Trustee shall not be personally liable with
      respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, under this
      Agreement; and

                  (iv)    The protections, immunities and indemnities afforded
      to the Certificate Administrator hereunder shall also be available to it in its capacity as Certificate Registrar, Authenticating Agent= and REMIC
      Administrator.

            SECTION 8.02.     Certain Matters Affecting Trustee, Certificate
                              Administrator and Custodian.

            Except as otherwise provided in Section 8.01 and Article X:

                  (i)     the Trustee, the Certificate Administrator and the
      Custodian may, in the absence of bad faith or negligence on the part of each such party, conclusively rely upon and shall be fully protected in acting or refraining from acting upon any resolution, Officer's
      Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (ii)    each of the Trustee and the Certificate Administrator
      may consult with counsel and the written advice of such counsel or any
      Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                  (iii)   the Trustee shall be under no obligation to exercise
      any of the trusts or powers vested in it by this Agreement, and neither of the Trustee or the Certificate Administrator shall be under any obligation to make any investigation of matters arising hereunder or, except as provided in Section 10.01 or 10.02, to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the
      Trustee or the Certificateholder, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; except as provided in Section 10.01 or 10.02, none of the Trustee, the Certificate Administrator or the Custodian shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;
      provided, however, that nothing contained herein shall relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                                      -254-

                  (iv)    none of the Trustee, the Certificate Administrator and
      the Custodian shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (v)     prior to the occurrence of an Event of Default
      hereunder and after the curing of all Events of Default which may have occurred, and except as may be provided in Section 10.01 or 10.02, the
      Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of
      Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee, may require reasonable indemnity against such expense or liability as a condition to taking any such action;

                  (vi)    the Trustee may execute any of the trusts or powers
      hereunder, and the Trustee and the Certificate Administrator may perform any duties hereunder, either directly or by or through agents or attorneys; provided, however, that the Trustee or the Certificate
      Administrator, as the case may be, shall remain responsible for all acts and omissions of such agents or attorneys within the scope of their employment to the same extent as it is responsible for its own actions and omissions hereunder and provided, further, that, unless and until the
      Certificate Administrator has filed a Form 15 with respect to the Trust in accordance with Section 8.16, neither of the Trustee or the Certificate
      Administrator may engage any such agent or attorney-in-fact that would constitute an Additional Item 1123 Servicer or a Sub-Servicing Function
      Participant, unless it first (i) obtains the written consent of the
      Depositor, which consent shall not be unreasonably withheld, and (ii)
      delivers to the Depositor an indemnity reasonably acceptable to the
      Depositor to cover any losses, liabilities, claims, damages, costs or expenses incurred by the Depositor by reason of such agent or attorney-in-fact failing to timely deliver an Annual Statement of
      Compliance, an Annual Assessment Report or an Annual Attestation Report,
      in each case as contemplated by Section 3.13 and/or Section 3.14, as applicable;

                  (vii)   none of the Trustee, the Certificate Administrator and
      the Custodian shall be responsible for any act or omission of either
      Master Servicer, the Special Servicer (unless the Trustee is acting as a
      Master Servicer or as the Special Servicer), the Trustee (in the case of the Certificate Administrator and the Custodian), the Certificate
      Administrator (in the case of the Trustee and the Custodian) and the
      Custodian (in the case of the Trustee and the Certificate Administrator)
      or the Depositor; and

                  (viii)  none of the Trustee, the Certificate Administrator or the Certificate Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer imposed under Article V under this Agreement or under applicable law with respect to any transfer of any Certificate or any interest therein, other than to require delivery of the certification(s) and/or Opinions of
      Counsel described in said Article applicable with respect to changes in registration of record ownership of Certificates in the Certificate
      Register and to examine the same to determine substantial compliance with the

                                      -255-

      express requirements of this Agreement. The Trustee, the Certificate
      Administrator and the Certificate Registrar shall have no liability for transfers, including transfers made through the book entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates, made in violation of applicable restrictions except for its failure to perform its express duties in connection with changes in registration of record ownership in the Certificate Register.

            Whenever in the administration of the provisions of this Agreement the Trustee, the Certificate Administrator or the Custodian, as the case may be, shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter
(unless other evidence in respect thereof be herein specifically prescribed)
may, in the absence of negligence or bad faith on the part of the Trustee, the
Certificate Administrator or the Custodian, as the case may be, be deemed to be conclusively proved and established by an Officer's Certificate delivered to the
Trustee, the Certificate Administrator or the Custodian, as applicable and such certificate, in the absence of negligence or bad faith on the part of the
Trustee, the Certificate Administrator or the Custodian, as the case may be, shall be full warrant to the Trustee the Certificate Administrator or the
Custodian for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

            SECTION 8.03.     Trustee, Certificate Administrator, Custodian and
                              Fiscal Agent Not Liable for Validity or
                              Sufficiency of Certificates or Mortgage Loans.

            The recitals contained herein and in the Certificates, other than the statements attributed to the Trustee, the Certificate Administrator or the
Custodian in Article II and Section 8.15, the statements attributed to any
Fiscal Agent in Section 8.19 and the signature of the Certificate Registrar and the Authenticating Agent set forth on each outstanding Certificate, shall be taken as the statements of the Depositor, either Master Servicer or the Special
Servicer, as the case may be, and none of the Trustee, the Certificate
Administrator, the Custodian or any Fiscal Agent assumes any responsibility for their correctness. Except as set forth in Section 8.15, the Trustee, the
Certificate Administrator and the Custodian make no representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature of the Certificate Administrator set forth thereon) or of any
Mortgage Loan or related document. None of the Trustee, the Certificate
Administrator, the Custodian or any Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Trust Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from a Collection
Account or any other account by or on behalf of the Depositor, either Master
Servicer or the Special Servicer. None of the Trustee, the Certificate
Administrator, the Custodian or any Fiscal Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, either Master
Servicer or the Special Servicer, and accepted by the Trustee, the Certificate
Administrator or the Custodian, as the case may be, in good faith, pursuant to this Agreement.

                                      -256-

            SECTION 8.04.     Trustee, Certificate Administrator, Custodian and
                              Fiscal Agent May Own Certificates.

            The Trustee, the Certificate Administrator, the Custodian or any
Fiscal Agent or any agent of the Trustee, the Certificate Administrator, the
Custodian or any Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights (except as otherwise provided in the definition of "Certificateholder") it would have if it were not the Trustee or such agent.

            SECTION 8.05.     Fees and Expenses of Trustee, Certificate
                              Administrator and Custodian; Indemnification of
                              and by the Trustee, Certificate Administrator and
                              Custodian.

            (a)   On each Distribution Date, the Certificate Administrator shall withdraw from the general funds on deposit in the Distribution Account as provided in Section 3.05(b), prior to any distributions to be made therefrom on such date, and pay to the Trustee, the Certificate Administrator and the
Custodian all earned but unpaid Trust Administration Fees for such Distribution
Date and, to the extent not previously paid, for all prior Distribution Dates, as compensation for all services rendered by the Trustee, the Certificate
Administrator and the Custodian in the exercise and performance of any of the powers and duties specified hereunder and, in the case of the Trustee, the execution of the trusts hereby created. Except as contemplated by Section 3.06, the Trust Administration Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall constitute the Trustee's, the Certificate Administrator's and the Custodian's sole compensation for such services to be rendered by it.

            (b)   The Trustee, the Certificate Administrator and the Custodian
(whether in their individual capacities or their capacities as Trustee,
Certificate Administrator or Custodian, as the case may be) and any director, officer, employee, affiliate, agent or "control" person within the meaning of the Securities Act of 1933, as amended, of the Trustee, the Certificate
Administrator and the Custodian shall be entitled to be indemnified for and held harmless by the Trust Fund out of the Collection Accounts (and, to the extent that any Loan Combination and/or any related REO Property is affected, by the
Trust Fund and/or the related Non-Trust Noteholder(s) out of the related Loan
Combination Custodial Account) against any loss, liability or reasonable
"out-of-pocket" expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with this
Agreement, the Mortgage Loans or the Certificates or any act of either Master
Servicer or the Special Servicer taken on behalf of the Trustee or the
Certificate Administrator, provided that such expense constitutes an
"unanticipated expense" within the meaning of Treasury Regulations Section
1.860G-1(b)(3)(ii); and provided, further, that none of the Trustee, the
Certificate Administrator, or the Custodian or any of the other above specified persons shall be entitled to indemnification pursuant to this Section 8.05(b)
for (1) any liability specifically required to be borne thereby pursuant to the terms hereof, (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's, the
Certificate Administrator's or the Custodian's, as the case may be, obligations and duties hereunder, or by reason of its negligent disregard of such obligations and duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee, the Certificate Administrator or the
Custodian made herein, or (3) any loss, liability or expense that constitutes an
Advance (the reimbursement of

                                      -257-

which is separately addressed herein) or allocable overhead. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and appointment of a successor trustee.

            SECTION 8.06.     Eligibility Requirements for Trustee, Certificate
                              Administrator and Custodian.

            The Trustee, the Certificate Administrator and the Custodian
hereunder shall at all times be an association, a bank, a trust company or a corporation organized and doing business under the laws of the United States of
America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least
$100,000,000 (or, in the case of the Custodian, of at least $10,000,000) and subject to supervision or examination by a federal or state banking authority.
If such association, bank, trust company or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this
Section the combined capital and surplus of such association, bank, trust company or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Each of the
Trustee and the Certificate Administrator shall also be an entity with a long term unsecured debt rating of at least "A" from Fitch and "A+" from S&P or an entity that has a fiscal agent with such ratings, or such other rating that shall not result in an Adverse Rating Event as confirmed in writing.

            In case at any time the Trustee, the Certificate Administrator or the Custodian shall cease to be eligible in accordance with the provisions of this Section, the Trustee, the Certificate Administrator or the Custodian, as
applicable, shall resign immediately in the manner and with the effect specified in Section 8.07; provided that if any of the Trustee, the Certificate
Administrator or the Custodian shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 (or, in the case of the Custodian, of at least $10,000,000) or, in the case of the Trustee or the
Certificate Administrator, its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding paragraph, and if the
Trustee, the Certificate Administrator or the Custodian, as applicable, proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them, and if in light of such agreement the Trustee's, the Certificate Administrator's or the Custodian's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) result in an
Adverse Rating Event, then upon the execution and delivery of such agreement the
Trustee, the Certificate Administrator or the Custodian, as applicable, shall not be required to resign, and may continue in such capacity, for so long as no
Adverse Rating Event occurs as a result of the Trustee's, the Certificate
Administrator's or the Custodian's continuing in such capacity. The bank, trust company, corporation or association serving as Trustee, the Certificate
Administrator or the Custodian may have normal banking and trust relationships with the Depositor, the Master Servicers, the Special Servicer and their respective Affiliates but, except to the extent permitted or required by Section
7.02, shall not be an "Affiliate" (as such term is defined in Section III of PTE
2000-58) of either Master Servicer, the Special Servicer, any sub-servicer, the
Depositor, or any obligor with respect to Trust Mortgage Loans constituting more than 5.0% of the aggregate authorized principal balance of the Trust Mortgage
Loans as of the date of the initial issuances of the Certificates or any
"Affiliate" (as such term is defined in Section III of PTE 2000-58) of any such person.

                                      -258-

            SECTION 8.07.     Resignation and Removal of Trustee, Certificate
                              Administrator and Custodian.

            (a)   The Trustee, the Certificate Administrator and the Custodian
may at any time resign and, in the case of the Trustee, be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the
Master Servicers, the Special Servicer, to all Certificateholders at their respective addresses set forth in the Certificate Register. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee, certificate administrator or custodian, as the case may be, meeting the requirements in Section 8.06 and acceptable to the Rating Agencies by written instrument, in duplicate, which instrument shall be delivered to the resigning
Trustee, Certificate Administrator or Custodian, as the case may be and to the successor trustee, certificate administrator or custodian, as the case may be. A copy of such instrument shall be delivered to the Master Servicers, the Special
Servicer and the Certificateholders. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            (b)   If at any time the Trustee, the Certificate Administrator or the Custodian, as the case may be, shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or a Master Servicer, or if at any time the Trustee, the Certificate Administrator or the Custodian, as the case may be, shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee, the Certificate Administrator or the Custodian, as the case may be, or of its property shall be appointed, or any public officer shall take charge or control of the Trustee, the Certificate Administrator or the Custodian
or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or if the Trustee or the Certificate Administrator shall fail
(other than, in the case of the Certificate Administrator, by reason of the failure of either Master Servicer or the Special Servicer to timely perform its obligations hereunder or as a result of other circumstances beyond the Trustee's or the Certificate Administrator's reasonable control), to timely deliver any report to be delivered by the Certificate Administrator pursuant to Section 4.02 and such failure shall continue unremedied for a period of five days, or if the
Certificate Administrator shall fail (other than by reason of the failure of either Master Servicer, the Special Servicer or the Depositor to timely perform its obligations hereunder or as a result of other circumstances beyond the
Certificate Administrator's reasonable control) to timely perform any of its obligations set forth in Section 3.13, Section 3.14 or Section 8.16(a) and such failure adversely affects the Depositor's ability to use or file a registration statement on Form S-3 for purposes of publicly offering commercial mortgage-backed securities, or if the Certificate Administrator fails to make distributions required pursuant to Section 3.05(b), 4.01 or 9.01, then the
Depositor may remove the Trustee, the Certificate Administrator or the
Custodian, as the case may be, and the Trustee may remove the Certificate
Administrator or the Trustee, as the case may be, and appoint a successor trustee, certificate administrator or custodian, if necessary, acceptable to the
Master Servicers and the Rating Agencies (as evidenced by written confirmation therefrom to the effect that the appointment of such institution would not cause an Adverse Rating Event) by written instrument, in duplicate, which instrument shall be delivered to the Trustee, the Certificate Administrator or the
Custodian so removed and to the successor trustee, certificate administrator or custodian, as applicable. A copy of such instrument shall be delivered to the
Master Servicers, the Special Servicer and the Certificateholders by the
Depositor.

                                      -259-

            (c)   The Holders of Certificates entitled to at least 51% of the
Voting Rights may at any time remove the Trustee, the Certificate Administrator or the Custodian and appoint a successor trustee, certificate administrator or custodian, as the case may be, by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each Master
Servicer, one complete set to the Trustee, Certificate Administrator, or
Custodian, as the case may be, so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the
Special Servicer and the remaining Certificateholders by the successor so appointed.

            (d)   In the event that the Trustee, the Certificate Administrator or the Custodian is terminated or removed pursuant to this Section 8.07, all of such party's rights and obligations under this Agreement and in and to the
Mortgage Loans shall be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal (including the right to receive all fees, expenses and other amounts (including, in the case of the
Trustee, without limitation, P&I Advances and accrued interest thereon) accrued or owing to it under this Agreement, with respect to periods prior to the date of such termination or removal and no termination without cause shall be effective until the payment of such amounts to the Trustee, the Certificate
Administrator or Custodian, as the case may be).

            (e)   Any resignation or removal of the Trustee, the Certificate
Administrator or the Custodian and appointment of a successor , pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by such successor, as provided in Section 8.08.

            SECTION 8.08.     Successor Trustee, Certificate Administrator and
                              Custodian.

            (a)   Any successor trustee, certificate administrator or custodian appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, each Master Servicer, the Special Servicer and its predecessor trustee, certificate administrator or custodian, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee, Certificate Administrator or Custodian, as the case may be, shall become effective and such successor trustee, certificate administrator or custodian, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee, certificate administrator or custodian herein. The predecessor custodian shall deliver to the successor custodian all Mortgage
Files and related documents and statements held by it hereunder, and the
Depositor, the Master Servicers, the Special Servicer and the predecessor
Trustee, Certificate Administrator and Custodian shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in their successor all such rights, powers, duties and obligations, and to enable the successor to perform its obligations hereunder. Any and all costs and expenses associated with transferring the duties of a Trustee, Certificate Administrator or Custodian that has resigned or been removed or terminated, as contemplated by Section 8.07, to a successor, including those associated with transfer of the Mortgage Files and other documents and statements held by a predecessor Custodian, to a successor
Custodian, as contemplated by Section 8.08(a) shall be paid by: (i) the predecessor Trustee, Certificate Administrator or Custodian, as the case may be, if such predecessor Trustee, Certificate Administrator or Custodian, as the case may be, has resigned in accordance with Section 8.07(a), has been removed in accordance with Section 8.07(b), or has been removed with cause in accordance with Section 8.07(c); (ii) the Certificateholders that effected the removal, if the predecessor Trustee, Certificate Administrator or Custodian, as the case may be, has been

                                      -260-

removed without cause in accordance with Section 8.07(c); and (iii) the Trust, if such costs and expenses are not paid by the predecessor Trustee, Certificate
Administrator or Custodian, as the case may be, or the subject
Certificateholders, as contemplated by the immediately preceding clauses (i) and
(ii), within 90 days after they are incurred (provided that such predecessor
Trustee, Certificate Administrator or Custodian, as the case may be, or such subject Certificateholders, as applicable, shall remain liable to the Trust for such costs and expenses).

            (b)   No successor trustee, certificate administrator or custodian, as the case may be, shall accept appointment as provided in this Section 8.08, unless at the time of such acceptance such successor trustee, certificate administrator or custodian, as the case may be, shall be eligible under the provisions of Section 8.06 and the Rating Agencies have provided confirmation pursuant to such Section.

            (c)   Upon acceptance of appointment by a successor trustee,
certificate administrator or custodian, as the case may be, as provided in this
Section 8.08, such successor shall mail notice of the succession of such trustee, certificate administrator or custodian hereunder to the Depositor, the
Certificateholders and each Non-Trust Noteholder.

            SECTION 8.09.     Merger or Consolidation of Trustee, Certificate
                              Administrator or Custodian.

            Any entity into which the Trustee, Certificate Administrator or
Custodian may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the
Trustee, Certificate Administrator or Custodian shall be a party, or any entity succeeding to the corporate trust business of the Trustee, Certificate
Administrator or Custodian, shall be the successor of the Trustee, Certificate
Administrator or Custodian, as the case may be, hereunder, provided such entity shall be eligible under the provisions of Section 8.06 and, in the case of a successor Trustee or Certificate Administrator, the Rating Agencies have provided confirmation pursuant to Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            SECTION 8.10.     Appointment of Co-Trustee or Separate Trustee.

            (a)   Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the applicable Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more
Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as such Master Servicer and the Trustee may consider necessary or desirable. If the applicable Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default in respect of such Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                                      -261-

            (b)   In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Master Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

            (c)   Any notice, request or other writing given to the Trustee
shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the
Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

            (d)   Any separate trustee or co-trustee may, at any time,
constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall cease to exist, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            (e)   The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

            SECTION 8.11.     [RESERVED]

            SECTION 8.12.     Appointment of Authenticating Agents.

            (a)   The Trustee may at the Trustee's expense appoint one or more
Authenticating Agents, which shall be authorized to act on behalf of the Trustee in authenticating Certificates. The Trustee shall cause any such Authenticating
Agent to execute and deliver to the Trustee an instrument in which such
Authenticating Agent shall agree to act in such capacity, in accordance with the obligations and responsibilities herein. Each Authenticating Agent must be organized and doing business under the laws of the United States of America or of any State, authorized under such laws to do a trust business, have a combined capital and surplus of at least $15,000,000, and be subject to supervision or examination by federal or state authorities. Each Authenticating Agent shall be subject to the same obligations, standard of care, protection and indemnities as would be imposed on, or would protect, the Trustee hereunder. The appointment of an Authenticating Agent shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible and liable for all acts and omissions of the Authenticating Agent. If U.S. Bank National
Association is removed as Trustee, then it shall be terminated as Authenticating
Agent. If the Authenticating Agent (other than U.S. Bank National Association)
resigns or is terminated, the Trustee shall appoint a successor Authenticating

                                      -262-

Agent which may be the Trustee or an Affiliate thereof. In the absence of any other Person appointed in accordance herewith acting as Authenticating Agent, the Trustee hereby agrees to act in such capacity in accordance with the terms hereof. Notwithstanding anything herein to the contrary, if the Trustee is no longer the Authenticating Agent, any provision or requirement herein requiring notice or any information or documentation to be provided to the Authenticating
Agent shall be construed to require that such notice, information or documentation also be provided to the Trustee.

            (b)   Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any
Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

            (c)   Any Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the
Certificate Registrar, each Master Servicer, the Special Servicer and the
Depositor. The Trustee may at any time terminate the agency of any
Authenticating Agent by giving written notice of termination to such
Authenticating Agent, each Master Servicer, the Certificate Registrar and the
Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.12, the Trustee may appoint a successor Authenticating Agent, in which case the Trustee shall give written notice of such appointment to each Master Servicer, the Certificate Registrar and the Depositor and shall mail notice of such appointment to all Holders of
Certificates; provided, however, that no successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.12. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as
Authenticating Agent. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

            SECTION 8.13.     Access to Certain Information.

            The Trustee and the Custodian shall afford to each Master Servicer, the Special Servicer, each Rating Agency and the Depositor, to any
Certificateholder or Certificate Owner and to the OTS, the FDIC and any other banking or insurance regulatory authority that may exercise authority over any
Certificateholder, access to any documentation regarding the Mortgage Loans within its control that may be required to be provided by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee or the Custodian, as applicable. Upon request and with the consent of the Depositor and at the cost of the requesting Party, the Trustee or the Custodian, as applicable, shall provide copies of such documentation to the
Depositor, any Certificateholder and to the OTS, the FDIC and any other bank or insurance regulatory authority that may exercise authority over any
Certificateholder.

            SECTION 8.14.     Appointment of REMIC Administrators.

            (a)   The Certificate Administrator may appoint at the Certificate
Administrator's expense, one or more REMIC Administrators, which shall be authorized to act on behalf of the

                                      -263-

Certificate Administrator in performing the functions set forth in Sections
3.17, 10.01 and 10.02 herein. The Certificate Administrator shall cause any such
REMIC Administrator to execute and deliver to the Certificate Administrator an instrument in which such REMIC Administrator shall agree to act in such capacity, with the obligations and responsibilities herein. The appointment of a
REMIC Administrator shall not relieve the Certificate Administrator from any of its obligations hereunder, and the Certificate Administrator shall remain responsible and liable for all acts and omissions of the REMIC Administrator.
Each REMIC Administrator must be acceptable to the Certificate Administrator and must be organized and doing business under the laws of the United States of
America or of any State and be subject to supervision or examination by federal or state authorities. In the absence of any other Person appointed in accordance herewith acting as REMIC Administrator, the Certificate Administrator hereby agrees to act in such capacity in accordance with the terms hereof. If LaSalle
National Association is removed as Certificate Administrator, then it shall be terminated as REMIC Administrator.

            (b)   Any Person into which any REMIC Administrator may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion, or consolidation to which any REMIC Administrator shall be a party, or any Person succeeding to the corporate agency business of any REMIC
Administrator, shall continue to be the REMIC Administrator without the execution or filing of any paper or any further act on the part of the
Certificate Administrator or the REMIC Administrator.

            (c)   Any REMIC Administrator may at any time resign by giving at least 30 days' advance written notice of resignation to the Certificate
Administrator, the Certificate Registrar, each Master Servicer, the Special
Servicer and the Depositor. The Certificate Administrator may at any time terminate the agency of any REMIC Administrator by giving written notice of termination to such REMIC Administrator, each Master Servicer, the Certificate
Registrar and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any REMIC Administrator shall cease to be eligible in accordance with the provisions of this Section 8.14, the Certificate
Administrator may appoint a successor REMIC Administrator, in which case the
Certificate Administrator shall give written notice of such appointment to each
Master Servicer and the Depositor and shall mail notice of such appointment to all Holders of Certificates; provided, however, that no successor REMIC
Administrator shall be appointed unless eligible under the provisions of this
Section 8.14. Any successor REMIC Administrator upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as REMIC Administrator. No REMIC Administrator shall have responsibility or liability for any action taken by it as such at the direction of the Certificate Administrator.

            SECTION 8.15.     Representations, Warranties and Covenants of the
                              Trustee, the Certificate Administrator and the
                              Custodian.

            Each of the Trustee, the Certificate Administrator and the Custodian
(each such party, with respect to the representations made as to itself, the
"Representing Party") hereby represent and warrants to each Master Servicer, the
Special Servicer and the Depositor and for the benefit of the
Certificateholders, as of the Closing Date, that:

                                      -264-

            (a)   The Representing Party is a national banking association duly organized, validly existing and in good standing under the laws of the United
States.

            (b)   The execution and delivery of this Agreement by the
Representing Party, and the performance and compliance with the terms of this
Agreement by the Representing Party, will not violate the Representing Party's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a material breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

            (c)   Except to the extent that the laws of certain jurisdictions in which any part of the Trust Fund may be located require that a co-trustee or separate trustee be appointed to act with respect to such property as contemplated by Section 8.10, the Trustee has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

            (d)   This Agreement, assuming due authorization, execution and
delivery by the other parties hereto, constitutes a valid, legal and binding obligation of the Representing Party, enforceable against each such Person in accordance with the terms hereof (including with respect to any advancing obligations hereunder), subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of banks, and (B)
general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            (e)   The Representing Party is not in violation of, and its
execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Representing Party's good faith reasonable judgment, is likely to affect materially and adversely the ability of any such party to perform its obligations under this Agreement.

            (f)   No litigation is pending or, to the best of the Representing
Party's knowledge, threatened against the Representing Party that, if determined adversely to the Representing Party, would prohibit the Representing Party from entering into this Agreement or, in such Person's good faith reasonable judgment, is likely to materially and adversely affect the ability of the
Representing Party to perform its obligations under this Agreement.

            (g)   Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Representing Party, of or compliance by any such party with, this
Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective.

            (h)   With respect to any Trust Mortgage Loan that is part of a Loan
Combination, the Trustee is qualified to hold that Trust Mortgage Loan under the related Loan Combination Intercreditor Agreement.

                                      -265-

            SECTION 8.16.     Reports to the Commission.

            (a)   With respect to any Exchange Act Reporting Year, the
Certificate Administrator shall:

                  (i)     as soon as reasonably practicable (and, in any event,
      within 15 days or such other period as may be provided under the Exchange
      Act and the rules and regulations promulgated thereunder) after each
      Distribution Date during such Exchange Act Reporting Year, in accordance with the Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and "no-action letters" issued by the Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the Commission with respect to the Trust, a Form 10-D
      Distribution Report with or including, as the case may be, a copy of the applicable Distribution Date Statement, any applicable Certificate
      Administrator Reportable Events (and related information) to be reported for the period covered by the subject Form 10-D Distribution Report and, to the extent that a Responsible Party of the Certificate Administrator has been provided written notice thereof, any other Form 10-D Required
      Information to be reported for the period covered by the subject Form 10-D
      Distribution Report;

                  (ii)    during such Exchange Act Reporting Year, at the
      direction of the Depositor, in accordance with the Exchange Act, the rules and regulations promulgated thereunder, and applicable releases and
      "no-action letters" issued by the Commission, prepare for filing, arrange for execution by the Depositor and properly and timely file with the
      Commission with respect to the Trust, a Form 8-K Current Report regarding and disclosing any Form 8-K Required Information (except in the case where it relates to a Certificate Administrator Reportable Event, to the extent a Responsible Officer of the Certificate Administrator has been provided with written notice of such information), within the time periods specified under Form 8-K, the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters"
      issued by the Commission; provided that the Depositor shall cooperate with the Certificate Administrator to determine the applicable required time period; and provided, further, that, if the Depositor directs the
      Certificate Administrator to file a Form 8-K Current Report in accordance with this clause (ii), the Depositor shall cooperate with the Certificate
      Administrator in preparing such Form 8-K Current Report and the
      Certificate Administrator will report the subject information in accordance with the Exchange Act, the rules and regulations promulgated thereunder and applicable releases and "no-action letters" issued by the
      Commission;

                  (iii)   within 90 days following the end of such Exchange Act
      Reporting Year, prepare, arrange for execution by the Depositor and properly and timely file with the Commission, with respect to the Trust, a
      Form 10-K Annual Report, which complies in all material respects with the requirements of the Exchange Act, the rules and regulations promulgated thereunder and applicable "no-action letters" issued by the Commission, which shall include as exhibits each Annual Statement of Compliance,
      Annual Assessment Report and Annual Attestation Report delivered pursuant to or as contemplated by Section 3.13 and/or Section 3.14, with respect to either Master Servicer, the Special Servicer or other applicable Person for such Exchange Act Reporting Year, and which shall further include a certification in the form attached hereto as Exhibit O (a "Sarbanes-Oxley
      Certification") (or in such other form as required by the Sarbanes-Oxley
      Act of 2002, and the rules and regulations of the Commission

                                      -266-

      promulgated thereunder (including any interpretations thereof by the
      Commission's staff)) and shall include any other Form 10-K Required
      Information to be reported for such Exchange Act Reporting Year (except in the case where it relates to a Certificate Administrator Reportable Event, to the extent a Responsible Officer of the Certificate Administrator has
      been provided written notice thereof); and

                  (iv)    at the reasonable request of, and in accordance with
      the reasonable directions of, the Depositor, prepare for filing, arrange for execution by the Depositor and promptly file with the Commission an amendment to any Form 8-K Current Report, Form 10-D Distribution Report or
      Form 10-K Annual Report previously filed with the Commission with respect to the Trust during or relating to, as applicable, such Exchange Act
      Reporting Year;

provided that (x) the Certificate Administrator shall not have any responsibility to file any items (other than those generated by it) that have not been received in a format suitable for (or readily convertible to a format suitable for) electronic filing via the EDGAR system (such suitable formats including "ASCII", "Microsoft Excel" (solely in the case of reports from either
Master Servicer or the Special Servicer pursuant to Section 3.12), "Microsoft
Word" or another format reasonably acceptable to the Certificate Administrator)
and shall not have any responsibility to convert any such items to such format
(other than those items generated by it or readily convertible to such format), and (y) the Depositor shall be responsible for preparing, executing and filing
(via the EDGAR system) a Current Report on Form 8-K reporting the establishment of the Trust and a Current Report on Form 8-K whereby this Agreement will be filed as an exhibit (the Current Reports on Form 8-K contemplated by this subclause (y) being herein referred to as the "Initial Form 8-K Current
Report"); and provided, further, that if all or any required portion of a Form
10-K Annual Report or a Form 10-D Distribution Report cannot be timely filed by the Certificate Administrator (other than for a reason contemplated by Rule
12b-25(g) of the Exchange Act), then (i) the Certificate Administrator (upon becoming aware thereof or the reasonable likelihood thereof) shall immediately notify the Depositor, (ii) the Certificate Administrator shall (to the extent appropriate, and at the direction of the Depositor) file a Form 12b-25 (17
C.F.R. 249.322) in connection therewith consistent with Rule 12b-25 of the
Exchange Act, each party hereto shall reasonably cooperate with the Certificate
Administrator and the Depositor to complete the subject Exchange Act Report and such Exchange Act Report (or the applicable portions thereof) shall be filed with the Commission as soon as reasonably practicable and, if the Depositor is relying upon Rule 12b-25 of the Exchange Act, within the time frames contemplated thereby; and provided, further, that if all or any required portion of any Exchange Act Report cannot be timely filed by the Certificate
Administrator for the sole reason that the Certificate Administrator is unable to file the report in electronic format, then (i) the Certificate Administrator
(upon becoming aware thereof or the reasonable likelihood thereof) shall immediately notify the Depositor and, as determined by the Depositor, the
Depositor and the Certificate Administrator shall comply with either Rule 201 or
202 of Regulation S-T or apply for an adjustment of filing date pursuant to Rule
13b of Regulation S-T. Each of the other parties to this Agreement shall deliver to the Certificate Administrator in the format required for (or readily convertible to a format suitable for) electronic filing via the EDGAR system
(such suitable formats including "ASCII", "Microsoft Excel" (solely in the case of reports from either Master Servicer or the Special Servicer pursuant to
Section 3.12), "Microsoft Word" or another format reasonably acceptable to the
Certificate Administrator) any and all items contemplated to be filed with the
Commission pursuant to this Section 8.16.

                                      -267-

            All Form 8-K Current Reports, Form 10-D Distribution Reports and
Form 10-K Annual Reports, as well as any amendments to those reports, that are to be filed with respect to the Trust pursuant to the Exchange Act, and the rules and regulations promulgated thereunder, and this Section 8.16(a), are
(together with the exhibits thereto) herein referred to as the "Exchange Act
Reports". The Exchange Act Reports, exclusive of the Initial Current Reports on
Form 8-K, are herein referred to as the "Subsequent Exchange Act Reports". All
Subsequent Exchange Act Reports prepared by the Certificate Administrator pursuant to this Section 8.16(a) shall be executed by the Depositor promptly upon delivery thereto and subject to the Subsequent Exchange Act Report being in form and substance reasonably acceptable thereto. The Senior Officer in charge of securitization for the Depositor shall sign the Sarbanes-Oxley Certification included in each Form 10-K Report with respect to the Trust.

            The Certificate Administrator shall have no liability to
Certificateholders or the Trust or the Depositor or the Underwriters with respect to any failure to properly prepare or file with the Commission any of the reports under the Exchange Act contemplated by this Section 8.16(a) to the extent that such failure did not result from any negligence, bad faith or willful misconduct on the part of the Certificate Administrator. The parties to this Agreement acknowledge that the performance by the Certificate Administrator of its duties under this Section 8.16 related to the timely preparation, arrangement for execution and filing of Subsequent Exchange Act Reports is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under Sections 3.13, 3.14 and 8.16. The Certificate
Administrator has no duty under this Section 8.16 or otherwise under this
Agreement to enforce the performance by the parties of their duties under this
Section 8.16.

            The Certificate Administrator shall make available to all
Certificateholders and Certificate Owners on its internet website each
Subsequent Exchange Act Report that is filed with the Commission with respect to the Trust. The Certificate Administrator shall post each such report on its internet website as soon as reasonably practicable after the filing thereof with the Commission. In addition, the Certificate Administrator shall, free of charge, upon request, deliver to any Certificateholder, Certificate Owner or party identified as a prospective Certificateholder or Certificate Owner copies of all Subsequent Exchange Act Reports that are filed with the Commission with respect to the Trust. Any request contemplated by the prior sentence shall be made to LaSalle Bank, N.A., 135 South LaSalle Street, Suite 1625, Chicago,
Illinois 60603, Attention: Daniel Laz (telephone number: 312-992-2191) or to such other Person, address and/or phone number as the Certificate Administrator may specify by notice to Certificateholders.

            (b)   All Form 10-K Annual Reports with respect to the Trust shall include a Sarbanes-Oxley Certification, in so far as it is required to be part of any particular Form 10-K Annual Report. The Senior Officer in charge of securitization for the Depositor shall sign the Sarbanes-Oxley Certification.
Each Master Servicer, the Special Servicer and the Trustee (each, a "Performing
Party") shall provide a certification (each, a "Performance Certification") to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person"),
to the Depositor in the form set forth on Exhibit P-1 hereto (with respect to each Master Servicer), Exhibit P-2 hereto (with respect to the Trustee), or
Exhibit P-3 hereto (with respect to the Special Servicer's certification to the
Certifying Person of the Depositor), as applicable, on which the Certifying
Person and the Depositor may rely. Each partner, representative, Affiliate, member, manager, shareholder, director, officer, employee and agent of the
Depositor (the Certifying Person and the Depositor, collectively, the
"Certification Parties") may rely on a Performance Certification to the same extent as the Depositor. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of

                                      -268-

any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, with respect to any report regarding one or more Specially Serviced Mortgage
Loans, the Special Servicer shall not be required to include in any such report prepared by it specific detailed information related to the status or nature of any workout negotiations with the related Mortgagor with respect to such
Mortgage Loan or any facts material to the position of the Trust (or, in the case of a Loan Combination, the position of the Trust and the related Non-Trust
Noteholder(s)) in any such negotiations if (A) the Special Servicer determines, in its reasonable judgment in accordance with the Servicing Standard, that stating such information in such report would materially impair the interests of the Trust (or, in the case of a Loan Combination, the interest of the Trust and the related Non-Trust Noteholder(s)) in such negotiations, and (B) the Special
Servicer included in such report a general description regarding the status of the subject Mortgage Loan and an indication that workout negotiations were ongoing. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance
Certification to the Depositor and the Certifying Person pursuant to this
Section 8.16 with respect to the period of time such Performing Party was subject to this Agreement.

            (c)   At all times during each Exchange Act Reporting Year, each of the Trustee, the Master Servicers and the Special Servicer shall (and shall use reasonable efforts to cause each Servicing Representative acting on its behalf hereunder and, solely in the case of the Trustee, each Trustee Appointee to)
monitor for, and (in accordance with the timeframes set forth in this Section
8.16(c)) notify (including with such notice the Exchange Act Reportable Event
Notification attached hereto as Exhibit J) the Depositor and the Certificate
Administrator in writing of, the occurrence or existence of any and all events, conditions, circumstances and/or matters that constitute or may constitute related Exchange Act Reportable Events with respect to such Person as set forth in or pursuant to the definition of such term herein. Each of the Trustee,
Master Servicers and Special Servicer shall provide such notice of any Exchange
Act Reportable Event to the Certificate Administrator and the Depositor (i) no
later than 5 calendar days after the Distribution Date with respect to any
Exchange Act Reportable Event to be disclosed on Form 10-D, (ii) no later than
March 15 in any year in which the Certificate Administrator will file a Form
10-K for the Trust with respect to any Exchange Act Reportable Event to be disclosed on Form 10-K, and (iii) no later than Noon (New York City time) on the
2nd Business Day after the occurrence of any Exchange Act Reportable Event to be disclosed on Form 8-K. Notwithstanding the foregoing, in connection with any
Mortgage Loans that are the subject of a Sub-Servicing Agreement in effect as of the Closing Date between the applicable Master Servicer and a Designated
Sub-Servicer, the sole obligation of such Master Servicer to provide monitoring, notice, information or reports as otherwise set forth above shall be to use reasonable efforts to cause the related Designated Sub-Servicer to comply with such similar reporting and delivery obligations as such Designated Sub-Servicer may have under such Sub-Servicing Agreement. In addition, for purposes of the duties set forth above, each of the Trustee, the Certificate Administrator, either Master Servicer and the Special Servicer (and any Additional Servicer or
Servicing Function Participant) shall be entitled to assume the accuracy and completeness of the Prospectus Supplement as of the Closing Date as to all
matters other than the information for which the Trustee, the Certificate
Administrator, such Master Servicer or the Special Servicer is responsible under the Trustee Indemnification Agreement, the Certificate Administrator
Indemnification Agreement, the related Master Servicer Indemnification

                                      -269-

Agreement or the Special Servicer Indemnification Agreement, as the case may be.
Upon becoming aware of any Form 8-K Required Information, the Certificate
Administrator shall promptly notify the Depositor that the filing of a Form 8-K
Current Report may be required with respect to any of the events, conditions, circumstances and/or matters that are the subject of that information and, further, shall consult with the Depositor regarding whether to prepare and file a Form 8-K Current Report under Section 8.16(a)(ii) above with respect to such events, conditions, circumstances and/or matters and, if prepared, the form and content of such filing (and the Certificate Administrator shall be entitled to rely on the direction of the Depositor with regard to whether to make, and the form and content of, such filing). For purposes of this paragraph, none of the
Trustee, either Master Servicer or the Special Servicer shall be considered to be aware of any related Exchange Act Reportable Event, and the Trustee shall not be considered to be aware of any Form 8-K Required Information, Form 10-D
Required Information or Form 10-K Required Information, unless a Responsible
Officer (in the case of the Trustee) or a Servicing Officer (in the case of either Master Servicer or the Special Servicer) thereof has actual knowledge.

            Upon reasonable request of the Depositor or the Trustee, each other party hereto (including the Trustee, if the Depositor is the requesting party, and the Depositor, if the Trustee is the requesting party) shall (and shall use reasonable efforts to cause each Servicing Representative acting on its behalf hereunder and, solely in the case of the Trustee, each Trustee Appointee, to)
promptly provide to the requesting party any information in its possession as is necessary or appropriate for the Depositor or the Certificate Administrator, as
applicable, to prepare fully and properly any Exchange Act Report with respect to the Trust in accordance with the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder.

            If, during any Exchange Act Reporting Year, a new Master Servicer,
Special Servicer or Trustee is appointed, then such new Master Servicer, Special
Servicer or Trustee, as the case may be, shall in connection with its acceptance of such appointment provide the Depositor and, in the case of a new Master
Servicer or Special Servicer, the Trustee with such information regarding itself, its business and operations and its experience and practices regarding the duties it is to perform under this Agreement, as is required to be reported by the Depositor pursuant to Item 6.02 of Form 8-K. If, during any Exchange Act
Reporting Year, either Master Servicer, Special Servicer or Trustee appoints a
Servicing Representative (excluding any Designated Sub-Servicer) that constitutes a Servicer contemplated by Item 1108(a)(2) of Regulation AB in respect of the Subject Securitization Transaction, then such Master Servicer,
Special Servicer or Trustee, as the case may be, shall cause such Servicing
Representative, in connection with its acceptance of such appointment, to provide the Depositor and the Certificate Administrator with such information regarding itself, its business and operations and its servicing experience and practices, as is required to be reported by the Depositor pursuant to Item 6.02 of Form 8-K.

            Each of the Trustee, the Master Servicers and the Special Servicer
acknowledges and agrees that the information to be provided by it (or by any
Servicing Representative acting on its behalf hereunder or, solely in the case of the Trustee, any Trustee Appointee) pursuant to or as contemplated by this
Section 8.16(c) is intended to be used in connection with the preparation of
Exchange Act Reports with respect to the Trust.

            (d)   No later than (i) 12:00 noon, New York City time, on the
Business Day prior to any filing deadline of a Current Report on Form 8-K (other than an Initial Current Report on Form 8-K)

                                      -270-

that is to be made with respect to the Trust as contemplated by Section 8.16(a),
(ii) March 20 of the applicable calendar year in which the filing of any Annual
Report on Form 10-K is to be made with respect to the Trust as contemplated by
Section 8.16(a), and (iii) two (2) Business Days prior to any filing (or, in the case of a Form 10-D Distribution Report, any filing deadline) of a Form 10-D
Distribution Report or any other Subsequent Exchange Act Report that is to be made with respect to the Trust as contemplated by Section 8.16(a), the
Certificate Administrator shall deliver a copy of such Exchange Act Report, together with all exhibits thereto (to the extent received by the Certificate
Administrator), to the Depositor, which delivery shall include an email transmission of such applicable report to david_rodgers@ml.com or to such other
e-mail address as may be hereafter furnished by the Depositor to the Certificate
Administrator in writing.

            (e)   If as of the beginning of any fiscal year for the Trust
(other than fiscal year 2006), the Registered Certificates are held (directly or, in the case of Registered Certificates held in book-entry form, through the
Depository) by less than 300 Holders and/or Depository Participants having accounts with the Depository, the Certificate Administrator shall, in accordance with the Exchange Act and the rules and regulations promulgated thereunder, timely file a Form 15 with respect to the Trust notifying the Commission of the suspension of the reporting requirements under the Exchange Act and shall post such Form 15 to its internet website. In addition, the Certificate Administrator shall deliver a copy of such Form 15 to the Depositor by e-mail addressed to
david_rodgers@ml.com or to such other e-mail address as may be hereafter furnished by the Depositor to the Certificate Administrator in writing.

            (f)   Each Performing Party shall indemnify and hold harmless each
Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) any material misstatement in a Performance Certification delivered by such
Performing Party on which such Certification Party is entitled to rely, (ii) an actual breach by the applicable Performing Party of its obligations under this
Section 8.16 or (iii) negligence, bad faith or willful misconduct on the part of such Performing Party in the performance of its obligations otherwise under this
Agreement. A Performing Party shall have no obligation to indemnify any
Certification Party for an inaccuracy in the Performance Certification of any other Performing Party. If the indemnification provided for in this Section
8.16(f) is unavailable or insufficient to hold harmless a Certification Party
(on grounds of public policy or otherwise), then each Performing Party shall contribute to the amount paid or payable by such Certification Party as a result of the losses, claims, damages or liabilities of such Certification Party in such proportion as is appropriate to reflect the relative fault of such
Certification Party on the one hand and such Performing Party on the other. The obligations of the Performing Parties in this Section 8.16(f) to contribute are several in the proportions described in the preceding sentence and not joint.

            (g)   The respective parties hereto agree to cooperate with all
reasonable requests made by any Certifying Person in connection with such
Person's attempt to conduct any due diligence that such Person reasonably believes to be appropriate in order to allow it to deliver any Sarbanes-Oxley
Certification or portion thereof with respect to the Trust.

            (h)   The respective parties hereto shall deliver to the Certificate
Administrator, no later than March 15 of any year in which a Form 10-K Annual
Report is to be filed, any items required to be delivered by such party that are to be an exhibit to such Form 10-K Annual Report. The Certificate Administrator hereby notifies the Master Servicers and the Special Servicer that a Form 10-K
Annual Report shall be required to be filed with respect to the Trust for 2006.

                                      -271-

            (i)   [RESERVED]

            (j)   Prior to April 1 of the first year in which the Certificate
Administrator has filed a Form 15 with the Commission in accordance with this section, if at any time a Servicing Representative retained or engaged by either
Master Servicer, the Special Servicer, the Certificate Administrator or the
Trustee with respect to all or any portion of the Trust Fund fails to deliver, if and to the extent applicable in accordance with Regulation AB and this
Agreement, any of the items set forth in the following clauses (i), (ii) and/or
(iii), then such Master Servicer, the Special Servicer, the Certificate
Administrator or the Trustee, as the case may be, shall deliver a written notice thereof to the Depositor and shall (or, in the case of a Designated
Sub-Servicer, shall use reasonable efforts to) promptly terminate all engagements with the subject Servicing Representative relating to the Subject
Securitization Transaction: (i) any Annual Statement of Compliance contemplated by Item 1123 of Regulation AB, as and when provided under Section 3.13; or (ii)
any Annual Assessment Report contemplated by Item 1122 of Regulation AB, as and when provided under Section 3.14; or (iii) any Annual Attestation Report contemplated by Item 1122 of Regulation AB, together with any corresponding required Accountant's Consent, as and when provided under Section 3.14. In addition, prior to April 1 of the first year in which the Certificate
Administrator has filed a Form 15 with the Commission in accordance with this section, if at any time the Depositor delivers a written notice to either Master
Servicer, the Special Servicer, the Certificate Administrator or the Trustee
stating that any Servicing Representative retained or engaged thereby has defaulted on its obligation to deliver, (i) if and to the extent applicable in accordance with Regulation AB and this Agreement, any of the items set forth in clauses (i), (ii) and/or (iii) of the preceding sentence, as and when provided under this Agreement, or (ii) if and to the extent applicable in accordance with
Regulation AB and another pooling and servicing agreement to which the Depositor is a party, any of the items similar to those set forth in clauses (i), (ii)
and/or (iii) of the preceding sentence, as and when provided under such other pooling and servicing agreement, then such Master Servicer, the Special
Servicer, the Certificate Administrator or the Trustee, as the case may be, shall (or, in the case of a Designated Sub-Servicer, shall use reasonable efforts to) promptly terminate all engagements with the subject Servicing
Representative relating to the Subject Securitization Transaction.

            (k)   Each Master Servicer, the Special Servicer, the Certificate
Administrator and the Trustee shall each indemnify the Depositor and its
Affiliates for, and hold the Depositor and its Affiliates harmless from and against, any and all losses, liabilities, claims, damages, costs and expenses whatsoever, as incurred, arising out of or based upon the failure of any
Servicing Representative (other than a Designated Sub-Servicer) acting on behalf of the subject Master Servicer, the Special Servicer, the Certificate
Administrator or the Trustee, as the case may be, to deliver, if and to the extent applicable in accordance with Regulation AB and this Agreement: (i) any
Annual Statement of Compliance contemplated by Item 1123 of Regulation AB, as and when provided under Section 3.13; or (ii) any Annual Assessment Report contemplated by Item 1122 of Regulation AB, as and when provided under Section
3.14; or (iii) any Annual Attestation Report contemplated by Item 1122 of
Regulation AB, together with (if required to be filed with the Commission) any corresponding required Accountant's Consent, as and when provided under Section
3.14.

            (l)   In the event the parties to this Agreement desire to further clarify or amend any provision of this Section 8.16, this Agreement shall be amended to reflect the new agreement between the parties covering matters in this Section 8.16 pursuant to Section 11.01, which amendment shall not require any Opinion of Counsel or Rating Agency confirmations or the consent of any
Certificateholder

                                      -272-

or any Non-Trust Mortgage Loan Noteholder; provided that no such amendment shall diminish the filing requirements under this Section 8.16 on the part of the parties to this Agreement, as a collective whole, in contravention of applicable law.

            (m)   With respect to any notice required to be delivered by the
Certificate Administrator to the Depositor pursuant to this Section 8.16 or
Sections 3.13 or 3.14, the Certificate Administrator may deliver such notice, notwithstanding any contrary provision in Section 11.05, by telephone call made to David Rodgers at 212-449-3611, in which event the Certificate Administrator shall also deliver the same notice by either facsimile to (212) 449-7684 or via email to david_rodgers@ml.com or to such other facsimile number, telephone number and/or e-mail address as may be hereafter furnished by the Depositor to the Certificate Administrator in writing.

            SECTION 8.17.     Maintenance of Mortgage File.

            Except for the release of items in the Mortgage File contemplated by this Agreement, including, without limitation, as necessary for the enforcement of the holder's rights and remedies under the related Trust Mortgage Loan, the
Custodian covenants and agrees that it shall maintain each Mortgage File in the
State of Illinois, and that it shall not move any Mortgage File outside the
State of Illinois, other than as specifically provided for in this Agreement, unless it shall first obtain and provide, at the expense of the Custodian, an
Opinion of Counsel to the Depositor and the Rating Agencies to the effect that the Trustee's first priority interest in the Mortgage Notes has been duly and fully perfected under the applicable laws and regulations of such other jurisdiction.

            SECTION 8.18.     Appointment of Fiscal Agent.

            (a)   Insofar as the Trustee would not otherwise satisfy the rating requirements of Section 8.06, the Trustee may appoint, at the Trustee's own expense, a Fiscal Agent for purposes of making Advances hereunder that are otherwise required to be made by the Trustee. Any Fiscal Agent shall at all times maintain a long-term unsecured debt rating of no less than "A" from Fitch and "AA-" from S&P (or, in the case of either Rating Agency, such lower rating as will not result in an Adverse Rating Event (as confirmed in writing to the
Trustee and the Depositor by such Rating Agency)). Any Person so appointed by the Trustee pursuant to this Section 8.18(a) shall become the Fiscal Agent on the date as of which the Trustee and the Depositor have received: (i) if the long-term unsecured debt of the designated Person is not rated at least "A" by
Fitch and "AA-" by S&P, written confirmation from each Rating Agency that the appointment of such designated Person will not result in an Adverse Rating
Event; (ii) a written agreement whereby the designated Person is appointed as, and agrees to assume and perform the duties of, Fiscal Agent hereunder, executed by such designated Person and the Trustee (such agreement, the "Fiscal Agent
Agreement"); and (iii) an opinion of counsel (which shall be paid for by the designated Person or the Trustee) substantially to the effect that (A) the appointment of the designated Person to serve as Fiscal Agent is in compliance with this Section 8.18, (B) the designated Person is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (C) the related Fiscal Agent Agreement has been duly authorized, executed and delivered by the designated Person and (D) upon execution and delivery of the related Fiscal Agent Agreement, the designated Person shall be bound by the terms of this Agreement and, subject to customary bankruptcy and insolvency exceptions and customary equity exceptions, that this Agreement shall be enforceable against the designated Person in accordance with its terms. Any
Person that acts as Fiscal Agent shall, for so long as it so acts, be deemed a party to this Agreement for all purposes hereof.

                                      -273-

Pursuant to the related Fiscal Agent Agreement, each Fiscal Agent, if any, shall make representations and warranties with respect to itself that are comparable to those made by the Trustee pursuant to Section 8.15(a).

            (b)   To the extent that the Trustee is required, pursuant to the terms of this Agreement, to make any Advance, whether as a successor Master
Servicer or otherwise, and has failed to do so in accordance with the terms hereof, a Fiscal Agent (if one has been appointed by the Trustee) shall make such Advance when and as required by the terms of this Agreement on behalf the
Trustee as if such Fiscal Agent were the Trustee hereunder. To the extent that a
Fiscal Agent (if one has been appointed by the Trustee) makes an Advance pursuant to this Section 8.18 or otherwise pursuant to this Agreement, the obligations of the Trustee under this Agreement in respect of such Advance shall be satisfied.

            (c)   Notwithstanding anything contained in this Agreement to the contrary, any Fiscal Agent shall be entitled to all limitations on liability, rights of reimbursement and indemnities to which the Trustee is entitled hereunder (including, without limitation, pursuant to Section 8.05(b)) as if it were the Trustee, except that all fees and expenses of a Fiscal Agent (other than interest owed to such Fiscal Agent in respect of unreimbursed Advances)
incurred by such Fiscal Agent in connection with the transactions contemplated by this Agreement shall be borne by the Trustee, and neither the Trustee nor such Fiscal Agent shall be entitled to reimbursement therefor from any of the
Trust, the Depositor, either Master Servicer or the Special Servicer.

            (d)   The obligations of a Fiscal Agent set forth in this Section
8.18 or otherwise pursuant to this Agreement shall exist only for so long as the
Trustee that appointed it shall act as Trustee hereunder. A Fiscal Agent may resign or be removed by the Trustee only if and when the existence of such
Fiscal Agent is no longer necessary for such Trustee to satisfy the eligibility requirements of Section 8.06; provided that a Fiscal Agent shall be deemed to have resigned at such time as the Trustee that appointed it resigns or is removed as Trustee hereunder (in which case the responsibility for appointing a successor Fiscal Agent in accordance with Section 8.18(a) shall belong to the successor Trustee insofar as such appointment is necessary for such successor
Trustee to satisfy the eligibility requirements of Section 8.06).

            (e)   The Trustee shall promptly notify the other parties hereto and the Certificateholders in writing of the appointment, resignation or removal of a Fiscal Agent.

                                      -274-

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01.     Termination Upon Repurchase or Liquidation of All
                              Trust Mortgage Loans.

            Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the
Master Servicers, the Special Servicer, the Certificate Administrator, any
Fiscal Agent and the Trustee (other than the obligations of the Certificate
Administrator to provide for and make distributions to Certificateholders as hereafter set forth) shall terminate upon distribution (or provision for distribution) (i) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so distributed on the Distribution
Date following the earlier to occur of (A) the purchase by either Master
Servicer, the Special Servicer or the Plurality Subordinate Certificateholder of
all Trust Mortgage Loans and each REO Property (or, in the case of a Loan
Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund at a price equal to (1) the aggregate Purchase Price of all the Trust Mortgage Loans then included in the
Trust Fund, plus (2) the appraised value of each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the
Trust's interest therein), if any, then included in the Trust Fund, such appraisal to be conducted by an Independent Appraiser mutually agreed upon by the applicable Master Servicer, the Special Servicer and the Trustee, minus (3)
if the purchaser is a Master Servicer, the aggregate amount of unreimbursed
Advances made by such Master Servicer, together with any interest accrued and payable to such Master Servicer in respect of unreimbursed Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Master Servicing
Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to such Master Servicer in connection with such purchase), (B) the exchange by the Sole Certificate Owner of all the Certificates for all the Trust
Mortgage Loans and each REO Property remaining in the Trust Fund in the manner set forth below in this Section 9.01 and (C) the final payment or other liquidation (or any advance with respect thereto) of the last Trust Mortgage
Loan or REO Property (in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust
Fund, and (ii) to the Trustee, the Certificate Administrator, the Custodian the
Master Servicers, the Special Servicer, any Fiscal Agent and the officers, directors, employees and agents of each of them of all amounts which may have become due and owing to any of them hereunder; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P.
Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

            Each of the Plurality Subordinate Certificateholder (or, as
contemplated in the following paragraph, the Controlling Class Representative if one is then so acting), the Master Servicers and the Special Servicer may at its
option elect to purchase all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) (A) of the immediately preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that (i) the aggregate Stated Principal Balance of the Mortgage Pool at the time of such election is less than 1.00% of the aggregate Cut-off Date Balances of the Trust Mortgage Loans, (ii) the Special Servicer shall not have the right to effect such a purchase if, within 30 days following the Special Servicer's delivery of a notice of election pursuant to this

                                      -275-

paragraph, either Master Servicer or the Plurality Subordinate Certificateholder
shall give notice of its election to purchase all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the
Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof, (iii) a Master Servicer shall not have the right to effect such a purchase if, within 30 days following a Master Servicer's delivery of a notice of election pursuant to this paragraph, the Plurality Subordinate
Certificateholder shall give notice of its election to purchase all of the Trust
Mortgage Loans and each REO Property remaining in the Trust Fund and shall thereafter effect such purchase in accordance with the terms hereof and (iv) if a Master Servicer makes such an election, then the other Master Servicer shall have the option, by giving written notice to the other parties hereto no later than 30 days prior to the anticipated date of purchase, to purchase all of the
Trust Mortgage Loans and each REO Property remaining in the Trust Fund for which it is the applicable Master Servicer. Neither Master Servicer may elect to purchase solely the Mortgage Loans and REO Properties it is servicing hereunder if the other Master Servicer is not similarly purchasing the Mortgage Loans and
REO Properties it is servicing. If the Trust Fund is to be terminated in connection with the Plurality Subordinate Certificateholder's, a Master
Servicer's or the Special Servicer's purchase of all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the
Trust Fund, the Plurality Subordinate Certificateholder, the purchasing Master
Servicer or the Special Servicer, as applicable, shall deliver to the Master
Servicers (or, if a Master Servicer is a purchaser, the non-purchasing Master
Servicer) for deposit in their respective Collection Accounts not later than the
Determination Date relating to the Distribution Date on which the final distribution on the Certificates is to occur an amount in immediately available funds equal to the above-described purchase price. In addition, each Master
Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on the related P&I Advance Date from its Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in its Collection Account that would otherwise be held for future distribution. Upon confirmation that such final deposit has been made, the Trustee shall release or cause to be released to the Plurality Subordinate
Certificateholder, the purchasing Master Servicer or the Special Servicer, as applicable, the Mortgage Files for the remaining Trust Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Plurality Subordinate Certificateholder, such Master Servicer or the Special
Servicer, as applicable, as shall be necessary to effectuate transfer of the
Trust Mortgage Loans and REO Properties (or, in the case of a Loan Combination
Mortgaged Property if it has become an REO Property, the Trust's interest therein) to the Plurality Subordinate Certificateholder, such Master Servicer or the Special Servicer (or their respective designees), as applicable.

            Following the date on which the aggregate Certificate Principal
Balance of the Class A-1, Class A-2, Class A-3, Class A-3B, Class A-SB, Class
A-4, Class A-1A, Class AM, Class AJ, Class B, Class C and Class D Certificates
is reduced to zero, if one Person is the owner of a 100% Ownership Interest of each of the other outstanding Classes of Regular Certificates (any such Person, the "Sole Certificate Owner"), then the Sole Certificate Owner shall have the right to exchange all of the outstanding Certificates owned by the Sole
Certificate Owner for all of the Trust Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i)(B) of the first paragraph of this Section 9.01(a), by giving written notice to all the parties hereto and each Non-Trust Noteholder no later than 60 days prior to the anticipated date of exchange; provided that no such exchange may occur if any of the remaining REO Properties relates to a Loan Combination. In the event that the Sole Certificate Owner elects to exchange all of the Certificates owned by the Sole Certificate Owner for all

                                      -276-

of the Trust Mortgage Loans and, subject to the proviso to the preceding sentence, each REO Property remaining in the Trust Fund, the Sole Certificate
Owner, not later than the fifth Business Day preceding the Distribution Date on which the final distribution on the Certificates is to occur, shall deposit in the applicable Collection Account an amount in immediately available funds equal to all amounts then due and owing to the Depositor, the Master Servicers, the
Special Servicer, the Trustee and any Fiscal Agent pursuant to Section 3.05(a), or that may be withdrawn from the Distribution Account pursuant to Section
3.05(b), but only to the extent that such amounts are not already on deposit in the applicable Collection Account. In addition, on the P&I Advance Date immediately preceding the final Distribution Date, each Master Servicer shall transfer to the Distribution Account all amounts required to be transferred thereto on such P&I Advance Date from its Collection Account pursuant to the first paragraph of Section 3.04(b), together with any other amounts on deposit in its Collection Account that would otherwise be held for future distribution.
Upon confirmation that such final deposits have been made and following the surrender of all the Certificates on the final Distribution Date, the Trustee shall release or cause to be released to a designee of the Sole Certificate
Owner, the Mortgage Files for the remaining Trust Mortgage Loans and REO
Properties and shall execute all assignments, endorsements and other instruments furnished to it by the Sole Certificate Owner as shall be necessary to effectuate transfer of the Trust Mortgage Loans and REO Properties remaining in the Trust Fund; provided that, if any Trust Mortgage Loan exchanged pursuant to this Section 9.01 is part of a Loan Combination, then the release, endorsement or assignment of the documents constituting the related Mortgage File and
Servicing File shall be in the manner contemplated by Section 3.10. Any transfer of Trust Mortgage Loans pursuant to this paragraph shall be on a servicing-released basis.

            Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders mailed (a) if such notice is given in connection with the Plurality Subordinate Certificateholder's (or the Controlling Class
Representative's), either Master Servicer's or the Special Servicer's purchase of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan
Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such
Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated. The Trustee shall give such notice to the Master Servicers, the Special Servicer and the Depositor at the time such notice is given to Certificateholders. Upon presentation and surrender of the
Certificates by the Certificateholders on the final Distribution Date, the
Certificate Administrator shall distribute to each such Certificateholder so presenting and surrendering its Certificates the amounts payable thereto on such final Distribution Date in accordance with Section 4.01.

            Any funds not distributed to any Holder or Holders of Certificates on the final Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 9.01 shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution

                                      -277-

with respect thereto. If within one year after the second notice all such
Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such reasonable steps to contact the remaining non-tendering Certificateholders concerning the surrender of their
Certificates as it shall deem appropriate, and shall deal with all such unclaimed amounts in accordance with applicable law. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering
Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any former Holder on any amount held in trust hereunder.

            SECTION 9.02.     Additional Termination Requirements.

            (a)   If the Plurality Subordinate Certificateholder, either Master
Servicer or the Special Servicer purchases all of the Trust Mortgage Loans and each REO Property (or, in the case of a Loan Combination Mortgaged Property if it has become an REO Property, the Trust's interest therein) remaining in the
Trust Fund as provided in Section 9.01, the Trust Fund (and, accordingly, REMIC
I and REMIC II) shall be terminated in accordance with the following additional requirements, unless the Person effecting the purchase obtains at its own expense and delivers to the Certificate Administrator, an Opinion of Counsel,
addressed to the Certificate Administrator, to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not result in the imposition of taxes on "prohibited transactions" of REMIC I or
REMIC II as defined in Section 860F of the Code or cause either of REMIC I or
REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (i)     the Certificate Administrator shall specify the first
      day in the 90-day liquidation period in a statement attached to the final
      Tax Return for each of REMIC I and REMIC II pursuant to Treasury
      Regulations Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as set forth in the Opinion of Counsel obtained pursuant to
      Section 9.01 from the party effecting the purchase of all the Trust
      Mortgage Loans and REO Property remaining in the Trust Fund;

                  (ii)    during such 90-day liquidation period and at or prior
      to the time of making of the final payment on the Certificates, the
      Certificate Administrator shall sell all of the assets of REMIC I to either Master Servicer, the Special Servicer or the Plurality Subordinate
      Certificateholder, as the case may be, for cash; and

                  (iii)   at the time of the making of the final payment on the
      Certificates, the Certificate Administrator shall distribute or credit, or cause to be distributed or credited, to the Certificateholders in accordance with Section 9.01 all cash on hand (other than cash retained to meet claims), and each of REMIC I and REMIC II shall terminate at that time.

            (b)   By their acceptance of Certificates, the Holders thereof
hereby agree to authorize the Certificate Administrator to specify the 90-day liquidation period for each of REMIC I and REMIC II, which authorization shall be binding upon all successor Certificateholders.

                                      -278-

            SECTION 9.03.     Non-Trust Mortgage Loans.

            References to "REO Property" and "REO Properties" in Sections 9.01
and 9.02 shall be deemed to include the Trust's rights with respect to any REO
Property relating to the A-Note Trust Mortgage Loan and such rights shall be taken into account in calculating the Purchase Price.

                                      -279-

                                    ARTICLE X

                            ADDITIONAL TAX PROVISIONS

            SECTION 10.01.    REMIC Administration.

            (a)   The REMIC Administrator shall elect to treat each of REMIC
I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal or state Tax Returns for the taxable year ending on the last day of the calendar year in which the Certificates are issued.

            (b)   The REMIC I Regular Interests are hereby designated as
"regular interests" (within the meaning of Section 860G(a)(1) of the Code) in
REMIC I, and the Regular Certificates are hereby designated as "regular interests" (within the meaning of Section 860G(a)(1) of the Code) in REMIC II;
provided that the Class X Certificates shall evidence multiple "regular interests" in REMIC II. The Class R-I Certificates and the Class R-II
Certificates are hereby designated as the single class of "residual interests"
(within the meaning of Section 860G(a)(2) of the Code) in REMIC I and REMIC II,
respectively. None of the Master Servicers, the Special Servicer, the Trustee
shall (to the extent within its control) permit the creation of any other
"interests" in REMIC I and REMIC II (within the meaning of Treasury regulation
Section 1.860D-1(b)(1)).

            (c)   The Closing Date is hereby designated as the "startup day" of
REMIC I and REMIC II within the meaning of Section 860G(a)(9) of the Code. The
"latest possible maturity date" of the REMIC I Regular Interests, the Regular
Certificates (exclusive of the Class X Certificates), the Class X Components
shall be the Rated Final Distribution Date.

            (d)   The related Plurality Residual Certificateholder as to the applicable taxable year is hereby designated as the Tax Matters Person of each of REMIC I and REMIC II, and shall act on behalf of the related REMIC in relation to any tax matter or controversy and shall represent the related REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority; provided that the REMIC Administrator is hereby irrevocably appointed to act and shall act as agent and attorney-in-fact for the Tax Matters Person for each of REMIC I and REMIC II in the performance of its duties as such.

            (e)   Except as otherwise provided in Section 3.17(a) and
subsections (i) and (j) below, the REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to each of REMIC I and REMIC II (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities, which extraordinary expenses shall be payable or reimbursable to the REMIC Administrator from the Trust Fund unless otherwise provided in Section 10.01(h) or 10.01(i)).

            (f)   Within 30 days after the Closing Date, the REMIC Administrator shall obtain taxpayer identification numbers for each of REMIC I and REMIC II by preparing and filing Internal Revenue Service Forms SS-4 and shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real
Estate Mortgage Investment Conduits (REMICs) and Issuers of Collateralized Debt
Obligations" for the Trust Fund. In addition, the REMIC Administrator shall prepare, cause the Trustee to sign and the REMIC Administrator shall file all of the other Tax Returns in

                                      -280-

respect of REMIC I and REMIC II. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to each of REMIC I and REMIC II as is in its possession and reasonably requested by the
REMIC Administrator to enable it to perform its obligations under this Article.
Without limiting the generality of the foregoing, the Depositor, within 10 days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the
REMIC Administrator for tax purposes, as to the valuations and issue prices of the Certificates, and the REMIC Administrator's duty to perform its reporting and other tax compliance obligations under this Article X shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

            (g)   The REMIC Administrator shall perform on behalf of each of
REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of each such REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or, with respect to
State and Local Taxes, any state or local taxing authority. Included among such duties, the REMIC Administrator shall provide to: (i) any Transferor of a
Residual Certificate or agent of a Non-Permitted Transferee, such information as is necessary for the application of any tax relating to the transfer of a
Residual Certificate to any Person who is not a Permitted Transferee; (ii) the
Certificateholders, such information or reports as are required by the Code or the REMIC Provisions, including, without limitation, reports relating to interest, original issue discount and market discount or premium (using the
Prepayment Assumption as required hereunder); and (iii) the Internal Revenue
Service, the name, title, address and telephone number of the Person who will serve as the representative of each of REMIC I and REMIC II.

            (h)   The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of REMIC I and REMIC II and as a REMIC under the REMIC Provisions (and the Trustee, the Certificate Administrator the
Master Servicers and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC Administrator and to the extent of information within the Trustee's, the Certificate Administrator's, either
Master Servicer's or the Special Servicer's possession or control). None of the
REMIC Administrator, Master Servicers, the Special Servicer, or the Certificate
Administrator shall knowingly take (or cause REMIC I or REMIC II to take) any action or fail to take (or fail to cause to be taken) any action that, under the
REMIC Provisions, if taken or not taken, as the case may be, could be reasonably be expected to (i) endanger the status of REMIC I or REMIC II as a REMIC, or
(ii) except as provided in Section 3.17(a), result in the imposition of a tax upon either REMIC I or REMIC II (including, but not limited to, the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code or the tax on contributions to a REMIC set forth in Section 860G(d) of the Code (any such endangerment or imposition or, except as provided in Section 3.17(a), imposition of a tax, an "Adverse REMIC Event")), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC
Administrator seeks to take such action or to refrain from acting for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse REMIC Event. The REMIC Administrator shall not take any action or fail to take any action (whether or not authorized hereunder)
as to which a Master Servicer or the Special Servicer has advised it in writing that such Master Servicer or the Special Servicer has received or obtained an
Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to
REMIC I or REMIC II, or causing

                                      -281-

either REMIC I or REMIC II to take any action, that is not expressly permitted under the terms of this Agreement, each Master Servicer or the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur.
Neither of the Master Servicers nor the Special Servicer shall take any such action or cause either REMIC I or REMIC II to take any such action as to which the REMIC Administrator has advised it in writing that an Adverse REMIC Event could occur, and neither of the Master Servicers nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC Administrator. The REMIC Administrator may
consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this
Agreement, but in no event at the cost or expense of the Trust Fund, the
Certificate Administrator or the REMIC Administrator. At all times as may be required by the Code, the REMIC Administrator shall make reasonable efforts to ensure that substantially all of the assets of each of REMIC I and REMIC II will consist of "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

            (i)   If any tax is imposed on either of REMIC I or REMIC II,
including, without limitation, "prohibited transactions" taxes as defined in
Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to REMIC I or REMIC II after the Startup Day pursuant to Section 860G(d) of the
Code, and any other tax imposed by the Code or any applicable provisions of
State or Local Tax laws (other than any tax permitted to be incurred by the
Special Servicer pursuant to Section 3.17(a)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC
Administrator, if such tax arises out of or results from a breach by the REMIC
Administrator of any of its obligations under this Article X provided that no liability shall be imposed upon the REMIC Administrator under this clause if another party has responsibility for payment of such tax under clauses (iii) or
(v) of this Section; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under
Article III or this Article X; (iii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under Article III or this Article X; (iv) the Certificate Administrator, if such tax arises out of or results from a breach by the Certificate Administrator, of any of its respective obligations under Article IV, Article VIII or this Article
X; or (v) the Trust Fund, excluding the portion thereof constituting Grantor
Trust Z and Grantor Trust E, in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to Section 3.17(a) shall be charged to and paid by the Trust Fund. Any such amounts payable by the Trust Fund shall be paid by the Certificate Administrator upon the written direction of the REMIC
Administrator out of amounts on deposit in the Distribution Account in reduction of the Available Distribution Amount pursuant to Section 3.05(b).

            (j)   The REMIC Administrator shall, for federal income tax
purposes, maintain books and records with respect to each of REMIC I and REMIC
II on a calendar year and on an accrual basis.

            (k)   Following the Startup Day, none of the Trustee, the Master
Servicers, and the Special Servicer shall accept any contributions of assets to
REMIC I or REMIC II unless it shall have received an Opinion of Counsel (at the expense of the party seeking to cause such contribution and in no event at the expense of the Trust Fund, the Trustee) to the effect that the inclusion of such assets in such REMIC will not cause: (i) such REMIC to fail to qualify as a
REMIC at any time that any Certificates

                                      -282-

are outstanding; or (ii) the imposition of any tax on such REMIC under the REMIC
Provisions or other applicable provisions of federal, state and local law or ordinances.

            (l)   None of the Trustee, the Certificate Administrator, the Master
Servicers, and the Special Servicer shall consent to or, to the extent it is within the control of such Person, permit: (i) the sale or disposition of any of the Trust Mortgage Loans (except in connection with (A) the default or foreclosure of a Trust Mortgage Loan, including, but not limited to, the sale or other disposition of a Mortgaged Property acquired by deed in lieu of foreclosure, (B) the bankruptcy of REMIC I or REMIC II, (C) the termination of
REMIC I and REMIC II pursuant to Article IX of this Agreement, or (D) a purchase of Trust Mortgage Loans pursuant to or as contemplated by Article II or III of this Agreement); (ii) the sale or disposition of any investments in the
Collection Accounts, the Distribution Account or an REO Account for gain; or
(iii) the acquisition of any assets on behalf of REMIC I or REMIC II (other than
(1) a Mortgaged Property acquired through foreclosure, deed in lieu of foreclosure or otherwise in respect of a Trust Defaulted Mortgage Loan, (2) a
Qualified Substitute Mortgage Loan pursuant to Article II hereof and (3)
Permitted Investments acquired in connection with the investment of funds in the
Collection Accounts, any Loan Combination Custodial Account, the Distribution
Account or an REO Account); in any event unless it has received an Opinion of
Counsel (at the expense of the party seeking to cause such sale, disposition, or acquisition but in no event at the expense of the Trust Fund, the Certificate
Administrator) to the effect that such sale, disposition, or acquisition will not cause: (x) either of REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding; or (y) the imposition of any tax on REMIC I or REMIC II under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

            (m)   Except as permitted by Section 3.17(a), none of the Trustee, either Master Servicer and the Special Servicer shall enter into any arrangement by which REMIC I or REMIC II will receive a fee or other compensation for services nor permit REMIC I or REMIC II to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or
"permitted investments" as defined in Section 860G(a)(5) of the Code.

            SECTION 10.02.    Grantor Trust Administration.

            (a)   The REMIC Administrator shall treat each of Grantor Trust Z and Grantor Trust E for tax return preparation purposes, as a "grantor trust"
under the Code and shall treat (i) the Additional Interest, the Additional
Interest Account and amounts held from time to time in the Additional Interest
Account that represent Additional Interest as separate assets of Grantor Trust Z and (ii) the Excess Servicing Strip as separate assets of Grantor Trust E, and in each case (clauses (i) through (v) above) not of REMIC I or REMIC II, as permitted by Treasury Regulations Section 1.860G-2(i)(1). The Class Z
Certificates are hereby designated as representing an undivided beneficial interest in Additional Interest payable on the Trust Mortgage Loans and proceeds thereof. The holder of the Excess Servicing Strip is hereby designated as owning an undivided beneficial interest in the Excess Servicing Strip payable on the
Mortgage Loans and the REO Loans and proceeds thereof.

            (b)   The REMIC Administrator shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to Grantor Trust Z and Grantor Trust E (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal
Revenue Service or state tax

                                      -283-

authorities which extraordinary expenses shall be payable or reimbursable to the
REMIC Administrator from the Trust Fund unless otherwise provided in Section
10.02(e) or 10.02(f)).

            (c)   The REMIC Administrator shall prepare, cause the Trustee to sign and the REMIC Administrator shall file when due all of the Tax Returns in respect of Grantor Trust Z and Grantor Trust E. The expenses of preparing and filing such returns shall be borne by the REMIC Administrator without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the REMIC Administrator or its designee such information with respect to Grantor Trust Z and Grantor Trust E as is in its possession and reasonably requested by the REMIC Administrator to enable it to perform its obligations under this Section 10.02. Without limiting the generality of the foregoing, the
Depositor, within 10 days following the REMIC Administrator's request therefor, shall provide in writing to the REMIC Administrator such information as is reasonably requested by the REMIC Administrator for tax purposes, and the REMIC
Administrator's duty to perform its reporting and other tax compliance obligations under this Section 10.02 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the REMIC Administrator to perform such obligations.

            (d)   The REMIC Administrator shall furnish or cause to be furnished to (i) the Holders of the Class Z Certificates, and (ii) the holder of the
Excess Servicing Strip, on the cash or accrual method of accounting, as applicable, such information as to their respective portions of the income and expenses of Grantor Trust Z or Grantor Trust E, as the case may be, as may be required under the Code, and shall perform on behalf of Grantor Trust Z and
Grantor Trust E= all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

            (e)   The REMIC Administrator shall perform its duties hereunder so as to maintain the status of each of Grantor Trust Z and Grantor Trust E as a
"grantor trust" under the Grantor Trust Provisions (and the Trustee, the
Certificate Administrator, the Master Servicers and the Special Servicer shall assist the REMIC Administrator to the extent reasonably requested by the REMIC
Administrator and to the extent of information within the Trustee's, the
Certificate Administrator's, either Master Servicer's or the Special Servicer's possession or control). None of the REMIC Administrator, the Certificate
Administrator, the Masters Servicers, the Special Servicer or the Trustee shall knowingly take (or cause any of Grantor Trust Z or Grantor Trust E to take) any action or fail to take (or fail to cause to be taken) any action that, under the
Grantor Trust Provisions, if taken or not taken, as the case may be, could reasonably be expected to endanger the status of any of Grantor Trust Z or
Grantor Trust E as a grantor trust under the Grantor Trust Provisions (any such endangerment of grantor trust status, an "Adverse Grantor Trust Event"), unless the REMIC Administrator has obtained or received an Opinion of Counsel (at the expense of the party requesting such action or at the expense of the Trust Fund if the REMIC Administrator seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action
(whether or not authorized hereunder) as to which the REMIC Administrator has advised it in writing that the REMIC Administrator has received or obtained an
Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to any of Grantor Trust Z or Grantor Trust E or causing the
Trust Fund to take any action that is not expressly permitted under the terms of this Agreement, the Master Servicers and the Special Servicer shall consult with the REMIC Administrator or its designee, in writing, with respect to whether such

                                      -284-

action could cause an Adverse Grantor Trust Event to occur. Neither the Master
Servicers nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the REMIC
Administrator. The REMIC Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the cost or expense of the Trust Fund, the REMIC Administrator, the Certificate
Administrator or the Trustee. Under no circumstances may the REMIC Administrator vary the assets of any of Grantor Trust Z or Grantor Trust E so as to take advantage of variations in the market so as to improve the rate of return of
Holders of the Class Z Certificates or the holder of the Excess Servicing Strip, as the case may be.

            (f)   If any tax is imposed on any of Grantor Trust Z and Grantor
Trust E, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees), shall be charged to and paid by: (i) the REMIC Administrator, if such tax arises out of or results from a breach by the REMIC Administrator of any of its obligations under this Section 10.02; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under
Article III or this Section 10.02; (iii) a Master Servicer, if such tax arises out of or results from a breach by such Master Servicer of any of its obligations under Article III or this Section 10.02; (iv) the Certificate
Administrator, if such tax arises out of or results from a breach by the
Certificate Administrator, of any of its obligations under Article IV, Article
VIII or this Section 10.02; or (v) the portion of the Trust Fund constituting
Grantor Trust Z or Grantor Trust E, as the case may be, in all other instances.

                                      -285-

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

            SECTION 11.01.    Amendment.

            (a)   This Agreement may be amended from time to time by the
agreement of the Master Servicers, the Special Servicer, the Certificate
Administrator, the Trustee, and any Fiscal Agent, without the consent of any of the Certificateholders, (i) to cure any ambiguity, (ii) to correct, modify or supplement any provision herein which may be inconsistent with any other provision herein or with the description of this Agreement set forth in the
Prospectus or the Prospectus Supplement, (iii) to add any other provisions with respect to matters or questions arising hereunder which shall not be materially inconsistent with the existing provisions hereof, (iv) to relax or eliminate any requirement hereunder imposed by the REMIC Provisions if the REMIC Provisions are amended or clarified such that any such requirement may be relaxed or eliminated, (v) to modify, eliminate or add to the provisions of Section 5.02(d)
or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being "residual interests" in a REMIC provided that such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is not a Permitted Transferee,
(vi) to relax or eliminate any requirement hereunder imposed by the Securities
Act or the rules thereunder if the Securities Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement,
(vii) if such amendment, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by either Master
Servicer or the Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) delivered to the Master Servicers, the Special Servicer and the Trustee, is advisable or reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any such proposed action which, if made effective, would apply retroactively to REMIC I, REMIC II or any grantor trust created hereunder at least from the effective date of such amendment, or would be necessary to avoid the occurrence of a prohibited transaction or to reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any such REMIC or grantor trust or (viii) to otherwise modify or delete existing provisions of this Agreement; provided that no such amendment hereof that is covered solely by clause (iii) or (viii) above may, as evidenced by an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by either Master Servicer or the Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and otherwise at the expense of the party seeking such amendment) obtained by or delivered to the
Master Servicers, the Special Servicer, the Certificate Administrator and the
Trustee, adversely affect in any material respect the interests of any
Certificateholder or Non-Trust Noteholder; and provided, further, that no such amendment may adversely affect the rights and/or interests of the Depositor without its consent; and provided, further, that the Master Servicers, the
Special Servicer and the Trustee shall have first obtained from each Rating
Agency written confirmation that such amendment will not result in an Adverse
Rating Event; and provided, further, that no such amendment hereof that is covered by any of clauses (i) through (ix) above may significantly change the activities of the Trust.

                                      -286-

            (b)   This Agreement may also be amended from time to time by the agreement of the Master Servicers, the Special Servicer, the Certificate
Administrator, the Trustee, and any Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i)
reduce in any manner the amount of, or delay the timing of, payments received or advanced on Trust Mortgage Loans that are required to be distributed on any
Certificate without the consent of the Holder of such Certificate, (ii) as evidenced by an Opinion of Counsel obtained by or delivered to the Master
Servicers, the Special Servicer, the Certificate Administrator and the Trustee,
adversely affect in any material respect the interests of the Holders of any
Class of Certificates in a manner other than as described in (i) without the consent of the Holders of all Certificates of such Class, (iii) modify the provisions of this Section 11.01 without the consent of the Holders of all
Certificates then outstanding, (iv) modify the provisions of Section 3.20 without the consent of the Holders of Certificates entitled to all of the Voting
Rights, (v) modify the definition of Servicing Standard or the specified percentage of Voting Rights which are required to be held by Certificateholders to consent or not to object to any particular action pursuant to any provision of this Agreement without the consent of the Holders of all Certificates then outstanding, (vi) significantly change the activities of the Trust without the consent of the Holders of Certificates entitled to at least 51% of the Voting
Rights, without regard to any Certificates held by the Depositor or any of its
Affiliates or agents, (vii) amend defined terms contained in this Agreement as they relate to Sections 2.01(c) and 2.01(d) of this Agreement or any other provision of Article II of this Agreement that affects the document delivery or the repurchase and/or substitution obligations of any Mortgage Loan Seller unless such Mortgage Loan Seller shall have agreed to such amendment in writing,
(viii) adversely affect, in any material respect, the rights and/or interests of a Non-Trust Noteholder without its consent or (ix) adversely affect the rights and/or interests of the Depositor without its consent. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same
Voting Rights with respect to matters described above as they would if any other
Person held such Certificates, so long as neither the Depositor nor any of its
Affiliates is performing servicing duties with respect to any of the Trust
Mortgage Loans.

            (c)   Notwithstanding any contrary provision of this Agreement, the
Trustee shall not consent to any amendment to this Agreement unless it shall first have obtained or been furnished with an Opinion of Counsel (at the expense of the Trust Fund, in the case of any amendment requested by either Master
Servicer, the Certificate Administrator or the Special Servicer that protects or is in furtherance of the interests of the Certificateholders, and, otherwise, at the expense of the party seeking such amendment) to the effect that (i) such amendment or the exercise of any power granted to the Trustee, the subject
Master Servicer, the Certificate Administrator or the Special Servicer in
accordance with such amendment will not result in the imposition of a tax on
REMIC I or REMIC II pursuant to the REMIC Provisions or on Grantor Trust Z or
Grantor Trust E or cause either of REMIC I or REMIC II to fail to qualify as a
REMIC or any of Grantor Trust Z or Grantor Trust E to fail to qualify as a grantor trust at any time that any Certificates are outstanding and (ii) such amendment complies with the provisions of this Section 11.01.

            (d)   Promptly after the execution of any such amendment, the
Trustee shall send a copy thereof to each Certificateholder and each Non-Trust
Noteholder.

                                      -287-

            (e)   It shall not be necessary for the consent of
Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            (f)   Each Master Servicer, the Special Servicer, the Certificate
Administrator, the Trustee and any Fiscal Agent may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

            (g)   The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a), (b) or (c) shall be borne by the Person seeking the related amendment, except that if either Master Servicer, the Special Servicer, the
Certificate Administrator or the Trustee requests any amendment of this
Agreement that protects or is in furtherance of the rights and interests of
Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a), (b) or (c) shall be payable out of the applicable Collection Account or the Distribution Account pursuant to Section
3.05.

            (h)   The Trustee shall give the Depositor reasonable prior written notice of any amendment sought to be entered into pursuant to subsection (a) or
(b) above.

            SECTION 11.02.    Recordation of Agreement; Counterparts.

            (a)   To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the applicable Master Servicer, if required, at the expense of the
Trust Fund or, to the extent that it benefits one or more Non-Trust Noteholders, such Non-Trust Noteholder(s), but only upon direction accompanied by an Opinion of Counsel (the cost of which may be paid out of the applicable Collection
Account pursuant to Section 3.05(a) or, to the extent that it benefits such
Non-Trust Noteholder(s), out of the related Loan Combination Custodial Account pursuant to Section 3.05(e)) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders and/or one or more
Non-Trust Noteholders; provided, however, that the Trustee shall have no obligation or responsibility to determine whether any such recordation of this
Agreement is required.

            (b)   For the purpose of facilitating the recordation of this
Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 11.03.    Limitation on Rights of Certificateholders.

            (a)   The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the
Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                                      -288-

            (b)   No Certificateholder (except as expressly provided for herein)
shall have any right to vote or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            (c)   No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Trust
Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the
Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            SECTION 11.04.    Governing Law; Waiver of Trial By Jury

            This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The parties hereunder each irrevocably waive, to the extent permitted by applicable law, all right to trial by jury in any action, claim, suit, proceeding or counterclaim (whether based on contract, tort or otherwise) relating to or arising out of this Agreement.

            SECTION 11.05.    Notices.

            Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given when sent by either certified mail (return receipt requested) or by courier service (proof of delivery requested) and also by facsimile transmission to the intended recipient at the address set forth below:

            (i)     in the case of the Depositor, Merrill Lynch Mortgage
      Investors, Inc., c/o Global Commercial Real Estate, 4 World Financial
      Center, 16th Floor, 250 Vesey Street, New York, New York 10080, Attention:
      David M. Rodgers, facsimile No.: 212-449-7684, with a copy to Director of
      CMBS Securitization, facsimile number: (212) 449-7864, and a copy to
      Merrill Lynch Mortgage Investors, Inc., 4 World Financial Center, 12th
      Floor, 250 Vesey Street, New

                                      -289-

      York, New York 10080, Attention: General Counsel for Global Commercial
      Real Estate in the Office of the General Counsel, 4 World Financial
      Center, 250 Vesey Street, 12th Floor, New York, New York 10080, facsimile number (212) 212-449-0265;

            (ii)    in the case of Master Servicer No. 1 and the Special
      Servicer, Midland Loan Services, Inc., Midland Loan Services, Inc., 10851
      Mastin, Building 82, 7th Floor, Overland Park, Kansas 66210, Attention:
      President, Telecopy No.: (913) 253-9001, with a copy to Dechert LLP, 30
      Rockefeller Plaza, New York, New York 10112, Attention: Stephanie M. Tita,
      Telecopy No.: (212) - 698-3599

            (iii)   in the case of Master Servicer No. 2, Wells Fargo Bank,
      National Association, 45 Fremont Street, 2nd Floor, San Francisco,
      California 94105, Attention: Commercial Mortgage Servicing, with a copy to
      Robert F. Darling, Esq., Wells Fargo Bank, National Association, 633
      Folsom Street, 7th Floor, San Francisco, California 94111), facsimile number: (415) 975-7819;

            (iv)    in the case of the Trustee, U.S. Bank National Association,
      Corporate Trust Services, One Federal Street, 3rd FL Boston, MA 02110
      Attention: James H. Byrnes, Re: Merrill Lynch Mortgage Trust 2006-C1,
      Commercial Mortgage Pass-Through Certificates, Series 2006-C1, facsimile number: (617)603-6637;

            (v)     in the case of the Certificate Administrator, LaSalle Bank
      National Association, 135 South LaSalle Street, Suite 1625, Chicago,
      Illinois 60603, Attention: Global Securities and Trust Services
      Group--Merrill Lynch Mortgage Investors, Inc., Commercial Mortgage
      Pass-Through Certificates, Series 2006-C1, facsimile number: (312)
      904-1085;

            (vi)    in the case of the Custodian, LaSalle Bank National
      Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois
      60603, Attention: Global Securities and Trust Services Group--Merrill
      Lynch Mortgage Investors, Inc., Commercial Mortgage Pass-Through
      Certificates, Series 2006-C1, facsimile number: (312) 904-1085;

            (vii)   in the case of the Underwriters,

            (A)     Merrill Lynch, Pierce, Fenner & Smith Incorporated, c/o
      Global Commercial Real Estate, 4 World Financial Center, 16th Floor, 250
      Vesey Street, New York, New York 10080, Attention: David M. Rodgers,
      facsimile No.: 212-449-7684, with a copy Director of CMBS Securitization, facsimile number: (212) 449-7864, and a copy to Merrill Lynch, Pierce,
      Fenner & Smith Incorporated, 4 World Financial Center, 12th Floor, 250
      Vesey Street, New York, New York 10080, Attention: General Counsel for
      Global Commercial Real Estate in the Office of the General Counsel, 4
      World Financial Center, 250 Vesey Street, 12th Floor, New York, New York
      10080, facsimile number (212) 212-449-0265;

            (B)     LaSalle Financial Services, Inc., 55 East 52nd Street, New
      York, New York 10055, Attention: Fixed Income - CMBS, facsimile number
      (212) 409-7857, with a copy to Legal Department ABN AMRO Incorporated, 55
      East 52nd Street, New York, New York 10055, Attention: Andy Chen,
      facsimile number (212) 409-7303;

            (C)     PNC Capital Markets LLC, 5605 Carnegie Boulevard, Suite
      450, Charlotte, NC 28209, Attention: Scott Holmes, facsimile number: (704)
      643-2088, with a copy to PNC Capital

                                      -290-

      Markets LLC, One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania
      15222, Attention: Leonard Ferleger, facsimile number: (412) 705-2148, Re:
      Merrill Lynch Mortgage Trust 2006-C1 Commercial Mortgage Pass-Through
      Certificates, Series 2006-C1;

            (E)     Morgan Stanley & Co. Incorporated, 1585 Broadway, New York,
      New York 10036, Attention: Kara McShane, Re: MLMT Commercial Mortgage
      Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series
      2006-C1, facsimile number: (212) 507-5062 (with a copy to Jon Miller, 1585
      Broadway, New York, New York 10036, facsimile number: (212) 507-6994); and

            (F)     Goldman, Sachs & Co., 85 Broad Street, New York, New York
      10004 (facsimile number: (212) 346-3594), Attention Emily Brooks, Re: MLMT
      Commercial Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
      Certificates, Series 2006-C1 with a copy to David Stiepleman, 85 Broad
      Street, New York, New York 10004 (facsimile number: (212) 428-3141).

            (viii)  in the case of the Rating Agencies,

            (A)     Fitch, Inc., Commercial Mortgage Backed Securities, One
      State Street Plaza, New York, New York 10004, Attention: Surveillance,
      facsimile number: (212) 635-0294, Re: MLMT Commercial Mortgage Trust
      2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1;

            (B)     Standard & Poor's Ratings Services, 55 Water Street, New
      York, New York 10041-0003, Attention: CMBS Surveillance Group, facsimile number: (212) 438-2662, Re: MLMT Commercial Mortgage Trust 2006-C1,
      Commercial Mortgage Pass-Through Certificates, Series 2006-C1; and

            (ix)    in the case of the initial Controlling Class Representative,
      American Capital Strategies, Ltd., 2 Bethesda Metro Center, 14th floor,
      Bethesda, Maryland, 20814 Attention: Douglas Cooper, facsimile number:
      (301) 654-6714, Re: MLMT Commercial Mortgage Trust 2006-C1, Commercial
      Mortgage Pass-Through Certificates, Series 2006-C1;

or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such
Holder as shown in the Certificate Register.

            SECTION 11.06.    Severability of Provisions.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

                                      -291-

            SECTION 11.07.    Grant of a Security Interest.

            The Depositor and the Trustee agree that it is their intent that the conveyance of the Depositor's right, title and interest in and to the Trust
Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Fund.

            SECTION 11.08.    Streit Act.

            Any provisions required to be contained in this Agreement by Section
126 of Article 4-A of the New York Real Property Law are hereby incorporated herein, and such provisions shall be in addition to those conferred or imposed by this Agreement; provided, however, that to the extent that such Section 126 shall not have any effect, and if said Section 126 should at any time be repealed or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, said Section 126 shall cease to have any further effect upon the provisions of this Agreement. In case of a conflict between the provisions of this Agreement and any mandatory provisions of Article 4-A of the
New York Real Property Law, such mandatory provisions of said Article 4-A shall prevail, provided that if said Article 4-A shall not apply to this Agreement, should at any time be repealed, or cease to apply to this Agreement or be construed by judicial decision to be inapplicable, such mandatory provisions of such Article 4-A shall cease to have any further effect upon the provisions of this Agreement.

            SECTION 11.09.    Successors and Assigns; Beneficiaries.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. Each of the Sub-Servicers that is a party to a Sub-Servicing Agreement in effect on the Closing Date (or being negotiated as of the Closing Date and in effect within 90 days thereafter) shall be a third-party beneficiary to the obligations of a successor Master Servicer under Section 3.22, provided that the sole remedy for any claim by a Sub-Servicer as a third party beneficiary pursuant to this
Section 11.09 shall be against a successor Master Servicer solely in its corporate capacity and no Sub-Servicer shall have any rights or claims against the Trust Fund or any party hereto (other than a successor Master Servicer in its corporate capacity as set forth in this Section 11.09) as a result of any rights conferred on such Sub-Servicer as a third party beneficiary pursuant to this Section 11.09. Each Non-Trust Noteholder and any designee thereof acting on behalf of or exercising the rights of such Non-Trust Noteholder shall be a third party beneficiary to this Agreement with respect to its rights as specifically provided for herein and under the related Loan Combination Intercreditor
Agreement. This Agreement may not be amended in any manner that would adversely affect the rights of any third party beneficiary hereof without its consent. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

            SECTION 11.10.    Article and Section Headings.

            The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                                      -292-

            SECTION 11.11.    Notices to Rating Agencies.

            (a)   The Certificate Administrator shall promptly provide notice to each Rating Agency and the Controlling Class Representative (and, if affected thereby, any Non-Trust Noteholder) with respect to each of the following of which it has actual knowledge:

                  (i)     any material change or amendment to this Agreement;

                  (ii)    the occurrence of any Event of Default that has not
      been cured;

                  (iii)   the resignation or termination of the Trustee, the
      Certificate Administrator, either Master Servicer or the Special Servicer;

                  (iv)    the repurchase of Trust Mortgage Loans by any of the
      Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase
      Agreement;

                  (v)     any change in the location of the Distribution
      Account;

                  (vi)    the final payment to any Class of Certificateholders;
      and

                  (vii)   any sale or disposition of any Trust Mortgage Loan or
      REO Property.

            (b)   Each Master Servicer shall promptly provide notice to each
Rating Agency (and, if affected thereby, any Non-Trust Noteholder) with respect to each of the following of which it has actual knowledge:

                  (i)     the resignation or removal of the Trustee or the
      Certificate Administrator; and

                  (ii)    any change in the location of the Collection Account
      maintained by it.

            (c)   The Special Servicer shall furnish each Rating Agency and
the Controlling Class Representative (and, with respect to a Loan Combination, the related Non-Trust Noteholder(s)) with respect to a Trust Specially Serviced
Mortgage Loan such information as the Rating Agency or Controlling Class
Representative (and, with respect to a Loan Combination, the related Non-Trust
Noteholder(s)) shall reasonably request and which the Special Servicer can reasonably provide in accordance with applicable law.

            (d)   To the extent applicable, each Master Servicer and the
Special Servicer shall promptly furnish to each Rating Agency copies of the following items:

                  (i)     each of its annual statements as to compliance
      described in Section 3.13;

                  (ii)    each of its annual independent public accountants'
      servicing reports described in Section 3.14; and

                  (iii)   any Officer's Certificate delivered by it to the
      Trustee or the Certificate Administrator, as applicable, pursuant to
      Section 3.03(e), 4.03(c) or 3.08.

                                      -293-

            (e)   The Certificate Administrator shall (i) make available to
each Rating Agency and the Controlling Class Representative, upon reasonable notice, the items described in Section 3.15(a) and (ii) promptly deliver to each
Rating Agency and the Controlling Class Representative a copy of any notices given pursuant to Section 7.03(a) or Section 7.03(b).

            (f)   Each of the Trustee, the Certificate Administrator, the
Custodian, the Master Servicers and the Special Servicer shall provide to each
Rating Agency such other information with respect to the Trust Mortgage Loans and the Certificates, to the extent such party possesses such information, as such Rating Agency shall reasonably request.

            (g)   The applicable Master Servicer shall give each Rating Agency at least 15 days' notice prior to any reimbursement to it of Nonrecoverable
Advances from amounts in the applicable Collection Account allocable to interest on the Trust Mortgage Loans unless (1) such Master Servicer determines in its sole discretion that waiting 15 days after such a notice could jeopardize such
Master Servicer's ability to recover Nonrecoverable Advances, (2) changed circumstances or new or different information becomes known to such Master
Servicer that could affect or cause a determination of whether any Advance is a
Nonrecoverable Advance, whether to defer reimbursement of a Nonrecoverable
Advance or the determination in clause (1) above, or (3) such Master Servicer has not timely received from the Trustee information requested by such Master
Servicer to consider in determining whether to defer reimbursement of a
Nonrecoverable Advance; provided that, if clause (1), (2) or (3) apply, such
Master Servicer shall give each Rating Agency notice of an anticipated reimbursement to it of Nonrecoverable Advances from amounts in the applicable
Collection Account allocable to interest on the Trust Mortgage Loans as soon as reasonably practicable in such circumstances. Neither Master Servicer shall have any liability for any loss, liability or expense resulting from any notice provided to any Rating Agency contemplated by the immediately preceding sentence.

            (h)   Notwithstanding any provision herein to the contrary, each
Master Servicer, the Special Servicer, the Certificate Administrator and the
Trustee shall deliver to any Underwriter any report prepared by such party hereunder upon request.

            SECTION 11.12.    Complete Agreement.

            This Agreement embodies the complete agreement among the parties and may not be varied or terminated except by a written agreement conforming to the provisions of Section 11.01. All prior negotiations or representations of the parties are merged into this Agreement and shall have no force or effect unless expressly stated herein.

                                      -294-

            IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                   MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   Depositor

                                   By: /s/ George H. Kok
                                       -----------------------------------------
                                   Name:  George H. Kok
                                   Title: Senior Vice President

                                   MIDLAND LOAN SERVICES, INC.
                                   Master Servicer No. 1 and Special Servicer

                                   By: /s/ Lawrence D. Ashley
                                       -----------------------------------------
                                   Name:  Lawrence D. Ashley
                                   Title: Senior Vice President

                                   WELLS FARGO BANK NATIONAL ASSOCIATION
                                   Master Servicer No. 2

                                   By: /s/ Stewart E. McAdams
                                       -----------------------------------------
                                   Name:  Steward E. McAdams
                                   Title: Vice President

                                   U.S. BANK NATIONAL ASSOCIATION
                                   Trustee

                                   By: /s/ Clare M. O'Brien
                                       -----------------------------------------
                                   Name:  Clare M. O'Brien
                                   Title: Vice President

                                   LASALLE BANK NATIONAL ASSOCIATION
                                   Certificate Administrator and Custodian

                                   By: /s/ Ann M. Kelly
                                       -----------------------------------------
                                   Name:  Ann M. Kelly
                                   Title: Assistant Vice President

                         POOLING AND SERVICING AGREEMENT

STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )

            On the 1st day of May, 2006, before me, a notary public in and for said State, personally appeared George H. Kok, known to me to be a Senior Vice
President of MERRILL LYNCH MORTGAGE INVESTORS, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                   /s/ Valencia Love
                                   ---------------------------------------------
                                                   Notary Public

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

STATE OF KANSAS           )
                          ) ss.:
COUNTY OF JOHNSON         )

            On the 1st day of May, 2006, before me, a notary public in and for said State, personally appeared Lawrence D. Ashley, known to me to be a Senior
Vice President of MIDLAND LOAN SERVICES, INC., one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                   /s/ Brent Kinder
                                   ---------------------------------------------
                                                   Notary Public

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

STATE OF CALIFORNIA       )
                          ) ss.:
COUNTY OF SAN FRANCISCO   )

            On the 1st day of May, 2006, before me, a notary public in and for said State, personally appeared /s/ Stewart E. McAdams, known to me to be a Vice
President of WELLS FARGO BANK, NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                   /s/ Dorina P. Gonzalez
                                   ---------------------------------------------
                                                   Notary Public

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

STATE OF MASSACHUSETTS    )
                          ) ss.:
COUNTY OF SUFFOLK         )

            On the 1st day of May, 2006, before me, a notary public in and for said State, personally appeared Clare M. O'Brien, known to me to be a Vice
President of U.S. BANK NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                   /s/ David A. Hufnagle
                                   ---------------------------------------------
                                                   Notary Public

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

STATE OF ILLINOIS         )
                          ) ss.:
COUNTY OF COOK            )

            On the 1st day of May, 2006, before me, a notary public in and for said State, personally appeared Ann M. Kelly, known to me to be an Assistant
Vice President of LASALLE BANK NATIONAL ASSOCIATION, one of the entities that executed the within instrument, and also known to me to be the person who executed it on behalf of such entity, and acknowledged to me that such entity executed the within instrument.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                   /s/ Daniela Laz
                                   ---------------------------------------------
                                                   Notary Public

[Notarial Seal]

                         POOLING AND SERVICING AGREEMENT

                                   SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

MLMT 2006-C1:  MORTGAGE LOAN SCHEDULE

                     LOAN
                     GROUP                                                                            PROPERTY
     LOAN #         1 OR 2     PROPERTY NAME                                           ORIGINATOR     TYPE
     ------         ------     -------------                                           ----------     --------

       1               1       North Point Mall                                    LaSalle            Retail
       2               1       Mall of Louisiana                                   MLML               Retail
       3               1       Chase Tower                                         LaSalle            Office
       4               1       Galileo NXL Retail Portfolio 4                      MLML               Retail
      4.01             1       Hornell Plaza                                       MLML               Retail
      4.02             1       Orange Grove                                        MLML               Retail
      4.03             1       Market Street Square                                MLML               Retail
      4.04             1       Glendale Galleria                                   MLML               Retail
      4.05             1       Aurora Plaza                                        MLML               Retail
      4.06             1       Beltway South                                       MLML               Retail
      4.07             1       Morse Shores                                        MLML               Retail
      4.08             1       Inwood Forest                                       MLML               Retail
      4.09             1       Remount Village                                     MLML               Retail
      4.10             1       Riverwood Port                                      MLML               Retail
      4.11             1       Napoleon Center                                     MLML               Retail
      4.12             1       Johnstown Galleria Outparcel                        MLML               Retail
       5               1       Cerritos Corporate Center                           LaSalle            Office
       6               1       Ashford Hotel Portfolio 7                           MLML               Hospitality
      6.01             1       Residence Inn Fairfax                               MLML               Hospitality
      6.02             1       Residence Inn Sorrento Mesa                         MLML               Hospitality
      6.03             1       Courtyard Irvine Spectrum                           MLML               Hospitality
      6.04             1       Embassy Suites Houston                              MLML               Hospitality
      6.05             1       Courtyard Alpharetta                                MLML               Hospitality
       7               1       Raintree Corporate Center 1 and 2                   MLML               Office
       8               1       Copperwood Village Shopping Center                  MLML               Retail
       9               1       Gateway One                                         PNC                Office
       10              1       Four Points Sheraton - Chelsea                      MLML               Hospitality
       11              1       633 17th Street                                     LaSalle            Office
       12              1       1990 M Street                                       LaSalle            Office
       13              1       Cherry Street Plaza                                 AMCC               Office
                               Inland Roll- up                                     LaSalle            Various
       14              1       Inland Southwest Crossing Shopping Center           LaSalle            Retail
       15              1       Inland Hartford Insurance                           LaSalle            Office
       16              1       Inland Diebold Warehouse                            LaSalle            Industrial
       17              1       University Park                                     MLML               Mixed Use
       18              1       The Suites at Mainsail Village                      LaSalle            Hospitality
       19              1       Central Florida Research Park Portfolio             LaSalle            Industrial
     19.01             1       Challenger Tech III                                 LaSalle            Industrial
     19.02             1       Challenger Tech IV                                  LaSalle            Industrial
     19.03             1       Discovery Tech Center                               LaSalle            Industrial
       20              1       Hampton Inn - Herald Square                         MLML               Hospitality
       21              1       University Place                                    MLML               Office
       22              1       Fourth & Walnut                                     MLML               Office
       23              1       Inland Triangle Center                              LaSalle            Retail
       24              1       University Park Plaza I                             MLML               Retail
       25              2       Summer Park Apartments                              PNC                Multifamily
       26              1       South Point Plaza                                   MLML               Retail
                               Wrigley Roll-up                                     LaSalle            Multifamily
       27              1       Wrigley I                                           LaSalle            Multifamily
       28              1       Wrigley III                                         LaSalle            Multifamily
       29              1       Wrigley II                                          LaSalle            Multifamily
       30              1       Capitol View Office Building                        LaSalle            Office
       31              1       Doral Court                                         LaSalle            Office
       32              1       Jacobson Portfolio                                  PNC                Industrial
                               Chicago Roll-up                                     LaSalle            Various
       33              1       1150 North Dearborn                                 LaSalle            Retail
       34              1       2633 North Halsted                                  LaSalle            Retail
       35              1       2206-08 North Halsted Street                        LaSalle            Retail
       36              1       1525 West Belmont Avenue                            LaSalle            Office
       37              1       843-45 West Armitage Avenue                         LaSalle            Mixed Use
       38              1       Village Center at the Everett Mall                  PNC                Retail
       39              1       Phoenix Industrial Portfolio                        MLML               Industrial
     39.01             1       9602 West Buckeye Road                              MLML               Industrial
     39.02             1       146 Country Club Drive                              MLML               Industrial
       40              1       Koehler Portfolio One                               LaSalle            Hospitality
     40.01             1       Wingate Inn - Little Rock                           LaSalle            Hospitality
     40.02             1       Holiday Inn Express - Cheyenne                      LaSalle            Hospitality
     40.03             1       Holiday Inn Express - Casper                        LaSalle            Hospitality
     40.04             1       Holiday Inn Express Moab                            LaSalle            Hospitality
       41              2       Forest Meadows Apartments                           LaSalle            Multifamily
       42              1       210 East Olympic Boulevard                          MLML               Mixed Use
       43              1       O'Neal Steel  Portfolio                             PNC                Industrial
     43.01             1       O'Neal Steel - Atlanta                              PNC                Industrial
     43.02             1       O'Neal Steel - Ogden                                PNC                Industrial
     43.03             1       O'Neal Steel - Evansville                           PNC                Industrial
     43.04             1       O'Neal Steel - Greensboro                           PNC                Industrial
     43.05             1       O'Neal Steel - Garland                              PNC                Industrial
     43.06             1       O'Neal Steel - Little Rock                          PNC                Industrial
       44              1       Wachovia Center                                     LaSalle            Office
       45              1       Court in the Square                                 LaSalle            Office
       46              1       Embassy Suites-Lubbock                              MLML               Hospitality
       47              2       Walden Chase Apartments                             LaSalle            Multifamily
       48              1       Lantern Plaza                                       MLML               Retail
       49              1       Southfield Office Building                          LaSalle            Office
       50              1       Sterling University Parks                           AMCC               Multifamily
                               Tampa Hotel Roll-up                                 LaSalle            Hospitality
       51              1       Hampton Inn - Tampa                                 LaSalle            Hospitality
       52              1       Holiday Inn Express - Tampa, FL                     LaSalle            Hospitality
       53              2       Avalon at Northbrook                                MLML               Multifamily
       54              1       IAC Goose Island Industrial Portfolio               LaSalle            Industrial
     54.01             1       1111 North Cherry                                   LaSalle            Industrial
     54.02             1       1060 West Division                                  LaSalle            Industrial
     54.03             1       870 West Division (D-F)                             LaSalle            Industrial
     54.04             1       870 West Division (A-C)                             LaSalle            Industrial
     54.05             1       1000 North North Branch                             LaSalle            Industrial
       55              1       Moderne Glass & Airport Business Center             PNC                Mixed Use
       56              2       Oklahoma Apartment Portfolio                        LaSalle            Multifamily
     56.01             2       Oak Park Apartments                                 LaSalle            Multifamily
     56.02             2       Winds of Oak Ridge Apartments                       LaSalle            Multifamily
     56.03             2       Oak Hill Apartments                                 LaSalle            Multifamily
     56.04             2       Winds of Oak Forest Apartments                      LaSalle            Multifamily
       57              1       T-Mobile - Chattanooga                              PNC                Office
       58              2       Bent Tree Apartments                                AMCC               Multifamily
       59              2       St. Thomas at Campeche                              LaSalle            Multifamily
       60              1       Siena at Old Orchard                                LaSalle            Retail
       61              1       IAC DHL Distribution Center                         LaSalle            Industrial
       62              1       McKinney Medical Arts                               LaSalle            Office
       63              1       Sam's Club Port Huron                               MLML               Retail
       64              1       Kraft Foods Cold Storage                            PNC                Industrial
       65              1       Turlock Medical Office                              LaSalle            Office
       66              2       Montego Bay Apartments                              MLML               Multifamily
       67              1       Wildrose Business Park                              LaSalle            Industrial
       68              1       440 Plaza SC                                        LaSalle            Retail
       69              1       Hampton Inn - Frederick                             MLML               Hospitality
       70              1       South Rainbow Business Park                         AMCC               Office
       71              2       The Pines at Camelback                              MLML               Multifamily
       72              1       Broadway Central                                    LaSalle            Office
       73              1       Inland Crosswell-Cypress                            LaSalle            Retail
       74              2       Celina Plaza Apartments                             PNC                Multifamily
       75              1       Vineyard Bank Building                              LaSalle            Office
       76              1       Tudor Plaza Rialto                                  MLML               Retail
       77              1       Trust Building                                      LaSalle            Office
       78              1       Infocrossing - Omaha                                LaSalle            Office
       79              1       Holiday Inn Chicago                                 MLML               Hospitality
       80              1       Centerpointe at Natomas                             MLML               Mixed Use
       81              1       Infocrossing - Tempe                                LaSalle            Office
       82              1       Country Inn & Suites - Mesa                         PNC                Hospitality
       83              2       Zion Towers                                         PNC                Multifamily
       84              1       Metro Retail/RDR Portfolio                          MLML               Various
     84.01             1       County Line                                         MLML               Retail
     84.02             1       Metro Park                                          MLML               Industrial
     84.03             1       8343 East 32nd Street                               MLML               Retail
     84.04             1       Equity Bank                                         MLML               Retail
     84.05             1       McKnight Commons                                    MLML               Retail
       85              1       Manchester & Morgan Self Storage                    LaSalle            Mixed Use
     85.01             1       Morgan Self Storage - Manchester                    LaSalle            Mixed Use
     85.02             1       Morgan Self Storage - Salem                         LaSalle            Mixed Use
       86              2       Ashford Apartments                                  LaSalle            Multifamily
       87              1       Plover Plaza                                        AMCC               Retail
       88              1       Concord Station                                     LaSalle            Retail
       89              1       Homewood Suites - Austin                            LaSalle            Hospitality
       90              1       Hampton Inn - Austin                                LaSalle            Hospitality
       91              2       Residences at West Beach                            LaSalle            Multifamily
       92              1       9121 Gaither Road                                   LaSalle            Industrial
       93              1       The CAP at Union Station                            LaSalle            Retail
       94              1       Willoughby Crossroads                               PNC                Office
       95              1       Kawasaki Robotics                                   PNC                Industrial
       96              1       Country Inn & Suites - Deer Valley                  PNC                Hospitality
       97              1       Inland Target South Center                          LaSalle            Retail
       98              1       Carleton Business Center                            PNC                Office
       99              2       Stonington Road Apartments                          MLML               Multifamily
      100              1       Capitol Hill Project                                MLML               Mixed Use
      101              1       BJ's Wholesale Club - Stoneham                      LaSalle            Retail
      102              1       Koehler Portfolio Two                               LaSalle            Hospitality
     102.01            1       Spring Hill Suites                                  LaSalle            Hospitality
     102.02            1       Holiday Inn Express Lockwood/Billings               LaSalle            Hospitality
      103              1       Kenwood Crossing                                    LaSalle            Office
      104              1       Sentinel Self Storage Portfolio                     PNC                Self Storage
     104.01            1       Sentinel Self Storage - Newark                      PNC                Self Storage
     104.02            1       Sentinel Self Storage - Stanton                     PNC                Self Storage
     104.03            1       Cheswold Mini Storage                               PNC                Self Storage
      105              1       Essex Square                                        PNC                Retail
      106              2       Waldan Pond Apartments                              LaSalle            Multifamily
      108              1       Veranda Park                                        MLML               Retail
      109              1       University Shoppes                                  MLML               Retail
      110              1       East Hill Village                                   AMCC               Retail
      111              1       Junction Pointe Retail                              LaSalle            Retail
     111.01            1       306-376 Junction Road                               LaSalle            Retail
     111.02            1       13050 Aldrich Avenue South                          LaSalle            Retail
      112              1       One Heritage Place                                  LaSalle            Office
      113              2       Bayscene MHP                                        LaSalle            Manufactured Housing
      114              1       Sunset Station                                      PNC                Retail
      115              1       Clearwater Office Center                            MLML               Office
      116              1       Lifetime Fitness                                    MLML               Retail
      117              1       Elk Park Retail                                     AMCC               Retail
      118              1       Westview Shops                                      PNC                Retail
      119              1       Star Financial                                      LaSalle            Office
      120              1       Marriott Courtyard - Farmington, NM                 LaSalle            Hospitality
      121              1       Jefferson Gateway at the Airport                    MLML               Office
      122              1       100 West Long Lake                                  MLML               Office
      123              1       Ramada Inn - Seattle, WA                            AMCC               Hospitality
      124              2       35 Essex Street                                     LaSalle            Multifamily
      125              1       BJ's Warehouse at Janaf                             MLML               Retail
      126              1       Windmill Plaza                                      AMCC               Retail
      127              1       Parkway Commons & Parkway Crossing Office Park      AMCC               Office
     127.01            1       Parkway Commons                                     AMCC               Office
     127.02            1       Parkway Crossing                                    AMCC               Office
      128              1       Smith and Richmond Office                           LaSalle            Office
     128.01            1       2900 Smith Building                                 LaSalle            Office
     128.02            1       Richmond Avenue Office                              LaSalle            Office
      129              1       Walgreens-Colonie, NY                               AMCC               Retail
      130              1       Quality Suites Baton Rouge                          MLML               Hospitality
      131              1       Banyan Professional Center                          LaSalle            Office
      132              1       Food Lion Plaza                                     LaSalle            Retail
                               Tennessee Apartments Roll-up                        LaSalle            Multifamily
      133              2       Kingwood Apartments                                 LaSalle            Multifamily
      134              2       Northfield Lodge Apartments                         LaSalle            Multifamily
      135              1       Suburban Extended Stay - Largo, FL                  LaSalle            Hospitality
      136              1       Expert Automotive                                   PNC                Industrial
      137              2       Valley Brook Townhomes                              LaSalle            Multifamily
      138              1       Hertz 201 Stanwix                                   LaSalle            Office
      139              2       Wildwood Apartments - Owasso                        PNC                Multifamily
      140              1       Flamingo Plaza                                      MLML               Retail
      141              1       Dollar General Portfolio                            LaSalle            Retail
     141.01            1       Dollar General - Sebewaing                          LaSalle            Retail
     141.02            1       Dollar General - Au Gres                            LaSalle            Retail
     141.03            1       Dollar General - Croswell                           LaSalle            Retail
     141.04            1       Dollar General - Marcellus                          LaSalle            Retail
     141.05            1       Dollar General - Deckerville                        LaSalle            Retail
     141.06            1       Dollar General - Marlette                           LaSalle            Retail
     141.07            1       Dollar General - Hillman                            LaSalle            Retail
     141.08            1       Dollar General - Plainville                         LaSalle            Retail
     141.09            1       Dollar General - Chatsworth                         LaSalle            Retail
      142              1       Shoppes at Andover                                  MLML               Retail
      143              1       Fairfield Inn - KCI                                 PNC                Hospitality
      144              1       1919 Charlotte Avenue                               LaSalle            Office
      145              2       Rime Gardens Apartments                             LaSalle            Multifamily
      146              1       Indore Retail Center                                MLML               Retail
      147              1       Marsh Creek Country Club                            LaSalle            Other
      148              1       Fairfield Inn - Colorado Springs                    PNC                Hospitality
      149              1       325 North Wells Street                              PNC                Office
      150              1       Agincourt Shopping Center                           LaSalle            Retail
      151              1       Hampton Inn - Colorado Springs                      PNC                Hospitality
      152              1       Southampton Office Park                             MLML               Office
      153              1       Valley Produce                                      LaSalle            Retail
      154              2       Northbrook Place Apartments                         AMCC               Multifamily
      155              1       Tampa Self Storage                                  LaSalle            Self Storage
      156              2       Pinewood Park Apartments                            MLML               Multifamily
      157              1       County of San Bernardino Building                   LaSalle            Office
      158              1       Inland CVS Cave Creek                               LaSalle            Retail
      159              1       Farmington Village                                  LaSalle            Mixed Use
      160              2       Sunrise Village Apartments                          PNC                Multifamily
      161              1       Homewood Suites Houston Intercontinental            MLML               Hospitality
      162              1       Ventura - Willis Retail Center                      LaSalle            Retail
      163              1       Walgreens-Alamosa, CO                               LaSalle            Retail
      164              1       Palm Spring Square                                  LaSalle            Retail
      165              1       Oxyfresh Building                                   AMCC               Office
      166              1       756 Old State Office                                LaSalle            Mixed Use
      167              1       Glenmont Self Storage                               LaSalle            Self Storage
      168              2       North Hills Manor                                   LaSalle            Multifamily
      169              1       70-92 Talamine Court                                LaSalle            Industrial
      170              1       Stoneridge Office                                   LaSalle            Office
      171              1       Outback Self Storage                                MLML               Self Storage
      172              1       Beach Plaza                                         LaSalle            Retail
      173              2       Scenic Place                                        MLML               Multifamily
      174              2       Galleria on 42nd Street                             AMCC               Multifamily
      175              2       Paramont Circle Apartments - State College          PNC                Multifamily
      176              1       Winchester Pavilion                                 LaSalle            Retail
      177              2       Lincolnwood Pinetree Apartments                     LaSalle            Multifamily
      178              1       Via Royale                                          AMCC               Office
      179              1       CVS - Wind Gap, PA                                  AMCC               Retail
      180              1       309 Merrick Road                                    AMCC               Retail
      181              2       Reeds Landing Apartments                            LaSalle            Multifamily
      182              1       Nations Storage                                     LaSalle            Self Storage
      183              1       Fairfield Inn - Bowling Green, KY                   AMCC               Hospitality
      184              1       3800 Prince Street SE Building                      AMCC               Industrial
      185              1       Safe Stor Self Storage                              LaSalle            Self Storage
      186              1       Clock Tower Self Storage                            LaSalle            Self Storage
      187              2       Aire Libre MHP                                      LaSalle            Manufactured Housing
      188              1       Stephenson Financial Center                         LaSalle            Office
      189              1       Atrium Office                                       LaSalle            Office
      190              1       Rome Hilliard Storage                               LaSalle            Self Storage
      191              1       Office Town at Village Creek                        LaSalle            Office
      192              1       116th and Keystone Way                              LaSalle            Retail
      193              1       130 Portola Road                                    LaSalle            Office
      194              1       Villa Rica Crossing                                 AMCC               Retail
      195              1       Alliance Raceway Storage                            LaSalle            Self Storage
      196              1       Marriott Residence Inn - Durango, CO                LaSalle            Hospitality
      197              1       Yardville National Bank                             MLML               Retail
      198              2       Crestview Apartments                                LaSalle            Multifamily
      199              1       Whitehall Corners                                   AMCC               Retail
      200              2       Carriage House Apartments                           LaSalle            Multifamily
      201              2       Pine Lane Estates                                   LaSalle            Multifamily
      202              1       Kroger Shops                                        AMCC               Retail
      203              2       Paramont Woods - State College                      PNC                Multifamily
      204              1       3601 South Cooper Retail                            LaSalle            Retail
      205              1       Frontier Village Self Storage                       LaSalle            Self Storage
      206              1       Westwood Village                                    LaSalle            Retail
      207              1       218 Ridgedale Avenue                                LaSalle            Office
      208              1       Signal Hill Ground Leases                           AMCC               Other
      209              1       Shops at Lexington                                  LaSalle            Retail
      210              1       Panda Plaza Del Lago Center                         LaSalle            Retail
      211              1       Midway Self Storage                                 LaSalle            Self Storage
      212              1       Apple Valley Estates                                LaSalle            Manufactured Housing
      213              1       Watchful Eye Self Storage                           LaSalle            Self Storage
      214              1       A+ Mini Storage - Moore                             PNC                Self Storage
      215              1       Mercer Plaza                                        LaSalle            Retail
      216              1       Wake Radiology                                      LaSalle            Office
      217              1       Jennings Plaza                                      LaSalle            Retail
      218              2       45 Barbour Street Apartments                        AMCC               Multifamily
      219              1       Bluffton Retail                                     LaSalle            Retail
      220              1       Walgreens - Bryan, TX                               LaSalle            Retail
      221              1       Belair at Oakley Plaza                              LaSalle            Retail
      222              2       Grand Forks Portfolio                               PNC                Multifamily
     222.01            2       Grand Forks North                                   PNC                Multifamily
     222.02            2       Grand Forks East                                    PNC                Multifamily
     222.03            2       Grand Forks Center                                  PNC                Multifamily
      223              1       Starbucks Pool                                      AMCC               Retail
     223.01            1       Starbucks - Effingham, IL                           AMCC               Retail
     223.02            1       Starbucks - Conway, AR                              AMCC               Retail
      224              1       Triangle Building                                   LaSalle            Office
      225              1       CFG Office                                          LaSalle            Office
      226              1       Landon Plaza                                        LaSalle            Retail
      227              1       Stadium and Packard Retail                          LaSalle            Retail
      228              2       Fargo East-West Apartments                          PNC                Multifamily
      229              1       Acworth Self Storage                                LaSalle            Self Storage
      230              1       Royal Poinciana MHP                                 LaSalle            Manufactured Housing
      231              1       Oklahoma City Office                                LaSalle            Office
      232              1       Pecan Grove                                         LaSalle            Office
      233              2       Delaware Franklin Apartments                        LaSalle            Multifamily
      234              1       Woodhaven Retail                                    LaSalle            Retail
      235              1       4848 Lemmon Avenue                                  AMCC               Retail
      236              1       Country Aire MHP                                    LaSalle            Manufactured Housing
      237              2       Grand Forks South Apartments                        PNC                Multifamily
      238              1       Eagle Market Center                                 LaSalle            Mixed Use
      239              1       Royal Self Storage                                  LaSalle            Self Storage
      240              1       400 Main Street                                     LaSalle            Mixed Use
      241              1       Plaza Mini Storage                                  LaSalle            Mixed Use
      242              1       Pickerington Medical Office Building                LaSalle            Office
      243              1       M&M Storage                                         LaSalle            Self Storage
      244              1       American Self Storage of Mesa                       LaSalle            Self Storage
      245              1       Franklin Street Apartments                          LaSalle            Mixed Use

     LOAN #      STREET ADDRESS                                                         CITY
     ------      --------------                                                         ----

       1         1000 North Point Circle                                                Alpharetta
       2         6401 Bluebonnet Boulevard                                              Baton Rouge
       3         1 East Ohio Street and 111 Monument Circle                             Indianapolis
       4         Various                                                                Various
      4.01       1000 State Route 36                                                    Hornell
      4.02       11544 Gulf Freeway                                                     Houston
      4.03       1605 Scwanger Road                                                     Elizabethtown
      4.04       5800 West Peoria Avenue                                                Glendale
      4.05       603-797 Peoria Street and East 6th Avenue                              Aurora
      4.06       11601 South Sam Houston Parkway East                                   Houston
      4.07       4901 Palm Beach Boulevard                                              Fort Myers
      4.08       7320 Antoine Drive                                                     Houston
      4.09       1357 Remount Road                                                      North Charleston
      4.10       4001 South Nova Road                                                   Port Orange
      4.11       1247-1255 North Scott Street                                           Napoleon
      4.12       590 Galleria Drive                                                     Johnstown
       5         12900 Park Plaza Drive and 12911 183rd Street                          Cerritos
       6         Various                                                                Various
      6.01       8125 Gatehouse Road                                                    Falls Church
      6.02       5995 Pacific Mesa Court                                                San Diego
      6.03       27492 Portola Parkway                                                  Foothill Ranch
      6.04       2911 Sage Road                                                         Houston
      6.05       12655 Deerfield Parkway                                                Alpharetta
       7         15111 & 15333 North Pima Road                                          Scottsdale
       8         6501-6887 & 7007 Highway 6 North &
                 15749-15849 FM 529 Road                                                Houston
       9         701 Market Street                                                      St. Louis
       10        156 West 25th Street                                                   New York
       11        633 17th Street                                                        Denver
       12        1990 M Street NW                                                       Washington
       13        626 8th Avenue SE                                                      Olympia
                 Various                                                                Various
       14        4305 Bryant Irvin Road                                                 Fort Worth
       15        6820 Wedgwood Road                                                     Maple Grove
       16        5571 Global Gateway                                                    Canton
       17        110-139 University Park Drive                                          Winter Park
       18        5108 Eisenhower Boulevard                                              Tampa
       19        Various                                                                Orlando
     19.01       2603 Challenger Tech Court                                             Orlando
     19.02       12661 Challenger Parkway                                               Orlando
     19.03       2800-2850 Discovery Drive                                              Orlando
       20        116 West 31st Street                                                   New York
       21        3260 & 3300 University Boulevard                                       Winter Park
       22        105 East Fourth Street                                                 Cincinnati
       23        100-690 Triangle Center and 2010 12th Avenue                           Longview
       24        120 University Park Drive                                              Winter Park
       25        1525 Laurel Crossing Parkway                                           Buford
       26        10011 - 10301 Everett Way                                              Everett
                 Various                                                                Chicago
       27        1008-1010 West Waveland                                                Chicago
       28        1038 West Waveland Avenue                                              Chicago
       29        1048 West Waveland Avenue                                              Chicago
       30        201 Townsend Street                                                    Lansing
       31        8600 Northwest 36th Street                                             Doral
       32        1675 NE 51st Street & 3811, 3901 Dixon Street                          Des Moines
                 Various                                                                Chicago
       33        1150 North Dearborn                                                    Chicago
       34        2633 North Halsted Street                                              Chicago
       35        2206-08 North Halsted Street                                           Chicago
       36        1525 West Belmont Avenue                                               Chicago
       37        843-45 West Armitage Avenue                                            Chicago
       38        1130 SE Everett Mall Way                                               Everett
       39        Various                                                                Various
     39.01       9602 West Buckeye Road                                                 Tolleson
     39.02       146 South Country Club Drive                                           Mesa
       40        Various                                                                Various
     40.01       1212 South Shackleford Road                                            Little Rock
     40.02       1741 Fleischli Parkway                                                 Cheyenne
     40.03       4250 Legion Lane                                                       Casper
     40.04       1515 North Highway 191                                                 Moab
       41        551-799 East Reagan Parkway                                            Medina
       42        210 East Olympic Boulevard                                             Los Angeles
       43        Various                                                                Various
     43.01       4075 Blue Ridge Industrial Parkway                                     Norcross
     43.02       1632 West 2450 South                                                   Ogden
     43.03       1323 Burch Drive                                                       Evansville
     43.04       301 Standard Drive                                                     Greensboro
     43.05       3730 Forest Lane                                                       Garland
     43.06       8100 Frazier Pike                                                      Little Rock
       44        340 Jesse Jewell Parkway SE                                            Gainesville
       45        401 Second Avenue South                                                Seattle
       46        5215 South Loop 289                                                    Lubbock
       47        7840 Moon Road                                                         Columbus
       48        206 East Washington Street                                             North Attleboro
       49        4000 South IH-35                                                       Austin
       50        2201 South University Parks Drive                                      Waco
                 Various                                                                Tampa
       51        5628 West Waters Avenue                                                Tampa
       52        8610 Elm Fair Boulevard                                                Tampa
       53        10230 Avalon Way                                                       Fort Wayne
       54        Various                                                                Chicago
     54.01       1111 North Cherry Avenue                                               Chicago
     54.02       1060 West Division Street                                              Chicago
     54.03       870 West Division Street                                               Chicago
     54.04       870 West Division Street                                               Chicago
     54.05       1000 North North Branch Street                                         Chicago
       55        1000 Industrial Boulevard & 400 Corporation Drive                      Aliquippa
       56        Various                                                                Various
     56.01       2704 NW 52nd Street                                                    Lawton
     56.02       201 East Almar Drive                                                   Chickasha
     56.03       7510 NW Tango Road                                                     Lawton
     56.04       1740 West Plato Road                                                   Duncan
       57        SEC of Lee Highway & TN Highway 53                                     Chattanooga
       58        21500 Park Row Drive                                                   Katy
       59        3428 Cove View Boulevard                                               Galveston
       60        9340-9400 Skokie Boulevard                                             Skokie
       61        929 West Cermak Road                                                   Chicago
       62        4201 Medical Center Drive                                              McKinney
       63        1237 32nd Street                                                       Port Huron
       64        3735 Imperial Way                                                      Stockton
       65        1801-1841 Colorado Avenuve                                             Turlock
       66        409 South Lenzer Avenue                                                Sierra Vista
       67        9022, 9036, 9050, and 9064 Pulsar Court                                Corona
       68        800 South Fort Hood Street                                             Killeen
       69        5311 Buckeystown Pike                                                  Frederick
       70        5920 and 5940 South Rainbow Boulevard                                  Las Vegas
       71        4802 North 19th Avenue                                                 Phoenix
       72        241 North Broadway                                                     Milwaukee
       73        26084 US Highway 290                                                   Cypress
       74        8500 Viscount Boulevard                                                El Paso
       75        1260 Corona Pointe Drive                                               Corona
       76        NEC of Foothill Boulevard & Cedar Avenue                               Rialto
       77        40 Pearl Street                                                        Grand Rapids
       78        11707 Miracle Hills Drive                                              Omaha
       79        506 West Harrison Street                                               Chicago
       80        2200-2250 Del Paso Road                                                Sacramento
       81        2005 East Technology Circle                                            Tempe
       82        6650 East Superstition Spring Boulevard                                Mesa
       83        1100 Pennsylvania Avenue                                               Baltimore
       84        Various                                                                Various
     84.01       1005-105 East Kenosha Street                                           Broken Arrow
     84.02       5616 & 5634 122nd East Avenue                                          Tulsa
     84.03       8343 East 32nd Street North                                            Wichita
     84.04       225 West Central Avenue                                                Andover
     84.05       905 McKnight Drive                                                     Knightdale
       85        Various                                                                Various
     85.01       400 Bedford Street                                                     Manchester
     85.02       8 Willow Street                                                        Salem
       86        700 Mansion Circle                                                     Chattanooga
       87        1800-1820 Plover Road                                                  Plover
       88        8591 Concord Mills Boulevard                                           Concord
       89        10925 Stonelake Boulevard                                              Austin
       90        3908 West Braker Lane                                                  Austin
       91        3222 69th Street                                                       Galveston
       92        9121-9129 Gaither Road                                                 Gaithersburg
       93        565 - 600 North High Street                                            Columbus
       94        700-900 SE Indian Street                                               Stuart
       95        28140 Lakeview Drive                                                   Lyon Township
       96        20221 North 29th Avenue                                                Phoenix
       97        5073 Highway 290 & 4129 Staggerbrush Road                              Austin
       98        4625, 4645, 4665 & 4685 Ash Avenue                                     Tempe
       99        102 Stonington Road                                                    Norwich
      100        810 - 1120 Potomac Avenue, SE                                          Washington
      101        85 Cedar Street                                                        Stoneham
      102        Various                                                                Billings
     102.01      1818 King Avenue                                                       Billings
     102.02      430 Cole Street                                                        Billings
      103        8250 Kenwood Crossing Way                                              Cincinnati
      104        Various                                                                Various
     104.01      1100 Elkton Road                                                       Newark
     104.02      200 First State Boulevard                                              Wilmington
     104.03      120 Holly Oak Lane                                                     Cheswold
      105        4222-4292 East Towne Boulevard                                         Madison
      106        450 Waldan Circle                                                      Acworth
      108        2295 South Hiawassee Road                                              Orlando
      109        2600-2646 Presidential Drive                                           Fairborn
      110        10216, 10228, & 10304 SE 256th Street                                  Kent
      111        Various                                                                Various
     111.01      306-376 Junction Road                                                  Madison
     111.02      13050 Aldrich Avenue South                                             Burnsville
      112        1 Heritage Drive                                                       Southgate
      113        100 Woodlawn Avenue                                                    Chula Vista
      114        1801-1887 Pulaski Highway                                              Bear
      115        801 South 500 West                                                     Salt Lake City
      116        675 Commons Drive                                                      Woodbury
      117        900-906 Southwest Drive & 2704 Alexander Drive                         Jonesboro
      118        1416 & 1418 West Main Street                                           Lebanon
      119        127 West Berry Street                                                  Fort Wayne
      120        560 Scott Avenue                                                       Farmington
      121        935 Jefferson Boulevard                                                Warwick
      122        100 West Long Lake Road                                                Bloomfield Hills
      123        2200 5th Avenue                                                        Seattle
      124        35-37 Essex Street                                                     New York
      125        5820 East Virginia Beach Boulevard                                     Norfolk
      126        8020, 8090 and 8096 South Durango Drive                                Las Vegas
      127        Various                                                                Warner Robins
     127.01      601-613 Russell Parkway                                                Warner Robins
     127.02      645 Tallulah Trail                                                     Warner Robins
      128        Various                                                                Houston
     128.01      2900 Smith Street                                                      Houston
     128.02      6164 Richmond Avenue                                                   Houston
      129        1850 Central Avenue                                                    Colonie
      130        9138 Bluebonnet Centre Boulevard                                       Baton Rouge
      131        1350 9th Street North                                                  Naples
      132        1605 East 11th Street                                                  Siler City
                 Various                                                                Murfreesboro
      133        118 East Kingwood Drive                                                Murfreesboro
      134        603 Northfield Boulevard                                               Murfreesboro
      135        6500 Ulmerton Road                                                     Largo
      136        1355 Lakeview Parkway                                                  Romeoville
      137        47 Valley Brook Circle                                                 Greece
      138        201 Stanwix Street                                                     Pittsburgh
      139        11611 East 80th Street                                                 Owasso
      140        6620 & 6680 West Flamingo Road                                         Las Vegas
      141        Various                                                                Various
     141.01      8851 South Unionville Road                                             Sebewaing
     141.02      511 Huron Street                                                       Au Gres
     141.03      5154 Peck Road                                                         Croswell
     141.04      596 West Main Street                                                   Marcellus
     141.05      2033 Black River Street                                                Deckerville
     141.06      3494 Main Street                                                       Marlette
     141.07      24250 Veterans Memorial Highway                                        Hillman
     141.08      3483 Rome Road SW                                                      Plainville
     141.09      100 Smyrna Ramhurst Road                                               Chatsworth
      142        3020 Lamberton Boulevard                                               Orlando
      143        11820 NW Plaza Circle                                                  Kansas City
      144        1919 Charlotte Avenue                                                  Nashville
      145        5320 Beacon Drive                                                      Irondale
      146        12684 West Indore Place                                                Littleton
      147        169 Marshside Drive                                                    St. Augustine
      148        2725 Geyser Drive                                                      Colorado Springs
      149        325 North Wells Street                                                 Chicago
      150        11500 Webb Bridge Way                                                  Alpharetta
      151        2077 Aerotech Drive                                                    Colorado Springs
      152        928 Jaymor Road                                                        Southampton
      153        18345-18353 Vanowen Street                                             Reseda
      154        3615 Bennett Drive                                                     Bellingham
      155        4901 East Adamo Drive                                                  Tampa
      156        1600 Windmill Way                                                      Republic
      157        15400 Civic Drive                                                      Victorville
      158        28138 North Tatum Boulevard                                            Cave Creek
      159        32720 Grand River Avenue                                               Farmington
      160        1602-20 Village Court                                                  North Mankato
      161        1340 North Sam Houston Parkway East                                    Houston
      162        14755 Ventura Boulevard                                                Sherman Oaks
      163        1203 Main Street                                                       Alamosa
      164        12000 Bellaire Boulevard                                               Houston
      165        1875 North Lakewood Drive                                              Couer d' Alene
      166        756 Old State Route 74                                                 Cincinnati
      167        560 Route 9W                                                           Glenmont
      168        3625 Kearney Avenue                                                    Fort Worth
      169        70-92 Talamine Court                                                   Colorado Springs
      170        1021 Karl Greimel Drive                                                Brighton
      171        2517 Lincoln Road                                                      Hattiesburg
      172        19269 Coastal Highway                                                  Rehoboth Beach
      173        2655 West Farm Road 164                                                Springfield
      174        3700 42nd Street SW                                                    Fargo
      175        900-1028 Stratford Court                                               State College
      176        41720 Winchester Road                                                  Temecula
      177        2219 South 9th Street                                                  Charleston
      178        4575 Via Royale                                                        Ft. Meyers
      179        855 South Broadway                                                     Wind Gap
      180        309-313 Merrick Road                                                   Rockville Centre
      181        1201 North Fretz Avenue                                                Edmond
      182        22300 State Highway 249                                                Houston
      183        1940 Mel Browning Street                                               Bowling Green
      184        3800 Prince Street SE                                                  Albuquerque
      185        5000 Highway 22                                                        Mandeville
      186        16400 East Colfax Avenue                                               Aurora
      187        16424 North 29th Street                                                Phoenix
      188        530-532 Stephenson Avenue                                              Savannah
      189        1155 Westmoreland Drive                                                El Paso
      190        466 Rome Hilliard Road                                                 Columbus
      191        5132-5156 Village Creek Drive                                          Plano
      192        2810 East 116th Street                                                 Carmel
      193        130 Portola Road                                                       Portola Valley
      194        664 West Bankhead Highway                                              Villa Rica
      195        17176 FM 156                                                           Justin
      196        21691 US Highway 160 West                                              Durango
      197        1240 Stelton Road                                                      Piscataway
      198        201-205 Trealout Drive                                                 Fenton
      199        8506 South Tryon Street                                                Charlotte
      200        2421-2513 Charles Boulevard                                            Greenville
      201        2522 Lake Lansing Road                                                 Lansing
      202        4701 Shore Drive                                                       Virginia Beach
      203        901-991 Oakwood Avenue                                                 State College
      204        3601 South Cooper Street                                               Arlington
      205        418 91st Avenue NE & 8911 Vernon Road                                  Everett
      206        1144 -1154 Western Boulevard                                           Jacksonville
      207        218 Ridgedale Avenue                                                   Cedar Knolls
      208        9501 and 9511 Liberia Avenue                                           Manassas
      209        541 West Church Street                                                 Lexington
      210        1196-1212 East Prosperity Avenue                                       Tulare
      211        105 Mauldin Drive                                                      Alpharetta
      212        13001 Pennock Avenue                                                   Apple Valley
      213        10461 East Apache Trail                                                Apache Junction
      214        1001 Southwest 19th Street                                             Moore
      215        140 Johnny Mercer Boulevard                                            Savannah
      216        110 South Estes Drive                                                  Chapel Hill
      217        307 East Interstate Drive                                              Jennings
      218        45 Barbour Street                                                      Hartford
      219        1980 North Main Street                                                 Bluffton
      220        610 East Villa Maria Road                                              Bryan
      221        194-212 South Belair Road                                              Augusta
      222        1210, 1218 and 1224 North 39th Street, 211, 308 and
                 422 Walnut Street, 1115 26th Avenue                                    Grand Forks
     222.01      1210, 1218 and 1224 North 39th Street                                  Grand Forks
     222.02      1115 26th Avenue South                                                 Grand Forks
     222.03      211, 308, 422 Walnut Street                                            Grand Forks
      223        Various                                                                Various
     223.01      1700 Avenue of Mid America                                             Effingham
     223.02      1035 Skyline Drive                                                     Conway
      224        335 East Main Street                                                   Rochester
      225        3702 South Timberline Road                                             Fort Collins
      226        4050-4084 Wilder Road                                                  Bay City
      227        1423 East Stadium Boulevard                                            Ann Arbor
      228        2525 & 2537 15th Street South                                          Fargo
      229        5405 Glade Road                                                        Acworth
      230        5236 East 14th Street                                                  Brownsville
      231        1624 Southwest 122nd Street                                            Oklahoma City
      232        16270 Airline Highway                                                  Prairieville
      233        561 Delaware Avenue and 494 Franklin Street                            Buffalo
      234        23110 Allen Road                                                       Woodhaven
      235        4848 Lemmon Avenue                                                     Dallas
      236        2465 Highway 397                                                       Lake Charles
      237        1706 & 1712 Continential Drive                                         Grand Forks
      238        94 Market Street                                                       Eagle
      239        1211 FM 359 North                                                      Brookshire
      240        400 Main Street                                                        Franklin
      241        421 North Van Buren Road                                               Eden
      242        641 Hill Road North                                                    Pickerington
      243        20 Edgewood Lane                                                       Winnabow
      244        1541 West University Drive                                             Mesa
      245        45 Allen Street & 488 Franklin Street                                  Buffalo

                                                                         CUT-OFF DATE            ORIGINAL          MONTHLY P&I DEBT
     LOAN #      COUNTY                 STATE          ZIP CODE          BALANCE ($)           BALANCE ($)            SERVICE ($)
     ------      ------                 -----          --------          ------------          -----------         ----------------

       1         Fulton                  GA             30022                  161,668,201          162,000,000       953,484.69
       2         East Baton Rouge        LA             70836                  120,000,000          120,000,000       678,211.19
       3         Marion                  IN             46204                  116,000,000          116,000,000
       4         Various               Various         Various                 102,000,000          102,000,000
      4.01       Steuben                 NY             14843                   17,038,455           17,038,455
      4.02       Harris                  TX             77034                   14,198,712           14,198,712
      4.03       Lancaster               PA             17022                   11,713,938           11,713,938
      4.04       Maricopa                AZ             85302                   11,216,983           11,216,983
      4.05       Arapahoe                CO             80010                    9,087,176            9,087,176
      4.06       Harris                  TX             77089                    8,519,227            8,519,227
      4.07       Lee                     FL             33905                    8,519,227            8,519,227
      4.08       Harris                  TX             77088                    6,318,427            6,318,427
      4.09       Charleston              SC             29406                    4,188,620            4,188,620
      4.10       Volusia                 FL             32127                    4,082,130            4,082,130
      4.11       Henry                   OH             43545                    3,709,414            3,709,414
      4.12       Cambria                 PA             15904                    3,407,691            3,407,691
       5         Los Angeles             CA             90703                   95,000,000           95,000,000       541,786.14
       6         Various               Various         Various                  83,075,000           83,075,000       511,672.42
      6.01       Fairfax                 VA             22042                   23,608,445           23,608,445
      6.02       San Diego               CA             92121                   21,158,512           21,158,512
      6.03       Orange                  CA             92610                   14,105,675           14,105,675
      6.04       Harris                  TX             77056                   13,511,752           13,511,752
      6.05       Fulton                  GA             30004                   10,690,617           10,690,617
       7         Maricopa                AZ             85260                   58,958,157           59,000,000       334,630.83
       8         Harris                  TX             77084                   53,500,000           53,500,000       309,464.03
       9         St. Louis               MO             63101                   50,000,000           50,000,000       283,580.87
       10        New York                NY             10001                   39,813,399           40,000,000       252,271.41
       11        Denver                  CO             80202                   37,500,000           37,500,000       204,518.99
       12        District of Columbia    DC             20036                   36,100,000           36,100,000       216,437.74
       13        Thurston                WA             98501                   32,500,000           32,500,000       189,867.69
                 Various               Various         Various                  31,545,183           31,545,183
       14        Tarrant                 TX             76132                   14,691,000           14,691,000
       15        Hennepin                MN             55311                    9,613,703            9,613,703
       16        Summitt                 OH             44720                    7,240,480            7,240,480
       17        Orange                  FL             32792                   30,000,000           30,000,000       185,007.93
       18        Hillsborough            FL             33634                   27,500,000           27,500,000       166,454.32
       19        Orange                  FL             32826                   26,971,271           27,000,000       155,853.66
     19.01       Orange                  FL             32826                   12,001,571           12,014,354
     19.02       Orange                  FL             32826                    9,217,796            9,227,614
     19.03       Orange                  FL             32826                    5,751,905            5,758,031
       20        New York                NY             10001                   26,500,000           26,500,000       172,119.42
       21        Orange                  FL             32792                   25,000,000           25,000,000       150,370.16
       22        Hamilton                OH             45202                   24,977,835           25,000,000       159,664.70
       23        Cowlitz                 WA             98632                   23,600,000           23,600,000
       24        Orange                  FL             32792                   23,000,000           23,000,000       138,266.52
       25        Gwinnett                GA             30519                   22,650,000           22,650,000       124,793.71
       26        Snohomish               WA             98204                   21,920,000           21,920,000       127,376.61
                 Cook                    IL             60613                   21,000,000           21,000,000       120,556.59
       27        Cook                    IL             60613                   10,990,000           10,990,000        63,091.28
       28        Cook                    IL             60613                    5,975,000            5,975,000        34,301.22
       29        Cook                    IL             60613                    4,035,000            4,035,000        23,164.09
       30        Ingham                  MI             48933                   20,750,000           20,750,000       113,812.36
       31        Miami-Dade              FL             33166                   19,640,000           19,640,000       108,696.23
       32        Polk                    IA             50313                   18,500,000           18,500,000       107,256.87
                 Cook                    IL            Various                  16,970,000           16,970,000        97,563.43
       33        Cook                    IL             60610                    5,280,000            5,280,000        30,377.99
       34        Cook                    IL             60614                    4,160,000            4,160,000        23,934.18
       35        Cook                    IL             60614                    3,100,000            3,100,000        17,835.56
       36        Cook                    IL             60657                    2,800,000            2,800,000        16,109.54
       37        Cook                    IL             60614                    1,630,000            1,630,000        9,306.16
       38        Snohomish               WA             98208                   15,650,000           15,650,000        88,270.73
       39        Maricopa                AZ            Various                  15,431,341           15,500,000        97,471.59
     39.01       Maricopa                AZ             85353                    8,894,991            8,934,568
     39.02       Maricopa                AZ             85210                    6,536,350            6,565,432
       40        Various               Various         Various                  15,391,318           15,500,000       107,324.10
     40.01       Pulaski                 AR             72211                    4,465,021            4,496,550
     40.02       Laramie                 WY             82001                    3,789,342            3,816,100
     40.03       Natrona                 WY             82609                    3,600,029            3,625,450
     40.04       Grand                   UT             84532                    3,536,925            3,561,900
       41        Medina                  OH             44256                   15,320,000           15,320,000        89,793.03
       42        Los Angeles             CA             90015                   15,084,948           15,100,000        90,464.18
       43        Various               Various         Various                  14,569,689           14,668,000       105,001.50
     43.01       Gwinett                 GA             30071                    3,635,469            3,660,000
     43.02       Weber                   UT             84401                    2,749,448            2,768,000
     43.03       Vandergurgh             IN             47725                    2,662,037            2,680,000
     43.04       Guilford                NC             27409                    2,344,182            2,360,000
     43.05       Dallas                  TX             75042                    1,986,595            2,000,000
     43.06       Pulaski                 AR             72206                    1,191,957            1,200,000
       44        Hall                    GA             30501                   14,500,000           14,500,000        83,974.38
       45        King                    WA             98104                   14,172,647           14,200,000        83,002.71
       46        Lubbock                 TX             79424                   14,000,000           14,000,000        92,405.64
       47        Muscogee                GA             31909                   14,000,000           14,000,000        82,860.03
       48        Bristol                 MA             02760                   13,580,000           13,580,000        80,200.69
       49        Travis                  TX             78704                   13,400,000           13,400,000        74,660.66
       50        McLennan                TX             76706                   13,400,000           13,400,000        77,688.76
                 Hillsborough            FL            Various                  12,814,293           12,875,000        80,608.89
       51        Hillsborough            FL             33634                    7,066,523            7,100,000        44,452.28
       52        Hillsborough            FL             33610                    5,747,770            5,775,000        36,156.61
       53        Allen                   IN             46825                   12,734,657           12,760,000        73,453.76
       54        Cook                    IL             60622                   12,500,000           12,500,000
     54.01       Cook                    IL             60622                    3,765,000            3,765,000
     54.02       Cook                    IL             60622                    3,428,750            3,428,750
     54.03       Cook                    IL             60622                    2,092,500            2,092,500
     54.04       Cook                    IL             60622                    1,780,000            1,780,000
     54.05       Cook                    IL             60622                    1,433,750            1,433,750
       55        Beaver                  PA             15001                   12,474,820           12,500,000        71,444.90
       56        Various                 OK            Various                  12,400,000           12,400,000        78,009.19
     56.01       Comanche                OK             73505                    5,650,370            5,650,370
     56.02       Grady                   OK             73018                    2,468,530            2,468,530
     56.03       Comanche                OK             73505                    2,285,010            2,285,010
     56.04       Stephens                OK             73533                    1,996,090            1,996,090
       57        Hamilton                TN             37421                   12,000,000           12,000,000        67,608.59
       58        Harris                  TX             77449                   12,000,000           12,000,000
       59        Galveston               TX             77554                   11,464,703           11,500,000        70,359.33
       60        Cook                    IL             60077                   11,400,000           11,400,000        67,107.79
       61        Cook                    IL             60608                   11,350,000           11,350,000        65,731.67
       62        Collin                  TX             75069                   11,239,139           11,250,000        68,611.02
       63        Saint Clair             MI             48060                   11,200,000           11,200,000        64,955.17
       64        San Joaquin             CA             95215                   11,200,000           11,200,000        65,787.68
       65        Stanislaus              CA             95382                   10,850,000           10,850,000        69,151.21
       66        Cochise                 AZ             85635                   10,500,000           10,500,000        60,212.10
       67        Riverside               CA             92883                   10,479,213           10,500,000        60,543.40
       68        Bell                    TX             76541                   10,437,410           10,500,000        62,481.04
       69        Frederick               MD             21704                   10,110,668           10,125,000        66,011.35
       70        Clark                   NV             89118                   10,100,000           10,100,000        60,230.31
       71        Maricopa                AZ             85015                   10,040,000           10,040,000        58,361.31
       72        Milwaukee               WI             53202                    9,960,000            9,960,000        57,681.71
       73        Harris                  TX             77429                    9,847,100            9,847,100
       74        El Paso                 TX             79925                    9,559,313            9,600,000        55,779.29
       75        Riverside               CA             92879                    9,481,111            9,500,000        54,657.37
       76        San Bernardino          CA             92376                    9,389,998            9,400,000        54,260.16
       77        Kent                    MI             49503                    9,000,000            9,000,000        51,610.37
       78        Douglas                 NE             68154                    8,990,351            9,000,000        51,723.87
       79        Cook                    IL             60607                    8,966,185            9,020,000        57,193.21
       80        Sacramento              CA             95834                    8,500,000            8,500,000        50,438.36
       81        Maricopa                AZ             85284                    8,490,887            8,500,000        48,850.33
       82        Maricopa                AZ             85206                    8,490,887            8,500,000        48,850.33
       83        Independent City        MD             21201                    8,487,449            8,500,000        53,988.89
       84        Various               Various         Various                   8,385,086            8,400,000        51,071.88
     84.01       Tulsa                   OK             74012                    3,443,875            3,540,000
     84.02       Tulsa                   OK             74146                    1,834,238            1,920,000
     84.03       Sedgwick                KS             67226                    1,310,170            1,400,000
     84.04       Butler                  KS             67002                    1,066,853              990,000
     84.05       Wake                    NC             27545                      729,952              550,000
       85        Various                 NH            Various                   8,343,566            8,400,000        46,749.97
     85.01       Hillsborough            NH             03101                    4,690,853            4,722,581
     85.02       Rockingham              NH             03079                    3,652,713            3,677,419
       86        Hamilton                TN             37405                    8,334,031            8,360,000        50,769.21
       87        Portage                 WI             54467                    8,300,000            8,300,000        48,120.65
       88        Cabarrus                NC             28027                    8,100,000            8,100,000
       89        Travis                  TX             78759                    7,978,156            8,000,000        51,495.22
       90        Travis                  TX             78759                    7,978,005            8,000,000        51,299.88
       91        Galveston               TX             77550                    7,975,445            8,000,000        48,945.62
       92        Montgomery              MD             20877                    7,875,000            7,875,000        44,911.22
       93        Franklin                OH             43215                    7,800,000            7,800,000        42,302.17
       94        Martin                  FL             34944                    7,794,000            7,794,000        46,628.80
       95        Oakland                 MI             48393                    7,479,129            7,500,000        47,773.95
       96        Maricopa                AZ             85027                    7,392,066            7,400,000        42,528.52
       97        Travis                  TX         78735 & 78749                7,257,000            7,257,000
       98        Maricopa                AZ             85282                    7,200,000            7,200,000        41,971.52
       99        New London              CT             06360                    7,100,000            7,100,000        42,398.45
      100        District of Columbia    DC             20003                    7,040,000            7,040,000        43,346.49
      101        Middlesex               MA             02180                    6,977,418            7,000,000        40,921.30
      102        Yellowstone             MT            Various                   6,901,375            6,950,000        48,201.55
     102.01      Yellowstone             MT             59102                    4,048,347            4,076,870
     102.02      Yellowstone             MT             59101                    2,853,028            2,873,130
      103        Hamilton                OH             45236                    6,692,992            6,700,000        39,056.83
      104        Various                 DE            Various                   6,500,000            6,500,000        40,695.75
     104.01      New Castle              DE             19711                    3,009,000            3,009,000
     104.02      New Castle              DE             19804                    2,562,000            2,562,000
     104.03      Kent                    DE             19936                      929,000              929,000
      105        Dane                    WI             53704                    6,200,000            6,200,000        36,181.52
      106        Cherokee                GA             30102                    6,181,068            6,200,000        38,053.58
      108        Orange                  FL             32835                    6,000,000            6,000,000        36,249.26
      109        Greene                  OH             45324                    6,000,000            6,000,000        36,359.69
      110        King                    WA             98030                    5,993,506            6,000,000        34,293.55
      111        Various               Various         Various                   5,875,000            5,875,000        34,846.77
     111.01      Dane                    WI             53717                    3,838,333            3,838,333
     111.02      Dakota                  MN             55337                    2,036,667            2,036,667
      112        Wayne                   MI             48195                    5,840,000            5,840,000        32,176.39
      113        San Diego               CA             91910                    5,764,322            5,775,000        34,438.62
      114        New Castle              DE             19701                    5,600,000            5,600,000        33,036.69
      115        Salt Lake               UT             84101                    5,550,000            5,550,000        33,761.87
      116        Washington              MN             55125                    5,550,000            5,550,000        36,459.55
      117        Craighead               AR             72401                    5,520,000            5,520,000        32,423.93
      118        Wilson                  TN             37087                    5,469,391            5,475,000        32,299.27
      119        Allen                   IN             46802                    5,400,000            5,400,000        30,525.22
      120        San Juan                NM             87401                    5,341,904            5,350,000        33,463.48
      121        Kent                    RI             02866                    5,239,820            5,250,000        30,587.57
      122        Oakland                 MI             48304                    5,000,000            5,000,000        29,267.64
      123        King                    WA             98121                    5,000,000            5,000,000        31,818.91
      124        New York                NY             10002                    4,994,476            5,000,000        28,232.80
      125        Norfolk City            VA             23502                    4,988,916            5,000,000        35,238.47
      126        Clark                   NV             89113                    4,900,000            4,900,000        29,852.18
      127        Houston                 GA             31088                    4,800,000            4,800,000        30,024.28
     127.01      Houston                 GA             31088                    3,356,098            3,356,098
     127.02      Houston                 GA             31088                    1,443,902            1,443,902
      128        Harris                  TX            Various                   4,766,191            4,775,000        28,505.86
     128.01      Harris                  TX             77006                    3,439,601            3,445,958
     128.02      Harris                  TX             77057                    1,326,590            1,329,042
      129        Albany                  NY             12205                    4,750,000            4,750,000        26,318.01
      130        East Baton Rouge        LA             70809                    4,700,000            4,700,000        33,693.84
      131        Collier                 FL             34102                    4,685,697            4,700,000        28,908.15
      132        Chatham                 NC             27344                    4,650,000            4,650,000        27,224.82
                 Rutherford              TN             37130                    4,612,000            4,612,000        27,149.22
      133        Rutherford              TN             37130                    2,312,000            2,312,000        13,609.93
      134        Rutherford              TN             37130                    2,300,000            2,300,000        13,539.29
      135        Pinellas                FL             33771                    4,555,345            4,575,000        30,491.70
      136        Will                    IL             60446                    4,485,925            4,500,000        27,211.66
      137        Monroe                  NY             14616                    4,480,000            4,480,000        27,119.64
      138        Allegheny               PA             15222                    4,453,076            4,500,000        38,290.33
      139        Tulsa                   OK             74055                    4,395,432            4,400,000        25,761.12
      140        Clark                   NV             89103                    4,375,000            4,375,000        26,399.34
      141        Various               Various         Various                   4,292,014            4,300,000        25,587.47
     141.01      Huron                   MI             48759                      508,449              509,395
     141.02      Arenac                  MI             48703                      497,930              498,856
     141.03      Sanilac                 MI             48422                      497,930              498,856
     141.04      Cass                    MI             49067                      473,384              474,265
     141.05      Sanilac                 MI             48427                      469,877              470,752
     141.06      Sanilac                 MI             48453                      469,877              470,752
     141.07      Montmorency             MI             49746                      462,864              463,725
     141.08      Gordon                  GA             30733                      455,851              456,699
     141.09      Murray                  GA             30705                      455,851              456,699
      142        Orange                  FL             32825                    4,255,276            4,260,000        24,003.71
      143        Platte                  MO             64153                    4,250,000            4,250,000        26,917.09
      144        Davidson                TN             37203                    4,195,455            4,200,000        24,005.49
      145        Jefferson               AL             35210                    4,177,241            4,200,000        28,253.81
      146        Jefferson               CO             80127                    4,130,000            4,130,000        25,499.00
      147        Saint Johns             FL             32080                    4,052,356            4,075,000        25,170.04
      148        El Paso                 CO             80906                    4,000,000            4,000,000        25,333.74
      149        Cook                    IL             60610                    3,994,112            4,000,000        25,455.13
      150        Fulton                  GA             30005                    3,986,649            4,000,000        23,216.02
      151        El Paso                 CO             80916                    3,977,439            4,000,000        26,263.28
      152        Bucks                   PA             18966                    3,850,000            3,850,000        22,589.99
      153        Los Angeles             CA             91335                    3,842,834            3,850,000        22,885.05
      154        Whatcom                 WA             98225                    3,821,192            3,825,000        22,932.81
      155        Hillsborough            FL             33605                    3,780,000            3,780,000        22,131.15
      156        Greene                  MO             65738                    3,725,000            3,725,000        21,880.28
      157        San Bernardino          CA             92392                    3,674,732            3,700,000        26,125.17
      158        Maricopa                AZ             85331                    3,668,000            3,668,000
      159        Oakland                 MI             48336                    3,600,000            3,600,000        20,215.11
      160        Nicollet                MN             56003                    3,600,000            3,600,000        22,887.74
      161        Harris                  TX             77032                    3,544,975            3,550,000        23,144.72
      162        Los Angeles             CA             91403                    3,496,394            3,500,000        20,580.95
      163        Alamosa                 CO             81101                    3,467,898            3,480,000        19,671.81
      164        Harris                  TX             77072                    3,463,753            3,475,000        20,567.04
      165        Kootenai                ID             83814                    3,400,000            3,400,000        19,604.53
      166        Clermont                OH             45245                    3,275,887            3,300,000        18,944.61
      167        Albany                  NY             12077                    3,250,000            3,250,000        19,634.34
      168        Tarrant                 TX             76106                    3,194,020            3,215,000        18,193.95
      169        El Paso                 CO             80907                    3,090,057            3,100,000        18,452.74
      170        Livingston              MI             48116                    3,078,853            3,100,000        21,906.41
      171        Forest                  MS             39402                    3,070,563            3,075,000        19,812.27
      172        Sussex                  DE             19971                    3,049,170            3,070,000        21,780.67
      173        Greene                  MO             65807                    3,007,004            3,010,000        18,046.47
      174        Cass                    ND             58104                    3,000,000            3,000,000        18,452.01
      175        Centre                  PA             16801                    2,996,790            3,000,000        17,260.22
      176        Riverside               CA             92590                    2,994,366            3,000,000        17,755.72
      177        Coles                   IL             61920                    2,981,196            3,000,000        17,366.41
      178        Lee                     FL             33919                    2,950,000            2,950,000        17,535.30
      179        Northampton             PA             18091                    2,922,055            2,925,000        17,424.18
      180        Nassau                  NY             11570                    2,865,000            2,865,000        17,085.13
      181        Oklahoma                OK             73003                    2,641,334            2,650,000        15,582.72
      182        Harris                  TX             77070                    2,604,233            2,613,000        15,116.22
      183        Warren                  KY             42104                    2,573,251            2,600,000        16,388.20
      184        Bernalillo              NM             87105                    2,547,476            2,550,000        15,337.76
      185        Saint Tammany           LA             70471                    2,505,213            2,510,000        14,743.49
      186        Adams                   CO             80011                    2,500,000            2,500,000        14,844.41
      187        Maricopa                AZ             85032                    2,400,000            2,400,000        14,166.24
      188        Chatham                 GA             31405                    2,395,493            2,400,000        14,204.58
      189        El Paso                 TX             79925                    2,393,436            2,400,000        15,433.91
      190        Franklin                OH             43228                    2,388,857            2,400,000        15,185.69
      191        Collin                  TX             75093                    2,370,763            2,375,000        14,407.72
      192        Hamilton                IN             46033                    2,293,544            2,300,000        14,580.85
      193        San Mateo               CA             94028                    2,292,837            2,300,000        13,945.31
      194        Carroll                 GA             30180                    2,225,000            2,225,000        15,876.48
      195        Denton                  TX             76247                    2,156,006            2,160,000        12,880.94
      196        La Plata                CO             81301                    2,146,801            2,150,000        13,590.83
      197        Middlesex               NJ             08854                    2,097,004            2,100,000        13,626.77
      198        Genesee                 MI             48430                    2,096,126            2,100,000        12,536.61
      199        Mecklenburg             NC             28273                    2,047,994            2,050,000        12,409.65
      200        Pitt                    NC             27858                    2,046,118            2,050,000        12,083.32
      201        Ingham                  MI             48912                    2,045,933            2,050,000        11,807.43
      202        Virginia Beach City     VA             23455                    1,997,896            2,000,000        11,620.69
      203        Centre                  PA             16803                    1,997,860            2,000,000        11,506.82
      204        Tarrant                 TX             76015                    1,996,152            2,000,000        11,696.88
      205        Snohomish               WA             98205                    1,995,651            2,000,000        14,282.51
      206        Onslow                  NC             28546                    1,993,370            2,000,000        11,658.75
      207        Morris                  NJ             07927                    1,991,476            2,000,000        11,582.67
      208        Prince William          VA             20110                    1,955,931            1,960,000        11,030.49
      209        Henderson               TN             38351                    1,913,716            1,920,000        11,284.01
      210        Tulare                  CA             93274                    1,911,435            1,915,000        11,383.08
      211        Forsyth                 GA             30004                    1,896,739            1,900,000        11,735.72
      212        Dakota                  MN             55124                    1,896,630            1,900,000        11,556.89
      213        Maricopa                AZ             85220                    1,896,487            1,900,000        11,330.45
      214        Cleveland               OK             73160                    1,896,463            1,900,000        11,293.92
      215        Chatham                 GA             31410                    1,889,068            1,900,000        12,323.16
      216        Orange                  NC             27514                    1,889,018            1,900,000        12,288.23
      217        Jefferson Davis         LA             70546                    1,875,000            1,875,000        10,823.17
      218        Hartford                CT             06120                    1,872,496            1,875,000        12,660.13
      219        Wells                   IN             46714                    1,859,580            1,867,000        11,253.70
      220        Brazos                  TX             77802                    1,800,000            1,800,000
      221        Columbia                GA             30907                    1,794,073            1,800,000        10,538.64
      222        Grand Forks             ND             58203                    1,750,000            1,750,000        11,125.99
     222.01      Grand Forks             ND             58203                      727,475              727,475
     222.02      Grand Forks             ND             58203                      637,525              637,525
     222.03      Grand Forks             ND             58203                      385,000              385,000
      223        Various               Various         Various                   1,697,621            1,700,000        11,161.90
     223.01      Effingham               IL             62401                      888,755              890,000
     223.02      Faulkner                AR             72032                      808,867              810,000
      224        Monroe                  NY             14604                    1,697,551            1,700,000        10,963.52
      225        Larimer                 CO             80525                    1,696,995            1,700,000        10,356.88
      226        Bay                     MI             48706                    1,694,422            1,700,000        9,974.80
      227        Washtenaw               MI             48104                    1,646,867            1,650,000        9,712.97
      228        Cass                    ND             58103                    1,600,000            1,600,000        10,172.33
      229        Bartow                  GA             30102                    1,597,266            1,600,000        9,903.56
      230        Cameron                 TX             78521                    1,585,190            1,600,000        9,245.89
      231        Cleveland               OK             73170                    1,544,835            1,550,000        9,006.03
      232        Ascension               LA             70769                    1,517,880            1,525,000        9,612.31
      233        Erie                    NY             14202                    1,500,000            1,500,000        9,104.26
      234        Wayne                   MI             48183                    1,447,247            1,450,000        8,535.64
      235        Dallas                  TX             75219                    1,359,924            1,375,000        9,952.34
      236        Calcasieu               LA             70615                    1,287,967            1,300,000        7,512.29
      237        Grand Forks             ND             58201                    1,200,000            1,200,000        7,629.25
      238        Eagle                   CO             81631                    1,197,879            1,200,000        7,310.74
      239        Waller                  TX             77423                    1,196,035            1,200,000        7,010.50
      240        Williamson              TN             37064                    1,163,739            1,165,000        6,658.66
      241        Rockingham              NC             27288                    1,146,259            1,150,000        6,784.32
      242        Fairfield               OH             43147                    1,096,843            1,100,000        6,886.97
      243        Brunswick               NC             28479                    1,047,275            1,050,000        6,946.01
      244        Maricopa                AZ             85201                      996,763            1,000,000        5,918.57
      245        Erie                    NY             14209                      995,888            1,000,000        5,912.18

                    ANNUAL P&I DEBT       INTEREST             PRIMARY                  MASTER                  TRUSTEE AND
     LOAN #           SERVICE ($)          RATE %           SERVICING FEE           SERVICING FEE             PAYING AGENT FEE
     ------         ---------------       --------          -------------           -------------             ----------------

       1             11,441,816.26         5.7227              0.0100                   0.0100                     0.0009
       2             8,138,534.28          5.4411              0.0100                   0.0100                     0.0009
       3                                   5.2141              0.0100                   0.0100                     0.0009
       4                                   5.1291              0.0100                   0.0100                     0.0009
      4.01
      4.02
      4.03
      4.04
      4.05
      4.06
      4.07
      4.08
      4.09
      4.10
      4.11
      4.12
       5             6,501,433.68          5.5191              0.0100                   0.0100                     0.0009
       6             6,140,069.04          5.5097              0.0100                   0.0100                     0.0009
      6.01
      6.02
      6.03
      6.04
      6.05
       7             4,015,569.96          5.9341              0.0100                   0.0100                     0.0009
       8             3,713,568.36          5.6481              0.0100                   0.0100                     0.0009
       9             3,402,970.44          5.4491              0.0300                   0.0100                     0.0009
       10            3,027,256.92          5.7551              0.0100                   0.0100                     0.0009
       11            2,454,227.83          5.2411              0.0100                   0.0100                     0.0009
       12            2,597,252.88          5.9791              0.0100                   0.0100                     0.0009
       13            2,278,412.28          5.7391              0.0100                   0.0100                     0.0009
                                           0.0000
       14                                  5.0291              0.0100                   0.0100                     0.0009
       15                                  4.8091              0.0100                   0.0100                     0.0009
       16                                  4.8091              0.0100                   0.0100                     0.0009
       17            2,220,095.16          6.2441              0.0100                   0.0100                     0.0009
       18            1,997,451.86          6.0038                                       0.0100                     0.0009
       19            1,870,243.92          5.5391                                       0.0100                     0.0009
     19.01
     19.02
     19.03
       20            2,065,433.04          6.0641              0.0100                   0.0100                     0.0009
       21            1,804,441.92          6.0091              0.0100                   0.0100                     0.0009
       22            1,915,976.40          6.5791              0.0100                   0.0100                     0.0009
       23                                  4.8091              0.0100                   0.0100                     0.0009
       24            1,659,198.24          6.0041              0.0100                   0.0100                     0.0009
       25            1,497,524.52          5.1991              0.0200                   0.0100                     0.0009
       26            1,528,519.32          5.6901              0.0100                   0.0100                     0.0009
                     1,446,679.08          0.0000
       27             757,095.36           5.5791              0.0100                   0.0100                     0.0009
       28             411,614.64           5.5791              0.0100                   0.0100                     0.0009
       29             277,969.08           5.5791              0.0100                   0.0100                     0.0009
       30            1,365,748.32          5.1691              0.0100                   0.0100                     0.0009
       31            1,304,354.76          5.2391                                       0.0100                     0.0009
       32            1,287,082.44          5.6191              0.0600                   0.0100                     0.0009
                     1,170,761.16          0.0000              0.0100                   0.0100                     0.0009
       33             364,535.88           5.5991
       34             287,210.16           5.5991              0.0100                   0.0100                     0.0009
       35             214,026.72           5.5991              0.0100                   0.0100                     0.0009
       36             193,314.48           5.5991              0.0100                   0.0100                     0.0009
       37             111,673.92           5.5291              0.0100                   0.0100                     0.0009
       38            1,059,248.76          5.3991              0.0300                   0.0100                     0.0009
       39            1,169,659.08          6.4301              0.0100                   0.0100                     0.0009
     39.01
     39.02
       40            1,287,889.20          5.5591              0.0100                   0.0100                     0.0009
     40.01
     40.02
     40.03
     40.04
       41            1,077,516.36          5.7191              0.0100                   0.0100                     0.0009
       42            1,085,570.16          5.9721              0.0100                   0.0100                     0.0009
       43            1,260,018.00          5.8991              0.0800                   0.0100                     0.0009
     43.01
     43.02
     43.03
     43.04
     43.05
     43.06
       44            1,007,692.56          5.6591              0.0100                   0.0100                     0.0009
       45             996,032.52           5.7041                                       0.0100                     0.0009
       46            1,108,867.68          6.2351              0.0100                   0.0100                     0.0009
       47             994,320.36           5.8591              0.0100                   0.0100                     0.0009
       48             962,408.28           5.8391              0.0100                   0.0100                     0.0009
       49             895,927.92           5.3091              0.0100                   0.0100                     0.0009
       50             932,265.12           5.6691              0.0100                   0.0100                     0.0009
                      967,306.68           0.0000                                       0.0100                     0.0009
       51             533,427.36           5.6091
       52             433,879.32           5.6091                                       0.0100                     0.0009
       53             881,445.12           5.6041              0.0100                   0.0100                     0.0009
       54                                  5.3691              0.0100                   0.0100                     0.0009
     54.01
     54.02
     54.03
     54.04
     54.05
       55             857,338.80           5.5191              0.0300                   0.0100                     0.0009
       56             936,110.28           5.7291              0.0100                   0.0100                     0.0009
     56.01
     56.02
     56.03
     56.04
       57             811,303.08           5.3591              0.0600                   0.0100                     0.0009
       58                                  6.4891              0.0100                   0.0100                     0.0009
       59             844,311.96           6.1691              0.0100                   0.0100                     0.0009
       60             805,293.48           5.7591              0.0100                   0.0100                     0.0009
       61             788,780.04           5.6591              0.0100                   0.0100                     0.0009
       62             823,332.24           6.1391              0.0100                   0.0100                     0.0009
       63             779,462.04           5.6721              0.0100                   0.0100                     0.0009
       64             789,452.16           5.7391              0.0600                   0.0100                     0.0009
       65             829,814.52           6.5591              0.0100                   0.0100                     0.0009
       66             722,545.20           5.5291                                       0.0100                     0.0009
       67             726,520.80           5.6191              0.0100                   0.0100                     0.0009
       68             749,772.48           5.9091              0.0100                   0.0100                     0.0009
       69             792,136.20           6.1041              0.0100                   0.0100                     0.0009
       70             722,763.72           5.9291              0.0100                   0.0100                     0.0009
       71             700,335.72           5.6931              0.0100                   0.0100                     0.0009
       72             692,180.52           5.6591              0.0100                   0.0100                     0.0009
       73                                  4.8091              0.0100                   0.0100                     0.0009
       74             669,351.48           5.6691              0.0300                   0.0100                     0.0009
       75             655,888.44           5.5991              0.0100                   0.0100                     0.0009
       76             651,121.92           5.6291              0.0100                   0.0100                     0.0009
       77             619,324.44           5.5691              0.0100                   0.0100                     0.0009
       78             620,686.44           5.5491              0.0100                   0.0100                     0.0009
       79             686,318.52           5.8111              0.0100                   0.0100                     0.0009
       80             605,260.32           5.8831              0.0100                   0.0100                     0.0009
       81             586,203.96           5.5491              0.0100                   0.0100                     0.0009
       82             586,203.96           5.5191              0.0800                   0.0100                     0.0009
       83             647,866.68           5.7791              0.0600                   0.0100                     0.0009
       84             612,862.56           6.0201                                       0.0100                     0.0009
     84.01
     84.02
     84.03
     84.04
     84.05
       85             560,999.64           5.2991              0.0100                   0.0100                     0.0009
     85.01
     85.02
       86             609,230.52           6.0991              0.0100                   0.0100                     0.0009
       87             577,447.80           5.6691              0.0100                   0.0100                     0.0009
       88                                  5.2891                                       0.0100                     0.0009
       89             617,942.64           5.9291                                       0.0100                     0.0009
       90             615,598.56           5.8791                                       0.0100                     0.0009
       91             587,347.44           6.1691              0.0100                   0.0100                     0.0009
       92             538,934.64           5.5191              0.0100                   0.0100                     0.0009
       93             507,626.04           5.0691              0.0100                   0.0100                     0.0009
       94             559,545.60           5.9091              0.0600                   0.0100                     0.0009
       95             573,287.40           5.8091              0.0600                   0.0100                     0.0009
       96             510,342.24           5.5191              0.0800                   0.0100                     0.0009
       97                                  5.0291              0.0100                   0.0100                     0.0009
       98             503,658.24           5.6691              0.0600                   0.0100                     0.0009
       99             508,781.40           6.2291              0.0100                   0.0100                     0.0009
      100             520,157.88           6.2291              0.0100                   0.0100                     0.0009
      101             491,055.60           4.9791              0.0100                   0.0100                     0.0009
      102             578,418.60           5.5791              0.0100                   0.0100                     0.0009
     102.01
     102.02
      103             468,681.96           5.7191              0.0100                   0.0100                     0.0009
      104             488,349.00           5.6591              0.0300                   0.0100                     0.0009
     104.01
     104.02
     104.03
      105             434,178.24           5.6591              0.0800                   0.0100                     0.0009
      106             456,642.96           6.1991              0.0100                   0.0100                     0.0009
      108             434,991.12           6.4791              0.0100                   0.0100                     0.0009
      109             436,316.28           6.0791              0.0100                   0.0100                     0.0009
      110             411,522.60           5.5391              0.0100                   0.0100                     0.0009
      111             418,161.24           5.8791              0.0100                   0.0100                     0.0009
     111.01
     111.02
      112             386,116.68           5.2091              0.0100                   0.0100                     0.0009
      113             413,263.44           5.8791              0.0100                   0.0100                     0.0009
      114             396,440.28           5.8091              0.0300                   0.0100                     0.0009
      115             405,142.44           6.1151              0.0100                   0.0100                     0.0009
      116             437,514.60           6.8541              0.0100                   0.0100                     0.0009
      117             389,087.16           5.7891              0.0100                   0.0100                     0.0009
      118             387,591.24           5.7891              0.0500                   0.0100                     0.0009
      119             366,302.64           5.4391              0.0100                   0.0100                     0.0009
      120             401,561.76           5.6691              0.0100                   0.0100                     0.0009
      121             367,050.84           5.7141              0.0100                   0.0100                     0.0009
      122             351,211.68           5.6871                                       0.0100                     0.0009
      123             381,826.92           5.8491              0.0100                   0.0100                     0.0009
      124             338,793.60           5.4291              0.0100                   0.0100                     0.0009
      125             422,861.64           5.6861                                       0.0100                     0.0009
      126             358,226.16           6.1291              0.0100                   0.0100                     0.0009
      127             360,291.36           6.3791              0.0100                   0.0100                     0.0009
     127.01
     127.02
      128             342,070.32           5.9391              0.0100                   0.0100                     0.0009
     128.01
     128.02
      129             315,816.12           5.2591              0.0100                   0.0100                     0.0009
      130             404,326.08           7.1371              0.0100                   0.0100                     0.0009
      131             346,897.80           6.2191              0.0100                   0.0100                     0.0009
      132             326,697.84           5.7591              0.0100                   0.0100                     0.0009
                      325,790.64           0.0000                                       0.0100                     0.0009
      133             163,319.16           5.7391
      134             162,471.48           5.7391                                       0.0100                     0.0009
      135             365,900.40           6.3391              0.0100                   0.0100                     0.0009
      136             326,539.92           5.9891              0.0800                   0.0100                     0.0009
      137             325,435.68           6.0691              0.0100                   0.0100                     0.0009
      138             459,483.96           6.1091              0.0100                   0.0100                     0.0009
      139             309,133.44           5.7391              0.0300                   0.0100                     0.0009
      140             316,792.08           6.0391              0.0100                   0.0100                     0.0009
      141             307,049.64           5.8991                                       0.0100                     0.0009
     141.01
     141.02
     141.03
     141.04
     141.05
     141.06
     141.07
     141.08
     141.09
      142             288,044.52           5.4101              0.0100                   0.0100                     0.0009
      143             323,005.08           5.7791              0.0300                   0.0100                     0.0009
      144             288,065.88           5.5391              0.0100                   0.0100                     0.0009
      145             339,045.72           6.4391              0.0100                   0.0100                     0.0009
      146             305,988.00           6.2551              0.0100                   0.0100                     0.0009
      147             302,040.48           6.2191                                       0.0100                     0.0009
      148             304,004.88           5.7791              0.0300                   0.0100                     0.0009
      149             305,461.56           5.7791              0.0800                   0.0100                     0.0009
      150             278,592.24           5.6491                                       0.0100                     0.0009
      151             315,159.36           6.1091              0.0800                   0.0100                     0.0009
      152             271,079.88           5.6891                                       0.0100                     0.0009
      153             274,620.60           5.8991              0.0100                   0.0100                     0.0009
      154             275,193.72           5.9791              0.0100                   0.0100                     0.0009
      155             265,573.80           5.7591              0.0100                   0.0100                     0.0009
      156             262,563.36           5.7891              0.0100                   0.0100                     0.0009
      157             313,502.04           5.7991              0.0100                   0.0100                     0.0009
      158                                  5.0291              0.0100                   0.0100                     0.0009
      159             242,581.32           5.3791              0.0100                   0.0100                     0.0009
      160             274,652.88           5.8191              0.0300                   0.0100                     0.0009
      161             277,736.64           6.1041              0.0100                   0.0100                     0.0009
      162             246,971.40           5.7991              0.0100                   0.0100                     0.0009
      163             236,061.72           5.4391              0.0100                   0.0100                     0.0009
      164             246,804.48           5.8591              0.0100                   0.0100                     0.0009
      165             235,254.36           5.6191              0.0100                   0.0100                     0.0009
      166             227,335.32           5.5791              0.0100                   0.0100                     0.0009
      167             235,612.08           5.8041              0.0100                   0.0100                     0.0009
      168             218,327.40           5.4491              0.0100                   0.0100                     0.0009
      169             221,432.88           5.9121              0.0100                   0.0100                     0.0009
      170             262,876.92           5.8091              0.0100                   0.0100                     0.0009
      171             237,747.24           5.9791              0.0100                   0.0100                     0.0009
      172             261,368.04           5.7881                                       0.0100                     0.0009
      173             216,557.64           5.9791              0.0100                   0.0100                     0.0009
      174             221,424.12           6.2191              0.0100                   0.0100                     0.0009
      175             207,122.64           5.5791              0.0300                   0.0100                     0.0009
      176             213,068.64           5.8091              0.0100                   0.0100                     0.0009
      177             208,396.92           5.6551              0.0100                   0.0100                     0.0009
      178             210,423.60           5.8991              0.0100                   0.0100                     0.0009
      179             209,090.16           5.9191              0.0100                   0.0100                     0.0009
      180             205,021.56           5.9291              0.0100                   0.0100                     0.0009
      181             186,992.64           5.7991              0.0100                   0.0100                     0.0009
      182             181,394.64           5.6491              0.0100                   0.0100                     0.0009
      183             196,658.40           5.7491              0.0100                   0.0100                     0.0009
      184             184,053.12           5.9191                                       0.0100                     0.0009
      185             176,921.88           5.7891              0.0100                   0.0100                     0.0009
      186             178,132.92           5.8891              0.0100                   0.0100                     0.0009
      187             169,994.88           5.7441                                       0.0100                     0.0009
      188             170,454.96           5.8591              0.0100                   0.0100                     0.0009
      189             185,206.92           5.8891                                       0.0100                     0.0009
      190             182,228.28           5.7891              0.0100                   0.0100                     0.0009
      191             172,892.64           6.0891              0.0100                   0.0100                     0.0009
      192             174,970.20           5.8091              0.0100                   0.0100                     0.0009
      193             167,343.72           6.0841              0.0100                   0.0100                     0.0009
      194             190,517.76           5.9291              0.0100                   0.0100                     0.0009
      195             154,571.28           5.9291              0.0100                   0.0100                     0.0009
      196             163,089.96           5.7791              0.0100                   0.0100                     0.0009
      197             163,521.24           6.0541              0.0100                   0.0100                     0.0009
      198             150,439.32           5.9391              0.0100                   0.0100                     0.0009
      199             148,915.80           6.0691              0.0100                   0.0100                     0.0009
      200             144,999.84           5.8211              0.0100                   0.0100                     0.0009
      201             141,689.16           5.6091              0.0100                   0.0100                     0.0009
      202             139,448.28           5.5991                                       0.0100                     0.0009
      203             138,081.84           5.5791              0.0300                   0.0100                     0.0009
      204             140,362.56           5.7491              0.0100                   0.0100                     0.0009
      205             171,390.12           5.8891              0.0100                   0.0100                     0.0009
      206             139,905.00           5.7191              0.0100                   0.0100                     0.0009
      207             138,992.04           5.6591              0.0100                   0.0100                     0.0009
      208             132,365.88           5.3991              0.0100                   0.0100                     0.0009
      209             135,408.12           5.7441                                       0.0100                     0.0009
      210             136,596.96           5.8491              0.0100                   0.0100                     0.0009
      211             140,828.64           6.2591              0.0100                   0.0100                     0.0009
      212             138,682.68           6.0241                                       0.0100                     0.0009
      213             135,965.40           5.9291              0.0100                   0.0100                     0.0009
      214             135,527.04           5.8291              0.0800                   0.0100                     0.0009
      215             147,877.92           5.9341                                       0.0100                     0.0009
      216             147,458.76           5.9041                                       0.0100                     0.0009
      217             129,878.04           5.6291              0.0100                   0.0100                     0.0009
      218             151,921.56           6.4791              0.0100                   0.0100                     0.0009
      219             135,044.40           6.0291              0.0100                   0.0100                     0.0009
      220                                  5.4991              0.0100                   0.0100                     0.0009
      221             126,463.68           5.7091                                       0.0100                     0.0009
      222             133,511.88           5.8191              0.0300                   0.0100                     0.0009
     222.01
     222.02
     222.03
      223             133,942.80           6.1791              0.0100                   0.0100                     0.0009
     223.01
     223.02
      224             131,562.24           5.9891              0.0100                   0.0100                     0.0009
      225             124,282.56           6.1291              0.0100                   0.0100                     0.0009
      226             119,697.60           5.7791              0.0100                   0.0100                     0.0009
      227             116,555.64           5.8091              0.0100                   0.0100                     0.0009
      228             122,067.96           5.8191              0.0300                   0.0100                     0.0009
      229             118,842.72           6.2791              0.0100                   0.0100                     0.0009
      230             110,950.68           5.6391              0.0100                   0.0100                     0.0009
      231             108,072.36           5.6891              0.0100                   0.0100                     0.0009
      232             115,347.72           5.7491              0.0100                   0.0100                     0.0009
      233             109,251.12           5.8491              0.0100                   0.0100                     0.0009
      234             102,427.68           5.8091              0.0100                   0.0100                     0.0009
      235             119,428.08           6.0191              0.0100                   0.0100                     0.0009
      236              90,147.48           5.6391              0.0100                   0.0100                     0.0009
      237              91,551.00           5.8191              0.0300                   0.0100                     0.0009
      238              87,728.88           6.0791              0.0100                   0.0100                     0.0009
      239              84,126.00           5.6991                                       0.0100                     0.0009
      240              79,903.92           5.5391              0.0100                   0.0100                     0.0009
      241              81,411.84           5.8291              0.0100                   0.0100                     0.0009
      242              82,643.64           5.6791              0.0100                   0.0100                     0.0009
      243              83,352.12           6.1441                                       0.0100                     0.0009
      244              71,022.84           5.8591              0.0100                   0.0100                     0.0009
      245              70,946.16           5.8491              0.0100                   0.0100                     0.0009

                                                     NET                                               MONTHLY
                    SUB SERVICIN     ADMIN.        MORTGAGE                                            PAYMENT
     LOAN #           FEE RATE       FEE %          RATE %           ACCRUAL TYPE          TERM          DATE          REM. TERM
     ------         ------------     ------        --------          ------------          ----        -------         ---------

       1                             0.0209         5.7227            Actual/360            60            1                58
       2                             0.0209         5.4411            Actual/360            60            1                59
       3                             0.0209         5.2141            Actual/360            120           1               118
       4                             0.0209         5.1291            Actual/360            84            1                76
      4.01
      4.02
      4.03
      4.04
      4.05
      4.06
      4.07
      4.08
      4.09
      4.10
      4.11
      4.12
       5                             0.0209         5.5191            Actual/360            120           1               117
       6                             0.0209         5.5097            Actual/360            123           1               117
      6.01
      6.02
      6.03
      6.04
      6.05
       7                             0.0209         5.9341            Actual/360            120           1               119
       8                             0.0209         5.6481            Actual/360            120           1               119
       9               0.0200        0.0409         5.4491            Actual/360            120           1               118
       10                            0.0209         5.7551            Actual/360            120           1               117
       11                            0.0409         5.2411            Actual/360            120           1               116
       12                            0.0209         5.9791            Actual/360            120           1               119
       13                            0.0209         5.7391            Actual/360            120           11              120
                                     0.0000         0.0000              30/360              60            1
       14                            0.0209         5.0291              30/360              60            1                57
       15                            0.0209         4.8091              30/360              60            1                57
       16              0.0700        0.0209         4.8091              30/360              60            1                60
       17              0.1000        0.0209         6.2441            Actual/360            120           1               120
       18                            0.0809         6.0038            Actual/360            120           1               117
       19                            0.1109         5.5391            Actual/360            120           1               119
     19.01
     19.02
     19.03
       20                            0.0209         6.0641            Actual/360            120           1               120
       21                            0.0209         6.0091            Actual/360            120           1               120
       22                            0.0209         6.5791            Actual/360            84            1                83
       23                            0.0209         4.8091              30/360              60            1                58
       24                            0.0209         6.0041            Actual/360            120           1               120
       25                            0.0309         5.1991            Actual/360            120           1               116
       26                            0.0209         5.6901            Actual/360            120           1               119
                                     0.0000         0.0000            Actual/360            120           1               117
       27                            0.0209         5.5791            Actual/360            120           1               117
       28                            0.0209         5.5791            Actual/360            120           1               117
       29              0.0200        0.0209         5.5791            Actual/360            120           1               117
       30                            0.0209         5.1691            Actual/360            120           1               116
       31                            0.0309         5.2391            Actual/360            120           1               115
       32                            0.0709         5.6191            Actual/360            120           1               116
                                     0.0000         0.0000            Actual/360            120           1               117
       33                            0.0209         5.5991            Actual/360            120           1               117
       34                            0.0209         5.5991            Actual/360            120           1               117
       35                            0.0209         5.5991            Actual/360            120           1               117
       36                            0.0209         5.5991            Actual/360            120           1               117
       37                            0.0209         5.5291            Actual/360            120           1               117
       38                            0.0409         5.3991            Actual/360            120           1               119
       39                            0.0209         6.4301            Actual/360            120           1               115
     39.01
     39.02
       40                            0.0209         5.5591            Actual/360            120           1               117
     40.01
     40.02
     40.03             0.0500
     40.04
       41                            0.0709         5.7191            Actual/360            120           1               117
       42                            0.0209         5.9721            Actual/360            120           1               119
       43                            0.0909         5.8991            Actual/360            120           1               117
     43.01
     43.02
     43.03
     43.04
     43.05
     43.06             0.0500
       44                            0.0209         5.6591            Actual/360            120           1               116
       45                            0.0609         5.7041            Actual/360            120           1               118
       46                            0.0209         6.2351            Actual/360            120           1               120
       47                            0.0209         5.8591            Actual/360            120           1               119
       48                            0.0209         5.8391            Actual/360            120           1               120
       49              0.0800        0.0209         5.3091            Actual/360            74            1                73
       50                            0.0209         5.6691            Actual/360            120           11              119
                       0.0800        0.0000         0.0000            Actual/360            120           1               117
       51                            0.0909         5.6091            Actual/360            120           1               117
       52                            0.0909         5.6091            Actual/360            120           1               117
       53                            0.0209         5.6041            Actual/360            120           1               118
       54                            0.0209         5.3691            Actual/360            120           1               117
     54.01
     54.02
     54.03
     54.04
     54.05
       55                            0.0409         5.5191            Actual/360            120           1               118
       56                            0.0209         5.7291            Actual/360            120           1               117
     56.01
     56.02
     56.03
     56.04
       57                            0.0709         5.3591            Actual/360            120           1               119
       58              0.0500        0.0209         6.4891            Actual/360            60            11               58
       59                            0.0209         6.1691            Actual/360            120           1               117
       60                            0.0709         5.7591            Actual/360            120           1               118
       61                            0.0209         5.6591            Actual/360            84            1                81
       62                            0.0209         6.1391            Actual/360            60            1                59
       63                            0.0209         5.6721            Actual/360            120           1               120
       64              0.0500        0.0709         5.7391            Actual/360            120           1               119
       65                            0.0209         6.5591            Actual/360            60            1                60
       66                            0.0609         5.5291            Actual/360            120           1               119
       67                            0.0209         5.6191            Actual/360            120           1               118
       68                            0.0209         5.9091            Actual/360            120           1               114
       69                            0.0209         6.1041            Actual/360            120           1               119
       70                            0.0209         5.9291            Actual/360            120           11              120
       71                            0.0209         5.6931            Actual/360            120           1               118
       72                            0.0209         5.6591            Actual/360            120           1               118
       73                            0.0209         4.8091              30/360              60            1                58
       74                            0.0409         5.6691            Actual/360            120           1               116
       75                            0.0209         5.5991            Actual/360            120           1               118
       76              0.0400        0.0209         5.6291            Actual/360            120           1               119
       77                            0.0209         5.5691            Actual/360            120           1               116
       78                            0.0609         5.5491            Actual/360            120           1               119
       79              0.0400        0.0209         5.8111            Actual/360            120           1               116
       80                            0.0209         5.8831            Actual/360            120           1               120
       81                            0.0609         5.5491            Actual/360            120           1               119
       82              0.1000        0.0909         5.5191            Actual/360            120           1               119
       83                            0.0709         5.7791            Actual/360            120           1               119
       84                            0.1109         6.0201            Actual/360            120           1               118
     84.01
     84.02
     84.03
     84.04
     84.05
       85                            0.0209         5.2991            Actual/360            120           1               114
     85.01
     85.02
       86              0.0500        0.0209         6.0991            Actual/360            120           1               117
       87              0.0500        0.0209         5.6691            Actual/360            120           11              118
       88              0.0600        0.0609         5.2891            Actual/360            112           1               111
       89                            0.0609         5.9291            Actual/360            120           1               118
       90                            0.0709         5.8791            Actual/360            120           1               118
       91                            0.0209         6.1691            Actual/360            120           1               117
       92                            0.0209         5.5191            Actual/360            120           1               118
       93                            0.0209         5.0691            Actual/360            120           1               113
       94                            0.0709         5.9091            Actual/360            120           1               119
       95                            0.0709         5.8091            Actual/360            120           1               118
       96                            0.0909         5.5191            Actual/360            120           1               119
       97                            0.0209         5.0291              30/360              60            1                57
       98                            0.0709         5.6691            Actual/360            120           1               119
       99                            0.0209         6.2291            Actual/360            120           1               120
      100                            0.0209         6.2291            Actual/360            120           1               118
      101                            0.0209         4.9791            Actual/360            120           1               118
      102                            0.0209         5.5791            Actual/360            120           1               117
     102.01
     102.02
      103                            0.0209         5.7191            Actual/360            120           1               119
      104                            0.0409         5.6591            Actual/360            120           1               120
     104.01
     104.02
     104.03
      105                            0.0909         5.6591            Actual/360            120           1               120
      106                            0.0209         6.1991            Actual/360            120           1               117
      108                            0.0209         6.4791            Actual/360            120           1               120
      109                            0.0209         6.0791            Actual/360            120           1               120
      110                            0.0209         5.5391            Actual/360            120           11              119
      111                            0.0209         5.8791            Actual/360            120           1               118
     111.01
     111.02            0.0500
      112                            0.0209         5.2091            Actual/360            120           1               114
      113                            0.0709         5.8791            Actual/360            120           1               118
      114                            0.0409         5.8091            Actual/360            120           1               120
      115                            0.0209         6.1151            Actual/360            120           1               120
      116                            0.0209         6.8541            Actual/360            120           1               120
      117                            0.0209         5.7891            Actual/360            120           11              119
      118                            0.0609         5.7891            Actual/360            120           1               119
      119                            0.0209         5.4391            Actual/360            120           1               117
      120              0.0800        0.0209         5.6691            Actual/360            120           1               119
      121                            0.0209         5.7141            Actual/360            120           1               118
      122                            0.0909         5.6871            Actual/360            120           1               119
      123              0.1000        0.0209         5.8491            Actual/360            120           11              118
      124                            0.0209         5.4291            Actual/360            120           1               119
      125                            0.1109         5.6861            Actual/360            120           1               119
      126                            0.0209         6.1291            Actual/360            120           11              120
      127                            0.0209         6.3791            Actual/360            120           11              120
     127.01
     127.02
      128                            0.0209         5.9391            Actual/360            120           1               118
     128.01
     128.02
      129                            0.0209         5.2591            Actual/360            120           11              120
      130                            0.0209         7.1371            Actual/360            120           1               120
      131              0.0800        0.0209         6.2191            Actual/360            120           1               117
      132                            0.0209         5.7591            Actual/360            120           1               118
                       0.0800        0.0000         0.0000            Actual/360            120           1               117
      133                            0.0909         5.7391            Actual/360            120           1               117
      134                            0.0909         5.7391            Actual/360            120           1               117
      135                            0.0209         6.3391            Actual/360            120           1               117
      136                            0.0909         5.9891            Actual/360            60            1                57
      137                            0.0209         6.0691            Actual/360            120           1               118
      138                            0.0209         6.1091            Actual/360            60            1                57
      139              0.0200        0.0409         5.7391            Actual/360            120           1               119
      140                            0.0209         6.0391            Actual/360            120           1               120
      141                            0.0309         5.8991            Actual/360            120           1               118
     141.01
     141.02
     141.03
     141.04
     141.05
     141.06
     141.07
     141.08
     141.09
      142                            0.0209         5.4101            Actual/360            120           1               119
      143                            0.0409         5.7791            Actual/360            120           1               118
      144                            0.0209         5.5391            Actual/360            120           1               119
      145              0.0500        0.0209         6.4391            Actual/360            120           1               116
      146                            0.0209         6.2551            Actual/360            120           1               120
      147                            0.0609         6.2191            Actual/360            120           1               114
      148              0.0400        0.0409         5.7791            Actual/360            120           1               118
      149                            0.0909         5.7791            Actual/360            120           1               119
      150              0.1000        0.0509         5.6491            Actual/360            120           1               117
      151                            0.0909         6.1091            Actual/360            120           1               116
      152                            0.1109         5.6891            Actual/360            120           1               118
      153                            0.0209         5.8991            Actual/360            120           1               118
      154                            0.0209         5.9791            Actual/360            60            11               59
      155                            0.0209         5.7591            Actual/360            120           1               118
      156                            0.0209         5.7891            Actual/360            120           1               119
      157                            0.0209         5.7991            Actual/360            120           1               117
      158                            0.0209         5.0291              30/360              60            1                57
      159                            0.0209         5.3791            Actual/360            120           1               117
      160                            0.0409         5.8191            Actual/360            120           1               120
      161                            0.0209         6.1041            Actual/360            120           1               119
      162                            0.0209         5.7991            Actual/360            120           1               119
      163                            0.0209         5.4391            Actual/360            120           1               117
      164                            0.0209         5.8591            Actual/360            120           1               117
      165                            0.0209         5.6191            Actual/360            120           11              119
      166                            0.0209         5.5791            Actual/360            120           1               113
      167                            0.0209         5.8041            Actual/360            120           1               117
      168                            0.0209         5.4491            Actual/360            120           1               114
      169                            0.0209         5.9121            Actual/360            120           1               117
      170              0.0800        0.0209         5.8091            Actual/360            120           1               117
      171                            0.0209         5.9791            Actual/360            120           1               119
      172                            0.0909         5.7881            Actual/360            120           1               117
      173                            0.0209         5.9791            Actual/360            120           1               119
      174              0.0500        0.0209         6.2191            Actual/360            120           11              120
      175                            0.0409         5.5791            Actual/360            120           1               119
      176                            0.0709         5.8091            Actual/360            120           1               118
      177                            0.0209         5.6551            Actual/360            120           1               114
      178                            0.0209         5.8991            Actual/360            120           11              119
      179                            0.0209         5.9191            Actual/360            120           11              119
      180                            0.0209         5.9291            Actual/360            120           11              120
      181                            0.0209         5.7991            Actual/360            120           1               117
      182              0.1000        0.0209         5.6491            Actual/360            120           1               117
      183                            0.0209         5.7491            Actual/360            96            11               89
      184                            0.1109         5.9191            Actual/360            120           11              119
      185              0.1000        0.0209         5.7891            Actual/360            120           1               118
      186                            0.0209         5.8891            Actual/360            120           1               119
      187              0.0800        0.1109         5.7441            Actual/360            120           1               118
      188                            0.0209         5.8591            Actual/360            120           1               118
      189                            0.0909         5.8891            Actual/360            120           1               118
      190                            0.0209         5.7891            Actual/360            120           1               117
      191                            0.0209         6.0891            Actual/360            120           1               118
      192                            0.0209         5.8091            Actual/360            120           1               118
      193                            0.0209         6.0841            Actual/360            120           1               117
      194                            0.0209         5.9291            Actual/360            120           11              120
      195                            0.0209         5.9291            Actual/360            120           1               118
      196                            0.0209         5.7791            Actual/360            120           1               119
      197                            0.0209         6.0541            Actual/360            120           1               119
      198                            0.0209         5.9391            Actual/360            120           1               118
      199                            0.0209         6.0691            Actual/360            120           11              119
      200              0.1000        0.0209         5.8211            Actual/360            120           1               118
      201                            0.0209         5.6091            Actual/360            120           1               118
      202                            0.1109         5.5991            Actual/360            120           11              119
      203              0.0500        0.0409         5.5791            Actual/360            120           1               119
      204                            0.0209         5.7491            Actual/360            120           1               118
      205                            0.0709         5.8891            Actual/360            120           1               119
      206                            0.0209         5.7191            Actual/360            120           1               117
      207              0.0600        0.0209         5.6591            Actual/360            120           1               116
      208              0.0500        0.0209         5.3991            Actual/360            120           11              118
      209                            0.0709         5.7441            Actual/360            120           1               117
      210              0.1000        0.0709         5.8491            Actual/360            120           1               118
      211                            0.0209         6.2591            Actual/360            120           1               118
      212                            0.1109         6.0241            Actual/360            120           1               118
      213              0.1250        0.0209         5.9291            Actual/360            120           1               118
      214              0.1250        0.0909         5.8291            Actual/360            120           1               118
      215                            0.1359         5.9341            Actual/360            120           1               116
      216                            0.1359         5.9041            Actual/360            120           1               116
      217                            0.0209         5.6291            Actual/360            120           1               117
      218                            0.0209         6.4791            Actual/360            120           11              119
      219              0.0600        0.0209         6.0291            Actual/360            120           1               116
      220                            0.0209         5.4991            Actual/360            120           1               118
      221                            0.0709         5.7091            Actual/360            120           1               117
      222                            0.0409         5.8191            Actual/360            120           1               120
     222.01
     222.02
     222.03
      223                            0.0209         6.1791            Actual/360            60            11               59
     223.01
     223.02
      224                            0.0209         5.9891            Actual/360            120           1               119
      225                            0.0209         6.1291            Actual/360            120           1               118
      226                            0.0209         5.7791            Actual/360            120           1               117
      227                            0.0209         5.8091            Actual/360            120           1               118
      228                            0.0409         5.8191            Actual/360            120           1               120
      229                            0.0209         6.2791            Actual/360            120           1               118
      230                            0.0209         5.6391            Actual/360            120           1               111
      231                            0.0209         5.6891            Actual/360            120           1               117
      232                            0.0209         5.7491            Actual/360            120           1               117
      233                            0.0209         5.8491            Actual/360            120           1               116
      234                            0.0209         5.8091            Actual/360            120           1               118
      235                            0.0209         6.0191            Actual/360            240           11              235
      236              0.0500        0.0209         5.6391            Actual/360            120           1               111
      237              0.0500        0.0409         5.8191            Actual/360            120           1               120
      238                            0.0709         6.0791            Actual/360            120           1               118
      239                            0.0609         5.6991            Actual/360            120           1               117
      240                            0.0209         5.5391            Actual/360            120           1               119
      241              0.1250        0.0209         5.8291            Actual/360            120           1               117
      242                            0.0209         5.6791            Actual/360            120           1               118
      243                            0.1359         6.1441            Actual/360            120           1               118
      244                            0.0209         5.8591            Actual/360            120           1               117
      245                            0.0209         5.8491            Actual/360            120           1               116

                     MATURITY/          AMORT
     LOAN #           ARD DATE          TERM           REM. AMORT       TITLE TYPE            ARD LOAN
     ------          ---------          ----           ----------       ----------            --------

       1                   3/1/2011      360               358          Fee                      No
       2                   4/1/2011      360               360          Fee                      No
       3                   3/1/2016       0                 0           Fee/Leasehold            No
       4                  8/31/2012       0                 0           Fee/Leasehold            No
      4.01                                                              Leasehold
      4.02                                                              Fee
      4.03                                                              Fee
      4.04                                                              Fee
      4.05                                                              Leasehold
      4.06                                                              Fee
      4.07                                                              Fee
      4.08                                                              Fee
      4.09                                                              Fee
      4.10                                                              Fee
      4.11                                                              Fee
      4.12                                                              Fee
       5                   2/1/2016      360               360          Leasehold                No
       6                   2/1/2016      300               300          Fee                      No
      6.01                                                              Fee
      6.02                                                              Fee
      6.03                                                              Fee
      6.04                                                              Fee
      6.05                                                              Fee
       7                   4/1/2016      420               419          Fee                      No
       8                   4/1/2016      360               360          Fee                      No
       9                   3/1/2016      360               360          Fee                      No
       10                  2/1/2016      300               297          Fee                      No
       11                  1/1/2016      360               360          Fee/Leasehold            No
       12                  4/1/2016      360               360          Fee                      No
       13                 5/11/2016      360               360          Fee                     Yes
                                          0                 0           Fee/Leasehold            No
       14                  2/1/2011       0                 0           Fee                      No
       15                  2/1/2011       0                 0           Fee                      No
       16                  5/1/2011       0                 0           Leasehold                No
       17                  5/1/2016      360               360          Fee                      No
       18                  2/1/2016      360               360          Fee                      No
       19                  4/1/2016      360               359          Fee                      No
     19.01                                                              Fee
     19.02                                                              Fee
     19.03                                                              Fee
       20                  5/1/2016      300               300          Fee                      No
       21                  5/1/2016      360               360          Fee                      No
       22                  4/1/2013      360               359          Fee                     Yes
       23                  3/1/2011       0                 0           Fee                      No
       24                  5/1/2016      360               360          Fee                      No
       25                  1/1/2016      360               360          Fee                      No
       26                  4/1/2016      360               360          Fee                      No
                           2/1/2016      360               360          Fee                      No
       27                  2/1/2016      360               360          Fee                      No
       28                  2/1/2016      360               360          Fee                      No
       29                  2/1/2016      360               360          Fee                      No
       30                  1/1/2016      360               360          Fee                      No
       31                 12/1/2015      360               360          Fee                      No
       32                  1/1/2016      360               360          Fee                      No
                           2/1/2016      360               360          Fee                      No
       33                  2/1/2016      360               360          Fee                      No
       34                  2/1/2016      360               360          Fee                      No
       35                  2/1/2016      360               360          Fee                      No
       36                  2/1/2016      360               360          Fee                      No
       37                  2/1/2016      360               360          Fee                      No
       38                  4/1/2016      360               360          Fee                      No
       39                 12/1/2015      360               355          Fee/Leasehold            No
     39.01                                                              Fee
     39.02                                                              Leasehold
       40                  2/1/2016      240               237          Fee/Leasehold            No
     40.01                                                              Fee
     40.02                                                              Fee
     40.03                                                              Leasehold
     40.04                                                              Fee
       41                  2/1/2016      360               360          Fee                      No
       42                  4/1/2016      360               359          Fee                      No
       43                  2/1/2016      240               237          Fee                      No
     43.01                                                              Fee
     43.02                                                              Fee
     43.03                                                              Fee
     43.04                                                              Fee
     43.05                                                              Fee
     43.06                                                              Fee
       44                  1/1/2016      360               360          Fee                     Yes
       45                  3/1/2016      360               358          Fee                      No
       46                  5/1/2016      300               300          Fee                      No
       47                  4/1/2016      360               360          Fee                      No
       48                  5/1/2016      360               360          Fee                      No
       49                  6/1/2012      360               360          Fee/Leasehold           Yes
       50                 4/11/2016      360               360          Fee                      No
                           2/1/2016      300               297          Fee                      No
       51                  2/1/2016      300               297          Fee                      No
       52                  2/1/2016      300               297          Fee                      No
       53                  3/1/2016      360               358          Fee                      No
       54                  2/1/2016       0                 0           Fee                      No
     54.01                                                              Fee
     54.02                                                              Fee
     54.03                                                              Fee
     54.04                                                              Fee
     54.05                                                              Fee
       55                  3/1/2016      360               358          Fee                      No
       56                  2/1/2016      300               300          Fee                      No
     56.01                                                              Fee
     56.02                                                              Fee
     56.03                                                              Fee
     56.04                                                              Fee
       57                  4/1/2016      360               360          Fee                      No
       58                 3/11/2011       0                 0           Fee                      No
       59                  2/1/2016      360               357          Fee                      No
       60                  3/1/2016      360               360          Fee                      No
       61                  2/1/2013      360               360          Fee                      No
       62                  4/1/2011      360               359          Fee                      No
       63                  5/1/2016      360               360          Fee                      No
       64                  4/1/2016      360               360          Fee                      No
       65                  5/1/2011      360               360          Fee                      No
       66                  4/1/2016      360               360          Fee                      No
       67                  3/1/2016      360               358          Fee                      No
       68                 11/1/2015      360               354          Fee                      No
       69                  4/1/2016      300               299          Fee                      No
       70                 5/11/2016      360               360          Fee                      No
       71                  3/1/2016      360               360          Fee                      No
       72                  3/1/2016      360               360          Fee                      No
       73                  3/1/2011       0                 0           Fee                      No
       74                  1/1/2016      360               356          Fee                      No
       75                  3/1/2016      360               358          Fee                      No
       76                  4/1/2016      360               359          Fee                      No
       77                  1/1/2016      360               360          Fee                      No
       78                  4/1/2016      360               359          Fee                      No
       79                  1/1/2016      300               296          Fee                      No
       80                  5/1/2016      360               360          Fee                      No
       81                  4/1/2016      360               359          Leasehold                No
       82                  4/1/2016      360               359          Fee                      No
       83                  4/1/2016      300               299          Fee                      No
       84                  3/1/2016      360               358          Fee                      No
     84.01                                                              Fee
     84.02                                                              Fee
     84.03                                                              Fee
     84.04                                                              Fee
     84.05                                                              Fee
       85                 11/1/2015      360               354          Fee                      No
     85.01                                                              Fee
     85.02                                                              Fee
       86                  2/1/2016      360               357          Fee                      No
       87                 3/11/2016      360               360          Fee                      No
       88                  8/1/2015       0                 0           Fee                      No
       89                  3/1/2016      300               298          Fee                      No
       90                  3/1/2016      300               298          Fee                      No
       91                  2/1/2016      360               357          Fee                      No
       92                  3/1/2016      360               360          Fee                      No
       93                 10/1/2015      360               360          Leasehold                No
       94                  4/1/2016      360               360          Fee                      No
       95                  3/1/2016      300               298          Fee                      No
       96                  4/1/2016      360               359          Fee                      No
       97                  2/1/2011       0                 0           Fee                      No
       98                  4/1/2016      360               360          Fee                      No
       99                  5/1/2016      396               396          Fee                      No
      100                  3/1/2016      360               360          Fee                      No
      101                  3/1/2016      300               298          Fee                      No
      102                  2/1/2016      240               237          Fee                      No
     102.01                                                             Fee
     102.02                                                             Fee
      103                  4/1/2016      360               359          Fee                      No
      104                  5/1/2016      300               300          Fee                      No
     104.01                                                             Fee
     104.02                                                             Fee
     104.03                                                             Fee
      105                  5/1/2016      360               360          Fee                      No
      106                  2/1/2016      360               357          Fee                      No
      108                  5/1/2016      420               420          Fee                      No
      109                  5/1/2016      360               360          Fee                      No
      110                 4/11/2016      360               359          Fee                      No
      111                  3/1/2016      360               360          Fee                      No
     111.01                                                             Fee
     111.02                                                             Fee
      112                 11/1/2015      360               360          Fee                      No
      113                  3/1/2016      360               358          Fee                      No
      114                  5/1/2016      360               360          Fee                      No
      115                  5/1/2016      360               360          Fee                      No
      116                  5/1/2016      360               360          Fee                      No
      117                 4/11/2016      360               360          Fee                      No
      118                  4/1/2016      360               359          Fee                      No
      119                  2/1/2016      360               360          Fee/Leasehold            No
      120                  4/1/2016      300               299          Fee                      No
      121                  3/1/2016      360               358          Fee                      No
      122                  4/1/2016      360               360          Fee                      No
      123                 3/11/2016      300               300          Fee                      No
      124                  4/1/2016      360               359          Fee                      No
      125                  4/1/2016      240               239          Leasehold                No
      126                 5/11/2016      360               360          Fee                      No
      127                 5/11/2016      360               360          Fee                      No
     127.01                                                             Fee
     127.02                                                             Fee
      128                  3/1/2016      360               358          Fee                      No
     128.01                                                             Fee
     128.02                                                             Fee
      129                 5/11/2016      360               360          Fee                      No
      130                  5/1/2016      300               300          Fee                      No
      131                  2/1/2016      360               357          Fee                      No
      132                  3/1/2016      360               360          Fee                      No
                           2/1/2016      360               360          Fee                      No
      133                  2/1/2016      360               360          Fee                      No
      134                  2/1/2016      360               360          Fee                      No
      135                  2/1/2016      300               297          Fee                      No
      136                  2/1/2011      360               357          Fee                      No
      137                  3/1/2016      360               360          Fee                      No
      138                  2/1/2011      180               177          Fee                      No
      139                  4/1/2016      360               359          Fee                      No
      140                  5/1/2016      360               360          Fee                      No
      141                  3/1/2016      360               358          Fee                      No
     141.01                                                             Fee
     141.02                                                             Fee
     141.03                                                             Fee
     141.04                                                             Fee
     141.05                                                             Fee
     141.06                                                             Fee
     141.07                                                             Fee
     141.08                                                             Fee
     141.09                                                             Fee
      142                  4/1/2016      360               359          Fee                      No
      143                  3/1/2016      300               300          Fee                      No
      144                  4/1/2016      360               359          Fee                      No
      145                  1/1/2016      300               296          Fee                      No
      146                  5/1/2016      360               360          Fee                      No
      147                 11/1/2015      360               354          Fee                      No
      148                  3/1/2016      300               300          Fee                      No
      149                  4/1/2016      300               299          Fee                      No
      150                  2/1/2016      360               357          Fee                      No
      151                  1/1/2016      300               296          Fee                      No
      152                  3/1/2016      360               360          Fee                      No
      153                  3/1/2016      360               358          Fee                      No
      154                 4/11/2011      360               359          Fee                      No
      155                  3/1/2016      360               360          Fee                      No
      156                  4/1/2016      360               360          Fee                      No
      157                  2/1/2016      240               237          Fee                      No
      158                  2/1/2011       0                 0           Fee                      No
      159                  2/1/2016      360               360          Fee                      No
      160                  5/1/2016      300               300          Fee                      No
      161                  4/1/2016      300               299          Fee                      No
      162                  4/1/2016      360               359          Fee                      No
      163                  2/1/2016      360               357          Fee                      No
      164                  2/1/2016      360               357          Fee                      No
      165                 4/11/2016      360               360          Fee                      No
      166                 10/1/2015      360               353          Fee                      No
      167                  2/1/2016      336               336          Fee                      No
      168                 11/1/2015      360               354          Fee                      No
      169                  2/1/2016      360               357          Fee                      No
      170                  2/1/2016      240               237          Fee                      No
      171                  4/1/2016      300               299          Fee                      No
      172                  2/1/2016      240               237          Fee                      No
      173                  4/1/2016      360               359          Fee                      No
      174                 5/11/2016      360               360          Fee                      No
      175                  4/1/2016      360               359          Fee                      No
      176                  3/1/2016      360               358          Fee                      No
      177                 11/1/2015      360               354          Fee                      No
      178                 4/11/2016      360               360          Fee                      No
      179                 4/11/2016      360               359          Fee                      No
      180                 5/11/2016      360               360          Fee                      No
      181                  2/1/2016      360               357          Fee                      No
      182                  2/1/2016      360               357          Fee                      No
      183                10/11/2013      300               293          Fee                      No
      184                 4/11/2016      360               359          Fee                      No
      185                  3/1/2016      360               358          Fee                      No
      186                  4/1/2016      360               360          Fee                      No
      187                  3/1/2016      360               360          Fee                      No
      188                  3/1/2016      360               358          Fee                      No
      189                  3/1/2016      300               298          Fee                      No
      190                  2/1/2016      300               297          Fee                      No
      191                  3/1/2016      360               358          Fee                      No
      192                  3/1/2016      300               298          Fee                      No
      193                  2/1/2016      360               357          Fee                      No
      194                 5/11/2016      240               240          Fee                      No
      195                  3/1/2016      360               358          Fee                      No
      196                  4/1/2016      300               299          Fee                      No
      197                  4/1/2016      300               299          Fee                      No
      198                  3/1/2016      360               358          Fee                      No
      199                 4/11/2016      360               359          Fee                      No
      200                  3/1/2016      360               358          Fee                      No
      201                  3/1/2016      360               358          Fee                      No
      202                 4/11/2016      360               359          Leasehold                No
      203                  4/1/2016      360               359          Fee                      No
      204                  3/1/2016      360               358          Fee                      No
      205                  4/1/2016      240               239          Fee                      No
      206                  2/1/2016      360               357          Fee                      No
      207                  1/1/2016      360               356          Fee                      No
      208                 3/11/2016      360               358          Fee                      No
      209                  2/1/2016      360               357          Fee                      No
      210                  3/1/2016      360               358          Fee                      No
      211                  3/1/2016      360               358          Fee                      No
      212                  3/1/2016      360               358          Fee                      No
      213                  3/1/2016      360               358          Fee                      No
      214                  3/1/2016      360               358          Fee                      No
      215                  1/1/2016      300               296          Fee                      No
      216                  1/1/2016      300               296          Fee                      No
      217                  2/1/2016      360               360          Fee                      No
      218                 4/11/2016      300               299          Fee                      No
      219                  1/1/2016      360               356          Fee                      No
      220                  3/1/2016       0                 0           Fee                      No
      221                  2/1/2016      360               357          Fee                      No
      222                  5/1/2016      300               300          Fee                      No
     222.01                                                             Fee
     222.02                                                             Fee
     222.03                                                             Fee
      223                 4/11/2011      300               299          Fee                      No
     223.01                                                             Fee
     223.02                                                             Fee
      224                  4/1/2016      300               299          Fee                      No
      225                  3/1/2016      360               358          Fee                      No
      226                  2/1/2016      360               357          Fee                      No
      227                  3/1/2016      360               358          Fee                      No
      228                  5/1/2016      300               300          Fee                      No
      229                  3/1/2016      360               358          Fee                      No
      230                  8/1/2015      360               351          Fee                      No
      231                  2/1/2016      360               357          Fee                      No
      232                  2/1/2016      300               297          Fee                      No
      233                  1/1/2016      336               336          Fee                      No
      234                  3/1/2016      360               358          Fee                      No
      235                12/11/2025      240               235          Fee                      No
      236                  8/1/2015      360               351          Fee                      No
      237                  5/1/2016      300               300          Fee                      No
      238                  3/1/2016      360               358          Fee                      No
      239                  2/1/2016      360               357          Fee                      No
      240                  4/1/2016      360               359          Fee                      No
      241                  2/1/2016      360               357          Fee                      No
      242                  3/1/2016      300               298          Fee                      No
      243                  3/1/2016      300               298          Fee                      No
      244                  2/1/2016      360               357          Fee                      No
      245                  1/1/2016      360               356          Fee                      No

                                                             ARD                                                   ENVIRONMENTAL
     LOAN #                                                STEP UP                                                   INSURANCE
     ------                                                -------                                                 -------------

       1                                                                                                                 No
       2                                                                                                                 No
       3                                                                                                                 No
       4                                                                                                                 Yes
      4.01                                                                                                               Yes
      4.02                                                                                                               Yes
      4.03                                                                                                               Yes
      4.04                                                                                                               Yes
      4.05                                                                                                               Yes
      4.06                                                                                                               Yes
      4.07                                                                                                               Yes
      4.08                                                                                                               Yes
      4.09                                                                                                               Yes
      4.10                                                                                                               Yes
      4.11                                                                                                               Yes
      4.12                                                                                                               Yes
       5                                                                                                                 No
       6                                                                                                                 No
      6.01                                                                                                               No
      6.02                                                                                                               No
      6.03                                                                                                               No
      6.04                                                                                                               No
      6.05                                                                                                               No
       7                                                                                                                 No
       8                                                                                                                 No
       9                                                                                                                 No
       10                                                                                                                No
       11                                                                                                                No
       12                                                                                                                No
       13              Greater of: (i) Initial Interest Rate plus 4% or (ii) Treasury Rate plus 3.31%                    No
                                                                                                                         No
       14                                                                                                                No
       15                                                                                                                No
       16                                                                                                                No
       17                                                                                                                No
       18                                                                                                                No
       19                                                                                                                No
     19.01                                                                                                               No
     19.02                                                                                                               No
     19.03                                                                                                               No
       20                                                                                                                No
       21                                                                                                                No
       22        2.0% plus the greater of (i) Initial Interest Rate and (ii) the sum of the Treasury Rate aand 5.0%      No
       23                                                                                                                No
       24                                                                                                                No
       25                                                                                                                No
       26                                                                                                                No
                                                                                                                         No
       27                                                                                                                No
       28                                                                                                                No
       29                                                                                                                No
       30                                                                                                                No
       31                                                                                                                No
       32                                                                                                                No
                                                                                                                         No
       33                                                                                                                No
       34                                                                                                                No
       35                                                                                                                No
       36                                                                                                                No
       37                                                                                                                No
       38                                                                                                                No
       39                                                                                                                No
     39.01                                                                                                               No
     39.02                                                                                                               No
       40                                                                                                                No
     40.01                                                                                                               No
     40.02                                                                                                               No
     40.03                                                                                                               No
     40.04                                                                                                               No
       41                                                                                                                No
       42                                                                                                                No
       43                                                                                                                No
     43.01                                                                                                               No
     43.02                                                                                                               No
     43.03                                                                                                               No
     43.04                                                                                                               No
     43.05                                                                                                               No
     43.06                                                                                                               No
       44                                            Interest Rate + 2%                                                  No
       45                                                                                                                No
       46                                                                                                                No
       47                                                                                                                No
       48                                                                                                                No
       49                                            Interest Rate + 2%                                                  No
       50                                                                                                                No
                                                                                                                         No
       51                                                                                                                No
       52                                                                                                                No
       53                                                                                                                No
       54                                                                                                                No
     54.01                                                                                                               No
     54.02                                                                                                               No
     54.03                                                                                                               No
     54.04                                                                                                               No
     54.05                                                                                                               No
       55                                                                                                                No
       56                                                                                                                No
     56.01                                                                                                               No
     56.02                                                                                                               No
     56.03                                                                                                               No
     56.04                                                                                                               No
       57                                                                                                                No
       58                                                                                                                No
       59                                                                                                                No
       60                                                                                                                No
       61                                                                                                                No
       62                                                                                                                No
       63                                                                                                                No
       64                                                                                                                No
       65                                                                                                                No
       66                                                                                                                No
       67                                                                                                                No
       68                                                                                                                No
       69                                                                                                                No
       70                                                                                                                No
       71                                                                                                                No
       72                                                                                                                No
       73                                                                                                                No
       74                                                                                                                No
       75                                                                                                                No
       76                                                                                                                No
       77                                                                                                                No
       78                                                                                                                No
       79                                                                                                                No
       80                                                                                                                No
       81                                                                                                                No
       82                                                                                                                No
       83                                                                                                                No
       84                                                                                                                No
     84.01                                                                                                               No
     84.02                                                                                                               No
     84.03                                                                                                               No
     84.04                                                                                                               No
     84.05                                                                                                               No
       85                                                                                                                No
     85.01                                                                                                               No
     85.02                                                                                                               No
       86                                                                                                                No
       87                                                                                                                No
       88                                                                                                                No
       89                                                                                                                No
       90                                                                                                                No
       91                                                                                                                No
       92                                                                                                                No
       93                                                                                                                No
       94                                                                                                                No
       95                                                                                                                No
       96                                                                                                                No
       97                                                                                                                No
       98                                                                                                                No
       99                                                                                                                No
      100                                                                                                                No
      101                                                                                                                No
      102                                                                                                                No
     102.01                                                                                                              No
     102.02                                                                                                              No
      103                                                                                                                No
      104                                                                                                                No
     104.01                                                                                                              No
     104.02                                                                                                              No
     104.03                                                                                                              No
      105                                                                                                                No
      106                                                                                                                No
      108                                                                                                                No
      109                                                                                                                No
      110                                                                                                                No
      111                                                                                                                No
     111.01                                                                                                              No
     111.02                                                                                                              No
      112                                                                                                                No
      113                                                                                                                No
      114                                                                                                                No
      115                                                                                                                No
      116                                                                                                                No
      117                                                                                                                No
      118                                                                                                                No
      119                                                                                                                No
      120                                                                                                                No
      121                                                                                                                No
      122                                                                                                                No
      123                                                                                                                No
      124                                                                                                                No
      125                                                                                                                No
      126                                                                                                                No
      127                                                                                                                No
     127.01                                                                                                              No
     127.02                                                                                                              No
      128                                                                                                                No
     128.01                                                                                                              No
     128.02                                                                                                              No
      129                                                                                                                No
      130                                                                                                                No
      131                                                                                                                No
      132                                                                                                                No
                                                                                                                         No
      133                                                                                                                No
      134                                                                                                                No
      135                                                                                                                No
      136                                                                                                                No
      137                                                                                                                No
      138                                                                                                                No
      139                                                                                                                No
      140                                                                                                                No
      141                                                                                                                No
     141.01                                                                                                              No
     141.02                                                                                                              No
     141.03                                                                                                              No
     141.04                                                                                                              No
     141.05                                                                                                              No
     141.06                                                                                                              No
     141.07                                                                                                              No
     141.08                                                                                                              No
     141.09                                                                                                              No
      142                                                                                                                No
      143                                                                                                                No
      144                                                                                                                No
      145                                                                                                                No
      146                                                                                                                No
      147                                                                                                                No
      148                                                                                                                No
      149                                                                                                                No
      150                                                                                                                No
      151                                                                                                                No
      152                                                                                                                No
      153                                                                                                                No
      154                                                                                                                No
      155                                                                                                                No
      156                                                                                                                No
      157                                                                                                                No
      158                                                                                                                No
      159                                                                                                                No
      160                                                                                                                No
      161                                                                                                                No
      162                                                                                                                No
      163                                                                                                                No
      164                                                                                                                No
      165                                                                                                                No
      166                                                                                                                No
      167                                                                                                                No
      168                                                                                                                No
      169                                                                                                                No
      170                                                                                                                No
      171                                                                                                                No
      172                                                                                                                No
      173                                                                                                                No
      174                                                                                                                No
      175                                                                                                                Yes
      176                                                                                                                No
      177                                                                                                                No
      178                                                                                                                No
      179                                                                                                                No
      180                                                                                                                No
      181                                                                                                                No
      182                                                                                                                No
      183                                                                                                                No
      184                                                                                                                No
      185                                                                                                                No
      186                                                                                                                No
      187                                                                                                                No
      188                                                                                                                No
      189                                                                                                                No
      190                                                                                                                No
      191                                                                                                                No
      192                                                                                                                No
      193                                                                                                                No
      194                                                                                                                No
      195                                                                                                                No
      196                                                                                                                No
      197                                                                                                                No
      198                                                                                                                No
      199                                                                                                                No
      200                                                                                                                No
      201                                                                                                                No
      202                                                                                                                No
      203                                                                                                                Yes
      204                                                                                                                No
      205                                                                                                                No
      206                                                                                                                No
      207                                                                                                                No
      208                                                                                                                No
      209                                                                                                                No
      210                                                                                                                No
      211                                                                                                                No
      212                                                                                                                No
      213                                                                                                                No
      214                                                                                                                No
      215                                                                                                                No
      216                                                                                                                No
      217                                                                                                                No
      218                                                                                                                No
      219                                                                                                                No
      220                                                                                                                No
      221                                                                                                                No
      222                                                                                                                No
     222.01                                                                                                              No
     222.02                                                                                                              No
     222.03                                                                                                              No
      223                                                                                                                No
     223.01                                                                                                              No
     223.02                                                                                                              No
      224                                                                                                                No
      225                                                                                                                No
      226                                                                                                                No
      227                                                                                                                No
      228                                                                                                                No
      229                                                                                                                No
      230                                                                                                                No
      231                                                                                                                No
      232                                                                                                                No
      233                                                                                                                No
      234                                                                                                                No
      235                                                                                                                No
      236                                                                                                                No
      237                                                                                                                No
      238                                                                                                                No
      239                                                                                                                No
      240                                                                                                                No
      241                                                                                                                No
      242                                                                                                                No
      243                                                                                                                No
      244                                                                                                                No
      245                                                                                                                No

                                                               PARTIAL
                       CROSS        CROSS                    DEFEASANCE        DEFEASANCE      LETTER OF      LOCKBOX IN
     LOAN #          DEFAULTED      COLLATERALIZED             ALLOWED          ALLOWED          CREDIT         PLACE
     ------          ---------      --------------           ----------        ----------      ---------      ----------

       1                                                         No               Yes              No            Yes
       2                                                         No               Yes              No            Yes
       3                                                         No                No              No            Yes
       4                                                         Yes              Yes              No            Yes
      4.01
      4.02
      4.03
      4.04
      4.05
      4.06
      4.07
      4.08
      4.09
      4.10
      4.11
      4.12
       5                                                         No               Yes              No            Yes
       6                                                         Yes              Yes              No            Yes
      6.01
      6.02
      6.03
      6.04
      6.05
       7                                                         No               Yes              No            Yes
       8                                                         No               Yes              No             No
       9                                                         No               Yes              No            Yes
       10                                                        No               Yes              No            Yes
       11                                                        Yes              Yes              No            Yes
       12                                                        No                No              No            Yes
       13                                                        No               Yes             Yes            Yes
                 Yes (1)            Yes (1)                      No                No              No             No
       14        Yes (1)            Yes (1)                      No                No              No             No
       15        Yes (1)            Yes (1)                      No                No              No             No
       16        Yes (1)            Yes (1)                      No                No              No             No
       17                                                        No               Yes              No            Yes
       18                                                        No               Yes              No            Yes
       19                                                        No               Yes              No             No
     19.01
     19.02
     19.03
       20                                                        No               Yes              No            Yes
       21                                                        No               Yes              No            Yes
       22                                                        No               Yes              No            Yes
       23                                                        No                No              No             No
       24                                                        No               Yes              No            Yes
       25                                                        No               Yes              No             No
       26                                                        No               Yes              No            Yes
                 Yes (2)            Yes (2)                      No               Yes              No            Yes
       27        Yes (2)            Yes (2)                      No               Yes              No            Yes
       28        Yes (2)            Yes (2)                      No               Yes              No            Yes
       29        Yes (2)            Yes (2)                      No               Yes              No            Yes
       30                                                        No               Yes              No            Yes
       31                                                        No               Yes              No            Yes
       32                                                        No               Yes              No            Yes
                 Yes (3)            Yes (3)                      No               Yes              No             No
       33        Yes (3)            Yes (3)                      No               Yes              No             No
       34        Yes (3)            Yes (3)                      No               Yes              No             No
       35        Yes (3)            Yes (3)                      No               Yes              No             No
       36        Yes (3)            Yes (3)                      No               Yes              No             No
       37        Yes (3)            Yes (3)                      No               Yes              No             No
       38                                                        No               Yes              No             No
       39                                                        Yes              Yes              No            Yes
     39.01
     39.02
       40                                                        Yes              Yes              No             No
     40.01
     40.02
     40.03
     40.04
       41                                                        No               Yes              No             No
       42                                                        No               Yes              No             No
       43                                                        Yes              Yes              No            Yes
     43.01
     43.02
     43.03
     43.04
     43.05
     43.06
       44                                                        No               Yes              No            Yes
       45                                                        No                No              No             No
       46                                                        No               Yes              No            Yes
       47                                                        No               Yes              No             No
       48                                                        No               Yes              No            Yes
       49                                                        No               Yes              No            Yes
       50                                                        No               Yes              No             No
                 Yes (4)            Yes (4)                      No               Yes              No             No
       51        Yes (4)            Yes (4)                      No               Yes              No             No
       52        Yes (4)            Yes (4)                      No               Yes              No             No
       53                                                        No               Yes              No             No
       54                                                        Yes              Yes              No             No
     54.01
     54.02
     54.03
     54.04
     54.05
       55                                                        No               Yes              No             No
       56                                                        Yes              Yes              No             No
     56.01
     56.02
     56.03
     56.04
       57                                                        No               Yes              No            Yes
       58                                                        No                No              No             No
       59                                                        No               Yes              No            Yes
       60                                                        No                No              No             No
       61                                                        No               Yes              No             No
       62                                                        No               Yes              No             No
       63                                                        No               Yes              No            Yes
       64                                                        No               Yes              No            Yes
       65                                                        No               Yes              No             No
       66                                                        No               Yes              No             No
       67                                                        No               Yes              No             No
       68                                                        No               Yes              No             No
       69                                                        No               Yes              No            Yes
       70                                                        No               Yes              No             No
       71                                                        No               Yes              No             No
       72                                                        No               Yes              No             No
       73                                                        No                No              No             No
       74                                                        No               Yes              No             No
       75                                                        No               Yes              No             No
       76                                                        Yes              Yes              No             No
       77                                                        No               Yes             Yes            Yes
       78                                                        No               Yes              No             No
       79                                                        No               Yes              No            Yes
       80                                                        No               Yes              No             No
       81                                                        No               Yes              No             No
       82                                                        No               Yes              No             No
       83                                                        No               Yes              No             No
       84                                                        No               Yes             Yes             No
     84.01
     84.02
     84.03
     84.04
     84.05
       85                                                        No               Yes              No             No
     85.01
     85.02
       86                                                        No               Yes              No             No
       87                                                        No               Yes              No             No
       88                                                        No               Yes              No             No
       89                                                        No               Yes              No             No
       90                                                        No               Yes              No             No
       91                                                        No               Yes              No            Yes
       92                                                        No               Yes              No             No
       93                                                        No               Yes              No             No
       94                                                        No                No              No             No
       95                                                        No               Yes              No            Yes
       96                                                        No               Yes              No             No
       97                                                        No                No              No             No
       98                                                        No               Yes              No             No
       99                                                        No               Yes              No             No
      100                                                        No               Yes              No            Yes
      101                                                        No               Yes              No             No
      102                                                        Yes              Yes              No             No
     102.01
     102.02
      103                                                        No               Yes              No             No
      104                                                        No               Yes             Yes             No
     104.01
     104.02
     104.03
      105                                                        No                No              No             No
      106                                                        No               Yes              No             No
      108                                                        No               Yes              No             No
      109                                                        No               Yes              No             No
      110                                                        No               Yes              No             No
      111                                                        No               Yes              No             No
     111.01
     111.02
      112                                                        No               Yes              No             No
      113                                                        No               Yes              No             No
      114                                                        No               Yes              No             No
      115                                                        No               Yes              No             No
      116                                                        No               Yes              No            Yes
      117                                                        No               Yes              No             No
      118                                                        Yes              Yes              No             No
      119                                                        No               Yes              No             No
      120                                                        No               Yes              No             No
      121                                                        No                No              No             No
      122                                                        No               Yes             Yes             No
      123                                                        No                No             Yes             No
      124                                                        No               Yes              No             No
      125                                                        No               Yes             Yes            Yes
      126                                                        No               Yes              No             No
      127                                                        No               Yes              No             No
     127.01
     127.02
      128                                                        No               Yes              No             No
     128.01
     128.02
      129                                                        No               Yes              No             No
      130                                                        No               Yes              No            Yes
      131                                                        No               Yes              No             No
      132                                                        No               Yes              No             No
                 Yes (5)            Yes (5)                      No               Yes              No             No
      133        Yes (5)            Yes (5)                      No               Yes              No             No
      134        Yes (5)            Yes (5)                      No               Yes              No             No
      135                                                        No               Yes              No             No
      136                                                        No               Yes             Yes            Yes
      137                                                        No               Yes              No             No
      138                                                        No               Yes              No             No
      139                                                        No                No              No             No
      140                                                        No               Yes              No             No
      141                                                        No               Yes              No             No
     141.01
     141.02
     141.03
     141.04
     141.05
     141.06
     141.07
     141.08
     141.09
      142                                                        No               Yes              No             No
      143                                                        No               Yes              No             No
      144                                                        No               Yes             Yes             No
      145                                                        No               Yes              No             No
      146                                                        No               Yes              No             No
      147                                                        No               Yes              No             No
      148                                                        No               Yes              No             No
      149                                                        No               Yes              No             No
      150                                                        No               Yes              No             No
      151                                                        No                No              No             No
      152                                                        No               Yes              No             No
      153                                                        No               Yes              No             No
      154                                                        No               Yes              No             No
      155                                                        No               Yes              No             No
      156                                                        No               Yes              No             No
      157                                                        No               Yes              No             No
      158                                                        No                No              No             No
      159                                                        No               Yes              No             No
      160                                                        No               Yes              No             No
      161                                                        No               Yes              No             No
      162                                                        No               Yes              No             No
      163                                                        No               Yes              No             No
      164                                                        No               Yes              No             No
      165                                                        No                No              No             No
      166                                                        No               Yes             Yes             No
      167                                                        No               Yes              No             No
      168                                                        No               Yes              No             No
      169                                                        No               Yes              No            Yes
      170                                                        No               Yes              No            Yes
      171                                                        No               Yes              No             No
      172                                                        No               Yes              No             No
      173                                                        No               Yes              No             No
      174                                                        No               Yes              No             No
      175                                                        No                No              No             No
      176                                                        No               Yes              No             No
      177                                                        No               Yes              No             No
      178                                                        No               Yes              No             No
      179                                                        No               Yes              No            Yes
      180                                                        No               Yes              No             No
      181                                                        No               Yes              No             No
      182                                                        No               Yes              No             No
      183                                                        No               Yes              No             No
      184                                                        No               Yes             Yes             No
      185                                                        No               Yes              No             No
      186                                                        No               Yes              No             No
      187                                                        No               Yes              No             No
      188                                                        No               Yes             Yes             No
      189                                                        No               Yes              No             No
      190                                                        No               Yes              No             No
      191                                                        No               Yes              No             No
      192                                                        No               Yes              No             No
      193                                                        No               Yes             Yes             No
      194                                                        No                No              No             No
      195                                                        No               Yes              No             No
      196                                                        No               Yes              No             No
      197                                                        No               Yes              No            Yes
      198                                                        No               Yes              No             No
      199                                                        No               Yes              No             No
      200                                                        No               Yes              No             No
      201                                                        No               Yes              No             No
      202                                                        No               Yes              No             No
      203                                                        No                No              No             No
      204                                                        No               Yes              No             No
      205                                                        No               Yes              No             No
      206                                                        No               Yes              No             No
      207                                                        No               Yes              No             No
      208                                                        No               Yes              No             No
      209                                                        No               Yes              No             No
      210                                                        No               Yes              No             No
      211                                                        No               Yes              No             No
      212                                                        No               Yes              No             No
      213                                                        No               Yes              No             No
      214                                                        No               Yes              No             No
      215                                                        No               Yes              No             No
      216                                                        No               Yes             Yes             No
      217                                                        No               Yes              No             No
      218                                                        No               Yes              No             No
      219                                                        No               Yes              No             No
      220                                                        No               Yes              No             No
      221                                                        No               Yes             Yes             No
      222                                                        No               Yes              No             No
     222.01
     222.02
     222.03
      223                                                        No               Yes              No             No
     223.01
     223.02
      224                                                        No               Yes              No             No
      225                                                        No               Yes              No             No
      226                                                        No               Yes             Yes             No
      227                                                        No                No              No             No
      228                                                        No               Yes              No             No
      229                                                        No               Yes              No             No
      230                                                        No               Yes              No             No
      231                                                        No               Yes              No             No
      232                                                        No               Yes             Yes            Yes
      233                                                        No               Yes              No             No
      234                                                        No                No              No             No
      235                                                        No                No              No             No
      236                                                        No               Yes              No             No
      237                                                        No               Yes              No             No
      238                                                        No               Yes              No             No
      239                                                        No               Yes              No             No
      240                                                        No               Yes              No             No
      241                                                        No               Yes              No             No
      242                                                        No               Yes              No             No
      243                                                        No               Yes              No             No
      244                                                        No               Yes              No             No
      245                                                        No               Yes              No             No

                                        UPFRONT              UPFRONT             UPFRONT            UPFRONT            UPFRONT
                     HOLDBACK         ENGINEERING             CAPEX              ENVIR.              TI/LC              RE TAX
     LOAN #           AMOUNT          RESERVE ($)          RESERVE ($)         RESERVE ($)        RESERVE ($)        RESERVE ($)
     ------          --------         -----------          -----------         -----------        -----------        -----------

       1
       2
       3
       4                                 96,813                                                      57,623           1,286,450
      4.01
      4.02
      4.03
      4.04
      4.05
      4.06
      4.07
      4.08
      4.09
      4.10
      4.11
      4.12
       5              43,942
       6                                                                           619                                 380,100
      6.01
      6.02
      6.03
      6.04
      6.05
       7                                                                                                                67,900
       8                                 49,375                                                     250,000            315,140
       9                                                                                           1,251,306           232,380
       10                                                                                                               99,403
       11                                                    500,000                               2,500,000           763,476
       12                                                                                          1,300,000            80,428
       13                                                                                                               18,118

       14
       15
       16
       17
       18                                                                                                              195,604
       19                                                                                                               51,583
     19.01
     19.02
     19.03
       20                                                                                                              195,284
       21
       22                                                                                                              190,331
       23
       24
       25                                                                                                              102,167
       26                                28,600              164,000                                                   100,822
                                                                                                                        54,383
       27                                                                                                               27,893
       28                                                                                                               12,612
       29                                                                                                               13,878
       30                                                                                                               94,437
       31                                78,438                                                     209,715            324,690
       32                                                    100,000             93,750                                131,773
                                                                                 35,000                                 95,078
       33                                                                                                               7,374
       34                                                                                                               34,977
       35                                                                                                               8,189
       36                                                                        35,000                                 32,969
       37                                                                                                               11,568
       38                                                                                                               10,157
       39
     39.01
     39.02
       40                                                                                                               31,926
     40.01
     40.02
     40.03
     40.04
       41                                                                                                               54,848
       42
       43
     43.01
     43.02
     43.03
     43.04
     43.05
     43.06
       44                                                                                          1,200,000            25,069
       45                                                                                                               69,832
       46                                                                                                               45,332
       47                                                                                                              111,301
       48                                                     50,000
       49                                25,682                                                     289,592             88,747
       50                                                    162,000                                                    85,614
                                                                                                                        52,536
       51                                                                                                               27,916
       52                                                                                                               24,621
       53                                                                                                              101,935
       54                               108,438
     54.01
     54.02
     54.03
     54.04
     54.05
       55                                                                                                              117,034
       56
     56.01
     56.02
     56.03
     56.04
       57
       58                                54,095                                                                         85,968
       59                               476,875                                                                         30,523
       60                                                                                                               28,710
       61                                                                                                               26,446
       62                                                                                                               96,373
       63
       64                                                                                           306,075
       65                                                                                                               29,257
       66                                18,050              144,000
       67            500,000
       68                                                                                                               21,215
       69                               912,606                                                                         26,504
       70                                                                                                               19,674
       71                                18,438               52,953
       72                                                                                                               49,049
       73
       74
       75
       76
       77                                10,000                                                                         45,797
       78
       79                                18,125               60,986                                                   119,520
       80            300,000                                                                                            5,316
       81
       82                                                                                                               13,583
       83                                                                                                               76,836
       84                                                                                                               45,123
     84.01
     84.02
     84.03
     84.04
     84.05
       85                                34,228                                                                         42,923
     85.01
     85.02
       86                                23,781                                                                         6,174
       87                                                                                                               42,266
       88                                                                                            7,767              5,010
       89                                                                                                               38,573
       90                                                                                                               37,618
       91                                                                                                               24,454
       92                                                                                                               38,178
       93
       94                                                                                                               68,250
       95
       96                                                                                                               13,408
       97
       98                               111,370                                                      50,000             16,340
       99                                                                                                               37,013
      100                                                                                           150,000
      101
      102                                                                                                               40,735
     102.01
     102.02
      103                                                                                                               68,132
      104                                12,750                                                                         71,177
     104.01
     104.02
     104.03
      105                                                                                                               12,171
      106                               256,250                                                                         11,782
      108                                                                                                               22,728
      109                               226,471                                                     150,000             4,876
      110                                50,000                                                                         1,024
      111
     111.01
     111.02
      112                                                                                                               53,627
      113                                3,750
      114                                                                                                               33,238
      115                                                                                           100,000             43,868
      116
      117                                                                                                               16,069
      118                                                                                           200,000             8,700
      119                                                                                                               53,156
      120
      121                                                                                           150,000
      122                                67,450                                                                         49,663
      123                                                     96,000
      124                                                                                                               39,642
      125                                                                                                               13,677
      126                                                                                                               21,010
      127                                                                                           150,000             31,897
     127.01
     127.02
      128                                38,125                                                                         12,939
     128.01
     128.02
      129
      130                                34,000               69,077                                                    23,017
      131
      132                                                                                                               13,443
                                         25,000
      133                                25,000
      134
      135                                                                                                               32,520
      136                                                                                                               24,698
      137                                                                                                               24,803
      138                                5,000                                                                          25,978
      139                                                                                                               15,958
      140                                                                                            75,000
      141                                                                                                               16,410
     141.01
     141.02
     141.03
     141.04
     141.05
     141.06
     141.07
     141.08
     141.09
      142                                                                                                               10,507
      143                                                                                                               33,850
      144
      145                                6,875                                                                          1,643
      146                                                                                           250,000             2,375
      147                                                                                                               6,167
      148                                                                                                               12,819
      149                                                                                                               54,116
      150                                                                                            10,000             19,171
      151                                                                                                               17,500
      152                                                     88,000                                                    38,338
      153                                32,710
      154                                                                                                               2,368
      155                                                                                                               32,075
      156                                                                                                               11,909
      157                                                                                                               18,490
      158
      159                                                                        46,875                                 68,948
      160                                                                                                               14,727
      161                                                                                                               37,223
      162                                                                                                               12,041
      163
      164                                                                                                               13,039
      165                                                                                            50,000
      166                                                                                                               8,357
      167                                                                                                               3,338
      168                                                                                                               66,647
      169
      170                                                                                                               38,272
      171                                                                                                               18,644
      172                                                                                            51,562             2,113
      173                                                                                                               14,414
      174                                                     42,408                                                    21,893
      175                                                     72,960                                                    27,653
      176                                                                                                               20,500
      177                                9,000                                                                          18,275
      178                                                                                            52,300             29,500
      179                                25,000                                                                         6,085
      180                                                                                                               28,792
      181                                                                                                               5,877
      182                                                                                                               11,041
      183                                                                                                               22,148
      184
      185                                                                                                               4,879
      186
      187                                                                                                               3,663
      188                                                                                                               11,535
      189                                19,500                                                                         15,061
      190                                                                                                               7,744
      191                                                                                                               15,347
      192                                                                                                               2,071
      193                                                                                                               5,212
      194                                                                                                               30,202
      195                                 100                                                                           5,106
      196
      197                                                                                                               1,053
      198                                                                                                               12,172
      199                                                     5,000                                  50,000             5,740
      200                                                                                                               10,997
      201                                                                                                               11,128
      202                                                                                                               17,671
      203                                                     48,400                                                    22,381
      204                                                                                                               16,998
      205                                                                                                               2,605
      206
      207                                                                                                               9,565
      208
      209                                7,813                                                                          1,689
      210                                                                                                               3,014
      211                                1,775                                                                          6,961
      212                                                                                                               17,905
      213                                                                                                               2,869
      214                                                                                                               6,707
      215                                                                                            40,000             4,390
      216
      217                                                                                                               7,114
      218                                15,500                                                                         14,637
      219                                                                                                               1,204
      220
      221                                                                                                               3,383
      222                                                                         1,000                                 17,836
     222.01
     222.02
     222.03
      223                                                     1,565                                  5,460
     223.01
     223.02
      224                                                                                                               32,424
      225
      226                                                                                                               17,594
      227                                                                                                               11,550
      228                                                                                                               17,101
      229                                8,363                                                                          4,941
      230                                                                                                               12,527
      231                                                                                                               10,571
      232                                                                                                               2,681
      233                                                                                                               8,975
      234                                                                                                               16,456
      235
      236                                                                                                               4,977
      237                                                                                                               11,747
      238                                                                                                               18,542
      239                                                                                                               2,739
      240                                                                                                               3,458
      241                                                                                                               2,376
      242                                                                                                               7,707
      243                                                                                                               2,767
      244
      245                                                                                                               5,414

                       UPFRONT              UPFRONT                MONTHLY                  MONTHLY                 MONTHLY
                         INS.                OTHER                  CAPEX                    CAPEX                   TI/LC
     LOAN #          RESERVE ($)          RESERVE ($)            RESERVE ($)            RESERVE CAP ($)           RESERVE ($)
     ------          -----------          -----------            -----------            ---------------           -----------

       1                                                                                    256,537
       2                                                                                     95,838
       3
       4               179,969               1,667                 19,018
      4.01
      4.02
      4.03
      4.04
      4.05
      4.06
      4.07
      4.08
      4.09
      4.10
      4.11
      4.12
       5               148,252                                      5,442                    65,300
       6                62,655                                     18,990
      6.01
      6.02
      6.03
      6.04
      6.05
       7                12,208                                      6,226                   225,000
       8                                                            4,239
       9                31,611                                      6,832                   245,952
       10               46,594                                     35,320
       11               26,266              777,514                 8,997
       12
       13               45,056               92,690                 2,687                    96,720

       14
       15
       16
       17
       18               22,318                                     31,646
       19               48,770                                      2,469
     19.01
     19.02
     19.03
       20                                                          35,320
       21
       22               18,416                                      7,896
       23
       24
       25               72,092                                      7,458
       26               5,850                                       2,380
                        13,858              482,226                  599
       27               7,167               252,365                  413
       28               3,286               137,205                  79
       29               3,404                92,656                  107
       30               13,028             2,525,608                2,121
       31               2,829               693,000                 3,485
       32               2,961
                        25,811              771,102
       33               16,349              753,602
       34               2,125
       35               3,142                17,500
       36               2,097
       37               2,097
       38               2,513                                       1,039                    45,708
       39               6,698               127,065                 2,642
     39.01
     39.02
       40                                                          21,897
     40.01
     40.02
     40.03
     40.04
       41               10,250               10,000                 6,333
       42               22,422                                      1,213
       43                                   100,000
     43.01
     43.02
     43.03
     43.04
     43.05
     43.06
       44               19,269                                      1,121
       45               19,349                                      2,740                   553,300
       46                                                          18,286                   800,000
       47               48,559                                      4,817
       48                                    80,201                                          50,000
       49                                   891,705                 1,772
       50               30,663
                        9,282                                      Various
       51               5,681                               4% of Gross Revenues
       52               3,601                                       6,540
       53                                                           4,800
       54
     54.01
     54.02
     54.03
     54.04
     54.05
       55               3,486                                       5,028
       56               73,763               13,363                12,542                   150,500
     56.01
     56.02
     56.03
     56.04
       57               21,957
       58               64,706                                      4,850
       59               48,360                                      5,500
       60                                                            291
       61                                                            617
       62               14,099                                       932
       63                303
       64                                                           1,372                    16,465
       65               15,187                                       800                     19,210
       66               5,438
       67               21,712                                      1,174                    42,300
       68               4,663                                       2,564                    90,000
       69                                   180,736                14,175
       70               5,693              1,000,000                 727                     21,807
       71               23,458                                      5,151
       72               3,788                                       1,084                    38,954
       73
       74               52,983                                      6,021
       75
       76                                    18,750                  326
       77               3,067                                       1,430
       78
       79               78,723                                     20,793
       80               13,513                                       460
       81
       82               25,300                                     11,030
       83               34,097                                      5,483
       84               18,988
     84.01
     84.02
     84.03
     84.04
     84.05
       85               10,834                                      1,061                    38,178
     85.01
     85.02
       86               32,468                                      3,875
       87               2,142                                       1,350                    32,411
       88               1,785               725,600                  540                     20,520
       89                                                           8,561                   225,000
       90                                                           9,529                   225,000
       91               11,882                                      2,771
       92               6,768                                        500                     29,000
       93
       94               36,618                                       561                     26,940
       95                                   133,331                  833                     30,000
       96               13,542                                     10,045
       97
       98               8,044                                       1,004                    24,086
       99               38,147                                      1,313
      100                                                            471
      101
      102                                                          10,039
     102.01
     102.02
      103               2,551                15,000                  728                     25,000
      104               9,599                                       2,417                    87,009
     104.01
     104.02
     104.03
      105               4,340                                        610
      106               21,060                                      2,583
      108               30,294
      109               7,130                                        833
      110               2,188                92,290                  329                     7,910
      111                761                                         412                     14,820
     111.01
     111.02
      112               2,090                10,042                 1,597                    33,000
      113               6,930                                        525
      114
      115               5,775               124,518                  734                     35,000
      116                                    36,460
      117               2,946                21,740                  558                     20,084
      118               4,564                                       1,486
      119               3,029                                       1,494                    53,000
      120               99,076                                     12,246
      121                                                            648
      122                                                            549
      123                                                                                    96,000
      124               4,691                                        625
      125                                    42,077
      126               9,788                12,800                  324                     7,775
      127               2,857                                       1,086
     127.01
     127.02
      128               1,922               150,000                  809
     128.01
     128.02
      129
      130               36,749                                      8,230
      131               14,495               67,504                  208
      132               1,317                                        586
                        24,539                                      5,555
      133               10,025                                      2,333
      134               14,514                                      3,222
      135               11,489                                      5,667
      136               3,595                                        466
      137               5,023                                       2,500                    90,000
      138               20,606                                      4,500
      139               14,447                                      2,750
      140                623                                         397                     40,000
      141               3,818                                        746                     37,570
     141.01
     141.02
     141.03
     141.04
     141.05
     141.06
     141.07
     141.08
     141.09
      142               3,575               361,575                  180
      143               14,646                                      8,830
      144                387                 20,484                  461                     17,000
      145               27,264                                      2,720
      146               1,915                                        201                     7,500
      147               7,691                                       8,716                   352,000
      148               8,337                                       6,499
      149               5,839
      150               1,115                28,000                  369
      151               5,202                                       2,597                   400,000
      152               6,099                                        704
      153               7,627                                       1,672                   102,820
      154               2,952                                       1,875                    45,000
      155               8,041                                       1,043
      156               6,213                                       2,021
      157               1,726                                        426
      158
      159
      160               18,320                                      2,750
      161               27,617                                      5,148
      162               2,142                55,000                  265
      163                                   118,516
      164               2,742                                        373
      165               1,281                                        372
      166               4,444
      167               5,473                                        621
      168               3,541                                       2,083
      169               2,006                                        550
      170               1,070                                        435                     15,642
      171               5,321                                        656                     10,000
      172                256                                         197
      173               3,084                                       1,688
      174               3,245                                                                42,408
      175               13,867
      176               2,114                15,898                  203
      177               3,635                                       3,075
      178               5,418                67,855                                          10,458
      179               3,522
      180               3,885               460,000                  163
      181               11,423                                      2,404
      182               1,603                                        839                     30,186
      183               16,614               14,000                 6,703
      184               2,837
      185                579                                         497                     17,880
      186               5,456                                        587                     21,147
      187                                                            325
      188               2,189                                        333                     19,960
      189               1,690                                        934
      190               4,656                                        559
      191               1,965                                        464
      192               1,330                                       1,098
      193               3,041                                        249
      194                822
      195               2,788                                        993
      196               35,988                                      6,298
      197               3,037
      198               18,751                                      1,375
      199                696                                                                 5,000
      200               4,738                                       2,270
      201               4,310                                       1,000
      202               1,457                7,140                   168                     4,032
      203               9,269
      204               1,818                                        118
      205               3,589                                        519
      206
      207               2,561                                        404
      208               6,185                26,042
      209                527                                         250                     15,000
      210                455                                         99
      211               5,573                                        834
      212               3,562                                        508
      213                805                                         439                     15,789
      214                570                366,000                  736
      215               3,273                                        248
      216                                                            156
      217               6,658               225,000                  225
      218               4,298                                       1,150
      219                545                                         148
      220
      221                836                                                                 14,140
      222               12,063                                      1,833
     222.01
     222.02
     222.03
      223                                                                                    1,565
     223.01
     223.02
      224               1,128                                        555
      225               2,048                                        195
      226               2,427                                        236                     8,508
      227               1,103                15,000                  82
      228               12,525                                      1,875
      229               5,158                                        595
      230               1,304                                        772
      231                                                            251
      232               4,863                                        307
      233               11,306                                       940
      234               3,235                                        86
      235               2,108                                        88                      2,500
      236               1,942                                        788
      237               9,477                                       1,333
      238               5,944                                        141
      239               1,238                                        571
      240                445                                         99                      3,600
      241                795                                         673                     40,385
      242               2,219                                        210
      243               1,915                                        551                     2,203
      244                                                            547
      245               4,619                                        340

                          MONTHLY                 MONTHLY              MONTHLY              MONTHLY
                           TI/LC                   RE TAX                INS.                OTHER              GRACE
     LOAN #           RESERVE CAP ($)           RESERVE ($)          RESERVE ($)          RESERVE ($)          PERIOD
     ------           ---------------           -----------          -----------          -----------          ------

       1                                                                                                          5
       2                                                                                                          0
       3                                                                                                          5
       4                                          171,352               25,710                833                 0
      4.01
      4.02
      4.03
      4.04
      4.05
      4.06
      4.07
      4.08
      4.09
      4.10
      4.11
      4.12
       5                                                                21,179                                    5
       6                                           33,259               5,220                                     0
      6.01
      6.02
      6.03
      6.04
      6.05
       7                   25,000                  67,900               12,208                                    5
       8                   4,167                  105,047                                                         5
       9                   25,000                  58,095               6,322                                     5
       10                                          49,701               7,759                                     5
       11                                          95,435               13,133                                    5
       12                                          40,214                                                         5
       13                                          9,059                7,509                                     0
                                                                                                                  5
       14                                                                                                         5
       15                                                                                                         5
       16                                                                                                         5
       17                                                                                                         5
       18                                          48,901               11,159                                    5
       19                  9,952                   25,791               6,096                                     5
     19.01
     19.02
     19.03
       20                                          39,057                                                         5
       21                                                                                                         5
       22                  24,575                  63,444               4,604                                     5
       23                                                                                                         5
       24                                                                                                         5
       25                                          25,542               8,440                                     5
       26                  2,500                   16,804               2,925                                     5
                                                   8,400                1,260                                     5
       27                                          3,985                 652                                      5
       28                                          2,102                 299                                      5
       29                                          2,313                 309                                      5
       30                                          23,609               1,448                                     5
       31                                          34,329               2,829                                     5
       32                  4,167                                         740                                      5
                                                   20,764               3,386                                     5
       33                                          1,475                2,044                                     5
       34                                          8,744                 425                                      5
       35                                          1,638                 393                                      5
       36                                          6,594                 262                                      5
       37                                          2,314                 262                                      5
       38                  4,167                   10,157               1,378                                     5
       39                                          20,253               6,698                                     5
     39.01
     39.02
       40                                          7,982                                                          5
     40.01
     40.02
     40.03
     40.04
       41                                          27,424               5,125                                     5
       42                                          11,147               1,962                                     5
       43                                                                                                         5
     43.01
     43.02
     43.03
     43.04
     43.05
     43.06
       44                                          8,356                2,141                                     5
       45                  10,910                  13,966               2,150                                     5
       46                                          11,333                                                         5
       47                                          18,550               5,395                                     5
       48                                                                                                         5
       49                  4,167                   22,187                                    3,469                5
       50                                          21,403               4,380                                     0
                                                   17,512               3,094                                     5
       51                                          9,305                1,894                                     5
       52                                          8,207                1,200                                     5
       53                                          20,387               5,963                                     5
       54                                                                                                         5
     54.01
     54.02
     54.03
     54.04
     54.05
       55                                          22,039               1,743                                     5
       56                                          7,473                12,294                                    7
     56.01
     56.02
     56.03
     56.04
       57                                                               1,830                                     5
       58                                          28,656               5,584                                     0
       59                                          15,261               4,836                                     5
       60                   971                    5,742                                                          5
       61                                          4,408                                                          5
       62                                          24,093               2,014                                     5
       63                                                                303                                      5
       64                  6,250                                         424                                      5
       65                  4,002                   14,628               1,687                                     5
       66                                          4,398                2,719                                     5
       67                  5,371                   15,528               2,412                                     5
       68                  8,481                   10,608               4,663                                     5
       69                                          6,626                3,556                                     5
       70                  3,635                   4,919                 949                                      0
       71                                          10,780               3,910                                     5
       72                                          16,350               1,894                                     5
       73                                                                                                         5
       74                                                               4,817                                     5
       75                                                                                                         5
       76                                          5,831                1,042                                     5
       77                                          11,449               1,534                                     5
       78                                                                                                         5
       79                                          23,904               7,157                                     5
       80                  3,450                   5,316                1,351                                     5
       81                                                                                                         5
       82                                          13,583               2,108                                     5
       83                                          7,684                2,841                                     5
       84                                          10,344               2,713                                     5
     84.01
     84.02
     84.03
     84.04
     84.05
       85                  1,063                   7,154                2,167                                     5
     85.01
     85.02
       86                                          6,174                3,247                                     5
       87                  2,611                   14,089               2,142                                     0
       88                  3,037                   5,010                 357                                      5
       89                                          12,858                                                         5
       90                                          12,539                                                         5
       91                                          8,044                2,376                                     5
       92                  2,387                   5,454                 615                                      5
       93                                                                                                         5
       94                  1,250                   11,375               7,324                                     5
       95                                                                                                         5
       96                                          13,408               2,708                                     5
       97                                                                                                         5
       98                  4,167                   16,340                                                         5
       99                                          9,253                3,338                                     5
      100                  3,221                   2,147                1,098                                     5
      101                                                                                                         5
      102                                          8,147                                                          5
     102.01
     102.02
      103                                          13,626                850                                      5
      104                                          7,118                1,600                                     5
     104.01
     104.02
     104.03
      105                  1,042                   12,171                543                                      5
      106                                          3,927                2,106                                     5
      108                   992                    3,788                2,524                                     5
      109                                          4,876                1,019                                     5
      110                  1,508                   1,024                 729                                      0
      111                  2,155                   5,857                 381                                      5
     111.01
     111.02
      112                  4,774                   13,407                418                                      5
      113                                          6,642                 630                                      5
      114                  1,000                                                                                  5
      115                                          7,311                 825                                      5
      116                                                                                                         5
      117                  1,860                   2,009                1,473                                     0
      118                  1,250                   2,900                1,141                                     5
      119                  7,356                   8,859                1,010                                     5
      120                                          4,476                9,908                                     5
      121                                          3,848                                                          5
      122                  2,750                   7,318                 599                                      5
      123                                          5,978                                                          0
      124                                          9,911                1,173                                     5
      125                                          6,838                                                          5
      126                  1,080                   5,252                 856                                      0
      127                                          4,557                1,429                                     0
     127.01
     127.02
      128                  2,709                   6,470                1,922                                     5
     128.01
     128.02
      129                                                                                                         0
      130                                          4,603                5,250                                     5
      131                  1,453                   2,614                2,899                                     5
      132                  1,950                   4,481                 659                                      5
                                                   11,301               4,090                                     5
      133                                          4,341                1,671                                     5
      134                                          6,960                2,419                                     5
      135                                          8,130                2,298                                     5
      136                                          3,528                 599                                      5
      137                                          12,401               2,511                                     5
      138                  8,313                   25,978               6,869                                     5
      139                                          3,192                1,913                                     5
      140                                          2,522                 623                                      5
      141                                           751                 1,909                                     5
     141.01
     141.02
     141.03
     141.04
     141.05
     141.06
     141.07
     141.08
     141.09
      142                  1,871                   2,101                 894                                      5
      143                                          8,463                                                          5
      144                                                                387                                      5
      145                                           821                 3,029                                     5
      146                                          2,375                 958                                      5
      147                                          6,167                7,691                                     5
      148                                          2,888                                                          5
      149                                          7,732                                                          5
      150                  1,398                   3,834                 557                                      5
      151                                                                                                         5
      152                  3,750                   5,452                1,525                                     5
      153                  1,267                   2,947                 636                                      5
      154                                          2,368                1,476                                     0
      155                                          6,415                2,680                                     5
      156                                          2,977                1,553                                     5
      157                                          3,698                 575                                      5
      158                                                                                                         5
      159                                          7,661                                                          5
      160                                          5,111                2,036                                     5
      161                                          9,306                2,511                                     5
      162                  1,576                   4,014                 428                                      5
      163                                                                                                         5
      164                  1,707                   6,519                 914                                      5
      165                  10,000                  4,085                 427                                      0
      166                                          2,786                 889                                      5
      167                                          1,113                 684                                      5
      168                                          6,059                1,180                                     5
      169                  1,147                   3,668                1,003                                     5
      170                  1,531                   5,467                 267                                      5
      171                                          4,661                1,330                                     5
      172                                           352                  256                                      5
      173                                          2,402                1,542                                     5
      174                                          7,298                1,623                                     0
      175                                          6,913                1,226                                     5
      176                  1,257                   2,600                 264                                      5
      177                                          6,092                1,817                                     5
      178                                          4,917                1,354                                     0
      179                                          2,028                 391                                      0
      180                  1,000                   9,543                 680                                      0
      181                                          1,959                1,632                                     5
      182                                          5,521                 801                                      5
      183                                          1,554                3,489                1,167                0
      184                                          2,130                 946                                      0
      185                                          1,220                 289                                      5
      186                                          7,319                 606                                      5
      187                                          1,221                 347                                      5
      188                  1,630                   1,153                 274                                      5
      189                  4,732                   5,020                 845                                      5
      190                                          3,872                 582                                      5
      191                  2,524                   5,116                 655                                      5
      192                   372                     414                  222                                      5
      193                   696                    1,737                 507                                      5
      194                                          4,315                 822                                      0
      195                                          2,553                1,394                                     5
      196                                          2,947                3,599                                     5
      197                                           351                  337                                      5
      198                                          4,057                1,705                                     5
      199                                          1,148                 232                                      0
      200                                          2,749                 948                                      5
      201                                          5,564                 862                                      5
      202                   840                    2,945                 364                                      0
      203                                          4,206                1,030                                     5
      204                   710                    3,400                 260                                      5
      205                                          2,605                 326                                      5
      206                                                                                                         5
      207                  1,530                   3,188                1,281                1,190                5
      208                                                                515                                      0
      209                   651                    1,689                 264                                      5
      210                   347                     502                  228                                      5
      211                                          1,392                 697                                      5
      212                                          2,984                 509                                      5
      213                                          2,869                 403                                      5
      214                                          1,677                 570                                      5
      215                   991                    2,195                 655                                      5
      216                   917                                                                                   5
      217                  1,051                   2,371                 740                                      5
      218                                          2,927                2,149                                     0
      219                   837                     602                  273                                      5
      220                                                                                                         5
      221                                           846                  418                                      5
      222                                          3,567                1,465                                     5
     222.01
     222.02
     222.03
      223                                                                                                         0
     223.01
     223.02
      224                  1,594                   4,632                 564                                      5
      225                   908                    3,837                 683                                      5
      226                                          3,519                 347                                      5
      227                   459                    2,310                 368                                      5
      228                                          3,420                1,139                                     5
      229                                           988                  645                                      5
      230                                          1,566                 652                                      5
      231                   993                    1,762                 508                                      5
      232                                          1,340                 540                                      5
      233                   632                    4,488                1,615                                     5
      234                   623                    2,743                 404                                      5
      235                   500                    1,677                 211                                      0
      236                                           553                  971                                      5
      237                                          2,349                 862                                      5
      238                   520                    1,686                 540                                      5
      239                                          1,369                 103                                      5
      240                   625                    1,153                 222                                      5
      241                   525                    1,188                 397                                      5
      242                   877                    2,569                 222                                      5
      243                                           395                  638                                      5
      244                                          2,944                 470                                      5
      245                  1,191                   2,707                 577                                      5

                                   SCHEDULE II

           LIST OF MORTGAGE LOANS WITH SECURED CREDITOR ENVIRONMENTAL
                               INSURANCE POLICIES

LOAN NUMBER   PROPERTY NAME
-----------   -------------
175           Paramount Circle Apartments - State College
203           Paramount Woods -  State College

                                      II-1

                                  SCHEDULE III

                                   [RESERVED.]

                                      III-1

                                   SCHEDULE IV

                      CLASS A-SB PLANNED PRINCIPAL BALANCE

                                      IV-1

                     A-SB Planned Principal Balance Schedule

      Date          Principal Balance           Date          Principal Balance
----------------   --------------------    --------------    -------------------
   5/25/2006          113,900,000.00         1/12/2011         113,900,000.00
   6/12/2006          113,900,000.00         2/12/2011         113,900,000.00
   7/12/2006          113,900,000.00         3/12/2011         113,900,000.00
   8/12/2006          113,900,000.00         4/12/2011         113,900,000.00
   9/12/2006          113,900,000.00         5/12/2011         113,899,046.62
   10/12/2006         113,900,000.00         6/12/2011         111,876,256.17
   11/12/2006         113,900,000.00         7/12/2011         109,597,571.58
   12/12/2006         113,900,000.00         8/12/2011         107,553,362.38
   1/12/2007          113,900,000.00         9/12/2011         105,498,975.48
   2/12/2007          113,900,000.00         10/12/2011        103,189,561.04
   3/12/2007          113,900,000.00         11/12/2011        101,113,444.25
   4/12/2007          113,900,000.00         12/12/2011         98,782,895.90
   5/12/2007          113,900,000.00         1/12/2012          96,684,835.22
   6/12/2007          113,900,000.00         2/12/2012          94,576,328.01
   7/12/2007          113,900,000.00         3/12/2012          91,971,233.09
   8/12/2007          113,900,000.00         4/12/2012          89,839,249.93
   9/12/2007          113,900,000.00         5/12/2012          87,454,367.42
   10/12/2007         113,900,000.00         6/12/2012          85,069,484.91
   11/12/2007         113,900,000.00         7/12/2012          83,875,449.10
   12/12/2007         113,900,000.00         8/12/2012          82,795,306.70
   1/12/2008          113,900,000.00         9/12/2012          81,715,164.30
   2/12/2008          113,900,000.00         10/12/2012         80,504,926.83
   3/12/2008          113,900,000.00         11/12/2012         79,407,961.75
   4/12/2008          113,900,000.00         12/12/2012         78,186,597.35
   5/12/2008          113,900,000.00         1/12/2013          77,078,078.88
   6/12/2008          113,900,000.00         2/12/2013          75,969,560.40
   7/12/2008          113,900,000.00         3/12/2013          74,503,250.66
   8/12/2008          113,900,000.00         4/12/2013          72,386,263.64
   9/12/2008          113,900,000.00         5/12/2013          69,932,696.77
   10/12/2008         113,900,000.00         6/12/2013          67,696,915.03
   11/12/2008         113,900,000.00         7/12/2013          65,220,771.90
   12/12/2008         113,900,000.00         8/12/2013          62,961,548.77
   1/12/2009          113,900,000.00         9/12/2013          60,691,086.90
   2/12/2009          113,900,000.00         10/12/2013         56,033,433.30
   3/12/2009          113,900,000.00         11/12/2013         53,744,905.63
   4/12/2009          113,900,000.00         12/12/2013         51,217,992.06
   5/12/2009          113,900,000.00         1/12/2014          48,905,506.60
   6/12/2009          113,900,000.00         2/12/2014          46,581,516.68
   7/12/2009          113,900,000.00         3/12/2014          43,568,411.17
   8/12/2009          113,900,000.00         4/12/2014          41,217,864.01
   9/12/2009          113,900,000.00         5/12/2014          38,630,632.28
   10/12/2009         113,900,000.00         6/12/2014          36,255,517.22
   11/12/2009         113,900,000.00         7/12/2014          33,644,391.53
   12/12/2009         113,900,000.00         8/12/2014          31,244,466.90
   1/12/2010          113,900,000.00         9/12/2014          28,832,601.73
   2/12/2010          113,900,000.00         10/12/2014         26,185,734.03
   3/12/2010          113,900,000.00         11/12/2014         23,748,697.73
   4/12/2010          113,900,000.00         12/12/2014         21,077,349.40
   5/12/2010          113,900,000.00         1/12/2015          18,614,894.36
   6/12/2010          113,900,000.00         2/12/2015          16,140,186.92
   7/12/2010          113,900,000.00         3/12/2015          12,990,270.52
   8/12/2010          113,900,000.00         4/12/2015          10,487,571.83
   9/12/2010          113,900,000.00         5/12/2015           7,752,362.31
   10/12/2010         113,900,000.00         6/12/2015           5,223,598.85
   11/12/2010         113,900,000.00         7/12/2015           2,463,039.53
   12/12/2010         113,900,000.00         8/12/2015                      -

                                   SCHEDULE V

SUB-SERVICERS AS TO WHICH SUB-SERVICING AGREEMENTS ARE IN EFFECT ON THE CLOSING
                                      DATE

1.   Capmark Finance Inc.

2.   Columbia National Real Estate Finance, LLC.

3.   CBRE Melody of Texas, LP.

4.   Laureate Capital LLC.

5.   Financial Federal Savings Bank.

6.   Capstone Realty Advisors, LLC.

7.   Collateral Mortgage Capital, LLC.

                                       V-1

                                   SCHEDULE VI

                        LIST OF MORTGAGE LOANS REQUIRING
                        OPERATIONS AND MAINTENANCE PLANS

MORTGAGE LOAN SELLER          LOAN NAME
--------------------          ---------
MLML                          Orange Grove
MLML                          Glendale Galleria
MLML                          Aurora Plaza
MLML                          Morse Shores
MLML                          Inwood Forest
MLML                          Riverwood Port
MLML                          Napoleon Center
MLML                          Embassy Suites Houston
MLML                          Fourth & Walnut
MLML                          Spencer Press
MLML                          100 West Long Lake
MLML                          146 Country Club Drive
LaSalle                       218 Ridgedale Avenue
LaSalle                       Mercer Plaza
LaSalle                       North Hills Manor
LaSalle                       Aire Libre MHP
LaSalle                       Wake Radiology
LaSalle                       Smith and Richmond Office
LaSalle                       Triangle Building
PNC Bank                      Jacobson Portfolio
PNC Bank                      Celina Plaza Apartments
PNC Bank                      O'Neal Steel
PNC Bank                      Zion Towers
PNC Bank                      Sunrise Village Apartments
PNC Bank                      Grand Forks North Apartments
PNC Bank                      Cheney East & West Apartments
Artesia                       Ramada Inn - Seattle, WA
Artesia                       45 Barbour Street Apartments

                                      VI-1

                                  SCHEDULE VII

                      LIST OF MERRILL TRUST MORTGAGE LOANS
                WITH LATE PAYMENT CHARGES DUE PRIOR TO EXPIRATION
                       OF THEIR PAYMENT DATE GRACE PERIODS

                                     [None.]

                                      VII-1

                                   EXHIBIT A-1

                          FORM OF CLASS A-1, A-2, A-3,
                      A-3B, A-SB, A-4 AND A-1A CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2006-C1
             CLASS [A-1] [A-2] [A-3] [A-3B] [A-SB] [A-4] AND [A-1A]
          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE, SERIES 2006-C1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [ ___% per annum] [Variable]

Date of Pooling and Servicing Agreement: May 1, 2006

Closing Date: May 25, 2006

First Distribution Date: June 12, 2006

Master Servicers: Midland Loan Services, Inc. and Wells Fargo Bank, National
Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. [A-1] [A-2] [A-3] [A-3B] [A-SB] [A-4] [A-1A]-___

Initial Certificate Principal Balance of this Certificate as of the Closing
Date: $____________

Class Principal Balance of all the Class [A-1] [A-2] [A-3] [A-3B] [A-SB] [A-4]
[A-1A] Certificates as of the Closing Date: $____________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,489,838,695

Trustee: U.S. Bank National Association

Certificate Administrator and Custodian: LaSalle Bank National Association

CUSIP No.: ________

ISIN No.:

                                      A-1-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR, THE
CERTIFICATE ADMINISTRATOR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER,
EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER
USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK,
NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION, LASALLE BANK NATIONAL
ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR
THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling

                                     A-1-2

and Servicing Agreement, dated as specified above (the "Agreement"), between
Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services,
Inc. and Wells Fargo Bank, National Association, as master servicers (each, a
"Master Servicer" and collectively, the "Master Servicers", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), U.S. Bank National Association, as trustee (the
"Trustee", which term includes any successor entity under the Agreement), and
LaSalle Bank National Association, as certificate administrator and custodian
(in such capacities, the "Certificate Administrator" and "Custodian", respectively, which terms include any successor entities under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the
Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with written wiring instructions no less than five
(5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the
Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Certificate Administrator is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate

                                     A-1-3

issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Administrator or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee or the Certificate Administrator (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the

                                      A-1-4

Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Certificate Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the Plurality
Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO
Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-3B, Class A-SB, Class
A-4, Class A-1A, Class AM, Class AJ, Class B, Class C and Class D Certificates
is reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer, the Certificate
Administrator, the Custodian and the Trustee thereunder and the rights of the
Certificateholders thereunder, at any time by the Master Servicers, the Special
Servicer, the Certificate Administrator, the Custodian and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                                      A-1-5

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-1-6

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [A-1] [A-2] [A-3] [A-3B] [A-SB] [A-4] [A-1A]
Certificates referred to in the within-mentioned Agreement.

Dated: May 25, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                     A-1-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
          Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
          Pass-Through Certificate to the following address: ___________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
          distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________
          _______________________________________________________ for the
          account of __________________________________________________________.

          Distributions made by check (such check to be made payable to ________
          ______________________) and all applicable statements and notices should be mailed to __________________________________________________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-1-8

                                   EXHIBIT A-2

                                   [RESERVED]

                                      A-2-1

                                   EXHIBIT A-3

                          FORM OF CLASS X CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2006-C1
              CLASS X COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: Variable

Date of Pooling and Servicing Agreement: May 1, 2006

Closing Date: May 25, 2006

First Distribution Date: June 12, 2006

Master Servicers: Midland Loan Services, Inc. and Wells Fargo Bank, National
Association

Special Servicer: Midland Loan Services, Inc.

Certificate No.  X -___

Initial Certificate Notional Amount of this Certificate as of the Closing Date:
$____________

Original Class X Notional Amount of all the Class X Certificates as of the
Closing Date: $____________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,489,838,695

Trustee: U.S. Bank National Association

Certificate Administrator and Custodian: LaSalle Bank National Association

CUSIP No.: ________

ISIN No.:

                                      A-3-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR, THE
CERTIFICATE ADMINISTRATOR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER,
EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER
USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK,
NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION, LASALLE BANK NATIONAL
ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR
THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE NOTIONAL AMOUNT HEREOF AT ANY TIME MAY BE LESS THAN
THE AMOUNT SHOWN ABOVE. THIS CERTIFICATE DOES NOT HAVE

                                      A-3-2

A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT ENTITLE THE HOLDER HEREOF TO ANY
DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF WILL BE ENTITLED TO DISTRIBUTIONS
OF INTEREST ACCRUED AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY
TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.][_______] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the notional principal amount of this Certificate (its "Certificate Notional
Amount") as of the Closing Date by the aggregate notional principal amount of all the Certificates of the same Class as this Certificate (their "Class
Notional Amount") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above (the
"Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor (the
"Depositor", which term includes any successor entity under the Agreement),
Midland Loan Services, Inc. and Wells Fargo Bank, National Association, as
master servicers (each, a "Master Servicer" and collectively, the "Master
Servicers", which term includes any successor entity under the Agreement),
Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), U.S. Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as certificate administrator and custodian (in such capacities, the "Certificate Administrator"
and "Custodian", respectively, which terms include any successor entities under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the
Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the
Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with written wiring instructions no less than five
(5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the
Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices

                                      A-3-3

of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the Certificate
Administrator to the effect that such Transferee is an Institutional Accredited
Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, either Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Custodian
or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection

                                     A-3-4

with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such
Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the
Agreement are, with respect to the subject Transfer, true and correct.

          If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If this Certificate constitutes a Rule 144A Global
Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct. No beneficial interest in the Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
be held by any Person that is not a Qualified Institutional Buyer.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such
Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and
(ii) delivers or causes to be delivered to the Certificate Registrar and the
Certificate Administrator (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective
Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the
Certificate Administrator, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred.
Upon delivery to the Certificate Registrar and the Certificate Administrator of
such certifications and such orders and instructions, the Certificate
Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global
Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Regulation S Global
Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          No beneficial interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global

                                      A-3-5

Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D to the Agreement to the effect that such Transferee is not a United States Securities Person. If any Transferee of an interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third preceding paragraph and (ii) delivers or causes to be delivered to the
Certificate Registrar and the Certificate Administrator (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred,
(B) a copy of the certificate or Opinion of Counsel to be obtained by such
Certificate Owner from its prospective Transferee in accordance with the first sentence of the third preceding paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such
Regulation S Global Certificate, and credit the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Certificate Administrator of such certification(s) and/or Opinion of Counsel and such orders and instructions, the
Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Certificate Administrator of (i) such certifications and/or opinions as are contemplated by the fourth preceding paragraph and (ii) such written orders and instructions as are required under the applicable procedures of the Depository to direct the Certificate Administrator to debit the account of a Depository
Participant by the denomination of the transferred interests in such Global
Certificate. Upon delivery to the Certificate Registrar and the Certificate
Administrator of the certifications and/or opinions contemplated by the fourth preceding paragraph, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable
Transferee.

                                      A-3-6

          None of the Depositor, the Trustee, the Certificate Administrator or
the Certificate Registrar is obligated to register or qualify the Class of
Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate
Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce,
Fenner & Smith Incorporated, LaSalle Financial Services, Inc., the Trustee, the
Certificate Administrator, the Master Servicers, the Special Servicer, the
Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law
("Similar Law") that is substantially similar to Section 405 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with
Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Section
4975 of the Code, by reason of Sections I and III of Prohibited Transaction
Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate or an interest herein is being acquired by or on behalf of a Plan in reliance on
Prohibited Transaction Exemption 90-29, a certification to the effect that such
Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section
3(16)(B) of ERISA) by the Trustee, the Depositor, the Certificate Administrator,
the Custodian, any Mortgage Loan Seller, either Master Servicer, the Special
Servicer, any Fiscal Agent, any Sub-Servicer, any Exemption-Favored Party or any
Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation

                                      A-3-7

regarding satisfaction of the requirements of the immediately preceding clauses
(X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate
Administrator or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under Section 4975 of the
Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar (if this Certificate constitutes a Definitive Certificate) or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or
Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such
Transferee is not a Plan and is not directly or indirectly purchasing this
Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this
Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Administrator or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee or the Certificate Administrator (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the
Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Certificate Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by the Master Servicers, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's

                                     A-3-8

interests therein) remaining in the Trust and (iii) the exchange by the holder of certain remaining outstanding Classes of Certificates (as described below)
for all the Mortgage Loans and REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust.
The Agreement permits, but does not require, the Master Servicers, the Special
Servicer or the Plurality Subordinate Certificateholder to purchase from the
Trust all Mortgage Loans and any REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate
Stated Principal Balance of the Mortgage Pool at the time of purchase being less than approximately 1.0% of the Initial Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class
A-3, Class A-3B, Class A-SB, Class A-4, Class A-1A, Class AM, Class AJ, Class B,
Class C and Class D Certificates is reduced to zero, any single Holder of each outstanding Class of Certificates (other than the Class Z, Class R-I and Class
R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those Certificates for all Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer, the Certificate
Administrator, the Custodian and the Trustee thereunder and the rights of the
Certificateholders thereunder, at any time by the Master Servicers, the Special
Servicer, the Certificate Administrator, the Custodian and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-3-9

IN WITNESS WHEREOF, the Certificate Registrar has caused this Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class X Certificates referred to in the within-mentioned Agreement.

Dated: May 25, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                     A-3-10

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
          Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
          Pass-Through Certificate to the following address:____________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
          distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________
          for the account of___________________________________________________.

          Distributions made by check (such check to be made payable to
          ______________________) and all applicable statements and notices should be mailed to _____________________________________________
          ______________________________________________________________________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-3-11

                                   EXHIBIT A-4

                  FORM OF CLASS AM, AJ, B, C AND D CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2006-C1
          CLASS [AM] [AJ] [B] [C] [D] COMMERCIAL MORTGAGE PASS-THROUGH
                           CERTIFICATE, SERIES 2006-C1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust") whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [___% per annum] [Variable]

Date of Pooling and Servicing Agreement: May 1, 2006

Closing Date: May 25, 2006

First Distribution Date: June 12, 2006

Master Servicers: Midland Loan Services, Inc. and Wells Fargo Bank, National
Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. [AM] [AJ] [B] [C] [D] -___

Initial Certificate Principal Balance of this Certificate as of the Closing
Date: $________________

Class Principal Balance of all the Class [AM] [AJ] [B] [C] [D] Certificates as
of the Closing Date: $________________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,489,838,695

Trustee: U.S. Bank National Association

Certificate Administrator and Custodian: LaSalle Bank National Association

CUSIP No.: ________

ISIN No.: ________

                                     A-4-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR, THE
CERTIFICATE ADMINISTRATOR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER,
EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER
USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, IF THE PURCHASE OR HOLDING OF THIS CERTIFICATE OR SUCH INTEREST
HEREIN WOULD RESULT IN A VIOLATION OF SECTION 406 OR 407 OF ERISA OR SECTION
4975 OF THE CODE OR WOULD RESULT IN THE IMPOSITION OF AN EXCISE TAX UNDER
SECTION 4975 OF THE CODE.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK,
NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION, LASALLE BANK NATIONAL
ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR
THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

                                     A-4-2

          This certifies that [CEDE & CO.][_________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between Merrill
Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc.
and Wells Fargo Bank, National Association, as master servicers (each, a "Master
Servicer" and collectively, the "Master Servicers", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), U.S. Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and LaSalle Bank
National Association, as certificate administrator and custodian (in such capacities, the "Certificate Administrator" and "Custodian", respectively, which terms include any successor entities under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the
Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with written wiring instructions no less than five
(5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the
Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this

                                     A-4-3

Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Certificate Administrator is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Administrator or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          [FOR BOOK ENTRY CERTIFICATES:] Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of
DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee or the Certificate Administrator (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

                                     A-4-4

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the
Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Certificate Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the Plurality
Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO
Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-3B, Class A-SB, Class
A-4, Class A-1A, Class AM, Class AJ, Class B, Class C and Class D Certificates
is reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer, the Certificate
Administrator, the Custodian and the Trustee thereunder and the rights of the
Certificateholders thereunder, at any time by the Master Servicers, the Special
Servicer, the Certificate Administrator, the Custodian and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

                                     A-4-5

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-4-6

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [AM] [AJ] [B] [C] [D] Certificates referred to in the within-mentioned Agreement.

Dated: May 25, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                     A-4-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
          Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
          Pass-Through Certificate to the following address: ___________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
          distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________
          for the account of __________________________________________________.

          Distributions made by check (such check to be made payable to ________
          _________________________) and all applicable statements and notices should be mailed to __________________________________________________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-4-8

                                   EXHIBIT A-5

                    FORM OF CLASS E, F, G AND H CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2006-C1
       CLASS [E] [F] [G] [H] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [ ___% per annum] [Variable]

Date of Pooling and Servicing Agreement: May 1, 2006

Closing Date: May 25, 2006

First Distribution Date: June 12, 2006

Master Servicers: Midland Loan Services, Inc. and Wells Fargo Bank, National
Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. [E] [F] [G] [H]-___

Initial Certificate Principal Balance of this Certificate as of the Closing
Date: $_________________

Class Principal Balance of all the Class [E] [F] [G] [H] Certificates as of the
Closing Date: $_________________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool $2,489,838,695

Trustee: U.S. Bank National Association

Certificate Administrator and Custodian: LaSalle Bank National Association

CUSIP No.: ________

ISIN No.:

                                      A-5-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR, THE
CERTIFICATE ADMINISTRATOR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER,
EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER
USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK,
NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION, LASALLE BANK NATIONAL
ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR
THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A

                                      A-5-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.][_______] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between Merrill
Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc.
and Wells Fargo Bank, National Association, as master servicers (each, a "Master
Servicer" and collectively, the "Master Servicers", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), U.S. Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and LaSalle Bank
National Association, as certificate administrator and custodian (in such capacities, the "Certificate Administrator" and "Custodian", respectively, which terms include any successor entities under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the
Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with written wiring instructions no less than five
(5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon

                                      A-5-3

presentation and surrender of this Certificate at the offices of the Certificate
Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Certificate Administrator is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the

                                      A-5-4

Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as
Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the
Certificate Administrator to the effect that such Transferee is an Institutional
Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, either Master
Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the
Custodian or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such
Transfer from the Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

          If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated, or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If this Certificate constitutes a Rule 144A Global
Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct. No beneficial interest in the Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
be held by any Person that is not a Qualified Institutional Buyer.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such
Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and
(ii) delivers or causes to be delivered to the Certificate Registrar and the
Certificate Administrator (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective
Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the
Certificate Administrator, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred.

                                      A-5-5

Upon delivery to the Certificate Registrar and the Certificate Administrator of
such certifications and such orders and instructions, the Certificate
Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global
Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Regulation S Global
Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          No beneficial interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D to the Agreement to the effect that such
Transferee is not a United States Securities Person. If any Transferee of an
interest in the Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third preceding paragraph and (ii) delivers or causes to be delivered to the
Certificate Registrar and the Certificate Administrator (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred,
(B) a copy of the certificate or Opinion of Counsel to be obtained by such
Certificate Owner from its prospective Transferee in accordance with the first sentence of the third preceding paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such
Regulation S Global Certificate, and credit the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Certificate Administrator of such certification(s) and/or Opinion of Counsel and such orders and instructions, the
Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Certificate Administrator of (i) such certifications and/or opinions as are contemplated by the fourth preceding paragraph and (ii) such written orders and

                                      A-5-6

instructions as are required under the applicable procedures of the Depository to direct the Certificate Administrator to debit the account of a Depository
Participant by the denomination of the transferred interests in such Global
Certificate. Upon delivery to the Certificate Registrar and the Certificate
Administrator of the certifications and/or opinions contemplated by the fourth preceding paragraph, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable
Transferee.

          None of the Depositor, the Trustee, the Certificate Administrator or
the Certificate Registrar is obligated to register or qualify the Class of
Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate
Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce,
Fenner & Smith Incorporated, LaSalle Financial Services, Inc., the Trustee, the
Certificate Administrator, the Master Servicers, the Special Servicer, the
Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law
("Similar Law") that is substantially similar to Section 405 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with
Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Section
4975 of the Code, by reason of Sections I and III of Prohibited Transaction
Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate

                                     A-5-7

or an interest herein is being acquired by or on behalf of a Plan in reliance on
Prohibited Transaction Exemption 90-29, a certification to the effect that such
Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section
3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Custodian,
the Depositor, any Mortgage Loan Seller, the Master Servicers, the Special
Servicer, any Fiscal Agent, any Sub-Servicer, any Exemption-Favored Party or any
Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Administrator or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar (if this Certificate constitutes a Definitive Certificate)
or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Administrator or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee or the Certificate Administrator (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the

                                      A-5-8

Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Certificate Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the Plurality
Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO
Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-3B, Class A-SB, Class
A-4, Class A-1A, Class AM, Class AJ, Class B, Class C and Class D Certificates
is reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer, the Certificate
Administrator, the Custodian and the Trustee thereunder and the rights of the
Certificateholders thereunder, at any time by the Master Servicers, the Special
Servicer, the Certificate Administrator, the Custodian and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                                      A-5-9

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-5-10

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Certificate Registrar

                                            By:
                                                --------------------------------
                                                Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [E] [F] [G] [H] Certificates referred to in the within-mentioned Agreement.

Dated: May 25, 2006

                                            LASALLE BANK NATIONAL ASSOCIATION,
                                            as Authenticating Agent

                                            By:
                                                --------------------------------
                                                Authorized Officer

                                     A-5-11

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ____________________________________________________
          _____________________________________________________________________
          _____________________________________________________________________

      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
          Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
          Pass-Through Certificate to the following address: __________________
          _____________________________________________________________________
          _____________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
          distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________
          for the account of __________________________________________________.

          Distributions made by check (such check to be made payable to ________
          _____________________________________________________________________)
          and all applicable statements and notices should be mailed to
          ______________________________________________________________________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-5-12

                                   EXHIBIT A-6

                FORM OF CLASS J, K, L, M, N, P AND Q CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2006-C1
       CLASS [J] [K] [L] [M] [N] [P] [Q] COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATE, SERIES 2006-C1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Pass-Through Rate: [___% per annum] [Variable]

Date of Pooling and Servicing Agreement: May 1, 2006

Closing Date: May 25, 2006

First Distribution Date: June 12, 2006

Master Servicers: Midland Loan Services, Inc. and Wells Fargo Bank, National
Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. [J] [K] [L] [M] [N] [P] [Q]-___

Initial Certificate Principal Balance of this Certificate as of the Closing
Date:
$_______________

Class Principal Balance of all the Class [J] [K] [L] [M] [N] [P] [Q]
Certificates as of the Closing Date:
$_______________

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,489,838,695

Trustee: U.S. Bank National Association

Certificate Administrator and Custodian: LaSalle Bank National Association

CUSIP No.: ________

ISIN No.:

                                     A-6-1

[FOR BOOK ENTRY CERTIFICATES:] UNLESS THIS CERTIFICATE IS PRESENTED BY AN
AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST CORPORATION, A NEW YORK
CORPORATION ("DTC"), TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR, THE
CERTIFICATE ADMINISTRATOR OR ANY AGENT THEREOF FOR REGISTRATION OF TRANSFER,
EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF
CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE
OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS
REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER
USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A
TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH
IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND
SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK,
NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION, LASALLE BANK NATIONAL
ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR
THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A

                                     A-6-2

"REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF
THE CODE.

THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS
THAN THE AMOUNT SHOWN ABOVE.

          This certifies that [CEDE & CO.][_____] is the registered owner of the
Percentage Interest evidenced by this Certificate (obtained by dividing the principal balance of this Certificate (its "Certificate Principal Balance") as of the Closing Date by the aggregate principal balance of all the Certificates of the same Class as this Certificate (their "Class Principal Balance") as of the Closing Date) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between Merrill
Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc.
and Wells Fargo Bank, National Association, as master servicers (each, a "Master
Servicer" and collectively, the "Master Servicers", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), U.S. Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and LaSalle Bank
National Association, as certificate administrator and custodian (in such capacities, the "Certificate Administrator" and "Custodian", respectively, which terms include any successor entities under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the
Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with written wiring instructions no less than five
(5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Certificate Administrator of the pendency of such distribution and only upon

                                     A-6-3

presentation and surrender of this Certificate at the offices of the Certificate
Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Certificate Administrator is subsequently notified in writing.

          Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If this Certificate constitutes a Definitive Certificate and a
Transfer hereof is to be made without registration under the Securities Act
(other than in connection with the initial issuance of the Certificates or a
Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates or, if this Certificate is a Global Certificate, a Transfer of this Certificate to a successor
Depository or to the applicable Certificate Owner in accordance with Section
5.03 of the Agreement), then the Certificate Registrar shall refuse to register such Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the

                                     A-6-4

Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit E-2A to the Agreement or as
Exhibit E-2B to the Agreement; or (ii) an Opinion of Counsel satisfactory to the
Certificate Administrator to the effect that such Transferee is an Institutional
Accredited Investor or a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, either Master
Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the
Custodian or the Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such
Transfer from the Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in either Exhibit E-2A or Exhibit E-2B attached to the Agreement are, with respect to the subject Transfer, true and correct.

          If this Certificate constitutes a Rule 144A Global Certificate and a
Transfer of any interest herein is to be made without registration under the
Securities Act (other than in connection with the initial issuance of the
Certificates or a Transfer of any interest herein by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Owner desiring to effect such Transfer shall be required to obtain either: (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit E-2C to the
Agreement, or (ii) an Opinion of Counsel to the effect that such Transferee is a
Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act. If this Certificate constitutes a Rule 144A Global
Certificate and any Transferee of an interest herein does not, in connection with the subject Transfer, deliver to the Transferor the Opinion of Counsel or the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2C attached to the Agreement are, with respect to the subject Transfer, true and correct. No beneficial interest in the Rule 144A
Global Certificate for any Class of Book-Entry Non-Registered Certificates may
be held by any Person that is not a Qualified Institutional Buyer.

          Notwithstanding the preceding paragraph, any interest in the Rule 144A
Global Certificate for a Class of Book-Entry Non-Registered Certificates may be
transferred to any Non-United States Securities Person who takes delivery in the form of a beneficial interest in the Regulation S Global Certificate for such
Class of Certificates, provided that the Certificate Owner desiring to effect such Transfer (i) complies with the requirements for Transfers of interests in such Regulation S Global Certificate set forth in the following paragraph and
(ii) delivers or causes to be delivered to the Certificate Registrar and the
Certificate Administrator (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of
Book-Entry Non-Registered Certificates to be transferred, (B) a copy of the certificate to be obtained by such Certificate Owner from its prospective
Transferee in accordance with the second sentence of the following paragraph and
(C) such written orders and instructions as are required under the applicable procedures of the Depository, Clearstream and Euroclear to direct the
Certificate Administrator, as transfer agent for the Depository, to approve the debit of the account of a Depository Participant by a denomination of interests in such Rule 144A Global Certificate, and approve the credit of the account of a
Depository Participant by a denomination of interests in such Regulation S
Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred.

                                     A-6-5

Upon delivery to the Certificate Registrar and the Certificate Administrator of
such certifications and such orders and instructions, the Certificate
Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Rule 144A Global
Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Regulation S Global
Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          No beneficial interest in the Regulation S Global Certificate for any
Class of Book-Entry Non-Registered Certificates may be held by any Person that is a United States Securities Person. Any Certificate Owner desiring to effect any Transfer of a beneficial interest in the Regulation S Global Certificate for any Class of Book-Entry Non-Registered Certificates shall be required to obtain from such Certificate Owner's prospective Transferee a certificate substantially in the form set forth in Exhibit E-2D to the Agreement to the effect that such
Transferee is not a United States Securities Person. If any Transferee of an
interest in the Regulation S Global Certificate for any Class of Book-Entry
Non-Registered Certificates does not, in connection with the subject Transfer, deliver to the Transferor the certification described in the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2D to the Agreement are, with respect to the subject Transfer, true and correct.

          Notwithstanding the preceding paragraph, any interest in the
Regulation S Global Certificate for a Class of Book-Entry Non-Registered
Certificates may be transferred to any Qualified Institutional Buyer that takes delivery in the form of a beneficial interest in the Rule 144A Global
Certificate for such Class of Certificates, provided that the Certificate Owner desiring to effect such transfer (i) complies with the requirements for
Transfers of interests in such Rule 144A Global Certificate set forth in the third preceding paragraph and (ii) delivers or causes to be delivered to the
Certificate Registrar and the Certificate Administrator (A) a certificate from such Certificate Owner confirming its ownership of the beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred,
(B) a copy of the certificate or Opinion of Counsel to be obtained by such
Certificate Owner from its prospective Transferee in accordance with the first sentence of the third preceding paragraph and (C) such written orders and instructions as are required under the applicable procedures of the Depository,
Clearstream and Euroclear to direct the Certificate Administrator to debit the account of a Depository Participant by a denomination of interests in such
Regulation S Global Certificate, and credit the account of a Depository
Participant by a denomination of interests in such Rule 144A Global Certificate, that is equal to the denomination of beneficial interests in the subject Class of Book-Entry Non-Registered Certificates to be transferred. Upon delivery to the Certificate Registrar and the Certificate Administrator of such certification(s) and/or Opinion of Counsel and such orders and instructions, the
Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the Regulation S
Global Certificate in respect of the subject Class of Book-Entry Non-Registered
Certificates, and increase the denomination of the Rule 144A Global Certificate for such Class of Certificates, by the denomination of the beneficial interest in such Class of Certificates specified in such orders and instructions.

          Also notwithstanding the foregoing, any interest in a Global
Certificate with respect to any Class of Book-Entry Non-Registered Certificates
may be transferred by any Certificate Owner holding such interest to any
Institutional Accredited Investor (other than a Qualified Institutional Buyer)
that takes delivery in the form of a Definitive Certificate of the same Class as such Global Certificate upon delivery to the Certificate Registrar and the
Certificate Administrator of (i) such certifications and/or opinions as are contemplated by the fourth preceding paragraph and (ii) such written orders and

                                     A-6-6

instructions as are required under the applicable procedures of the Depository to direct the Certificate Administrator to debit the account of a Depository
Participant by the denomination of the transferred interests in such Global
Certificate. Upon delivery to the Certificate Registrar and the Certificate
Administrator of the certifications and/or opinions contemplated by the fourth preceding paragraph, the Certificate Administrator, subject to and in accordance with the applicable procedures of the Depository, shall reduce the denomination of the subject Global Certificate by the denomination of the transferred interests in such Global Certificate, and shall cause a Definitive Certificate of the same Class as such Global Certificate, and in a denomination equal to the reduction in the denomination of such Global Certificate, to be executed, authenticated and delivered in accordance with the Agreement to the applicable
Transferee.

          None of the Depositor, the Trustee, the Certificate Administrator or
the Certificate Registrar is obligated to register or qualify the Class of
Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder or Certificate
Owner desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce,
Fenner & Smith Incorporated, LaSalle Financial Services, Inc., the Trustee, the
Certificate Administrator, the Master Servicers, the Special Servicer, the
Certificate Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law
("Similar Law") that is substantially similar to Section 405 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate or any interest herein by the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated or any of their respective Affiliates or, if this Certificate constitutes a Global Certificate, any Transfer of this Certificate to a successor Depository or to the applicable Certificate Owner in accordance with
Section 5.03 of the Agreement, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, and, if this Certificate constitutes a Global
Certificate, any Certificate Owner transferring an interest herein shall be required to obtain from its prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification to the effect that the purchase and holding of this Certificate or such interest herein by such prospective Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of
ERISA and the excise taxes imposed on such prohibited transactions by Section
4975 of the Code, by reason of Sections I and III of Prohibited Transaction
Class Exemption 95-60; or (iii) if this Certificate is rated in one of the four highest generic rating categories by either Rating Agency, and this Certificate

                                     A-6-7

or an interest herein is being acquired by or on behalf of a Plan in reliance on
Prohibited Transaction Exemption 90-29, a certification to the effect that such
Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of Section
3(16)(B) of ERISA) by the Trustee, the Certificate Administrator, the Custodian,
the Depositor, any Mortgage Loan Seller, the Master Servicers, the Special
Servicer, any Sub-Servicer, any Fiscal Agent, any Exemption-Favored Party or any
Mortgagor with respect to Mortgage Loans constituting more than 5% of the aggregate unamortized principal balance of all the Mortgage Loans determined as of the Closing Date, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee, if a Plan, satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such
Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y); or (iv) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Administrator or such Certificate Owner, as the case may be, that such Transfer will not result in a violation of Section 406 or 407 of ERISA or Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar (if this Certificate constitutes a Definitive Certificate)
or the Transferor (if this Certificate constitutes a Global Certificate) a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or any interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by Section 4975 of the
Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Administrator or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee or the Certificate Administrator (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the

                                     A-6-8

Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Certificate Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the Plurality
Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO
Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-3B, Class A-SB, Class
A-4, Class A-1A, Class AM, Class AJ, Class B, Class C and Class D Certificates
is reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer, the Certificate
Administrator, the Custodian and the Trustee thereunder and the rights of the
Certificateholders thereunder, at any time by the Master Servicers, the Special
Servicer, the Certificate Administrator, the Custodian and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

                                     A-6-9

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-6-10

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [J] [K] [L] [M] [N] [P] [Q] Certificates
referred to in the within-mentioned Agreement.

Dated: May 25, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                     A-6-11

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
          (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
          Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
          Pass-Through Certificate to the following address: ___________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
          distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________
          for the account of __________________________________________________.

          Distributions made by check (such check to be made payable to ________
          ______________________) and all applicable statements and notices should be mailed to __________________________________________________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-6-12

                                   EXHIBIT A-7

                     FORM OF CLASS R-I AND R-II CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2006-C1
        CLASS [R-I] [R-II] COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing Agreement: May 1, 2006

Closing Date: May 25, 2006

First Distribution Date: June 12, 2006

Master Servicers: Midland Loan Services, Inc. and Wells Fargo Bank, National
Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. [R-I] [R-II]-___

Percentage Interest evidenced by this Certificate in the related Class: _____%

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,489,838,695

Trustee: U.S. Bank National Association

Certificate Administrator and Custodian: LaSalle Bank National Association

                                     A-7-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A
"QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER THE
SECURITIES ACT IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK,
NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION, LASALLE BANK NATIONAL
ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR
THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THE CLASS OF CERTIFICATES TO WHICH THIS CERTIFICATE BELONGS IS SUBORDINATE TO
ONE OR MORE OTHER CLASSES OF CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, THE TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL
TAX RELATED TRANSFER RESTRICTIONS DESCRIBED HEREIN. IF ANY PERSON BECOMES THE
REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE POOLING AND SERVICING AGREEMENT REFERRED
TO HEREIN, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS
CERTIFICATE.

                                     A-7-2

          This certifies that ____________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Certificates of the same Class as this Certificate. The
Trust was created and the Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), between Merrill
Lynch Mortgage Investors, Inc., as depositor (the "Depositor", which term includes any successor entity under the Agreement), Midland Loan Services, Inc.
and Wells Fargo Bank, National Association, as master servicers (each, a "Master
Servicer" and collectively, the "Master Servicers", which term includes any successor entity under the Agreement), Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), U.S. Bank National Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and LaSalle Bank
National Association, as certificate administrator and custodian (in such capacities, the "Certificate Administrator" and "Custodian", respectively, which terms include any successor entities under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the
Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this
Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the
Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with written wiring instructions no less than five
(5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the
Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate
Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of

                                     A-7-3

advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Registrar shall refuse to register such
Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (ii) an Opinion of
Counsel satisfactory to the Certificate Administrator to the effect that such
Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicers,
the Special Servicer, the Trustee, the Certificate Administrator or the
Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2A attached to the Agreement are, with respect to the subject
Transfer, true and correct.

          None of the Depositor, the Trustee, the Certificate Administrator or
the Certificate Registrar is obligated to register or qualify the Class of
Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith

                                     A-7-4

Incorporated, LaSalle Financial Services, Inc., the Certificate Administrator,
the Trustee, the Master Servicers, the Special Servicer and the Certificate
Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law that is substantially similar to Section 405 or 407 of ERISA or Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. Except in connection with the initial issuance of the Certificates or any Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated or any of
their respective Affiliates, the Certificate Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective
Transferee a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan. If any
Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the Certificate Registrar a certification as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

          Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Certificate Administrator under clause (ii)(A) of such Section 5.02(d) to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Administrator under clause
(ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory disposition and to execute all instruments of transfer and to do all other things necessary in connection with any such disposition. Each Person holding or acquiring any Ownership Interest in this Certificate must be a Permitted
Transferee and shall promptly notify the Certificate Administrator and the REMIC
Administrator of any change or impending change in its status as a Permitted
Transferee. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Certificate Registrar shall require delivery to it, and shall not register the transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit G-1 to the
Agreement (a "Transfer Affidavit and Agreement") from the proposed Transferee, representing and warranting, among other things, that such Transferee is a
Permitted Transferee, that it is not acquiring its Ownership Interest in this
Certificate as a nominee, trustee or agent for any Person that is not a
Permitted Transferee, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them. Notwithstanding the delivery of a Transfer Affidavit and
Agreement by a proposed Transferee, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee, the
Certificate Registrar shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee. In addition, the Certificate
Registrar shall not register the transfer of an

                                     A-7-5

Ownership Interest in this Certificate to any entity classified as a partnership under the Code unless at the time of transfer, all of its beneficial owners are
United States Tax Persons.

          Each Person holding or acquiring any Ownership Interest in this
Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to Transfer its Ownership Interest herein and (y) not to Transfer its Ownership Interest herein unless it provides to the Certificate Registrar a certificate substantially in the form attached as
Exhibit G-2 to the Agreement stating that, among other things, it has no actual knowledge that such other Person is not a Permitted Transferee. Each Person holding or acquiring an Ownership Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Certificate Administrator and the REMIC Administrator written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulations section
1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

          The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the
Certificate Administrator and the REMIC Administrator the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of
Certificates; and (b) an opinion of counsel, in form and substance satisfactory to the Certificate Administrator and the REMIC Administrator, to the effect that such modification of, addition to or elimination of such provisions will not (i)
cause either REMIC I or REMIC II to (A) cease to qualify as a REMIC or (B) be subject to an entity-level tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee, or (ii) cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person that is not a Permitted
Transferee.

          A "Permitted Transferee" is any Transferee that is not (i) a
Disqualified Organization, (ii) any Person as to whom the transfer of this
Certificate may cause either REMIC I or REMIC II to fail to qualify as a REMIC,
(iii) a Disqualified Non-United States Tax Person, (iv) a Disqualified
Partnership or (v) a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United States Tax Person.

          A "Disqualified Organization" is (i) the United States, any State or
political subdivision thereof, a foreign government, an international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) that is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iii) rural electric and telephone cooperatives described in
Section 1381 of the Code and (iv) any other Person so designated by the
Certificate Administrator or the REMIC Administrator based upon an opinion of counsel that the holding of an Ownership Interest in a Residual Certificate by
such Person may cause the Trust or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person.
The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          A "Disqualified Non-United States Tax Person" is, with respect to any
Residual Certificate, any Non-United States Tax Person or agent thereof other than: (1) a Non-United States Tax

                                     A-7-6

Person that (a) holds such Residual Certificate and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the
Code, (b) certifies that it understands that, for purposes of Treasury regulations section 1.860E-1(c)(4)(ii), as a holder of such Residual Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Residual Certificate and intends to pay taxes associated with holding such Residual Certificate, and (c) has furnished the Transferor and the Certificate Administrator with an effective IRS
Form W-8ECI or successor form and has agreed to update such form as required under the applicable Treasury regulations; or (2) a Non-United States Tax Person that has delivered to the Transferor, the Certificate Administrator and the
Certificate Registrar an opinion of nationally recognized tax counsel to the effect that (x) the Transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and
(y) such Transfer of such Residual Certificate will not be disregarded for
United States federal income tax purposes.

          A "Disqualified Partnership" is any domestic entity classified as a partnership under the Code, if any of its beneficial owners are Disqualified
Non-United States Tax Persons.

          A "Non-United States Tax Person" is any Person other than a United
States Tax Person. A "United States Tax Person" is a citizen or resident of the
United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the
United States, or a trust if a court within the United States is able to exercise supervision over the administration of the trust and one or more United
States persons have the authority to control all substantial decisions of the trust (or to the extent provided in the Treasury regulations, if the trust was in existence on August 20, 1996 and elected to be treated as a United States person), all within the meaning of Section 7701(a)(30) of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Administrator or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee or the Certificate Administrator (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the
Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Certificate Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                                     A-7-7

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier to occur of (i) the final payment (or any advance with respect thereto) on or other liquidation of the last Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the Plurality
Subordinate Certificateholder to purchase from the Trust all Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO
Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-3B, Class A-SB, Class
A-4, Class A-1A, Class AM, Class AJ, Class B, Class C and Class D Certificates
is reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer, the Certificate
Administrator, the Custodian and the Trustee thereunder and the rights of the
Certificateholders thereunder, at any time by the Master Servicers, the Special
Servicer, Certificate Administrator, the Custodian, the Trustee and any Fiscal
Agent with the consent of the Holders of Certificates entitled to at least
66-2/3% of the Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York

                                     A-7-8

General Obligations Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-7-9

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class [R-I] [R-II] Certificates referred to in the within-mentioned Agreement.

Dated: May 25, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                     A-7-10

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
          Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
          Pass-Through Certificate to the following address: ___________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
          distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds,  to _______________________
          ___________________________________________________for the account of
          _____________________________________________________________________.

          Distributions made by check (such check to be made payable to ________
          _____________________________________________________________________)
          and all applicable statements and notices should be mailed to ________
          ______________________________________________________________________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                     A-7-11

                                   EXHIBIT A-8

                          FORM OF CLASS Z CERTIFICATES

                      MERRILL LYNCH MORTGAGE TRUST 2006-C1
              CLASS Z COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATE,
                                 SERIES 2006-C1

This is one of a series of commercial mortgage pass-through certificates
(collectively, the "Certificates"), issued in multiple classes (each, a
"Class"), which series of Certificates evidences the entire beneficial ownership interest in a trust (the "Trust"), whose assets consist primarily of a pool (the
"Mortgage Pool") of commercial, multifamily and manufactured housing community mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.

Date of Pooling and Servicing Agreement: May 1, 2006

Closing Date: May 25, 2006

First Distribution Date: January 12, 2006

Master Servicers: Midland Loan Services, Inc. and Wells Fargo Bank, National
Association

Special Servicer: Midland Loan Services, Inc.

Certificate No. Z-___

Percentage Interest evidenced by this Certificate in Class Z: ___%

Aggregate unpaid principal balance of the Mortgage Pool as of the Cut-off Date, after deducting payments of principal due on or before such date (the "Initial
Pool Balance"): $2,489,838,695

Trustee: U.S. Bank National Association

Certificate Administrator and Custodian: LaSalle Bank National Association

                                     A-8-1

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY
INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY TO A
"QUALIFIED INSTITUTIONAL BUYER" WITHIN THE MEANING OF RULE 144A UNDER SECURITIES
ACT IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION
AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING
AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO (A) ANY
RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE
EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR
(B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY
INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH
ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR
ARRANGEMENT.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN MERRILL
LYNCH MORTGAGE INVESTORS, INC., MIDLAND LOAN SERVICES, INC., WELLS FARGO BANK,
NATIONAL ASSOCIATION, U.S. BANK NATIONAL ASSOCIATION, LASALLE BANK NATIONAL
ASSOCIATION OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR
THE MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS ENTITLED ONLY TO CERTAIN ADDITIONAL INTEREST (IF ANY)
RECEIVED IN RESPECT OF THE ARD LOANS SUBJECT TO THE POOLING AND SERVICING
AGREEMENT REFERRED TO HEREIN.

          This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (as specified above) in that certain beneficial ownership interest in the Trust evidenced by all the Class Z Certificates. The Trust was created and the Certificates were issued pursuant to a Pooling and Servicing Agreement, dated as specified above
(the "Agreement"), between Merrill Lynch Mortgage Investors, Inc., as depositor
(the "Depositor", which term includes any successor entity under the Agreement),
Midland Loan Services, Inc. and Wells Fargo Bank, National Association, as
master servicers (each, a "Master Servicer" and collectively, the "Master
Servicers", which term includes any successor entity under the Agreement),
Midland Loan Services, Inc., as special servicer (the "Special Servicer", which term includes any successor entity under the Agreement), U.S. Bank National
Association, as trustee (the "Trustee", which term includes any successor entity under the Agreement), and LaSalle Bank National Association, as certificate administrator and custodian (in such capacities, the "Certificate Administrator"
and "Custodian", respectively, which terms include any successor entities under the Agreement), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued

                                     A-8-2

under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the event of any conflict between any provision of this Certificate and any provision of the Agreement, such provision of this Certificate shall be superseded to the extent of such inconsistency.

          Pursuant to the terms of the Agreement, distributions will be made on the 12th day of any given month, or if the 12th day is not a Business Day, on the next succeeding Business Day (each, a "Distribution Date"). Distributions will be made commencing on the first Distribution Date specified above, to the
Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the
Percentage Interest evidenced by this Certificate and the amount required to be distributed pursuant to the Agreement on the applicable Distribution Date in respect of the Class of Certificates to which this Certificate belongs; provided that the initial Record Date will be the Closing Date. All distributions made under the Agreement in respect of this Certificate will be made by the
Certificate Administrator by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Certificate Administrator with written wiring instructions no less than five
(5) Business Days prior to (or, in the case of the first such distribution, no later than) the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution in respect of this Certificate will be made after due notice by the
Certificate Administrator of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate
Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

          The Certificates are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the
Agreement, withdrawals from the Collection Accounts, the Distribution Account and, if established, the Pool REO Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

          The Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, the Certificates are exchangeable for new Certificates of the same Class in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the
Certificate Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the
Certificate Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the same
Class in authorized denominations evidencing the same aggregate Percentage
Interest will be issued to the designated transferee or transferees.

                                     A-8-3

          No direct or indirect transfer, sale, pledge, hypothecation or other disposition (each, a "Transfer") of this Certificate or any interest herein shall be made unless that Transfer is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws.

          If a Transfer of this Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a Transfer of this Certificate by the Depositor, Merrill
Lynch, Pierce, Fenner & Smith Incorporated or any of their respective
Affiliates), then the Certificate Registrar shall refuse to register such
Transfer unless it receives (and, upon receipt, may conclusively rely upon)
either: (i) a certificate from the Certificateholder desiring to effect such
Transfer substantially in the form attached as Exhibit E-1 to the Agreement and a certificate from such Certificateholder's prospective Transferee substantially in the form attached as Exhibit E-2A to the Agreement; or (ii) an Opinion of
Counsel satisfactory to the Certificate Administrator to the effect that such
Transferee is a Qualified Institutional Buyer and such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Fund or of the Depositor, the Master Servicers,
the Special Servicer, the Trustee, the Certificate Administrator or the
Certificate Registrar in their respective capacities as such), together with the written certification(s) as to the facts surrounding such Transfer from the
Certificateholder desiring to effect such Transfer and/or such
Certificateholder's prospective Transferee on which such Opinion of Counsel is based. If any Transferee of this Certificate does not, in connection with the subject Transfer, deliver to the Certificate Registrar one of the certifications described in clause (i) of the preceding sentence or the Opinion of Counsel described in clause (ii) of the preceding sentence, then such Transferee shall be deemed to have represented and warranted that all the certifications set forth in Exhibit E-2A attached to the Agreement are, with respect to the subject
Transfer, true and correct.

          None of the Depositor, the Trustee, the Certificate Administrator or
the Certificate Registrar is obligated to register or qualify the Class of
Certificates to which this Certificate belongs, under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the Transfer of this Certificate or any interest herein without such registration or qualification. Any Certificateholder desiring to effect a Transfer of this Certificate or any interest herein shall, and does hereby agree to, indemnify the Depositor, Merrill Lynch, Pierce, Fenner & Smith
Incorporated, LaSalle Financial Services, Inc., the Certificate Administrator,
the Trustee, the Master Servicers, the Special Servicer and the Certificate
Registrar and their respective Affiliates against any liability that may result if such Transfer is not exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws or is not made in accordance with such federal and state laws.

          No Transfer of this Certificate or any interest herein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code or any other federal, state, local or foreign law
("Similar Law") that is substantially similar to Section 405 or 407 of ERISA or
Section 4975 of the Code (each, a "Plan"), or (B) any Person who is directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan, if the purchase and holding of this Certificate or such interest herein by the prospective
Transferee would result in a non-exempt violation of Section 406 or 407 of ERISA or Section 4975 of the Code or Similar Law or would result in the imposition of an excise tax under Section 4975 of the Code. Except in connection with the initial issuance of the Certificates or any

                                     A-8-4

Transfer of this Certificate by the Depositor, Merrill Lynch, Pierce, Fenner &
Smith Incorporated or any of their respective Affiliates, the Certificate
Registrar shall refuse to register the Transfer of this Certificate unless it has received from the prospective Transferee, one of the following: (i) a certification to the effect that such prospective Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a
Plan; or (ii) a certification of facts and an Opinion of Counsel which otherwise establish to the reasonable satisfaction of the Certificate Administrator that such Transfer will not result in a violation of Section 406 or 407 of ERISA or
Section 4975 of the Code or result in the imposition of an excise tax under
Section 4975 of the Code. If any Transferee of this Certificate or any interest herein does not, in connection with the subject Transfer, deliver to the
Certificate Registrar a certification and/or Opinion of Counsel as required by the preceding sentence, then such Transferee shall be deemed to have represented and warranted that either: (i) such Transferee is not a Plan and is not directly or indirectly purchasing this Certificate or such interest herein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or (ii) the purchase and holding of this Certificate or such interest herein by such
Transferee is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited transactions by
Section 4975 of the Code.

          No service charge will be imposed for any registration of transfer or exchange of Certificates, but the Certificate Administrator or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Holder of this Certificate, by its acceptance hereof, shall be deemed to have agreed to keep confidential any information it obtains from the
Trustee or the Certificate Administrator (except that such Holder may provide any such information obtained by it to any other Person that holds or is contemplating the purchase of this Certificate or an interest herein, provided that such other Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep such information confidential).

          Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicers, the Special Servicer, the
Trustee, the Certificate Administrator, the Certificate Registrar and any agent of any of them may treat the Person in whose name this Certificate is registered as of the related Record Date as the owner hereof for the purpose of receiving distributions pursuant to the Agreement and may treat the person in whose name this Certificate is registered as of the relevant date of determination as owner of this Certificate for all other purposes whatsoever, and none of the
Depositor, the Master Servicers, the Special Servicer, the Trustee, the
Certificate Administrator, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

          Subject to certain terms and conditions set forth in the Agreement, the Trust and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of (i) the final payment
(or any advance with respect thereto) on or other liquidation of the last
Mortgage Loan or REO Property remaining in the Trust, (ii) the purchase by either Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder at a price determined as provided in the Agreement of all
Mortgage Loans and any REO Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining in the
Trust and (iii) the exchange by the holder of certain remaining outstanding
Classes of Certificates (as described below) for all the Mortgage Loans and REO
Properties

                                     A-8-5

(or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) in the Trust. The Agreement permits, but does not require, either Master Servicer, the Special Servicer or the Plurality Subordinate
Certificateholder to purchase from the Trust all Mortgage Loans and any REO
Properties (or, if specified in the Agreement with respect to any REO Property, the Trust's interests therein) remaining therein. The exercise of such right will effect early retirement of the Certificates; however, such right to purchase is subject to the aggregate Stated Principal Balance of the Mortgage
Pool at the time of purchase being less than approximately 1.0% of the Initial
Pool Balance. In addition, following the date on which the total principal balance of the Class A-1, Class A-2, Class A-3, Class A-3B, Class A-SB, Class
A-4, Class A-1A, Class AM, Class AJ, Class B, Class C and Class D Certificates
is reduced to zero, any single Holder of each outstanding Class of Certificates
(other than the Class Z, Class R-I and Class R-II Certificates) may, subject to such other conditions as may be set forth in the Agreement, exchange those
Certificates for all Mortgage Loans and REO Properties (or, if specified in the
Agreement with respect to any REO Property, the Trust's interests therein)
remaining in the Trust Fund at the time of the exchange.

          The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicers, the Special Servicer, the Certificate
Administrator, the Custodian and the Trustee thereunder and the rights of the
Certificateholders thereunder, at any time by the Master Servicers, the Special
Servicer, Certificate Administrator, the Custodian and the Trustee with the consent of the Holders of Certificates entitled to at least 66-2/3% of the
Voting Rights. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of each of REMIC I and REMIC II as a REMIC, without the consent of the Holders of any of the Certificates.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust (to the extent of its rights therein) for distributions hereunder.

          This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, without applying any conflicts of law principles of such state
(other than the provisions of Section 5-1401 of the New York General Obligations
Law), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-8-6

          IN WITNESS WHEREOF, the Certificate Registrar has caused this
Certificate to be duly executed.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Certificate Registrar

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Class Z Certificates referred to in the within-mentioned Agreement.

Dated: May 25, 2006

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Authenticating Agent

                                        By:
                                            ------------------------------------
                                            Authorized Officer

                                      A-8-7

                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _____________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________
      (please print or typewrite name and address including postal zip code of assignee)

the beneficial ownership interest in the Trust evidenced by the within
Commercial Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust.

          I (we) further direct the issuance of a new Commercial Mortgage
          Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Commercial Mortgage
          Pass-Through Certificate to the following address: ___________________
          ______________________________________________________________________
          ______________________________________________________________________

Dated:

                                        ----------------------------------------
                                        Signature by or on behalf of Assignor

                                        ----------------------------------------
                                        Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of
          distribution:

          Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________
          for the account of __________________________________________________.

          Distributions made by check (such check to be made payable to ________
          ______________________) and all applicable statements and notices should be mailed to __________________________________________________
          _____________________________________________________________________.

          This information is provided by ______________________________, the assignee named above, or __________________________________, as its agent.

                                      A-8-8

                                    EXHIBIT B

                       FORM OF DISTRIBUTION DATE STATEMENT

                                       B-1

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
135 S. LaSalle Street, Suite 1625  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
Chicago, IL 60603                                  SERIES 2006-1                   Prior Payment:         N/A
USA                                                                                Next Payment:    12-Jun-06
                                              ABN AMRO ACCT: 723670.1              Record Date:     30-Apr-06

Administrator:                          REPORTING PACKAGE TABLE OF CONTENTS        Analyst:
Deanna Murphy 312.904.7989                                                         Patrick Gong 714.259.6253
deanna.murphy@abnamro.com                                                          patrick.gong@abnamro.com

--------------------------------------------------------------------------------
---------------------------------
Issue Id:                MLMT06C1
Monthly Data File
Name:       MLMT06C1_200605_3.ZIP
---------------------------------

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                                                          Page(s)
                                                          -------
Statements to Certificateholders                          Page 2
Cash Recon                                                Page 3
Bond Interest Reconciliation                              Page 4
Bond Interest Reconciliation                              Page 5
Shortfall Summary Report                                  Page 6
Asset-Backed Facts ~ 15 Month Loan Status Summary         Page 7
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary    Page 8
Mortgage Loan Characteristics                             Page 9-11
Delinquent Loan Detail                                    Page 12
Loan Level Detail                                         Page 13
Realized Loss Detail                                      Page 14
Collateral Realized Loss                                  Page 15
Appraisal Reduction Detail                                Page 16
Material Breaches Detail                                  Page 17
Historical Collateral Prepayment                          Page 18
Specially Serviced (Part I) - Loan Detail                 Page 19
Specially Serviced (Part II) - Servicer Comments          Page 20
Summary of Loan Maturity Extensions                       Page 21
Rating Information                                        Page 22
Other Related Information                                 Page 23

---------------------------------------------------------------------

-----------------------------------------
Closing Date:                 25-May-2006
First Payment Date:           12-Jun-2006
Rated Final Payment Date:     12-May-2039
Determination Date:
-----------------------------------------
        Trust Collection Period
-----------------------------------------

-----------------------------------------

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
Depositor: Merrill Lynch Mortgage Investors Inc.
Underwriter: Merrill Lynch, Pierce, Fenner & Smith Incorporated/LaSalle
      Financial Services, Inc./PNC Capital Markets LLC/Goldman Sachs & Co/
                       Morgan Stanley & Co. Incorporated
        Master Servicer: Wells Fargo Bank, National Association/Midland
                               Loan Services, Inc.
                 Special Servicer: Midland Loan Services, Inc.
          Rating Agency: Standard & Poor's Rating Services/Fitch, Inc.

--------------------------------------------------------------------------------

------------------------------------------------------------------
INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
------------------------------------------------------------------
LaSalle Web Site                                  www.etrustee.net
Servicer Website                                  www.midlands.com
LaSalle Factor Line                                   800.246.5761
------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

           ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE
CUSIP                                                                                                             Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------

Total
------------------------------------------------------------------------------------------------------------------------------

                                                               -----------------
                                                               Total P&I Payment
                                                               -----------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

       CASH RECONCILIATION SUMMARY

----------------------------------------
            INTEREST SUMMARY
----------------------------------------
Current Scheduled Interest          0.00
Less Deferred Interest              0.00
Less PPIS Reducing Scheduled Int    0.00
Plus Gross Advance Interest         0.00
Less ASER Interest Adv Reduction    0.00
Less Other Interest Not Advanced    0.00
Less Other Adjustment               0.00
----------------------------------------
Total                               0.00
----------------------------------------
UNSCHEDULED INTEREST:
----------------------------------------
Prepayment Penalties                0.00
Yield Maintenance Penalties         0.00
Other Interest Proceeds             0.00
----------------------------------------
Total                               0.00
----------------------------------------

----------------------------------------
Less Fee Paid To Servicer           0.00
Less Fee Strips Paid by Servicer    0.00
----------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
----------------------------------------
Special Servicing Fees              0.00
Workout Fees                        0.00
Liquidation Fees                    0.00
Interest Due Serv on Advances       0.00
Non Recoverable Advances            0.00
Misc. Fees & Expenses               0.00
----------------------------------------

----------------------------------------
Total Unscheduled Fees & Expenses   0.00
----------------------------------------

----------------------------------------
Total Interest Due Trust            0.00
----------------------------------------

----------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
----------------------------------------
Trustee Fee                         0.00
Fee Strips                          0.00
Misc. Fees                          0.00
Interest Reserve Withholding        0.00
Plus Interest Reserve Deposit       0.00
----------------------------------------
Total                               0.00
----------------------------------------

----------------------------------------
            PRINCIPAL SUMMARY
----------------------------------------
SCHEDULED PRINCIPAL:
Current Scheduled Principal         0.00
Advanced Scheduled Principal        0.00
----------------------------------------
Scheduled Principal                 0.00
----------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                        0.00
Prepayments in Full                 0.00
Liquidation Proceeds                0.00
Repurchase Proceeds                 0.00
Other Principal Proceeds            0.00
----------------------------------------
Total Unscheduled Principal         0.00
----------------------------------------
Remittance Principal                0.00
----------------------------------------

----------------------------------------
Remittance P&I Due Trust            0.00
----------------------------------------

----------------------------------------
Remittance P&I Due Certs            0.00
----------------------------------------

----------------------------------------
          POOL BALANCE SUMMARY
----------------------------------------
                         Balance   Count
----------------------------------------
Beginning Pool              0.00       0
Scheduled Principal         0.00       0
Unscheduled Principal       0.00       0
Deferred Interest           0.00
Liquidations                0.00       0
Repurchases                 0.00       0
----------------------------------------
Ending Pool                 0.00       0
----------------------------------------

----------------------------------------
        Servicing Advance Summary
----------------------------------------
                                  Amount
----------------------------------------
Prior Outstanding
Plus Current Period
Less Recovered
Less Non Recovered
Ending Outstanding
----------------------------------------

----------------------------------------
        SERVICING FEE SUMMARY
----------------------------------------
Current Servicing Fees              0.00
Plus Fees Advanced for PPIS         0.00
Less Reduction for PPIS             0.00
Plus Delinquent Servicing Fees      0.00
----------------------------------------
Total Servicing Fees                0.00
----------------------------------------

----------------------------------------
           CAP LEASE ACCRETION
----------------------------------------
Accretion Amt                       0.00
Distributable Interest              0.00
Distributable Principal             0.00
----------------------------------------

----------------------------------------
              PPIS SUMMARY
----------------------------------------
Gross PPIS                          0.00
Reduced by PPIE                     0.00
Reduced by Shortfalls in Fees       0.00
Reduced by Other Amounts            0.00
----------------------------------------
PPIS Reducing Scheduled Interest    0.00
----------------------------------------
PPIS Reducing Servicing Fee         0.00
----------------------------------------
PPIS Due Certificate                0.00
----------------------------------------

------------------------------------------
ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
------------------------------------------
                      Principal   Interest
------------------------------------------
Prior Outstanding          0.00       0.00
Plus Current Period        0.00       0.00
Less Recovered             0.00       0.00
Less Non Recovered         0.00       0.00
Ending Outstanding         0.00       0.00
------------------------------------------

                                                                    PAGE 3 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                                        BOND INTEREST RECONCILIATION DETAIL

                                                                                           Current   Remaining
         Accrual            Pass-    Accrued     Total     Total    Distributable Interest  Period  Outstanding  Credit Support
       ----------- Opening Through Certificate Interest  Interest   Certificate  Payment  Shortfall  Interest    --------------
Class  Method Days Balance  Rate    Interest   Additions Deductions  Interest    Amount   Recovery   Shortfalls Original Current(1)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                   -----------------------------------------------------------------------------

(1) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                                        BOND INTEREST RECONCILIATION DETAIL

                                                       Additions                                        Deductions
                              ------------------------------------------------------------  ---------------------------------
                                Prior    Interest
        Prior    Current      Interest    Accrual                                Other                 Deferred &
       Interest  Interest     Shortfall   on Prior   Prepayment     Yield       Interest    Allocable   Accretion   Interest
Class  Due Date  Due Date       Due      Shortfall    Premiums   Maintenance  Proceeds(1)      PPIS     Interest  Loss Expense
------------------------------------------------------------------------------------------ -----------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                -------------------------------------------------------------------------------------------------------------

       Distributable  Interest
        Certificate    Payment
Class     Interest     Amount
--------------------------------

--------------------------------
       -----------------------

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
Bondholder's Distributable Interest.

                                                                    PAGE 5 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                  INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
-----------------------------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds   0.00
Special Servicing Fees                                  0.00
Workout Fees                                            0.00
Liquidation Fees                                        0.00
Legal Fees                                              0.00
Misc. Fees & Expenses Paid by/to Servicer               0.00
Interest Paid to Servicer on Outstanding Advances       0.00
ASER Interest Advance Reduction                         0.00
Interest Not Advanced (Current Period)                  0.00
Recoup of Prior Advances by Servicer                    0.00
Servicing Fees Paid Servicer on Loans Not Advanced      0.00
Misc. Fees & Expenses Paid by Trust                     0.00
Shortfall Due to Rate Modification                      0.00
Other Interest Loss                                     0.00
                                                        ----
Total Shortfall Allocated to the Bonds                  0.00
                                                        ====

EXCESS ALLOCATED TO THE BONDS:
-----------------------------------------------------
Other Interest Proceeds Due the Bonds                   0.00
Prepayment Interest Excess Due the Bonds                0.00
Interest Income                                         0.00
Yield Maintenance Penalties Due the Bonds               0.00
Prepayment Penalties Due the Bonds                      0.00
Recovered ASER Interest Due the Bonds                   0.00
Recovered Interest Due the Bonds                        0.00
ARD Excess Interest                                     0.00
                                                        ----
Total Excess Allocated to the Bonds                     0.00
                                                        ====

    AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS
------------------------------------------------------------
Total Excess Allocated to the Bonds                     0.00
Less Total Shortfall Allocated to the Bonds             0.00
                                                        ----
Total Interest Adjustment to the Bonds                  0.00
                                                        ====

                                                                    PAGE 6 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                   Delinquency Aging Categories                              Special Event Categories (1)
             ----------------------------------------------------------------------- --------------------------------------------
             Delinq 1 Month Delinq 2 Months Delinq 3+ Months Foreclosure     REO     Modifications Specially Serviced  Bankruptcy
Distribution -------------- --------------- ---------------- ----------- ----------- ------------- ------------------ -----------
    Date        #  Balance     #  Balance       #  Balance    #  Balance  #  Balance   #  Balance       #  Balance     #  Balance
------------   --- -------    --- -------      --- -------   --- ------- --- -------  --- -------      --- -------    --- -------

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category

                                                                    PAGE 7 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                                    ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

                                                     Appraisal                    Realized
             Ending Pool (1)  Payoffs(2)  Penalties Reduct. (2) Liquidations (2) Losses (2) Remaining Term Curr Weighted Avg.
Distribution --------------- ----------- ---------- ----------- ---------------- ---------- -------------- ------------------
    Date        #  Balance    #  Balance  #  Amount  #  Balance     #  Balance    #  Amount   Life Amount     Coupon Remit
------------   --- -------   --- ------- --- ------ --- -------    --- -------   --- ------   ---- ------     ------ -----

                                                                    PAGE 8 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                         MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

Current Scheduled    # of      Scheduled    % of         Weighted Average
    Balance         Loans       Balance    Balance   ------------------------
                                                     Term   Coupon   PFY DSCR
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                      0                0      0.00%
-----------------------------------------------------------------------------
Average Schedule Balance              0
Maximum Schedule Balance (9,999,999,999)
Minimum Schedule Balance  9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

Fully Amortizing    # of   Scheduled     % of        Weighted Average
 Mortgage Loans    Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

Current Mortgage    # of   Scheduled     % of        Weighted Average
 Interest Rate     Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------
Minimum Mortgage Interest Rate  900.000%
Maximum Mortgage Interest Rate  900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

   Balloon          # of   Scheduled     % of        Weighted Average
Mortgage Loans     Loans    Balance    Balance   ------------------------
                                                 Term   Coupon   PFY DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                     0             0      0.00%
-------------------------------------------------------------------------

                                                                    PAGE 9 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                         MORTGAGE LOAN CHARACTERISTICS

                           DISTRIBUTION OF DSCR (PFY)

 Debt Service    # of    Scheduled   % of
Coverage Ratio   Loans   Balance     Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0             0      0.00%
--------------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                          DISTRIBUTION OF DSCR (CUTOFF)

 Debt Service    # of    Scheduled    % of
Coverage Ratio   Loans    Balance    Balance   WAMM   WAC   PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                   0             0      0.00%
--------------------------------------------------------------------
Maximum DSCR   0.000
Minimum DSCR   0.000

                             GEOGRAPHIC DISTRIBUTION

Geographic    # of   Scheduled    % of
 Location    Loans    Balance    Balance   WAMM   WAC   PFY DSCR
----------------------------------------------------------------

----------------------------------------------------------------
               0             0      0.00%
----------------------------------------------------------------

                                                                   PAGE 10 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                          MORTGAGE LOAN CHARACTERISTICS

                         DISTRIBUTION OF PROPERTY TYPES

                  # of   Scheduled     % of
Property Types   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
----------------------------------------------------------------------

----------------------------------------------------------------------
                   0         0        0.00%
----------------------------------------------------------------------

                        DISTRIBUTION OF AMORTIZATION TYPE

                     # of   Scheduled     % of
Amortization Type   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
-------------------------------------------------------------------------

-------------------------------------------------------------------------
                      0         0        0.00%
-------------------------------------------------------------------------

                         DISTRIBUTION OF LOAN SEASONING

                    # of   Scheduled     % of
Number of Months   Loans    Balance    Balance   WAMM   WAC   PFY   DSCR
------------------------------------------------------------------------

------------------------------------------------------------------------
                     0         0        0.00%
------------------------------------------------------------------------

                       DISTRIBUTION OF YEAR LOANS MATURING

                  # of   Scheduled     % of
     Year        Loans    Balance    Balance   WAMM    WAC   PFY DSCR
---------------------------------------------------------------------
     2006          0         0        0.00%      0    0.00%    0.00
     2007          0         0        0.00%      0    0.00%    0.00
     2008          0         0        0.00%      0    0.00%    0.00
     2009          0         0        0.00%      0    0.00%    0.00
     2010          0         0        0.00%      0    0.00%    0.00
     2011          0         0        0.00%      0    0.00%    0.00
     2012          0         0        0.00%      0    0.00%    0.00
     2013          0         0        0.00%      0    0.00%    0.00
     2014          0         0        0.00%      0    0.00%    0.00
     2015          0         0        0.00%      0    0.00%    0.00
     2016          0         0        0.00%      0    0.00%    0.00
2017 & Greater     0         0        0.00%      0    0.00%    0.00
---------------------------------------------------------------------
                   0         0        0.00%
---------------------------------------------------------------------

                                                                   PAGE 11 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                             DELINQUENT LOAN DETAIL

             Paid                 Outstanding   Out. Property                    Special
Disclosure   Thru   Current P&I       P&I        Protection     Loan Status      Servicer     Foreclosure   Bankruptcy    REO
 Control #   Date     Advance      Advances**      Advances       Code (1)    Transfer Date       Date         Date      Date
-----------------------------------------------------------------------------------------------------------------------------

TOTAL
-----------------------------------------------------------------------------------------------------------------------------
A. IN GRACE PERIOD                    1. DELINQ. 1 MONTH  3. DELINQUENT 3 + MONTHS      5. NON PERFORMING MATURED BALLOON 9. REO
B. LATE PAYMENT BUT < 1 MONTH DELINQ. 2. DELINQ. 2 MONTHS 4. PERFORMING MATURED BALLOON 7. FORECLOSURE

** Outstanding P&I Advances include the current period P&I Advances and may include Servicer and Trust Advances.

                                                                   PAGE 12 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                                LOAN LEVEL DETAIL

                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
 Control #  Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
* NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------

(1) Legend: A. In Grace Period      1. Delinquent 1 month  3. Delinquent 3+ months       5. Non Performing Matured Ballon 9. REO
            B. Late Payment but     2. Delinquent 2 months 4. Performing Matured Balloon 7. Foreclosure
               < 1 month delinq

                                                                   PAGE 13 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                                                 REALIZED LOSS DETAIL

                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross     as a % of     Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
Current Total
Cumulative
---------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

                                                                   PAGE 14 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                                                   Interest
                     Beginning                  Prior                            (Shortages)
                      Balance    Aggregate    Realized                            /Excesses
                       of the     Realized      Loss        Amounts Covered by     applied
Prospectus            Loan at       Loss     Applied to   Overcollateralization  to Realized
    ID      Period  Liquidation   on Loans  Certificates     and other Credit       Losses
                                                 A                 B                 C
--------------------------------------------------------------------------------------------

CUMULATIVE

                            Additional                                    (Recoveries)/
            Modification  (Recoveries)/      Current                         Realized
            Adjustments/     Expenses       Realized                          Loss
              Appraisal     applied to        Loss        Recoveries of     Applied to
Prospectus    Reduction      Realized      Applied to    Realized Losses   Certificate
    ID       Adjustment       Losses    Certififcates*    paid as Cash      Interest
                 D              E
---------------------------------------------------------------------------------------

CUMULATIVE

* In the Initial Period the Current Realized Loss Applied to Certificates will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A - C - D + E

Description
of Fields
-----------

     A        Prior Realized Loss Applied to Certificates
     B        Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc.)
     C        Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss
     D        Adjustments that are based on principal haircut or future interest foregone due to modification
     E        Realized Loss Adjustments, Supplemental Recoveries or Expenses on a previously liquidated loan

                                                                   PAGE 15 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                                              APPRAISAL REDUCTION DETAIL

                                                                              Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR     Current P&I  ASER  Note  Maturity  --------------  Property  Geographic       -----------
 Control #  Red. Date  Balance    Amount     Advance         Rate    Date         Life         Type     Location   DSCR  Value  Date
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 16 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

     MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

                 Ending      Material    Material Breach and
Disclosure     Principal      Breach   Material Document Defect
 Control #      Balance        Date          Description
----------------------------------------------------------------

----------------------------------------------------------------

                                                                   PAGE 17 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                 HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type   Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

Current

Cumulative

                                                                   PAGE 18 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                          Loan           Balance                         Remaining
Disclosure   Servicing    Status   -----------------   Note   Maturity   ---------   Property     Geo.                      NOI
Control #    Xfer Date   Code(1)   Schedule   Actual   Rate     Date     Life          Type     Location    NOI     DSCR    Date
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                            Not     Not     Not
                                                                                                           Avail   Avail   Avail

--------------------------------------------------------------------------------------------------------------------------------

(1) Legend:  A. P&I Adv - in Grace  1. P&I Adv - delinquent 1  3. P&I Adv - delinquent 3+   5. Non Performing Mat.  9. REO
             Period                 month                      months                       Balloon
             B. P&I Adv - < one     2. P&I Adv - delinquent 2  4. Mat. Balloon/Assumed P&I  7. Foreclosure
             month delinq           months

                                                                   PAGE 19 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
 Control #    Strategy    Comments
----------------------------------

----------------------------------

                                                                   PAGE 20 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                       0
   Stated Principal Balance outstanding:                               0.00
   Weighted Average Extension Period:                                     0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00
   Weighted Average Extension Period:                                     0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                       0
   Cutoff Principal Balance:                                           0.00

                                                                   PAGE 21 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                               RATING INFORMATION

                 ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                -------------------   ----------------------------
CLASS   CUSIP   FITCH MOODY'S   S&P       FITCH  MOODY'S  S&P
------------------------------------------------------------------

------------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1) Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to LaSalle within 30 days of the payment date listed on this statement. Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report,
LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 22 OF 23

LASALLE BANK ABN AMRO LOGO             MERRILL LYNCH MORTGAGE TRUST 2006-C1        Statement Date:  12-May-06
                                   COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:    12-May-06
                                                   SERIES 2006-1                   Prior Payment:         N/A
                                                                                   Next Payment:    12-Jun-06
                                               ABN AMRO ACCT: 723670.1             Record Date:     30-Apr-06

                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                    EXHIBIT C

                         FORM OF CUSTODIAL CERTIFICATION

                                                                          [Date]

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York 10080

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603

Merrill Lynch Mortgage Lending, Inc.
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York 10080

PNC Bank, National Association
One PNC Plaza
249 Fifth Avenue,
Pittsburgh, Pennsylvania 15222

Artesia Mortgage Capital Corporation
1180 NW Maple Street, Suite 202
Issaquah, Washington 98027

Midland Loan Services, Inc.
10851 Mastin, Building 82, Suite 700
Overland Park, Kansas 66210

Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105

     Re: Merrill Lynch Mortgage Trust 2006-C1,
         Commercial Mortgage Pass-Through Certificates, Series 2006-C1

Ladies and Gentlemen:

     LaSalle Bank National Association, as Custodian, hereby certifies to the above referenced parties that, with respect to each Mortgage Loan listed in the
Mortgage Loan Schedule, except as specifically identified in the schedule of exceptions annexed hereto, (i) without regard to the proviso in the definition of "Mortgage File," all documents specified in clauses (i), (ii), (iv)(A), (v)
and (vii) of the definition of "Mortgage File", and to the extent

                                      C-1

provided in the related Mortgage File and actually known by a Responsible
Officer of the Custodian to be required or to the extent listed on the Mortgage
Loan checklist, if any, provided by the related Mortgage Loan Seller pursuant to the related Mortgage Loan Purchase Agreement, clauses (iii), (iv)(B), (iv)(C),
(vi) and (viii) through (xii) of the definition of "Mortgage File", are in its possession, (ii) all documents delivered or caused to be delivered with respect to a Mortgage Loan by the applicable Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it and appear regular on their face, appear to be executed and appear to relate to such Mortgage Loan, and (iii)
based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule for such Mortgage Loan with respect to the items specified in clauses (v) and (vi)(c) of the definition of
"Mortgage Loan Schedule" is correct.

     None of the Custodian, the Trustee, either Master Servicer or the Special
Servicer is under any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the
Mortgage Loans delivered to it to determine that the same are valid, legal, effective, genuine, enforceable, in recordable form, sufficient or appropriate for the represented purpose or that they are other than what they purport to be on their face. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them under the Pooling and Servicing
Agreement.

                                        Respectfully,

                                        LASALLE BANK NATIONAL ASSOCIATION.

                                        as Custodian

                                        ----------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                              ----------------------------------

                                       C-2

                                   EXHIBIT D-1

                   FORM OF MASTER SERVICER REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group--MLMT Commercial Mortgage
Pass-Through Certificates, Series 2006-C1

     Re: Merrill Lynch Mortgage Trust 2006-C1,
         Commercial Mortgage Pass-Through Certificates, Series 2006-C1

Ladies and Gentlemen:

     In connection with the administration of the Mortgage Files held by you as
Custodian under a certain Pooling and Servicing Agreement dated as of May 1,
2006 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch
Mortgage Investors, Inc., as Depositor, Midland Loan Services, Inc. and Wells
Fargo Bank, National Association, as Master Servicers, Midland Loan Services,
Inc., as Special Servicer, U.S. Bank National Association, as Trustee, and
LaSalle Bank National Association, as Certificate Administrator and Custodian,
the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described
Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

             The Mortgage File should be delivered to the following:

                                      D-1-1

                                              __________________________________

                                              __________________________________

                                              __________________________________

                                              Attn:  ___________________________

                                              Phone: ___________________________

                                      D-1-2

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1.   Mortgage Loan paid in full.

           The Master Servicer hereby certifies that all amounts received in connection with the Mortgage Loan that are required to be credited to its Collection Account pursuant to the Pooling and Servicing
           Agreement have been or will be so credited.

_____ 2.   Other. (Describe)

           _____________________________________________________________________

           _____________________________________________________________________

           _____________________________________________________________________

           _____________________________________________________________________

           The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the
Mortgage Loan has been paid in full, in which case the Mortgage File (or such portion thereof) will be retained by us permanently.

           Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                     D-1-3

                                        [MIDLAND LOAN SERVICES, INC.]
                                        [WELLS FARGO BANK, NATIONAL ASSOCIATION]
                                        as Master Servicer

                                        By:
                                            ------------------------------------
                                            Name
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                     D-1-4

                                   EXHIBIT D-2

                  FORM OF SPECIAL SERVICER REQUEST FOR RELEASE

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group--MLMT Commercial Mortgage
Pass-Through Certificates, Series 2006-C1

     Re: Merrill Lynch Mortgage Trust 2006-C1,
         Commercial Mortgage Pass-Through Certificates, Series 2006-C1

Ladies and Gentlemen:

          In connection with the administration of the Mortgage Files held by you as Custodian under a certain Pooling and Servicing Agreement dated as of May
1, 2006 (the "Pooling and Servicing Agreement"), by and among Merrill Lynch
Mortgage Investors, Inc., as Depositor, Midland Loan Services, Inc. and Wells
Fargo Bank, National Association, as Master Servicers, Midland Loan Services,
Inc., as Special Servicer, U.S. Bank National Association, as Trustee, and
LaSalle Bank National Association, as Certificate Administrator and Custodian,
the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by you with respect to the following described
Mortgage Loan for the reason indicated below.

Property Name:

Property Address:

Control No.:

             The Mortgage File should be delivered to the following:

                                              __________________________________

                                              __________________________________

                                              __________________________________

                                                 Attn: _________________________

                                                 Phone: ________________________

                                     D-2-1

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

_____ 1.   Mortgage Loan is being foreclosed.

_____ 2.   Other. (Describe)

           _____________________________________________________________________

           _____________________________________________________________________

           _____________________________________________________________________

           _____________________________________________________________________

           The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the
Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

           Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        MIDLAND LOAN SERVICES, INC.
                                        as Special Servicer

                                        By:
                                            ------------------------------------
                                            Name
                                                 -------------------------------
                                            Title:
                                                   -----------------------------

                                     D-2-2

                                   EXHIBIT E-1

                         FORM OF TRANSFEROR CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                                 _______________________, 200___

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group--MLMT Commercial Mortgage
Pass-Through Certificates, Series 2006-C1

     Re: Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
         Certificates, Series 2006-C1, Class ________, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional
         Amount] as of May 25, 2006 (the "Closing Date") of $_________________]
         [representing a _________% Percentage Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
______________________________ (the "Transferor") to __________________________
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of May 1, 2006, between
Merrill Lynch Mortgage Investors, Inc., as Depositor, Midland Loan Services,
Inc. and Wells Fargo Bank, National Association, as Master Servicers, Midland
Loan Services, Inc., as Special Servicer, U.S. Bank National Association, as
Trustee, and LaSalle Bank National Association, as Certificate Administrator and
Custodian. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.
The Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferor is the lawful owner of the Transferred Certificates with the full right to transfer such Certificates free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a)
offered, transferred, pledged, sold or otherwise disposed of any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Transferred Certificate, any interest in a Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any
Transferred Certificate, any interest in a Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in a
Transferred Certificate or any other similar security by means of general advertising or in any

                                      E-1-1

other manner, or (e) taken any other action with respect to any Transferred
Certificate, any interest in a Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through
(e) hereof) would constitute a distribution of the Transferred Certificates under the Securities Act of 1933, as amended (the "Securities Act"), would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the Transferred Certificates pursuant to the
Securities Act or any state securities laws.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferor)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                     E-1-2

                                  EXHIBIT E-2A

                        FORM I OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                                     ___________________, 200___

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group--MLMT Commercial Mortgage
Pass-Through Certificates, Series 2006-C1

     Re:  Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
          Certificates, Series 2006-C1, Class _______, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional
          Amount] as of May 25, 2006 (the "Closing Date") of
          $___________________________ ] [representing a _______% Percentage
          Interest in the subject Class]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
______________________________ (the "Transferor") to ___________________________
(the "Transferee") of the captioned Certificates (the "Transferred
Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of May 1, 2006, between
Merrill Lynch Mortgage Investors, Inc., as Depositor, Midland Loan Services,
Inc. and Wells Fargo Bank, National Association, as Master Servicers, Midland
Loan Services, Inc., as Special Servicer, U.S. Bank National Association, as
Trustee, and LaSalle Bank National Association, as Certificate Administrator and
Custodian. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing Agreement.
The Transferee hereby certifies, represents and warrants to you, as Certificate
Registrar, and for the benefit of the Trustee and the Depositor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified
     Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A")
     under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the
     Transferred Certificates for its own account or for the account of another
     Qualified Institutional Buyer, and understands that such Transferred
     Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of another Qualified Institutional
     Buyer and to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act.

                                     E-2A-1

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, and (e) all related matters, that it has requested.

          3. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
     Acknowledgment below.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                             Nominee Acknowledgment

          The undersigned hereby acknowledges and agrees that as to the
Transferred Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        Nominee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                     E-2A-2

                             ANNEX 1 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to _______________________
(the "Transferor") and ______________________________, as Certificate Registrar,
with respect to the mortgage pass-through certificates (the "Transferred
Certificates") described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended, because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     _______   Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
               Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
               Revenue Code of 1986, as amended.

     _______   Bank. The Transferee (a) is a national bank or a banking
               institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is
               substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     _______   Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or

----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case,
Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     E-2A-3

               similar institution, which is supervised and examined by a state or federal authority having supervision over any such
               institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
               Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     _______   Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

     _______   Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S.
               territory or the District of Columbia.

     _______   State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     _______   ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
               of 1974.

     _______   Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     _______   QIB Subsidiary. All of the Transferee's equity owners are
               "qualified institutional buyers" within the meaning of Rule 144A.

     _______   Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
               subsection (a)(1) of Rule 144A pursuant to which it qualifies.
               Note that registered investment companies should complete Annex 2 rather than this Annex 1) _______________________________________
               _________________________________________________________________
               _________________________________________________________________
               _________________________________________________________________
               ________________________________________________________________.

     3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii)
securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

                                     E-2A-4

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction. However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     _____   ____   Will the Transferee be purchasing the Transferred
      Yes     No    Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's purchase of the Transferred
Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

     8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                     E-2A-5

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                  ------------------------------

                                     E-2A-6

                             ANNEX 2 TO EXHIBIT E-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to ______________________
(the "Transferor") and __________________________, as Certificate Registrar,
with respect to the mortgage pass-through certificates (the "Transferred
Certificates") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the
Transferee is a "qualified institutional buyer" as that term is defined in Rule
144A ("Rule 144A") under the Securities Act of 1933, as amended, because the
Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in
Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the
cost of such securities was used, unless the Transferee or any member of the
Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     _______   The Transferee owned and/or invested on a discretionary basis
               $___________________________ in securities (other than the excluded securities referred to below) as of the end of the
               Transferee's most recent fiscal year (such amount being
               calculated in accordance with Rule 144A).

     _______   The Transferee is part of a Family of Investment Companies which owned in the aggregate $_____________________________ in
               securities (other than the excluded securities referred to below)
               as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     E-2A-7

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's
Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

     _____   _____   Will the Transferee be purchasing the Transferred
      Yes      No    Certificates only for the Transferee's own account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

     8. Capitalized terms used but not defined herein have the respective meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred Certificates were issued.

                                        ----------------------------------------
                                        [Transferee][Adviser]

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                  ------------------------------

                                     E-2A-8

                                        IF AN ADVISER:

                                        ----------------------------------------
                                        (Transferee)

                                            Date:
                                                  ------------------------------

                                     E-2A-9

                                  EXHIBIT E-2B

                        FORM II OF TRANSFEREE CERTIFICATE
             FOR TRANSFERS OF DEFINITIVE NON-REGISTERED CERTIFICATES

                                                 _______________________, 200___

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group-- MLMT Commercial Mortgage
Pass-Through Certificates, Series 2006-C1

     Re: Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
         Certificates, Series 2006-C1, Class _______, [having an initial aggregate [Certificate Principal Balance] [Certificate Notional
         Amount] as of May 25, 2006 (the "Closing Date") of $__________________]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
______________________________ (the "Transferor") to ___________________________
______________________________ (the "Transferee") of the captioned Certificates
(the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1,
2006, between Merrill Lynch Mortgage Investors, Inc., as Depositor, Midland Loan
Services, Inc. and Wells Fargo Bank, National Association, as Master Servicers,
Midland Loan Services, Inc., as Special Servicer, U.S. Bank National
Association, as Trustee, and LaSalle Bank National Association, as Certificate
Administrator and Custodian. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Trustee and the
Depositor, that:

     1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities
Act"), or any applicable state securities laws.

     2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, the Certificate Administrator or the Certificate Registrar is
obligated so to register or qualify the Class of Certificates to which the
Transferred Certificates belong, and (c) neither a Transferred Certificate nor any security issued in exchange therefor or in lieu thereof may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii)
sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Registrar has received: (A) a certification from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit E-1

                                     E-2B-1

to the Pooling and Servicing Agreement and a certification from such
Certificateholder's prospective transferee substantially in the form attached either as Exhibit E-2A to the Pooling and Servicing Agreement or as Exhibit E-2B
to the Pooling and Servicing Agreement; or (B) an opinion of counsel satisfactory to the Certificate Administrator with respect to, among other things, the availability of such exemption from registration under the
Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

     3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate or interest therein, except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS
OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION
MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
(A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS
SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED
("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
"CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS
CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     4. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Transferred Certificate, any interest in any Transferred Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Transferred Certificate, any interest in any Transferred Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Transferred
Certificate, any interest in any Transferred Certificate or any other similar security with any person in any manner, (d) made any general solicitation with respect to any Transferred Certificate, any interest in any Transferred
Certificate or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to any Transferred
Certificate, any interest in any Transferred Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through
(e) above) would constitute a distribution

                                     E-2B-2

of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the
Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Transferred
Certificate, any interest in any Transferred Certificate or any other similar security.

     5. The Transferee has been furnished with all information regarding (a) the
Depositor, (b) the Transferred Certificates and distributions thereon, (c) the
Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d)
the nature, performance and servicing of the Mortgage Loans, and (e) all related matters, that it has requested.

     6. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The
Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the
Transferred Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

     7. If the Transferee proposes that the Transferred Certificates be registered in the name of a nominee, such nominee has completed the Nominee
Acknowledgement below.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                     E-2B-3

                             Nominee Acknowledgement

     The undersigned hereby acknowledges and agrees that as to the Transferred
Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Transferee identified above, for whom the undersigned is acting as nominee.

                                        ----------------------------------------
                                        (Nominee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                     E-2B-4

                                  EXHIBIT E-2C

                         FORM OF TRANSFEREE CERTIFICATE
           FOR TRANSFERS OF INTERESTS IN RULE 144A GLOBAL CERTIFICATES

                                                 _______________________, 200___

________________________________

________________________________

________________________________

________________________________
(Name and Address of Transferor)

     Re: Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
         Certificates, Series 2006-C1, Class _______, having an initial aggregate [Certificate Principal Balance] [Certificate Notional
         Amount] as of May 25, 2006 (the "Closing Date") of
         $_________________________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the Transfer by
_________________________ (the "Transferor") to __________________________ (the
"Transferee") through our respective Depository Participants of the Transferor's beneficial ownership interest (currently maintained on the books and records of
The Depository Trust Company ("DTC") and the Depository Participants) in the
captioned Certificates (the "Transferred Certificates"), pursuant to Section
5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing
Agreement"), dated as of May 1, 2006, between Merrill Lynch Mortgage Investors,
Inc., as Depositor, Midland Loan Services, Inc. and Wells Fargo Bank, National
Association, as Master Servicers, Midland Loan Services, Inc., as Special
Servicer, U.S. Bank National Association, as Trustee, and LaSalle Bank National
Association, as Certificate Administrator and Custodian. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the
Depositor, that:

     1. The Transferee is a "qualified institutional buyer" (a "Qualified
Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and
Annex 2. The Transferee is aware that the Transfer to it of the Transferor's interest in the Transferred Certificates is being made in reliance on Rule 144A.
The Transferee is acquiring such interest in the Transferred Certificates for its own account or for the account of another Qualified Institutional Buyer.

     2. The Transferee understands that (a) the Transferred Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) none of the Depositor, the Trustee, the Certificate Administrator or the

                                     E-2C-1

Certificate Registrar is obligated so to register or qualify the Transferred
Certificates and (c) no interest in the Transferred Certificates may be resold or transferred unless (i) such Certificates are registered pursuant to the
Securities Act and registered or qualified pursuant any applicable state securities laws, or (ii) such interest is sold or transferred in a transaction which is exempt from such registration and qualification and the Transferor desiring to effect such transfer has received (A) a certificate from such
Certificate Owner's prospective transferee substantially in the form attached as
Exhibit E-2C to the Pooling and Servicing Agreement or (B) an opinion of counsel to the effect that, among other things, such prospective transferee is a
Qualified Institutional Buyer and such transfer may be made without registration under the Securities Act.

     3. The Transferee understands that it may not sell or otherwise transfer the Transferred Certificates or any interest therein except in compliance with the provisions of Section 5.02 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed, and that the Transferred Certificates will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES
LAWS OF ANY STATE. ANY RESALE, PLEDGE, TRANSFER OR OTHER DISPOSITION OF THIS
CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION
MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN MAY BE MADE TO
(A) ANY RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS
SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED
("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE
"CODE"), OR (B) ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS
CERTIFICATE OR SUCH INTEREST HEREIN ON BEHALF OF, AS NAMED FIDUCIARY OF, AS
TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT
PLAN OR ARRANGEMENT, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF
THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     4. The Transferee has been furnished with all information regarding (a) the
Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans, (d) the Pooling and
Servicing Agreement and the Trust Fund created pursuant thereto, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

                                     E-2C-2

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                                     E-2C-3

                             ANNEX 1 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to _______________________
____________________________ (the "Transferor") and for the benefit of Merrill
Lynch Mortgage Investors, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred
Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquiring interests in the Transferred Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) [the Transferee] [each of the Transferee's equity owners] owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of such entity's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     _______   Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution),
               Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal
               Revenue Code of 1986, as amended.

     _______   Bank. The Transferee (a) is a national bank or a banking
               institution organized under the laws of any state, U.S. territory or the District of Columbia, the business of which is
               substantially confined to banking and is supervised by the state or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred Certificates in the case of a U.S. bank, and not more than 18 months preceding such date of sale in the case of a foreign bank or equivalent institution.

     _______   Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or

----------
(1) Transferee or each of its equity owners must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee or any such equity owner, as the case may be, is a dealer, and, in that case,
Transferee or such equity owner, as the case may be, must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                     E-2C-4

               similar institution, which is supervised and examined by a state or federal authority having supervision over any such
               institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Transferred
               Certificates in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale in the case of a foreign savings and loan association or equivalent institution.

     _______   Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

     _______   Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a state, U.S.
               territory or the District of Columbia.

     _______   State or Local Plan. The Transferee is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of the state or its political subdivisions, for the benefit of its employees.

     _______   ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act
               of 1974.

     _______   Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

     _______   QIB Subsidiary. All of the Transferee's equity owners are
               "qualified institutional buyers" within the meaning of Rule 144A.

     _______   Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under
               subsection (a)(1) of Rule 144A pursuant to which it qualifies.
               Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

     3. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee did not include (i) securities of issuers that are affiliated with such Person, (ii)
securities that are part of an unsold allotment to or subscription by such
Person, if such Person is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by any Person, the Transferee used the cost of such securities to such Person, unless such Person reports its securities holdings in its financial statements on the

                                     E-2C-5

basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of such Person, but only if such subsidiaries are consolidated with such Person in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under such Person's direction.
However, such securities were not included if such Person is a majority-owned, consolidated subsidiary of another enterprise and such Person is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred
Certificates are relying and will continue to rely on the statements made herein because one or more Transfers to the Transferee may be in reliance on Rule 144A.

                 Will the Transferee be acquiring interests in the Transferred
     ___   ___   Certificates only for the Transferee's own account?
     Yes    No

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the
"qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by
Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's acquisition of any interest in of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such acquisition. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such acquisition, promptly after they become available.

     8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred
Certificates were issued.

                                     E-2C-6

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                  ------------------------------

                                     E-2C-7

                             ANNEX 2 TO EXHIBIT E-2C

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

          The undersigned hereby certifies as follows to
____________________________ (the "Transferor") and for the benefit of Merrill
Lynch Mortgage Investors, Inc. with respect to the mortgage pass-through certificates being transferred in book-entry form (the "Transferred
Certificates") as described in the Transferee certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity acquired interests the Transferred Certificates (the "Transferee") or, if
the Transferee is a "qualified institutional buyer" as that term is defined in
Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule
144A because (i) the Transferee is an investment company registered under the
Investment Company Act of 1940, as amended, and (ii) as marked below, the
Transferee alone owned and/or invested on a discretionary basis, or the
Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of
Investment Companies, the cost of such securities was used, unless the
Transferee or any member of the Transferee's Family of Investment Companies, as
the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     _______   The Transferee owned and/or invested on a discretionary basis
               $________________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in
               accordance with Rule 144A).

     _______   The Transferee is part of a Family of Investment Companies which owned in the aggregate $_________________________ in securities
               (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

                                     E-2C-8

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's
Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the
Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more
Transfers to the Transferee will be in reliance on Rule 144A.

                     Will the Transferee be acquiring interests in the
     _____   _____   Transferred Certificates only for the Transferee's own
      Yes      No    account?

     6. If the answer to the foregoing question is "no", then in each case where the Transferee is acquiring any interest in the Transferred Certificates for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the
"qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by
Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's acquisition of any interest in the Transferred
Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such acquisition.

     8. Capitalized terms used but not defined herein have the meanings ascribed thereto in the Pooling and Servicing Agreement pursuant to which the Transferred
Certificates were issued.

                                     E-2C-9

                                        ----------------------------------------
                                        (Transferee or Adviser)

                                        By:
                                            ------------------------------------
                                            Name
                                                 -------------------------------
                                            Title:
                                                   -----------------------------
                                            Date:
                                                  ------------------------------

                                        IF AN ADVISER:

                                        Print Name of Transferee

                                        ----------------------------------------

                                            Date:
                                                  ------------------------------

                                    E-2C-10

                                  EXHIBIT E-2D

                         FORM OF TRANSFEREE CERTIFICATE
         FOR TRANSFERS OF INTERESTS IN REGULATION S GLOBAL CERTIFICATES

                                                                          [Date]

[TRANSFEROR]

Re: Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
    Certificates, Series 2006-C1, Class _______, having an initial aggregate
    [Certificate Principal Balance] [Certificate Notional Amount] as of May 25,
    2006 (the "Closing Date") of $_________________________

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
______________________________ (the "Transferor") to
______________________________ (the "Transferee") of the captioned Certificates
(the "Transferred Certificates"), pursuant to Section 5.02 of the Pooling and
Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of May 1,
2006, between Merrill Lynch Mortgage Investors, Inc., as Depositor, Midland Loan
Services, Inc. and Wells Fargo Bank, National Association, as Master Servicers,
Midland Loan Services, Inc., as Special Servicer, U.S. Bank National
Association, as Trustee, and LaSalle Bank National Association, as Certificate
Administrator and Custodian. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and
Servicing Agreement. The Transferee hereby certifies, represents and warrants to and agrees with you, and for the benefit of the Depositor, that the Transferee is not a United States Securities Person.

          For purposes of this certification, "United States Securities Person"
means (i) any natural person resident in the United States, (ii) any partnership or corporation organized or incorporated under the laws of the United States;
(iii) any estate of which any executor or administrator is a United States
Securities Person, other than any estate of which any professional fiduciary acting as executor or administrator is a United States Securities Person if an executor or administrator of the estate who is not a United States Securities
Person has sole or shared investment discretion with respect to the assets of the estate and the estate is governed by foreign law, (iv) any trust of which any trustee is a United States Securities Person, other than a trust of which any professional fiduciary acting as trustee is a United States Securities
Person if a trustee who is not a United States Securities Person has sole or shared investment discretion with respect to the trust assets and no beneficiary of the trust (and no settlor if the trust is revocable) is a United States
Securities Person, (v) any agency or branch of a foreign entity located in the
United States, unless the agency or branch operates for valid business reasons and is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located, (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a United States Securities Person, (vii) any discretionary account or similar account

                                     E-2D-1

(other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States, other than one held for the benefit or account of a non-United States Securities Person by a dealer or other professional fiduciary organized, incorporated or (if any individual) resident in the United States, (viii) any partnership or corporation if (a) organized or incorporated under the laws of any foreign jurisdiction and
(b) formed by a United States Securities Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by "accredited investors" (as defined in
Rule 501(a)) under the United States Securities Act of 1933, as amended (the
"Securities Act"), who are not natural persons, estates or trusts; provided, however, that the International Monetary Fund, the International Bank for
Reconstruction and Development, the Inter-American Development Bank, the Asian
Development Bank, the African Development Bank, the United Nations and their agencies, affiliates and pension plans, any other similar international organizations, their agencies, affiliates and pension plans shall not constitute
United States Securities Persons.

          The Transferee understands that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated: __________, _____

                                        Very truly yours,

                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                     E-2D-2

                                   EXHIBIT F-1

            FORM I OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS
                    (DEFINITIVE NON-REGISTERED CERTIFICATES)

                                                      ___________________, 200__

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group-- MLMT Commercial Mortgage
Pass-Through Certificates, Series 2006-C1

     Re: Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
         Certificates, Series 2006-C1 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
(the "Transferor") to _____________ (the "Transferee") of the Class __________
Certificates (the "Transferred Certificates") [having an initial aggregate
[Certificate Principal Balance] [Certificate Notional Amount] as of May 25, 2006
(the "Closing Date") of $_________ ] [evidencing a ____% interest in the Classes to which they belong]. The Certificates were issued pursuant to a Pooling and
Servicing Agreement, dated as of May 1, 2006 (the "Pooling and Servicing
Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the
"Depositor"), Midland Loan Services, Inc. and Wells Fargo Bank, National
Association, as master servicers (the "Master Servicers"), Midland Loan
Services, Inc., as special servicer (the "Special Servicer"), U.S. Bank National
Association, as trustee (the "Trustee"), and LaSalle Bank National Association,
as certificate administrator and custodian (the "Certificate Administrator" and
"Custodian"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     _____   The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a
             "Plan"), and (B) is not directly or indirectly purchasing the
             Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

     _____   The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise

                                     F-1-1

             taxes imposed on such prohibited transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction
             Class Exemption 95-60.

     _____   The Transferred Certificates are Investment Grade Certificates and
             are being acquired by or on behalf of a Plan in reliance on
             Prohibited Transaction Exemption 90-29; and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of
             Section 3(16)(B) of ERISA) by the Trustee, the Certificate
             Administrator, the Depositor, any Mortgage Loan Seller, either
             Master Servicer, the Special Servicer, the Custodian, any Fiscal
             Agent, any Sub-Servicer, any Exemption-Favored Party or any
             Mortgagor with respect to Mortgage Loans constituting more than 5%
             of the aggregate unamortized principal balance of all the Mortgage
             Loans determined on the date of the initial issuance of the
             Certificates, or by any Affiliate of such Person, and (Z) such Plan agrees that it will obtain from each of its Transferees that are
             Plans a written representation that such Transferee satisfies the requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name
                                                 -------------------------------
                                            Title:
                                                   -----------------------------

                                     F-1-2

                                   EXHIBIT F-2

            FORM II OF TRANSFEREE CERTIFICATE REGARDING ERISA MATTERS
                    (BOOK-ENTRY NON-REGISTERED CERTIFICATES)

                                                      ___________________, 200__

________________________________________

________________________________________

________________________________________

________________________________________
(Name and Address of Transferor)

     Re: Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
         Certificates, Series 2006-C1 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
(the "Transferor") to _____________ (the "Transferee") through our respective
Depository Participants of the Transferor's beneficial ownership interest
(currently maintained on the books and records of The Depository Trust
Corporation ("DTC") and the Depository Participants) in Class ____________
Certificates (the "Transferred Certificates") [having an initial aggregate
[Certificate Principal Balance] [Certificate Notional Amount] as of May 25, 2006
(the "Closing Date") of $ _____]. The Certificates were issued pursuant to a
Pooling and Servicing Agreement, dated as of May 1, 2006 (the "Pooling and
Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor (the "Depositor"), Midland Loan Services, Inc. and Wells Fargo Bank,
National Association, as master servicers (the "Master Servicers"), Midland Loan
Services, Inc., as special servicer (the "Special Servicer"), U.S. Bank National
Association, as trustee (the "Trustee"), and LaSalle Bank National Association,
as certificate administrator and custodian (the "Certificate Administrator" and
"Custodian"). Capitalized terms used but not defined herein shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you as follows (check the applicable paragraph):

     _____   The Transferee (A) is not an employee benefit plan or other retirement arrangement, including an individual retirement account or annuity, a Keogh plan or a collective investment fund or separate account in which such plans, accounts or arrangements are invested, including, without limitation, an insurance company general account, that is subject to ERISA or the Code (each, a
             "Plan"), and (B) is not directly or indirectly purchasing the
             Transferred Certificates on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan; or

                                     F-2-1

     _____   The Transferee is using funds from an insurance company general account to acquire the Transferred Certificates, however, the purchase and holding of such Certificates by such Person is exempt from the prohibited transaction provisions of Sections 406 and 407 of ERISA and the excise taxes imposed on such prohibited
             transactions by Section 4975 of the Code, by reason of Sections I and III of Prohibited Transaction Class Exemption 95-60.

     _____   The Transferred Certificates are Investment Grade Certificates and
             are being acquired by or on behalf of a Plan in reliance on
             Prohibited Transaction Exemption 90-29; and such Plan (X) is an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (Y) is not sponsored (within the meaning of
             Section 3(16)(B) of ERISA) by the Trustee, the Certificate
             Administrator, the Custodian, the Depositor, any Mortgage Loan
             Seller, either Master Servicer, the Special Servicer, any Fiscal
             Agent, any Sub-Servicer, any Exemption-Favored Party or any
             Mortgagor with respect to Mortgage Loans constituting more than 5%
             of the aggregate unamortized principal balance of all the Mortgage
             Loans determined on the date of the initial issuance of the
             Certificates, or by any Affiliate of such Person, and (Z) agrees that it will obtain from each of its Transferees that are Plans a written representation that such Transferee satisfies the
             requirements of the immediately preceding clauses (X) and (Y), together with a written agreement that such Transferee will obtain from each of its Transferees that are Plans a similar written representation regarding satisfaction of the requirements of the immediately preceding clauses (X) and (Y).

          IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

                                        ----------------------------------------
                                        (Transferee)

                                        By:
                                            ------------------------------------
                                            Name
                                                 -------------------------------
                                            Title:
                                                   -----------------------------

                                     F-2-2

                                   EXHIBIT G-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                    REGARDING RESIDUAL INTEREST CERTIFICATES

TRANSFER AFFIDAVIT PURSUANT TO SECTIONS
860D(A)(6)(A) AND 860E(E)(4) OF THE INTERNAL
REVENUE CODE OF 1986, AS AMENDED, AND
TREASURY REGULATION SECTION 1.860E-1(C)(4)

Re: Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
    Certificates, Series 2006-C1 (the "Certificates"), issued pursuant to the
    Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"),
    dated as of May 1, 2006, between Merrill Lynch Mortgage Investors, Inc., as
    Depositor, Midland Loan Services, Inc. and Wells Fargo Bank, National
    Association, as Master Servicers, Midland Loan Services, Inc., as Special
    Servicer, U.S. Bank National Association, as Trustee, and LaSalle Bank
    National Association, as Certificate Administrator and Custodian

STATE OF __________________________ )
                                    )   ss.: _____________________________
COUNTY OF _________________________ )

     The undersigned declares that, to the best knowledge and belief of the undersigned, the following representations are true, correct and complete:

     1. ______________________________ (the "Purchaser"), is acquiring Class
[R-I] [R-II] Certificates representing ________________% of the residual interest in [each of] the real estate mortgage investment conduit[s] ([each,] a
"REMIC") designated as ["REMIC I"] ["REMIC II"], [respectively], relating to the
Certificates for which an election is to be made under Section 860D of the
Internal Revenue Code of 1986, as amended (the "Code").

     2. The Purchaser is not a "Disqualified Organization" (as defined below), and the Purchaser is not acquiring the Class [R-I] [R-II] Certificates for the account of, or as agent or nominee of, or with a view to the transfer of direct or indirect record or beneficial ownership thereof, to a Disqualified
Organization. For the purposes hereof, a Disqualified Organization is any of the following: (i) the United States, (ii) any state or political subdivision thereof, (iii) any foreign government, (iv) any international organization, (v)
any agency or instrumentality of any of the foregoing, (vi) any tax-exempt organization (other than a cooperative described in Section 521 of the Code)
which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (vii) any organization described in Section 1381(a)(2)(C) of the Code, or (viii) any other entity designated as a "disqualified organization" by relevant legislation amending the REMIC Provisions and in effect at or proposed to be effective as of the time of determination. In addition, a corporation will not

                                     G-1-1

be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax
(except for the Federal Home Loan Mortgage Corporation) and a majority of its board of directors is not selected by such governmental unit. The terms "United
States" and "international organization" shall have the meanings set forth in
Section 7701 of the Code.

     3. The Purchaser acknowledges that Section 860E(e) of the Code would impose a substantial tax on the transferor or, in certain circumstances, on an agent for the transferee, with respect to any transfer of any interest in any Class
[R-I] [R-II] Certificates to a Disqualified Organization.

     4. The Purchaser will not transfer the Class [R-I] [R-II] Certificates to any person or entity as to which the Purchaser has not received an affidavit substantially in the form of this affidavit or to any person or entity as to which the Purchaser has actual knowledge that the requirements set forth in paragraphs 2 and 7 hereof are not satisfied, or to any person or entity with respect to which the Purchaser has not (at the time of such transfer) satisfied the requirements under the Code to conduct a reasonable investigation of the financial condition of such person or entity (or its current beneficial owners if such person or entity is classified as a partnership under the Code).

     5. The Purchaser agrees to such amendments of the Pooling and Servicing
Agreement as may be required to further effectuate the prohibition against transferring the Class [R-I] [R-II] Certificates to a Disqualified Organization,
an agent thereof or a person that does not satisfy the requirements of paragraph
7.

     6. The Purchaser consents to the designation of the REMIC Administrator as the agent of the Tax Matters Person of [REMIC I] [REMIC II] pursuant to Section
10.01(d) of the Pooling and Servicing Agreement.

     7. No purpose of the acquisition of the Class [R-I] [R-II] Certificates is to impede the assessment or collection of tax.

                    [CHOOSE BETWEEN PARAGRAPHS 8 OR 9 BELOW]

     8. If the Transferor requires the safe harbor under Treasury regulations section 1.860E-1 to apply:

     i.   The Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the
          Purchaser intends to pay taxes associated with holding the Class [R-I]
          [R-II] Certificates as they become due.

     ii.  The Purchaser understands that it may incur tax liabilities with respect to the Class [R-I] [R-II] Certificates in excess of any cash flows generated by such Certificates.

     iii. The Purchaser is not a foreign permanent establishment or a fixed base
          (within the meaning of any applicable income tax treaty between the
          United States and any foreign jurisdiction) of a United States Tax
          Person.

                                     G-1-2

     iv.  The Purchaser will not cause the income from the Class [R-I] [R-II]
          Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of any applicable income tax treaty between the United States and any foreign jurisdiction) of a United
          States Tax Person.

     [CHECK THE STATEMENT THAT APPLIES]

[_]  v)   In accordance with Treasury Regulations Section 1.860E-1, the
          Purchaser:

          a) is an "eligible corporation" as defined in Section
          1.860E-1(c)(6)(i) of the Treasury regulations (i.e., a domestic C corporation other than a corporation which is exempt from, or is not subject to, tax under Section 11 of the Code; a Regulated Investment
          Company as defined in Section 851(a) of the Code; a Real Estate
          Investment Trust as defined in Section 856(a) of the Code; a REMIC as defined in Section 860D of the Code; or an organization to which part
          I of subchapter T of chapter 1 of subtitle A of the Code applies, as to which the income of Class [R-I] [R-II] Certificates will only be subject to taxation in the United States,

          b) has, and has had in each of its two preceding fiscal years, gross assets for financial reporting purposes (excluding any obligation of a person related to the transferee within the meaning of Section
          1.860E-1(c)(6)(ii) of the Treasury regulations or any other assets if a principal purpose for holding or acquiring such asset is to satisfy this condition) in excess of $100 million and net assets of $10 million, and

          c) hereby agrees only to transfer the Certificate to another "eligible corporation" meeting the criteria set forth in Treasury regulations section 1.860E-1.

     OR

[_]  vi)  The Purchaser is a United States Tax Person and the consideration paid to the Purchaser for accepting the Class [R-I] [R-II] Certificates is greater than the present value of the anticipated net federal income taxes and tax benefits ("Tax Liability Present Value") associated with owning such Certificates, with such present value computed using a discount rate equal to the "Federal short-term rate" prescribed by
          Section 1274 of the Code as of the date hereof or, to the extent it is not, if the Transferee has asserted that it regularly borrows, in the ordinary course of its trade or business, substantial funds from unrelated third parties at a lower interest rate than such applicable federal rate and the consideration paid to the Purchaser is greater than the Tax Liability Present Value using such lower interest rate as the discount rate, the transactions with the unrelated third party lenders, the interest rate or rates, the date or dates of such transactions, and the maturity dates or, in the case of adjustable rate debt instruments, the relevant adjustment dates or periods, with respect to such borrowings, are accurately stated in Exhibit A to this letter

                                     G-1-3

[_]  9.   If the Transferor does not require the safe harbor under Treasury regulations section 1.860E-1 to apply: [CHECK THE STATEMENT THAT
          APPLIES]

[_]  i)   The Purchaser is a "United States person" as defined in Section
          7701(a) of the Code and the regulations promulgated thereunder (the
          Purchaser's U.S. taxpayer identification number is ______________).
          The Purchaser is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners are United States persons).

     OR

[_]  ii)  The Purchaser is not a United States person. However, the Purchaser:

          a) conducts a trade or business within the United States and, for purposes of Treasury regulations section 1.860G-3(a)(3), is subject to tax under Section 882 of the Code;

          b) understands that, for purposes of Treasury regulations section
          1.860E-1(c)(4)(ii), as a holder of a Class [R-I] [R-II] Certificate for United States federal income tax purposes, it may incur tax liabilities in excess of any cash flows generated by such Class [R-I]
          [R-II] Certificate;

          c) intends to pay the taxes associated with holding a Class [R-I]
          [R-II] Certificate;

          d) is not classified as a partnership under the Code (or, if so classified, all of its beneficial owners either satisfy clauses (a),
          (b) and (c) of this sentence or are United States persons); and

          e) has furnished the Transferor and the Certificate Administrator with an effective IRS Form W-8ECI or successor form and will update such form as may be required under the applicable Treasury regulations

     Capitalized terms used but not defined herein have the meanings assigned thereto in the Pooling and Servicing Agreement.

                                     G-1-4

     IN WITNESS WHEREOF, the Purchaser has caused this instrument to be duly executed on its behalf by its duly authorized officer this _______ day of
___________________________.

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

     Personally appeared before me ___________________________, known or proved to me to be the same person who executed the foregoing instrument and to be a
_______________________ of the Purchaser, and acknowledged to me that he/she executed the same at his/her free act and deed and at the free act and deed of the Purchaser.

                                        Subscribed and sworn before me this
                                        _________ day of ______________________,
                                        20_____.

                                        ----------------------------------------
                                        Notary Public

                                     G-1-5

                                   EXHIBIT G-2

                         FORM OF TRANSFEROR CERTIFICATE
                     FOR TRANSFERS OF RESIDUAL CERTIFICATES

                                                                          [Date]

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group-- MLMT Commercial Mortgage
Pass-Through Certificates, Series 2006-C1

          Re: Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage
              Pass-Through Certificates, Series 2006-C1 (the "Certificates"),
              Class [R-I] [R-II]

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by
_________________ (the "Transferor") to _________________ (the "Transferee") of
the above-captioned Certificates evidencing a ___% Percentage Interest in such
Class (the "Residual Certificates"). The Certificates, including the Residual
Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of May 1, 2006 (the "Pooling and Servicing Agreement"), between Merrill Lynch
Mortgage Investors, Inc., as Depositor, Midland Loan Services, Inc. and Wells
Fargo Bank, National Association, as Master Servicers, Midland Loan Services,
Inc., as Special Servicer, U.S. Bank National Association, as Trustee, and
LaSalle Bank National Association, as Certificate Administrator and Custodian.
All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, that:

          1. No purpose of the Transferor relating to the transfer of the
     Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and
     Servicing Agreement as Exhibit G-1. The Transferor does not know or believe that any representation contained therein is false.

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee (or the beneficial owners of the Transferee if it is classified as a partnership under the Internal Revenue Code of 1986, as amended) as contemplated by Treasury regulations section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the
     Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the

                                      G-2-1

     future. The Transferor understands that the transfer of the Residual
     Certificates may not be respected for United States income tax purposes
     (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

                                        Very truly yours,

                                        ----------------------------------------
                                        (Transferor)
                                           Name:
                                                 -------------------------------
                                           Title:
                                                  ------------------------------

                                      G-2-2

                                   EXHIBIT H-1

                        FORM OF NOTICE AND ACKNOWLEDGMENT

                                                                          [Date]

Fitch, Inc.
One State Street Plaza
New York, New York 10004

Standard & Poor's Ratings Services
  a Division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041

Ladies and Gentlemen:

          This notice is being delivered pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of May 1, 2006 relating to Merrill Lynch
Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates, Series
2006-C1 (the "Agreement"). Any term with initial capital letters not otherwise defined in this notice has the meaning given such term in the Agreement.

          Notice is hereby given that the Holders of Certificates evidencing a majority of the Voting Rights allocated to the Controlling Class have designated
[name of proposed special servicer] to serve as the Special Servicer under the
Agreement.

          The designation of [name of proposed special servicer] as Special
Servicer will become final if certain conditions are met and on the date you will deliver to U.S. Bank National Association, the trustee under the Agreement
(the "Trustee"), a written confirmation stating that the appointment of the person designated to become the Special Servicer will not result in the qualification, downgrading or withdrawal of the rating or ratings assigned to one or more Classes of the Certificates.

          Please acknowledge receipt of this notice by signing the enclosed copy of this notice where indicated below and returning it to the Trustee, in the enclosed stamped self-addressed envelope.

                                      H-1-1

                                        Very truly yours,

                                        U.S. BANK NATIONAL ASSOCIATION

                                        By:
                                            ------------------------------------
                                            Name
                                            Title:

Fitch, Inc.                             Standard & Poor's Ratings Services

By:                                     By:
   ----------------------------------       ------------------------------------
   Name:                                    Name:
   Title:                                   Title:

Date: _______________________________   Date: __________________________________

                                      H-1-2

                                   EXHIBIT H-2

               FORM OF ACKNOWLEDGMENT OF PROPOSED SPECIAL SERVICER

                                                                          [Date]

U.S. Bank National Association
Corporate Trust Services
One Federal Street, 3rd Floor
Boston, MA 02110
Attention: Merrill Lynch Mortgage Trust 2006-C1

     Re: Merrill Lynch Mortgage Trust 2006-C1,
         Commercial Mortgage Pass-Through Certificates, Series 2006-C1

Ladies & Gentlemen:

          Pursuant to Section 6.09 of the Pooling and Servicing Agreement dated as of May 1, 2006 relating to Merrill Lynch Mortgage Trust 2006-C1, Commercial
Mortgage Pass-Through Certificates, Series 2006-C1 (the "Agreement"), the
undersigned hereby agrees with all the other parties to the Agreement that the undersigned shall serve as Special Servicer under, and as defined in, the
Agreement. The undersigned hereby acknowledges that, as of the date hereof, it is and shall be a party to the Agreement and bound thereby to the full extent indicated therein in the capacity of Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in
Section 3.23(b) of the Agreement as if it were the Special Servicer hereunder.

                                        [Name of Proposed Special Servicer]
                                        ________________________________________

                                        By:
                                            ------------------------------------
                                            Name
                                                 -------------------------------
                                            Title:
                                                   -----------------------------

                                      H-2-1

                                   EXHIBIT I-1

                        FORM OF INFORMATION REQUEST FROM
                     CERTIFICATEHOLDER OR CERTIFICATE OWNER

                                                   ______________________, 200__

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group
Merrill Lynch Mortgage Trust 2006-C1

Midland Loan Services, Inc.
10851 Mastin, Building 82, Suite 700
Overland Park, Kansas 66210

Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York 10080

     Re: Merrill Lynch Mortgage Trust 2006-C1
         Commercial Mortgage Pass-Through Certificates, Series 2006-C1

          In accordance with the Pooling and Servicing Agreement dated as of May
1, 2006 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage
Investors, Inc., as depositor (the "Depositor"), Midland Loan Services, Inc. and
Wells Fargo Bank, National Association, as master servicers (the "Master
Servicers"), Midland Loan Services, Inc., as special servicer (the "Special
Servicer"), U.S. Bank National Association, as trustee (the "Trustee"), and
LaSalle Bank National Association, as certificate administrator and custodian
(the "Certificate Administrator" and "Custodian"), with respect to the Merrill
Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates,
Series 2006-C1 (the "Certificates"), the undersigned (the "Investor") hereby certifies and agrees as follows:

     1.   The Investor is a [holder] [beneficial owner] of [$__________
          aggregate [Certificate Principal Balance/Certificate Notional Amount]
          of] [a ___% Percentage Interest in] the Class ____ Certificates.

     2.   The Investor is requesting access to the following information (the
          "Information") solely for use in evaluating the Investor's investment in the Certificates:

                                      I-1-1

          ___  The information available on the Master Servicers' internet websites pursuant to Section 3.15 of the Pooling and Servicing
               Agreement.

          ___  The information available on the Certificate Administrator's internet website pursuant to Sections 3.15 and 4.02 of the
               Pooling and Servicing Agreement.

          ___  The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

     3.   In consideration of either Master Servicer's or the Certificate
          Administrator's disclosure to the Investor of the Information, the
          Investor will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information), and such Information will not, without the prior written consent of either Master Servicer or the Trustee, as applicable, be disclosed by the Investor or by its Affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives
          (collectively, the "Representatives") in any manner whatsoever, in whole or in part; provided, that the Investor may provide all or any part of the Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and
          provided further, that the Investor may provide all or any part of the
          Information to its auditors, legal counsel and regulators; and
          provided further, that the Investor shall not be obligated to keep confidential any Information that has previously been made available on an unrestricted basis and without a password via the Certificate
          Administrator's or either Master Servicer's, as applicable, Internet
          Website or has previously been filed with the Securities and Exchange
          Commission.

     4.   The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities
          Act of 1933, as amended (the "Securities Act"), or the Securities
          Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the
          Securities Act.

     5.   The Investor hereby acknowledges and agrees that:

          (a)  Neither of the Master Servicers nor the Certificate Administrator
               will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its internet website;

          (b)  Neither of the Master Servicers nor the Certificate Administrator
               has undertaken any obligation to verify the accuracy or
               completeness of any information provided by a Mortgagor, a third party, each other or any

                                      I-1-2

               other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective internet website;

          (c)  Any transmittal of any report, document or other information to the Investor by either Master Servicer or the Certificate
               Administrator is subject to, which transmittal may (but need not
               be) accompanied by a letter containing, the following provision:

                    By receiving the information set forth herein, you hereby
                    acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public
                    information regarding the Trust which issued Merrill Lynch
                    Mortgage Investors, Inc., Commercial Mortgage Pass-Through
                    Certificates, Series 2006-C1, from purchasing or selling
                    such Certificates in circumstances where the other party to the transaction is not also in possession of such
                    information. You also acknowledge and agree that such
                    information is being provided to you for the purposes of,
                    and such information may be used only in connection with,
                    evaluation by you or another Certificateholder, Certificate
                    Owner or prospective purchaser of such Certificates or
                    beneficial interest therein;

          (d)  When delivering any report, document or other information pursuant to this request, either Master Servicer or the
               Certificate Administrator may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any
               Underwriter, any Rating Agency or Certificateholders or
               Certificate Owners.

     6.   The Investor agrees to indemnify and hold harmless the Master
          Servicers, the Certificate Administrator, the Special Servicer, the
          Depositor, the Trustee and the Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by the Investor or any of its
          Representatives. The Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the Investor or any of its
          Representatives and that either Master Servicer, the Trustee or the
          Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

                                      I-1-3

     Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                        [CERTIFICATEHOLDER] [BENEFICIAL
                                        OWNER OF A CERTIFICATE]

                                        By:
                                            ------------------------------------
                                        Name
                                             -----------------------------------
                                        Title:
                                               ---------------------------------
                                        Telephone No.:
                                                       -------------------------

                                      I-1-4

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                      I-1-5

                                   EXHIBIT I-2

              FORM OF INFORMATION REQUEST FROM PROSPECTIVE INVESTOR

                                                   ______________________, 200__

LaSalle Bank National Association
135 South LaSalle Street, Suite 1625
Chicago, Illinois 60603
Attention: Global Securities and Trust Services Group
           Merrill Lynch Mortgage Trust 2006-C1

Midland Loan Services, Inc.
10851 Mastin, Building 82, Suite 700
Overland Park, Kansas 66210

Wells Fargo Bank, National Association
45 Fremont Street, 2nd Floor
San Francisco, California 94105

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York 10080

Re: Merrill Lynch Mortgage Trust 2006-C1
    Commercial Mortgage Pass-Through Certificates, Series 2006-C1 (the
    "Certificates")

     In accordance with the Pooling and Servicing Agreement dated as of May 1,
2006 (the "Pooling and Servicing Agreement"), among Merrill Lynch Mortgage
Investors, Inc., as depositor (the "Depositor"), Midland Loan Services, Inc. and
Wells Fargo Bank, National Association, as master servicers (the "Master
Servicers"), Midland Loan Services, Inc., as special servicer (the "Special
Servicer"), U.S. Bank National Association, as trustee (the "Trustee"), and
LaSalle Bank National Association, as certificate administrator and custodian
(the "Certificate Administrator" and "Custodian"), with respect to the Merrill
Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through Certificates,
Series 2006-C1 (the "Certificates"), the undersigned (the "Investor") hereby certifies and agrees as follows:

     1.   The Investor is contemplating an investment in the Class ____
          Certificates.

     2.   The Investor is requesting access to the following information (the
          "Information") solely for use in evaluating such possible investment in the Certificates:

          ___  The information available on the Master Servicers' internet websites pursuant to Section 3.15 of the Pooling and Servicing
               Agreement.

                                      I-2-1

          ___  The information available on the Certificate Administrator's internet website pursuant to Section 3.15 and 4.02 of the Pooling and Servicing Agreement.

          ___  The information identified on Schedule I attached hereto pursuant to Sections 3.15 and 4.02 of the Pooling and Servicing Agreement.

     3.   In consideration of either Master Servicer's or the Certificate
          Administrator's disclosure to the Investor of the Information, the
          Investor will keep the Information confidential (except from such outside Persons as are assisting it in evaluating the Information in connection with the Investor's possible investment in the
          Certificates), and such Information will not, without the prior written consent of either Master Servicer or the Trustee, as applicable, be disclosed by the Investor or by its Affiliates, officers, directors, partners, shareholders, members, managers, employees, agents or representatives (collectively, the
          "Representatives") in any manner whatsoever, in whole or in part;
          provided, that the Investor may provide all or any part of the
          Information to any other Person that holds or is contemplating the purchase of any Certificate or interest therein, but only if such
          Person confirms in writing such ownership interest or prospective ownership interest and agrees to keep it confidential; and provided further, that the Investor may provide all or any part of the
          Information to its auditors, legal counsel and regulators; and
          provided further, that the Investor shall not be obligated to keep confidential any Information that has previously been made available on an unrestricted basis and without a password via the Certificate
          Administrator's or either Master Servicer's, as applicable, Internet
          Website or has previously been filed with the Securities and Exchange
          Commission.

     4.   The Investor will not use or disclose the Information in any manner that could result in a violation of any provision of the Securities
          Act of 1933, as amended (the "Securities Act"), or the Securities
          Exchange Act of 1934, as amended, or that would require registration of any Non-Registered Certificate pursuant to Section 5 of the
          Securities Act.

     5.   The Investor hereby acknowledges and agrees that:

          (a)  Neither of the Master Servicers nor the Certificate Administrator
               will make any representations or warranties as to the accuracy or completeness of, and will assume no responsibility for, any report, document or other information delivered pursuant to this request or made available on its internet website;

          (b)  Neither of the Master Servicers nor the Certificate Administrator
               has undertaken any obligation to verify the accuracy or
               completeness of any information provided by a Mortgagor, a third party, each other or any other Person that is included in any report, document or other information delivered pursuant to this request or made available on its respective internet website;

                                      I-2-2

          (c)  Any transmittal of any report, document or other information to the Investor by either Master Servicer or the Certificate
               Administrator is subject to, which transmittal may (but need not
               be) accompanied by a letter containing, the following provision:

                    By receiving the information set forth herein, you hereby
                    acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public
                    information regarding the Trust which issued Merrill Lynch
                    Mortgage Investors, Inc., Commercial Mortgage Pass-Through
                    Certificates, Series 2006-C1, from purchasing or selling
                    such Certificates in circumstances where the other party to the transaction is not also in possession of such
                    information. You also acknowledge and agree that such
                    information is being provided to you for the purposes of,
                    and such information may be used only in connection with,
                    evaluation by you or another Certificateholder, Certificate
                    Owner or prospective purchaser of such Certificates or
                    beneficial interest therein;

          (d)  When delivering any report, document or other information pursuant to this request, either Master Servicer or the
               Certificate Administrator may (i) indicate the source thereof and may affix thereto any disclaimer it deems appropriate in its discretion and (ii) contemporaneously provide such report, document or information to the Depositor, the Trustee, any
               Underwriter, any Rating Agency or Certificateholders or
               Certificate Owners.

     6.   The Investor agrees to indemnify and hold harmless the Master
          Servicers, the Certificate Administrator, the Special Servicer, the
          Depositor, the Trustee and the Trust from any damage, loss, cost or liability (including legal fees and expenses and the cost of enforcing this indemnity) arising out of or resulting from any unauthorized use or disclosure of the Information by the Investor or any of its
          Representatives. The Investor also acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for any breach of the terms of this letter by the Investor or any of its
          Representatives and that either Master Servicer, the Trustee or the
          Trust may seek equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies are not the exclusive remedies for a breach of this letter but are in addition to all other remedies available at law or equity.

     Capitalized terms used in this letter but not defined have the respective meanings given to them in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Investor has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.

                                      I-2-3

                                        [PROSPECTIVE PURCHASER]

                                        By:
                                            ------------------------------------
                                        Name
                                             -----------------------------------
                                        Title:
                                               ---------------------------------
                                        Telephone No.:
                                                       -------------------------

                                      I-2-4

                                   SCHEDULE I

                        [DESCRIBE INFORMATION REQUESTED]

                                      I-2-5

                                    EXHIBIT J

               FORM OF EXCHANGE ACT REPORTABLE EVENT NOTIFICATION

VIA FAX:       (212) 449-7684
VIA EMAIL:     DAVID_RODGERS@ML.COM
VIA TELEPHONE: 212-449-3611*
VIA OVERNIGHT MAIL:

[* IF NOTICE IS GIVEN BY TELEPHONE, SIMILAR NOTICE SHOULD ALSO BE GIVEN BY FAX
OR E-MAIL.]

Merrill Lynch Mortgage Investors, Inc., as Depositor
4 World Financial Center
250 Vesey Street, 16th Floor
New York, New York 10080

Attention: David Rodgers or Director, CMBS Securitization

          Re: Exchange Act Reportable Event Disclosure

Ladies and Gentlemen:

          In accordance with Section 8.16 of the Pooling and Servicing
Agreement, dated as of May 1, 2006 (the "Pooling and Servicing Agreement"),
among Merrill Lynch Mortgage Investors, Inc., as depositor, Midland Loan
Services, Inc. and Wells Fargo Bank, National Association, as master servicers,
Midland Loan Services, Inc., as special servicer, U.S. Bank National
Association, as trustee, and LaSalle Bank National Association, as certificate administrator and custodian, the undersigned, as [____________], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D] [10-K] [8-K].

Description of Exchange Act Reportable Event:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

List of any Attachments hereto to be included in the Exchange Act Reportable
Event Disclosure:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                                      J-1

          Any inquiries related to this notification should be directed to
[_______________], phone number: [_________]; email address: [_______________].

                                        [NAME OF PARTY],
                                        as [role]

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                      J-2

                                    EXHIBIT K

                      FORM OF S&P DEFEASANCE CERTIFICATION

       FOR LOANS HAVING A PRINCIPAL BALANCE OF LESS THAN (A) $20,000,000,
      AND (B) 5% OF OUTSTANDING POOL BALANCE, AND WHICH LOAN IS NOT ONE OF
                   THE 10 LARGEST LOANS IN THE RESPECTIVE POOL

To:   Standard & Poor's Ratings Services
      55 Water Street
      New York, New York 10041
      Attn: Commercial Mortgage Surveillance

From: [Midland Loan Services, Inc.] [Wells Fargo Bank, National Association] in
      its capacity as Master Servicer (the "Master Servicer") under the Pooling and Servicing Agreement dated as of May 1, 2006 (the "Pooling and
      Servicing Agreement"), among Merrill Lynch Mortgage Investors, Inc., as depositor, Midland Loan Services, Inc. and Wells Fargo Bank, National
      Association as master servicers, Midland Loan Services, Inc., as special servicer, U.S. Bank National Association, as trustee, and LaSalle Bank
      National Association, as certificate administrator and custodian.

Date: _________, 20___

Re:   Merrill Lynch Mortgage Trust 2006-C1, Commercial Mortgage Pass-Through
      Certificates, Series 2006-C1 -- Mortgage Loan (the "Mortgage Loan")
      heretofore secured by real property known as _______.

     Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

     THE STATEMENTS SET FORTH BELOW ARE MADE (A) TO THE BEST KNOWLEDGE OF THE
UNDERSIGNED BASED UPON DUE DILIGENCE CONSISTENT WITH THE SERVICING STANDARD
SPECIFIED IN THE POOLING AND SERVICING AGREEMENT (THE "SERVICING STANDARD"), AND
(B) WITHOUT INTENDING TO WARRANT THE ACCURACY THEREOF OR UNDERTAKE ANY DUTY OR
STANDARD OF CARE GREATER THAN THE DUTIES OF THE MASTER SERVICER UNDER THE
POOLING AND SERVICING AGREEMENT AND THE SERVICING STANDARD.

     We hereby notify you and confirm that each of the following is true, subject to those exceptions, if any, set forth on Exhibit A hereto, which exceptions the Master Servicer has determined, consistent with the Servicing
Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

          1.   The Mortgagor has consummated a defeasance of the Mortgage Loan of the type checked below:

                                      K-1

               ____   a full defeasance of the entire outstanding principal
                      balance ($___________) of the Mortgage Loan; or

               ____   a partial defeasance of a portion ($__________) of the
                      Mortgage Loan that represents ___% of the entire principal balance of the Mortgage Loan ($________);

          2.   The defeasance was consummated on __________, 20__.

          3.   The defeasance was completed in all material respects in
               accordance with the conditions for defeasance specified in the
               Mortgage Loan documents and in accordance with the Servicing
               Standard.

          4.   The defeasance collateral consists only of one or more of the following: (i) direct debt obligations of the U.S. Treasury, (ii)
               direct debt obligations of the Federal National Mortgage
               Association, (iii) direct debt obligations of the Federal Home
               Loan Mortgage Corporation, or (iv) interest-only direct debt obligations of the Resolution Funding Corporation. Such
               defeasance collateral consists of securities that (i) if they include a principal obligation, the principal due at maturity cannot vary or change, (ii) provide for interest at a fixed rate and (iii) are not subject to prepayment, call or early
               redemption.

          5.   After the defeasance, the defeasance collateral will be owned by an entity (the "Defeasance Obligor") that: (i) is the original
               Mortgagor, (ii) is a Single-Purpose Entity (as defined in the S&P
               Criteria), (iii) is subject to restrictions in its organizational documents substantially similar to those contained in the
               organizational documents of the original Mortgagor with respect to bankruptcy remoteness and single purpose, (iv) has been designated as the Defeasance Obligor by the originator of the
               Mortgage Loan pursuant to the terms of the Mortgage Loan
               documents, or (v) has delivered a letter from Standard & Poor's confirming that the organizational documents of such Defeasance
               Obligor were previously approved by Standard & Poor's. The
               Defeasance Obligor owns no assets other than defeasance
               collateral and (only in the case of the original Mortgagor) real property securing one or more Mortgage Loans included in the pool under the Pooling and Servicing Agreement (the "Pool").

          6.   If such Defeasance Obligor (together with its affiliates) holds more than one defeased loan, it does not (together with its affiliates) hold defeased loans aggregating more than $20 Million or more than five percent (5%) of the aggregate certificate balance of the Certificates as of the date of the most recent
               Distribution Date Statement received by the Master Servicer (the
               "Current Report").

          7.   The defeasance documents require that the defeasance collateral be credited to an eligible account (as defined in the S&P
               Criteria) that must

                                      K-2

               be maintained as a securities account by a securities
               intermediary that is at all times an Eligible Institution (as defined in the S&P Criteria). The securities intermediary may reinvest proceeds of the defeasance collateral only in Permitted
               Investments (as defined in the Pooling and Servicing Agreement).

          8.   The securities intermediary is obligated to pay from the proceeds of the defeasance collateral, directly to the Master Servicer's
               Collection Account, all scheduled payments on the Mortgage Loan or, in a partial defeasance, not less than 125% of the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased (the "Scheduled Payments").

          9.   The Servicer received written confirmation from an independent certified public accountant stating that (i) revenues from the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments including the payment in full of the Mortgage Loan (or the allocated portion thereof in
               connection with a partial defeasance) on its Maturity Date (or, in the case of an ARD Loan, on its Anticipated Repayment Date),
               (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four
               (4) months after the date of receipt, (iii) the defeasance collateral is not subject to prepayment, call or early
               redemption, and (iv) interest income from the defeasance
               collateral to the Defeasance Obligor in any tax year will not exceed such Defeasance Obligor's interest expense for the
               Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year, other than in the year in which the
               Maturity Date or Anticipated Repayment Date will occur, when interest income will exceed interest expense.

          10.  The Master Servicer received opinions of counsel that, subject to customary qualifications and exceptions, (i) the defeasance will not cause the Trust to fail to qualify as a REMIC for purpose of the Internal Revenue Code, (ii) the agreements executed by the
               Mortgagor and the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (iii) the Trustee will have a perfected, first
               priority security interest in the defeasance collateral.

          11.  The agreements executed in connection with the defeasance (i)
               prohibit subordinate liens against the defeasance collateral,
               (ii) provide for payment from sources other than the defeasance collateral of all fees and expenses of the securities
               intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the Defeasance Obligor, (iii) permit release of surplus
               defeasance collateral and earnings on reinvestment to the
               Defeasance Obligor only after the Mortgage Loan has been paid in full, (iv) include

                                      K-3

               representations and/or covenants of the Mortgagor and/or
               securities intermediary substantially as set forth on Exhibit B hereto, (v) provide for survival of such representations; and
               (vi) do not permit waiver of such representations and covenants.

          12.  The outstanding principal balance of the Mortgage Loan immediately before the defeasance was less than $20,000,000 and less than 5% of the aggregate certificate balance of the
               Certificates as of the date of the Current Report. The Mortgage
               Loan is not one of the ten (10) largest loans in the Mortgage
               Pool.

          13.  Copies of all material agreements, instruments, organizational documents, opinions of counsel, accountant's report and other items delivered in connection with the defeasance will be
               provided to you upon request.

          14.  The individual executing this notice is an authorized officer or a servicing officer of the Master Servicer.

                                      K-4

     IN WITNESS WHEREOF, the Master Servicer has caused this notice to be executed as of the date captioned above.

                                        [MIDLAND LOAN SERVICES, INC.] [WELLS
                                        FARGO BANK, NATIONAL ASSOCIATION],

                                        as Master Servicer

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                      K-5

                                   EXHIBIT L

                                                                                             RELEVANT
                                                                                             SERVICING
                                            SERVICING CRITERIA                               CRITERIA
---------------------------------------------------------------------------------------------------------
    REFERENCE                                    CRITERIA
---------------------------------------------------------------------------------------------------------

                                       GENERAL SERVICING CONSIDERATIONS

1122(d)(1)(i)      Policies and procedures are instituted to monitor any performance          Trustee
                   or other triggers and events of default in accordance with the        Master Servicers
                   transaction agreements.                                               Special Servicer

1122(d)(1)(ii)     If any material servicing activities are outsourced to third               Trustee
                   parties, policies and procedures are instituted to monitor the        Master Servicers
                   third party's performance and compliance with such servicing          Special Servicer
                   activities.

1122(d)(1)(iii)    Any requirements in the transaction agreements to maintain a                 N/A
                   back-up servicer for the mortgage loans are maintained.

1122(d)(1)(iv)     A fidelity bond and errors and omissions policy is in effect on the   Master Servicers
                   party participating in the servicing function throughout the          Special Servicer
                   reporting period in the amount of coverage required by and                Custodian
                   otherwise in accordance with the terms of the transaction
                   agreements.

                                    CASH COLLECTION AND ADMINISTRATION

1122(d)(2)(i)      Payments on mortgage loans are deposited into the appropriate              Trustee
                   custodial bank accounts and related bank clearing accounts no more    Master Servicers
                   than two business days following receipt, or such other number of     Special Servicer
                   days specified in the transaction agreements.

1122(d)(2)(ii)     Disbursements made via wire transfer on behalf of an obligor or to         Trustee
                   an investor are made only by authorized personnel.                    Master Servicers
                                                                                         Special Servicer

1122(d)(2)(iii)    Advances of funds or guarantees regarding collections, cash flows     Master Servicers
                   or distributions, and any interest or other fees charged for such     Special Servicer
                   advances, are made, reviewed and approved as specified in the              Trustee
                   transaction agreements.

1122(d)(2)(iv)     The related accounts for the transaction, such as cash reserve             Trustee
                   accounts or accounts established as a form of                         Master Servicers
                   overcollateralization, are separately maintained (e.g., with          Special Servicer
                   respect to commingling of cash) as set forth in the transaction agreements.

1122(d)(2)(v)      Each custodial account is maintained at a federally insured                Trustee
                   depository institution as set forth in the transaction agreements.    Master Servicers
                   For purposes of this criterion, "federally insured depository         Special Servicer
                   institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                   13k-1(b)(1) under the Securities Exchange Act.

1122(d)(2)(vi)     Unissued checks are safeguarded so as to prevent unauthorized              Trustee
                   access.                                                               Master Servicers
                                                                                         Special Servicer

1122(d)(2)(vii)    Reconciliations are prepared on a monthly basis for all                    Trustee
                   asset-backed securities related bank accounts, including custodial    Master Servicers
                   accounts and related bank clearing accounts. These reconciliations    Special Servicer
                   are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                   These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

                                    INVESTOR REMITTANCES AND REPORTING

                                      L-1

                                                                                             RELEVANT
                                                                                             SERVICING
                                            SERVICING CRITERIA                               CRITERIA
---------------------------------------------------------------------------------------------------------
    REFERENCE                                    CRITERIA
---------------------------------------------------------------------------------------------------------

1122(d)(3)(i)      Reports to investors, including those to be filed with the                 Trustee
                   Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                   investors' or the Trustee's records as to the total unpaid principal balance and number of mortgage loans serviced by the
                   Reporting Servicer.

1122(d)(3)(ii)     Amounts due to investors are allocated and remitted in accordance          Trustee
                   with timeframes, distribution priority and other terms set forth in the transaction agreements.

1122(d)(3)(iii)    Disbursements made to an investor are posted within two business           Trustee
                   days to the  servicer's investor records, or such other number of days specified in the transaction agreements.

1122(d)(3)(iv)     Amounts remitted to investors per the investor reports agree with          Trustee
                   cancelled checks, or other form of payment, or custodial bank statements.

                                        POOL ASSET ADMINISTRATION

1122(d)(4)(i)      Collateral or security on mortgage loans is maintained as required         Trustee
                   by the transaction agreements or related mortgage loan documents.     Master Servicers
                                                                                         Special Servicer
                                                                                             Custodian

1122(d)(4)(ii)     Mortgage loans and related documents are safeguarded as required by        Trustee
                   the transaction agreements                                            Master Servicers
                                                                                         Special Servicer
                                                                                             Custodian

1122(d)(4)(iii)    Any additions, removals or substitutions to the asset pool are             Trustee
                   made, reviewed and approved in accordance with any conditions or      Master Servicers
                   requirements in the transaction agreements.                           Special Servicer

1122(d)(4)(iv)     Payments on mortgage loans, including any payoffs, made in            Master Servicers
                   accordance with the related mortgage loan documents are posted to     Special Servicer
                   the servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.

1122(d)(4)(v)      The reporting servicer's records regarding the mortgage loans agree   Master Servicers
                   with the reporting servicer's records with respect to an obligor's unpaid principal balance.

1122(d)(4)(vi)     Changes with respect to the terms or status of an obligor's           Master Servicers
                   mortgage loans (e.g., loan modifications or re-agings) are made,      Special Servicer
                   reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

1122(d)(4)(vii)    Loss mitigation or recovery actions (e.g., forbearance plans,         Special Servicer
                   modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)   Records documenting collection efforts are maintained during the      Master Servicers
                   period a mortgage loan is delinquent in accordance with the           Special Servicer
                   transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)     Adjustments to interest rates or rates of return for mortgage loans   Master Servicers
                   with variable rates are computed based on the related mortgage loan documents.

                                       L-2

                                                                                             RELEVANT
                                                                                             SERVICING
                                            SERVICING CRITERIA                               CRITERIA
---------------------------------------------------------------------------------------------------------
    REFERENCE                                    CRITERIA
---------------------------------------------------------------------------------------------------------

1122(d)(4)(x)      Regarding any funds held in trust for an obligor (such as escrow      Master Servicers
                   accounts): (A) such funds are analyzed, in accordance with the obligor's mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                   interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws;
                   and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)     Payments made on behalf of an obligor (such as tax or insurance       Master Servicers
                   payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)    Any late payment penalties in connection with any payment to be       Master Servicers
                   made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.

1122(d)(4)(xiii)   Disbursements made on behalf of an obligor are posted within two      Master Servicers
                   business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction
                   agreements.

1122(d)(4)(xiv)    Delinquencies, charge-offs and uncollectible accounts are             Master Servicers
                   recognized and recorded in accordance with the transaction agreements.

1122(d)(4)(xv)     Any external enhancement or other support, identified in Item                N/A
                   1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF REPORTING SERVICER]

Date:
      ----------------------------------

By:
    ------------------------------------
Name:
      ----------------------------------
Title:
       ---------------------------------

                                       L-3

                                   EXHIBIT M-1

                         FORM OF PURCHASE OPTION NOTICE

                                                                          [Date]

[Purchase Option Holder]

          Re:  Merrill Lynch Mortgage Trust 2006-C1
               Commercial Mortgage Pass-Through Certificates, Series 2006-C1

Ladies and Gentlemen:

          You are the holder of an assignable option (the "Purchase Option") to purchase Mortgage Loan number ___ from the Trust Fund, pursuant to Section 3.18 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement")
dated as of May 1, 2006, by and among Merrill Lynch Mortgage Investors, Inc., as
Depositor, Midland Loan Services, Inc. and Wells Fargo Bank, National
Association, as Master Servicers, Midland Loan Services, Inc., as Special
Servicer, U.S. Bank National Association, as Trustee, and LaSalle Bank National
Association, as Certificate Administrator and Custodian. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement.

          This notice is to inform you that the exercise of your Purchase Option in respect of Mortgage Loan number ___, pursuant to your Purchase Option Notice dated ___, a copy of which is attached hereto, is effective. Pursuant to Section
3.18 of the Pooling and Servicing Agreement and your Purchase Option Notice, closing of [your] [ 's] acquisition of Mortgage Loan number shall occur within ten (10) Business Days of your receipt of this notice, at the place and in the manner described below.

          [Describe closing mechanics. Describe documents or instruments required to be prepared by Purchase Option Holder in connection with assignment and release of the related Mortgage Loan.]

          Upon payment of the Option Price, Mortgage Loan number and the related
Mortgaged Property will be released and the related Mortgage Loan File will be delivered to [you] [ ] or at [your] [_________'s] direction.

          Drafts of such instruments of transfer or assignment, in each case without recourse, reasonably necessary to vest in [you] or [ ] the ownership of
Mortgage Loan number ___, together with [describe other documents or instruments reasonably required to consummate the purchase] should be delivered to [ ] for review as soon as is practicable.

          [Provide Special Servicer contact information.]

                                      M-1-1

          Please acknowledge receipt of this letter by signing the enclosed copy and return it to my attention.

                                          Sincerely,
                                                      --------------------------

                                          By:
                                                      --------------------------
                                          Name:
                                                      --------------------------
                                          Title:
                                                      --------------------------

Purchase Option Holder's Acknowledgment

By:
            ------------------------------------------
Name:
            ------------------------------------------
Title:
            ------------------------------------------
Date:
            ------------------------------------------

                                      M-1-2

                                   EXHIBIT M-2

                      FORM OF PURCHASE OPTION ASSIGNMENT BY

                              THE SPECIAL SERVICER

     THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between Midland Loan Services, Inc. ("Assignor") and
[_______________] ("Assignee") in connection with (i) the Pooling and Servicing
Agreement dated as of May 1, 2006 (the "Agreement"), by and among Merrill Lynch
Mortgage Investors, Inc., as Depositor, Midland Loan Services, Inc. and Wells
Fargo Bank, National Association, as Master Servicers, Midland Loan Services,
Inc., as Special Servicer, U.S. Bank National Association, as Trustee, and
LaSalle Bank National Association, as Certificate Administrator and Custodian,
with respect to the Merrill Lynch Mortgage Trust 2006-C1, Series 2006-C1 (the
"Series 2006-C1 Securitization"), and (ii) the transfer of the Loan (defined below) to Assignee.

     Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

     1. The Trust is the owner of a Mortgage Loan in the original principal amount of $[_______] that is included in the Series 2006-C1 Securitization and is secured by the Mortgaged Property commonly known as
[___________________________] (the "Loan"). The Loan is a Defaulted Mortgage
Loan under the Agreement and is being serviced and administered by Assignor in its capacity as Special Servicer.

     2. Assignor, (i) pursuant to Section 3.18(c) of the Agreement, is the deemed assignee of the Purchase Option with respect to such Loan [for a 15-day period], (ii) pursuant to Section 3.18(c) of the Agreement, has the unconditional right to assign the Purchase Option to a third party, and (iii)
has given all notices, if any, required to be given to any Person in order to assign the Purchase Option and for the assignee thereof to exercise the Purchase
Option and purchase the Loan pursuant thereto.

     3. Assignee intends to purchase the Loan in compliance with the Agreement and has requested that Assignor assign the Purchase Option to Assignee, and
Assignor desires to assign the Purchase Option to Assignee, pursuant to the terms and conditions of this Assignment.

     NOW THEREFORE, the parties agree as follows:

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to
Assignee all of Assignor's right, title and interest in and to the Purchase
Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

     This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in

                                     M-2-1

this Assignment shall be deemed to create or imply any right or benefit in any person other than Assignee, Assignor or their respective permitted successors and assigns.

     IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

     ASSIGNOR:                                   MIDLAND LOAN SERVICES, INC.

                                                 By:
                                                     ---------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                        ------------------------

     ASSIGNEE:                                   [ASSIGNEE]

                                                 By:
                                                     ---------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                        ------------------------

     ASSIGNEE CONTACT INFORMATION:

     Address:_______________________________________________
     _______________________________________________________
     Telephone No.:_________________________________________
     Facsimile:_____________________________________________

                                      M-2-2

                                   EXHIBIT M-3

                       FORM OF PURCHASE OPTION ASSIGNMENT

                   BY PLURALITY SUBORDINATE CERTIFICATEHOLDER

     THIS ASSIGNMENT OF PURCHASE OPTION (this "Assignment") is made effective as of [________] by and between Plurality Subordinate Certificateholder(s)
("Assignor") and [_______________] ("Assignee") in connection with (i) the
Pooling and Servicing Agreement dated as of May 1, 2006 (the "Agreement"), by and among Merrill Lynch Mortgage Investors, Inc., as Depositor, Midland Loan
Services, Inc. and Wells Fargo Bank, National Association, as Master Servicers,
Midland Loan Services, Inc., as Special Servicer, U.S. Bank National
Association, as Trustee, and LaSalle Bank National Association, as Certificate
Administrator and Custodian, with respect to the Merrill Lynch Mortgage Trust
2006-C1, Commercial Mortgage Pass-Through Certificates, Series 2006-C1 (the
"Series 2006-C1 Securitization"), and (ii) the transfer of the Loan (defined below) to Assignee.

     Capitalized terms used but not otherwise defined in this Assignment shall have the respective meanings assigned to them in the Agreement.

     1.   The Trust is the owner of a Mortgage Loan in the original principal amount of $[_______] that is included in the Series 2006-C1
          Securitization and is secured by the Mortgaged Property commonly known as [___________________________] (the "Loan"). The Loan is a Defaulted
          Mortgage Loan under the Agreement and is being serviced and administered by Midland Loan Services, Inc. in its capacity as Special
          Servicer.

     2.   Assignor (i) is the Plurality Subordinate Certificateholder under the
          Agreement, (ii) pursuant to Section 3.18(c) of the Agreement, holds a
          Purchase Option with respect to the Loan, (iii) pursuant to Section
          3.18 of the Agreement, has the unconditional right to assign the
          Purchase Option to a third party, and (iv) has given all notices, if any, required to be given to any Person in order to assign the
          Purchase Option and for the assignee thereof to exercise the Purchase
          Option and purchase the Loan pursuant thereto.

     3.   Assignee intends to purchase the Loan in compliance with the Agreement and has requested that Assignor assign the Purchase Option to
          Assignee, and Assignor desires to assign the Purchase Option to
          Assignee, pursuant to the terms and conditions of this Assignment.

     NOW  THEREFORE, the parties agree as follows:

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignor hereby assigns, transfers and conveys to
Assignee all of Assignor's right, title and interest in and to the Purchase
Option with respect to the Loan under Section 3.18 of the Agreement without any representation or warranty of any kind whatsoever.

     This Assignment is being executed by Assignee and Assignor and shall be binding upon Assignee, Assignor and the respective permitted successors and assigns of each of them, for the

                                      M-3-1

uses and purposes set forth above and shall be effective as of the date set forth above. This Assignment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Nothing in this Assignment shall be deemed to create or imply any right or benefit in any person other than
Assignee, Assignor or their respective permitted successors and assigns.

     IN WITNESS WHEREOF, this Assignment has been executed by the parties as of the date first set forth above.

     ASSIGNOR:                                   PLURALITY SUBORDINATE
                                                 CERTIFICATEHOLDER

                                                 By:
                                                     ---------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                        ------------------------

     ASSIGNEE:                                   [ASSIGNEE]

                                                 By:
                                                     ---------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                        ------------------------

     ASSIGNEE CONTACT INFORMATION:

     Address:_______________________________________________
     _______________________________________________________
     Telephone No.:_________________________________________
     Facsimile:_____________________________________________

                                      M-3-2

                                    EXHIBIT N

                                   [RESERVED]

                                       N-1

                                    EXHIBIT O

                      FORM OF SARBANES-OXLEY CERTIFICATION
                                BY THE DEPOSITOR

Re: Merrill Lynch Mortgage Trust 2006-C1 (the "Trust"), Commercial Mortgage
    Pass-Through Certificates, Series 2006-C1

     I, [identify the certifying individual], certify that (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and Servicing Agreement, dated as May 1, 2006 (the "Pooling and
Servicing Agreement"), and relating to the Trust:

     1. I have reviewed this annual report on Form 10-K, and all reports on Form
10-D required to be filed in respect of the period covered by this annual report on Form 10-K of the Trust (the "Exchange Act Periodic Reports");

     2. Based on my knowledge, the Exchange Act Periodic Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;;

     3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act Periodic Reports;

     4. Based on my knowledge and the servicer compliance statement(s) required in this report under Item 1123 of Regulation AB, and except as disclosed in the
Exchange Act Periodic Reports, each Master Servicer and the Special Servicer have fulfilled their obligations under the Pooling and Servicing Agreement in all material respects; and

     5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and
Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on
Form 10-K.

     In giving the certifications set forth above, I have reasonably relied on information provided to me by the following unaffiliated parties: Midland Loan
Services, Inc. and Wells Fargo Bank, National Association, as Master Servicers,
Midland Loan Services, Inc., as Special Servicer, U.S. Bank National
Association, as Trustee, and LaSalle Bank National Association, as Certificate
Administrator and Custodian.

                                       O-1

Date: _________________________

Merrill Lynch Mortgage Investors, Inc.

-------------------------
[name of certifying individual]
[title of certifying individual]

                                       O-2

                                   EXHIBIT P-1

                      FORM OF CERTIFICATION TO BE PROVIDED
                     BY THE MASTER SERVICER TO THE DEPOSITOR

Re: Merrill Lynch Mortgage Trust 2006-C1 (the "Trust"), Commercial Mortgage
    Pass-Through Certificates, Series 2006-C1

          I, [identify the certifying individual], a [title] of [Master
Servicer] (the "Master Servicer"), on behalf of [Master Servicer], certify to
Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of May 1, 2006 (the "Pooling and
Servicing Agreement") and relating to the Trust and the captioned commercial mortgage-pass through certificates (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and
Servicing Agreement), that:

1.   I (or persons under my supervision) have reviewed the servicing reports
     (the "Servicing Reports") relating to the trust fund delivered by the
     Master Servicer to the Certificate Administrator covering the fiscal year
     20__;

2.   Based on my knowledge, (a) assuming the accuracy of the statements required to be made in the corresponding certificate of the Special Servicer pursuant to Section 8.16(b) of the Pooling and Servicing Agreement and (b)
     assuming that the information regarding the mortgage loans, the mortgagors or the mortgaged properties in the Prospectus Supplement (the "Mortgage
     Information") does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statement made, in the lights of the circumstances under which such statements were made, not misleading (but only to the extent that such Mortgage Information is or shall be used by the servicer to prepare the servicing reports, provided, however, the servicer shall provide any information of which the servicer has knowledge, to the extent such information updates the Mortgage
     Information and is required to be provided by the servicer pursuant to the
     Pooling and Servicing Agreement), the servicing information in the
     Servicing Reports taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.   Based on my knowledge and assuming the accuracy of the statement required to be made in the corresponding certificate of the Special Servicer pursuant to Section 8.16(b) of the Pooling and Servicing Agreement, all
     servicing information required to be provided to the Certificate
     Administrator by the Master Servicer under the Pooling and Servicing
     Agreement for inclusion in the reports to be filed by the Certificate
     Administrator with the Securities and Exchange Commission pursuant to the
     Pooling and Servicing Agreement is included in the Servicing Reports;

                                      P-1-3

4.   I am responsible for reviewing the activities performed by the Master
     Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required in accordance with Item 1123 of Regulation AB under the Pooling and Servicing Agreement with respect to the Master
     Servicer, and except as disclosed in such compliance statement delivered by the Master Servicer under the Pooling and Servicing Agreement, the Master
     Servicer has fulfilled its obligations under the Pooling and Servicing
     Agreement in all material respects in the year to which such review applies.

5.   The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered by the Master Servicer (in accordance with Item 1122 of Regulation AB) in accordance with the Pooling and
     Servicing Agreement discloses, with respect to the Master Servicer, all material instances of noncompliance with the Relevant Servicing Criteria.

          In addition, notwithstanding the foregoing certifications under clauses (2) and (3) above, the Master Servicer does not make any certification under such clauses (2) and (3) above with respect to the information in the
Servicing Reports referred to in such clauses (2) and (3) above that is in turn dependent upon information provided by the Special Servicer under the Pooling and Servicing Agreement beyond the corresponding certification actually provided by the Special Servicer pursuant to Section 8.16(b) of the Pooling and Servicing
Agreement. Further, notwithstanding the foregoing certifications, the Master
Servicer does not make any certification under the foregoing clauses (1) through
(5) that is in turn dependent (i) upon information required to be provided by any Sub-Servicer acting under a Sub-Servicing Agreement that the Master Servicer entered into in connection with the issuance of the Certificates, or upon the performance by any such Sub-Servicer of its obligations pursuant to any such
Sub-Servicing Agreement, in each case beyond the respective backup certifications actually provided by such Sub-Servicer to the Master Servicer with respect to the information that is the subject of such certification.

Date: __________________________________

By:
    ------------------------------------
    [Name]
    [Title]
    [MASTER SERVICER]

                                      P-1-4

                                   EXHIBIT P-2

                      FORM OF CERTIFICATION TO BE PROVIDED

                BY THE CERTIFICATE ADMINISTRATOR TO THE DEPOSITOR

Re: Merrill Lynch Mortgage Trust 2006-C1 (the "Trust"),
    Commercial Mortgage Pass-Through Certificates, Series 2006-C1

          I, [identify the certifying individual], a [title] of [Certificate
Administrator], certify to Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as May 1, 2006 (the
"Pooling and Servicing Agreement") and related to the Trust and the captioned commercial mortgage pass-through certificates (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and
Servicing Agreement), that:

1.   I have reviewed the annual report on Form 10-K for the fiscal year 20__
     (the "Annual Form 10-K Report"), and all reports on Form 10-D required to be filed in respect of periods covered by the annual report on Form 10-K, of the Trust (the "Exchange Act Periodic Reports");

2.   Based on my knowledge, and (with respect to information provided by either
     Master Servicer or the Special Servicer, as the case may be) assuming the accuracy of the statements made in the corresponding certifications of the
     Master Servicers and the Special Servicer pursuant to Section 8.16(b) of the Pooling and Servicing Agreement, (i) the information relating to
     LaSalle Bank National Association ("LaSalle Bank") or the Certificate
     Administrator, (ii) the information relating to distributions on, or calculations performed by the Certificate Administrator with respect to, the Certificates (including such information contained in the distribution reports filed with the Exchange Act Periodic Reports) and (iii) any other information prepared by LaSalle Bank, in each case as contained in the
     Exchange Act Periodic Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Form 10-K Report;

3.   Based on my knowledge, all of the distribution, servicing and other information required to be provided (i) to the Certificate Administrator by the Master Servicers and the Special Servicer under the Pooling and
     Servicing Agreement and (ii) by the Certificate Administrator under the
     Pooling and Servicing Agreement, in each case for inclusion in the Exchange
     Act Periodic Reports is included in such reports; and

4.   The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered by the Certificate Administrator in accordance with the Pooling and Servicing Agreement discloses, with respect to the Certificate Administrator, all material instances of

                                      P-2-1

     noncompliance with the Relevant Servicing Criteria and such assessment of compliance with servicing criteria is fairly stated in all material respects.

Date:  _________________________________

----------------------------------------
[Name]
[Title]
[CERTIFICATE ADMINISTRATOR]

                                      P-2-2

                                   EXHIBIT P-3

                      FORM OF CERTIFICATION TO BE PROVIDED
                    BY THE SPECIAL SERVICER TO THE DEPOSITOR

Re: Merrill Lynch Mortgage Trust 2006-C1 (the "Trust"),
    Commercial Mortgage Pass-Through Certificates, Series 2006-C1

          I, [identify the certifying individual], a [title] of [Special
Servicer] (the "Special Servicer"), on behalf of [Special Servicer], certify to
Merrill Lynch Mortgage Investors, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the Sarbanes-Oxley Certification required by the pooling and servicing agreement, dated as of May 1, 2006 (the "Pooling and
Servicing Agreement") and relating to the Trust and the captioned commercial mortgage-pass through certificates (capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Pooling and
Servicing Agreement), that:

1.   I (or persons under my supervision) have reviewed the servicing reports
     (the "Servicing Reports") relating to the trust fund delivered by the
     Special Servicer to the Master Servicers and the Trustee under the Pooling and Servicing Agreement covering the fiscal year 20__;

2.   Based on my knowledge, the servicing information in the Servicing Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;

3.   Based on my knowledge, the servicing information required to be provided to the Master Servicers and the Certificate Administrator by the Special
     Servicer under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Certificate Administrator with the Securities and Exchange Commission pursuant to the Pooling and Servicing Agreement is included in the Servicing Reports;

4.   I am responsible for reviewing the activities performed by the Special
     Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement(s) required (in accordance with Item 1123 of
     Regulation AB) under the Pooling and Servicing Agreement with respect to the Special Servicer and, except as disclosed in such compliance statement delivered by the Special Servicer under the Pooling and Servicing
     Agreement, the Special Servicer has fulfilled its obligations under the
     Pooling and Servicing Agreement in all material respects in the year to which such review applies.

5.   The report on assessment of compliance with servicing criteria and the related attestation report on assessment of compliance with servicing criteria required to be delivered by the Special Servicer (in accordance with Item 1122 of Regulation AB) in accordance with the

                                      P-3-1

     Pooling and Servicing Agreement discloses, with respect to the Special
     Servicer, all material instances of noncompliance with the Relevant
     Servicing Criteria and such assessment of compliance with servicing criteria is fairly stated in all material respects.

Date: __________________________________

----------------------------------------
[Name]
[Title]
[SPECIAL SERVICER]

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